FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-179413-01

The information in this free writing prospectus is preliminary and may be supplemented or changed.  These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This  free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED APRIL 3, 2013,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (SEC File No. 333-179413) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-888-603-5847.
$1,018,564,000 (Approximate)

UBS-Barclays Commercial Mortgage Trust 2013-C6
Commercial Mortgage Pass-Through Certificates, Series 2013-C6
UBS Real Estate Securities Inc.
Barclays Bank PLC
Redwood Commercial Mortgage Corporation
Natixis Real Estate Capital LLC
as Sponsors and Mortgage Loan Sellers
UBS-Barclays Commercial Mortgage Trust 2013-C6
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
as Depositor
The UBS-Barclays Commercial Mortgage Trust 2013-C6, Commercial Mortgage Pass-Through Certificates, Series 2013-C6 will consist of nineteen classes of certificates, six of which Barclays Commercial Mortgage Securities LLC is offering pursuant to this free writing prospectus.  The certificates will represent the beneficial ownership interests in the issuing entity, which will be UBS-Barclays Commercial Mortgage Trust 2013-C6.  The issuing entity’s main assets will be a pool of 73 fixed rate mortgage loans secured by first liens on 91 various types of commercial, multifamily and manufactured housing community properties.
The certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.  Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.
Each class of certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day, or the following business day if the sixth day is not a business day, of each month, commencing in May 2013.  Credit enhancement will be provided by the subordination of certain classes of junior certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.
Only the six classes of certificates identified below are being offered by this free writing prospectus. Other classes of certificates may be described in this free writing prospectus but are not offered hereby.
You should carefully consider the risk factors beginning on page 57 of this free writing prospectus and page 6 of the prospectus.

	Initial Certificate Balance(1)			Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Anticipated Ratings (Fitch/KBRA/Moody’s)(4)
Class A-1		$65,700,000		(7)	March 2018	April 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-2		$43,000,000		(7)	April 2018	April 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-3	$	[250,000,000	]	(7)	February 2023	April 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-4		$461,130,000		(7)	March 2023	April 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-SB		$87,000,000		(7)	October 2022	April 2046	AAA(sf)/AAA(sf)/Aaa(sf)
Class A-S		$111,734,000		(7)	March 2023	April 2046	AAA(sf)/AAA(sf)/Aaa(sf)

(Footnotes to table begin on page 21)

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

With respect to this offering, Barclays Capital Inc. and UBS Securities LLC are acting as the joint bookrunning managers and co-lead managers in the following manner:  Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 100.0% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to 0% of each class of offered certificates.  Natixis Securities Americas LLC, J.P. Morgan Securities LLC and Drexel Hamilton, LLC are acting as co-managers.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

UBS Securities LLC, Barclays Capital Inc., Natixis Securities Americas LLC, J.P. Morgan Securities LLC and Drexel Hamilton, LLC will be required to purchase the certificates offered by this free writing prospectus (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in the prospectus supplement) from Barclays Commercial Mortgage Securities LLC, subject to certain conditions.  The underwriters expect to deliver the offered certificates to purchasers on or about April 25, 2013.

Barclays	UBS Investment Bank
Joint Bookrunning Managers and Co-Lead Managers
Natixis	J.P. Morgan	Drexel Hamilton
Co-Managers

April         , 2013

UBS-BB 2013-C6

Commercial Mortgage Pass-Through Certificates, Series 2013-C6
Geographic Overview of Mortgage Pool

Washington
1 property
$4,779,319
0.4% of total
Nebraska
1 property
$4,100,000
0.3% of total
Missouri
1 property
$11,895,000
0.9% of total
Illinois
2 properties
$6,553,479
0.5% of total
Wisconsin
6 properties
$6,662,120
0.5% of total
Indiana
2 properties
$13,568,383
1.0% of total
Michigan
2 properties
$8,681,437
0.7% of total
Pennsylvania
2 properties
$102,398,957
7.9% of total
New York
11 properties
$378,467,043
29.2% of total
New Hampshire
1 property
$1,989,272
0.2% of total
Connecticut
1 property
$11,706,861
0.9% of total
Ohio
3 properties
$20,926,469
1.6% of total
New Jersey
3 properties
$13,776,037
1.1% of total
California
9 properties
$134,110,743
10.4% of total
Delaware
1 property
$5,400,000
0.4% of total
Maryland
1 property
$8,000,000
0.6% of total
District of Columbia
1 property
$8,000,000
0.6% of total
Guam
1 property
$59,939,105
4.6% of total
Arizona
2 properties
$9,089,511
0.7% of total
South Carolina
2 properties
$5,181,289
0.4% of total
Colorado
1 property
$4,687,721
0.4% of total
Georgia
2 properties
$84,790,693
6.5% of total
New Mexico
2 properties
$3,795,781
0.3% of total
Texas
10 properties
$72,441,074
5.6% of total
Arkansas
1 property
$5,000,000
0.4% of total
Tennessee
3 properties
$39,508,562
3.0% of total
Alabama
2 properties
$24,775,000
1.9% of total
Florida
15 properties
$239,800,632
18.5% of total
Louisiana
1 property
$2,123,961
0.2% of total
Kentucky
1 property
$3,323,531
0.3% of total
0.2% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 29.2% of Initial Outstanding Pool Balance
Mortgaged Properties by Property Type
Industrial 1.3%
Self-Storage 3.1%
Manufactured Housing Community 0.5%
Office 10.2%
Multifamily 10.3%
Retail 45.8%
Hospitality 13.4%
Mixed Use 15.4%

BJ's
WHOLESALE CLUB
Marshalls

Gateway, Brooklyn, NY

575 Broadway, New York, NY

Broward Mall, Plantation, FL

DICK'S
SPORTING GOODS
belk

The Shoppes at River Crossing, Macon, GA

2000 Market Street, Philadelphia, PA

NORDSTROM

Santa Anita Mall, Arcadia, CA

Dior

Bayview Plaza, Tumon, Tamuning, GU

DoubleTree Hotel & Miami Airport Convention Center, Miami, FL

Luckey's Management Portfolio, Various, FL

The Heights, Brooklyn, NY

SUMMARY OF FREE WRITING		Appraisals May Not Reflect Current or
PROSPECTUS	23	Future Market Value of each
RISK FACTORS	57	Property	66
RISKS RELATED TO THE OFFERED		Retail Properties Have Special Risks	67
CERTIFICATES	57	Hospitality Properties Have Special
The Offered Certificates May Not Be a		Risks	69
Suitable Investment for You	57	Multifamily Properties Have Special
The Offered Certificates Are Limited		Risks	71
Obligations	57	Various Limitations and Restrictions
The Volatile Economy, Credit Crisis		Imposed by Affordable Housing
and Downturn in the Real Estate		Covenants or Programs May
Market Have Adversely Affected		Result in Losses on the Mortgage
and May Continue to Adversely		Loans	72
Affect the Value of CMBS	57	Office Properties Have Special Risks	73
External Factors May Adversely Affect		Self-Storage Properties Have Special
the Value and Liquidity of Your		Risks	74
Investment	58	Industrial Properties Have Special
The Certificates May Have Limited		Risks	75
Liquidity and the Market Value of		Manufactured Housing Community
the Certificates May Decline	59	Properties and Recreational
Limited Information Causes		Vehicle Parks Have Special Risks	76
Uncertainty	60	Performance of the Certificates Will
Legal and Regulatory Provisions		Be Highly Dependent on the
Affecting Investors Could		Performance of Tenants and
Adversely Affect the Liquidity of		Tenant Leases	77
the Certificates	61	Concentrations Based on Property
Your Yield May Be Affected by		Type, Geography, Related
Defaults, Prepayments and Other		Borrowers and Other Factors May
Factors	62	Disproportionately Increase
Other Nationally Recognized		Losses	79
Statistical Rating Organizations		Increases in Real Estate Taxes May
May Assign Different Ratings to		Reduce Net Operating Income	80
the Certificates; Ratings of the		Risks Relating to Enforceability of
Certificates Reflect Only the		Cross-Collateralization	81
Views of the Applicable Rating		The Performance of a Mortgage Loan
Agencies as of the Dates Such		and Its Related Mortgaged
Ratings Were Issued; Ratings		Property Depends in Part on Who
May Affect ERISA Eligibility;		Controls the Borrower and
Ratings May Be Downgraded	64	Mortgaged Property	81
Risks Relating to Interest on		The Borrower’s Form of Entity May
Advances and Special Servicing		Cause Special Risks	82
Compensation	65	A Bankruptcy Proceedings May
RISKS RELATED TO MORTGAGE		Result in Losses and Delays in
LOANS AND MORTGAGED		Realizing on the Mortgage Loans	83
PROPERTIES	65	Mortgage Loans Are Nonrecourse and
Commercial and Multifamily Lending		Are Not Insured or Guaranteed	83
Is Dependent on Net Operating		A Concentration of Mortgaged
Income	65	Properties in One or More
Underwritten Net Cash Flow Could Be		Geographic Areas Reduces
Based on Incorrect or Failed		Diversification and May Increase
Assumptions	65	the Risk that Your Certificates
The Mortgage Loans Have Not Been		May Not Be Paid in Full	84
Reunderwritten By Us	66	Adverse Environmental Conditions at
Static Pool Data Would Not be		or Near Mortgaged Properties
Indicative of the Performance of		May Result in Losses	84
this Pool	66

Risks Related to Redevelopment and		Each of the Mortgage Loan Sellers,
Renovation at Mortgaged		the Depositor and the Trust Fund
Properties	85	Is Subject to Insolvency,
Risks Relating to Costs of Compliance		Bankruptcy or Similar Laws That
with Applicable Laws and		May Affect the Trust Fund’s
Regulations	85	Ownership of the Mortgage Loans	97
Litigation Regarding the Mortgaged		Sponsors May Not Be Able To Make
Properties or Borrowers May		Required Repurchases or
Impair Your Distributions	86	Substitutions of Defective
Other Financings or Ability To Incur		Mortgage Loans	100
Other Financings Entails Risk	86	Book-Entry Registration Will Mean
Borrower May Be Unable To Repay		You Will Not Be Recognized as a
Remaining Principal Balance on		Holder of Record	100
Maturity Date	87	Tax Matters and Changes in Tax Law
Some Mortgaged Properties May Not		May Adversely Impact the
Be Readily Convertible to		Mortgage Loans or Your
Alternative Uses	87	Investment	100
Risks Related to Zoning Non-		Additional Risks	102
Compliance and Use Restrictions	88	DESCRIPTION OF THE MORTGAGE
Risks Relating to Inspections of		POOL	103
Properties	88	General	103
Availability of Earthquake, Flood and		Certain Calculations and Definitions	104
Other Insurance	89	Statistical Characteristics of the
Terrorism Insurance May Not Be		Mortgage Loans	109
Available for All Mortgaged		Additional Indebtedness	114
Properties	89	Underwriting Considerations	118
Risks Associated with Blanket		Litigation Considerations	120
Insurance Policies or Self-		Redevelopment and Renovation	121
Insurance	90	Default History, Bankruptcy Issues
Tax Considerations Relating to		and Other Proceedings	121
Property in U.S. Territory of		Tenant Issues	122
Guam	91	Property, Liability and Other
RISKS RELATED TO CONFLICTS OF		Insurance	126
INTEREST	91	Use Restrictions	128
Interests and Incentives of the		Non-recourse Carveout Limitations	128
Originators, the Sponsors and		Certain Terms of the Mortgage Loans	129
Their Affiliates May Not Be		Significant Obligors	136
Aligned With Your Interests	91	Additional Information	136
Interests and Incentives of the		TRANSACTION PARTIES	136
Underwriter Entities May Not Be		The Sponsors, Mortgage Loan Sellers
Aligned With Your Interests	92	and Originators	136
Potential Conflicts of Interest of the		The Depositor	160
Master Servicer and the Special		The Issuing Entity	161
Servicer	93	The Trustee, Certificate Administrator
Potential Conflicts of Interest of the		and Custodian	162
Operating Advisor	93	Certain Matters Regarding the
Special Servicer May Be Directed To		Trustee	163
Take Actions	94	Resignation and Removal of the
Potential Conflicts of Interest in the		Trustee	164
Selection of the Underlying		Trustee and Certificate Administrator
Mortgage Loans	95	Fee	167
Potential Conflicts of Interest of the		Paying Agent, Certificate Registrar
Property Managers	96	and Authenticating Agent	168
Other Potential Conflicts of Interest		The Operating Advisor	168
May Affect Your Investment	96	Servicers	169
You Will Have Less Control Over the		The Master Servicer	169
Servicing of the Non-Serviced		The Special Servicer	171
Mortgage Loan	97	Removal of the Special Servicer	174
OTHER RISKS	97	Affiliations and Certain Relationships	176

DESCRIPTION OF THE OFFERED		Master Servicer’s Reports		280
CERTIFICATES	176	Exchange Act Filings		281
General	176	MATERIAL FEDERAL INCOME TAX
Distributions	178	CONSEQUENCES		281
Subordination	199	General		281
Appraisal Reductions	200	Tax Status of Offered Certificates		282
Delivery, Form and Denomination	204	Taxation of Offered Certificates		283
Book-Entry Registration	205	Taxation of Foreign Investors; Further
Definitive Certificates	206	Information		284
Certificateholder Communication	207	STATE TAX AND LOCAL
YIELD, PREPAYMENT AND MATURITY		CONSIDERATIONS		284
CONSIDERATIONS	207	ERISA CONSIDERATIONS		285
Yield	207	LEGAL INVESTMENT		287
Weighted Average Life of the Offered		LEGAL MATTERS		287
Certificates	210	CERTAIN LEGAL ASPECTS OF THE
Price/Yield Tables	215	MORTGAGE LOANS IN NEW
THE POOLING AND SERVICING		YORK, FLORIDA AND CALIFORNIA		287
AGREEMENT	219	RATINGS		289
General	219	INDEX OF SIGNIFICANT DEFINITIONS		291
Servicing of the Mortgage Loans;
Collection of Payments	219	ANNEX A-1 –	CERTAIN
The Directing Holder	221		CHARACTERISTICS OF
Limitation on Liability of Directing			THE MORTGAGE LOANS
Holder	224		AND MORTGAGED
The Operating Advisor	225		PROPERTIES	A-1-1
Advances	231	ANNEX A-2 –	CERTAIN POOL
Accounts	235		CHARACTERISTICS OF
Enforcement of “Due-On-Sale” and			THE MORTGAGE LOANS
“Due-On-Encumbrance” Clauses	237		AND MORTGAGED
Inspections	239		PROPERTIES	A-2-1
Insurance Policies	240	ANNEX B –	DESCRIPTION OF THE
Assignment of the Mortgage Loans	242		TOP 20 MORTGAGE
Representations and Warranties;			LOANS	B-1
Repurchase; Substitution	242	ANNEX C –	GLOBAL CLEARANCE,
Certain Matters Regarding the			SETTLEMENT AND TAX
Depositor, the Master Servicer,			DOCUMENTATION
the Special Servicer and the			PROCEDURES	C-1
Operating Advisor	245	ANNEX D –	MORTGAGE LOAN
Servicer Termination Events	247		SELLER
Rights Upon Servicer Termination			REPRESENTATIONS AND
Event	248		WARRANTIES	D-1
Waivers of Servicer Termination		ANNEX E –	EXCEPTIONS TO
Events	250		MORTGAGE LOAN
Amendment	251		SELLER
No Downgrade Confirmation	253		REPRESENTATIONS AND
Evidence of Compliance	255		WARRANTIES	E-1
Voting Rights	256	ANNEX F –	CLASS A-SB
Realization Upon Mortgage Loans	256		SCHEDULED PRINCIPAL
Sale of Defaulted Mortgage Loans			BALANCE SCHEDULE	F-1
and REO Properties	259
Modifications	260
Optional Termination	263
Servicing Compensation and Payment
of Expenses	264
Special Servicing	265
Master Servicer and Special Servicer
Permitted To Buy Certificates	271
Reports to Certificateholders;
Available Information	272

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  YOU UNDERSTAND THAT, WHEN YOU ARE CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF OFFERED CERTIFICATES TO BE MADE TO INVESTORS.  ANY “INDICATIONS OF INTEREST” EXPRESSED BY YOU, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, YOU MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE OFFERED CERTIFICATES MAY NOT BE ISSUED WITH THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

YOU HAVE REQUESTED THAT THE UNDERWRITERS PROVIDE TO YOU INFORMATION IN CONNECTION WITH YOUR CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THIS FREE WRITING PROSPECTUS.  THIS FREE WRITING PROSPECTUS IS BEING PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY IN RESPONSE TO YOUR SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THIS FREE WRITING PROSPECTUS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THIS FREE WRITING PROSPECTUS.  THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THIS FREE WRITING PROSPECTUS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION DELIVERED TO YOU AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO YOU PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE FINAL PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

●	this free writing prospectus, which describes the specific terms of the offered certificates.

The terms of the offered certificates contained in this free writing prospectus, including the annexes to this free writing prospectus, are intended to supplement the terms contained in the accompanying prospectus. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.

This free writing prospectus begins with two introductory sections describing the Series 2013-C6 certificates and the issuing entity in abbreviated form:

●	the Overview of the Certificates, commencing on page 21 of this free writing prospectus, which sets forth important statistical information relating to the Series 2013-C6 certificates; and

●
the Summary of Free Writing Prospectus, commencing on page 23 of this free writing prospectus, which gives a brief introduction to the key features of the Series 2013-C6 certificates and a description of the underlying mortgage loans.

Additionally, Risk Factors, commencing on page 57 of this free writing prospectus, describes the material risks that apply to the Series 2013-C6 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page 291 of this free writing prospectus.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 103 of the prospectus.

In this free writing prospectus:

●	the terms “Depositor,” “we,” “us” and “our” refer to Barclays Commercial Mortgage Securities LLC

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus

The Annexes attached to this free writing prospectus are incorporated into and made a part of this free writing prospectus.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS MAY MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.  NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

RISK RETENTION

NEITHER THE DEPOSITOR NOR ANY SPONSOR WILL RETAIN A 5% NET ECONOMIC INTEREST WITH RESPECT TO THE CERTIFICATES IN ONE OF THE FORMS PRESCRIBED BY ARTICLE 122A OF THE BANKING CONSOLIDATION DIRECTIVE (DIRECTIVE 2006/48/EC, AS AMENDED) IMPLEMENTED BY THE MEMBER STATES OF THE EUROPEAN ECONOMIC AREA.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)      IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(B)      IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FINANCIAL SERVICES AND MARKETS ACT 2000.

WITHIN THE UNITED KINGDOM, THIS FREE WRITING PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER (A) AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001, OR (B) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 OR ARTICLE 22(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

AUSTRALIA

THESE MATERIALS ARE DISTRIBUTED IN AUSTRALIA BY UBS AG (HOLDER OF AUSTRALIAN FINANCIAL SERVICES LICENCE NO. 231087) AND UBS SECURITIES AUSTRALIA LTD (HOLDER OF AUSTRALIAN FINANCIAL SERVICES LICENCE NO. 231098) TO PERSONS WHO SATISFY THE DEFINITION OF WHOLESALE CLIENT FOR THE PURPOSES OF THE CORPORATIONS ACT 2001 (CTH) AND ARE NOT INTENDED FOR DISTRIBUTION TO ANY RETAIL CLIENTS. UBS AG, AUSTRALIA BRANCH IS AN AUTHORISED FOREIGN AUTHORISED DEPOSIT-TAKING INSTITUTION UNDER THE BANKING ACT 1959 (CTH), AND IS SUPERVISED BY THE AUSTRALIAN PRUDENTIAL REGULATION AUTHORITY. HOWEVER, IT IS IMPORTANT FOR YOU TO NOTE THAT ANY PRODUCTS OR TRANSACTIONS DESCRIBED HEREIN ARE NOT DEPOSIT PRODUCTS AND WILL NOT BE COVERED BY THE DEPOSITOR PROTECTION PROVISIONS SET OUT IN DIVISION 2 OF THE BANKING ACT 1959 (CTH), AS THESE PROVISIONS DO NOT APPLY TO FOREIGN AUTHORISED DEPOSIT-TAKING INSTITUTIONS.

NEITHER THIS OFFERING DOCUMENT NOR ANY OTHER PROSPECTUS OR OTHER DISCLOSURE DOCUMENT (AS DEFINED IN THE CORPORATIONS ACT) IN RELATION TO THE CERTIFICATES HAS BEEN, OR WILL BE, LODGED WITH OR REGISTERED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION (“ASIC”).  EACH UNDERWRITER AND DEALER HAS REPRESENTED AND AGREED, THAT, IN CONNECTION WITH THE DISTRIBUTION OF THE CERTIFICATES IN AUSTRALIA, UNLESS THE RELEVANT TERM SHEET (OR ANOTHER SUPPLEMENT TO THIS OFFERING DOCUMENT) OTHERWISE PROVIDES, IT: (A) HAS NOT MADE OR INVITED, AND WILL NOT MAKE OR INVITE, AN OFFER OF THE CERTIFICATES FOR ISSUE OR SALE IN AUSTRALIA (INCLUDING AN OFFER OR INVITATION WHICH IS RECEIVED BY A PERSON IN AUSTRALIA); AND (B) (HAS NOT DISTRIBUTED OR PUBLISHED, AND WILL NOT DISTRIBUTE OR PUBLISH, THIS OFFERING DOCUMENT OR ANY OTHER OFFERING MATERIAL OR ADVERTISEMENT RELATING TO ANY CERTIFICATES IN AUSTRALIA, UNLESS: (I) THE AGGREGATE CONSIDERATION PAYABLE BY EACH OFFEREE IS AT LEAST $500,000 (OR ITS EQUIVALENT IN AN ALTERNATE CURRENCY, IN EITHER CASE, DISREGARDING MONEYS LENT BY THE OFFEROR OR ITS ASSOCIATES) OR THE OFFER OR INVITATION DOES NOT OTHERWISE REQUIRE DISCLOSURE TO INVESTORS UNDER PARTS 6D.2 OR 7.9 OF THE CORPORATIONS ACT; (II) THE OFFER OR INVITATION DOES NOT CONSTITUTE AN OFFER TO A “RETAIL CLIENT” AS DEFINED FOR THE PURPOSES OF SECTION 761G AND S761GA OF THE CORPORATIONS ACT; (III) SUCH ACTION COMPLIES WITH ANY APPLICABLE LAWS, REGULATIONS AND DIRECTIVES IN AUSTRALIA; AND (IV) SUCH ACTION DOES NOT REQUIRE ANY DOCUMENT TO BE LODGED WITH ASIC.

OFFSHORE ASSOCIATES OF THE ISSUING ENTITY SHOULD NOT ACQUIRE THE CERTIFICATES, UPON THEIR INITIAL DISTRIBUTION OR OTHERWISE, UNLESS THEY ARE ACTING IN THE CAPACITY OF A CLEARING HOUSE, PAYING AGENT, CUSTODIAN, FUNDS MANAGER OR RESPONSIBLE ENTITY OF A REGISTERED SCHEME (WITHIN THE MEANING OF THE CORPORATIONS ACT).

HONG KONG

THE OFFERED CERTIFICATES HAVE NOT BEEN OFFERED AND SOLD, AND EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (“SFA“), (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275, OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES PURSUANT TO AN OFFER MADE UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(I)(B) OF THE SFA; (2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE OFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FOR QUALIFIED INSTITUTIONAL INVESTORS ONLY (JAPAN). TRANSFER OF THE CERTIFICATES IS PROHIBITED EXCEPT WHEN TRANSFERRED TO QUALIFIED INSTITUTIONAL INVESTORS.  THIS MATERIAL IS DISTRIBUTED IN JAPAN BY UBS SECURITIES JAPAN CO., LTD, A REGISTERED SECURITIES COMPANY.  RATINGS PROVIDED BY MOODY’S AND FITCH ARE PROVIDED BY RATINGS AGENCIES WHICH ARE NOT REGISTERED BY THE JAPAN FINANCIAL SERVICES AGENCY.  PLEASE DISREGARD ANY OTHER RATINGS PROVIDED IN THESE MATERIALS.  FOR FURTHER DETAILS OF OUR LOCAL SERVICES, PLEASE CALL YOUR REGULAR CONTACT AT UBS IN JAPAN.

SWITZERLAND

PRIVATE PLACEMENT/QUALIFIED INVESTORS ONLY. THIS PRODUCT MAY NOT BE PUBLICLY OFFERED IN SWITZERLAND.

THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN ISSUE PROSPECTUS PURSUANT TO ARTICLE 652A OR ARTICLE 1156 OF THE SWISS CODE OF OBLIGATIONS (“CO”) AND THE SHARES WILL NOT BE LISTED ON THE SIX SWISS EXCHANGE. THEREFORE, THIS FREE WRITING PROSPECTUS MAY NOT COMPLY WITH THE DISCLOSURE STANDARDS OF THE CO AND/OR THE LISTING RULES (INCLUDING ANY PROSPECTUS SCHEMES) OF THE SIX SWISS EXCHANGE. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED TO THE PUBLIC IN OR FROM SWITZERLAND, BUT ONLY TO A SELECTED AND LIMITED CIRCLE OF INVESTORS, WHICH DO NOT SUBSCRIBE TO THE SHARES WITH A VIEW TO DISTRIBUTION.

GENERAL

EACH OF THE UNDERWRITERS HAS UNDERTAKEN THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES OR HAVE IN ITS POSSESSION, DISTRIBUTE OR PUBLISH ANY FREE WRITING PROSPECTUS, PROSPECTUS, FORM OF APPLICATION, ADVERTISEMENT OR OTHER DOCUMENT OR INFORMATION IN RESPECT OF THE OFFERED CERTIFICATES IN ANY COUNTRY OR JURISDICTION EXCEPT UNDER CIRCUMSTANCES THAT WILL, TO THE BEST OF ITS KNOWLEDGE AND BELIEF, RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS AND ALL OFFERS AND SALES OF OFFERED CERTIFICATES BY IT WILL BE MADE ON THE SAME TERMS.

INVESTOR COMPLIANCE

PERSONS INTO WHOSE HANDS THIS FREE WRITING PROSPECTUS COMES ARE REQUIRED BY THE DEPOSITOR AND THE UNDERWRITERS TO COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN EACH COUNTRY OR JURISDICTION IN WHICH THEY PURCHASE, OFFER, SELL OR DELIVER OFFERED CERTIFICATES OR HAVE IN THEIR POSSESSION, DISTRIBUTE OR PUBLISH THIS FREE WRITING PROSPECTUS OR ANY OTHER OFFERING MATERIAL RELATING TO THE OFFERED CERTIFICATES, IN ALL CASES AT THEIR OWN EXPENSE.

Overview of the Certificates

Class	Initial Certificate Balance or Notional Balance(1)			Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)	Anticipated Ratings (Fitch/KBRA/Moody’s)(4)
Offered Certificates
A-1		$65,700,000		30.000%(6)	(7)	March 2018%		2.67	1-59	AAA(sf)/AAA(sf)/Aaa(sf)
A-2		$43,000,000		30.000%(6)	(7)	April 2018%		4.93	59-60	AAA(sf)/AAA(sf)/Aaa(sf)
A-3	$	[250,000,000	](5)	30.000%(6)	(7)	February 2023%		9.73	114-118	AAA(sf)/AAA(sf)/Aaa(sf)
A-4		$461,130,000		30.000%(6)	(7)	March 2023%		9.85	118-119	AAA(sf)/AAA(sf)/Aaa(sf)
A-SB		$87,000,000		30.000%(6)	(7)	October 2022%		7.27	60-114	AAA(sf)/AAA(sf)/Aaa(sf)
A-S		$111,734,000		21.375%	(7)	March 2023%		9.88	119-119	AAA(sf)/AAA(sf)/Aaa(sf)

Non-Offered Certificates(8)
X-A		$1,018,564,000	(13)	N/A	(13)	N/A	%	N/A	N/A	AAA(sf)/AAA(sf)/Aaa(sf)
X-B		$140,883,000	(13)	N/A	(13)	N/A	%	N/A	N/A	A-(sf)/AAA(sf)/A2(sf)
X-C		$87,444,979	(13)	N/A	(13)	N/A	%	N/A	N/A	NR/NR/NR
A-3FL(9)	$	[TBD	](5)(10)	30.000%(6)	LIBOR+(11)	February 2023%		9.73	114-118	AAA(sf)/AAA(sf)/Aaa(sf)(12)
A-3FX(9)	$	[0	](5)	30.000%(6)	(7)	February 2023%		9.73	114-118	AAA(sf)/AAA(sf)/Aaa(sf)
B		$90,683,000		14.375%	(7)	April 2023%		9.90	119-120	AA-(sf)/AA-(sf)/Aa3(sf)
C		$50,200,000		10.500%	(7)	April 2023%		9.96	120-120	A-(sf)/A-(sf)/A3
D		$48,580,000		6.750%	(7)	April 2023%		9.96	120-120	BBB-(sf)/BBB-(sf)/Baa3(sf)
E		$25,910,000		4.750%	(7)	April 2023%		9.96	120-120	BB(sf)/BB(sf)/Ba2(sf)
F		$19,432,000		3.250%	(7)	April 2023%		9.96	120-120	B(sf)/B(sf)/B2(sf)
G		$42,102,979		0.000%	(7)	April 2028%		10.38	120-180	NR/NR/NR
R(14)	N/A			N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR
LR(14)	N/A			N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class X-A, Class X-B, Class X-C, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date and otherwise based on modeling assumptions described in this free writing prospectus. The actual performance and experience of the mortgage loans will likely differ from such assumptions.  The rated final distribution date for each class of certificates offered by this free writing prospectus is the distribution date in April 2046. See “Yield, Prepayment and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class R and Class LR certificates) is based on (i) certain modeling assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates.

(4)
The anticipated ratings shown are those of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Services, Inc.  Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not engaged by the depositor may use information they receive pursuant to Rule 17g 5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates.  There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Other Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in this free writing prospectus.  The rating agencies we engaged have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.fitch.com, www.krollbondratings.com and www.moodys.com.  We and the underwriters have not verified, do not adopt and accept no responsibility for any statements made by those rating agencies on their websites.  Important Disclaimer:  Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.  It is a condition to issuance of the offered certificates that the offered certificates receive the ratings set forth above.

(5)	The aggregate initial certificate balance of the Class A-3 certificates, Class A-3FL certificates and Class A-3FX certificates will not exceed $250,000,000.

(6)
Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest (to which the Class A-3FL and Class A-3FX certificates relate), in the aggregate.

(7)
For any distribution date, the respective pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-3FL regular interest will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.  The pass-through rate of the Class A-3FX certificates and the Class A-3FL regular interest will, at all times, be the same.

(8)	None of the classes of certificates set forth as “Non-Offered Certificates” in this table are offered by this free writing prospectus.

(9)
All or a portion of the Class A-3FL certificates may be exchanged for Class A-3FX certificates.  The aggregate certificate balance of the Class A-3FL certificates and Class A-3FX certificates will at all times equal the certificate balance of the Class A-3FL regular interest.

(10)
The Class A-3FL certificates will represent an undivided interest in, among other things, the rights and obligations under the swap agreement.  The swap agreement will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the Class A-3FL regular interest will be exchanged for floating amounts at the applicable LIBOR-based rate.  Under certain circumstances relating to an event of default under, or termination of, the related swap agreement, the pass-through rate applicable to the Class A-3FL certificates may convert to the fixed pass-through rate applicable to the Class A-3FL regular interest.  Holders of offered certificates will not own any interest in, or have any rights under, the swap agreement.

(11)
For each interest accrual period other than the initial interest accrual period, LIBOR for the Class A-3FL certificates will be determined on the date that is two LIBOR business days prior to the commencement of such interest accrual period.  For the initial interest accrual period, LIBOR for the Class A-3FL certificates will be determined two LIBOR business days prior to the closing date.

(12)
The ratings assigned to the Class A-3FL certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-3FL regular interest.  The ratings of Fitch, Inc., Kroll Bond Rating Agency, Inc and Moody’s Investors Service, Inc. do not address any shortfalls or delays in payment that investors in the Class A-3FL certificates may experience as a result of the conversion of the pass-through rate on Class A-3FL certificates from a floating interest rate to a fixed rate.  See “Ratings” in this free writing prospectus.

(13)
The Class X-A, Class X-B and Class X-C certificates will not have certificate balances.  The Class X-A, Class X-B and Class X-C certificates are not entitled to distributions of principal.  The Class X-A, Class X-B and Class X-C certificates will accrue interest on their respective notional balances and at their respective variable pass-through rates as described in this free writing prospectus under “Description of the Offered Certificates—General” and “—Distributions”.

(14)
The Class R and Class LR certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates will represent, in the case of each such class, the residual interest in a “real estate mortgage investment conduit”, as further described in this free writing prospectus.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

SUMMARY OF FREE WRITING PROSPECTUS

          The following is only a summary. Detailed information appears elsewhere in this free writing prospectus and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this free writing prospectus and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Transaction Parties

Issuing Entity
UBS-Barclays Commercial Mortgage Trust 2013-C6, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement, dated as of April 1, 2013, by and among the depositor, the master servicer, the special servicer, the operating advisor and the trustee, certificate administrator and custodian. For more detailed information, see “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company. As depositor, Barclays Commercial Mortgage Securities LLC will acquire the mortgage loans from the sponsors and deposit them into the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 412-4000. Neither we nor any of our affiliates will insure or guaranty the offered certificates. See “Transaction Parties—The Depositor” in this free writing prospectus and “The Depositor” in the prospectus.

Sponsors, Mortgage Loan Sellers and Originators
UBS Real Estate Securities Inc., a Delaware corporation, Barclays Bank PLC, a public limited company registered in England and Wales, Redwood Commercial Mortgage Corporation, a Delaware corporation and Natixis Real Estate Capital LLC, a Delaware limited liability company. The sponsors have organized and initiated the transactions in which the certificates will be issued. Those entities or their affiliates originated the mortgage loans.

		Those entities, as mortgage loan sellers, are selling the mortgage loans to the depositor as set forth below:

Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
UBS Real Estate Securities Inc.	UBS Real Estate Securities Inc.	46	51	$924,597,174	71.4%
Barclays Bank PLC	Barclays Bank PLC	17	23	236,752,984	18.3
Redwood Commercial Mortgage Corporation	Redwood Commercial Mortgage Corporation	6	6	73,800,000	5.7
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	4	11	60,321,822	4.7
Total:		73	91	$1,295,471,980	100.0%

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Trustee, Certificate Administrator and Custodian

U.S. Bank National Association, a national banking association organized under the United States of America. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603 and for certificate transfer services, at 60 Livingston Avenue, St. Paul, Minnesota 55107 and a custodial office at 1113 South Rankin Street, Suite 100, St. Paul, Minnesota 55116. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan (other than the non-serviced mortgage loan) transferred to the issuing entity. In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.

The trustee will also serve as the certificate administrator. The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders, and (c) making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. In addition, the certificate administrator will have additional duties with respect to tax administration.

The fees of the trustee, certificate administrator and custodian will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will accrue at a rate per annum equal to 0.00055% on the stated principal balance of the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity. See “Transaction Parties— Trustee, Certificate Administrator and Custodian” in this free writing prospectus.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC.

Unless otherwise indicated, the term “mortgage loan” in this heading “—Operating Advisor” generally does not include the non-serviced mortgage loan.

At any time during the period when a “control termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing, and with respect to all the mortgage loans:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and as set forth under the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report (if any mortgage loans were specially serviced during the prior calendar year) to be provided to the trustee and the certificate administrator (who will be required to make the annual report available through its website), setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans.

After the occurrence and during the continuance of a “consultation termination event,” as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer, as described in “Transaction Parties—Removal of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date that will accrue at a rate per annum equal to 0.00125% on the stated principal balance of the related mortgage loan (including any REO loan).

With respect to the non-serviced mortgage loan, the operating advisor under the UBS-Barclays 2013-C5 pooling and servicing agreement, currently Situs Holdings, LLC, is entitled to receive a fee payable on each distribution date that will accrue at a rate per annum equal to 0.0011% on the stated principal balance of the non-serviced mortgage loan.

For additional information regarding the responsibilities of the operating advisor, see “Transaction Parties— The Operating Advisor” in this free writing prospectus.

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans (other than the non-serviced mortgage loan) sold to the depositor pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” in this free writing prospectus.

The master servicer will be primarily responsible for servicing and administering, directly or through primary servicers or sub-servicers, the mortgage loans (other than the non-serviced mortgage loan): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances and (2) property advances (other than with respect to the non-serviced mortgage loan) under the pooling and servicing agreement, subject in each case to there being no nonrecoverability determination, as described in “The Pooling and Servicing Agreement—Advances” below. The fee of the master servicer with respect to the mortgage loans will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such payments and collections of interest to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will accrue at a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate and the operating advisor fee rate) on the stated principal balance of the related mortgage loan. The servicing fee for each mortgage loan will accrue on the same basis as interest accrues on such mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts maintained by the master servicer and certain fees paid by the borrowers.

The Santa Anita Mall mortgage loan is primary serviced by the master servicer under the UBS-Barclays 2013-C5 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association. As the primary servicer of the Santa Anita Mall mortgage loan, the UBS-Barclays 2013-C5 master servicer is entitled to receive a primary servicing fee, which fee is payable monthly from the Santa Anita Mall mortgage loan, prior to application of such interest to make payments on the certificates, at a rate per annum equal to 0.01%. See “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The Santa Anita Mall mortgage loan and the Santa Anita Mall companion loan are collectively referred to as the “Santa Anita Mall pari passu loan combination” or “non-serviced loan combination”. The Santa Anita Mall mortgage loan is also referred to as a “non-serviced mortgage loan” and the Santa Anita Mall companion loan is also referred to as a “non-serviced companion loan” in this free writing prospectus.

Pursuant to a certain interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, on the one hand, and Natixis Real Estate Capital LLC and certain of its affiliates, on the other hand, Midland Loan

Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Natixis Real Estate Capital LLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by Natixis Real Estate Capital LLC.

Pursuant to a certain interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, on the one hand, and UBS Real Estate Securities Inc. and certain of its affiliates, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by UBS Real Estate Securities Inc.

See “Transaction Parties—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company. The special servicer will be responsible for the servicing and administration of each mortgage loan as to which there is a continuing servicing transfer event and REO properties. Rialto Capital Advisors, LLC was appointed to be the special servicer at the request of RREF II CMBS AIV, LP, which is expected to be the initial directing holder and the initial controlling class representative and, on the closing date, is expected to purchase the Class X-C, Class E, Class F and Class G certificates. The principal servicing offices of Rialto Capital Advisors, LLC are located at 730 NW 107th Avenue, Suite 400, Miami, Florida 33172, and their telephone number is (305) 485-2077.

Unless otherwise indicated, the term “mortgage loan” in this heading “—Special Servicer” generally does not include the non-serviced mortgage loan.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will accrue at a rate per annum equal to 0.25% on the stated principal balance of the related specially serviced loan or REO loan (or mortgage loan as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan or REO property or mortgage loan repurchased by the related mortgage loan seller outside of the applicable cure period or as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan will be subject to an aggregate cap per mortgage loan of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The foregoing compensation to the special servicer will be paid from the applicable collections on the mortgage loans prior to application of such collections to make payments on the certificates, and may result in shortfalls in payments to certificateholders. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

With respect to the non-serviced mortgage loan, the special servicer under the UBS-Barclays 2013-C5 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association, is entitled to receive special servicing compensation (including special servicing fees, workout fees and liquidation fees) similar to the compensation described above, as described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

See “The Transaction Parties—Servicers,” “—The Special Servicer” and “The Pooling and Servicing Agreement—Special

Servicing—Special Servicing Compensation” in this free writing prospectus.

Underwriters
Barclays Capital Inc., UBS Securities LLC, Natixis Securities Americas LLC, J.P. Morgan Securities LLC and Drexel Hamilton, LLC are the underwriters of the offered certificates. Barclays Capital Inc. and UBS Securities LLC are acting as co-lead bookrunning managers in the following manner: Barclays Capital Inc. is acting as sole bookrunning manager with respect to 100.0% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to 0% of each class of offered certificates. Natixis Securities Americas LLC, J.P. Morgan Securities LLC and Drexel Hamilton, LLC are acting as co-managers.

Directing Holder
The directing holder will be the controlling class certificateholder (or a representative of the controlling class certificateholder) selected by more than 50% of the controlling class certificateholders, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

Unless otherwise indicated, the term “mortgage loan” in this heading “—Directing Holder” generally does not include the non-serviced mortgage loan.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint the directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any payments of principal, any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a control termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), the consent rights of the directing holder will terminate, but the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when (i) no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any payments of principal and any realized losses, but without regard to appraisal reduction amounts, allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class or (ii) a consultation termination event is deemed to occur as described in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is expected that RREF II CMBS AIV, LP will be the initial directing holder with respect to each mortgage loan.

With respect to the non-serviced mortgage loan, the directing holder under the UBS-Barclays 2013-C5 pooling and servicing agreement, currently Eightfold Real Estate Capital Fund II, L.P., is the directing holder of the related non-serviced loan combination.

Swap Counterparty	Deutsche Bank AG, New York Branch will provide an interest rate swap agreement for the benefit of the Class A-3FL certificates.

Significant Affiliations and Relationships

Barclays Bank PLC and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays Bank PLC, a sponsor and an originator, and Barclays Capital Inc., one of the underwriters for the offering of the certificates.

UBS Real Estate Securities Inc., a sponsor and an originator, is an affiliate of UBS Securities LLC, one of the underwriters for the offering of the certificates.

Natixis Real Estate Capital LLC, a sponsor and an originator, is an affiliate of Natixis Securities Americas LLC, one of the underwriters for the offering of the certificates.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and Natixis Real Estate Capital LLC, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Natixis Real Estate Capital LLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by Natixis Real Estate Capital LLC (approximately $60,321,822 initial pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $924,597,174 of the initial pool balance as of the cut-off date).

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity expected to (i) purchase the Class X-C, Class E, Class F and Class G certificates, (ii) be the initial directing holder and (iii) be appointed as the initial controlling class representative.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment” in this free writing prospectus.

Significant Obligors
The mortgaged properties identified on Annex A-1 to this free writing prospectus as Gateway, which secure three cross-collateralized and cross-defaulted mortgage loans representing, in the aggregate, approximately 12.4% of the initial pool balance as of the cut-off date, constitute a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended). See “Description of the Mortgage Pool—Significant Obligors” in this free writing prospectus.

Significant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in April 2013 (or April 1, 2013 if such mortgage loan does not have a due date in April 2013).

Closing Date	On or about April 25, 2013.

Determination Date
The determination date will be the 6th day of each month, or, if that day is not a business day, the next succeeding business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in May 2013. The first distribution date is anticipated to be May 10, 2013.

Assumed Final
Distribution Date
Set forth in the table below is the distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases, sales or prepayments of the mortgage loans after the closing date. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

	Class	Assumed Final Distribution Date*
	A-1	March 2018
	A-2	April 2018
	A-3	February 2023
	A-4	March 2023
	A-SB	October 2022
	A-S	March 2023

	*	Calculated based on a 0% CPR and the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in April 2046.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class A-3FL, Class R and Class LR certificates) and the Class A-3FL regular interest, the calendar month immediately preceding the month in which that distribution date occurs. With respect to the Class A-3FL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Calculations of interest due in respect of each class of certificates (other than the Class A-3FL, Class R and Class LR certificates) and the Class A-3FL regular interest will be made on the basis of a 360-day year consisting of twelve 30-day months. Calculations of interest due in respect of the Class A-3FL certificates will be made on the basis of the actual number of days in the related interest accrual period and a 360-day year.

Transaction Overview
On the closing date, each sponsor will sell its mortgage loans to the depositor, which will in turn transfer them into the issuing entity created on the closing date. The issuing entity will be formed by a pooling and servicing agreement. The master servicer will service the mortgage loans (other than the non-serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General Considerations	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

	●	Description of the Mortgage Pool;

	●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

	●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

	●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial pool balance as of the cut-off date or of the initial pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the Santa Anita Mall mortgage loan, which is secured by a mortgaged property that also secures the Santa Anita Mall companion loan, unless otherwise indicated, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated based on the aggregate debt service and loan amounts of both the Santa Anita Mall mortgage loan and the Santa Anita Mall companion loan.

General Characteristics

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

		All Mortgage Loans
	Number of Mortgage Loans(1)	73
	Number of Mortgaged Properties	91
	Number of Amortizing Balloon Mortgage Loans(2)	52
	Number of Partial Interest-Only Mortgage Loans(3)	11
	Number of Interest-Only Mortgage Loans	9
	Number of Fully Amortizing Loans	1
	Aggregate Principal Balance	$1,295,471,980
	Range of Mortgage Loan Principal Balances
	Minimum Mortgage Loan Balance	$996,251
	Maximum Mortgage Loan Balance	$125,850,000
	Average Mortgage Loan Principal Balance	$17,746,192
	Range of Mortgage Rates
	Minimum Mortgage Rate	3.6545%
	Maximum Mortgage Rate	5.9595%
	Weighted Average Mortgage Rate	4.3786%
	Range of Original Terms to Maturity
	Minimum Original Term	60 months
	Maximum Original Term	180 months
	Weighted Average Original Term to Maturity	118 months
	Range of Remaining Terms to Maturity
	Minimum Remaining Term	59 months
	Maximum Remaining Term	180 months
	Weighted Average Remaining Term to Maturity	117 months
	Range of Remaining Amortization Terms
	Minimum Remaining Amortization Term	180 months
	Maximum Remaining Amortization Term	360 months
	Weighted Average Remaining Amortization Term	335 months
	Range of Loan-to-Value Ratios(4)
	Minimum Loan-to-Value Ratio	34.9%
	Maximum Loan-to-Value Ratio	75.2%
	Weighted Average Loan-to-Value Ratio(4)	61.5%
	Range of U/W NCF Debt Service Coverage Ratios(4)
	Minimum U/W NCF Debt Service Coverage Ratio	1.25x
	Maximum U/W NCF Debt Service Coverage Ratio	3.84x
	Weighted Average U/W NCF Debt Service Coverage Ratio(4)	2.02x
	Range of U/W NOI Debt Yields(4)
	Minimum U/W NOI Debt Yield	7.6%
	Maximum U/W NOI Debt Yield	16.8%
	Weighted Average U/W NOI Debt Yield(4)	11.3%

	(1)
The mortgage pool includes one (1) group of cross-collateralized and cross-defaulted mortgage loans. This group consists of three (3) mortgage loans, which collectively represent approximately 12.4% of the initial pool balance as of the cut-off date.

	(2)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.
	(3)
Eleven (11) mortgage loans representing approximately 19.3% of the initial pool balance as of the cut-off date, have a partial interest-only period. The interest-only periods for these mortgage loans range from 10 months to 59 months following the cut-off date.

	(4)
For the Santa Anita Mall mortgage loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the Santa Anita Mall mortgage loan (which will be included in the issuing entity) and the Santa Anita Mall companion loan (which will not be included in the issuing entity). For purposes of calculating debt service coverage ratios for the Santa Anita Mall mortgage loan, the annual debt service is based on the aggregate payments due during the first 12 months after the cut-off date for the Santa Anita Mall mortgage loan and the Santa Anita Mall companion loan.

Loan Combination
The Santa Anita Mall mortgage loan is secured by the mortgaged property identified as Santa Anita Mall, representing approximately 5.4% of the initial pool balance as of the cut-off date and with an outstanding principal balance as of the cut-off date of $70,000,000. The Santa Anita Mall mortgaged property also secures the Santa Anita Mall companion loan, which is not included in the mortgage pool and has an outstanding principal balance as of the cut-off date of $215,000,000. The Santa Anita Mall companion loan is pari passu in right of payment to the Santa Anita Mall mortgage loan. The Santa Anita Mall companion loan was deposited into the issuing entity created under the UBS-Barclays 2013-C5 pooling and servicing agreement. The UBS-Barclays 2013-C5 pooling and servicing agreement governs the servicing of the Santa Anita Mall mortgage loan and the Santa Anita Mall companion loan. For additional information regarding the Santa Anita Mall pari passu loan combination, see “Description of the Mortgage Pool—Additional Indebtedness—Loan Combination—Santa Anita Mall Pari Passu Loan Combination” in this free writing prospectus.

Encumbered and Other Interests	The table below shows the number of, and percentage of the initial pool balance secured by, mortgaged properties for which the interest is as indicated:

	Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance(1)
	Fee(2)	85	$987,375,824	76.2%
	Leasehold	4	178,157,050	13.8
	Fee/Leased Fee	2	129,939,105	10.0
	Total:	91	$1,295,471,980	100.0%

	(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)		Includes mortgage loans secured by the borrower’s leasehold interest in the related mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

Property Types	The table below shows the number of, and percentage of the initial pool balance secured by mortgaged properties operated primarily for each indicated purpose:

	Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance(1)
	Retail	27	$593,711,903	45.8%
	Mixed Use	5	198,930,798	15.4

	Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance(1)
	Hospitality	14	173,112,374	13.4
	Multifamily	14	133,983,619	10.3
	Office	6	132,034,021	10.2
	Self-Storage	13	40,549,916	3.1
	Industrial	6	16,487,228	1.3
	Manufactured Housing Community	6	6,662,120	0.5
	Total/Weighted Average	91	$1,295,471,980	100.0%

	(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

State Concentrations	Set forth in the table below are the states in which the mortgaged properties are located:

	State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance(1)
	New York	11	$378,467,043	29.2%
	Florida	15	239,800,632	18.5
	California	9	134,110,743	10.4
	Pennsylvania	2	102,398,957	7.9
	Georgia	2	84,790,693	6.5
	Texas	10	72,441,074	5.6
	Other States(2)	42	283,462,839	21.9
	Total/Weighted Average	91	$1,295,471,980	100.0%

	(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)		Includes 22 other states and the U.S. Territory of Guam and the District of Columbia.

Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
	6	0	66	82.0%
	1	5	2	12.7
	5	0	4	4.7
	3	3	1	0.6
	Total		73	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan and before default interest begins accruing. The information in the table above is based on the related mortgage loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 for information on the number of days before a payment default is an event of default under each mortgage loan.

Amortization Characteristics	The table below shows the amortization characteristics of the mortgage loans:

	Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	Amortizing Balloon(1)	52	$547,976,980	42.3%
	Interest-Only	9	481,450,000	37.2
	Interest-Only, then Amortizing(2)	11	250,045,000	19.3
	Fully Amortizing	1	16,000,000	1.2
	Total:	73	$1,295,471,980	100.0%

	(1)		Does not include mortgage loans that are partial interest-only mortgage loans.
	(2)
Includes eleven (11) mortgage loans that pay interest-only for a period ranging from the first 10 scheduled payments to the first 59 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of each such mortgage loan. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

Voluntary Prepayment Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics:

	Defeasance and Prepayment

		Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance
	Defeasance(1)	68	$1,097,458,836	84.7%
	Defeasance / Yield Maintenance(2)	2	165,000,000	12.7
	Yield Maintenance(3)	3	33,013,144	2.5
	Total:	73	$1,295,471,980	100.0%

	(1)		All of the mortgage loans that permit defeasance prohibit defeasance until at least 2 years after the closing date.
	(2)		The mortgage loans permit either defeasance or yield maintenance at the borrower’s option.
	(3)		Each related initial lockout period is at least 12 months after the cut-off date.

	Lock-Out Period and Open Period for Yield Maintenance Loans

Set forth below are the respective lock-out periods and open periods with respect to each of the mortgage loans that permit prepayment with a yield maintenance charge or prepayment premium (which amount is at least 1% of the prepaid amount):

Property Name	Cut-off Date Balance	% of Initial Pool Balance	Lock-Out (Months)	Open (Months)
Broward Mall	$95,000,000	7.3%	25	7
Santa Anita Mall	$70,000,000	5.4%	26	7

	Property Name	Cut-off Date Balance	% of Initial Pool Balance	Lock-Out (Months)	Open (Months)
	Purell Headquarters	$16,000,000	1.2%	25	4
	CityScape	$8,763,144	0.7%	48	4
	Cincinnati Flex Portfolio	$8,250,000	0.6%	12	7

All of the mortgage loans that provide for defeasance also provide for an open period that occurs immediately prior to and including the stated maturity date set forth on Annex A-1 during which such mortgage loan is freely prepayable without the requirement to defease such mortgage loan, which open period ranges from 2 to 7 scheduled payments (through and including the stated maturity date).

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

	●	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

	●
Eight (8) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. This includes Gateway, which is comprised of 3 cross-collateralized loans. The eight (8) largest groups represent 13.0%, 12.7%, 4.0%, 1.7%, 1.0%, 1.0%, 0.8% and 0.4%, respectively of the aggregate initial pool balance. See Annex A-1 to this free writing prospectus.

	●	Six (6) mortgaged properties, securing mortgage loans representing 2.6% of the aggregate initial pool balance, are either wholly owner-occupied or 100.0% leased to a single tenant.

	●	No mortgage loan permits negative amortization or the deferral of accrued interest.

Removal of Loans from the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor or loan seller for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect affecting such mortgage loan under circumstances described in this free writing prospectus, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “—The Offered Certificates—Sale of Defaulted Mortgage Loans and REO Properties; Purchase

Options” below and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” and “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Ten Largest Mortgage Loans
and Mortgage Loan Groups

Ten Largest Mortgage Loans and Mortgage Loan Groups

Mortgage Loans and Mortgage Loan Groups	Cut-off Date Balance	% of Initial Pool Balance	Interest Rate	Remaining Term to Maturity (months)	Cut-off Date Balance/ SF/Room	U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield	U/W NCF Debt Yield
Gateway	$160,000,000	12.4%	4.5055%	119	$451	1.66x	69.0%	7.7%	7.6%
575 Broadway	125,850,000	9.7	4.0040%	118	$743	3.47x	41.7%	14.4%	14.1%
Broward Mall	95,000,000	7.3	3.8830%	119	$292	2.82x	57.0%	11.7%	11.1%
The Shoppes at River Crossing	77,350,000	6.0	3.7500%	119	$147	1.73x	71.1%	10.1%	9.6%
2000 Market Street	77,000,000	5.9	4.4575%	120	$116	1.48x	70.0%	10.7%	9.0%
Santa Anita Mall(1)	70,000,000	5.4	3.6545%	118	$194	3.05x	46.7%	11.8%	11.3%
Bayview Plaza	59,939,105	4.6	5.1935%	119	$245	1.56x	63.7%	10.3%	10.3%
DoubleTree Hotel & Miami Airport Convention Center	39,933,253	3.1	4.5500%	119	$119,561	1.87x	53.7%	14.0%	12.5%
Luckey’s Management Portfolio	35,163,279	2.7	5.2700%	114	$103,118	1.74x	58.4%	14.1%	12.7%
The Heights	31,942,591	2.5	4.1300%	119	$313	1.39x	65.6%	9.4%	9.0%
Total/Weighted Average	$772,178,228	59.6%	4.2646%	119	N/A	2.21x	59.5%	11.1%	10.5%

(1)
In the case of the Santa Anita Mall mortgage loan, representing approximately 5.4% of the outstanding pool balance as of the cut-off date, which has a pari passu companion loan that is not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan not included in the issuing entity.

With respect to each of the above mortgage loans additional information is set forth in Annex B to this free writing prospectus.

The Offered Certificates

General	The depositor is offering the following classes of UBS-Barclays Commercial Mortgage Trust 2013-C6, Commercial Mortgage Pass-Through Certificates, Series 2013-C6:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-SB

	●	Class A-S

The issuing entity will issue the above classes and the following classes, which are not being offered by this free writing prospectus and the accompanying prospectus: Class A-3FL, Class A-3FX, Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F, Class G, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily

	consist of 73 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 91 commercial, multifamily and manufactured housing community properties.

All or a portion of the Class A-3FL certificates may be exchanged for Class A-3FX certificates. The Class A-3FL and Class A-3FX certificates are not offered by this free writing prospectus and the accompanying prospectus.

Certificate Balances	The various classes of the offered certificates will have the respective approximate initial certificate balances set forth below, in each case subject to a permitted variance of plus or minus 5.0%.

	Class A-1		$65,700,000
	Class A-2		$43,000,000
	Class A-3	$	[250,000,000]
	Class A-4		$461,130,000
	Class A-SB		$87,000,000
	Class A-S		$111,734,000

The certificates that are not offered in this free writing prospectus (other than the Class R and Class LR certificates) will have the respective initial certificate balances or notional balances, as applicable, as set forth under “Overview of the Certificates” in this free writing prospectus.

The Class X-A, Class X-B and Class X-C certificates will not have certificate balances or entitle their holders to distributions of principal. The Class X-A, Class X-B and Class X-C certificates will, in the case of each of those classes, represent the right to receive distributions of interest accrued as described in this free writing prospectus on a notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-3FL regular interest outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $1,018,564,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $140,883,000.

The notional balance of the Class X-C certificates will equal the aggregate certificate balance of the Class E, Class F and Class G certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $87,444,979.

	The Class A-3FX certificates will have an initial certificate balance of $0 and are not offered by this free writing prospectus.

Pass-Through Rates	Each class of certificates (other than the Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate, which is set forth or otherwise described below:

●
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-3FL regular interest will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate. The pass-through rate of the Class A-3FX certificates and the Class A-3FL regular interest will, at all times, be the same.

●
The pass-through rate applicable to the Class A-3FL certificates will be equal to a LIBOR-based floating rate. If there is a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and not replaced, then the pass-through rate applicable to the Class A-3FL certificates will convert to the pass-through rate of the Class A-3FL regular interest.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately      % per annum, (ii) Class X-B certificates will equal approximately      % per annum and (iii) Class X-C certificates will equal approximately      % per annum.

●
The pass-through rate for the Class X-A certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, at which interest accrues from time to time on the seven respective components of the notional balance of the Class X-A certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those seven components will be comprised of the respective certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-3FL regular interest. For purposes of the accrual of interest on the Class X-A certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-A strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates or Class A-3FL regular interest corresponding to such component.

●
For a more detailed discussion of the Class X-A strip rates and the pass-through rate applicable to the Class X-A certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●
The pass-through rate for the Class X-B certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-B strip rates, at which interest accrues from time to time on the two respective components of the notional balance of the Class X-B certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those two components will be comprised of the respective certificate balances of the Class B and Class C certificates. For purposes of the accrual of interest on the Class X-B certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-B strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●
For a more detailed discussion of the Class X-B strip rates and the pass-through rate applicable to the Class X-B certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●
The pass-through rate for the Class X-C certificates for any distribution date subsequent to the initial distribution date will be a per annum rate equal to the weighted average of the respective strip rates, which we refer to as Class X-C strip rates, at which interest accrues from time to time on the three respective components of the notional balance of the Class X-C certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Those three components will be comprised of the respective certificate balances of the Class E, Class F and Class G certificates. For purposes of the accrual of interest on the Class X-C certificates for each distribution date subsequent to the initial distribution date, the applicable Class X-C strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the pass-through rate in effect during the related interest accrual period for the class of certificates with the certificate balance that comprises such component.

●
For a more detailed discussion of the Class X-C strip rates and the pass-through rate applicable to the Class X-C certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Class R and Class LR certificates will not have pass-through rates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Distributions of Interest	Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

	●	the pass-through rate applicable for the particular class of certificates for the related distribution date;

	●	the certificate balance or notional balance, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

	●	the assumption that each year consists of twelve 30-day months.

If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described in “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus, distributions of interest on the offered certificates may be reduced.

On each distribution date, subject to available funds and the payment priority described in “—Subordination; Allocation of Losses and Certain Expenses” below, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

A description of the interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Distribution of Available Funds” in this free writing prospectus.

Neither the Class R certificates nor the Class LR certificates will be entitled to any distributions of interest.

Distributions of Principal
Subject to available funds and the payment priority described in “—Subordination; Allocation of Losses and Certain Expenses” below, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total certificate balance of their particular class.

Subject to adjustment as described in the provisos of the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus, the total distributions of principal to be made on the certificates (exclusive of the Class A-3FL, Class A-3FX, Class X-A, Class X-B, Class X-C, Class R and Class LR certificates) and the Class A-3FL regular interest on any distribution date will, in general, be a function of:

●
the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

● the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

Payments of principal to the holders of the various classes with certificate balances will be made in a specified sequential order. On any distribution date, subject to the discussion in the next paragraph and under “Description of the Offered Certificates—Distributions—Distribution of Available Funds” in this free writing prospectus, amounts allocable to distributable principal will be applied to make distributions of principal with respect to the following classes of certificates in the following order:

First, to the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for such distribution date set forth in Annex F to this free writing prospectus;

Second, to the Class A-1 certificates, until the certificate balance of the Class A-1 certificates is reduced to zero;

Third, to the Class A-2 certificates, until the certificate balance of the Class A-2 certificates is reduced to zero;

Fourth, to the Class A-3 certificates and the Class A-3FL regular interest, pro rata, until the aggregate certificate balance of the Class A-3 certificates and the class A-3FL regular interest are reduced to zero;

Fifth, to the Class A-4 certificates, until the certificate balance of the Class A-4 certificates is reduced to zero;

Sixth, to the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to zero; and

Seventh, to the other certificates with certificate balances.

Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total certificate balance of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates could be reduced to zero at a time when any two or more classes of the offered certificates remain outstanding. Under those circumstances, any payments of principal on the outstanding classes of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest will be made among those classes of certificates on a pro rata basis, rather than sequentially, in accordance with their respective certificate balances.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount—Payment Priorities” and “—Distribution of Available Funds” in this free writing prospectus.

None of the Class X-A, Class X-B, Class X-C, Class R or Class LR certificates will be entitled to any distributions of principal.

Yield Maintenance Charges or Prepayment Premiums

Yield maintenance charges and prepayment premiums will be allocated as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus.

Prepayment and Yield Considerations

The yield to maturity on each class of offered certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments and liquidations following defaults) on the mortgage loans and payments with respect to purchases and repurchases of the mortgage loans that are applied in reduction of the certificate balance of that class. The yield to investors will also be sensitive to the magnitude of losses on the mortgage loans due to liquidations. See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus and “Yield, Prepayment and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of Losses and Certain Expenses

The chart below illustrates the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B or Class X-C certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A, Class X-B or Class X-C certificates will reduce the notional balances of the Class X-A, Class X-B or Class X-C certificates and, therefore, the amount of interest those classes accrue.

(1)
The Class A-3FL regular interest is entitled to receive fixed rate interest payments from the trust which are allocated between the Class A-3FL and Class A-3FX certificates as described in this free writing prospectus. The Class A-3FL certificates are entitled to receive floating rate interest payments from the swap counterparty under the swap agreement in exchange for the portion of the fixed rate interest payments of the Class A-3FL regular interest allocable to the Class A-3FL certificates.

(2)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates.
(3)	The Class R and Class LR certificates will not be entitled to principal or interest distributions.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered by this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) that portion, if any, of the master servicing fee payable to the master servicer to be applied to cover such shortfalls and (y) the amount of mortgage loan interest (exclusive of default interest) that accrues and is collected with respect to any principal prepayment that is made during any collection period after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class A-3FL, Class A-3FX, Class R and Class LR certificates) and the Class A-3FL regular interest, pro rata, based upon amounts of currently accrued interest with respect to each such class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from special servicing fees, workout fees and liquidation fees to which the special servicer is entitled;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General
The master servicer will be required to advance delinquent monthly payments of principal and/or non-default interest (net of related master servicing fees) on a mortgage loan unless the master servicer or the special servicer determines that the advance (and interest on that advance) will not be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate), net of the related master servicing fee rate. The master servicer is also not required to advance, among other things, yield maintenance charges or prepayment premiums, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

In addition, the master servicer or the trustee, as the case may be, will be required to make principal and interest advances on the non-serviced mortgage loan but not on the non-serviced companion loan unless the master servicer, special servicer, trustee, UBS-Barclays 2013-C5 master servicer or UBS- Barclays 2013-C5 special servicer makes a nonrecoverability determination.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, net of the related master and primary servicing fee rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination.

In addition to monthly principal and interest advances, the master servicer or the trustee will also be obligated (other than with respect to the non-serviced mortgage loan and subject to the limitations described in this free writing prospectus) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. Neither the master servicer nor the trustee will be permitted to make an advance to the extent that it has received written notice that the special servicer has determined that such advance would not be ultimately recoverable from collections on the related mortgage loan.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability out of related loan collections. The trustee will be entitled to conclusively rely on any determination of nonrecoverability made by the master servicer or the special servicer.

With respect to the non-serviced mortgage loan, the UBS-Barclays 2013-C5 master servicer or the UBS-Barclays 2013-C5 trustee, as the case may be, is obligated to make property advances with respect to the non-serviced loan combination in accordance with the terms of the UBS-Barclays 2013-C5 pooling and servicing agreement.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

None of the master servicer, the certificate administrator or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL certificates or be liable for any breakage, termination or other costs owed by the issuing entity to the swap counterparty.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amount with respect to such mortgage loan, and the denominator of which is the stated principal balance of the mortgage loan. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of interest-bearing certificates then outstanding.

The non-serviced mortgage loan is subject to the provisions in the UBS-Barclays 2013-C5 pooling and servicing agreement relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.

If the master servicer receives notice of an appraisal reduction event and the related appraisal reduction, the existence of an appraisal reduction in respect of the non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make principal and interest advances on such non-serviced mortgage loan. If the master servicer or the trustee do not receive notice of an appraisal reduction event and the related appraisal reduction, the master servicer or the trustee will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the master servicer or the trustee.

Optional Termination	On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. Following the date on which the Class A-1 through Class D certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (other than (1) the Class R and Class LR certificates and (2) the Class X-C certificates, to the extent such sole remaining certificateholder has taken an assignment of the voting rights of the Class X-C certificates) remaining in the issuing entity; provided that the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described in “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Required Repurchase of Mortgage Loans

Each mortgage loan seller will make certain representations and warranties set forth on Annex D to this free writing prospectus with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan, then that mortgage loan seller or an affiliate will be required to either cure the breach, repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described in “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus. If the related mortgage loan seller or its affiliate, as applicable, opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any yield maintenance charge or prepayment premium.

Sale of Defaulted Mortgage Loans and REO Properties; Purchase Options

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans

and REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the “certificateholders’ best interests” (as described in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus). See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Furthermore, any mezzanine loan lender will have an option to purchase the related mortgage loan after a default or transfer to special servicing pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Secured Financing and Mezzanine and Similar Financing” in this free writing prospectus.

There may be other purchase options with respect to certain mortgaged properties that are in favor of a tenant or another third-party as discussed elsewhere in this free writing prospectus. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus.

With respect to the non-serviced mortgage loan, the 2013-C5 special servicer is required to solicit offers for REO properties relating to the non-serviced loan combination pursuant to the UBS-Barclays 2013-C5 pooling and servicing agreement.

Other Investment Considerations

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, operating advisor or any of their affiliates;

	●	the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer, operating advisor or any of their affiliates with any borrower or sponsor;

	●	the obligation of the special servicer to take actions at the direction of the directing holder;

	●	fee-sharing arrangements between one or more certificateholders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F, and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

	●	the activities of the master servicer, special servicer, mortgage loan sellers, operating advisor or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Material Federal Income Tax Consequences

Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity (exclusive of the Class A-3FL regular interest, the swap agreement and the floating rate accounts). The portion of the trust representing the Class A-3FL regular interest, the swap agreement and the floating rate accounts will be treated as portions of a grantor trust for federal income tax purposes, and the Class A-3FL and the Class A-3FX certificates will represent undivided beneficial interests in their respective portions of the grantor trust, as further described under “Certain Federal Income Tax Consequences” in this free writing prospectus. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-3FL regular interest as classes of regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will constitute REMIC “regular interests.”

	●	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class certificates will be issued with original issue discount,

that the Class certificates will be issued with a de minimis amount of original issue discount and that the Class certificates will be issued at a premium.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted substantially identical administrative exemptions to Barclays Capital Inc., Final Authorization Number 2004-03E and to UBS Securities LLC, Prohibited Transaction Exemption 91-22, each as amended by Prohibited Transaction Exemption 2007-05, which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Barclays Capital Inc. or UBS Securities LLC serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class be rated as follows by Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.:

		Fitch	KBRA	Moody’s
	Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-SB	AAA(sf)	AAA(sf)	Aaa(sf)
	Class A-S	AAA(sf)	AAA(sf)	Aaa(sf)

Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website.

See “Ratings” in this free writing prospectus and “Rating” in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies engaged by the depositor to rate the offered certificates has agreed to perform rating surveillance with respect to its ratings for so long as the certificates remain outstanding. Fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower, qualify or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and certain other nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that they would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Other Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in this free writing prospectus.

Important Disclaimer: Credit ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell, or hold recommendations, a measure of asset value, or a signal of the suitability of an investment.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

Denominations
We intend to deliver each class of offered certificates in minimum denominations of $10,000 and integral multiples of $1 above $10,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus.

Clearance and Settlement

You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank SA/NV as operator of The Euroclear System (“Euroclear”), in Europe. See “Description of the Offered Certificates—Book-Entry Registration” in this free writing prospectus and “Description of the Certificates—General” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased

RISKS RELATED TO THE OFFERED CERTIFICATES

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and have the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally,

experienced significant dislocations, illiquidity and volatility.  While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial and multifamily real estate tenants and resulted in decreased occupancy, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any further economic downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on the value and/or liquidity of CMBS that are backed by loans secured by such commercial and multifamily real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan to value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrower to make principal and interest payments on the mortgage loans.  In the event of default by the borrowers under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code)” or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events may affect general economic conditions and financial markets:

●
Wars, revolts insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates.

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. These conditions could recur.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS, limit the amount or types of CMBS that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  In addition, under certain circumstances, you may be entitled to certain other information regarding the issuing entity and the offered certificates, including the periodic and other public reports required to be filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this free writing prospectus.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Member States of the European Economic Area (“EEA”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EEA-regulated credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EEA-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a apply, or are scheduled to apply in the future, to investment in securitizations by EEA insurance and reinsurance undertakings, by EEA undertakings for collective investment in transferable securities (UCITS) and by investment funds managed by EEA alternative investment fund managers. None of the sponsors, the depositor or the issuing entity has taken, or intends to take, any steps to comply with the requirements of Article 122a.  As neither the depositor nor any sponsor will retain a 5% net economic interest with respect to the certificates in one of the forms prescribed by Article 122a, the adverse effect of Article 122a to EEA–regulated institutions and their affiliates may cause them not to invest in the certificates.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this free writing prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the offered certificates; and

●	the allocation of shortfalls and losses on the mortgage loans to the offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of mortgage loans backed by commercial and multifamily properties.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties due to document defects or purchases by a mezzanine holder pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this free writing prospectus for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium would be payable.  Additionally, mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” and “—Realization Upon Mortgage Loans” in this free writing prospectus.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it made and has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance of the certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Yield on the Interest-Only Certificates Will Be Highly Sensitive to Prepayments

The interest-only certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance. Because the notional balance of those certificates is based upon the outstanding certificate balance of certain classes of certificates that pay principal, the yield to maturity on the interest-only certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates with principal balances.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure of an investor to recoup the initial investment in the interest-only certificates. Investors in the certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Yield Considerations” in the prospectus.

Other Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

The ratings assigned to the offered certificates by the rating agencies we engaged to rate the offered securities:

●	are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by the rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, a rating of any class of offered certificates below an investment grade rating by any of the rating agencies hired by us to rate the offered certificates, or by another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could affect the ability of a benefit plan or other investor to purchase  or retain that class.  See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Further, certain actions provided for in loan agreements may require that a no downgrade confirmation be obtained from each rating agency hired by us to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

See “Ratings” in this free writing prospectus for additional considerations regarding the ratings, including a description of the process of obtaining ratings for the offered certificates.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS RELATED TO MORTGAGE LOANS AND MORTGAGED PROPERTIES

Commercial and Multifamily Lending Is Dependent on Net Operating Income

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial or multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” to this free writing prospectus, Underwritten Net Cash Flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor.  No representation is made that the Underwritten Net Cash Flow set forth in this free writing prospectus as of the cut-off date or any other date represents future net cash flows.  You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining Underwritten Net Cash Flow.  The actual net cash flow could be significantly different than the Underwritten Net Cash Flow presented in this free writing prospectus, and this would change other numerical information presented in this free writing prospectus based on or derived from the Underwritten Net Cash Flow, such as the debt service coverage ratios presented in this free writing prospectus.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans or the related loan combinations to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under  “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Static Pool Data Would Not be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan or at or around the time of the acquisition of the mortgage loan by the related sponsor.  See Annex A-1 to this free writing prospectus for dates of the latest appraisals for the mortgaged properties.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this free writing prospectus with respect to the related mortgaged property may reflect only the “as-stabilized” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.

We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at any time in the future.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties— The

Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus for additional information regarding the appraisals.

Retail Properties Have Special Risks

Twenty-seven (27) retail properties secure twenty-two (22) of the mortgage loans, representing approximately 45.8% of the initial pool balance as of the cut-off date.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  For example, with respect to the mortgaged properties identified on Annex A 1 to this free writing prospectus as Gateway, which secure three cross-collateralized and cross defaulted mortgage loans representing, in  the aggregate, approximately 12.4% of the initial pool balance as of the cut-off date, a certain common area tract at the shopping center (the “CA Tract”)  is owned by an entity affiliated with the borrowers (such entity, “CA Owner”).  The borrowers collectively own 100% of the special membership interests in CA Owner.  Pursuant to an operation and easement agreement recorded against the CA Tract, the owners of each of (1) the CA Tract and the tracts owned by each Borrower (collectively), (2) the Home Depot parcel and (3) the Target parcel, may appoint an “Approving Party”.  The Home Depot and Target stores are non-collateral anchor tenants at the center.  The owners of the CA Tract and the tracts owned by the borrowers may appoint only one of the three Approving Parties.  The three Approving Parties have the sole right to make certain decisions pursuant to the terms of the easement agreement, including the right to amend the agreement. The borrowers agreed not to permit the amendment of the easement agreement without lender’s consent, and the non-recourse carveout guarantor and the borrowers have agreed to be personally liable for lender’s losses in the event of a breach of such covenant.  However, it is possible that if an unpermitted amendment of the easement agreement occurs prior to foreclosure, the lender’s remedies may be limited to a claim for losses against the borrowers and the sponsor.  For additional information, see “Annex B—Description of the Top 20 Mortgage Loans—Gateway”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower's only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related free writing prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related free writing prospectus or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex A-1 to this free writing prospectus as Broward Mall, Santa Anita Mall and The Heights, representing approximately 7.3%, 5.4% and 2.5%, respectively, of the principal balance of the pool of mortgage loans as of the cut-off date, have movie theater tenants that are significant tenants at the mortgaged property.  Properties with theater tenants are exposed to certain unique risks.  For purposes of this free writing prospectus “significant tenant” means a tenant listed on Annex A-1 to this free writing prospectus.

Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of Your Investment Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in this free writing prospectus.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex A-1 to this free writing prospectus as TitanStar Retail Portfolio and Equinox Summit, representing approximately 0.7% and 0.7%, respectively, of the principal balance of the pool of mortgage loans as of the cut-off date, have health clubs or fitness facilities that are significant tenants at the mortgaged property.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hospitality Properties Have Special Risks

Fourteen (14) hospitality properties secure twelve (12) of the mortgage loans, representing approximately 13.4% of the initial pool balance as of the cut-off date.  Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Certain franchise agreements or management agreements may expire prior to the maturity dates of the mortgage loans.  For example, with respect to the top 20 mortgage loans, the mortgaged property identified on Annex A-1 to this free writing prospectus as Candlewood Suites Fort Lauderdale Air Seaport, which is part of the security for a mortgage loan representing approximately 0.5% of the initial pool balance as of the cut-off date, is subject to a franchise agreement with Holiday Hospitality Franchising, Inc.  The franchise agreement expires in 2017 with no option to renew.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

Fourteen (14) multifamily properties secure fourteen (14) of the mortgage loans, representing approximately 10.3% of the initial pool balance as of the cut-off date.  A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Office Properties Have Special Risks

Six (6) office properties secure six (6) of the mortgage loans, representing approximately 10.2% of the initial pool balance as of the cut-off date. A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Self-Storage Properties Have Special Risks

Mortgage Loans Secured by Self-Storage Properties Are Subject to Competition and May Become Unprofitable

Thirteen (13) self-storage properties secure, in whole or in part, ten (10) of the mortgage loans representing approximately 3.1% of the initial pool balance as of the cut-off date by allocated loan amount.  Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	age of improvements; or

●	other factors,

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Storage Units at Self-Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit.  No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Self-Storage Properties May Be Adversely Affected by Affiliation with Franchises

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Industrial Properties Have Special Risks

Six (6) industrial properties secure three (3) of the mortgage loans, representing approximately 1.3% of the initial pool balance as of the cut-off date. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Manufactured Housing Community Properties and Recreational Vehicle Parks Have Special Risks

There are six (6) manufactured housing community and recreational vehicle park properties, securing one (1) mortgage loan representing approximately 0.5% of the initial pool balance as of the cut-off date.  Mortgage loans secured by liens on manufactured housing community and recreational vehicle park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

Manufactured housing communities and mobile home parks consist of land that is divided into “pads” or “home sites” that are primarily leased to owners of the individual mobile homes or other manufactured housing units. The extent of investments in site-specific improvements by the individual home owners, the adequacy of infrastructure and common facilities furnished by the park owner within the community, relocation costs and, in some cases, demand for homesites are factors that can have a significant effect on the stability of income realized by the park owner.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Some of the manufactured housing community mortgaged properties may not be connected to public water and sewer systems.  In such cases, the borrower may be required to incur a substantial expense if it were required to connect the mortgaged property to such systems in the future.  In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the mortgaged property could be adversely affected by a recognized environmental conditions that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may have a number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Borrower-owned leased homes may not be included in the collateral for the mortgage loan.  If the pads are included in the collateral for the mortgage loan, only the rental income from the pads (but not the homes) will be payable to the related borrower.  Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis.

The successful operation of a manufactured housing or recreational vehicle property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community or recreational vehicle park properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community or park, including its age and appearance;

●	the location of the manufactured housing community or recreational vehicle park property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	the quality of management; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community and recreational vehicle park properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community or recreational vehicle properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the property were readily adaptable to other uses.

Manufactured housing tenants may also have a statutory right of first offer or first refusal options on the sale of the mortgaged property (excluding transfers by foreclosure or deed in lieu). See “Annex E—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease or reduce rent due under such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this free writing prospectus for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Borrower Affiliated Leases” in this free writing prospectus for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code a tenant has the option of assuming (continuing) or rejecting (terminating) or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant.  The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this free writing prospectus for information regarding purchase options and rights of first refusal with respect to mortgaged properties securing the top 10 mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination rights by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this free writing prospectus for information on tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Range of Remaining Terms to Maturity in Months” and “Original Terms to Maturity in Months” in Annex A-2 to this free writing prospectus for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgage Loans representing more than 5.0% of the initial pool balance as of the cut-off date are secured by retail, mixed use, hospitality, multifamily and office properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” for information on the types of mortgaged properties securing the mortgage loans in pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Office Properties Have Special Risks,” “—Retail Properties Have Special Risks,” “—Hospitality Properties Have Special Risks,” “—Multifamily Properties Have Special Risks,” “—Industrial Properties Have Special Risks,” “—Manufactured Housing Community Properties and Recreational Vehicle Parks Have Special Risks” and “—Self-Storage Properties Have Special Risks” in this free writing prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgage Loans representing more than 5.0% of the initial pool balance as of the cut-off date are secured by mortgaged properties located in New York, Florida, California, Pennsylvania, Georgia and Texas. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
if a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; or

●
if mortgaged properties owned by the same borrower or related borrowers may to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceedings May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.  For example:

●
With respect to the mortgaged properties identified on Annex A-1 to this free writing prospectus as Gateway, which secure three cross-collateralized and cross-defaulted mortgage loans representing, in the aggregate, approximately 12.4% of the initial pool balance as of the cut-off date, the mortgaged properties receive the New York City commercial incentive program partial tax exemption, which provides for reduced taxes for 13 years followed by a phase-in of full taxes over a 12-year period. The tax abatement is in its tenth year.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as The Heights, which secures a mortgage loan representing approximately 2.5% of the initial pool balance as of the cut-off date, the mortgaged property receives a partial tax abatement that exempts the mortgaged property from real estate taxes.  The two tenants at the mortgaged property are required to pay all real estate taxes and the loan was underwritten with the expected full tax.  The tax abatement expires in June 2016.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Purell Headquarters, which secures a mortgage loan representing approximately 1.2% of the initial pool balance as of the cut-off date, the mortgaged property receives a tax exemption with respect to the improvements to the related mortgaged property by the City of Akron, Ohio.  The value of the property tax exempted is to be paid to a special fund set up to receive such funds and then used to repay the City of Akron, Ohio for the cost of the improvements to the related mortgaged property. The tax exemption expires in 2031.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as ABC Labs, which secures a mortgage loan representing approximately 0.9% of the initial pool balance as of the cut-off date, the mortgaged property receives a tax abatement that exempts the mortgaged property from real estate taxes and, in lieu of such real estate taxes, the single tenant at the mortgaged property is required to make certain payments which are based on the number of individuals employed by ABC Labs at the mortgaged property. The tax abatement expires on December 1, 2018 or at such earlier time as the borrower fails to comply with the “payment in lieu of taxes” program.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this free writing prospectus.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  Although terms of certain of the mortgage loans require that the borrowers be single purpose entities, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or related loan combination, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property or may be a “recycled” single purpose vehicle, that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the property.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty. In such instances, references to obligations and responsibilities of the “borrower” in this free writing prospectus, may apply to such property owner instead. Although such indemnity deeds of trust executed prior to July 1, 2012 may have been exempt from mortgage recording tax under Maryland law, due to changes under Maryland law, indemnity deeds of trust executed on or after July 1, 2012 are not exempt from mortgage recording tax and the related property owners were required to pay all applicable Maryland recording tax at the time such mortgage loan was originated. In certain cases, the property owners in those loans may choose to use the indemnity deed of trust structure to maintain their ability to attempt to take advantage of mortgage recording tax savings in the event Maryland mortgage recording tax law is revised to reinstitute the exemption.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceedings May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including federal bankruptcy law and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  The delay and consequences thereof caused by the automatic stay can be significant. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See  “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Bankruptcy Issues” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in New York, Florida, California, Pennsylvania, Georgia and Texas represent security for 29.2%, 18.5%, 10.4% 7.9%, 6.5% and 5.6%, respectively, of the initial pool balance.  Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

●
For example, included in the Mortgage Pool are properties located in California, Florida, Georgia, South Carolina, Alabama, Texas and Guam, which may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

●
Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

With respect to such environmental site assessments, in certain cases the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken.  However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there can be no assurance that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this free writing prospectus, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this free writing prospectus for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may fall as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

The applicable Mortgage Loan Seller has informed the depositor that it is aware of the following unsecured indebtedness:

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Frontier Storage, which secures approximately 0.4% of the initial pool balance, the borrower has an unsecured loan in the amount of $887,597, obtained from an affiliate of the borrower.  The unsecured loan is subject to the subordination and standstill agreement.

With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Brighton Glens, which secures approximately 0.3% of the initial pool balance, the borrower has an unsecured loan outstanding in the amount of $200,000, obtained from an affiliate of the borrower. The unsecured loan is subject to a subordination and standstill agreement.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial and multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged properties;

●	the fair market value of the related mortgaged properties;

●	the borrower’s equity in the related mortgaged properties;

●	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus).

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime or subject to ground lease, the use of the property.  Additionally, any vacancy with respect to hotels, self-storage facilities, hospitality properties, restaurants, theater space, medical offices, health clubs and warehouses would not easily be converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  For example, the mortgaged property identified on Annex A-1 to this free writing prospectus as 575 Broadway, which secures a mortgage loan representing approximately 9.7% of the initial pool balance as of the cut-off date, is located within a designated historic district and therefore is subject to the rules administered by the New York City Landmarks Preservation Commission.  For additional information, see “Description of the Top 20 Mortgage Loans—575 Broadway” in Annex B to this free writing prospectus.

In addition, certain of the mortgaged properties are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, twelve (12) mortgaged properties, representing approximately 17.6% of the initial pool balance as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 19.0%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the certificates could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the

Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the Servicing Standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant is allowed to provide self-insurance against risks.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to the twenty (20) largest mortgage loans, certain insurance for fifteen (15) of the related mortgaged properties, which collectively secure mortgage loans representing approximately 49.5% of the initial pool balance as of the cut-off date by allocated loan amount, is under a borrower’s blanket insurance policy.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant.

Tax Considerations Relating to Property in U.S. Territory of Guam

The mortgaged property identified on Annex A-1 to this free writing prospectus as Bayview Plaza, which secures a mortgage loan representing approximately 4.6% of the initial pool balance as of the cut-off date, is secured by a mortgaged property located in the U.S. Territory of Guam.  In connection with the origination of such mortgage loan, the borrower received a ruling from the Guam Department of Revenue and Taxation and an opinion of a local accounting firm stating to the effect that payments of interest by the related borrower to a common law trust treated as a REMIC, such as the trust fund, would not be subject to Guam withholding tax. However, in case of any withholding or other taxes imposed by the U.S. Territory of Guam, whether by change of law or otherwise, the loan documents require the related borrower to “gross-up'' payments due under the loan so that the lender (i.e. the trust fund) receives payments at a net rate equal to the loan rate of such loan. Any such gross-up would result in the borrower being required to make additional payments to the lender; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan, including such gross-up payments.

RISKS RELATED TO CONFLICTS OF INTEREST

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Bank PLC, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of certificates.  This offering of certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for their investment represented by the certificates, if they initially retain their certificates or for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” below.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities” or “Underwriters”) will not align with, and may in fact be directly contrary to, those of certificateholders.  The Underwriter Entities are each part of global banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the operating advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the operating advisor, the certificate administrator or the trustee or to direct their actions.

Furthermore, the Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Barclays Capital Inc., one of the Underwriters, is an affiliate of Barclays Commercial Mortgage Securities LLC, the depositor, and of Barclays Bank PLC, a sponsor, mortgage loan seller and originator.  UBS Securities LLC, one of the Underwriters, is an affiliate of UBS Real Estate Securities Inc., a sponsor, mortgage loan seller and originator.  Natixis Securities Americas LLC, one of the Underwriters, is an affiliate of Natixis Real Estate Capital LLC, a sponsor, mortgage loan seller and originator.

See “Summary of Free Writing Prospectus—Transaction Parties and Dates—Significant Affiliations and Relationships” in this free writing prospectus for a description of certain affiliations and relationships between the Underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in or other financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2013-C6 non-offered certificates or the related companion loans.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor. See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  If a control termination event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer with respect to all the mortgage loans (other than the non-serviced mortgage loan).  Additionally, if a control termination event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity and in the “certificateholders’ best interests” (as described in “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments”).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

The UBS-Barclays 2013-C5 operating advisor, currently Situs Holdings, LLC, is the operating advisor with respect to the non-serviced loan combination under the UBS-Barclays 2013-C5 pooling and servicing agreement.  If a control termination event under the UBS-Barclays 2013-C5 pooling and servicing agreement has occurred and is continuing, the UBS-Barclays 2013-C5 operating advisor will be required to consult with the UBS-Barclays 2013-C5 special servicer with respect to certain actions of the UBS-Barclays 2013-C5 special servicer involving the non-serviced loan combination.

Notwithstanding the foregoing, the operating advisor and its respective affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its respective affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.  Furthermore, in the normal course of its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee and/or the directing holder or affiliates of any of the foregoing entities.  These relationships, to the extent they exist, may continue in the future.  Each of these relationships may create a conflict of interest. See also “The Operating Advisor” in this free writing prospectus.

Additionally, Park Bridge Lender Services LLC or its affiliates may, in the future service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder may have interests in conflict with those of all or some of the certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “Transaction Parties—Removal of the Special Servicer,” the special servicer may be removed without cause by the directing holder.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “Transaction Parties —Removal of the Special Servicer” in this free writing prospectus.  The directing holder will be controlled by the controlling class certificateholders.  It is expected that RREF II CMBS AIV, LP will be the initial directing holder.

In addition, in certain circumstances, following a control termination event, as described in this free writing prospectus under “The Pooling and Servicing Agreement—The Operating Advisor—Role of Operating Advisor for Mortgage Loans While a Control Termination Event Has Occurred and Is

Continuing,” the special servicer will be required to consult with the operating advisor.  Also, in certain circumstances as described in this free writing prospectus under “Transaction Parties —Removal of the Special Servicer,” the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificateholders.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, in certain circumstances, following a control termination event under the UBS-Barclays 2013-C5 pooling and servicing agreement, the UBS-Barclays 2013-C5 special servicer will be required to consult with the UBS-Barclays 2013-C5 operating advisor with respect to the non-serviced loan combinations.  Also, in certain circumstances, the UBS-Barclays 2013-C5 operating advisor under the UBS-Barclays 2013-C5 pooling and servicing agreement may recommend the removal or replacement of the UBS-Barclays 2013-C5 special servicer if the UBS-Barclays 2013-C5 operating advisor determines that the UBS-Barclays 2013-C5 special servicer is not performing its duties as required under the UBS-Barclays 2013-C5 pooling and servicing agreement or is otherwise not acting in accordance with the related servicing standard.  As a result, it is possible that the UBS-Barclays 2013-C5 operating advisor may make certain recommendations to the UBS-Barclays 2013-C5 special servicer with respect to the non-serviced loan combination to take actions that conflict with the interests of certain classes of the certificateholders.  However, the UBS-Barclays 2013-C5 special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard under the UBS-Barclays 2013-C5 pooling and servicing agreement or the terms of the non-serviced loan combination mortgage loan documents.

You should be aware that:  (a) the directing holder (i) may take or refrain from taking actions that favor its interests over one or more classes of the certificateholders, (ii) may have special relationships and interests that conflict with the interests of one or more classes of the certificateholders, and (iii) will not be liable by reason of its having so acted or refrained from acting solely in its interests; and (b) no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

RREF II CMBS AIV, LP, the expected investor in the Class X-C, Class E, Class F and Class G certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, RREF II CMBS AIV, LP received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the directing holder or that the final pool as influenced by the directing holder’s feedback will not adversely affect the performance of your certificates and benefit the performance of the directing holder’s certificates.  Because of the differing subordination levels, the directing holder has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the directing holder but that does not benefit other investors.  In addition, the directing holder may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The directing holder performed due diligence solely for its own benefit.  The directing holder has no liability to any person or entity for conducting its due diligence.  The directing holder is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the directing holder’s acceptance of a mortgage loan.  The directing holder’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

Neither the directing holder nor RREF II CMBS AIV, LP will have any liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The directing holder or its designee will constitute the initial directing holder with respect to the mortgage loans and thus would have certain rights to direct and consult with the special servicer, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the directing holder may, in some circumstances, differ from or be adverse to those of purchasers of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage pool.

Potential Conflicts of Interest of the Property Managers

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of Rialto Capital Advisors, LLC as special servicer under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and Natixis Real Estate Capital LLC, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Natixis Real Estate Capital LLC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by Natixis Real Estate Capital LLC (approximately $60,321,822 initial pool balance as of the cut-off date).

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association and UBS Real Estate Securities Inc., Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates, including, prior to their inclusion in the issuing entity, certain of the mortgage loans sold to the depositor by UBS Real Estate Securities Inc. (approximately $924,597,174 of the initial pool balance as of the cut-off date).

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity expected to (i) purchase the Class X-C, Class E, Class F and Class G certificates, (ii) be the initial directing holder and (iii) be appointed as the initial controlling class representative.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

You Will Have Less Control Over the Servicing of the Non-Serviced Mortgage Loan

The non-serviced mortgage loan is secured by a mortgaged property that also secures the non-serviced companion loan that is not an asset of the issuing entity.  The non-serviced mortgage loan is serviced and administered by the UBS-Barclays 2013-C5 master servicer under the UBS-Barclays 2013-C5 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association, and, if applicable, will be specially serviced by the UBS-Barclays 2013-C5 special servicer under the UBS-Barclays 2013-C5 pooling and servicing agreement, currently Midland Loan Services, a Division of PNC Bank, National Association.  The UBS-Barclays 2013-C5 pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement relating to this securitization.  As a result, you will have less control over the servicing of the non-serviced mortgage loan than you would have if such non-serviced mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

OTHER RISKS

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Is Subject to Insolvency, Bankruptcy or Similar Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

Barclays Bank PLC is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a company registered in England or Wales, such as Barclays Bank PLC, may be challenged by an insolvency officer appointed to that company on its insolvency.

The Banking Act 2009 (the “Banking Act”) provides a permanent regime to allow the UK Prudential Regulation Authority (the “PRA”), the Treasury of the United Kingdom (the “UK Treasury”) and the Bank of England to address a situation where a United Kingdom bank (a UK institution with permission to accept deposits under the Financial Services and Markets Act 2000, which would include Barclays Bank PLC) (the “UK Bank”), is likely to encounter financial difficulties.  The Banking Act gives the UK Treasury, the PRA and the Bank of England certain wide powers to support the implementation of the stabilization measures contemplated by the Banking Act.  It is possible these powers could be used at a point which is prior to the point at which an application for bankruptcy or insolvency proceedings could be made.

These powers, which apply regardless of any contractual restrictions, include (a) power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the Treasury, all or some of the securities issued by a UK Bank (or any UK holding company of the UK Bank).  The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied.  Power also exists to override any default provisions in transactions otherwise affected by these powers.  Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments.  In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer.  The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively.  There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Banking Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement.  As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates.  While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

In general, in considering whether to make an order under the Banking Act, the UK authorities are required to have regard to certain objectives.  These objectives include the protection and enhancement of the stability of the financial systems of the United Kingdom.  The exercise by the UK authorities of powers under the Banking Act in a manner likely to negatively affect rated securitizations and similar transactions may be considered inconsistent with the objective referred to above, although such objective is required to be balanced with other considerations (including protection of depositors). There remains considerable uncertainty over the scope of the powers afforded to UK authorities under the Banking Act and how the UK authorities may choose to exercise them.

As at the date of this free writing prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act 2009 in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

The European Commission has published a legislative proposal for a directive to establish an EU-wide framework for the recovery and resolution of credit institutions and investment firms.  This includes the introduction of minimum early intervention powers for relevant authorities and provides for special rules for cross-border groups.  These appear to overlap in part with those available under the Banking Act and also provide for certain further powers, such as provision for authorities to write down eligible liabilities of relevant institutions. It is too early to assess the impact of the proposal, or whether it will be adopted at all or in its current form.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Barclays Bank PLC will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If Barclays Bank PLC, acting through its New York Branch, were to become the subject of an insolvency proceeding under the law of the United Kingdom and a proceeding were initiated under Chapter 15 of the Bankruptcy Code or the New York Superintendent of Banks were to take possession of the New York Branch, it is possible that the New York Superintendent of Banks, a creditor or trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loans by Barclays Bank PLC was a pledge of the receivables rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of its interest in the mortgage loans would generally be respected in the event Barclays Bank PLC, acting through its New York Branch, were to become the subject of an insolvency proceeding under the law of the United Kingdom and a proceeding were initiated under Chapter 15 of the Bankruptcy Code or the New York Superintendent of Banks were to take possession of the New York Branch.  The New York Superintendent of Banks, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale.  If such party’s challenge is successful, payments on the certificates would be reduced or delayed.  Even if the challenge is not successful payments on the certificates could be delayed while a court resolves the claim.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the receivables rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was not a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.  Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. Under the OLA, the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The Acting General Counsel’s Opinion further noted that, while the FDIC staff may be considering recommending further regulations under the OLA, the Acting General Counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the Acting General Counsel’s Opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, or if it were independently to be appointed as receiver of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except Barclays Bank PLC in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity fund to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Book-Entry Registration” in this free writing prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates“ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences” in this free writing prospectus and  “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the Internal Revenue Service (the “IRS”) issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations have been issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”),  which modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations).  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release  is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code, for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the sponsors, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund created pursuant to the Pooling and Servicing Agreement (the “Issuing Entity”) will consist of a pool of fixed rate mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the related Due Date of such Mortgage Loan in April 2013 (or April 1, 2013 if such Mortgage Loan does not have a Due Date in April 2013) (the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $1,295,471,980 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, mixed use, hospitality, multifamily, office, self-storage, industrial, manufactured housing community, or other commercial property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Santa Anita Mall is referred to as the “Santa Anita Mall Mortgage Loan” or the “Non-Serviced Mortgage Loan”.  The Santa Anita Mall Mortgage Loan has a pari passu companion loan that is not included in the Mortgage Pool and is referred to in this free writing prospectus as the “Santa Anita Mall Companion Loan” or the “Non-Serviced Companion Loan”, which is pari passu in right of payment to the Santa Anita Mall Mortgage Loan.  The Santa Anita Mall Mortgage Loan and the Santa Anita Mall Companion Loan are collectively referred to in this free writing prospectus as the “Santa Anita Mall Pari Passu Loan Combination” or the “Non-Serviced Loan Combination”.  For more information regarding the Santa Anita Mall Pari Passu Loan Combination, see “—Loan Combination—Santa Anita Mall Pari Passu Loan Combination” below.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Forty-six (46)  Mortgage Loans (the “UBSRES Mortgage Loans”), representing approximately 71.4% of the Initial Pool Balance, were originated by UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”);

●
Seventeen (17) Mortgage Loans (“Barclays Mortgage Loans”), representing approximately 18.3% of the Initial Pool Balance, were originated by Barclays Bank PLC, a public limited company registered in England and Wales (“Barclays”);

●
Six (6)  Mortgage Loans (the “RCMC Mortgage Loans”), representing approximately 5.7% of the Initial Pool Balance, were originated by Redwood Commercial Mortgage Corporation, a Delaware corporation (“RCMC”); and

●
Four (4)  Mortgage Loans (the “NREC Mortgage Loans”), representing approximately 4.7% of the Initial Pool Balance, were originated by Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”).

UBSRES, Barclays, RCMC and NREC are referred to in this free writing prospectus as the “Originators”.  Barclays Commercial Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans from UBSRES, Barclays, RCMC and NREC (collectively, the “Sponsors” or “Mortgage Loan Sellers”) on or about April 25, 2013 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement.

Certain Calculations and Definitions

This free writing prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A-1, Annex A-2 and Annex B may not equal the indicated total due to rounding.  The information in Annex A-1, Annex A-2 and Annex B to this free writing prospectus with respect to the Mortgage Loans (or loan combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this free writing prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an Allocated Loan Amount that has been assigned to the related Mortgaged Properties based upon one or more of the related Appraised Values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A-1 to this free writing prospectus.  The statistics in Annex A-1, Annex A-2 and Annex B to this free writing prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this free writing prospectus with respect to a Mortgage Loan with a Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related companion loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report, and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this free writing prospectus.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

This free writing prospectus (including the Annexes to this free writing prospectus) sets forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited and, in most cases, were not prepared in accordance with generally accepted accounting principles (“GAAP”).  The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with GAAP is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

 Definitions.  For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings (to the extent used in this free writing prospectus):

(i)
“Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, the Trustee/Certificate Administrator Fee Rate and the applicable Operating Advisor Fee Rate).

(ii)
“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(iii)
“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan (or in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period).

(iv)
“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the applicable Mortgage Loan Seller.  In certain cases, the appraiser’s adjusted value assumes the completion of construction, renovation or repairs.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(v)	“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(vi)
“Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a loan combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related companion loan.

(vii)	“Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate.

(viii)
“Leased Fee” means a Mortgaged Property type where the collateral consists of the borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease.  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(ix)
“LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a loan combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related companion loan.

(x)
“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xi)	“NRA” means net rentable area.

(xii)
“Occupancy” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units, Rooms or Pads, as the case may be, so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(xiii)
“Square Feet” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse/distribution facility, combination retail/office facility or other special purpose property, the square footage of the net rentable or leasable area.

(xiv)	“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

(xv)
“U/W NOI Debt Yield” or “Underwritten NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a loan combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related companion loan.

(xvi)
“U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow of the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a loan combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related companion loan.

(xvii)
“Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(xviii)
“Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of

(a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of Occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer has control.  In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination.  From that information, the Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken Occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.  No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xix)
“Units,” “Rooms,” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as a self-storage property, the number of self-storage units.

(xx)
“U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a loan combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related companion loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(xxi)
“U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a loan combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related companion loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflects that ability.

(xxii)
“U/W Revenue” with respect to any Mortgage Loan, the gross potential rent, subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

(xxiii)	“U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

Number of Mortgage Loans(1)	73
Number of Mortgaged Properties	91
Number of Amortizing Balloon Mortgage Loans(2)	52
Number of Partial Interest-Only Mortgage Loans(3)	11
Number of Interest-Only Mortgage Loans	9
Number of Fully Amortizing Mortgage Loans	1
Aggregate Principal Balance	$1,295,471,980
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$996,251
Maximum Mortgage Loan Balance	$125,850,000
Average Mortgage Loan Principal Balance	$17,746,192
Range of Mortgage Rates
Minimum Mortgage Rate	3.6545%
Maximum Mortgage Rate	5.9595%
Weighted Average Mortgage Rate	4.3786%
Range of Original Terms to Maturity
Minimum Original Term	60 months
Maximum Original Term	180 months
Weighted Average Original Term to Maturity	118 months
Range of Remaining Terms to Maturity
Minimum Remaining Term	59 months
Maximum Remaining Term	180 months
Weighted Average Remaining Term to Maturity	117 months
Range of Remaining Amortization Terms
Minimum Remaining Amortization Term	180 months
Maximum Remaining Amortization Term	360 months
Weighted Average Remaining Amortization Term	335 months
Range of Loan-to-Value Ratios(4)
Minimum Loan-to-Value Ratio	34.9%
Maximum Loan-to-Value Ratio	75.2%
Weighted Average Loan-to-Value Ratio(4)	61.5%
Range of U/W NCF Debt Service Coverage Ratios(4)
Minimum U/W NCF Debt Service Coverage Ratio	1.25x
Maximum U/W NCF Debt Service Coverage Ratio	3.84x
Weighted Average U/W NCF Debt Service Coverage Ratio(4)	2.02x
Range of U/W NOI Debt Yields(4)
Minimum U/W NOI Debt Yield	7.6%
Maximum U/W NOI Debt Yield	16.8%
Weighted Average U/W NOI Debt Yield(4)	11.3%

(1)
The Mortgage Pool includes one (1) group of cross-collateralized and cross-defaulted Mortgage Loans.  This group consists of three (3) Mortgage Loans, which collectively represent approximately 12.4% of the Initial Pool Balance as of the Cut-off Date.

(2)	Does not include interest-only Mortgage Loans or partial interest-only Mortgage Loans.

(3)
Eleven (11) Mortgage Loans representing approximately 19.3% of the Initial Pool Balance as of the Cut-off Date, have a partial interest-only period.  The interest-only periods for these Mortgage Loans range from 10 months to 59 months following the Cut-off Date.

(4)
For the Santa Anita Mall Mortgage Loan, the numerical and statistical information relating to loan-to-value ratios and debt yields includes the Santa Anita Mall Mortgage Loan (which will be included in the issuing entity) and the Santa Anita Mall Pari Passu Companion Loan (which will not be included in the issuing entity).  For purposes of calculating debt service coverage ratios for the Santa Anita Mall Mortgage Loan, the Annual Debt Service is based on the aggregate payments due during the first 12 months after the Cut-off Date for the Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan.

All but one of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes fifty-two (52) Mortgage Loans, representing approximately 42.3% of the Initial Pool Balance which pay principal and interest for their entire terms, eleven (11) Mortgage Loans, representing approximately 19.3% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and nine (9) Mortgage Loans, representing approximately 37.2% of the Initial Pool Balance, that pay interest-only for their entire term through maturity. One (1) Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, is fully amortizing over its term through maturity.

The issuing entity will include eleven (11) Mortgage Loans, representing approximately 16.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans
	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Largest Single Mortgage Loan(1)	$160,000,000	12.4%
Largest 5 Mortgage Loans(1)	$535,200,000	41.3%
Largest 10 Mortgage Loans(1)	$772,178,228	59.6%
Largest Group of Crossed Loans	$160,000,000	12.4%
Largest Related-Borrower Concentration(1)	$168,989,444	13.0%
Next Largest Related-Borrower Concentration	$165,000,000	12.7%

(1)	Consists of or includes three cross-collateralized Mortgage Loans.

Other than with respect to the largest ten (10) Mortgage Loans or groups of Mortgage Loans, each of the other Mortgage Loans or groups of cross-collateralized Mortgage Loans represents no more than 2.0% of the Initial Pool Balance. See “Description of the Top 20 Mortgage Loans” on Annex B to this free writing prospectus for more information on the largest twenty (20) Mortgage Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 34.7% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 13.0% of the Initial Pool Balance.

Related Borrower Loans
Mortgage Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Gateway I	$65,000,000	5.0%
Gateway II	50,000,000	3.9
Gateway III	45,000,000	3.5
Equinox Summit	8,989,444	0.7
Subtotal	$168,989,444	13.0%

Broward Mall	$95,000,000	7.3%
Santa Anita Mall	70,000,000	5.4
Subtotal	$165,000,000	12.7%

Villas at Grays Creek	$18,600,000	1.4%
Springs at Huntsville	18,500,000	1.4
Carrington at Houston Levee	15,300,000	1.2
Subtotal	$52,400,000	4.0%

Courtyard Marriott Santa Rosa	$13,706,797	1.1%
La Quinta Inn-Cocoa Beach	8,150,000	0.6
Subtotal	$21,856,797	1.7%

5909 Blair Road	$8,000,000	0.6%
1020 Bear Road	5,400,000	0.4
Subtotal	$13,400,000	1.0%

Mountain Park Shopping Center	$7,440,693	0.6%
Hickory Plaza	5,608,562	0.4
Subtotal	$13,049,255	1.0%

Frontier Storage	$5,200,000	0.4%
College Crest Apartments	4,779,319	0.4
Subtotal	$9,979,319	0.8%

Brick Self Storage	$3,790,342	0.3%
Berlin Self Storage	996,251	0.1
Subtotal	$4,786,593	0.4%
Total	$449,461,409	34.7%

Mortgage Loans with related borrowers are identified on Annex A-1 to this free writing prospectus.

Property Type Concentrations

This table shows the property type concentrations of the mortgaged properties:

Property Type Distribution
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Retail	27	$593,711,903	45.8%
Mixed Use	5	198,930,798	15.4
Hospitality	14	173,112,374	13.4
Multifamily	14	133,983,619	10.3
Office	6	132,034,021	10.2
Self-Storage	13	40,549,916	3.1
Industrial	6	16,487,228	1.3
Manufactured Housing Community	6	6,662,120	0.5
Total	91	$1,295,471,980	100.0%

With respect to the property types set forth in the above chart, among other things:

●
Twelve (12) of the Mortgaged Properties, securing Mortgage Loans representing approximately 39.9% of the Initial Pool Balance, are retail properties that are considered by the applicable sponsor to have an “anchor tenant.”  One (1) of the Mortgaged Properties, securing Mortgage Loans representing approximately 0.2% of the Initial Pool Balance, are retail properties that are considered by the applicable sponsor to be “shadow anchored.”  Fourteen (14) of the Mortgaged Properties, securing Mortgage Loans representing approximately 5.7% of the Initial Pool Balance, are retail properties that are considered by the applicable sponsor to be “unanchored” or “single tenant”.

●
Fourteen (14) of the hospitality properties, securing Mortgage Loans representing approximately 13.4% of the Initial Pool Balance, are affiliated with a franchise or hotel management company through a franchise or management agreement.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	11	$378,467,043	29.2%
Florida	15	239,800,632	18.5
California	9	134,110,743	10.4
Pennsylvania	2	102,398,957	7.9
Georgia	2	84,790,693	6.5
Texas	10	72,441,074	5.6
Other(2)	42	283,462,839	21.9
Total/Weighted Average	91	$1,295,471,980	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount (which amount, if not specified in the related Mortgage Loan Documents, is based on the Appraised Values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes 40 Mortgaged Properties located in 22 states, one Mortgaged Property located in the District of Columbia and one Mortgaged Property located in the U.S. Territory of Guam.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●
Mortgaged Properties located in California, Florida, Georgia, South Carolina, Alabama, Texas and U.S. Territory of Guam, which may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

●
Recent hurricanes in the Northeast and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Tenancies-In-Common

In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Flor de Salinas, Cincinnati Flex Portfolio and College Crest Apartments, representing approximately 1.0%, 0.6% and 0.4%, respectively, of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors— Risks Related to Mortgage Loans and Mortgaged Properties—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Structures

Five (5) of the Mortgage Loans secured by Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 422 Business Center, 240 Park Avenue South, Venice Renaissance, Flor de Salinas and 144 North 8th Street representing approximately 2.0%, 1.1%, 1.0%, 1.0% and 1.0%, respectively, of the Initial Pool Balance, respectively, are secured, in certain cases, in part, by the related borrower’s interest in one or more Units in a condominium.  With respect to two (2) of these Mortgage Loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.  With respect to the following mortgage loans, the borrower does not control appointment and voting of the condominium board.

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 240 Park Avenue South, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, the collateral for the Mortgage Loan consists of one commercial condominium unit and one commercial storage unit.  The condominium structure includes fifty-one residential condominium units that are not part of the collateral.  The borrower does not control voting of the condominium board.

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 144 North 8th Street, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, the collateral for the Mortgage Loan consists of one retail condominium unit. The condominium structure includes one residential condominium unit that is not a part of the collateral.  The borrower does not control voting of the condominium board.

In addition, with respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Venice Renaissance, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance, the collateral for the Mortgage Loan partially consists of 23 residential condominium units and 12 retail condominium units.  The borrower does not control voting of the condominium board.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures all or a portion of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 575 Broadway, The Heights, ABC Labs and Tharaldson-Kingston Courtyard, representing approximately 9.7%, 2.5%, 0.9% and 0.7%, respectively, of the Initial Pool Balance. For purposes of this free writing prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  See “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

The following is an example of certain non-standard ground lease provisions that may expose investors to greater risks of default and loss than the provisions in more standard ground leases.  In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 575 Broadway, which secures a Mortgage Loan representing approximately 9.7% of the Initial Pool Balance, the ground lease contains the following provisions:  (1) in connection with a sale of the ground leasehold interest after foreclosure, except with respect to a sale to the lender or an affiliate of the lender, the ground lease requires consent of ground lessor, which consent may not be unreasonably withheld if purchaser is a party, in ground lessor’s reasonable judgment, that has the financial standing and experience commensurate with the responsibilities and obligations of ground tenant; (2) in connection with any transfer of the Mortgage Loan, the ground lease requires that the transferee be an “Institution” (as such term is defined in the ground lease); (3) except in connection with an assignment of the ground lease to lender, its successors and assigns or a wholly owned affiliate of either (provided such entity is an “Institution” (as defined in the ground lease)), such purchaser will be required to post one-year of base rent as a security deposit; and (4) in the event of a casualty, if the Borrower does not restore the building located at the Mortgaged Property, the ground lessor is permitted to terminate the ground lease and retain all insurance proceeds (as such, in the event the Borrower fails to restore the premises, the lender (or a purchaser at foreclosure) will be required to restore the premises or risk losing all rights in the ground lease and related insurance proceeds).  The Mortgage Loan is recourse to the Mortgage Loan non-recourse carveout guarantor in the amount of any deficiency of insurance proceeds anticipated to complete a restoration.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate; the issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Loan Combination

The following table sets forth certain information regarding the Mortgage Loan and Non-Serviced Companion Loan that comprise the Santa Anita Mall Pari Passu Loan Combination:
Mortgage Loan	Cut-off Date Balance	Companion Loan Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut- off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield	Additional Debt Description
Santa Anita Mall	$70,000,000	$215,000,000	$285,000,000	3.05x	3.05x	46.7%	46.7%	11.8%	11.8%	Pari Passu

Santa Anita Mall Pari Passu Loan Combination

Santa Anita Mall Mortgage Loan. One (1) Mortgage Loan secured by the Mortgaged Property identified as Santa Anita Mall on Annex A-1 to this free writing prospectus, representing approximately 5.4% of the Initial Pool Balance, with a principal balance as of the Cut-off Date of $70,000,000 (the “Santa Anita Mall Mortgage Loan”), is part of a loan combination comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Santa Anita Mall Mortgaged Property”). The Santa Anita Mall Mortgage Loan is evidenced by promissory notes A-1-1 and A-1-2 and has an aggregate Cut-off Date Balance of $70,000,000. The mortgage loan evidenced by promissory notes A-2-1 and A-2-2, with an aggregate outstanding principal balance of $215,000,000, is pari passu to the Santa Anita Mall Mortgage Loan and is referred to in this free writing prospectus as the “Santa Anita Mall Pari Passu Companion Loan”. The Santa Anita Mall Pari Passu Companion Loan will not be included in the Issuing Entity. Only the Santa Anita Mall Mortgage Loan will be included in the Issuing Entity. The Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan are pari passu with each other. The Santa Anita Mall Mortgage Loan and the Santa Anita Mall Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the “Santa Anita Mall Pari Passu Loan Combination” or the “Non-Serviced Loan Combination”.

The holders of the Santa Anita Mall Pari Passu Loan Combination (the “Santa Anita Mall Noteholders”) have entered into a co-lender agreement (the “Santa Anita Mall Co-Lender Agreement”) that sets forth the respective rights of each Santa Anita Mall Noteholder.

Servicing.  Pursuant to the terms of the Santa Anita Mall Co-Lender Agreement, the Santa Anita Mall Pari Passu Loan Combination is being serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of February 1, 2013 (the “UBS-Barclays 2013-C5 Pooling and Servicing Agreement”), entered into by UBS Commercial Mortgage Securitization Corp., as depositor (in that capacity, the “UBS-Barclays 2013-C5 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in that capacity, the “UBS-Barclays 2013-C5 Master Servicer”) and as special servicer (in that capacity, the “UBS-Barclays 2013-C5 Special Servicer”), Situs Holdings, LLC, as operating advisor (in that capacity, the “UBS-Barclays 2013-C5 Operating Advisor”), and Deutsche Bank Trust Company Americas, as trustee (in that capacity, the “UBS-Barclays 2013-C5 Trustee”) and certificate administrator (in that capacity, the “UBS-Barclays 2013-C5 Certificate Administrator”).  The UBS-Barclays 2013-C5 Pooling and Servicing Agreement governs the UBS-Barclays 2013-C5 securitization and contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.

Distributions. Under the terms of the Santa Anita Mall Co-Lender Agreement, any payment in respect of the Santa Anita Mall Pari Passu Loan Combination (whether principal or interest or prepayment under the Santa Anita Mall Pari Passu Loan Combination, or proceeds relating to the Santa Anita Mall Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any party to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement or the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, as applicable)) will be applied to the Santa Anita Mall Mortgage Loan and the Santa Anita Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.  The Santa Anita Mall Co-Lender Agreement also provides that expenses, losses and shortfalls relating to the Santa Anita Mall Pari Passu Loan Combination will be allocated, on a pro rata and pari passu basis, to the Santa Anita Mall Noteholders.

Consent and Consultation.  As described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, the directing holder under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement will have the right to consult with, direct and advise (including with respect to “major decisions” under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, which are substantially similar to the Major Decisions under the Pooling and Servicing Agreement) the UBS-Barclays 2013-C5 Master Servicer and the UBS-Barclays 2013-C5 Special Servicer with respect to the Santa Anita Mall Pari Passu Loan Combination.  For so long as no Consultation Termination Event has occurred and is continuing, the UBS-Barclays 2013-C5 Master Servicer and UBS-Barclays 2013-C5 Special Servicer must also consult (on a non-binding basis) with the Directing Holder with respect to Major Decisions to be taken with respect to the Santa Anita Mall Pari Passu Loan Combination.

Secured Financing and Mezzanine and Similar Financing

The following paragraphs summarize information regarding existing secondary financing secured by the Mortgaged Properties and/or existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the Mortgage Loans that have related mezzanine indebtedness outstanding.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Interest Rate for Mortgage Loan	Mezzanine Debt Cut- off Date Balance	Interest Rate for Mezzanine Loan	Mortgage Loan Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Mortgage Loan U/W NCF DSCR	Total Debt U/W NCF DSCR(2)
Villas at Grays Creek	$18,600,000	4.2200%	$2,000,000	10.0000%	75.2%	83.2%	1.45x	1.23x
Springs at Huntsville	$18,500,000	4.2200%	$3,300,000	10.0000%	70.5%	83.0%	1.44x	1.10x
Carrington at Houston Levee	$15,300,000	4.2200%	$2,700,000	10.0000%	69.4%	81.6%	1.44x	1.11x

(1)
The combined Cut-off Date loan-to-value ratio of the Mortgage Loan and mezzanine loan is equal to the ratio of their aggregate Cut-off Date principal balances to the Appraised Value of the related Mortgaged Property(ies).

(2)
The combined underwritten debt service coverage ratio of the Mortgage Loan and/or mezzanine loan is equal to the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property(ies) to the sum of the Annual Debt Service due under the Mortgage Loan and the Annual Debt Service due under the mezzanine loan.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

The mezzanine loans related to the above described Mortgage Loans are generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.  The holder of each mezzanine loan also has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty and replaced with a replacement guarantor meeting the requirements in the related intercreditor agreement.

The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.

The applicable Sponsors have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described below.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield
The Shoppes at River Crossing	$77,350,000	67.6%	1.83x	N/A
Venice Renaissance	$13,000,000	47.0%	1.50x	N/A
El Paseo Collection North	$10,300,000	43.5%	2.30x	10.0%

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Some of the Mortgage Loans permit certain affiliates of the borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such Mortgage Loans generally contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure.  Certain mortgage loans permit the borrower to incur unsecured loans.  For example, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Flor de Salinas, which represents 1.0% of the Initial Pool Balance, allows the borrower to obtain an unsecured loan in an amount up to $300,000, subject to certain conditions set forth in the Mortgage Loan Documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the loan balance) of trade payables and unsecured indebtedness in the ordinary course of business.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Other Financings or Ability To Incur Other Financings Entails Risk” in this free writing prospectus.

Underwriting Considerations

Mortgaged Properties With Limited Prior Operating History

One (1) of the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Villas at Grays Creek, representing approximately 1.4% of the Initial Pool Balance, is secured by a Mortgaged Property that was constructed in 2011, achieved stabilized occupancy in 2012 and was acquired within the 12-month period preceding the Cut-off Date and therefore has limited prior operating history.

One (1) of the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Nottingham Village, representing approximately 1.2% of the Initial Pool Balance, is secured by a Mortgaged Property that was constructed or substantially renovated within the 12-month period preceding the Cut-off Date and that has no or limited prior operating history and/or lacks historical financial figures and information.

Additionally, one (1) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Wisconsin MHP, representing approximately 0.5% of the Initial Pool Balance, is secured in whole or in part by Mortgaged Properties that were acquired within the 12-month period preceding the Cut-off Date and that have no or limited prior operating history and/or lack historical financial figures and information.

Environmental Site Assessments

Other than as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 16-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

●	the circumstance or condition has been remediated in all material respects;

●	the borrower or a third party has escrowed funds to effect the remediation, although such escrows may not be held by the lender;

●	a responsible party, not related to the borrower, has been identified by the applicable governmental authority;

●
an operations and maintenance plan has been or will be implemented or the related borrower or an affiliate thereof is otherwise currently taking or required to take actions to address the circumstance or condition;

●	environmental insurance with respect to such condition has been obtained;

●	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the loan sponsor;

●
a “no further action” letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of taking any action, or of requiring that any action be taken by the borrower or any other person, with respect to such condition; or

●	an environmental consultant did not recommend further investigation or remediation.

For example, with respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus Courtyard Marriott Santa Rosa, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance as of the Cut-off Date, an environmental site assessment (the “ESA”) of the Mortgaged Property reported an environmental concern regarding the historical operation of a former dry cleaner north of the Mortgaged Property.  In addition, a 500-gallon gasoline underground storage tank was removed from the Mortgaged Property in July 1986. Ground water remediation and groundwater monitoring have been implemented at the Mortgaged Property.  The ESA indicated no further action is warranted for either condition at this time.

With respect to the Mortgaged Property identified as TitanStar Retail Portfolio on Annex A-1 to this free writing prospectus, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance as of the Cut-off Date, an environmental site assessment of the Mortgaged Property reported a recognized environmental condition relating to the historical operation of a dry cleaning facility at the Mortgaged Property.  The borrower has obtained an environmental insurance policy in the amount of $9,095,000 and, under the related loan documents, is required to promptly commence and diligently complete environmental remediation work as soon as practicable.

For more information regarding environmental considerations, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments

Each Mortgage Loan Seller has informed the Depositor that, with certain limited exceptions, inspections of most of the related Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of Mortgage Loan Seller within the 16-month period prior to the Cut-off Date.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis

Each Mortgage Loan Seller has informed the Depositor that an appraisal or market analysis for all of the related Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of such Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of each Property” in this free writing prospectus.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—— Risks Related to Mortgage Loans and Mortgaged Properties—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this free writing prospectus.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as DoubleTree Hotel & Miami Airport Convention Center, representing approximately 3.1% of the Initial Pool Balance as of the Cut-off Date, certain litigation was commenced by the Borrower for back-payments due to the Borrower under a Declaration of Covenants, Conditions, Restrictions, Easements and Operating Agreement.  The defendant in such action brought a counterclaim against the Borrower asserting tortious interference with an advantageous business relationship and contractual relationship under a terminated parking lease.  Pursuant to such counterclaim, the defendant is pursuing the Borrower for $809,000 for past due rent and $10,668 for each month from June 1, 2012 through February 28, 2020.  The guarantor is personally liable for any losses lender suffers as a result of the Borrower’s failure to satisfy any judgment or settlement arising out of any claims asserted against the Borrower in connection with such litigation or any other claim, in each case, relating to or arising out of the terminated parking lease.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hampton Inn & Suites Arlington, representing approximately 0.7% of the Initial Pool Balance as of the Cut-off Date, the guarantor has an outstanding judgment against him in favor of Merrill Lynch Bank USA in the amount of $198,559.06 related a prior suit for defaulting on a loan.  The guarantor entered into a settlement agreement with Merrill Lynch in 2008, but the guarantor’s attorney misapplied the settlement funds to another matter.  The Mortgage Loan Documents provide recourse for losses associated with enforcement of the 2008 judgment.

In the case of the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Villa Rosa, representing approximately 0.3% of the Initial Pool Balance as of the Cut-off Date, on November 12, 2011, following an altercation between a security guard and a resident’s son, the resident was killed by the security guard, who maintains that he was acting in self-defense.  No civil or criminal charges have been filed against the security guard or the owner of the Mortgaged Property.  However, there can be no assurance that charges will not be filed in the future.

We cannot assure you that these above described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this free writing prospectus.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property.  See “Description of the Top 20 Mortgage Loans” for additional information on the twenty (20) largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity.

In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Shoppes at River Crossing, which secures the Mortgage Loan representing approximately 6.0% of the Initial Pool Balance as of the Cut-off Date, the sponsor under such Mortgage Loan was part of the General Growth Properties, Inc. bankruptcy that was filed in April 2009.  General Growth Properties, Inc. emerged from bankruptcy in November 2010 and subsequently spun off such borrowers and the related mortgaged properties to the current sponsor, GGP Limited Partnership.

In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Islandia Marriott, which secures the Mortgage Loan representing approximately 1.7% of the Initial Pool Balance as of the Cut-off Date, the sponsor of the Mortgage Loan defaulted on eighteen mortgage loans, eleven of which have been foreclosed on between 2010 and 2012.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor or other party to a Mortgage Loan.

Below are descriptions of bankruptcy matters relating to certain Mortgage Loans.  Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations.  Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, mixed use, office and industrial Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●
Six (6) of the Mortgaged Properties securing four (4) Mortgage Loans, representing in the aggregate approximately 2.6% of the Initial Pool Balance by Allocated Loan Amount, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 0.9% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, mixed use, office and industrial Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan.  In certain cases, the lease of a major or anchor tenant at a multi tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, or access to, or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease or (ix) if the borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenant’s business or operations. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.  In addition,  certain of the tenant leases may permit a tenant to terminate their lease or go dark if a tenant at an adjacent or nearby property terminates its lease or goes dark and certain leases have termination options or rent reduction provisions tied to sales at the related store or other stores at the mortgaged property or near the mortgaged property.

With respect to the twenty (20) largest Mortgage Loans, identified below are significant tenants that have certain non-contingent termination rights or non-contingent rent abatement provisions:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 575 Broadway, representing approximately 9.7% of the Initial Pool Balance, the largest tenant Estee Lauder, Inc. has the option to terminate its lease entirely or with respect to a portion of its space constituting a full floor effective October 31, 2016. Estee Lauder, Inc. must deliver notice not later than twelve calendar months prior to the termination date and pay a termination fee equal to six monthly installments of the rent then in effect for the terminated portion.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 2000 Market Street, representing approximately 5.9% of the Initial Pool Balance, the largest tenant Marshall Dennehey has a 12 month rent abatement ending in August 2013 and the second largest tenant Fox Rothchild has a four month rent abatement on expansion space ending in July 2013.  Additionally, the third largest tenant, Board of Pensions-Presbyterian, has the right to terminate its lease effective September 30, 2016 upon 18 months’ notice and payment of a cancellation fee and the fourth largest tenant, Zurich American, has the right to terminate its lease effective February 28, 2017 upon 12 months’ notice and payment of a cancellation fee.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 4141 Northeast 2nd Avenue, representing approximately 1.8% of the Initial Pool Balance, the second largest tenant, School Board Miami-Dade County has the option to terminate the lease as of June 30th each year upon 120 days notice.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 240 Park Avenue South, representing approximately 1.1%, the second largest tenant Starbucks has the right to terminate its lease exercisable in March 2014.  Starbucks must deliver notice no later than  270 days prior to the termination date and pay a termination fee of $180,000.

In the case of the mortgaged properties leased in whole or in part by government sponsored tenants, such tenants often have a right to cancel their leases at any time or for lack of appropriations.  None of the significant tenants at any of the Mortgaged Properties that secure the twenty (20) largest Mortgage Loans have government tenants with the right to terminate its lease for lack of appropriations.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified as The Shoppes at River Crossing on Annex A-1 to this free writing prospectus, representing approximately 6.0% of the Initial Pool Balance as of the Cut-off Date, the tenant Dick’s Sporting Goods (“Dick’s”), may reduce its minimum rent if it closes its store located at a nearby property.  Borrower deposited $1,350,000 with lender with respect to the potential reduction in the minimum rent by Dick’s.  In addition, the guarantor delivered to lender a guaranty for the payment by borrower of an amount equal to the amount by which the minimum rent payable by Dick’s to borrower is reduced until the monthly payment date in February 2014.  Beginning with the monthly payment date in March 2014 until January 2017, the $1,350,000 reserve referenced above will be used to cover any shortfall in rent caused by the reduction in minimum rent payable by Dick’s.

Other.  Tenants under certain leases included in the net underwritten cash flow may not be in occupancy as set forth below:

Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy.  For example, with respect to significant tenants at Mortgaged Properties that secure the largest twenty (20) Mortgage Loans:

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Broward Mall, which secures a Mortgage Loan representing approximately 7.3% of the Initial Pool Balance as of the Cut-off Date, the tenant Regal Cinemas has an executed lease but has not yet taken occupancy.

We cannot assure you that these tenants will take occupancy of the related mortgaged properties.

The underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants whose lease terms are based on a signed letter of intent or a lease under negotiation but not yet signed.

We cannot assure you that tenants who have signed a letter of intent or tenants still in negotiation will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Cash flow at a Mortgaged Property will also be impacted if anchor tenants at or shadow anchor tenants near Mortgaged Properties close or otherwise become vacant.  Replacing anchor tenants may take significant time and expense.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Borrower Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bayview Plaza, which secures a Mortgage Loan representing approximately 4.6% of the Initial Pool Balance as of the Cut-off Date, seven tenants, leasing approximately 14.8% of the net rentable area of the Mortgaged Property are affiliates of the borrower.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 422 Business Center, which secures a Mortgage Loan representing approximately 2.0% of the Initial Pool Balance as of the Cut-off Date, tenants Valley Forge Promotions, Ltd. and American Treasure Tour, leasing 13.2% and 10.7%, respectively, of the net rentable area of the Mortgaged Property, are affiliates of the borrower.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Purell Headquarters, which secures a Mortgage Loan representing approximately 1.2% of the Initial Pool Balance as of the Cut-off Date, tenant GOJO Industries, Inc., leasing approximately 78.8% of the net rentable area of the Mortgaged Property, is an affiliate of the borrower.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brilco Business Center, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance as of the Cut-off Date, tenant Bridgeport Lumber, leasing approximately 18.2% of the net rentable area of the Mortgaged Property, is an affiliate of the borrower.

●
In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Equinox Summit, which secures a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance as of the Cut-off Date, the sole tenant, Equinox Summit, Inc., an affiliate of the Borrower, occupies 100% of the net rentable area.

In some cases this affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the Mortgaged Property.  These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the Mortgage Loan as it can directly interrupt the cash flow from the Mortgaged Property if the borrower’s or its affiliate’s financial condition worsens.

Property, Liability and Other Insurance

In the case of each Mortgage Loan (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (and related Non-Serviced Companion Loan), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease or except where not permitted under the Mortgage Loan Documents) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan (and related Non-Serviced Companion Loan), (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, plus such excess coverage as would be required by a prudent lender and (3) 100% of the replacement cost of the improvements.  Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except where self-insurance is permitted or where the borrower’s requirements to maintain insurance are governed by the terms of a related ground lease or other long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties, if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” subject to the following paragraph, the related borrower must obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

Certain of the Mortgage Loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject Mortgaged Property, or (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, or (iii) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (iv) permitting the related borrower to rely on the insurance requirements contained in a related ground lease or other long-term lease.

For example, with respect to the following Mortgage Loans, the related borrower’s obligation to obtain terrorism insurance is limited in the following ways:

●
In the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Gateway, 575 Broadway, Broward Mall, The Shoppes at River Crossing, Santa Anita Mall, The Heights, Mountain Park Shopping Center and Hickory Plaza, representing approximately 12.4%, 9.7%, 7.3%, 6.0%, 5.4%, 2.5%, 0.6% and 0.4%, respectively, of Initial Pool Balance as of the Cut-off Date, in the event TRIPRA or a subsequent statute, reauthorization or extension of TRIPRA is not in effect, there will be a terrorism insurance premium cap equal to 200% of the then-applicable annual insurance premium that is payable to the borrower.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related ground lease or other long-term lease.  In addition, with respect to some of the mortgaged properties, a sole tenant, a significant tenant or a credit-rated tenant is permitted to provide self-insurance against risks and/or has agreed to rebuild or just continue paying rent in the event of a casualty.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure Mortgage Loan owned by the related loan sponsor that are not included in this securitization.  For example, with respect to the twenty (20) largest Mortgage Loans, certain insurance for fifteen (15) of the related Mortgaged Properties, which collectively secure Mortgage Loans representing approximately 49.5% of the Initial Pool Balance by Allocated Loan Amount, is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Availability of Earthquake, Flood and Other Insurance” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

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In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Venice Renaissance, which secures a Mortgage Loan representing approximately 1.0% of the Initial Pool Balance as of the Cut-off Date, part of the collateral is made up of residential condominium units subject to tenant age and income restrictions with rents dictated by the city.  These restrictions expire in June 2017, after which rents may be increased to market levels.

See “Risk Factors— Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Zoning Non-Compliance and Use Restrictions” in this free writing prospectus.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts, such as the Mortgage Loans set forth below:

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In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Heights, which secures a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance as of the Cut-off Date, the guarantor’s liability under the Mortgage Loan is limited to a maximum amount of $6,400,000.  Guarantor’s recourse liability is limited to certain bankruptcy events of borrower.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E to this free writing prospectus.  See “Risk Factors— Risks Related to Mortgage Loans and Mortgaged Properties—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this free writing prospectus.

For example, with respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Purell Headquarters, which secures a Mortgage Loan representing approximately 1.2% of the Initial Pool Balance as of the Cut-off Date, no individual or entity other than the borrower is liable for losses arising from the non-recourse carveouts.  Although no entity other than the borrower is liable for losses arising from non-recourse carveouts, the related borrower deposited $1,000,000 with lender to be held in escrow for the term of the Mortgage Loan in lieu of a non-recourse carveout guarantor.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor or the assets of the borrower under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor or the assets of the borrower under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest.  Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	66	82.0%
1	5	2	12.7%
5	0	4	4.7%
3	3	1	0.6%
Total		73	100.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A-1 to this free writing prospectus for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A-1 to this free writing prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed Interest Rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).  Eleven (11) of the Mortgage Loans, representing approximately 19.3% of the Initial Pool Balance, provide for monthly payments of interest-only over a fixed period of time after origination ranging from 10 months to 59 months following the Cut-off Date.  Nine (9) of the Mortgage Loans, representing approximately 37.2% of the Initial Pool Balance provide for monthly payments of interest-only until their stated maturity dates.  Fifty-two (52)  Mortgage Loans, representing approximately 42.3% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a “Balloon Mortgage Loan”).  The remaining one (1) Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, is fully amortizing for the remaining term of such Mortgage Loan. The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

Single Purpose Entity Covenants.  The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the Mortgaged Property and the Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.   For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.  Additionally, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director in place with respect to the related borrower.

With respect to all of the Mortgage Loans, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Properties and related activities.  In most cases, the borrowers are restricted from incurring additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” above in this free writing prospectus.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the Mortgaged Property and the Mortgage Loans.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments. All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or loan combination, if applicable) is prepaid within a specified period (ranging from approximately 2 to 7 scheduled payments through and including the maturity date).  See Annex A-1 to this free writing prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

In the case of such Mortgage Loans, the Pooling and Servicing Agreement will require the Master Servicer, to the extent consistent with the Servicing Standard and permitted by the related loan documents, to hold any such letters of credit or cash reserves not released to the borrower as additional collateral for the related Mortgage Loan prior to an event of default or reasonably forseeable event of default on the related Mortgage Loan, rather than applying any funds therefrom to prepay the related Mortgage Loan.  For more detail with respect to such Mortgage Loans, see Annex A-1 to this free writing prospectus.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions.  The Mortgage Loans generally contain “due on sale” and “due on encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

 Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

(i)    no event of default has occurred,

(ii)   the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

(iii)  the three nationally recognized statistical rating organizations engaged by the Depositor (collectively, the “Rating Agencies”) have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

(iv)  the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

(v)   the assumption fee has been received (which assumption fee will be paid to the Master Servicer or the Special Servicer as additional servicing compensation as described under “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” and “—Special Servicing—Special Servicing Compensation” in this free writing prospectus, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with the Special Servicer’s consent) or the Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to the approval of the Directing Holder.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Defeasance; Collateral Substitution.  The terms of sixty-eight (68) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 84.7% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  With respect to all of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”) and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, in the case of a split structure Mortgage Loan, the related Loan Combination) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)16 of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral) that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan), and (2) in amounts equal to the scheduled payments due on such due dates under the

Mortgage Loan, or under the defeased portion of the Mortgage Loan in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment and (y) pay any costs and expenses incurred in connection with the purchase of such government securities and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

Certain of the Mortgage Loans permit partial defeasance as described under “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments/Defeasance.

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Sixty-eight (68) Mortgage Loans, representing approximately 84.7% of the Initial Pool Balance, permit the related borrower after a lockout period to substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property.

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Two (2) Mortgage Loans, representing approximately 12.7% of the Initial Pool Balance, permit the related borrower after a lockout period to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property.

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Three (3) of the Mortgage Loans, representing approximately 2.5% of the Initial Pool Balance, permit the borrower after a lockout period to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance
2 to 3	18	$204,870,383	15.8%
4 to 5	45	606,073,131	46.8
6 to 7	10	484,528,465	37.4

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases.  The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Broward Mall, representing approximately 7.3% of the Initial Pool Balance as of the Cut-off Date, the borrower is permitted to obtain the partial release of certain non-income producing, non-material portions of the Mortgaged Property (including parking areas) from the lien of the Mortgage, subject to conditions specified in the Mortgaged Loan Documents, including compliance with the REMIC requirements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Shoppes at River Crossing, representing approximately 6.0% of the Initial Pool Balance as of the Cut-Off Date, the borrower may obtain a release of one or more parcels of the Mortgaged Property from the lien of the security instrument subject to the satisfaction of conditions set forth in the related loan documents including (i) the release parcel is vacant, non-income producing and unimproved, (ii) receipt of a No Downgrade Confirmation from the Rating Agencies, and (iii) satisfaction of the REMIC requirements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Shoppes at River Crossing, representing approximately 6.0% of the Initial Pool Balance as of the Cut-Off Date, the borrower may substitute a portion of the Mortgaged Property subject to the satisfaction of conditions set forth in the related loan documents including (i) the portion of the Mortgaged Property being exchanged is vacant, non-income producing and unimproved and (ii) satisfaction of the REMIC requirements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Santa Anita Mall, representing approximately 5.4% of the Initial Pool Balance as of the Cut-Off Date, the borrower is permitted to obtain the partial release of certain non-income producing, non-material portions of the Mortgaged Property (including parking areas) from the lien of the Mortgage, subject to conditions specified in the Mortgaged Loan Documents, including compliance with the REMIC requirements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Luckey’s Management Portfolio, representing approximately 2.7% of the Initial Pool Balance as of the Cut-off Date, the borrower may obtain release of one or more, but not all, of the Mortgaged Properties upon transfer of such Mortgaged Property to an unaffiliated third party, provided, among other things (i) payment of a release price in an amount equal to the greater of (A) 100% of the net proceeds from the sale of the Mortgaged Property or (B) 115% of the allocated loan amount for the release parcel (as specified in the loan documents), (ii) the underwritten DSCR and debt yield immediately after the partial release is not less than the underwritten DSCR, and debt yield immediately before such partial release and (iii) after giving effect to the release, the loan to value ratio is no greater than the loan to value ratio immediately prior to the release.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 422 Business Center, Charleston, Quincy, Lakeland Retail Portfolio and All About Storage Portfolio, representing approximately 2.0%, 0.4% and 0.3%, respectively, of the Initial Pool Balance as of the Cut-off Date, the borrower may obtain release of a portion of the Mortgaged Property, provided, among other things, payment of a release price in an amount equal to 125% of the Allocated Loan Amount and satisfaction of the REMIC requirements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as TitanStar Retail Portfolio, representing approximately 0.7% of the Initial Pool Balance as of the Cut-off Date, the borrower may obtain a release of a portion of the

Mortgaged Property from the lien of the security instrument subject to the satisfaction of conditions set forth in the related loan documents including (i) payment of a release price of 115% of the allocated loan amount, (ii) debt yield and DSCR on the remaining Mortgaged Property subject to the lien of the Mortgage is greater than the debt yield and DSCR for the twelve (12) calendar months immediately prior to the release, (iii) the loan to value ratio is not greater than the loan to value ratio immediately prior to the release and (iv) satisfaction of the REMIC requirements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Cincinnati Flex Portfolio, representing approximately 0.6% of the Initial Pool Balance as of the Cut-off Date, the borrower may obtain a release of a portion of the Mortgaged Property from the lien of the security instrument after May 6, 2014, subject to the satisfaction of conditions set forth in the related loan documents including (i) payment of a release price of 120% of the allocated loan amount, (ii) the debt service coverage ratio on the remaining Mortgaged Property subject to the lien of the Mortgage is at least equal to the greater of (a) the debt service coverage ratio on the closing date of the Mortgage Loan and (b) the debt service coverage ratio immediately prior to the date of the release, (iii) the loan to value ratio is not greater than the lesser of (a) the loan to value ratio on the closing date of the Mortgage Loan and (2) the loan to value ratio immediately prior to the date of the release and (iv) satisfaction of the REMIC requirements.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Jefferson Street Retail, representing approximately 0.4% of the Initial Pool Balance as of the Cut-off Date, the borrower may obtain a release of a non-income producing portion of the Mortgaged Property from the lien of the security instrument given no value at underwriting upon satisfaction of the REMIC requirements.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Escrows. Sixty-six (66) of the Mortgage Loans, representing approximately 78.3% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

Fifty-seven (57) of the Mortgage Loans, representing approximately 68.5% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

Sixty-three (63) of the Mortgage Loans, representing approximately 74.3% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and/or capital repairs.

Twenty-seven (27) of the Mortgage Loans, representing approximately 66.9% of the Initial Pool Balance, that are secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property  and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information.  Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date.  For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see

Annex A-1 to this free writing prospectus.  For a brief summary of the twenty (20) largest Mortgage Loans in the pool of Mortgage Loans, see Annex B to this free writing prospectus.

Significant Obligors

The Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Gateway, which secure three cross-collateralized and cross-defaulted mortgage loans representing, in the aggregate, approximately 12.4% of the Initial Pool Balance constitute a “significant obligor” of the Issuing Entity within the meaning given to that term under Regulation AB of the Securities Act of 1933, as amended.

Additional Information

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors, Mortgage Loan Sellers and Originators

UBS Real Estate Securities Inc., Barclays Bank PLC, Redwood Commercial Mortgage Corporation and Natixis Real Estate Capital LLC are the sponsors of the commercial mortgage loan securitization and, accordingly, are referred to as the “Sponsors” in this free writing prospectus.

UBS Real Estate Securities Inc.

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, one of the Underwriters.  UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it.  UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide.  UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio.  Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements.  UBSRES has been engaged in the securitization of a variety of assets since 1983.  UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $16,438,533,762 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States.  The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex E), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex D to, this free writing prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes.  Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview.  UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates (the “UBSRES Deal Team”).  The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process.  After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. Barclay, on behalf of UBSRES, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this free writing prospectus regarding the UBSRES Mortgage Loans.  These procedures included:

●	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

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comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the UBSRES Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents.  In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex D to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire.  Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan.  If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions.  Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this free writing prospectus is accurate in all material respects.  UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria.  UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.  UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases.  UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy.  There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.  In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt.  Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured.  It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

 Assessments of Property Condition.  As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)     Appraisals.  UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)    Environmental Assessment.  UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(iii)   Engineering Assessment.  In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)    Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements.  Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation.  UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on February 14, 2013.  UBSRES’ Central Index Key is 0001541886.  With respect to the period from and including January 1, 2011 to and including December 31, 2012, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

From time to time, UBSRES is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business.  For example:

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In February 2012, Assured Guaranty filed suit against UBSRES in New York State Court asserting claims for breach of contract and declaratory relief based on UBSRES’ alleged failure to repurchase allegedly defective mortgage loans with an original principal balance of at least $997 million that serve as collateral for residential mortgage-backed securities sponsored by the company and insured in part by Assured Guaranty.  Assured Guaranty also claims that UBSRES breached representations and warranties concerning the mortgage loans and breached certain obligations under commitment letters.  Assured Guaranty seeks unspecified damages that include payments on current and future claims made under Assured Guaranty insurance policies totaling approximately $308 million at the time of the filing of the complaint, as well as compensatory and consequential losses, fees, expenses and pre-judgment interest.  The case was removed to federal court, and in August 2012, the Court granted UBSRES’ motion to dismiss Assured Guaranty’s claims for breach of UBSRES’ contractual repurchase obligations, holding that only the trustee for the securitization trust has the contractual right to enforce those obligations.  The Court also granted UBSRES’ motion to dismiss Assured Guaranty’s claims for declaratory relief.  The Court denied UBSRES’ motion to dismiss Assured Guaranty’s claims for breach of representation and warranty and breach of the commitment letters.  The case is now in discovery.  In October 2012, following the Court’s holding that only the trustee may assert claims seeking to enforce UBSRES’ repurchase obligations, the residential mortgage-backed securities trusts at issue in the Assured Guaranty litigation filed a related action in the Southern District of New York seeking to enforce UBSRES’ obligation to repurchase loans with an original principal balance of approximately $2 billion for which Assured Guaranty had previously demanded repurchase.  With respect to the portion of the loans subject to this suit that were originated by institutions still in existence, UBS will seek to enforce its indemnity rights against those institutions.  In April 2012, the Federal Housing Finance Agency, as conservator for Freddie Mac, filed a notice and summons in New York Supreme Court initiating suit against UBSRES for breach of contract and declaratory relief arising from alleged breaches of representations and warranties in connection with certain mortgage loans and UBSRES’ alleged failure to repurchase such mortgage loans.  The complaint for this suit was filed in September 2012 and seeks, among other relief, specific performance of UBSRES’ alleged loan repurchase obligations for at least $94 million in original principal balance of loans for which Freddie Mac had previously demanded repurchase; no damages are specified.

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UBSRES and certain of its predecessors are defendants in five putative class action lawsuits pending in federal and state courts in Missouri filed by individuals who obtained second mortgages from various third-party mortgage originators that were subsequently assigned to UBSRES or its predecessors.  Plaintiffs seek to represent state-wide classes in Missouri and assert that the mortgage originators from which they obtained their mortgages improperly imposed certain fees, in violation of Missouri consumer protection statutes.  The relief sought by plaintiffs includes a refund of all prohibited fees and interest paid in connection with their mortgages, monetary damages equal to the present value of all interest payable in the future but not yet paid, punitive damages, pre-judgment and post-judgment interest and attorneys’ fees.  In January 2011, a federal court denied UBSRES’ motion for summary judgment in one case, ruling that UBSRES could be held liable for certain primary violations of Missouri law by a third-party mortgage originator.  In March 2011, the same court held that the standards for class certification had been largely met and ordered additional briefing on class certification.  Subsequently, in September 2012, the same court denied class certification, finding that the proposed class definition submitted by plaintiff was overbroad.  Plaintiff thereafter filed a petition for interlocutory appeal to the United States Court of Appeals for the Eighth Circuit.  In November 2012, the appellate court denied plaintiff’s petition.  In another case, UBSRES has filed a motion to dismiss for lack of standing, because no named plaintiff is alleged to have had a loan that was held by, or in any way connected to, UBSRES.

UBSRES, along with certain affiliates, is named as a defendant in ten lawsuits brought by purchasers of residential mortgage-backed securities asserting claims under federal securities law or under state securities and/or state common law based on alleged misrepresentations or omissions in offering documents for approximately $10.4 billion in original face amount of residential mortgage-backed securities underwritten and issued by affiliates.  These lawsuits include a putative class action filed in federal court in New Jersey asserting violations of the federal securities laws against various UBS entities, including UBSRES, in connection with $2.6 billion in original face amount of UBS-sponsored RMBS.  The suit was dismissed with prejudice on statute of limitations grounds in July 2012.  The named plaintiff filed a notice of appeal in August 2012.

Barclays Bank PLC

General.  Barclays Bank PLC (“Barclays”), a Sponsor and a Mortgage Loan Seller, is a public limited company registered in England and Wales under number 1026167.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.  Barclays is an affiliate of the Depositor and an affiliate of Barclays Capital Inc., one of the Underwriters.

Barclays Bank Commercial Mortgage Securitization Program.  As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

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Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

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Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on February 28, 2013, Barclays affiliates were the loan sellers in approximately 32 commercial mortgage-backed securitization transactions.  Approximately $10.90 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013.  Barclays and its affiliates have not sponsored the securitization of any floating rate commercial or multifamily mortgage loans since 2006.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2013	$426,996,574
2012	$1,217,970,250
2011	$100,000,000
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,021

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the Barclays Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays offices (the “Barclays Review Team”).  The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans.  These procedures included:

1.	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

2.	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

3.	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Barclays engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Standards” and “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Exceptions” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Barclays’ Underwriting Standards

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the mortgage loans originated or acquired by Barclays was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to a table funded lenders, subject to  loan by loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described herein.  In all cases, mortgage loans are documented on Barclay’s approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.   The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

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Taxes— Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term or the lease roll is not concentrated, or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors— Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Repurchase Requests

Barclays has most recently filed a Form ABS 15G on February 14, 2013 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Exceptions

The Barclays Mortgage Loans were originated in accordance with the applicable underwriting guidelines set forth above.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Redwood Commercial Mortgage Corporation

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a Sponsor and a Mortgage Loan Seller, is wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994.  Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets.  The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.  RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties.  RCMC originated the Mortgage Loans being sold to the Depositor by it.

RCMC’s Securitization Program

This is the fourth commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Review of the RCMC Mortgage Loans

Overview.  RCMC has conducted a review of the RCMC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the RCMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC Mortgage Loans.  RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related Mortgage Loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process.  Prior to securitization of the RCMC Mortgage Loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC Mortgage Loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RCMC

Data Tape was used to provide the numerical information regarding the RCMC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  The Depositor, on behalf of RCMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this free writing prospectus regarding the RCMC Mortgage Loans.  These procedures included:

●	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

●	comparing numerical information regarding the RCMC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RCMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RCMC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  RCMC engaged legal counsel to conduct certain legal reviews of the RCMC Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization described in this free writing prospectus, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC Mortgage Loans.  Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC Mortgage Loans and (iv) the review of certain loan documents with respect to the RCMC Mortgage Loans.

Other Review Procedures.  The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC Mortgage Loans to determine whether they materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC Mortgage Loans in this free writing prospectus is accurate in all material respects.  RCMC also determined that the RCMC Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below.  RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

RCMC’s Underwriting Standards and Loan Analysis

Overview.  RCMC is the originator of six (6) Mortgage Loans.  Generally, RCMC performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC.  Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC.  Consequently, there can be no assurance that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis.  The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC.  This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status.  Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer.  The results of these reviews are incorporated into RCMC’s underwriting analysis.  In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property.  For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner.  In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates.  The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches.  Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines.  Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features.  A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval.  All assets originated by RCMC must be approved by one or more specified internal committees.  After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio.  The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset.  Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property.  The debt service coverage ratio is an important measure of the likelihood of default on a particular asset.  In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

●
the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

●
the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

●
the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

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the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

●
assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

●	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

●	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  RCMC also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, RCMC may originate a multi-family or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence.  The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach.  In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report.  There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property.  Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report.  RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset.  However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review.  Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon and/or lead-based paint will usually be conducted only at multi-family rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property.  In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues.  RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance.  RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report.  If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.  It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multi-family or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.  In some cases, the real property may constitute a legal non-conforming use or structure.  In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multi-family or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets.  In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Repurchase Requests

RCMC filed a Form ABS-15G on February 11, 2013, relating to the period from and including October 1, 2012 to and including December 31, 2012, which Form ABS-15G is available electronically through the SEC’s EDGAR system.  RCMC’s Central Index Key number is 0001567746.  RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Underwriting Exceptions

RCMC’s Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures described above.

Rights and Remedies of Certificateholders

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Natixis Real Estate Capital LLC

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a Sponsor and a Mortgage Loan Seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters.  NREC is a wholly owned subsidiary of Natixis North America LLC, a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”).  The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment management and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: corporate and investment banking, investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services).  Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans.  NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program.  NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year.  As of February 2013, the total amount of commercial mortgage loans originated and securitized by NREC and its predecessors is in excess of $14.5 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.  NREC originates loans throughout the United States.

NREC originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization.  In coordination with Natixis North America LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction.  NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors.  Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex E), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as Mortgage Loan Seller (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex D to, this free writing prospectus.  NREC has limited assets with which to effect any such repurchase or substitution.  No assurance can be provided that NREC will have the financial ability to repurchase or replace, or to make a Loss of Value Payment with respect to, a defective Mortgage Loan, and no affiliate of NREC will be responsible for doing so if NREC fails with respect to its obligations.

Review of NREC Mortgage Loans

Overview.  NREC, in its capacity as the Sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”).  The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process.  After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this free writing prospectus regarding the NREC Mortgage Loans.  These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the NREC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents.  In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and

(iii) a review of a due diligence questionnaire completed by the NREC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Description of the Top 20 Mortgage Loans—Luckey’s Management Portfolio” and “—Nottingham Village” in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan.  If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described below under “—NREC’s Underwriting Standards—Exceptions.”

Findings and Conclusions.  Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this free writing prospectus is accurate in all material respects.  NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria.  NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

Overview.  Mortgage loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved.  For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.  Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis.  The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases.  The credit of the borrower and certain key principals of the borrower are examined for financial strength and character.  This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.  Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process.  Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval.  Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates.  The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%.  However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors.  With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus, and in Annex A-1, Annex A-2 and Annex B to this free writing prospectus, may differ from the amount calculated at the time of origination.  In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  See “Description of the Mortgage Pool” in this free writing prospectus.

Escrow Requirements.  NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow.  NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

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Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

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Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located.  In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

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Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●
Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions.  The NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Repurchase Requests

NREC most recently filed a Form ABS-15G on February 14, 2013.  NREC’s Central Index Key is 0001542256.  Since January 1, 2011, NREC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors, the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association regarding the servicing of the Mortgage Loans, over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this free writing prospectus.

The mortgage servicing rights and entitlement to the excess servicing strip were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The “excess servicing strip” means a portion of the master servicing fee payable to Midland Loan Services, a Division of PNC Bank, National Association that accrues at a per annum rate initially equal to the master servicing fee rate minus 0.005%, but which may be reduced following any resignation of the master servicer (if no successor master servicer is appointed) or any termination of the master servicer due to an event of default of the master servicer described in “The Pooling and Servicing Agreement—Servicer Termination Events” in this free writing prospectus, to the extent reasonably necessary (as determined by the trustee) for the trustee to appoint a qualified successor master servicer (which successor may include the trustee) and who requires market rate master servicing compensation (exclusive of any related primary servicing fee payable to Midland in its capacity as primary servicer) that accrues at a per annum rate in excess of 0.005% for the master servicer.

The Depositor

Barclays Commercial Mortgage Securities LLC is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware limited liability company and was formed in 2004 as Barclays Capital Commercial Mortgage LLC, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The Depositor changed its name to Barclays Capital Commercial Real Estate LLC on March 10, 2006 and again to Barclays Commercial Mortgage Securities LLC on December 22, 2011. The sole member of the Depositor is Barclays Capital Real Estate Inc.  The Depositor’s executive offices are located at 745 Seventh Avenue, New York, New York 10019, telephone number: (212) 412-4000. The Depositor will not have any material assets.  The Depositor is an affiliate of Barclays Bank PLC, a Sponsor and a Mortgage Loan Seller, and an affiliate of Barclays Capital Inc., one of the Underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or the Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the mortgage file or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, Special Servicer or the Operating Advisor, which materially and adversely affects the interests of the Certificateholders, give prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Issuing Entity

The Issuing Entity with respect to the Offered Certificates will be the UBS-Barclays Commercial Mortgage Trust 2013-C6 (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this free writing prospectus.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee, Certificate Administrator and Custodian,” “—The Master Servicer,” “—The Special Servicer” “—The Operating Advisor,” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Operating Advisor and the various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase and Substitutions” in this free writing prospectus.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.”

The Trustee, Certificate Administrator and Custodian

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in that capacity, the “Trustee”) and as the certificate administrator (in that capacity, the “Certificate Administrator”), the Custodian and the Paying Agent under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $354 billion as of December 31, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of December 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and 3 International cities.  The Pooling and Servicing Agreement  will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle, 7th Floor, Mail Code MK IL SL7C, Chicago, Illinois 60603 Attention: UBSBB 2013-C6 (and for certificate transfer services, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – UBSBB 2013-C6).

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2012, U.S. Bank was acting as trustee with respect to over 87,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Trustee will make each monthly statement available to the Certificateholders via its internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, securities administrator, registrar and paying agent on 252 issuances of commercial mortgage backed securities with an outstanding aggregate principal balance of approximately $200,393,900,000.

Under the terms of the Pooling and Servicing Agreement, U.S. Bank National Association is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor.  The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As securities administrator, U.S. Bank National Association is also responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

In December of 2010, U.S. Bank acquired a portfolio of securitization trust administration business primarily consisting of residential and commercial mortgage backed securitization trusts (the “Acquired Platform”).  In connection with this acquisition, a review of the related payment models was conducted which identified certain calculation and reporting errors.  Following the identification of any errors, appropriate corrective actions were implemented with respect to the calculations to mitigate these errors prospectively.  In addition, in connection with the conversion and integration process for the Acquired Platform, U.S. Bank implemented new controls, comparable to those for the legacy U.S. Bank platform, to further remediate future calculation and reporting issues.

U.S. Bank’s Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 for the U.S. Bank Corporate Trust Asset Backed Securities Acquired Platform for the period ending December 31, 2011 (the “2011 Assessment”) describes the following material instances of noncompliance: “1122(d)(3)(i)(B) – Certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements. 1122(d)(3)(ii) – Amounts due to investors were not allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.”   (For a complete description, see the 2011 Assessment.)  While it is unclear whether these errors constitute a default, U.S. Bank has elected to disclose the errors and has taken action to fully remediate such errors.  For those trusts in the Acquired Platform that require on-going 1123 reporting, U.S. Bank disclosed transaction specific material instances of non-compliance, as applicable.

U.S. Bank, as Custodian will hold the mortgage files  in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116 Attention: Document Custody Services UBSBB 2013-C6.  The mortgage files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement.  U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held as Trustee.  As of December 31, 2012, U.S. Bank holds approximately 8,730,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

The foregoing information concerning the Trustee and the Certificate Administrator has been provided by the Trustee and the Certificate Administrator.  The Trustee and the Certificate Administrator do not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee or the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee and the Certificate Administrator) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Operating Advisor may maintain banking and other commercial relationships with the Trustee/Certificate Administrator and its affiliates.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, bad faith or fraud; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and

Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform on their face to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders), the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such occurrence, unless such termination event shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made in the Pooling and Servicing Agreement.

Under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Trustee is entitled to indemnification pursuant to provisions that are substantially similar, if not identical, to those described above.  With respect to the Non-Serviced Loan Combination, the indemnification described in the preceding sentence that relates to the Non-Serviced Loan Combination will first be paid out of the aggregate amounts available with respect to the Non-Serviced Loan Combination.  If such available funds are insufficient, and such indemnification is paid from other general collections from the UBS-Barclays 2013-C5 Issuing Entity, then the Issuing Entity, pursuant to the related Co-Lender Agreement, will be obligated to reimburse its pro rata share of such indemnity payments.  See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combination” in this free writing prospectus.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special

Servicer, the Certificate Administrator, the Operating Advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer.  If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

The Trustee must at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement) and (iii)(a) an institution whose unsecured long-term debt is rated at least (1) “A-” by Fitch, and (2) “A2” by Moody’s and (b) whose short-term unsecured debt is rated at least “F1” by Fitch and “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies, as confirmed by receipt of a No Downgrade Confirmation, or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or otherwise associated with that termination, necessary to effect the transfer of its responsibilities to the successor trustee.  Any successor trustee must meet the eligibility criteria applicable to the Trustee described above.  The Trustee will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Depositor may terminate the Trustee upon 5 business days’ notice if the Trustee fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Certain Matters Regarding the Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, U.S. Bank is responsible for the preparation and filing of all tax returns on behalf of the Trust REMICs.

The Certificate Administrator shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (iii)(a) an institution whose unsecured long-term debt is rated at least (1) “A-” by Fitch, and (2) “A2” by Moody’s and (b) whose short-term unsecured debt is rated at least “F1” by Fitch and “A-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies.

The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, bad faith or fraud.

If at any time the Certificate Administrator ceases to be eligible to continue as Certificate Administrator under the Pooling and Servicing Agreement, or if at any time the Certificate Administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Certificate Administrator, any public officer takes charge or control of the Certificate Administrator or its property, the Master Servicer or the Depositor will be authorized to remove the Certificate Administrator and appoint a successor Certificate Administrator.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may at any time, remove the Certificate Administrator under the Pooling and Servicing Agreement and appoint a successor Certificate Administrator.

The Pooling and Servicing Agreement provides that the Certificate Administrator will not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

Under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Certificate Administrator is entitled to indemnification pursuant to provisions that are substantially similar, if not identical, to those described above.  With respect to the Non-Serviced Loan Combination, the indemnification described in the preceding sentence that relates to the Non-Serviced Loan Combination will first be paid out of the aggregate amounts available with respect to the Non-Serviced Loan Combination.  If such available funds are insufficient, and such indemnification is paid from other general collections from the UBS-Barclays 2013-C5 Issuing Entity, then the Issuing Entity, pursuant to the related Co-Lender Agreement, will be obligated to reimburse its pro rata share of such indemnity payments.  See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combination” in this free writing prospectus.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator, custodian and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee if the resigning Certificate Administrator is not the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from general collections on the Mortgage Pool (prior to application of such interest payments to make payments on the certificates), will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”) equal to 0.00055% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, bad faith, fraud or negligence.

Paying Agent, Certificate Registrar and Authenticating Agent

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

The Certificate Administrator is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  The Custodian will hold the Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

Under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Certificate Administrator is acting as custodian of the Non-Serviced Loan Combination (which includes the Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan).

The Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will initially be appointed as Operating Advisor (the “Operating Advisor”) under the Pooling and Servicing Agreement. The principal offices of Park Bridge Lender Services are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 310-9821.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  The firm’s clients include financial institutions holding commercial mortgages and debt backed directly or indirectly by commercial properties.  Park Bridge Financial is engaged in loan and property brokerage services, as well as syndications, portfolio valuations, risk assessments, contract underwriting, surveillance, asset management, workout services and loan sales.

Park Bridge Financial also provides advisory services to commercial mortgage borrowers and institutional holders of commercial mortgage-backed securities, including valuation services, work-out consulting and collateral reviews of underlying commercial mortgages and their associated properties.  All private placements and M&A transactions are executed through Park Bridge Securities LLC, a wholly-owned, broker-dealer subsidiary of Park Bridge Financial.  Park Bridge Securities LLC is a member of FINRA and SIPC.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by SAS-70 compliant vendors and data centers.

Since its founding in 2009, Park Bridge Financial has been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies and hedge funds on assignments relating to over $75 billion of commercial mortgages and related collateral.  Park Bridge Lender Services has acted as operating advisor or trust advisor for approximately $11 billion of CMBS securitizations issued in 10 transactions since March 2012.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth above under the heading “The Operating Advisor” concerning Park Bridge Lender Services and Park Bridge Financial has been provided by Park Bridge Lender Services.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Servicers

General.  Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans, (but excluding any Non-Serviced Loan Combinations) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments” in this free writing prospectus.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee and Certificate Administrator and the Certificateholders for the servicing and administering of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) will be the master servicer (in such capacity, the “Master Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and related Mortgaged Properties pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar.  For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans.  The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.  Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services.  Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2012, Midland was servicing approximately 32,918 commercial and multifamily mortgage loans with a principal balance of approximately $268 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,319 of such loans, with a total principal balance of approximately $115 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income producing properties.  As of December 31, 2012, Midland was named the special servicer in approximately 131 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $82 billion. With respect to such transactions as of such date, Midland was administering approximately 193 assets with an outstanding principal balance of approximately $2.4 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2010 to 2012.

Portfolio Size – Master/Primary	Calendar Year-End (Approximate amounts in billions)

	2010	2011	2012
CMBS	$136	$130	$115
Other	$133	$137	$167
Total	$269	$267	$282

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in CMBS transactions from 2010 to 2012.

Portfolio Size – CMBS Special Servicing	Calendar Year-End | (Approximate amounts in billions)

	2010	2011	2012
Total	$63	$75	$82

Pursuant to a certain interim servicing agreement between Midland and Natixis Real Estate Capital LLC and certain of its affiliates, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Natixis Real Estate Capital LLC and its affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by Natixis Real Estate Capital LLC.

Pursuant to a certain interim servicing agreement between Midland and UBS Real Estate Securities Inc. and certain of its affiliates, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by UBS Real Estate Securities Inc. and its affiliates thereof, including, prior to their inclusion in the issuing entity, certain of the mortgage loans to be contributed by UBS Real Estate Securities Inc.

The foregoing information set forth in this section “—The Master Servicer” has been provided by Midland.  Neither the Depositor nor any other person other than Midland makes any representation or warranty as to the accuracy or completeness of such information.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially act as the special servicer (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement.  Rialto maintains its principal servicing office at 730 NW 107th Avenue, Suite 400, Miami, Florida, 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012.  Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2-” by Fitch.

Rialto is a wholly owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”).  RCM is a vertically integrated commercial real estate investment and asset manager and a wholly owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B).  RCM currently has a commercial special servicer ranking of “Above Average” by Standard & Poor’s Ratings Services.  RCM is the sponsor of, and certain of its affiliates are investors in, two private equity funds with an aggregate of approximately $1.2 billion of assets under management as of December 31, 2012 (collectively, the “Funds”), both focused on distressed and value-add real estate related investments.  To date, RCM has acquired and/or is managing over $6.8 billion of non- and sub-performing real estate assets, representing over 8,650 loans.  Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”).  RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

RCM has over 230 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 4,000 employees across the country’s largest real estate markets.

RCM has underwritten and purchased, primarily for the Funds, over $1.4 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 19 different securitizations totaling over $23 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act.  Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.  Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews.  Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management.  Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds.  As part of such external audits, auditors perform test work and review internal controls throughout the year.  As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services.  Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2012, Rialto and its affiliates were actively special servicing approximately 4,962 portfolio loans with a principal balance of approximately $2.2 billion and were responsible for over 2,600 portfolio REO assets with a principal balance of approximately $2.2 billion.

Rialto is also currently performing special servicing for ten commercial real estate securitizations.  With respect to such securitization transactions, Rialto is administering approximately 1,250 assets with a principal balance of approximately $11 billion.  The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income producing properties as well as residential and commercial land.

In its capacity as Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer.  In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.  No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction.  Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger.  Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer.  There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.  Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders.  Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (i) purchase the Class X-C, Class E, Class F and Class G certificates on the closing date, (ii) be the initial Directing Holder and (iii) be appointed as the initial Controlling Class Representative.  Otherwise, except for Rialto acting as Special Servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the Mortgage Loans between Rialto or any of its affiliates, on the one hand, and the Issuing Entity, the Depositor, any Sponsor, any Mortgage Loan Seller, any Originator, the Trustee, the Certificate Administrator and the Custodian, the Operating Advisor, the Master Servicer, any underwriter, any significant obligor, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from this securitization transaction—between Rialto or any of its affiliates, on the one hand, and the Issuing Entity, the Depositor, any Sponsor, any Mortgage Loan Seller, any Originator, the Trustee, the Certificate Administrator and the Custodian, the Operating Advisor, the Master Servicer, any underwriter, any significant obligor, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

The information set forth herein regarding the Special Servicer has been provided by Rialto.  None of the Depositor, the Underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may be terminated without cause by the Certificateholders, the Controlling Class Representative or the holder of a Non-Trust Mortgage Loan as and to the extent described in “Removal of the Special Servicer” below.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Removal of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(i)     with respect to any Mortgage Loan, if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Directing Holder; and

(ii)    with respect to any Mortgage Loan, if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(iii)   with respect to any Mortgage Loan, if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and confirmed with an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

With respect to the Mortgage Loans, the procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows:  upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator and the Trustee of No Downgrade Confirmations from the Rating Agencies (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (which take into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to the Mortgage Loans, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date of posting on the Certificate Administrator’s website.  If such affirmative vote is obtained, written direction is given by such holders to the Trustee and the Trustee receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), then all of the rights and obligations of the Special Servicer with respect to the Mortgage Loans under the Pooling and Servicing Agreement will be terminated and the successor Special Servicer recommended by the Operating Advisor will replace the terminated Special Servicer; provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an expense of the Issuing Entity.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any unreimbursed Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement regarding Depositor’s compliance with applicable securities laws.

In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation from each Rating Agency.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Affiliations and Certain Relationships

Barclays Commercial Mortgage Securities LLC, the Depositor, is an affiliate of Barclays Bank PLC, a Sponsor, a Mortgage Loan Seller and an Originator, and Barclays Capital Inc., one of the Underwriters.

UBSRES, a Sponsor, a Mortgage Loan Seller and an Originator, is an affiliate of UBS Securities LLC, one of the Underwriters.

NREC, a Sponsor, a Mortgage Loan Seller and an Originator, is an affiliate of Natixis Securities Americas LLC, one of the Underwriters.

Pursuant to an interim servicing agreement between Midland and NREC, Midland acts as interim servicer with respect to certain of the Mortgage Loans owned from time to time by NREC and its affiliates, including, prior to their inclusion in the issuing entity, certain of the NREC Mortgage Loans (approximately $60,321,822 Initial Pool Balance as of the Cut-off Date).

Pursuant to an interim servicing agreement between Midland and UBSRES, Midland acts as interim servicer with respect to certain of the Mortgage Loans owned from time to time by UBSRES and its affiliates, including, prior to their inclusion in the issuing entity, certain of the UBSRES Mortgage Loans (approximately $924,597,174 Initial Pool Balance as of the Cut-off Date).

Rialto Capital Advisors, LLC, the Special Servicer, is an affiliate of the entity expected to (i) purchase the Class X-C, Class E, Class F and Class G classes of certificates, (ii) be the initial Directing Holder and (iii) be appointed as the Controlling Class Representative.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Barclays-UBS Commercial Mortgage Trust 2013-C6, Commercial Mortgage Pass-Through Certificates, Series 2013-C6 (the “Certificates”) will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-3FL Certificates, Class A-3FX Certificates, Class A-4 Certificates, Class A-SB Certificates, Class A-S Certificates, Class X-A Certificates, Class X-B Certificates, Class X-C Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates (collectively, the “Regular Certificates”) and (ii) the Class R Certificates and Class LR Certificates (collectively, the “Residual Certificates”).  Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates (the “Offered Certificates”) are offered by this free writing prospectus.  The Class A-3FL, Class A-3FX, Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F, Class G, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

As described in this free writing prospectus, holders of the Class A-3FL Certificates, which are not offered by this free writing prospectus, may exchange such Certificates for an equal Certificate Balance of Class A-3FX Certificates, which are also not offered hereby.  See “—Exchange of the Class A-3FL Certificates” in this free writing prospectus.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity (to the extent of the Issuing Entity’s interest therein), the assets of which consist of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Floating Rate Accounts, the Interest Reserve Account and any account established by the Special Servicer in connection with REO Properties (an “REO Account”); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Sellers regarding their respective Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lockbox accounts.

An “REO Property” is any Mortgaged Property acquired on behalf of the Issuing Entity (and, with respect to the Non-Serviced Loan Combination, also on behalf of the UBS-Barclays 2013-C5 Issuing Entity) through foreclosure, deed in lieu of foreclosure or otherwise.

On the Closing Date, the “Class A-3FL Regular Interest” will also be issued by the Issuing Entity as an uncertificated regular interest in the Upper-Tier REMIC.  On the Closing Date, the Depositor will transfer the Class A-3FL Regular Interest to the Trust Fund in exchange for the Class A-3FL and Class A-3FX Certificates.  The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-3FL Regular Interest, the related swap agreement and the related floating rate account to be established by the Certificate Administrator.  Neither the Class A-3FL Certificates, the Class A-3FX Certificates nor the Class A-3FL Regular Interest are offered by this free writing prospectus.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates,” and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

	Initial Certificate Balance			Approximate Percentage of Initial Aggregate Certificate Balance	Approximate Initial Credit Support
Offered Certificates
Class A-1		$65,700,000		5.072%	30.000	%(1)
Class A-2		$43,000,000		3.319%	30.000	%(1)
Class A-3	$	[250,000,000	]	19.298%	30.000	%(1)
Class A-4		$461,130,000		35.596%	30.000	%(1)
Class A-SB		$87,000,000		6.716%	30.000	%(1)
Class A-S		$111,734,000		8.625%	21.375%
Non-Offered Certificates(2)
Class A-3FL(3)	$	[TBD	]	[TBD] %	30.000	%(1)
Class A-3FX(3)	$	[0	]	[0] %	30.000	%(1)
Class B		$90,683,000		7.000%	14.375%
Class C		$50,200,000		3.875%	10.500%
Class D		$48,580,000		3.750%	6.750%
Class E		$25,910,000		2.000%	4.750%
Class F		$19,432,000		1.500%	3.250%
Class G		$42,102,979		3.250%	0.000%

(1)	Represents the approximate initial credit support for all the Classes of Offered Certificates (except for the Class A-S Certificates) and the Class A-3FL Regular Interest, in the aggregate.

(2)	None of the classes of Non-Offered Certificates set forth in this table is offered by this free writing prospectus.

(3)	The aggregate Certificate Balance of the Class A-3FL certificates and Class A-3FX Certificates will at all times equal the Certificate Balance of the Class A-3FL Regular Interest.

The Class X-A, Class X-B and Class X-C Certificates will each have a notional balance (as to each such Class, the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates and the Class A-3FL Regular Interest outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates and the Class A-3FL Regular Interest will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $1,018,564,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate of the Certificate Balances of the Class B and Class C Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $140,883,000.

The Notional Balance of the Class X-C Certificates will equal the aggregate of the Certificate Balances of the Class E, Class F and Class G Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-C Certificates.  The total initial Notional Balance of the Class X-C Certificates will be approximately $87,444,979.

The Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates and the Class A-3FL Regular Interest outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets of the Issuing Entity; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates and the Class A-3FL Regular Interest in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, the last holders of such Class of Sequential Pay Certificates and the Class A-3FL Regular Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The Certificate Balance of each Class of Sequential Pay Certificates and the Class A-3FL Regular Interest will in each case be reduced by amounts actually distributed on such Class of Certificates that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

Distributions

Method, Timing and Amount

Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in May 2013 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”).  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the certificate balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class R and Class LR certificates) is equal to the initial certificate balance or notional balance, as applicable, thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class and with respect to the Class R and Class LR certificates is equal to the percentage interest set forth in the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest on any Distribution Date will generally equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts, without duplication:  (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date; (iii) all other amounts received by the Master Servicer in the Collection Period relating to such Distribution Date and required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls incurred during the Collection Period relating to such Distribution Date offset by payments by the Master Servicer (as described under “—Prepayment Interest Shortfalls” below); and (vi) for the Distribution Date occurring in March of each calendar year, the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account,” but excluding (without duplication) the following (in no order of priority):

(a)      all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)      all amounts permitted to be used to pay the Master Servicing Fees, the Trustee/Certificate Administrator Fees, the Operating Advisor Fees, Operating Advisor Consulting Fees, fees for primary servicing functions and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), and the Special Servicing Fees, Liquidation Fees and Workout Fees (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)      all amounts representing scheduled Monthly Payments due after the end of the Collection Period relating to such Distribution Date;

(d)      to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan (including an REO Loan) which represents any unpaid Servicing Fee, special servicing compensation, Trustee/Certificate Administrator Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor and/or the Trustee are entitled;

(e)      all amounts permitted to be used to pay any other fees and expenses, including indemnity amounts, reimbursable or payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)       yield maintenance charges or prepayment premiums;

(g)      any interest or investment income on funds on deposit in the Collection Account or any interest on short-term permitted investments in which such funds may be invested;

(h)      all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during or prior to the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)       the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(j)       with respect to any Distribution Date occurring in each February (commencing with February 2014), and in any January occurring in a year that is not a leap year (commencing with January 2014), in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

The “Monthly Payment” with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant monthly debt service payment due on a Balloon Loan at maturity), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” and any other payments under or with respect to the Mortgage Loans, including Principal Prepayments, received by the Master Servicer (but excluding yield maintenance charges or prepayment premiums, if any) that were not scheduled to be made during the

Collection Period of receipt.  See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

“Net REO Proceeds” are (a) with respect to any REO Property and any related REO Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement, or (b) with respect to the Non-Serviced Loan Combination, all revenues, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement allocated to the Non-Serviced Mortgage Loan pursuant to the related Co-Lender Agreement that are received from the UBS-Barclays 2013-C5 Issuing Entity.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in May 2013.

“Net Default Interest” with respect to any Mortgage Loan, is any Default Interest accrued on such Mortgage Loan, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” is with respect to any Distribution Date and any Class of Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest, an amount equal to interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class accrued on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date, minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest will be made on the basis of a 360-day year consisting of twelve 30-day months.  Calculations of interest due in respect of the Class A-3FL Certificates will be made on the basis of the actual number of days in the related interest accrual period and a 360-day year.

The “Interest Accrual Period” in respect of each Class of Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.  With respect to the Class A-3FL Certificates, the Interest Accrual Period for any Distribution Date will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest is any shortfall in the payment of the Interest Accrual Amount required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Regular Certificates and the Class A-3FL Regular Interest is the per annum rate at which interest accrues on such Class during any Interest Accrual Period and is defined by reference to the related Distribution Date.  The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3FL Regular Interest for any Distribution Date will each equal one of the following per annum rates for such Distribution Date:  (i) a fixed rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, (iii) the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, or (iv) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date less a specified rate.  The Pass-Through Rate of the Class A-3FX Certificates and the Class A-3FL Regular Interest will, at all times, be the same.

The Pass-Through Rate applicable to the Class A-3FL Certificates will be equal to a LIBOR-based floating rate.  If there is a continuing payment default on the part of the swap counterparty under the related Swap Agreement, or if the related Swap Agreement is terminated and not replaced, then the Pass-Through Rate applicable to the Class A-3FL Certificates will convert to the Pass-Through Rate of Class A-3FL Regular Interest.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately [_____]% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates and the Class A-3FL Regular Interest.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-A Certificates.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or the Class A-3FL Regular Interest whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately [_____] % per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class B and Class C Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-B Certificates.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately [_____] % per annum.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the “Class X-C Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will be comprised of the Certificate Balance of one of the Classes of the Class E, Class F and Class G Certificates.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the total Notional Balance of the Class X-C Certificates.  The applicable Class X-C Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates whose Certificate Balance comprises such component.

Neither the Class R nor Class LR Certificates will have a Pass-Through Rate.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum of the products obtained by multiplying, for each Mortgage Loan (including an REO Loan), (i) the Net Mortgage Pass-Through Rate of such Mortgage Loan for such Distribution Date and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (including REO Loans) as of the close of business on the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (including an REO Loan) and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related loan interest accrual period minus the Administrative Fee Rate.  For purposes of calculating the Pass-Through Rates on the Regular Certificates and the Class A-3FL Regular Interest and the Weighted Average Net Mortgage Pass-Through Rate, however, the Net Mortgage Pass-Through Rate of each Mortgage Loan and REO Loan that accrues interest on an actual/360 basis will be, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued (or, in the case of any prepayment or other early liquidation during the applicable one-month period, that would otherwise have accrued) in respect of the Mortgage Loan during the one-month loan interest accrual period for the related Due Date immediately prior to such Distribution Date at a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate; provided, however, that with respect to such Mortgage Loan or REO Loan, as the case may be, the Net Mortgage Pass-Through Rate for (1) the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) for the Distribution Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.

The “Mortgage Rate” with respect to each Mortgage Loan (including an REO Loan) is the annual rate at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note from time to time (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus); provided, however, that for purposes of calculating the Net Mortgage Pass-Through Rate and the Weighted Average Net Mortgage Pass-Through Rate, the Mortgage Rate for any Mortgage Loan will be determined without regard to any Default Interest and without taking into account any modification in the Interest Rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a modification of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the Pooling and Servicing Agreement.

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(A)        the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans (including REO Loans) on the related Due Date (if received prior to the Master Servicer Remittance Date or advanced);

(B)         the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loans (including REO Loans) that is delinquent in respect of its balloon payment;

(C)         the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” and “—Optional Termination”;

(D)        the portion of Unscheduled Payments allocable to previously unadvanced principal of any Mortgage Loan (including an REO Loan) that was liquidated during the related Collection Period;

(E)         the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period and not previously advanced;

(F)         all other Principal Prepayments received in respect of the Mortgage Loans during the related Collection Period; and

(G)        any other full or partial recoveries in respect of principal of the Mortgage Loans (including REO Loans), including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received during the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

provided that the sum of the amounts in clauses (A) through (G) above will be reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and provided, further, that, in the case of clauses (1) and (2) of the preceding proviso, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, then such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

“LIBOR” is, with respect to each Interest Accrual Period and each LIBOR Determination Date, the per annum rate (rounded upwards, if necessary, to the nearest 1/1,000 of 1%) calculated by the Certificate Administrator as set forth below:

(i)      The rate for deposits in U.S. Dollars for a one-month period that appears on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on such LIBOR Determination Date.

(ii)      If such rate does not appear on Reuters Screen LIBOR01 Page (or its equivalent) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, the Certificate Administrator is required to request the principal London office of any four major reference banks in the London interbank market selected by the Certificate Administrator to provide such reference bank’s offered quotation to prime banks in the London interbank market for deposits in United States dollars for a one month period as of 11:00 a.m., London time, on such LIBOR Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time.  If at least two such offered quotations are so provided, LIBOR is required to be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, the Certificate Administrator is required to request any three major banks in New York City selected by the Certificate Administrator to provide such bank’s rates for loans in U.S. Dollars to leading European banks for a one-month period as of 11:00 a.m., New York City time, on such LIBOR Determination Date in a principal amount not less than $1,000,000 that is representative for a single transaction in the relevant market at the relevant time.  If at least two such rates are so provided, LIBOR is required to be the arithmetic mean of such rates.  If fewer than two rates are so provided, then LIBOR is required to be the LIBOR rate used for the immediately preceding Interest Accrual Period and LIBOR Determination Date.

With respect to each Interest Accrual Period, LIBOR is required to be determined, (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date and (ii) with respect to each subsequent Interest Accrual Period, the date that is two LIBOR Business Days prior to the commencement of such Interest Accrual Period (each such date, the “LIBOR Determination Date”).

A “LIBOR Business Day” is a day on which banks are open for dealing in foreign currency and exchange in London, England.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/ Master Servicer
Fee accrued on the Stated Principal Balance of each Mortgage Loan (including a Non-Serviced Mortgage Loan and any REO Loan) at the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan.  The portion of this fee that accrues at the Master Servicing Fee Rate (on a loan-by-loan basis) will be retained by the Master Servicer and the balance will be retained by the Master Servicer or utilized by the Master Servicer, as applicable, to pay any primary servicer for the related Mortgage Loan and Non-Serviced Mortgage Loan.
		monthly	Interest payment on the related Mortgage Loan (including a Non-Serviced Mortgage Loan and any REO Loan).

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls) with respect to Mortgage Loans serviced by the Master Servicer.	from time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Default Interest accrued on Mortgage Loans (including Non-Serviced Mortgage Loans) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan  (including a Non-Serviced Mortgage Loan), and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan  (including a Non-Serviced Mortgage Loan).

100% of any Modification Fees on Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required whether or not the Special Servicer elects to handle processing).

100% of defeasance fees on all Mortgage Loans.

100% of any assumption fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required whether or not the Special Servicer elects to handle processing) and 100% of any assumption application fees on all Mortgage Loans that are serviced by the Master Servicer and that are not Specially Serviced Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding yield maintenance charges and prepayment premiums) on all Mortgage Loans that are serviced by the Master Servicer
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment
and that are not Specially Serviced Loans (but only 50% of such fees where the consent of the Special Servicer is required whether or not the Special Servicer elects to handle processing).

100% of any amounts collected for checks returned for insufficient funds on all Mortgage Loans.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income.

Special Servicing Fee/Special Servicer
Fee accrued on the Stated Principal Balance of each Specially Serviced Loan and REO Loan at the per annum rate equal to 0.25%, calculated on the same basis as interest accrues on the Mortgage Loan, and will be payable monthly.
		monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account (subject to certain limitations).

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
1.0% of each full or discounted payoff of a Specially Serviced Loan and each recovery of Liquidation Proceeds on a Specially Serviced Loan or REO Loan including with respect to a Mortgage Loan Seller’s repurchase of a Mortgage Loan, subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		upon receipt of payoff or Liquidation Proceeds	The payoff or related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on Advances on the related Mortgage Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan.

100% of any Modification Fees on Specially Serviced Loans.

50% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required (whether or not the Special Servicer elects to handle processing).

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required (whether or not the Special Servicer elects to handle processing).
		from time to time	The related fees collected from the borrower.

Type/Recipient	Amount	Frequency	Source of Payment

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding yield maintenance charges and prepayment premiums) on Specially Serviced Loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding yield maintenance charges and prepayment premiums) on Mortgage Loans that are not Specially Serviced Loans where the consent of the Special Servicer is required (whether or not the Special Servicer elects to handle processing).

	All interest or other income earned on deposits in any REO Account.	monthly	The investment income.
Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate on the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrues on the Mortgage Loan.	monthly	First from payment or advance of interest on the related Mortgage Loan, and then from general collections in the Collection Account.
Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including an REO Loan), calculated on the same basis as interest accrued on the Mortgage Loan.	monthly	Payment or advance of interest on the related Mortgage Loan.
Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.

		from time to time	Paid by related borrower.
Expenses
Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	from time to time
Recoveries on the related Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular Interest Rate, and then from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount	Frequency	Source of Payment
Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	from time to time

Recoveries on the related Mortgage Loan or Non-Serviced Mortgage Loan or REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	when Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan or Non-Serviced Mortgage Loan in excess of the regular Interest Rate, and then from general collections in the Collection Account (subject to certain limitations).

Expenses, including without limitation, Indemnification Expenses/ Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	per occurrence or time of claim	General collections in the Collection Account (subject to certain limitations) or the Distribution Account.
Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (subject to certain limitations).

In this sub-heading “—Fees and Expenses,” each of the terms “Mortgage Loan” and “Specially Serviced Loan,” unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in Realized Losses.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds

 On each Distribution Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates and the Class A-3FL Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amounts for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates and the Class A-3FL Regular Interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, prior to the Crossover Date, to the Class A-1, Class A-2, Class A-3,  Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, in reduction of the Certificate Balances thereof concurrently, in the following priority:

(1)
to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the scheduled balance with respect to the Class A-SB Certificates (the “Class A-SB Scheduled Principal Balance”) for such Distribution Date set forth in Annex F;

(2)
to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after such distributions pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1)  and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates and the Class A-3FL Regular Interest, pro rata, based on their respective Certificate Balances, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balances of the Class A-3 Certificates and the Class A-3FL Regular Interest have been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

(6)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, for unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the respective aggregate of such unreimbursed Realized Losses previously allocated to such Classes;

Fifth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Sixth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Eighth, to the Class A-S Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twelfth, to the Class B Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Sixteenth, to the Class C Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twentieth, to the Class D Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount for such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date less amounts of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance for such Class is reduced to zero;

Thirty-second, to the Class G Certificates, for unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX, Class A-4 and Class A-SB Certificates) is (or will be) reduced to zero.  None of the Class X-A, Class X-B or Class X-C Certificates will be entitled to any distribution of principal.

All amounts distributable to the Class A-3FL Regular Interest will be deposited into one or more accounts (the “Floating Rate Accounts”) established and maintained by the Certificate Administrator for holding funds pending their distribution to the Class A-3FL Certificates or to the Swap Counterparty.  The Class A-3FL Certificates will be entitled to distributions of principal, interest and other amounts from amounts on deposit in the related Floating Rate Account received in respect of the Class A-3FL Regular

Interest from the Swap Counterparty under the Swap Agreement, less amounts paid to the Swap Counterparty pursuant to the terms of such Swap Agreement.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to The Depository Trust Company (“DTC”) based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Certificate Administrator revises its report to DTC after the DTC deadline, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, all or a portion of each yield maintenance charge or prepayment premium collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates and to the Floating Rate Accounts in respect of the Class A-3FL Regular Interest (for distribution to the Class A-3FX Certificates and the Swap Counterparty) in the following manner:  the holders of each such Class of Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates (excluding the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Class A-3FL Regular Interest; and (c) the amount of such yield maintenance charge or prepayment premium collected during the related Collection Period.

 On each Distribution Date, the aggregate portion of any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(i)        to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates and the Class A-3FL Regular Interest on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(ii)       to the Class X-B Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A Certificates described in (i) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or the Class A-3FL Regular Interest exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the yield maintenance charge or prepayment premium with respect to such principal prepayment, and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate (as provided by the Master Servicer) used in calculating the yield maintenance charge or prepayment premium with respect to such principal prepayment; provided, however, that if such Discount Rate is greater than or equal to both the Mortgage Rate on such Mortgage Loan and the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction will be zero; provided, further, that if such Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The term “Discount Rate” referred to in the preceding paragraph, means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the last date of the related yield maintenance period, converted to a monthly equivalent yield (as described in the respective Mortgage Loan Documents).

In the case of the Non-Serviced Loan Combination, yield maintenance charges or prepayment premiums actually collected in respect of the Non-Serviced Loan Combination will be allocated ratably in proportion based on the amount of principal paid to the Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan.

Application Priority of Mortgage Loan Collections

 Absent express provisions in the related Mortgage Loan Documents and after an event of default under the related Mortgage Loan (other than the Non-Serviced Mortgage Loan) (that has not been cured or waived), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed to be allocated for purposes of collecting amounts due under such Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity (to the extent expressly payable by the borrower under the related loan documents with respect to the related Mortgage Loan);

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based on real property value and excluding any going concern or personal property value) must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property (other than the REO Property related to the Non-Serviced Mortgage Loan) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan (other than the Non-Serviced Mortgage Loan), pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously reimbursed or paid from principal collections with respect to other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of Default Interest) to the extent of the excess of (i) accrued and unpaid interest on the related Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related

Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	March 2018
Class A-2	April 2018
Class A-3	February 2023
Class A-4	March 2023
Class A-SB	October 2022
Class A-S	March 2023

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

Realized Losses

The Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to that Class on such Distribution Date.  “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX

Certificates) and the Class A-3FL Regular Interest after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) that will be outstanding immediately following such Distribution Date; provided that for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and eighth, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest in reverse order of allocation of such Realized Losses thereto.

Realized Losses may result from, among other things:

●	losses in connection with the liquidation of defaulted Mortgage Loans;

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	certain special servicing compensation, such as Special Servicing Fees, Liquidation Fees and Workout Fees;

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications,” in this free writing prospectus or otherwise.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates and the Class A-3FL Regular Interest.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class B and Class C Certificates. The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balances of the Class E, Class F and Class G Certificates.

Realized Losses applied to the Class A-3FL Regular Interest will be allocated pro rata to the Class A-3FL and Class A-3FX Certificates based on the Class A-3FL Percentage Interest and the Class A-3FX Percentage Interest, respectively.

The “Class A-3FL Percentage Interest” is a percentage interest equal to a fraction, the numerator of which is the Certificate Balance of the Class A-3FL Certificates on such date, and the denominator of which is the Certificate Balance of the Class A-3FL Regular Interest on such date.  The “Class A-3FX Percentage Interest” is a percentage equal to a fraction, the numerator of which is the Certificate Balance of the Class A-3FX Certificates on such date, and the denominator of which is the Certificate Balance of the Class A-3FL Regular Interest on such date.  The Class A-3FL Percentage Interest and the Class A-3FX Percentage Interest are collectively referred to herein as the “Class A-3 Percentage Interests”.

The “Stated Principal Balance” of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of previously unadvanced principal of such Mortgage Loan that have been distributed to the Certificateholders on such Distribution Date (or, if such principal had not been applied to any other payments required under the Pooling and Servicing Agreement, would have been distributed thereto on such Distribution Date) and (ii) any principal forgiven and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

With respect to the Non-Serviced Mortgage Loan, any additional expenses of the UBS-Barclays 2013-C5 Issuing Entity under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan will be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, thereby potentially resulting in a loss to the Issuing Entity.  For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combination, see “Description of the Mortgage Pool—Additional Indebtedness—Loan Combination”.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding Default Interest) that would have accrued on the Stated Principal Balance of such Mortgage Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding Default Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan but on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Default Interest) which accrues after such Due Date on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds or condemnation proceeds will not be needed to pay the amount of interest accruing on the Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor and the Master Servicer due on the immediately succeeding Distribution Date.

In the event that with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a Mortgage Loan that previously was a Specially Serviced Loan) the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related Mortgage Loan Documents

(provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, or (v) at the request of or with the consent of the Special Servicer resulting in a Prepayment Interest Shortfall), then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall”), in an amount equal to the lesser of (x) the aggregate amount of all those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) serviced by it (other than a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee that is being paid in such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) serviced by it (other than a Specially Serviced Loan) and (B) all Prepayment Interest Excesses received during the related Collection Period on the Mortgage Loans (other than a Non-Serviced Mortgage Loan and any Specially Serviced Loan) serviced by the Master Servicer.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means, with respect to any Distribution Date, the amount, if any, by which the aggregate Prepayment Interest Shortfalls incurred during the related Collection Period, exceed the Master Servicer Prepayment Interest Shortfall paid to cover those Prepayment Interest Shortfalls.  The Net Prepayment Interest Shortfall for any Distribution Date will generally be allocated to each Class of Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest, pro rata, based on currently accrued interest amounts distributable on such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.  Any Net Prepayment Interest Shortfall allocated to the Class A-3FL Regular Interest will be allocated pro rata to the Class A-3FL and Class A-3FX Certificates based on their respective Class A-3 Percentage Interests.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates and to the Class A-3FL Regular Interest against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates and to the Class A-3FL Regular Interest.  Each other Class of Sequential Pay Certificates will be likewise protected by the subordination of each Class of Certificates with a lower payment priority.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class of Regular Certificates (other than the Class A-3FL and Class A-3FX Certificates) and the Class A-3FL Regular Interest on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest based on their respective Certificate Balances.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will generally have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest by the Subordinate Certificates.

Appraisal Reductions

Following the occurrence of an Appraisal Reduction Event, an Appraisal Reduction Amount will be calculated as described below.

In this subheading “—Appraisal Reductions,” the term “Mortgage Loan,” unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

An “Appraisal Reduction Event” will occur with respect to any Mortgage Loan, upon the earliest to occur of:  (i) the date on which such Mortgage Loan becomes a Modified Mortgage Loan (as defined below); (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan; (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan; (iv) the date on which the Mortgaged Property securing such Mortgage Loan becomes an REO Property; and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Certificate Administrator, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan, and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, an Appraisal Reduction Event will not occur pursuant to this clause (v) until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement, and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Certificate Administrator, the Operating Advisor and the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan), an Appraisal Reduction Event will not occur pursuant to this clause (v) until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be calculated by the Special Servicer and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor, by the first Determination Date following the date the Special Servicer receives the required appraisal or performs the required appraisal and receives such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount (and thereafter, by the first Determination Date following any change in the amounts set forth in the following equation) and will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess, if any, of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all unapplied insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan, (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable), and (E) all other amounts due and unpaid with respect to such Mortgage Loan (other than principal) that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for yield maintenance charges or prepayment premiums payable due to an acceleration of such Mortgage Loan following a default thereunder; provided, however, that in the event the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.  None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

Notwithstanding the foregoing, within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for the subject Mortgage Loans, or (B) to order and use reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable.  To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained every 9 months.

 Notwithstanding the foregoing, solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing

Agreement, the Controlling Class Representative will have the right, exercisable within 10 business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Controlling Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Controlling Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Controlling Class Representative. Within 10 business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Control Termination Event has occurred and is continuing (and the identity of the Controlling Class Representative):

(i)  the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Control Termination Event has occurred and is continuing and the identity of the Class of Certificates whose members are entitled to appoint the Controlling Class Representative) unless and until (a) the Controlling Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

(ii)  if the Controlling Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

With respect to the Mortgage Loans, if a Consultation Termination Event has occurred and is continuing, the Special Servicer is required to consult with the Operating Advisor with respect to the calculation of an Appraisal Reduction Amount to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the maturity date or extended maturity date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan; (ii) the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan; (iii) a default in the payment of a balloon payment with respect to a Mortgage Loan for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, determines that an Updated Appraisal is warranted with respect to a Mortgage Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”), or a Small Loan Appraisal Estimate, as applicable, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan remains specially serviced.

The Non-Serviced Mortgage Loan is subject to the provisions in the UBS-Barclays 2013-C5 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  The existence of an appraisal reduction in respect of the Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any Appraisal Reduction Amount on the Non-Serviced Loan Combination will generally be allocated or deemed allocated, pro rata, to the holder of the Non-Serviced Mortgage Loan and the holder of the Non-Serviced Companion Loan.  If the Master Servicer or the Trustee and the Certificate Administrator do not receive notice of an appraisal reduction event and the related appraisal reduction amount, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee.  The UBS-Barclays 2013-C5 Master Servicer or UBS-Barclays 2013-C5 Special Servicer is required to provide prompt written notice to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer (each on behalf of the holder of the Non-Serviced Mortgage Loan) of the existence of an appraisal reduction event and the related appraisal reduction amount.

“MAI” means a member of the Appraisal Institute.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan (or, with respect to the Non-Serviced Mortgage Loan, an Appraisal Reduction Amount is allocated to such Mortgage Loan pursuant to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement), the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates and the Class A-3FL Regular Interest (and, thus, pro rata to the Class A-3FL and Class A-3FX Certificates)).

For purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, Appraisal Reduction Amounts will be allocated to the respective Classes of Sequential Pay Certificates in the following order, in each case to notionally reduce the related Certificate Balance until the related Certificate Balance is reduced to zero:  first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest.  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the existence of a Control Termination Event and, if applicable, the allocation of Voting Rights among the respective Classes of the Sequential Pay Certificates, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

No Appraisal Reduction Amount will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.  In addition, with respect to any Mortgage Loan as to which an Appraisal Reduction Event has occurred, such Mortgage Loan will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction exists.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such

Specially Serviced Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Specially Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of $10,000 and multiples of $1 in excess thereof.

The Offered Certificates of each Class thereof will initially be represented by one or more global Certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a physical certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations, (the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Depositor, Master Servicer, Special Servicer or Operating Advisor or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.  Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—General” in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe) if they are participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator (Euroclear Bank S.A./N.V.) are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the book-entry Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC advises the Certificate Administrator in writing that it is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry Certificates, and the Depositor is unable to locate a qualified successor, or (ii) the Depositor, at its sole option, elects, by notice in writing to the Certificate Administrator and to DTC, to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificate Owners (through DTC and its Participants) of the availability of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in this free writing prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has provided the Certificate Administrator with an executed Investor Certification (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders and Certificate Owners at their respective addresses appearing on the certificate register (or through the DTC system, as applicable) stating that the requesting Certifying Certificateholder wishes to be contacted by other Certificateholders and Certificate Owners, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Balance of the related Class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Balance of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any

Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchases; Substitution” in this free writing prospectus, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus or the exercise of purchase options by the holder of a mezzanine loan, if any, or a second lien mortgage loan, if any.  To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Sequential Pay Certificates.  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Nonrecoverable Advance on a Distribution Date or the occurrence of certain unanticipated or default-related costs and expenses (including interest on Advance, Workout Fees, Liquidation Fees and Special Servicing Fee).  Any reduction of the Certificate Balance of a Class of Sequential Pay Certificates as the result of the application of Realized Losses will also reduce the Notional Balance of the related Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this free writing prospectus.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which yield maintenance charges or prepayment premiums are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this free writing prospectus and Annex A-1 to this free writing prospectus for a description of prepayment lock-out periods, yield maintenance charges and prepayment premiums.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the weighted average coupon (“WAC”) rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC rate even if principal prepayments do not occur.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Scheduled Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-3FL Regular Interest were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Certificates and their timing.  See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this free writing prospectus. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.  Additionally, certain of the mortgage loans may require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this free writing prospectus.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates and will result in a reduction of the Certificate Balance of a Class of Sequential Pay Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates, may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A-1 to this free writing prospectus, and are based on the following additional assumptions (“Modeling Assumptions”):

●	the initial Certificate Balance or Notional Balance, as applicable, and the Pass-Through Rate for each Class of Regular Certificates are as set forth in this free writing prospectus;

●
the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

●	all scheduled Monthly Payments and balloon payments are assumed to be timely received on the first day of each month commencing in May 2013;

●
there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

●
prepayments are made on each of the Mortgage Loans at the indicated constant prepayment rate (“CPR”) percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

●	all Mortgage Loans accrue interest under the method specified in Annex A-1 to this free writing prospectus;

●	no party exercises its right of optional termination;

●
no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

●	no Prepayment Interest Shortfalls are incurred and no yield maintenance charges or prepayment premiums are collected;

●	there are no additional expenses of the Issuing Entity;

●	distributions on the Offered Certificates are made on the 10th calendar day in each month, commencing in May 2013;

●	no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s lock-out period, if any, defeasance period, if any, or yield maintenance period, if any;

●	one month LIBOR on the Class A-3FL Certificates will remain constant at [_____]%;

●	the Closing Date is April 25, 2013; and

●	with respect to each Mortgage Loan, the Administrative Fee Rate is as shown on Annex A-1 to this free writing prospectus and accrues on the same basis as interest accrues on such Mortgage Loan.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificates is distributed to the investor.  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Method, Timing and Amount—Payment Priorities” in this free writing prospectus.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered  Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1,

Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this free writing prospectus.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balance (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
April 2014	84%	84%	84%	84%	84%
April 2015	66%	66%	66%	66%	66%
April 2016	45%	45%	45%	45%	45%
April 2017	22%	22%	22%	22%	22%
April 2018	0%	0%	0%	0%	0%
April 2019	0%	0%	0%	0%	0%
April 2020	0%	0%	0%	0%	0%
April 2021	0%	0%	0%	0%	0%
April 2022	0%	0%	0%	0%	0%
April 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.67	2.66	2.66	2.65	2.63
First Principal Payment Date	May 13	May 13	May 13	May 13	May 13
Last Principal Payment Date	Mar 18	Feb 18	Jan 18	Jan 18	Oct 17

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	0%	0%	0%	0%	0%
April 2019	0%	0%	0%	0%	0%
April 2020	0%	0%	0%	0%	0%
April 2021	0%	0%	0%	0%	0%
April 2022	0%	0%	0%	0%	0%
April 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.93	4.92	4.91	4.88	4.70
First Principal Payment Date	Mar 18	Feb 18	Jan 18	Jan 18	Oct 17
Last Principal Payment Date	April 18	April 18	April 18	April 18	Mar 18

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	99%
April 2021	100%	100%	100%	100%	99%
April 2022	100%	100%	100%	100%	99%
April 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.73	9.65	9.55	9.47	9.27
First Principal Payment Date	Oct 22	Dec 19	Dec 19	Dec 19	Mar 18
Last Principal Payment Date	Feb 23	Feb 23	Jan 23	Dec 22	Sep 22

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.85	9.84	9.83	9.78	9.46
First Principal Payment Date	Feb 23	Feb 23	Jan 23	Dec 22	Sep 22
Last Principal Payment Date	Mar 23	Mar 23	Mar 23	Mar 23	Dec 22

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	98%	98%	98%	98%	98%
April 2019	79%	79%	79%	79%	79%
April 2020	55%	56%	56%	56%	58%
April 2021	34%	34%	34%	35%	37%
April 2022	12%	12%	12%	12%	14%
April 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.27	7.27	7.28	7.29	7.34
First Principal Payment Date	Apr 18	Apr 18	Apr 18	Apr 18	Apr 18
Last Principal Payment Date	Oct 22	Oct 22	Oct 22	Oct 22	Oct 22

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums —
otherwise at indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.63
First Principal Payment Date	Mar 23	Mar 23	Mar 23	Mar 23	Dec 22
Last Principal Payment Date	Mar 23	Mar 23	Mar 23	Mar 23	Dec 22

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each such Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Balance of such Offered Class of Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable

Pass-Through Rate as described in the Modeling Assumptions, from and including April 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price ( in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price ( in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price ( in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price ( in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price ( in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price ( in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Weighted Average Life (years)

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2013 (the “Pooling and Servicing Agreement”), that will be entered into by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Custodian.

Reference is made to the accompanying prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will be required to provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement.  Requests should be addressed to 190 S. LaSalle, 7th Floor, Mail Code MK IL SL7C, Chicago, Illinois 60603, Attention: UBSBB 2013-C6.

In this heading “The Pooling and Servicing Agreement,” the term “Mortgage Loan”, unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Servicing of the Mortgage Loans; Collection of Payments

The Mortgage Loans will be serviced and administered pursuant to the Pooling and Servicing Agreement, as described in this free writing prospectus.

The Non-Serviced Loan Combination is serviced and administered pursuant to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, which contains provisions that are similar but not identical to the provisions of the Pooling and Servicing Agreement.  However, the Master Servicer will process payments received by the UBS-Barclays 2013-C5 Master Servicer and prepare pool wide reporting, and the Master Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances, on the Non-Serviced Mortgage Loan as described in “—Advances” below in this free writing prospectus.

The Pooling and Servicing Agreement requires the Master Servicer (generally with respect to the Mortgage Loans that are not Specially Serviced Loans) and the Special Servicer (generally with respect to Specially Serviced Loans and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the Mortgage Loans, in the best interests of and for the benefit of the Certificateholders (as a collective whole as if such Certificateholders constitute a single lender) (the “Certificateholders’ Best Interests”), as determined by the Master Servicer or the Special Servicer, as applicable, in the exercise of its reasonable judgment, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the applicable Mortgage Loans, the terms of any related co-lender or intercreditor agreement, if applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

●
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgment); and

●	the same care, skill, prudence and diligence with which such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or, in the case of defaulted Mortgage Loans, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans, and in the best interests of the Issuing Entity and in the Certificateholders’ Best Interests (as determined by such servicer in its reasonable judgment) but without regard to any potential conflict of interest arising from:

(1)   any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(2)   the ownership of any Certificate by such servicer or any affiliate of it;

(3)   the Master Servicer’s obligation to make Advances;

(4)   such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(5)   the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(6)   any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(7)   any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not enter into any sub-servicing agreement with respect to any Specially Serviced Loan or REO Property which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking an action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted (the “Calculation Rate”); namely (i) for principal and interest payments on the Mortgage Loan or sale of a Defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

The Directing Holder

The Directing Holder (for so long as no Control Termination Event has occurred and is continuing) will be entitled to advise (1) the Special Servicer, with respect to each Specially Serviced Loan, (2) the Special Servicer, with respect to each non-Specially Serviced Loan, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to each Mortgage Loan for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to the consent or deemed consent of the Special Servicer.

The “Directing Holder” means the Controlling Class Representative.

 Except as otherwise described in the succeeding paragraphs below, with respect to each Mortgage Loan and REO Property, for so long as no Control Termination Event has occurred and is continuing, neither the Master Servicer nor the Special Servicer will be permitted to take, or consent to the taking of, any of the following actions as to which the Directing Holder has objected in writing within 10 business days (or 30 days with respect to clause (J) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the 10-day period (or 30 days with respect to clause (J) below), the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(B) any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(C) any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination” below in this free writing prospectus) for less than the applicable Repurchase Price;

(D) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(F) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(G) any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents;

(H) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(I)  any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion; and

(J) any determination of an Acceptable Insurance Default (defined as terrorism insurance that is not available at commercially reasonable rates and for such hazards that are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located);

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the Certificateholders’ Best Interests, and the Master Servicer or the Special Servicer, as the case may be, has made a reasonable effort to contact the Directing Holder, then the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may direct the Special Servicer to take or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Holder may reasonably deem advisable; provided that none of the Master Servicer or the Special Servicer, will be required to take or refrain from taking any action pursuant to instructions, failure to approve or object, or objections from the Directing Holder that would cause it to violate applicable law, the related Mortgage Loan Documents or the Pooling and Servicing Agreement (including the Servicing Standard), as applicable, or the REMIC provisions of the Code.

During the continuance of a Control Termination Event, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions.  However, during the continuance of a Control Termination Event, for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer (if no Control Termination Event had occurred and was continuing)) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

While a Control Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

The initial Directing Holder is expected to be RREF II CMBS AIV, LP.  The Directing Holder will be responsible for its own expenses.

The “directing holder” under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement (the “UBS-Barclays 2013-C5 Directing Holder”), currently Eightfold Real Estate Capital Fund II, L.P., is the directing holder of the Non-Serviced Loan Combination.

At any time that more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, (ii) until a Controlling Class Representative is so selected or (iii) until receipt of written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative upon providing written notice to the Certificate Administrator.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as identified by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, no Class of Certificates will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Operating Advisor, Trustee or Certificate Administrator may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party on a reasonably prompt basis.  The Master Servicer, Special Servicer, Operating Advisor or Trustee may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide, (1) a list of the Certificate Owners of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request and whether it is continuing as of the date of such request.  Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event”  will occur at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described in this section.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “Transaction Parties —Removal of the Special Servicer” in this free writing prospectus.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time that RREF II CMBS AIV, LP or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more Classes of Certificates; and

(e) will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder), for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the related Mortgage Loan Documents, the Pooling and Servicing Agreement or any co-lender or intercreditor agreements, as applicable, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and as provided under the Pooling and Servicing Agreement.  The Operating Advisor will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates” in this free writing prospectus.

The Operating Advisor will not act as operating advisor for the Non-Serviced Mortgage Loan. Rather, the UBS-Barclays 2013-C5 Operating Advisor will act as operating advisor with respect to the Non-Serviced Mortgage Loan pursuant to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement and will have similar but not identical obligations as those of the Operating Advisor described in this section.  Accordingly, references in this “The Operating Advisor” section to the Operating Advisor’s obligations to take actions as operating advisor with respect to “Mortgage Loans” and “Specially Serviced Loans”, do not include the Non-Serviced Mortgage Loan.

Role of Operating Advisor with Respect to Mortgage Loans Prior to Control Termination Event

Prior to a Control Termination Event, the Operating Advisor will be required to:

(a) promptly review all information available on the Certificate Administrator’s website (relating to the Special Servicer, Specially Serviced Loans and Mortgage Loans on the CREFC Servicer Watch List) relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b) review each Final Asset Status Report;

(c) review any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however, the Operating Advisor may not opine on, or otherwise call into question, such calculations (except that if the Operating

Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error); and

(d) provide written notice to the Trustee and the Certificate Administrator (with a copy to the Special Servicer) if the Operating Advisor obtains knowledge (following its review of relevant information in its possession and having made a determination, in its sole discretion, that a material violation exists) of any material violations by the Special Servicer of its obligations under the Pooling and Servicing Agreement and if the Operating Advisor determines that providing such notice is in the Certificateholders’ Best Interests (other than the Controlling Class).

Prior to a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Role of Operating Advisor for Mortgage Loans While a Control Termination Event Has Occurred and Is Continuing

While a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations, in addition to its obligations described in “—Role of Operating Advisor with Respect to Mortgage Loans Prior to Control Termination Event,” will consist of the following:

(a)   the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b)   the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount calculations or (2) any net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to use by the Special Servicer.  In connection with the foregoing,

(i)   after the calculation but prior to the use by the Special Servicer, the Special Servicer will be required to promptly deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)   in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculations, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations; and

(iii)   in the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement;

(c)   if any Mortgage Loans were Specially Serviced Loans during the prior calendar year, the Operating Advisor will be required to review the Special Servicer’s operational practices in respect of Specially Serviced Loans, in connection with the preparation of the Operating Advisor’s annual report, and set forth its assessment as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. as described under “—Annual Report” below;

(d) if any Mortgage Loans were Specially Serviced Loans during the prior calendar year, the Operating Advisor will be required to prepare an annual report to be provided to the Trustee and the Certificate Administrator (who will be required to make the report available through its website), as described under “—Annual Report” below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders, other than the Controlling Class Representative and the Directing Holder, as applicable), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the Certificateholders’ Best Interests, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment.

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by a party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (as evidenced by an officer’s certificate delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee) required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

While a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, any assessment of compliance with certain servicing criteria, any accountant’s attestation report, any Asset Status Report and any other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee and the Certificate Administrator (who will be required to make the report available through its website), setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided that the Operating Advisor will have no obligations to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as set forth in the Pooling and Servicing Agreement.

Removal of the Special Servicer

After the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the removal of the Special Servicer in the manner described in “Transaction Parties —Removal of the Special Servicer” in this free writing prospectus.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard, which failure continues unremedied for a period of 30 days;

(c) any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f) the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch, Inc. (“Fitch”), Kroll Bond Rating Agency Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) and/or Standard & Poor’s Ratings Services (a Standard & Poor’s Financial Services LLC business) (“S&P”), but has not been special servicer on a transaction for which such rating agency has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties that are required to be made by the Operating Advisor under the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, the Controlling Class Representative, the Directing Holder or an affiliate of the foregoing and (iv) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for appointment of a successor special servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative and each Certificateholder within one business day of such appointment.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing) and the Certificateholders.

Termination of the Operating Advisor without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans (including any REO Loan), will accrue at the applicable Operating Advisor Fee Rate on the Stated Principal Balance of such Mortgage Loan, and will be calculated on the same interest accrual basis as the related Mortgage Loan and be prorated for any partial periods.  The “Operating Advisor Fee Rate” is (a) with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan), a rate per annum equal to 0.00125%, and (b) with respect to the Non-Serviced Mortgage Loan, a rate per annum equal to 0.0011% (which is payable to the UBS-Barclays 2013-C5 Operating Advisor pursuant to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement).

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.

The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but will in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate) on a Mortgage Loan (including an REO Loan), that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment (with interest at the Mortgage Rate minus the Servicing Fee Rate); provided, however, that the Master Servicer will not be permitted to make an Advance to the extent it determines, or has received written notice that the Special Servicer determines, that such Advance, if made, would be a Nonrecoverable Advance.  P&I Advances made in respect of Mortgage Loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest (at the Advance Rate) on such P&I Advances will accrue from the date such Advance is made.

In this subheading “—Advances,” the term “Mortgage Loan” (a) generally includes the Non-Serviced Mortgage Loan with respect to P&I Advances, and (b) does not include the Non-Serviced Mortgage Loan with respect to Property Advances.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments (except for Assumed Scheduled Payments).  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amount with respect to such Mortgage Loan, and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to the Non-Serviced Mortgage Loan, the Master Servicer and the Special Servicer will be permitted (subject to the immediately following sentence) to make its determination that the Master Servicer has made a nonrecoverable P&I Advance on such Non-Serviced Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Non-Serviced Mortgage Loan independently of any determination made by the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer. If the Master Servicer receives written notice from the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer that it has determined, with respect to the Non-Serviced Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the Non-Serviced Mortgage Loan unless the Master Servicer has consulted with the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer, as applicable, and they agree that circumstances with respect to the Non-Serviced Loan Combination have changed such that a proposed P&I Advance in respect of the Non-Serviced Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Master Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies.  Notwithstanding the foregoing, if the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer determines that any advance of principal and/or interest with respect to the Non-Serviced Companion Loan would be recoverable, then the Master Servicer and the Special Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance.  Once such a nonrecoverability determination is made by the Master Servicer or the Special Servicer or once the Master Servicer receives written notice of such nonrecoverability determination by the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer, neither the applicable Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the Non-Serviced Mortgage Loan except as set forth in this paragraph.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement) to make advances (“Property Advances,”  and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property.

The UBS-Barclays 2013-C5 Master Servicer (and not the Master Servicer) will be obligated to make Property Advances with respect to the Non-Serviced Loan Combination and will be entitled to reimbursement for such Property Advances pursuant to provisions that are substantially similar but not identical to the provisions set forth above.  In addition, if any such Property Advance is determined to be a nonrecoverable advance under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, then the UBS-Barclays 2013-C5 Master Servicer and the UBS-Barclays 2013-C5 Trustee will be entitled to reimbursement from general collections pursuant to the Loan Combination Allocation for such nonrecoverable advances pursuant to the terms of the related co-lender agreement.  Following reimbursement or payment of such amounts (with no obligation to repay such amounts), the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer, as applicable, will be required to use commercially reasonable efforts to obtain from the Issuing Entity the pro rata share of such amounts reimbursed from the UBS-Barclays 2013-C5 collection account.  See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combination” in this free writing prospectus.

“Loan Combination Allocation” means, with respect to the reimbursement of Property Advances, with respect to the Non-Serviced Loan Combination, first, from collections on, and proceeds of, the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis, and, second, if the Property Advance is a Nonrecoverable Advance, from the Collection Account of the Issuing Entity and the collection account of the UBS-Barclays 2013-C5 Issuing Entity, on a pro rata basis.  Following reimbursement or payment of such amounts (with no obligation to repay such amounts) from the UBS-Barclays 2013-C5 collection account, the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer, as applicable, will be required to use commercially reasonable efforts to obtain from the Issuing Entity the pro rata share of such amounts reimbursed from the UBS-Barclays 2013-C5 collection account.  See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combination” in this free writing prospectus.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination out of related collections, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan or paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds or other collections with respect to the related Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in accordance with Servicing Standard that the amounts described in the preceding two clauses are insufficient to pay such interest, then from any other amounts from time to time on deposit in the Collection Account.  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result, which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Property, as applicable.  The Advances are subject to the Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer or the Special Servicer determines that a Property Advance of such amounts would not be recoverable from related collections, the Master Servicer or the Special Servicer, as applicable, will be required to notify the Trustee, the Certificate Administrator and the Special Servicer or the Master Servicer, as applicable; of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests.  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the Certificateholders’ Best Interests, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will make any Advance that it or the Special Servicer determines (in the case of the Special Servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing)) in its reasonable judgment (and, in the case of the Master Servicer and the Special Servicer, in accordance with the Servicing Standard) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing) and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Operating Advisor, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate to be accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Certificate Administrator, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Trustee, the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account in each case, first, from principal collections, and then, from interest and other collections.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement for amount described in the preceding sentence, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), first, from amounts recovered on the related Mortgage Loan intended to be applied to reimburse such Workout-Delayed Reimbursement Amount, and, second, only out of the principal collections in the Collection Account, less any amounts applied to reimbursement of any Nonrecoverable Advances or interest thereon, and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be deferred or delayed, (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is a Nonrecoverable Advance) and may obtain, at the expense of the Issuing Entity, any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Subject to the discussion in this section regarding the Non-Serviced Mortgage Loan, the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the applicable Mortgage Loan or REO Property, as the case may be, in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.  Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account an aggregate amount of immediately available funds equal to the sum of:  (i) to the extent of funds on deposit in the Collection Account, the Available Funds (calculated without reduction for amounts payable to the Trustee and/or the Certificate Administrator out of the Distribution Account); and (ii) all required P&I Advances.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee,

in trust for the benefit of the Certificateholders.  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Master Servicer Remittance Date occurring in February and, except during a leap year, each Master Servicer Remittance Date occurring in January, unless such Master Servicer Remittance Date relates to the final Distribution Date, an amount equal to one (1) day’s interest at the related Mortgage Rate minus the related Administrative Fee Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Floating Rate Accounts.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Class A-3FL Floating Rate Account”) in its own name on behalf of the Trustee, in trust for the benefit of the holders of the Class A-3FL Certificates.  In addition, the Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Class A-3FX Floating Rate Account” and together with the Class A-3FL Floating Rate Account, the “Floating Rate Accounts”) in its own name on behalf of the Trustee, in trust for the benefit of the holders of the Class A-3FX Certificates.  The Floating Rate Accounts may be a subaccount of the Distribution Account.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing sub-accounts of the Distribution Account for the “Lower-Tier Distribution Account,“ the “Upper-Tier Distribution Account,” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Floating Rate Accounts and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  The REO Account will be in the name of the Trustee (or the Special Servicer on behalf of the Trustee) on behalf of the holders of the applicable Certificates.  Each of the Collection Account, any REO Account, the Distribution Account, the Interest Reserve Account, the Floating Rate Accounts and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A+” by Fitch (or “A-” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) and “A2” by Moody’s or (B) as to which the Certificate Administrator has received a No Downgrade Confirmation from each Rating Agency, (ii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long-term unsecured debt rating is at least “A-” by Fitch and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “F1” from Fitch and “P-1” by Moody’s, (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which institution or trust company is rated at least “Baa3” by Moody’s and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (iv) any other account not referenced above for which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, or (v) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (iv) above, with respect to which a No Downgrade

Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Floating Rate Accounts and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Floating Rate Accounts and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms:

(a)      provide that the Mortgage Loans will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related borrower,

(b)      provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer, or

(c)      provide that such Mortgage Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.

Neither the Master Servicer nor the Special Servicer will be required to enforce any such due-on-sale clauses and, in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if:

(x)      such provision is not exercisable under applicable law or if the Master Servicer or the Special Servicer, as applicable, determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower, or

(y)      subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Calculation Rate), than would enforcement of such clause.

In the case of non-Specially Serviced Loans, the Master Servicer will be responsible for determining, with the consent of the Special Servicer, whether (i) to enforce any such due-on-sale clauses, (ii) to provide its consent to such an assumption or (iii) such required conditions to an assumption or transfer have been satisfied and for the handling of all related processing and documentation, unless the Special Servicer, by notice to the Master Servicer within 3 business days of the Special Servicer’s receipt of notice of a borrower’s request, elects to assume the responsibility for making such determination and for the handling of all such related processing and documentation.   In the case of Specially Serviced Loans, the Special Servicer will be responsible for making such determination whether to enforce any such due-on-sale clauses or to provided its consent to such an assumption and for the handling of all related processing and documentation.

If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to assumption or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received No Downgrade Confirmation from Fitch and Moody’s, with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance.  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans contain provisions in the nature of a “due-on-encumbrance” clause, which by their terms:

(a) provide that the related Mortgage Loan will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners),

(b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or the direct or indirect ownership interest in the borrower (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), or

(c) provide that such Mortgaged Property or the direct or indirect ownership interest in the borrower may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing secured by direct or indirect equity interests in the borrower or any sale or transfer of preferred equity in the borrower or its owners), so long as certain conditions are satisfied.

Neither the Master Servicer nor the Special Servicer will be required to enforce such due-on-encumbrance clauses and, in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus, if the Master Servicer or the Special Servicer, as applicable:

(A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or that in the case of a Mortgage Loan described in clause (c) of the first sentence of this paragraph, that the conditions to further encumbrance have been satisfied, and

(B) receives a prior No Downgrade Confirmation from Fitch and Moody’s (provided that such confirmation will only be required with respect to any Mortgage Loan which represents one of the ten largest Mortgage Loans in the Issuing Entity based on its Stated Principal Balance).

To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity.

In the case of non-Specially Serviced Loans, the Master Servicer will be responsible for determining, with the consent of the Special Servicer, whether (i) to enforce any such due-on-encumbrance clauses, (ii) to provide its consent to such lien or encumbrance or (iii) such required conditions to an encumbrance have been satisfied and for the handling of all related processing and documentation, unless the Special Servicer, by notice to the Master Servicer within 3 business days of the Special Servicer’s receipt of notice of a borrower’s request, elects to assume the responsibility for making such determination and for the handling of all such related processing and documentation.   In the case of Specially Serviced Loans, the Special Servicer will be responsible for making such determination whether to enforce any such due-on-encumbrance clauses or to provided its consent to such a lien or encumbrance and for the handling of all related processing and documentation.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to the Non-Serviced Mortgage Loan.  The UBS-Barclays 2013-C5 Master Servicer and the UBS-Barclays 2013-C5 Special Servicer will be responsible for the enforcement of “due-on-sale” and “due-on-encumbrance” clauses with respect to the Non-Serviced Loan Combination pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Mortgage Loan with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2014 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates); provided, however, that if any such Mortgage Loan becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but within 60 days after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 12 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable from related collections, as an expense of the Issuing Entity.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Inspection of the Mortgaged Property securing the Non-Serviced Loan Combination will be conducted by the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer, as

applicable, in accordance with the UBS-Barclays 2013-C5 Pooling and Servicing Agreement pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

Insurance Policies

 In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained with insurers meeting certain criteria set forth in the Pooling and Servicing Agreement) for the related Mortgaged Property:

(A)   except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent or where the terms of a related ground lease or other long-term lease govern the insurance required to be maintained with respect to a property, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the Stated Principal Balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(B)   all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(1)   the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain and does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Issuing Entity’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(2)   if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(3)   the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(4)   except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus);

(5)   to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest; and

(6)   any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus) to the extent reasonably available at commercially reasonable rates (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), has consented to a lower amount), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or, in each case, its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A-” by Fitch and “A2” by Moody’s or has received a No Downgrade Confirmation from each such Rating Agency with respect to which such rating is not satisfied and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Insurance coverage for the Mortgaged Property securing the Non-Serviced Loan Combination will be obtained by the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer, as applicable, in accordance with the UBS-Barclays 2013-C5 Pooling and Servicing Agreement pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to six separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”).  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Mortgage Notes and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers may retain a third party vendor (which may be the Certificate Administrator, the Trustee or the Custodian) to complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  The Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex D to this free writing prospectus, as of the Closing

Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex E to this free writing prospectus.

The Pooling and Servicing Agreement requires that the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify the Depositor, the Certificate Administrator, the affected Mortgage Loan Seller, the Operating Advisor, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Custodian, the Master Servicer, the Special Servicer, the Trustee, the 17g-5 Information Provider and the Rating Agencies, as applicable, upon its actual knowledge of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan (in any event, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provide that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or the Custodian or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), not later than 90 days after the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovers such Material Breach or Material Document Defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan (as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and is not un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in the applicable cross-collateralized group) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the immediately succeeding Due Date after such purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (including any other Mortgage Loan or Mortgage Loans that are cross-collateralized with such affected Mortgage Loan and not un-crossed as mentioned in clause (b) above and described in the immediately succeeding paragraph) (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided that the Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “—Servicing Compensation and Payment of Expenses” below in this free writing prospectus.

If, as a result of a Material Document Defect or a Material Breach, a Mortgage Loan Seller becomes obligated to repurchase or substitute for an affected Mortgage Loan that is part of a cross-collateralized group, the Mortgage Loan Seller will also be obligated to repurchase or substitute for the other Mortgage Loan(s) in such cross-collateralized group unless the cross-collateralization between the affected Mortgage Loan and such other Mortgage Loan(s) is terminated.  If one or more (but not all) of the Mortgage Loans in a cross-collateralized group is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related

Mortgage Loan Seller or its designee is required to use reasonable efforts to prepare and have executed the documentation necessary to terminate the cross-collateralization between the Mortgage Loan(s) to be repurchased or substituted for and the other Mortgage Loan(s) in the cross-collateralized group that will not be repurchased or substituted for.  In addition, the related Mortgage Loan Seller cannot effect such termination unless the Directing Holder has consented in its sole discretion and the Trustee has received from such Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust nor result in the imposition of any tax on the Lower-Tier REMIC, the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded.  All costs and expenses reasonably incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan(s) to be repurchased.  If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.  The Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder, for so long as no Consultation Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Breach or Material Document Defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things:  (i) has a Stated Principal Balance that is not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation from each Rating Agency.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage

Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “Transaction Parties— The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation from each Rating Agency.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee and the Certificate Administrator of a No Downgrade Confirmation from each Rating Agency.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement.

The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

The UBS-Barclays 2013-C5 Pooling and Servicing Agreement provides that the UBS-Barclays 2013-C5 Master Servicer, the UBS-Barclays 2013-C5 Special Servicer, the UBS-Barclays 2013-C5 Operating Advisor and the UBS-Barclays 2013-C5 Trustee, and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of any of them will be entitled to indemnification by the UBS-Barclays 2013-C5 Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement or the UBS-Barclays 2013-C5 Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the UBS-Barclays 2013-C5 Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to the Non-Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence that relate to the such Non-Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement with respect to such Non-Serviced Loan Combination.  If funds in the applicable custodial account relating to the Non-Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the UBS-Barclays 2013-C5 collection account.  Following reimbursement or payment of such amounts (with no obligation to repay such amounts), the UBS-Barclays 2013-C5 Master Servicer or the UBS-Barclays 2013-C5 Special Servicer, as applicable, will be required to use commercially reasonable efforts to obtain from the Issuing Entity the pro rata share of such amounts reimbursed from the UBS-Barclays 2013-C5 collection account.  See “Description of the Mortgage Pool—Additional Indebtedness—Loan Combination” in this free writing prospectus.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor and to charge the Collection Account.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer (subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation), all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account, to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as the case may be, under the Pooling and Servicing Agreement, but (in the case of each of the Master Servicer and the Special Servicer) only if each Rating Agency then rating any Certificates has provided a No Downgrade Confirmation; provided, however, no Rating Agency will be required to provide a No Downgrade Confirmation if the Master Servicer or Special Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of commercial mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

 “Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day and by the time such deposit was first required to be made, which failure is not remedied within two business days, or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made);

(b) any failure by the Special Servicer to deposit into the REO Account at or within the time such deposit is required to be made and such failure continues unremedied for two business days, or any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or 15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) a servicing officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that (a) Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or (b) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating or special servicing rating, as applicable, of at least “CMS3” or “CSS3” from Fitch and such rating is not reinstated within 60 days; and

(g) so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by a Master Servicer or Special Servicer to deliver to the Trustee (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the “Sub-Servicing Entity”) retained by a Master Servicer or Special Servicer (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required, but fails, to deliver (after any applicable grace period) (any Sub-Servicing Entity to be terminated if it defaults in accordance with the provision of this clause (g)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, the Trustee may and, at the written direction of (i) in the case of the Master Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement.  Upon (i) written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights requesting a vote to terminate the Master Servicer or the Special Servicer in connection with the occurrence and continuance of a Servicer Termination Event and (ii) payment by such holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates, within 180 days of such notice, in such regard.  If the Certificate Administrator does not receive the necessary amount of votes within 180 days of such notice, such vote will be deemed to have no further force and effect.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation to which it is entitled through the date of termination plus reimbursement for all Advances made by it and interest thereon as provided in the Pooling and Servicing Agreement.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, in the case of any Mortgage Loan, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative), so direct in writing to the Trustee, or if the Trustee is not an “approved” servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Controlling Class Representative (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain No Downgrade Confirmation from each Rating Agency.  Pending such appointment, the Trustee is obligated to act in such capacity.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor (except that such amounts in excess of that permitted the terminated Master Servicer or Special Servicer will result in Realized Losses).  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such Certificateholder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation has been provided by each Rating Agency, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may terminate the Master Servicer upon 5 business days’ notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

If a servicer termination event under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement with respect to the UBS-Barclays 2013-C5 Master Servicer affects the Non-Serviced Mortgage Loan or the Certificates and the UBS-Barclays 2013-C5 Master Servicer is not otherwise terminated, the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, will be entitled to direct the UBS-Barclays 2013-C5 Trustee to direct the UBS-Barclays 2013-C5 Master Servicer to appoint a sub-servicer (or if the Non-Serviced Loan Combination is currently being sub-serviced, then the UBS-Barclays 2013-C5 Trustee may direct the UBS-Barclays 2013-C5 Master Servicer to replace such sub-servicer with a new sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement and the UBS-Barclays 2013-C5 Master Servicer may terminate the sub-servicing agreement due to such default) that will be responsible for servicing the Non-Serviced Loan Combination; provided that the UBS-Barclays 2013-C5 Master Servicer will be required to obtain a No Downgrade Confirmation from each Rating Agency and each rating agency under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement (at the expense of the requesting holder) with respect to the appointment of such sub-servicer.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

 The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates:

(i)    to cure any ambiguity or to correct any error;

(ii)   to cause the provisions therein to conform or be consistent with or in furtherance of the statements in the final prospectus supplement (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein;

(iii)   to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates by each Rating Agency; provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement;

(iv)   to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change;

(v)   to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(vi)   in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA (as defined below) or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A);

provided that such amendment may not materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent; provided, further, that such amendment may not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in the case of clauses (iii) through (v) above by (A) an opinion of counsel or (B) in the case of a Certificateholder of a rated class, a No Downgrade Confirmation from each applicable Rating Agency; and provided, further, that the Trustee must give notice of any such amendment to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

With respect to paragraph (iv) above, in Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), District Judge Pauley of the United States District Court for the Southern District of New York held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of

Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  Additionally, in Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)), District Judge Forrest of the United States District Court for the Southern District of New York held that the TIA applies to the mortgage-backed securities issued under various pooling and servicing agreements similar to the Pooling and Servicing Agreement because the certificates are debt for purposes of the TIA.  The Depositor is not aware of any other case law to the effect that the TIA is applicable to agreements similar to the Pooling and Servicing Agreement other than the two rulings referenced above.  The Depositor understands that District Judge Pauley has not decided a motion to reconsider his ruling or to certify the order for interlocutory appeal to the Second Circuit.  The Depositor also understands that District Judge Forrest has instructed the defendants to address, inter alia, the TIA issues in the defendants’ motion to dismiss the amended complaint, which should be fully briefed by the end of January 2013.  If there is an affirmation of the foregoing two rulings by the applicable court or on appeal by any higher court or a change by the Division of Corporation Finance of the Securities and Exchange Commission of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing two rulings, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

 The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may:

(i)    reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(ii)   alter the obligations of the Master Servicer or the Trustee to make an Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby;

(iii)   change the percentages of Voting Rights or Percentage Interests of holders of Certificates that are required to consent to any action or inaction under the Pooling and Servicing Agreement; or

(iv)   amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of any of the holders of Certificates, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment may be made that adversely affects the rights or obligations of a Mortgage Loan Seller without the written consent of such Mortgage Loan Seller and no amendment may be made that adversely affects the distributions to the Swap Counterparty or the rights of the Swap Counterparty without the consent of the Swap Counterparty.

In addition, notwithstanding the foregoing, no amendment may be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have first received an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the Issuing Entity if the Trustee is the requesting party) to the effect that such amendment is authorized or permitted by the terms of the Pooling and Servicing Agreement and that all conditions precedent have been met.

No Downgrade Confirmation

The Pooling and Servicing Agreement provides that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from any Rating Agency as a condition precedent to such action, if the party (the “Requesting Party”) attempting to obtain such No Downgrade Confirmation has made a request to such Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then such Requesting Party will be required to (without providing notice to the 17g-5 Information Provider) (i) confirm that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such confirmation or such second request, as applicable, then (x) with respect to any such action in any Mortgage Loan Document requiring such No Downgrade Confirmation or any other action under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) will be required to determine (with the consent, in the case of any affected Mortgage Loan, of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), which consent will be deemed given if the Directing Holder does not respond within five business days of receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the Certificateholders’ Best Interests, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the Certificateholders’ Best Interests, then such condition will be deemed to be satisfied (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will be deemed to be satisfied without any such determination by the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) (it being understood that the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) will in any event review the conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) Moody’s or KBRA, as applicable, has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s or KBRA is the non-responding Rating Agency, or (ii) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency.

Promptly following the Requesting Party’s (or, if the Requesting Party is the related borrower, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed above without receiving the consent of the Rating Agencies, such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will be required to provide written notice to (i) the Trustee and the Certificate Administrator (upon which the Trustee and the Certificate Administrator may conclusively rely), (ii) the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, and (iii) promptly, but not earlier than two business days following such delivery to the 17g-5 Information Provider, to the Rating Agencies, of the action taken.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y) or (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the applicable Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Certificateholder, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and promptly, but not earlier than two business days following the delivery of such information to the 17g-5 Information Provider, to be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor may (with the consent of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer) amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Trustee, the Certificate Administrator, the Paying Agent, the 17g-5 Information Provider, the Operating Advisor, the Master Servicer or the Special Servicer; and provided, further, that such amendment does not adversely effect in any material respect the interest of any Certificateholders, as evidenced by an opinion of counsel or, solely in the case of a Certificateholder of a rated class, No Downgrade Confirmation from each Rating Agency, and provided, further, that notice of any such amendment must be provided to the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus or the Pooling and Servicing Agreement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates if then rated by such Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought (such written notice, a “Rating Agency Declination”) shall be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, a No Downgrade Confirmation will be required from that Rating Agency.

Evidence of Compliance

No later than April 15 of each year (or on or before March 10th (subject to a grace period through March 15th) of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the Issuing Entity):

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the Master Servicer, the Special Servicer, the Certificate Administrator and any additional servicer with which any of the foregoing parties has entered into a servicing relationship with respect to the Mortgage Loans (if such additional servicer is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each, a “Certifying Servicer”) must deliver to the Trustee, the Depositor, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only) and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website) an officer’s certificate (a “Statement of Compliance”) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under the applicable servicing agreement has been made under such officer’s supervision and (B) that, to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under the applicable servicing agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof;

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the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor and each servicing function participant with which any of the foregoing parties it has entered into a servicing relationship with respect to the Mortgage Loans (each, a “Reporting Servicer”) must furnish, each at its own expense, to the Trustee, the Certificate Administrator, the Depositor and the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), a report (an “Assessment of Compliance”) on an assessment of compliance with the relevant servicing criteria set forth in the applicable servicing agreement with respect to commercial mortgage-backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Servicing Criteria (as defined below) applicable to each Reporting Servicer (the “Relevant Servicing Criteria”), (B) a statement that such Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (the “Servicing Criteria”) to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the relevant annual report on Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Relevant Servicing Criteria applicable to it; and

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each Reporting Servicer, each at its own expense, must cause, a registered public accounting firm, that is a member of the American Institute of Certified Public Accountants, to furnish a report (an “Attestation Report”) to the Trustee, the Certificate Administrator, the Depositor, the Operating Advisor (in the case of the Special Servicer only), the 17g-5 Information Provider (who shall promptly post such report to the 17g-5 Information Provider’s website), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria in all material respects, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by The Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria.  If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the respective Certificate Balances of such Classes, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B and Class X-C Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class LR or Class R Certificates.

Realization Upon Mortgage Loans

 If a payment default or material non-monetary default on a Mortgage Loan has occurred, then the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the

Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based upon a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity), that:

(A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuing Entity and in the Certificateholders’ Best Interests to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  The Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, neither the Lower-Tier REMIC nor the Upper-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as the hotels operated on the Mortgaged Properties. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”), which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period described in the prior paragraph and in the manner described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders for the retention of revenues and insurance proceeds derived from each REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account related to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable from related Mortgage Loan collections.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of liquidation expenses) exceed the amount that would have been received if a principal payment and all other amounts due with respect to the related Mortgage Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess

Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement; provided that, with respect to the Non-Serviced Mortgage Loan, the term “Excess Liquidation Proceeds” includes liquidation proceeds allocated to such Non-Serviced Mortgage Loan pursuant to the terms of the related co-lender agreement that are received from the UBS-Barclays 2013-C5 Issuing Entity.

The Non-Serviced Mortgage Loan is subject to the provisions in the UBS-Barclays 2013-C5 Pooling and Servicing Agreement relating to the realization upon such Non-Serviced Mortgage Loan that are substantially similar but not identical to the provisions set forth above.

Sale of Defaulted Mortgage Loans and REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the Certificateholders’ Best Interests to attempt to sell a Defaulted Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price; provided that with respect to the Non-Serviced Mortgage Loan, the Special Servicer will be entitled to sell the Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related co-lender agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders.  The Special Servicer (with the consent of the Directing Holder) is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless it is the highest offer received and at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the Certificateholders’ Best Interests, and the Special Servicer may

accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the Certificateholders’ Best Interests.

Pursuant to the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Special Servicer is required to solicit offers for, and sell, the non-serviced REO Property pursuant to provisions that are substantially similar but not identical to the provisions set forth above.

With respect to the defaulted Non-Serviced Mortgage Loan, the UBS-Barclays 2013-C5 Special Servicer will have the right to sell (and the resulting right to receive a liquidation fee) for such defaulted Non-Serviced Mortgage Loan in accordance with the UBS-Barclays 2013-C5 Pooling and Servicing Agreement upon the consent (or deemed consent) of the Directing Holder (so long as a Control Termination Event has not occurred and is continuing), which consent will be deemed given ten (10) business days after receipt (unless earlier objected to) by the Directing Holder of the UBS-Barclays 2013-C5 Special Servicer's request for such right to sell.

A “Defaulted Mortgage Loan” is a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Issuing Entity, a price approximately equal to the sum of the following:  (i) the outstanding principal balance of that Mortgage Loan or related REO Loan less any Loss of Value Payment available to reduce the principal balance; (ii) all accrued and unpaid interest on that Mortgage Loan or related REO Loan generally through the due date in the Collection Period of purchase, other than Default Interest; (iii) all unreimbursed Property Advances with respect to that Mortgage Loan or the related REO Loan, together with any unpaid interest on those Advances owing to the party or parties that made them; (iv) all Property Advances with respect to that Mortgage Loan or the related REO Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Issuing Entity; and (v) all accrued and unpaid interest on any P&I Advances made with respect to the subject Mortgage Loan or related REO Loan.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (to the extent provided below) or (b) the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “—The Directing Holder” and  “—The Operating Advisor,” respectively, in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan to a date occurring later than the earlier of (A) five years prior to December 2045 and (B) if the Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease and such extension is in the Certificateholders’ Best Interests, and, the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing is obtained).

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency.

The Master Servicer will be required to obtain the consent of the Special Servicer with respect to any modification, waiver or amendment with regard to any Mortgage Loan that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments described below), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.  When the Special Servicer’s consent is required, the Master Servicer must promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent (unless earlier objected to) will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  Upon receipt of any such request for consent to a modification, waiver or amendment from the Master Servicer, the Special Servicer may elect, by written notice to the Master Servicer within 3 business days of its receipt of such request, to assume the responsibility for handling all related processing and documentation with respect to such modification, waiver or amendment as well as determining whether to provide such consent to the borrower.

With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder (when such consent is required as described in this free writing prospectus), which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such action together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the

Custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

 For any performing Mortgage Loan, and subject to the rights of the Directing Holder (as described under “—The Directing Holder” in this free writing prospectus), the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

(a) approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the Pooling and Servicing Agreement) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b) approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d) subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(e) approving modifications, consents or waivers (other than those specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f) approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan to such non-material rights-of-way or easements;

(g) granting waivers of minor covenant defaults (other than financial covenants);

(h) as permitted under the Mortgage Loan Documents, routine payments from any escrows or reserve, except releases of any escrows, reserve accounts, letters of credit or previously unfunded portions of loan proceeds of any Mortgage Loan when such sums are held as performance escrows, holdbacks, earnouts or reserves, the release of which are, pursuant to the applicable Mortgage Loan Documents, conditioned upon the satisfaction of performance related criteria (e.g. project reserve thresholds, lease-up requirements, sale requirements, etc.);

(i) approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans; and

(j) any non-material modifications, waivers or amendments not provided for in clauses (a) through (i) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

The Non-Serviced Mortgage Loan is subject to the provisions in the UBS-Barclays 2013-C5 Pooling and Servicing Agreement relating to modifications that are substantially similar but not identical to the provisions set forth above.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the Initial Pool Balance.  Any such party may be an affiliate of a Sponsor, the Depositor, the Issuing Entity or another related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan (other than an REO Loan) included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the related Due Date in the Collection Period relating to such Distribution Date (less any P&I Advances previously made on account of interest); (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees, Trustee/Certificate Administrator Fees and Operating Advisor Fees and unpaid expenses of and indemnity amounts owed by the Issuing Entity; and (E) any termination payments due under the Swap Agreement; and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Issuing Entity, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon (in each case at the Mortgage Rate).  The Issuing Entity may also be terminated in connection with an exchange by a sole remaining beneficial owner of all the then outstanding Certificates (other than (1) the Class R and Class LR Certificates and (2) the Class X-C Certificates to the extent such sole remaining beneficial owner of Certificates has taken an assignment of the Voting Rights of the Class X-C Certificates) (provided, however, that (i) the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-3FX, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class B, Class C and Class D Certificates are no longer outstanding, (ii) the sole remaining beneficial owner compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Sequential Pay Certificates were on deposit with the Certificate Administrator one business day prior to the date of the exchange and (iii) the sole remaining beneficial owner pays to Master Servicer an amount equal to (A) the product of (1) the Prime Rate, (2) the aggregate Certificate Balance of the then-outstanding Sequential Pay Certificates as of the day of the exchange and (3) three, divided by (B) 360), for the Mortgage Loans and other property remaining in the Issuing Entity.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be posted to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to the Master Servicing Fee for each Mortgage Loan (and the Non-Serviced Mortgage Loan).  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.0100% (the “Master Servicing Fee Rate”), which is a component of the Servicing Fee Rate.  The “Servicing Fee” (which also includes, in addition to the Master Servicing Fee, any fees for primary servicing and sub-servicing functions payable to the Master Servicer, the UBS-Barclays 2013-C5 Master Servicer and any primary servicer and sub-servicer) will be payable monthly and will accrue at a rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, for each Mortgage Loan.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required whether or not the Special Servicer elects to handle processing), 100% of defeasance fees on all Mortgage Loans, 100% of assumption fees with respect to Mortgage Loans that are not Specially Serviced Loans (50% thereof where the consent of the Special Servicer is required whether or not the Special Servicer elects to handle processing), 100% of loan service transaction fees, beneficiary statement charges or similar items (but not including yield maintenance charges or prepayment premiums) on all Mortgage Loans that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required whether or not the Special Servicer elects to handle processing), 100% of assumption application fees with respect to Mortgage Loans that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any, with respect to Mortgage Loans; (iv) 100% of charges for checks returned for insufficient funds on all Mortgage Loans; and (v) any Default Interest and late payment fees that accrued during a Collection Period on any Mortgage Loans that are not Specially Serviced Loans, in each case to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to the related Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to the related Mortgage Loan.  In addition, provided that the Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Default Interest and any late payment fees collected by the UBS-Barclays 2013-C5 Master Servicer that are allocated to the Non-Serviced Mortgage Loan (in accordance with the Co-Lender Agreement and the UBS-Barclays 2013-C5 Pooling and Servicing Agreement) during a Collection Period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii), (iii) and (iv) of this paragraph with respect to the Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any Modification Fees or assumption fees, as described below under “—Special Servicing.”

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls”.

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificateholder Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Master Servicer is entitled to a monthly primary servicing fee with respect to the Non-Serviced Mortgage Loan that is calculated based on the stated principal balance of such Non-Serviced Mortgage Loan and a rate per annum equal to 0.01%.  In addition, the UBS-Barclays 2013-C5 Master Servicer is entitled to additional servicing compensation with respect to the Non-Serviced Mortgage Loan that is similar but not identical to the additional servicing compensation described above.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “Transaction Parties—The Servicers” and “—The Special Servicer” in this free writing prospectus.

 Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan” to include any Mortgage Loan with respect to which:

(i) either (x) with respect to any Mortgage Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan at its maturity date or, if the maturity date of such Mortgage Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, Operating Advisor and the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan and (D) the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan), a Servicing

Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii) any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii) the date upon which the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder (for so long as no Control Termination Event has occurred and is continuing)) materially and adversely affects the interests of the Certificateholders occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Mortgage Loan will cease to be a Specially Serviced Loan (whereupon it will become a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Loan.

If a “servicing transfer event” under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement exists with respect to the Non-Serviced Companion Loan, then it will also be deemed to exist with respect to the Non-Serviced Mortgage Loan.  The “servicing transfer event” under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement are substantially similar but not identical to the Servicing Transfer Events described above.  The Non-Serviced Loan Combination is intended to always be serviced or specially serviced, as the case may be, together.

Asset Status Report.  The Special Servicer will be required to prepare a report (the “Asset Status Report”) for each Mortgage Loan that becomes a Specially Serviced Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer.  Each Asset Status Report will be required to be delivered to the Master Servicer, the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).

If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Pooling and Servicing Agreement, the Servicing Standard or the terms of the applicable Mortgage Loan Documents.  In addition, the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the Certificateholders’ Best Interests.  If the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  In any event, if the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report in compliance with the Servicing Standard.  The Special Servicer will revise such Asset Status Report until the Directing Holder (for so long as no Control Termination Event has occurred and is continuing) fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the Certificateholders’ Best Interests.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

If a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor and the Directing Holder.  The Special Servicer may revise such Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

The Non-Serviced Mortgage Loan is subject to the provisions in the UBS-Barclays 2013-C5 Pooling and Servicing Agreement relating to asset status reports relating to the Non-Serviced Loan Combination that are substantially similar but not identical to the provisions set forth above.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate per annum equal to 0.25% on the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  Under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Special Servicer is entitled to a monthly fee in respect of the Non-Serviced Mortgage Loan that is a specially serviced loan or REO loan under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement that is calculated based on the stated principal balance of the Non-Serviced Mortgage Loan and a rate per annum equal to 0.25%.

A “Workout Fee” will in general be payable with respect to each Specially Serviced Loan that becomes a Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity, but excluding late payment charges and Default Interest) received on such Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the subject Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will be not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.  Under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Special Servicer is entitled to a workout fee in respect of the Non-Serviced Mortgage Loan that will be payable out of each collection of interest and principal received on the Non-Serviced Mortgage Loan, for so long as it remains a corrected mortgage loan under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement.  This workout fee will be in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the subject Mortgage Loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan that became such during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to:  (a) each Specially Serviced Loan or REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period or as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and (b) except as otherwise described below, any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any foreclosure, sale, disposition, deficiency judgment or other similar proceeds (“Liquidation Proceeds”).  As to each such Specially Serviced Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Property or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.  In addition, the Liquidation Fee will be subject to the cap described below.  Under the UBS-Barclays 2013-C5 Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Special Servicer is entitled to a liquidation fee in respect of the Non-Serviced Mortgage Loan equal to 1.0% of each full or discounted payoff of the Non-Serviced Mortgage Loan that is a specially serviced loan and each recovery of liquidation proceeds on the Non-Serviced Mortgage Loan that is a specially serviced loan or REO Loan including with respect to a Mortgage Loan Seller’s repurchase of the Non-Serviced Mortgage Loan, subject to a cap substantially similar to the cap on Liquidation Fees described in this free writing prospectus.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to Special Servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
the purchase of any Specially Serviced Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date that such holder’s option to purchase the related Mortgage Loan first becomes exercisable, and

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement.

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, an action plan that was submitted by the Special Servicer regarding the liquidation of a Specially Serviced Loan is approved or deemed to be approved by the Directing Holder, the Special Servicer will be entitled to receive the related Liquidation Fee notwithstanding any resignation or termination, and the successor special servicer will not be entitled to any portion of it.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan (or REO Loan) throughout the period such Mortgage Loan (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan (or REO Loan), only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan (or REO Loan) will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans (or REO Loans) will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required (whether or not the Special Servicer elects to handle processing)),

●
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required (whether or not the Special Servicer elects to handle processing)),

●
100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including yield maintenance charges or prepayment premiums) on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans that are not Specially Serviced Loans when consent of the Special Servicer is required (whether or not the Special Servicer elects to handle processing)),

●	any interest or other income earned on deposits in the REO Accounts, and

●
any late payment fees and Default Interest that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan.

“Modification Fees” means, with respect to any Mortgage Loan, any and all fees with respect to or related to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees and defeasance fees).  For each modification, restructure, extension, waiver or amendment in connection with working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment);

provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan or REO Loan at a time when such Mortgage Loan or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The UBS-Barclays 2013-C5 Special Servicer is entitled to additional servicing compensation with respect to the Non-Serviced Mortgage Loan that is similar but not identical to the additional servicing compensation described above.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master

Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

 On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based on the information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC”) guidelines as of the Closing Date setting forth, among other things:

(a) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b) the amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of the Certificates;

(c) the amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to Interest Accrual Amounts and Interest Shortfalls;

(d) the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e) the aggregate amount of compensation paid to the Trustee, the Certificate Administrator and the Operating Advisor and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f) the aggregate Stated Principal Balance of the Mortgage Loans (including REO Loans) outstanding immediately before and immediately after the Distribution Date;

(g) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h) the number and aggregate Stated Principal Balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property (and any material changes to the information specified in Item 1100(b)(5) of Regulation AB);

(i) the Available Funds and the Class A-3FX/Class A-3FL Mortgage Pool Available Funds for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);  the “Class A-3FL/Class A-3FX Mortgage Pool Available Funds” means, as of any Distribution Date, an amount equal to the total amount of all principal and/or interest distributions, as well as any other distributions (other than yield maintenance charges), properly made on or in respect of the Class A-3FL Regular Interest with respect to such Distribution Date;

(j) the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates and the Class A-3FL Regular Interest or the Swap Counterparty allocable to yield maintenance charges and prepayment premiums;

(k) the Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date;

(l) the Pass-Through Rate for each Class of Regular Certificates and the Class A-3FL Regular Interest for such Distribution Date and the next succeeding Distribution Date;

(m) the Principal Distribution Amount for such Distribution Date;

(n) the Certificate Balance or Notional Balance, as the case may be, of each Class of Regular Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o) with respect to each Class of Regular Certificates, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the related Certificate Balance or Notional Balance, as the case may be, immediately following the Distribution Date, and the denominator of which is the related initial Certificate Balance or Notional Balance, as the case may be;

(p) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q) the number and related principal balances of any Mortgage Loans modified, extended or waived during the related Collection Period, on a loan-by-loan basis (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the related Collection Period or that have cumulatively become material over time);

(r) the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates following the distributions on such Distribution Date;

(s) a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of that principal prepayment, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t) a loan-by-loan listing of any Mortgage Loan that was defeased since the previous Determination Date;

(u) the amount of the distribution to the holders of each Class of Sequential Pay Certificates on such Distribution Date attributable to reimbursement of Realized Losses;

(v) as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the asset number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w) the amount on deposit in certain accounts established and maintained by the Certificate Administrator, pursuant to the Pooling and Servicing Agreement after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, and the current Stated Principal Balance;

(y) the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an asset-by-asset basis, based on the most recent appraisal or valuation;

(z) with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(aa) the amount of the distribution on the Distribution Date to the holders of each Class of the Residual Certificates;

(bb) material breaches of any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(cc) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(dd) the amount of any (A) payment by the Swap Counterparty as a termination payment and (B) payment in connection with the acquisition of a replacement Swap Agreement;

(ee) the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Issuing Entity that were subject of a demand to repurchase or replace for breach of the related representations and warranties (to the extent such information is received by the Certificate Administrator);

(ff) for each Distribution Date Statement, a reference to the most recent Form ABS-15G filed by the Depositor and each Sponsor, if applicable, and the SEC-assigned “Central Index Key” number for such filer;

(gg) an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh) the identity of the Controlling Class, if known (and the aggregate Certificate Balance of the Control Eligible Certificates);

(ii) the identity of the Controlling Class Representative, if known; and

(jj) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

 The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the final prospectus, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received in a readable and uploadable and unlocked electronic format, which includes, for example, HTML, Word, Excel or clean, searchable PDFs by the Certificate Administrator:

(A) the following “deal documents”:

●	the final free writing prospectus; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B) the following SEC filings:

●	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(C) the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC Investor Reporting Package (provided they are prepared by, or received by the Certificate Administrator, as applicable); and

●	the annual reports prepared by the Operating Advisor;

(D) the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(E) the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

●
notice of any request by at least 25% of the Voting Rights of the Sequential Pay Certificates (taking into account the allocation of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the various Classes of Sequential Pay Certificates) to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any assessment of compliance with certain servicing criteria delivered to the Certificate Administrator; and

●	any accountant’s attestation reports delivered to the Certificate Administrator;

(F) the “Investor Q&A Forum”; and

(G) solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual report and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (x) the question is beyond the scope outlined above, (y) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders’ Best Interests, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (z) it is otherwise not advisable to answer such inquiry, and, in the case of the Master Servicer, the Special Servicer and the Operating Advisor, will be required to promptly notify the Certificate Administrator, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner via the Certificateholder’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at http://www.usbank.com/abs.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the 17g-5 Information Provider to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the 17g-5 Information Provider’s website.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 934-6802.

 The 17g-5 Information Provider will make available to nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), the following items, among other things, via the 17g-5 Information Provider’s website to the extent delivered to the 17g-5 Information Provider in an electronic format in the manner prescribed by the Pooling and Servicing Agreement:

(a) any notice of a waiver of a “due-on-sale” or “due-on-encumbrance” provision with respect to any Mortgage Loan;

(b) officer’s certificates supporting nonrecoverability determinations relating to Advances and notice of a determination not to refrain from reimbursement of all Nonrecoverable Advances;

(c) Asset Status Reports;

(d) environmental reports;

(e) Statement of Compliance and Assessment of Compliance;

(f) Attestation Reports;

(g) appraisals;

(h) any notice relating to the Special Servicer’s determination to take action under the Pooling and Servicing Agreement without receiving a No Downgrade Confirmation;

(i) copies of any questions or requests submitted by the Rating Agencies to the Master Servicer, Special Servicer, Certificate Administrator or Trustee;

(j) any requests for a No Downgrade Confirmation;

(k) any notice of resignation of the Trustee or the acceptance of appointment by the successor trustee;

(l) any notice of resignation or assignment of the rights of the Master Servicer or the Special Servicer;

(m) any notices of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer;

(n) any notice of an amendment of the Pooling and Servicing Agreement to change the procedures related to Rule 17g-5;

(o) any notice of a material change or amendment to the Pooling and Servicing Agreement;

(p) any notice of the merger, consolidation, resignation or termination of the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee;

(q) any notice of the repurchase of a Mortgage Loan by a Mortgage Loan Seller;

(r) any notice of any change in the lien priority of a Mortgage Loan;

(s) any notice of any material damage to a Mortgaged Property;

(t) any notice of any amendment, modification, consent or waiver to or of any provision of a Mortgage Loan;

(u) any summary of oral communications with the Rating Agencies; and

(v) the “Rating Agency Q&A Forum and Servicer Document Request Tool”.

The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Provider’s website, where NRSROs may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to reports, the Mortgage Loans, or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Special Servicer as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement, whether or not referenced in such annual report, and (d) view previously submitted inquiries and related answers.  In addition, NRSROs may use the forum to submit requests for loan-level reports and information.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i)(A) the question is beyond the scope outline above, or (B) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Pooling and Servicing Agreement or the Mortgage Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, (iii) it is otherwise not advisable to answer such inquiry, or (iv)(A) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Operating Advisor, Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, in which case the 17g-5 Information Provider will post the related inquiry together with a statement that such inquiry was not answered.  The 17g-5

Information Provider will be required to post the inquiries and related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool, subject to and in accordance with the Pooling and Servicing Agreement.  The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, and other communications which are not submitted through the 17g-5 Information Provider’s website.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other person.  No such other person will have any responsibility or liability for the content of any such information.

“Privileged Person“ means the Depositor, each Underwriter, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Directing Holder (so long as no Consultation Termination Event has occurred and is continuing), a designee of the Depositor (including any financial market publisher) and any person who provides to the Certificate Administrator an Investor Certification.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing, or an agent, principal, partner, member, joint venture, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or in the form of an electronic certification contained on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website, that states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(A) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C) the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D) each of the documents made available by the Certificate Administrator via its website as described under “—Information Available
Electronically” above.

The Certificate Administrator will require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Interactive Data Corporation, Intex Solutions, Inc., Markit LLC and Trepp, LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date, and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

 The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor and the Underwriters the following materials, of which the CREFC Operating Statement Analysis Report and CREFC NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a) Annually, on or before June 30 of each year, commencing in 2014, with respect to each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent requested by the Special Servicer) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC Operating Statement Analysis Report.

(b) Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or REO Property) of annual year-end operating statements, if any, commencing in respect of 2013 year-end with respect to any Mortgaged Property or REO Property, a “CREFC NOI Adjustment Worksheet” for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Issuing Entity, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22(b) under the Exchange Act.  Such reports will be filed under the name “UBS-Barclays Commercial Mortgage Trust 2013-C6” (SEC File No. 333-179413-01).  See “Incorporation of Certain Information by Reference” in the prospectus.  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

The Annual Reports on Form 10-K, the Distribution Reports on Form 10-D, the Current Reports on Form 8-K and amendments to those reports filed or furnished with respect to the Issuing Entity pursuant to Section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Certificate Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Certificate Administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus.  Requests for this information should be made to the Certificate Administrator at 190 South LaSalle, 7th Floor, Chicago, Illinois 60603, Attention: UBSBB 2013-C6.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”)

promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the resulting REMICs being referred to as the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively, and each a “Trust REMIC”).  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage Loans, and any property (including a beneficial interest on real property in the case of the Non-Serviced Mortgage Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed-in-lieu of foreclosure and certain other assets, will issue several uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3FL Regular Interest as classes representing regular interests in the Upper-Tier REMIC and will issue the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the UBS-Barclays 2013-C5 Pooling and Servicing Agreement and any related Co-Lender Agreement or intercreditor agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC and each Class of Offered Certificates, the Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3FL Regular Interest will constitute a class of “regular interests” in the Upper-Tier REMIC and (c) the Class LR and Class R Certificates will evidence the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC, respectively.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the Issuing Entity consisting of (a) the Class A-3FL Regular Interest, (b) the Swap Agreement, and (c) the Floating Rate Accounts will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-3FL Certificates will represent undivided beneficial interests in the Class A-3FL Percentage Interest of the Class A-3FL Regular Interest and the entire undivided beneficial interest in the Class A-3FL Floating Rate Account, and (iii) the Class A-3FX Certificates will represent undivided beneficial interests in the Class A-3FX Percentage Interest in the Class A-3FL Regular Interest and the entire undivided beneficial interest in the Swap Agreement and the Class A-3FX Floating Rate Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates”.  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Cut-off Date, fourteen (14) of the Mortgaged Properties, securing Mortgage

Loans representing approximately 10.3% of the Initial Pool Balance, are multifamily properties.  Holders of Offered Certificates should consult their own tax advisors as to whether the foregoing percentages or some other percentages apply to their Certificates.  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  Each class of Offered Certificates will represent a regular interest in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (a “Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The IRS has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences—Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Class __ Certificates will be issued with original issue discount.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”).  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences of REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Offered Certificates will not be issued with original issue discount.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that each Class of Offered Certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums.  Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus.  It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of a yield maintenance charge or prepayment premium.  Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Taxation of Foreign Investors; Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE TAX AND LOCAL CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has granted substantially identical administrative exemptions to Barclays Capital Inc., Final Authorization Number 2004-03E, and UBS Securities LLC, Prohibited Transaction Exemption 91-22, each as amended by Prohibited Transaction Exemption 2007-05 (collectively, the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc. or UBS Securities LLC, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.

●	First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

●
Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, DBRS or DBRS Limited (the “Exemption Rating Agencies”).

●
Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter.  The “Restricted Group” consists of any Underwriter, the Swap Counterparty, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

●
Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.

●	Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this free writing prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

The U.S. Department of Labor has proposed an amendment to the Exemption that would modify the definition of “rating agency” contained in the Exemption.  If the amendment is adopted as proposed, one of the results would be the inclusion of KBRA in the definition of “rating agency” in the Exemption, and consequently the inclusion of KBRA in the term “Exemption Rating Agencies” as used herein, in each case as of the date of the amendment is published in final form.  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or as to the date of adoption.  Plan fiduciaries should consult with their advisors regarding the amendment.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
IN NEW YORK, FLORIDA AND CALIFORNIA

The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in New York (representing approximately 29.2% of the Initial Pool Balance (by Allocated Loan Amount)), Florida (representing approximately 18.5% of the Initial Pool Balance (by Allocated Loan Amount)) and California (representing approximately 10.4% of the Initial Pool Balance (by Allocated Loan Amount)), and which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York.  Mortgage Loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Florida.  Mortgage Loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale.  Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered.  During this period, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale and challenges to the foreclosure sale are permitted within that 10-day period.  Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents.  Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure sale in order to recover a deficiency.  Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale.  In certain circumstances, the lender may have a receiver appointed.

California.  Mortgage Loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real properties. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the Mortgage Loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Fitch, KBRA and Moody’s (collectively, the “Rating Agencies”).(1)
	Fitch	KBRA	Moody’s
Class A-1	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-4	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-SB	AAA(sf)	AAA(sf)	Aaa(sf)
Class A-S	AAA(sf)	AAA(sf)	Aaa(sf)

(1)
Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related Rating Agency’s website.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, prepayment premiums, assumption fees, modification fees or penalty charges.  See “Risk Factors—Risks Related to the Offered Certificates—Other Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this free writing prospectus.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the other Classes of Certificates.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on such Notional Balance as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to Fitch, KBRA, Moody’s and certain other NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected Fitch, KBRA and Moody’s to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that they would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of Fitch, KBRA and Moody’s no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this free writing prospectus.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate the Offered Certificates.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

17g-5 Information Provider	279	Class A-3FL Floating Rate Account	236
2010 PD Amending Directive	10	Class A-3FL Percentage Interest	197
2011 Assessment	163	Class A-3FL Regular Interest	177
Acceptable Insurance Default	222	Class A-3FL/Class A-3FX Mortgage
Acquired Platform	163	Pool Available Funds	272
Acting General Counsel’s Opinion	99	Class A-3FX Floating Rate Account	236
Actual/360 Basis	129	Class A-3FX Percentage Interest	197
Administrative Fee Rate	105	Class A-SB Scheduled Principal
Advance Rate	233	Balance	190
Advances	232	Class X-A Strip Rates	182
Allocated Loan Amount	105	Class X-B Strip Rates	182
Annual Debt Service	105	Class X-C Strip Rates	183
Appraisal Reduction Amount	200	Clearstream	56, 205
Appraisal Reduction Event	200	Clearstream Participants	206
Appraised Value	105	Closing Date	103
Approving Party	67	CMBS	57, 169
Article 122a	61	Code	54, 101, 281
Assessment of Compliance	256	Collection Account	235
Asset Status Report	267	Collection Period	181
Assumed Final Distribution Date	196	Consultation Termination Event	223
Assumed Scheduled Payment	184	Control Eligible Certificates	223
Attestation Report	256	Control Termination Event	223
Authenticating Agent	168	Controlling Class	223
Available Funds	179	Controlling Class Certificateholder	223
Balloon Balance	105	Controlling Class Representative	223
Balloon Loan	180	Corrected Mortgage Loan	266
Balloon LTV	105	CPR	211
Balloon Mortgage Loan	129	CREFC	272
Banking Act	97	CREFC Investor Reporting Package	274
Bankruptcy Code	58	CREFC NOI Adjustment Worksheet	280
Barclays	142	CREFC Operating Statement Analysis
Barclays Bank	103	Report	280
Barclays Data Tape	143	Crossover Date	192
Barclays Mortgage Loans	103	Current LTV	105
Barclays Review Team	143	Custodian	168
Base Interest Fraction	193	Cut-off Date	103
CA Owner	67	Cut-off Date Balance	103
CA Tract	67	Cut-off Date Loan-to-Value Ratio	105
Calculation Rate	221	Cut-off Date LTV	105
CBE	215	Cut-off Date LTV Ratio	105
Certificate Administrator	162	DBRS	229
Certificate Balance	177	Debt Service Coverage Ratio	108
Certificate Owners	206	Default Interest	181
Certificate Registrar	168, 204	Default Rate	181
Certificateholder	204, 283	Defaulted Mortgage Loan	260
Certificateholders’ Best Interests	219	Defeasance Deposit	132
Certificates	176	Defeasance Loans	132
Certifying Certificateholder	207	Defeasance Lock-Out Period	132
Certifying Servicer	255	Defeasance Option	132
Class	176	Definitive Certificate	204
Class A-3 Percentage Interests	197	Depositaries	205

Depositor	103, 160	Liquidation Fee	269
Determination Date	181	Liquidation Proceeds	269
Dick’s	124	Loan Combination Allocation	232
Directing Holder	221	Loan-to-Value Ratio	105
Disclosable Special Servicer Fees	271	Loss of Value Payment	244
Discount Rate	194	Lower-Tier Distribution Account,	236
Distribution Account	235	Lower-Tier Regular Interests	282
Distribution Date	178	Lower-Tier REMIC	53, 282
Distribution Date Statement	272	LTV Ratio	105
DSCR	108	LTV Ratio at Maturity	105
DTC	56, 193	MAI	203
Due Date	129	Major Decision	221
EEA	61	Master Servicer	169
Eligible Operating Advisor	229	Master Servicer Prepayment Interest
ERISA	285	Shortfall	199
ERISA Plan	285	Master Servicer Remittance Date	231
Euroclear	56, 205	Master Servicing Fee	264
Euroclear Participants	206	Master Servicing Fee Rate	264
Excess Liquidation Proceeds	258	Material Breach	243
Excess Liquidation Proceeds Account	236	Material Document Defect	243
Exchange Act	61, 136	Maturity Date LTV	105
Excluded Plan	286	Midland	169
Exempt Persons	13	Modeling Assumptions	210
Exemption	285	Modification Fees	270
Exemption Rating Agencies	285	Modified Mortgage Loan	203
FDIC	99, 171	Monthly Payment	180
FIEL	17	Moody’s	229
Final Asset Status Report	227	Morningstar	229
Fitch	229	Mortgage	103
Floating Rate Accounts	192, 236	Mortgage Loan	219
Form 8-K	136	Mortgage Loan Documents	242
FSMA	12	Mortgage Loan Purchase Agreement	242
Funds	171	Mortgage Loan Sellers	103
GAAP	104	Mortgage Loans	103
Grantor Trust	282	Mortgage Note	103
Holders	207	Mortgage Pool	103
Indirect Participants	205	Mortgage Rate	183
Initial Pool Balance	103	Mortgaged Property	103
Interest Accrual Amount	181	Natixis	154
Interest Accrual Period	181	Net Default Interest	181
Interest Rate	105	Net Mortgage Pass-Through Rate	183
Interest Reserve Account	235	Net Operating Income	106
Interest Shortfall	182	Net Prepayment Interest Excess	199
Interested Person	260	Net Prepayment Interest Shortfall	199
Investor Certification	279	Net REO Proceeds	181
Investor Q&A Forum	276	No Downgrade Confirmation	255
Investor Registry	277	NOI	106
IO Group YM Distribution Amount	193	NOI Date	106
IRS	101	nonqualified intermediary	4
Issuing Entity	103, 161	Nonrecoverable Advance	233
KBRA	229	Non-Reduced Certificates	175
Leased Fee	105	Non-Serviced Companion Loan	103
Lennar	171	Non-Serviced Loan Combination	103, 115
LIBOR	185	Non-Serviced Mortgage Loan	103
LIBOR Business Day	185	non-U.S. holder	3
LIBOR Determination Date	185	Notional Balance	178

NRA	106	RCMC Review Team	147
NREC	103, 154	REA	67
NREC Data Tape	155	Realized Loss	196
NREC Deal Team	155	Record Date	178
NREC Mortgage Loans	103, 154	Redwood Trust	147
NRSRO Certification	279	Regular Certificates	176
NRSROs	277	Regulation AB	253
Occupancy	106	Related Proceeds	233
Occupancy As-of Date	106	Release Date	132
Offered Certificates	176	Relevant Member State	10
Offsetting Modification Fees	271	Relevant Persons	13
OID Regulations	283	Relevant Servicing Criteria	256
Operating Advisor	168	REMIC	282
Operating Advisor Consulting Fee	230	REMIC Regulations	281
Operating Advisor Fee	230	Removed Mortgage Loan	243
Operating Advisor Fee Rate	230	REO Account	177
Operating Advisor Standard	227	REO Loan	184
Operating Advisor Termination Event	228	REO Property	177
Originators	103	REO Tax	258
P&I Advance	231	Replacement Mortgage Loan	243
Pads	107	Reporting Servicer	256
Park Bridge Financial	168	Repurchase Price	243
Park Bridge Lender Services	168	Requesting Party	253
Participants	204	Residual Certificates	176
Pass-Through Rate	182	Restricted Group	285
Paying Agent	168	Restricted Party	227
Percentage Interest	179	Rialto	171
Permitted Special Servicer/Affiliate Fees	271	Rooms	107
Plan	285	Rule 17g-5	251
PML	11	Rules	206
Pooling and Servicing Agreement	219	S&P	229
PRA	97	Santa Anita Mall Co-Lender Agreement	115
Prepayment Assumption	284	Santa Anita Mall Companion Loan	103
Prepayment Interest Excess	198	Santa Anita Mall Mortgage Loan	103, 115
Prepayment Interest Shortfall	198	Santa Anita Mall Mortgaged Property	115
Prime Rate	233	Santa Anita Mall Noteholders	115
Principal Distribution Amount	184	Santa Anita Mall Pari Passu Companion
Principal Prepayments	181	Loan	115
Private Certificates	176	Santa Anita Mall Pari Passu Loan
Privileged Information	227	Combination	103, 115
Privileged Information Exception	227	SEC	136
Privileged Person	279	Securities Act	253, 285
Property Advances	232	Sequential Pay Certificate	177
Prospectus Directive	10	Sequential Pay Certificates	177
Purchase Price	260	Servicer Termination Events	247
Qualified Affiliate	247	Servicing Compensation	264
qualified intermediary	4	Servicing Criteria	256
Qualified Substitute Mortgage Loan	244	Servicing Fee	264
Rating Agencies	132, 289	Servicing Fee Rate	264
Rating Agency Declination	255	Servicing Standard	220
Rating Agency Q&A Forum and Servicer		Servicing Transfer Event	266
Document Request Tool	278	SFA	16
RCM	171	Similar Law	285
RCMC	103, 147	Small Loan Appraisal Estimate	201
RCMC Data Tape	147	Special Servicer	171
RCMC Mortgage Loans	103	Special Servicing Fee	268

Specially Serviced Loan	265, 268	UBS-Barclays 2013-C5 Operating
Sponsors	103, 136	Advisor	115
Sq. Ft.	106	UBS-Barclays 2013-C5 Pooling and
Square Feet	106	Servicing Agreement	115
Stated Principal Balance	198	UBS-Barclays 2013-C5 Special Servicer	115
Statement of Compliance	255	UBS-Barclays 2013-C5 Trustee	115
Subordinate Certificates	199	UBSRES	103, 136
Sub-Servicing Entity	248	UBSRES Data Tape	137
Term to Maturity	106	UBSRES Deal Team	137
Terms and Conditions	206	UBSRES Mortgage Loans	103
Third Party Report	104	UK Bank	97
TIA	251	UK Treasury	97
TIA Applicability Determination	252	Underwriter Entities	92
TRIPRA	90	Underwriters	92
Trust REMIC	53, 282	Underwritten NCF	106
Trustee	162	Underwritten NCF DSCR	108
Trustee/Certificate Administrator Fee	167	Underwritten Net Cash Flow	106
Trustee/Certificate Administrator Fee		Underwritten Net Operating Income	106
Rate	167	Underwritten NOI	106
U.S. Bank	162	Underwritten NOI Debt Yield	106
U.S. Person	3	Underwritten NOI DSCR	108
U/W EGI	108	Units	107
U/W NCF	106	Unliquidated Advance	235
U/W NCF Debt Yield	106	Unscheduled Payments	180
U/W NCF DSCR	108	Updated Appraisal	202
U/W NOI	106	Upper-Tier REMIC	53, 282
U/W NOI Debt Yield	106	Voting Rights	256
U/W NOI DSCR	108	WAC	209
U/W Revenue	108	Weighted Average Net Mortgage Pass-
UBS-Barclays 2013-C5 Certificate		Through Rate	183
Administrator	115	Withheld Amounts	236
UBS-Barclays 2013-C5 Depositor	115	Workout Fee	268
UBS-Barclays 2013-C5 Directing Holder	222	Workout-Delayed Reimbursement
UBS-Barclays 2013-C5 Master Servicer	115	Amount	234

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-1-2

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage				General	Detailed			Interest
			Initial Pool	# of	Loan	Original	Cut-off Date	Maturity	Property	Property	Interest	Administrative	Accrual
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	Balance($)(2)(3)	Type	Type	Rate	Fee Rate(4)	Basis
Rollup	1	Gateway	12.4%	3	UBSRES	160,000,000	160,000,000	160,000,000	Retail	Anchored	4.5055%	0.0218%	Actual/360
Loan	1.01	Gateway I	5.0%	1	UBSRES	65,000,000	65,000,000	65,000,000	Retail	Anchored	4.5055%	0.0218%	Actual/360
Loan	1.02	Gateway II	3.9%	1	UBSRES	50,000,000	50,000,000	50,000,000	Retail	Anchored	4.5055%	0.0218%	Actual/360
Loan	1.03	Gateway III	3.5%	1	UBSRES	45,000,000	45,000,000	45,000,000	Retail	Anchored	4.5055%	0.0218%	Actual/360
Loan	2	575 Broadway	9.7%	1	UBSRES	125,850,000	125,850,000	125,850,000	Mixed Use	Office/Retail	4.0040%	0.0218%	Actual/360
Loan	3	Broward Mall	7.3%	1	UBSRES	95,000,000	95,000,000	95,000,000	Retail	Regional Mall	3.8830%	0.0218%	Actual/360
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	77,350,000	77,350,000	69,897,401	Retail	Anchored	3.7500%	0.0218%	Actual/360
Loan	5	2000 Market Street	5.9%	1	UBSRES	77,000,000	77,000,000	65,839,008	Office	CBD	4.4575%	0.0218%	Actual/360
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	70,000,000	70,000,000	70,000,000	Retail	Regional Mall	3.6545%	0.0218%	Actual/360
Loan	7	Bayview Plaza	4.6%	1	UBSRES	60,000,000	59,939,105	49,641,880	Retail	Regional Mall	5.1935%	0.0218%	Actual/360
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	40,000,000	39,933,253	29,414,166	Hospitality	Full Service	4.5500%	0.0218%	Actual/360
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	35,500,000	35,163,279	26,799,393	Hospitality	Various	5.2700%	0.0218%	Actual/360
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	15,500,000	15,352,981	11,701,144	Hospitality	Full Service
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	13,350,000	13,223,374	10,078,082	Hospitality	Limited Service
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	6,650,000	6,586,924	5,020,168	Hospitality	Extended Stay
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	32,000,000	31,942,591	23,155,063	Retail	Anchored	4.1300%	0.0218%	Actual/360
Loan	11	422 Business Center	2.0%	1	UBSRES	25,500,000	25,398,957	18,415,175	Mixed Use	Retail/Industrial	4.0870%	0.0218%	Actual/360
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	23,000,000	22,974,980	18,848,485	Mixed Use	Office/Retail	4.9000%	0.0218%	Actual/360
Loan	13	Islandia Marriott	1.7%	1	UBSRES	22,500,000	22,500,000	20,331,235	Hospitality	Full Service	5.9595%	0.0218%	Actual/360
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	18,600,000	18,600,000	15,766,280	Multifamily	Conventional	4.2200%	0.0218%	Actual/360
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	18,500,000	18,500,000	15,681,515	Multifamily	Conventional	4.2200%	0.0218%	Actual/360
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	16,000,000	16,000,000	0	Office	CBD	4.8600%	0.0518%	Actual/360
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	15,300,000	15,300,000	12,969,036	Multifamily	Conventional	4.2200%	0.0218%	Actual/360
Loan	18	Nottingham Village	1.2%	1	Natixis	15,000,000	15,000,000	12,780,139	Multifamily	Conventional	4.4100%	0.0218%	Actual/360
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	14,000,000	13,982,122	11,196,340	Retail	Unanchored	4.1875%	0.0218%	Actual/360
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	13,730,000	13,706,797	10,068,725	Hospitality	Limited Service	4.4775%	0.0218%	Actual/360
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	13,000,000	13,000,000	13,000,000	Mixed Use	Retail/Multifamily	4.0450%	0.0218%	Actual/360
Loan	22	Flor de Salinas	1.0%	1	UBSRES	12,900,000	12,864,925	10,463,445	Multifamily	Conventional	4.6025%	0.0218%	Actual/360
Loan	23	144 North 8th Street	1.0%	1	UBSRES	12,500,000	12,485,642	10,163,055	Retail	Unanchored	4.6635%	0.0218%	Actual/360
Loan	24	ABC Labs	0.9%	1	UBSRES	11,895,000	11,895,000	8,806,027	Office	Suburban	4.7315%	0.0218%	Actual/360
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	11,750,000	11,706,861	8,672,072	Mixed Use	Retail/Office/Industrial	4.6570%	0.0218%	Actual/360
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	10,700,000	10,700,000	8,560,484	Office	Suburban	4.2000%	0.0518%	Actual/360
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	10,300,000	10,300,000	10,300,000	Retail	Unanchored	4.0500%	0.0218%	Actual/360
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	9,450,000	9,434,839	8,375,474	Hospitality	Limited Service	4.7730%	0.0218%	Actual/360
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	9,200,000	9,186,365	6,932,125	Hospitality	Limited Service	5.2115%	0.0218%	Actual/360
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	9,150,000	9,139,021	7,390,325	Office	Suburban	4.4700%	0.0218%	Actual/360
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	9,095,000	9,089,511	7,422,482	Retail	Various	4.6630%	0.0218%	Actual/360
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	6,725,000	6,720,941	5,488,311	Retail	Unanchored
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	2,370,000	2,368,570	1,934,171	Retail	Shadow Anchored
Loan	32	Equinox Summit	0.7%	1	UBSRES	9,000,000	8,989,444	7,294,547	Retail	Single Tenant	4.5715%	0.0218%	Actual/360
Loan	33	CityScape	0.7%	1	UBSRES	8,800,000	8,763,144	7,038,431	Multifamily	Conventional	4.1960%	0.0218%	Actual/360
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	8,500,000	8,469,459	6,310,895	Hospitality	Limited Service	4.8175%	0.0218%	Actual/360
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	8,250,000	8,250,000	6,651,459	Industrial	Flex	4.4200%	0.0718%	Actual/360
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	3,323,531	3,323,531	2,679,555	Industrial	Flex
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	2,714,590	2,714,590	2,188,604	Industrial	Flex
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	2,211,879	2,211,879	1,783,299	Industrial	Flex
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	8,150,000	8,150,000	6,605,390	Hospitality	Limited Service	4.5725%	0.0218%	Actual/360
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	8,000,000	8,000,000	6,404,895	Self-Storage	Self-Storage	4.2200%	0.0218%	Actual/360
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	8,000,000	8,000,000	5,944,729	Hospitality	Full Service	4.8325%	0.0218%	Actual/360
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	8,000,000	8,000,000	7,057,557	Multifamily	Conventional	4.5100%	0.0618%	Actual/360
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	7,700,000	7,700,000	5,662,829	Hospitality	Extended Stay	4.5550%	0.0218%	Actual/360
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	7,500,000	7,500,000	6,133,575	Multifamily	Conventional	4.8400%	0.0218%	Actual/360
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	7,462,500	7,440,693	5,960,487	Retail	Anchored	4.1590%	0.0218%	Actual/360
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	7,300,000	7,300,000	7,300,000	Office	Suburban	3.6555%	0.0218%	Actual/360
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	6,720,000	6,720,000	5,668,028	Multifamily	Conventional	4.4365%	0.0218%	Actual/360
Loan	45	Wisconsin MHP	0.5%	6	Natixis	6,700,000	6,662,120	5,326,491	Manufactured Housing Community	Manufactured Housing Community	4.0250%	0.0218%	Actual/360
Property	45.01	Colonial Gardens	0.2%	1	Natixis	3,000,000	2,983,039	2,384,996	Manufactured Housing Community	Manufactured Housing Community
Property	45.02	Edison Estates	0.1%	1	Natixis	1,250,000	1,242,933	993,748	Manufactured Housing Community	Manufactured Housing Community
Property	45.03	Hilbert Acres	0.1%	1	Natixis	730,000	725,873	580,349	Manufactured Housing Community	Manufactured Housing Community
Property	45.04	Greenleaf	0.0%	1	Natixis	640,000	636,382	508,799	Manufactured Housing Community	Manufactured Housing Community
Property	45.05	Lakeview	0.0%	1	Natixis	610,000	606,551	484,949	Manufactured Housing Community	Manufactured Housing Community
Property	45.06	Parkview Heights	0.0%	1	Natixis	470,000	467,343	373,649	Manufactured Housing Community	Manufactured Housing Community
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	6,275,000	6,275,000	5,310,687	Retail	Anchored	4.1620%	0.0218%	Actual/360
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	5,900,000	5,868,383	4,347,125	Hospitality	Limited Service	4.6095%	0.0218%	Actual/360
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	5,800,000	5,778,372	4,742,161	Multifamily	Conventional	4.8380%	0.0218%	Actual/360
Loan	49	Hickory Plaza	0.4%	1	UBSRES	5,625,000	5,608,562	4,492,829	Retail	Anchored	4.1590%	0.0218%	Actual/360
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	5,400,000	5,400,000	4,323,304	Self-Storage	Self-Storage	4.2200%	0.0218%	Actual/360
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	5,230,000	5,201,163	3,825,176	Multifamily	Conventional	4.4145%	0.0218%	Actual/360
Loan	52	Frontier Storage	0.4%	1	UBSRES	5,200,000	5,200,000	4,288,028	Self-Storage	Self-Storage	4.2250%	0.0218%	Actual/360
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	5,100,000	5,100,000	4,469,835	Retail	Single Tenant	4.5550%	0.0218%	Actual/360
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	2,200,685	2,200,685	1,928,764	Retail	Single Tenant
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	1,571,918	1,571,918	1,377,689	Retail	Single Tenant
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	1,327,397	1,327,397	1,163,382	Retail	Single Tenant
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	5,050,000	5,050,000	3,191,156	Retail	Unanchored	5.0670%	0.0218%	Actual/360
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	1,818,827	1,818,827	1,149,339	Retail	Unanchored
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	1,653,479	1,653,479	1,044,853	Retail	Unanchored
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	1,577,694	1,577,694	996,964	Retail	Unanchored
Loan	55	Blue Heron	0.4%	1	UBSRES	5,000,000	5,000,000	4,357,439	Industrial	Warehouse/Distribution	4.2260%	0.0218%	Actual/360
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	5,000,000	5,000,000	3,706,867	Hospitality	Limited Service	4.7700%	0.0218%	Actual/360
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	4,900,000	4,900,000	4,021,854	Retail	Unanchored	4.9500%	0.0218%	Actual/360
Loan	58	College Crest Apartments	0.4%	1	UBSRES	4,785,000	4,779,319	3,871,102	Multifamily	Student Housing	4.5175%	0.0218%	Actual/360
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	4,700,000	4,687,721	3,843,702	Self-Storage	Self-Storage	4.8475%	0.0218%	Actual/360
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	4,100,000	4,100,000	3,278,557	Retail	Unanchored	4.1860%	0.0218%	Actual/360
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	3,900,000	3,890,549	3,237,288	Self-Storage	Self-Storage	5.3080%	0.0218%	Actual/360
Property	61.01	All About Self Storage	0.2%	1	UBSRES	2,129,121	2,123,961	1,767,328	Self-Storage	Self-Storage
Property	61.02	Crestview	0.1%	1	UBSRES	1,770,879	1,766,588	1,469,961	Self-Storage	Self-Storage
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	3,800,000	3,795,781	3,104,965	Self-Storage	Self-Storage	4.8115%	0.0218%	Actual/360
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	2,107,869	2,105,529	1,722,332	Self-Storage	Self-Storage
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	1,692,131	1,690,252	1,382,633	Self-Storage	Self-Storage
Loan	63	Brick Self Storage	0.3%	1	UBSRES	3,800,000	3,790,342	3,124,956	Self-Storage	Self-Storage	5.0165%	0.0218%	Actual/360
Loan	64	Villa Rosa	0.3%	1	Natixis	3,500,000	3,496,423	2,893,035	Multifamily	Conventional	5.1640%	0.0218%	Actual/360
Loan	65	Brighton Glens	0.3%	1	UBSRES	3,500,000	3,480,274	2,545,110	Multifamily	Conventional	4.2635%	0.0218%	Actual/360
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	3,375,000	3,362,462	2,761,322	Retail	Anchored	4.8585%	0.0218%	Actual/360
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	3,250,000	3,237,228	2,631,614	Industrial	Warehouse/Distribution	4.5500%	0.0218%	Actual/360
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	1,991,935	1,984,108	1,612,925	Industrial	Warehouse/Distribution
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	1,258,065	1,253,121	1,018,689	Industrial	Warehouse/Distribution
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	2,800,000	2,800,000	2,283,001	Self-Storage	Self-Storage	4.7500%	0.0218%	Actual/360
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	1,778,000	1,778,000	1,449,706	Self-Storage	Self-Storage
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	1,022,000	1,022,000	833,295	Self-Storage	Self-Storage
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	2,800,000	2,796,771	2,459,395	Retail	Unanchored	4.6455%	0.0218%	Actual/360
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	2,000,000	1,989,272	1,473,242	Self-Storage	Self-Storage	4.6030%	0.0218%	Actual/360
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	1,000,000	996,251	816,814	Self-Storage	Self-Storage	4.8085%	0.0218%	Actual/360

A-1-3

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Original	Remaining	Original	Remaining	First						Remaining
			Initial Pool	# of	Loan	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Annual Debt	Monthly Debt	Interest Only
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Maturity	Maturity	Term	Term	Date	Date	(Yes/No)	Maturity Date	Service($)(5)(6)	Service($)(5)(6)(7)	Period
Rollup	1	Gateway	12.4%	3	UBSRES	120	119	0	0	04/06/2013	03/06/2023	No	03/06/2023	7,308,922.22	609,076.85	119
Loan	1.01	Gateway I	5.0%	1	UBSRES	120	119	0	0	04/06/2013	03/06/2023	No	03/06/2023	2,969,249.65	247,437.47	119
Loan	1.02	Gateway II	3.9%	1	UBSRES	120	119	0	0	04/06/2013	03/06/2023	No	03/06/2023	2,284,038.19	190,336.52	119
Loan	1.03	Gateway III	3.5%	1	UBSRES	120	119	0	0	04/06/2013	03/06/2023	No	03/06/2023	2,055,634.38	171,302.86	119
Loan	2	575 Broadway	9.7%	1	UBSRES	120	118	0	0	03/06/2013	02/06/2023	No	02/06/2023	5,109,020.58	425,751.72	118
Loan	3	Broward Mall	7.3%	1	UBSRES	120	119	0	0	04/01/2013	03/01/2023	No	03/01/2023	3,740,084.03	311,673.67	119
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	120	119	360	360	04/06/2013	03/06/2023	No	03/06/2023	4,298,638.92	358,219.91	59
Loan	5	2000 Market Street	5.9%	1	UBSRES	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	4,658,467.92	388,205.66	25
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	120	118	0	0	03/01/2013	02/01/2023	No	02/01/2023	2,593,679.86	216,139.99	118
Loan	7	Bayview Plaza	4.6%	1	UBSRES	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	3,950,707.80	329,225.65
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	120	119	300	299	04/06/2013	03/06/2023	No	03/06/2023	2,681,636.64	223,469.72
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	120	114	300	294	11/05/2012	10/05/2022	No	10/05/2022	2,557,824.24	213,152.02
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	120	119	300	299	04/06/2013	03/06/2023	No	03/06/2023	2,054,558.40	171,213.20
Loan	11	422 Business Center	2.0%	1	UBSRES	120	118	300	298	03/06/2013	02/06/2023	No	02/06/2023	1,629,916.32	135,826.36
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	1,464,805.80	122,067.15
Loan	13	Islandia Marriott	1.7%	1	UBSRES	60	60	300	300	05/06/2013	04/06/2018	No	04/06/2018	1,732,935.60	144,411.30
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	1,094,093.36	91,174.45	24
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	1,088,211.12	90,684.26	24
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	180	180	180	180	05/06/2013	04/06/2028	No	04/06/2028	1,511,462.76	125,955.23
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	899,980.08	74,998.34	24
Loan	18	Nottingham Village	1.2%	1	Natixis	120	116	360	360	01/05/2013	12/05/2022	No	12/05/2022	902,433.21	75,202.77	20
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	820,323.60	68,360.30
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	120	119	300	299	04/06/2013	03/06/2023	No	03/06/2023	913,686.72	76,140.56
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	120	120	0	0	05/06/2013	04/06/2023	No	04/06/2023	533,153.52	44,429.46	120
Loan	22	Flor de Salinas	1.0%	1	UBSRES	120	118	360	358	03/06/2013	02/06/2023	No	02/06/2023	793,804.80	66,150.40
Loan	23	144 North 8th Street	1.0%	1	UBSRES	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	774,669.36	64,555.78
Loan	24	ABC Labs	0.9%	1	UBSRES	120	120	300	300	05/06/2013	04/06/2023	No	04/06/2023	812,267.40	67,688.95
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	120	118	300	298	03/06/2013	02/06/2023	No	02/06/2023	796,341.60	66,361.80
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	627,898.08	52,324.84
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	120	120	0	0	05/06/2013	04/06/2023	No	04/06/2023	422,943.75	35,245.31	120
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	60	59	300	299	04/06/2013	03/06/2018	No	03/06/2018	648,014.16	54,001.18
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	120	119	300	299	04/06/2013	03/06/2023	No	03/06/2023	659,064.24	54,922.02
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	554,385.00	46,198.75
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	118	118	360	360	05/06/2013	02/06/2023	No	02/06/2023	563,616.72	46,968.06
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC
Loan	32	Equinox Summit	0.7%	1	UBSRES	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	551,817.96	45,984.83
Loan	33	CityScape	0.7%	1	UBSRES	120	117	360	357	02/06/2013	01/06/2023	No	01/06/2023	516,155.64	43,012.97
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	120	118	300	298	03/06/2013	02/06/2023	No	02/06/2023	585,486.72	48,790.56
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	496,923.60	41,410.30
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	499,760.16	41,646.68
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	470,577.84	39,214.82
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	120	120	300	300	05/06/2013	04/06/2023	No	04/06/2023	551,877.84	45,989.82
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	60	60	300	300	05/06/2013	04/06/2018	No	04/06/2018	534,144.24	44,512.02
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	120	120	300	300	05/06/2013	04/06/2023	No	04/06/2023	516,478.08	43,039.84
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	474,377.28	39,531.44
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	120	118	360	358	03/06/2013	02/06/2023	No	02/06/2023	435,774.60	36,314.55
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	60	59	0	0	04/03/2013	03/03/2018	No	03/03/2018	270,743.08	22,561.92	59
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	120	118	360	360	03/06/2013	02/06/2023	No	02/06/2023	405,554.16	33,796.18	17
Loan	45	Wisconsin MHP	0.5%	6	Natixis	120	116	360	356	01/05/2013	12/05/2022	No	12/05/2022	385,001.59	32,083.47
Property	45.01	Colonial Gardens	0.2%	1	Natixis
Property	45.02	Edison Estates	0.1%	1	Natixis
Property	45.03	Hilbert Acres	0.1%	1	Natixis
Property	45.04	Greenleaf	0.0%	1	Natixis
Property	45.05	Lakeview	0.0%	1	Natixis
Property	45.06	Parkview Heights	0.0%	1	Natixis
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	120	119	360	360	04/06/2013	03/06/2023	No	03/06/2023	366,561.84	30,546.82	23
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	120	117	300	297	02/06/2013	01/06/2023	No	01/06/2023	397,942.68	33,161.89
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	120	117	360	357	02/06/2013	01/06/2023	No	01/06/2023	366,767.40	30,563.95
Loan	49	Hickory Plaza	0.4%	1	UBSRES	120	118	360	358	03/06/2013	02/06/2023	No	02/06/2023	328,473.36	27,372.78
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	317,640.00	26,470.00
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	120	117	300	297	02/06/2013	01/06/2023	No	01/06/2023	345,801.72	28,816.81
Loan	52	Frontier Storage	0.4%	1	UBSRES	120	118	360	360	03/06/2013	02/06/2023	No	02/06/2023	306,057.96	25,504.83	10
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	120	118	360	360	03/06/2013	02/06/2023	No	02/06/2023	312,094.56	26,007.88	34
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	120	120	240	240	05/06/2013	04/06/2023	No	04/06/2023	402,179.52	33,514.96
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES
Loan	55	Blue Heron	0.4%	1	UBSRES	120	116	360	360	01/06/2013	12/06/2022	No	12/06/2022	294,321.48	24,526.79	33
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	120	120	300	300	05/06/2013	04/06/2023	No	04/06/2023	342,761.04	28,563.42
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	313,856.76	26,154.73
Loan	58	College Crest Apartments	0.4%	1	UBSRES	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	291,536.04	24,294.67
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	120	118	360	358	03/06/2013	02/06/2023	No	02/06/2023	297,532.68	24,794.39
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	240,194.64	20,016.22
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	120	118	360	358	03/06/2013	02/06/2023	No	02/06/2023	260,115.12	21,676.26
Property	61.01	All About Self Storage	0.2%	1	UBSRES
Property	61.02	Crestview	0.1%	1	UBSRES
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	120	119	360	359	04/06/2013	03/06/2023	No	03/06/2023	239,564.52	19,963.71
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES
Loan	63	Brick Self Storage	0.3%	1	UBSRES	120	118	360	358	03/06/2013	02/06/2023	No	02/06/2023	245,250.72	20,437.56
Loan	64	Villa Rosa	0.3%	1	Natixis	120	119	360	359	04/05/2013	03/05/2023	No	03/05/2023	229,693.42	19,141.12
Loan	65	Brighton Glens	0.3%	1	UBSRES	120	117	300	297	02/06/2013	01/06/2023	No	01/06/2023	227,847.60	18,987.30
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	120	117	360	357	02/06/2013	01/06/2023	No	01/06/2023	213,923.88	17,826.99
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	120	117	360	357	02/06/2013	01/06/2023	No	01/06/2023	198,767.64	16,563.97
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	120	120	360	360	05/06/2013	04/06/2023	No	04/06/2023	175,273.56	14,606.13
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	84	83	360	359	04/06/2013	03/06/2020	No	03/06/2020	173,163.36	14,430.28
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	120	117	300	297	02/06/2013	01/06/2023	No	01/06/2023	134,806.80	11,233.90
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	120	117	360	357	02/06/2013	01/06/2023	No	01/06/2023	63,021.48	5,251.79

A-1-4

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage			Crossed				Total Debt	Total Debt
			Initial Pool	# of	Loan		Cash	With	Related	Underwritten	Underwritten	Underwritten	Underwritten	Grace	Payment	Appraised
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Lockbox(8)	Management(9)	Other Loans(2)	Borrower	NOI DSCR(6)	NCF DSCR(6)	NOI DSCR(6)	NCF DSCR(6)	Period(10)	Date	Value($)
Rollup	1	Gateway	12.4%	3	UBSRES	Hard	In Place	Yes	Yes (A)	1.69x	1.66x	1.69x	1.66x	0	6	232,000,000
Loan	1.01	Gateway I	5.0%	1	UBSRES	Hard	In Place	Yes	Yes (A)	1.67x	1.65x	1.67x	1.65x	0	6	94,000,000
Loan	1.02	Gateway II	3.9%	1	UBSRES	Hard	In Place	Yes	Yes (A)	1.70x	1.66x	1.70x	1.66x	0	6	72,000,000
Loan	1.03	Gateway III	3.5%	1	UBSRES	Hard	In Place	Yes	Yes (A)	1.72x	1.68x	1.72x	1.68x	0	6	66,000,000
Loan	2	575 Broadway	9.7%	1	UBSRES	Hard	In Place	No		3.54x	3.47x	3.54x	3.47x	0	6	302,000,000
Loan	3	Broward Mall	7.3%	1	UBSRES	Hard	Springing	No	Yes (B)	2.98x	2.82x	2.98x	2.82x	5	1	166,800,000
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	Hard	Springing	No		1.81x	1.73x	1.81x	1.73x	0	6	108,750,000
Loan	5	2000 Market Street	5.9%	1	UBSRES	Hard	In Place	No		1.77x	1.48x	1.77x	1.48x	0	6	110,000,000
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	Hard	Springing	No	Yes (B)	3.19x	3.05x	3.19x	3.05x	5	1	610,000,000
Loan	7	Bayview Plaza	4.6%	1	UBSRES	Hard	Springing	No		1.57x	1.56x	1.57x	1.56x	0	6	94,100,000
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	Hard	Springing	No		2.09x	1.87x	2.09x	1.87x	0	6	74,300,000
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	Hard	Springing	No		1.94x	1.74x	1.94x	1.74x	0	5	60,200,000
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis											27,600,000
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis											22,000,000
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis											10,600,000
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	Hard	Springing	No		1.46x	1.39x	1.46x	1.39x	0	6	48,700,000
Loan	11	422 Business Center	2.0%	1	UBSRES	Springing Hard	Springing	No		2.47x	2.31x	2.47x	2.31x	0	6	42,700,000
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	Hard	Springing	No		1.76x	1.68x	1.76x	1.68x	0	6	44,000,000
Loan	13	Islandia Marriott	1.7%	1	UBSRES	Hard	In Place	No		1.81x	1.53x	1.81x	1.53x	0	6	40,500,000
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	Soft	Springing	No	Yes (C)	1.50x	1.45x	1.26x	1.23x	0	6	24,750,000
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	Soft	Springing	No	Yes (C)	1.51x	1.44x	1.15x	1.10x	0	6	26,250,000
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	Hard	Springing	No		1.72x	1.60x	1.72x	1.60x	0	6	33,200,000
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	Soft	Springing	No	Yes (C)	1.49x	1.44x	1.14x	1.11x	0	6	22,050,000
Loan	18	Nottingham Village	1.2%	1	Natixis	Soft	Springing	No		1.89x	1.80x	1.89x	1.80x	0	5	21,500,000
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	Hard	Springing	No		1.45x	1.43x	1.45x	1.43x	0	6	21,500,000
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	Hard	Springing	No	Yes (D)	2.04x	1.81x	2.04x	1.81x	0	6	19,800,000
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Springing Hard	Springing	No		3.16x	3.04x	3.16x	3.04x	0	6	27,600,000
Loan	22	Flor de Salinas	1.0%	1	UBSRES	Springing Hard	Springing	No		1.56x	1.48x	1.56x	1.48x	0	6	19,700,000
Loan	23	144 North 8th Street	1.0%	1	UBSRES	Hard	Springing	No		1.48x	1.43x	1.48x	1.43x	0	6	19,300,000
Loan	24	ABC Labs	0.9%	1	UBSRES	Soft, Springing Hard	Springing	No		1.85x	1.71x	1.85x	1.71x	0	6	18,500,000
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	Hard	Springing	No		1.57x	1.38x	1.57x	1.38x	0	6	16,800,000
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	Hard	Springing	No		1.73x	1.58x	1.73x	1.58x	0	6	16,000,000
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	Springing Hard	Springing	No		3.05x	2.88x	3.05x	2.88x	0	6	23,700,000
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	Hard	Springing	No		1.89x	1.73x	1.89x	1.73x	0	6	13,600,000
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	Hard	In Place	No		1.84x	1.68x	1.84x	1.68x	0	6	13,200,000
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	Hard	Springing	No		1.68x	1.47x	1.68x	1.47x	0	6	12,300,000
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Hard	Springing	No		1.62x	1.44x	1.62x	1.44x	0	6	14,000,000
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC											10,350,000
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC											3,650,000
Loan	32	Equinox Summit	0.7%	1	UBSRES	Hard	In Place	No	Yes (A)	1.60x	1.56x	1.60x	1.56x	0	6	12,600,000
Loan	33	CityScape	0.7%	1	UBSRES	Hard	Springing	No		1.85x	1.72x	1.85x	1.72x	0	6	12,890,000
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	Hard	Springing	No		2.10x	1.88x	2.10x	1.88x	0	6	12,300,000
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Hard	Springing	No		2.06x	1.82x	2.06x	1.82x	0	6	11,500,000
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC											4,080,000
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC											4,190,000
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC											3,230,000
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	Hard	Springing	No	Yes (D)	2.27x	2.04x	2.27x	2.04x	0	6	12,700,000
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	None	NAP	No	Yes (E)	1.63x	1.61x	1.63x	1.61x	0	6	12,450,000
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	Hard	In Place	No		2.15x	1.74x	2.15x	1.74x	0	6	12,700,000
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	None	NAP	No		1.44x	1.31x	1.44x	1.31x	0	6	10,700,000
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	Hard	Springing	No		2.04x	1.78x	2.04x	1.78x	0	6	13,000,000
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	Soft	Springing	No		1.53x	1.35x	1.53x	1.35x	0	6	11,700,000
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Hard	Springing	No	Yes (F)	1.71x	1.52x	1.71x	1.52x	0	6	9,950,000
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	Hard	Springing	No		4.47x	3.84x	4.47x	3.84x	3	3	14,800,000
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	Springing Hard	Springing	No		1.73x	1.57x	1.73x	1.57x	0	6	9,300,000
Loan	45	Wisconsin MHP	0.5%	6	Natixis	Soft	Springing	No		2.52x	2.34x	2.52x	2.34x	0	5	10,700,000
Property	45.01	Colonial Gardens	0.2%	1	Natixis											4,700,000
Property	45.02	Edison Estates	0.1%	1	Natixis											2,180,000
Property	45.03	Hilbert Acres	0.1%	1	Natixis											1,220,000
Property	45.04	Greenleaf	0.0%	1	Natixis											960,000
Property	45.05	Lakeview	0.0%	1	Natixis											950,000
Property	45.06	Parkview Heights	0.0%	1	Natixis											690,000
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	Hard	Springing	No		1.57x	1.44x	1.57x	1.44x	0	6	9,300,000
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	Hard	Springing	No		2.48x	2.21x	2.48x	2.21x	0	6	10,000,000
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	Springing Hard	Springing	No		1.74x	1.45x	1.74x	1.45x	0	6	7,900,000
Loan	49	Hickory Plaza	0.4%	1	UBSRES	Hard	Springing	No	Yes (F)	1.69x	1.46x	1.69x	1.46x	0	6	7,500,000
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	None	NAP	No	Yes (E)	1.56x	1.52x	1.56x	1.52x	0	6	7,200,000
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	Soft	Springing	No		1.64x	1.46x	1.64x	1.46x	0	6	6,975,000
Loan	52	Frontier Storage	0.4%	1	UBSRES	Springing Hard	Springing	No	Yes (G)	1.58x	1.54x	1.58x	1.54x	0	6	7,450,000
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	Hard	Springing	No		1.32x	1.32x	1.32x	1.32x	0	6	14,600,000
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC											6,300,000
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC											4,500,000
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC											3,800,000
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	Hard	Springing	No		1.31x	1.25x	1.31x	1.25x	0	6	7,330,000
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES											2,640,000
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES											2,400,000
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES											2,290,000
Loan	55	Blue Heron	0.4%	1	UBSRES	Hard	Springing	No		2.56x	2.28x	2.56x	2.28x	0	6	8,500,000
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	Hard	Springing	No		2.45x	2.17x	2.45x	2.17x	0	6	9,000,000
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	Hard	Springing	No		1.43x	1.34x	1.43x	1.34x	0	6	7,060,000
Loan	58	College Crest Apartments	0.4%	1	UBSRES	Hard	Springing	No	Yes (G)	1.51x	1.45x	1.51x	1.45x	0	6	6,360,000
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	Springing Hard	Springing	No		1.55x	1.51x	1.55x	1.51x	0	6	7,550,000
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	Springing Hard	Springing	No		2.10x	1.89x	2.10x	1.89x	0	6	6,200,000
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	Hard	Springing	No		1.59x	1.54x	1.59x	1.54x	0	6	5,800,000
Property	61.01	All About Self Storage	0.2%	1	UBSRES											3,000,000
Property	61.02	Crestview	0.1%	1	UBSRES											2,800,000
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	Springing Hard	Springing	No		1.65x	1.60x	1.65x	1.60x	0	6	5,210,000
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES											2,890,000
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES											2,320,000
Loan	63	Brick Self Storage	0.3%	1	UBSRES	Springing Hard	Springing	No	Yes (H)	1.51x	1.46x	1.51x	1.46x	0	6	5,300,000
Loan	64	Villa Rosa	0.3%	1	Natixis	Soft	Springing	No		1.74x	1.46x	1.74x	1.46x	0	5	5,230,000
Loan	65	Brighton Glens	0.3%	1	UBSRES	Hard	Springing	No		1.84x	1.66x	1.84x	1.66x	0	6	5,500,000
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	Springing Hard	Springing	No		1.74x	1.57x	1.74x	1.57x	0	6	4,500,000
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	Hard	In Place	No		2.21x	2.05x	2.21x	2.05x	0	6	6,200,000
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES											3,800,000
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES											2,400,000
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	Springing Soft	Springing	No		1.72x	1.65x	1.72x	1.65x	0	6	4,100,000
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC											2,600,000
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC											1,500,000
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Hard	Springing	No		1.74x	1.67x	1.74x	1.67x	0	6	3,760,000
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	Springing Hard	Springing	No		1.83x	1.78x	1.83x	1.78x	0	6	3,250,000
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	Springing Hard	Springing	No	Yes (H)	1.67x	1.55x	1.67x	1.55x	0	6	2,150,000

A-1-5

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-Off		Total Debt	Total Debt
			Initial Pool	# of	Loan	Appraisal	Date LTV	LTV Ratio at	Cut-Off Date	LTV Ratio at
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	As-of Date	Ratio(6)	Maturity(6)	LTV Ratio(6)	Maturity(6)	Address	City
Rollup	1	Gateway	12.4%	3	UBSRES	10/31/2012	69.0%	69.0%	69.0%	69.0%	501 Gateway Drive	Brooklyn
Loan	1.01	Gateway I	5.0%	1	UBSRES	10/31/2012	69.1%	69.1%	69.1%	69.1%	501 Gateway Drive	Brooklyn
Loan	1.02	Gateway II	3.9%	1	UBSRES	10/31/2012	69.4%	69.4%	69.4%	69.4%	501 Gateway Drive	Brooklyn
Loan	1.03	Gateway III	3.5%	1	UBSRES	10/31/2012	68.2%	68.2%	68.2%	68.2%	501 Gateway Drive	Brooklyn
Loan	2	575 Broadway	9.7%	1	UBSRES	12/18/2012	41.7%	41.7%	41.7%	41.7%	575 Broadway	New York
Loan	3	Broward Mall	7.3%	1	UBSRES	01/30/2013	57.0%	57.0%	57.0%	57.0%	8000 West Broward Boulevard	Plantation
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	02/21/2013	71.1%	64.3%	71.1%	64.3%	5080 Riverside Drive	Macon
Loan	5	2000 Market Street	5.9%	1	UBSRES	01/15/2013	70.0%	59.9%	70.0%	59.9%	2000 Market Street	Philadelphia
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	11/19/2012	46.7%	46.7%	46.7%	46.7%	400 South Baldwin Avenue	Arcadia
Loan	7	Bayview Plaza	4.6%	1	UBSRES	12/19/2012	63.7%	52.8%	63.7%	52.8%	1225-1275 Pale San Vitores Road	Tumon, Tamuning
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	01/09/2013	53.7%	39.6%	53.7%	39.6%	711 Northwest 72nd Avenue	Miami
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	Various	58.4%	44.5%	58.4%	44.5%	Various	Various
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	07/19/2012					455 State Road 84	Fort Lauderdale
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	07/18/2012					10990 Marks Way	Miramar
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	07/19/2012					1120 West State Road 84	Fort Lauderdale
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	01/17/2013	65.6%	47.5%	65.6%	47.5%	94-110 Court Street & 42 Schermerhorn Street	Brooklyn
Loan	11	422 Business Center	2.0%	1	UBSRES	11/06/2012	59.5%	43.1%	59.5%	43.1%	122 Mill Road	Upper Providence Township
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	09/25/2012	52.2%	42.8%	52.2%	42.8%	4141 Northeast 2nd Avenue	Miami
Loan	13	Islandia Marriott	1.7%	1	UBSRES	01/18/2013	55.6%	50.2%	55.6%	50.2%	3635 Express Drive North	Islandia
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	02/04/2013	75.2%	63.7%	83.2%	71.8%	10107 Havanese Lane	Cordova
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	02/07/2013	70.5%	59.7%	83.0%	72.3%	1 Springtime Boulevard	Huntsville
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	10/25/2012	48.2%	0.0%	48.2%	0.0%	One GOJO Plaza	Akron
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	02/04/2013	69.4%	58.8%	81.6%	71.1%	10041 Blue Rapid Lane	Cordova
Loan	18	Nottingham Village	1.2%	1	Natixis	10/03/2012	69.8%	59.4%	69.8%	59.4%	14250 Kimberley Lane	Houston
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	01/01/2013	65.0%	52.1%	65.0%	52.1%	240 Park Avenue South	New York
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	01/16/2013	69.2%	50.9%	69.2%	50.9%	175 Railroad Street	Santa Rosa
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	02/27/2013	47.1%	47.1%	47.1%	47.1%	235-255 Main Street	Los Angeles
Loan	22	Flor de Salinas	1.0%	1	UBSRES	12/03/2012	65.3%	53.1%	65.3%	53.1%	425 West Laurel Drive	Salinas
Loan	23	144 North 8th Street	1.0%	1	UBSRES	01/04/2013	64.7%	52.7%	64.7%	52.7%	144 North 8th Street	Brooklyn
Loan	24	ABC Labs	0.9%	1	UBSRES	10/31/2012	64.3%	47.6%	64.3%	47.6%	4780 Discovery Drive	Columbia
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	01/14/2013	69.7%	51.6%	69.7%	51.6%	1378 - 1470 Barnum Avenue	Bridgeport
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	02/14/2013	66.9%	53.5%	66.9%	53.5%	1801 North Military Trail	Boca Raton
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	12/27/2012	43.5%	43.5%	43.5%	43.5%	73080 and 73100 El Paseo	Palm Desert
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	01/14/2013	69.4%	61.6%	69.4%	61.6%	145 Park Avenue	Orange Park
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	11/14/2012	69.6%	52.5%	69.6%	52.5%	2200 Brookhollow Plaza Drive	Arlington
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	01/14/2013	74.3%	60.1%	74.3%	60.1%	150 North Hill Drive	Brisbane
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Various	64.9%	53.0%	64.9%	53.0%	Various	Various
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	11/03/2012					4700-4730 East Broadway Boulevard	Tucson
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	11/06/2012					1420 South Arizona Avenue	Chandler
Loan	32	Equinox Summit	0.7%	1	UBSRES	01/17/2013	71.3%	57.9%	71.3%	57.9%	68 River Road	Summit
Loan	33	CityScape	0.7%	1	UBSRES	11/02/2012	68.0%	54.6%	68.0%	54.6%	6467 Melody Lane	Dallas
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	01/11/2013	68.9%	51.3%	68.9%	51.3%	500 Frank Sottile Boulevard	Kingston
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	02/05/2013	71.7%	57.8%	71.7%	57.8%	Various	Various
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	02/05/2013					2360 Progress Drive	Hebron
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	02/05/2013					9466 - 9490 Merdian Way	West Chester Township
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	02/05/2013					9355 - 9367 Allen Road	West Chester Township
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	12/05/2012	64.2%	52.0%	64.2%	52.0%	1 Hendry Avenue	Cocoa Beach
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	02/13/2013	64.3%	51.4%	64.3%	51.4%	5909 Blair Road, NW	Washington
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	01/03/2013	63.0%	46.8%	63.0%	46.8%	5625 O’Donnell Street	Baltimore
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	02/08/2013	74.8%	66.0%	74.8%	66.0%	11717 Beamer Road	Houston
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	02/05/2013	59.2%	43.6%	59.2%	43.6%	9780 Crosspoint Boulevard	Indianapolis
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	02/18/2013	64.1%	52.4%	64.1%	52.4%	8801 Cinnamon Creek Drive	San Antonio
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	12/07/2012	74.8%	59.9%	74.8%	59.9%	4750 Alabama Road	Roswell
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	01/24/2013	49.3%	49.3%	49.3%	49.3%	6355 Metrowest Boulevard & 1800 Metrocenter Boulevard	Orlando
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	01/03/2013	72.3%	60.9%	72.3%	60.9%	5445 South Alameda Street	Corpus Christi
Loan	45	Wisconsin MHP	0.5%	6	Natixis	10/19/2012	62.3%	49.8%	62.3%	49.8%	Various	Various
Property	45.01	Colonial Gardens	0.2%	1	Natixis	10/19/2012					6300 Birch Street	Weston
Property	45.02	Edison Estates	0.1%	1	Natixis	10/19/2012					1700 Fountain Avenue	Oshkosh
Property	45.03	Hilbert Acres	0.1%	1	Natixis	10/19/2012					158 North 10th Street	Hilbert
Property	45.04	Greenleaf	0.0%	1	Natixis	10/19/2012					6693 Highway 57	Greenleaf
Property	45.05	Lakeview	0.0%	1	Natixis	10/19/2012					972 East Sunnyview Road	Oshkosh
Property	45.06	Parkview Heights	0.0%	1	Natixis	10/19/2012					130 Flora Way	Clintonville
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	01/30/2013	67.5%	57.1%	67.5%	57.1%	3014 Allison Bonnett Memorial Drive	Hueytown
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	10/01/2012	58.7%	43.5%	58.7%	43.5%	7045 McFarland Boulevard	Indianapolis
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	09/27/2012	73.1%	60.0%	73.1%	60.0%	12803 Northborough Drive	Houston
Loan	49	Hickory Plaza	0.4%	1	UBSRES	12/05/2012	74.8%	59.9%	74.8%	59.9%	5753 Nolensville Pike	Nashville
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	02/11/2013	75.0%	60.0%	75.0%	60.0%	1020 Bear Road	New Castle
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	11/06/2012	74.6%	54.8%	74.6%	54.8%	14895 East Twelve Mile Road	Warren
Loan	52	Frontier Storage	0.4%	1	UBSRES	10/25/2012	69.8%	57.6%	69.8%	57.6%	12506 North Lamar Boulevard	Austin
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	01/09/2013	34.9%	30.6%	34.9%	30.6%	Various	Various
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	01/09/2013					7800 West Sunset Boulevard	Los Angeles
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	01/09/2013					466 North La Brea Avenue	Los Angeles
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	01/09/2013					444 East Valley Boulevard	Alhambra
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	Various	68.9%	43.5%	68.9%	43.5%	Various	Various
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	10/04/2012					7398 Rivers Avenue	North Charleston
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	10/11/2012					5201 Broadway Street	Quincy
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	10/11/2012					3434 South Florida Avenue	Lakeland
Loan	55	Blue Heron	0.4%	1	UBSRES	10/22/2012	58.8%	51.3%	58.8%	51.3%	1177 West Blue Heron Boulevard	Riviera Beach
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	02/15/2013	55.6%	41.2%	55.6%	41.2%	151 Temperance Hill Road	Hot Springs
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	01/03/2013	69.4%	57.0%	69.4%	57.0%	19-27 West Jefferson Street	Naperville
Loan	58	College Crest Apartments	0.4%	1	UBSRES	11/26/2012	75.1%	60.9%	75.1%	60.9%	1555 Northeast Merman Drive	Pullman
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	10/25/2012	62.1%	50.9%	62.1%	50.9%	8390 Church Ranch Boulevard	Westminster
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	10/24/2012	66.1%	52.9%	66.1%	52.9%	605-741 North 98th Street	Omaha
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	11/26/2012	67.1%	55.8%	67.1%	55.8%	Various	Various
Property	61.01	All About Self Storage	0.2%	1	UBSRES	11/26/2012					5553 Groom Road	Baker
Property	61.02	Crestview	0.1%	1	UBSRES	11/26/2012					997 Industrial Drive	Crestview
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	11/06/2012	72.9%	59.6%	72.9%	59.6%	Various	Various
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	11/06/2012					3050 Twin Oaks Drive Northwest	Albuquerque
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	11/06/2012					4101 Fulcrum Way Northeast	Rio Rancho
Loan	63	Brick Self Storage	0.3%	1	UBSRES	09/10/2012	71.5%	59.0%	71.5%	59.0%	1979 Hooper Avenue	Brick
Loan	64	Villa Rosa	0.3%	1	Natixis	12/21/2012	66.9%	55.3%	66.9%	55.3%	5151 South Willow Drive	Houston
Loan	65	Brighton Glens	0.3%	1	UBSRES	12/03/2012	63.3%	46.3%	63.3%	46.3%	321 Williamsen Drive	Brighton
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	09/12/2012	74.7%	61.4%	74.7%	61.4%	247 West Columbia Avenue	Batesburg-Leesville
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	11/16/2012	52.2%	42.4%	52.2%	42.4%	Various	Brooklyn
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	11/16/2012					507 Wortman Avenue	Brooklyn
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	11/16/2012					609 Fountain Avenue	Brooklyn
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	Various	68.3%	55.7%	68.3%	55.7%	Various	Various
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	02/05/2013					2825 Jacks Road	Davenport
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	02/06/2013					1000 Commercial Way	Spring Hill
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	01/11/2013	74.4%	65.4%	74.4%	65.4%	1575 West Grand Parkway South	Katy
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	11/12/2012	61.2%	45.3%	61.2%	45.3%	9 Londonderry Road	Londonderry
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	09/17/2012	46.3%	38.0%	46.3%	38.0%	565 Route 73 North	West Berlin

A-1-6

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage						Net Rentable Area	Units	Cut-off Balance per Unit
			Initial Pool	# of	Loan				Year	Year	(SF/Units/	of	(SF/Units/
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	County	State	Zip Code	Built	Renovated	Rooms/Pads)(11)(12)	Measure	Rooms/Pads)($)(6)(11)(12)
Rollup	1	Gateway	12.4%	3	UBSRES	Kings	NY	11239	2002	NAP	354,881	Sq. Ft.	451
Loan	1.01	Gateway I	5.0%	1	UBSRES	Kings	NY	11239	2002	NAP	152,500	Sq. Ft.	426
Loan	1.02	Gateway II	3.9%	1	UBSRES	Kings	NY	11239	2002	NAP	98,773	Sq. Ft.	506
Loan	1.03	Gateway III	3.5%	1	UBSRES	Kings	NY	11239	2002	NAP	103,608	Sq. Ft.	434
Loan	2	575 Broadway	9.7%	1	UBSRES	New York	NY	10012	1882	2010	169,450	Sq. Ft.	743
Loan	3	Broward Mall	7.3%	1	UBSRES	Broward	FL	33388	1978	1993, 2002, 2012-2013	325,701	Sq. Ft.	292
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	Bibb	GA	31210	2008	NAP	527,963	Sq. Ft.	147
Loan	5	2000 Market Street	5.9%	1	UBSRES	Philadelphia	PA	19103	1972	2009-2012	665,649	Sq. Ft.	116
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	Los Angeles	CA	91007	1974	2009	1,472,167	Sq. Ft.	194
Loan	7	Bayview Plaza	4.6%	1	UBSRES	Municipality of Tamuning	GU	96913	1996, 1997, 2002	NAP	244,626	Sq. Ft.	245
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	Miami-Dade	FL	33126	1968, 1985	2005-2012	334	Rooms	119,561
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	Broward	FL	Various	Various	NAP	341	Rooms	103,118
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	Broward	FL	33316	2010	NAP	148	Rooms	103,736
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	Broward	FL	33025	2009	NAP	122	Rooms	108,388
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	Broward	FL	33315	2007	NAP	71	Rooms	92,774
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	Kings	NY	11201	1999	NAP	102,177	Sq. Ft.	313
Loan	11	422 Business Center	2.0%	1	UBSRES	Montgomery	PA	19456	1934, 1970	2005	1,021,070	Sq. Ft.	25
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	Miami-Dade	FL	33137	1960	2012	114,065	Sq. Ft.	201
Loan	13	Islandia Marriott	1.7%	1	UBSRES	Suffolk	NY	11749	1988	2008	278	Rooms	80,935
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	Shelby	TN	38106	2011	NAP	238	Units	78,151
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	Madison	AL	35802	2009	NAP	276	Units	67,029
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	Summit	OH	44311	1970	2000	212,179	Sq. Ft.	75
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	Shelby	TN	38106	2008	NAP	226	Units	67,699
Loan	18	Nottingham Village	1.2%	1	Natixis	Harris	TX	77079	1971	2010-2012	317	Units	47,319
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	New York	NY	10003	2007	NAP	5,550	Sq. Ft.	2,519
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	Sonoma	CA	95401	1989	2011	138	Rooms	99,325
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Los Angeles	CA	90291	1989	NAP	36,853	Sq. Ft.	353
Loan	22	Flor de Salinas	1.0%	1	UBSRES	Monterey	CA	93906	1984	2006, 2007	170	Units	75,676
Loan	23	144 North 8th Street	1.0%	1	UBSRES	Kings	NY	11201	1946, 1974, 2012	NAP	19,852	Sq. Ft.	629
Loan	24	ABC Labs	0.9%	1	UBSRES	Boone	MO	65201	2008	NAP	89,975	Sq. Ft.	132
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	Fairfield	CT	06610	1950, 1985 and 1996	NAP	167,060	Sq. Ft.	70
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	Palm Beach	FL	33431	1999	NAP	60,136	Sq. Ft.	178
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	Riverside	CA	92260	1990	2007	29,979	Sq. Ft.	344
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	Clay	FL	32073	2007	NAP	99	Rooms	95,301
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	Tarrant	TX	76006	2010	NAP	103	Rooms	89,188
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	San Mateo	CA	94005	1982	2005-2012	71,404	Sq. Ft.	128
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Various	AZ	Various	Various	Various	85,723	Sq. Ft.	106
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	Pima	AZ	85711	1997, 2001	NAP	55,790	Sq. Ft.	120
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	Maricopa	AZ	85286	2006	NAP	29,933	Sq. Ft.	79
Loan	32	Equinox Summit	0.7%	1	UBSRES	Union	NJ	07901	1930	2012	32,000	Sq. Ft.	281
Loan	33	CityScape	0.7%	1	UBSRES	Dallas	TX	75231	1974	2009	260	Units	33,704
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	Ulster	NY	12401	2006	NAP	89	Rooms	95,162
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Various	Various	Various	Various	NAP	180,525	Sq. Ft.	46
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	Boone	KY	41048	2001	NAP	72,725	Sq. Ft.	46
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	Butler	OH	45069	1998	NAP	59,400	Sq. Ft.	46
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	Butler	OH	45069	1998	NAP	48,400	Sq. Ft.	46
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	Brevard	FL	32931	1984, 1991	2008	78	Rooms	104,487
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	District of Columbia	DC	20011	1962	2007	880	Units	9,091
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	Baltimore	MD	21224	1986	2005, 2006, 2010, 2011	175	Rooms	45,714
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	Harris	TX	77089	1977	NAP	200	Units	40,000
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	Hamilton	IN	46256	2000	NAP	146	Rooms	52,740
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	Bexar	TX	78240	1983	NAP	252	Units	29,762
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Cobb	GA	30075	1987	NAP	80,511	Sq. Ft.	92
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	Orange	FL	32835	1988, 2000	2011	133,914	Sq. Ft.	55
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	Nueces	TX	78412	1965	2013	224	Units	30,000
Loan	45	Wisconsin MHP	0.5%	6	Natixis	Various	WI	Various	Various	Various	695	Pads	9,586
Property	45.01	Colonial Gardens	0.2%	1	Natixis	Marathon	WI	54476	1972	NAP	264	Pads	11,299
Property	45.02	Edison Estates	0.1%	1	Natixis	Winnebago	WI	54904	1960’s, 1985	NAP	160	Pads	7,768
Property	45.03	Hilbert Acres	0.1%	1	Natixis	Calumet	WI	54129	1975	NAP	94	Pads	7,722
Property	45.04	Greenleaf	0.0%	1	Natixis	Brown	WI	54126	1974	1986	61	Pads	10,432
Property	45.05	Lakeview	0.0%	1	Natixis	Winnebago	WI	54901	1960’s, 1975	NAP	63	Pads	9,628
Property	45.06	Parkview Heights	0.0%	1	Natixis	Waupaca	WI	54929	1972	NAP	53	Pads	8,818
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	Jefferson	AL	35023	2006	NAP	61,397	Sq. Ft.	102
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	Marion	IN	46237	1991	2009	112	Rooms	52,396
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	Harris	TX	77067	1979	2007	352	Units	16,416
Loan	49	Hickory Plaza	0.4%	1	UBSRES	Davidson	TN	37211	1974, 1986, 2002, 2004	NAP	67,336	Sq. Ft.	83
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	New Castle	DE	19720	2005	NAP	529	Units	10,208
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	Macomb	MI	48093	1966	NAP	170	Units	30,595
Loan	52	Frontier Storage	0.4%	1	UBSRES	Travis	TX	78753	2009	NAP	793	Units	6,557
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	Los Angeles	CA	Various	Various	NAP	31,933	Sq. Ft.	160
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	Los Angeles	CA	90046	1980	NAP	11,866	Sq. Ft.	185
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	Los Angeles	CA	90036	1957	2006-2007	8,846	Sq. Ft.	178
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	Los Angeles	CA	91801	1960	NAP	11,221	Sq. Ft.	118
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	Various	Various	Various	Various	NAP	17,276	Sq. Ft.	292
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	Charleston	SC	29406	2012	NAP	5,500	Sq. Ft.	331
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	Adams	IL	62301	2011	NAP	6,720	Sq. Ft.	246
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	Polk	FL	33803	2010	NAP	5,056	Sq. Ft.	312
Loan	55	Blue Heron	0.4%	1	UBSRES	Palm Beach	FL	33404	1984	1996	151,008	Sq. Ft.	33
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	Garland	AR	71913	1997	2011	82	Rooms	60,976
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	DuPage	IL	60540	1890	2004	15,412	Sq. Ft.	318
Loan	58	College Crest Apartments	0.4%	1	UBSRES	Whitman	WA	99163	1972, 1974	2004-2012	178	Units	26,850
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	Jefferson	CO	80021	2009	NAP	662	Units	7,081
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	Douglas	NE	68114	1984	NAP	44,117	Sq. Ft.	93
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	Various	Various	Various	Various	NAP	654	Units	5,949
Property	61.01	All About Self Storage	0.2%	1	UBSRES	East Baton Rouge	LA	70714	1999	NAP	401	Units	5,297
Property	61.02	Crestview	0.1%	1	UBSRES	Okaloosa	FL	32539	2008	NAP	253	Units	6,983
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	Various	NM	Various	Various	NAP	674	Units	5,632
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	Bernalillo	NM	87120	2000, 2011	NAP	356	Units	5,914
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	Sandoval	NM	87144	2003	NAP	318	Units	5,315
Loan	63	Brick Self Storage	0.3%	1	UBSRES	Ocean	NJ	08723	2003	NAP	846	Units	4,480
Loan	64	Villa Rosa	0.3%	1	Natixis	Harris	TX	77035	1974	2011	185	Units	18,900
Loan	65	Brighton Glens	0.3%	1	UBSRES	Livingston	MI	48116	1970, 2013	NAP	108	Units	32,225
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	Lexington	SC	29006	1998	NAP	47,680	Sq. Ft.	71
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	Kings	NY	11208	Various	Various	60,006	Sq. Ft.	54
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	Kings	NY	11208	1965, 2009	NAP	40,900	Sq. Ft.	49
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	Kings	NY	11208	1972	NAP	19,106	Sq. Ft.	66
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	Various	FL	Various	Various	NAP	696	Units	4,023
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	Polk	FL	33897	1999	NAP	317	Units	5,609
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	Hernando	FL	34606	2000	NAP	379	Units	2,697
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Fort Bend	TX	77494	2003	NAP	19,500	Sq. Ft.	143
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	Rockingham	NH	03053	2000	NAP	433	Units	4,594
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	Camden	NJ	08091	2000	NAP	452	Units	2,204

A-1-7

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage						Second	Second	Second	Second
			Initial Pool	# of	Loan	Prepayment Provisions	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	(# of payments)(13)	NOI Date	EGI($)	Expenses($)	NOI($)(14)	NOI Date	EGI($)	Expenses($)	NOI($)(14)
Rollup	1	Gateway	12.4%	3	UBSRES	L(25), D(88), O(7)	12/31/2012	15,541,144	3,427,210	12,113,934	12/31/2011	15,316,054	3,448,203	11,867,851
Loan	1.01	Gateway I	5.0%	1	UBSRES	L(25), D(88), O(7)	12/31/2012	6,578,730	1,630,672	4,948,059	12/31/2011	6,382,535	1,614,804	4,767,731
Loan	1.02	Gateway II	3.9%	1	UBSRES	L(25), D(88), O(7)	12/31/2012	4,656,415	888,476	3,767,938	12/31/2011	4,606,188	904,439	3,701,749
Loan	1.03	Gateway III	3.5%	1	UBSRES	L(25), D(88), O(7)	12/31/2012	4,305,999	908,062	3,397,937	12/31/2011	4,327,331	928,960	3,398,371
Loan	2	575 Broadway	9.7%	1	UBSRES	L(26), D(87), O(7)	T-12 10/31/2012	14,805,455	6,270,263	8,535,192	12/31/2011	13,544,896	5,269,506	8,275,390
Loan	3	Broward Mall	7.3%	1	UBSRES	L(25), D or YM1(88), O(7)	12/31/2012	15,928,275	6,365,237	9,563,038	12/31/2011	16,729,887	6,019,983	10,709,904
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	L(25), D(91), O(4)	12/31/2012	9,802,098	2,637,942	7,164,156	12/31/2011	9,308,021	2,637,252	6,670,770
Loan	5	2000 Market Street	5.9%	1	UBSRES	L(24), D(92), O(4)	12/31/2012	11,523,150	6,860,504	4,662,646	12/31/2011	10,744,444	7,407,955	3,336,489
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	L(26), D or YM1(87), O(7)	T-12 8/31/2012	46,658,805	16,567,469	30,091,336	12/31/2011	45,695,568	16,035,227	29,660,341
Loan	7	Bayview Plaza	4.6%	1	UBSRES	L(25), D(92), O(3)	T-12 11/30/2012	8,486,021	2,294,299	6,191,722	12/31/2011	7,683,917	2,043,603	5,640,314
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	L(25), D(91), O(4)	T-12 1/31/2013	12,571,277	6,449,340	6,121,936	12/31/2011	10,524,840	6,050,603	4,474,237
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	L(30) D(87) O(3)	T-12 1/31/2013	9,209,348	4,241,153	4,968,195	12/31/2011	7,650,212	3,797,185	3,853,027
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis		T-12 1/31/2013	4,131,483	1,949,682	2,181,801	12/31/2011	3,547,234	1,751,063	1,796,171
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis		T-12 1/31/2013	3,404,653	1,512,224	1,892,429	12/31/2011	2,708,303	1,366,283	1,342,020
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis		T-12 1/31/2013	1,673,212	779,247	893,965	12/31/2011	1,394,676	679,839	714,837
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	L(25), D(91), O(4)	12/31/2012	4,586,465	1,251,919	3,334,546	T-12 1/31/2012	4,455,141	1,191,595	3,263,546
Loan	11	422 Business Center	2.0%	1	UBSRES	L(26), D(90), O(4)	12/31/2012	5,987,932	2,155,219	3,832,713	12/31/2011	5,536,623	2,217,436	3,319,187
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	L(25), D(91), O(4)	12/31/2012	2,432,168	1,028,126	1,404,042	12/31/2011	1,908,523	857,030	1,051,493
Loan	13	Islandia Marriott	1.7%	1	UBSRES	L(24), D(32), O(4)	T-12 1/31/2013	9,842,771	6,614,170	3,228,602	12/31/2011	8,204,197	5,962,324	2,241,873
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	L(24), D(92), O(4)	T-12 1/30/2013	2,651,205	1,248,757	1,402,448	12/31/2012	2,508,754	1,265,959	1,242,795
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	L(24), D(92), O(4)	T-12 1/30/2013	2,787,445	1,049,242	1,738,203	12/31/2011	2,451,971	839,481	1,612,490
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	L(25), YM1(151), O(4)	T-12 09/30/2012	4,466,852	1,342,480	3,124,372	12/31/2011	4,448,525	1,454,557	2,993,968
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	L(24), D(92), O(4)	T-12 1/30/2013	2,645,955	1,294,390	1,351,565	12/31/2011	2,635,572	1,311,780	1,323,792
Loan	18	Nottingham Village	1.2%	1	Natixis	L(28) D(89) O(3)	T-12 9/30/2012	2,713,127	1,681,357	1,031,770	12/31/2011	1,958,112	1,747,953	210,159
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	L(25), D(91), O(4)	12/31/2012	1,163,875	73,939	1,089,936	12/31/2011	1,138,649	63,882	1,074,768
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	L(25), D(91), O(4)	12/31/2012	3,848,455	1,731,260	2,117,195	12/31/2011	3,291,376	1,734,800	1,556,576
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	L(24), D(92), O(4)	12/31/2012	2,065,469	378,330	1,687,139	12/31/2011	2,016,831	407,626	1,609,205
Loan	22	Flor de Salinas	1.0%	1	UBSRES	L(26), D(90), O(4)	T-12 9/30/2012	2,255,952	952,255	1,303,697	12/31/2011	2,110,203	998,045	1,112,158
Loan	23	144 North 8th Street	1.0%	1	UBSRES	L(25), D(91), O(4)	12/31/2012	901,479	40,299	861,180	12/31/2011	333,177	40,299	292,878
Loan	24	ABC Labs	0.9%	1	UBSRES	L(24), D(92), O(4)	T-12 11/30/2012	1,591,812	0	1,591,812	12/31/2011	1,560,600	0	1,560,600
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	L(26), D(91), O(3)	12/31/2012	1,926,503	449,733	1,476,770	12/31/2011	1,741,563	465,508	1,276,055
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	L(24), D(92), O(4)	12/31/2012	1,625,153	688,185	936,968	12/31/2011	1,702,182	696,193	1,005,989
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	L(24), D(92), O(4)	12/31/2012	1,885,745	500,879	1,384,866	12/31/2011	1,706,191	435,334	1,270,857
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	L(25), D(32), O(3)	12/31/2012	2,033,059	855,603	1,177,455	12/31/2011	1,882,259	837,498	1,044,761
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	L(25), D(92), O(3)	T-12 11/30/2012	2,304,962	951,721	1,353,241	12/31/2011	1,796,311	995,050	801,261
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	L(25), D(89), O(6)	12/31/2012	1,371,360	443,361	928,000	12/31/2011	1,087,697	385,886	701,811
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	L(24), D(90), O(4)	Various	1,245,580	366,893	878,687	12/31/2011	1,285,986	373,540	912,446
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC		T-12 10/31/2012	1,012,039	222,969	789,070	12/31/2011	1,050,867	235,424	815,443
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC		T-12 09/30/2012	233,541	143,924	89,617	12/31/2011	235,119	138,116	97,003
Loan	32	Equinox Summit	0.7%	1	UBSRES	L(25), D(88), O(7)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	CityScape	0.7%	1	UBSRES	L(48), YM1(68), O(4)	T-12 10/31/2012	1,809,328	816,263	993,065	12/31/2011	1,469,506	804,108	665,398
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	L(26), D(91), O(3)	12/31/2012	2,613,353	1,319,300	1,294,053	12/31/2011	2,616,872	1,244,050	1,372,822
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	L(12), YM1(101), O(7)	12/31/2012	1,498,590	592,011	906,579	12/31/2011	1,506,363	598,265	908,098
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC		12/31/2012	531,261	166,174	365,087	12/31/2011	458,579	205,486	253,093
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC		12/31/2012	623,617	239,795	383,822	12/31/2011	567,214	221,663	345,551
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC		12/31/2012	343,712	186,041	157,671	12/31/2011	480,570	171,117	309,454
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	L(24), D(92), O(4)	12/31/2012	2,180,806	1,009,726	1,171,080	12/31/2011	1,981,242	997,738	983,504
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	L(24), D(92), O(4)	12/31/2012	1,221,308	497,753	723,555	12/31/2011	1,121,949	451,111	670,838
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	L(24), D(93), O(3)	12/31/2012	3,444,161	2,397,780	1,046,382	12/31/2011	3,136,910	2,453,888	683,023
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	L(24), D(32), O(4)	12/31/2012	1,573,037	761,036	812,001	12/31/2011	1,466,918	771,472	695,446
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	L(24), D(92), O(4)	T-12 02/28/2013	2,451,035	1,371,827	1,079,208	12/31/2011	2,280,566	1,364,055	916,511
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	L(24), D(94), O(2)	12/31/2012	1,597,181	861,140	736,041	12/31/2011	1,524,790	827,071	697,719
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	L(26), D(89), O(5)	T-12 10/31/2012	931,203	228,789	702,414	12/31/2011	853,076	206,916	646,160
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	L(25), D(28), O(7)	12/31/2012	1,919,190	570,905	1,348,285	12/31/2011	2,091,119	710,752	1,380,367
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	L(26), D(89), O(5)	12/31/2012	1,773,001	991,638	781,363	12/31/2011	1,702,725	1,064,927	637,798
Loan	45	Wisconsin MHP	0.5%	6	Natixis	L(28) D(88) O(4)	12/31/2012	1,904,568	964,621	939,947	12/31/2011	1,833,543	1,014,777	818,766
Property	45.01	Colonial Gardens	0.2%	1	Natixis		12/31/2012	801,400	416,091	385,309	12/31/2011	774,351	389,654	384,697
Property	45.02	Edison Estates	0.1%	1	Natixis		12/31/2012	387,388	203,731	183,657	12/31/2011	366,913	229,463	137,450
Property	45.03	Hilbert Acres	0.1%	1	Natixis		12/31/2012	193,284	87,531	105,753	12/31/2011	192,535	92,021	100,514
Property	45.04	Greenleaf	0.0%	1	Natixis		12/31/2012	201,716	98,799	102,917	12/31/2011	198,941	120,562	78,379
Property	45.05	Lakeview	0.0%	1	Natixis		12/31/2012	180,830	90,148	90,681	12/31/2011	180,646	99,920	80,726
Property	45.06	Parkview Heights	0.0%	1	Natixis		12/31/2012	139,951	68,321	71,630	12/31/2011	120,157	83,157	37,000
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	L(25), D(91), O(4)	12/31/2012	676,278	143,259	533,019	12/31/2011	704,051	150,724	553,327
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	L(27), D(90), O(3)	T-12 10/31/2012	2,034,725	958,101	1,076,624	12/31/2011	1,907,379	943,709	963,669
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	L(27), D(88), O(5)	T-12 10/31/2012	2,306,875	1,691,028	615,847	12/31/2011	2,000,904	1,527,584	473,320
Loan	49	Hickory Plaza	0.4%	1	UBSRES	L(26), D(89), O(5)	T-12 10/31/2012	717,565	159,928	557,637	12/31/2011	777,400	149,848	627,552
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	L(24), D(92), O(4)	12/31/2012	783,015	287,235	495,780	12/31/2011	730,610	282,494	448,116
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	L(27), D(89), O(4)	T-12 10/31/2012	1,295,108	721,311	573,797	12/31/2011	1,314,439	760,388	554,051
Loan	52	Frontier Storage	0.4%	1	UBSRES	L(26), D(91), O(3)	T-12 11/30/2012	881,035	392,777	488,258	12/31/2011	862,549	373,154	489,395
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	L(26), D(90), O(4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	L(24), D(93), O(3)	12/31/2012	694,123	106,643	587,480	NAP	NAP	NAP	NAP
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	55	Blue Heron	0.4%	1	UBSRES	L(28), D(89), O(3)	T-12 10/31/2012	1,137,081	279,566	857,515	12/31/2011	1,074,509	306,139	768,370
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	L(24), D(92), O(4)	T-12 01/31/2013	1,567,005	727,634	839,371	12/31/2011	1,589,148	728,537	860,611
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	L(24), D(92), O(4)	12/31/2012	551,368	97,728	453,640	12/31/2011	549,924	91,475	458,449
Loan	58	College Crest Apartments	0.4%	1	UBSRES	L(25), D(92), O(3)	12/31/2012	706,303	268,282	438,021	12/31/2011	679,503	260,755	418,748
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	L(26), D(91), O(3)	12/31/2012	660,129	268,906	391,223	12/31/2011	533,207	276,051	257,156
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	L(24), D(93), O(3)	12/31/2012	496,465	263,807	232,659	12/31/2011	435,095	249,502	185,593
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	L(26), D(90), O(4)	12/31/2012	623,622	212,193	411,429	12/31/2011	494,037	202,335	291,702
Property	61.01	All About Self Storage	0.2%	1	UBSRES		12/31/2012	325,347	98,626	226,722	12/31/2011	283,791	98,279	185,512
Property	61.02	Crestview	0.1%	1	UBSRES		12/31/2012	298,275	113,567	184,708	12/31/2011	210,246	104,056	106,190
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	L(25), D(92), O(3)	T-12 11/30/2012	626,086	216,780	409,306	12/31/2011	622,725	234,967	387,758
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES		T-12 11/30/2012	303,649	90,965	212,684	12/31/2011	326,825	97,666	229,159
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES		T-12 11/30/2012	322,437	125,815	196,622	12/31/2011	295,900	137,301	158,599
Loan	63	Brick Self Storage	0.3%	1	UBSRES	L(26), D(90), O(4)	12/31/2012	749,893	426,348	323,545	12/31/2011	764,434	384,604	379,830
Loan	64	Villa Rosa	0.3%	1	Natixis	L(25) D(91) O(4)	12/31/2012	1,074,067	652,778	421,289	12/31/2011	988,969	606,712	382,257
Loan	65	Brighton Glens	0.3%	1	UBSRES	L(27), D(89), O(4)	T-12 11/30/2012	914,800	444,727	470,073	12/31/2011	867,925	461,961	405,964
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	L(27), D(88), O(5)	T-12 8/31/2012	539,244	127,478	411,766	12/31/2011	525,621	122,632	402,989
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	L(27), D(89), O(4)	T-12 10/31/2012	635,860	201,935	433,925	12/31/2011	506,526	240,149	266,377
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES		T-12 10/31/2012	418,668	97,195	321,473	12/31/2011	298,416	116,379	182,037
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES		T-12 10/31/2012	217,192	104,740	112,452	12/31/2011	208,110	123,770	84,340
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	L(24), D(92), O(4)	12/31/2012	547,324	237,545	309,779	12/31/2011	537,477	306,094	231,383
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC		12/31/2012	308,963	116,722	192,241	12/31/2011	294,561	147,952	146,609
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC		12/31/2012	238,361	120,823	117,538	12/31/2011	242,916	158,142	84,774
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	L(25), D(55), O(4)	12/31/2012	495,513	172,058	323,455	12/31/2011	444,401	164,194	280,208
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	L(27), D(90), O(3)	T-12 9/30/2012	439,078	163,259	275,820	12/31/2011	418,668	172,788	245,880
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	L(27), D(89), O(4)	T-12 8/31/2012	339,670	229,585	110,085	12/31/2011	351,735	241,624	110,111

A-1-8

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Third	Third	Third	Third			Total Debt	Total Debt
			Initial Pool	# of	Loan	Most Recent	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	NOI Date	EGI($)	Expenses($)	NOI($)(14)	Debt Yield(6)	Debt Yield(6)	Debt Yield(6)	Debt Yield(6)	Revenues($)	Vacancy
Rollup	1	Gateway	12.4%	3	UBSRES	12/31/2010	15,456,925	3,677,848	11,779,077	7.7%	7.6%	7.7%	7.6%	13,453,779	3.0%
Loan	1.01	Gateway I	5.0%	1	UBSRES	12/31/2010	6,434,622	1,681,108	4,753,514	7.6%	7.5%	7.6%	7.5%	5,372,083	3.0%
Loan	1.02	Gateway II	3.9%	1	UBSRES	12/31/2010	4,634,026	979,461	3,654,565	7.7%	7.6%	7.7%	7.6%	4,233,460	3.0%
Loan	1.03	Gateway III	3.5%	1	UBSRES	12/31/2010	4,388,276	1,017,279	3,370,998	7.9%	7.7%	7.9%	7.7%	3,848,236	3.0%
Loan	2	575 Broadway	9.7%	1	UBSRES	12/31/2010	14,891,180	5,897,420	8,993,760	14.4%	14.1%	14.4%	14.1%	24,574,623	5.0%
Loan	3	Broward Mall	7.3%	1	UBSRES	12/31/2010	16,116,981	6,346,973	9,770,008	11.7%	11.1%	11.7%	11.1%	12,294,521	22.5%
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	12/31/2010	8,232,282	2,590,174	5,642,108	10.1%	9.6%	10.1%	9.6%	11,139,469	12.2%
Loan	5	2000 Market Street	5.9%	1	UBSRES	12/31/2010	11,096,292	8,627,394	2,468,898	10.7%	9.0%	10.7%	9.0%	16,594,818	8.0%
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	12/31/2010	43,275,783	15,660,033	27,615,750	11.8%	11.3%	11.8%	11.3%	34,027,517	6.1%
Loan	7	Bayview Plaza	4.6%	1	UBSRES	12/31/2010	7,632,242	1,909,590	5,722,652	10.3%	10.3%	10.3%	10.3%	4,880,747	5.0%
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	12/31/2010	8,416,514	5,713,891	2,702,623	14.0%	12.5%	14.0%	12.5%	19,063,641	16.9%
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	12/31/2010	5,389,859	3,033,626	2,356,233	14.1%	12.7%	14.1%	12.7%	12,406,491	21.3%
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	12/31/2010	1,789,532	1,158,913	630,619					6,023,370	28.1%
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	12/31/2010	2,240,789	1,183,968	1,056,821					4,295,525	16.5%
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	12/31/2010	1,359,538	690,745	668,793					2,087,595	15.5%
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	T-12 1/31/2011	4,414,308	1,001,175	3,413,133	9.4%	9.0%	9.4%	9.0%	5,575,099	5.0%
Loan	11	422 Business Center	2.0%	1	UBSRES	12/31/2010	4,995,534	2,160,857	2,834,677	15.8%	14.8%	15.8%	14.8%	4,843,027	11.1%
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	12/31/2010	1,859,076	885,559	973,517	11.2%	10.7%	11.2%	10.7%	2,989,653	5.8%
Loan	13	Islandia Marriott	1.7%	1	UBSRES	12/31/2010	7,923,511	6,295,218	1,628,293	13.9%	11.8%	13.9%	11.8%	11,934,695	33.8%
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	NAP	8.8%	8.5%	7.9%	7.7%	3,023,304	6.5%
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	12/31/2010	1,520,837	678,224	842,613	8.9%	8.5%	7.5%	7.2%	2,797,644	9.4%
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	12/31/2010	4,255,724	1,630,528	2,625,196	16.3%	15.1%	16.3%	15.1%	4,426,546	8.7%
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	NAP	8.8%	8.5%	7.5%	7.2%	2,667,036	5.7%
Loan	18	Nottingham Village	1.2%	1	Natixis	12/31/2010	1,034,600	991,175	43,425	11.4%	10.8%	11.4%	10.8%	3,510,796	7.1%
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	12/31/2010	1,053,133	73,670	979,463	8.5%	8.4%	8.5%	8.4%	1,290,463	5.0%
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	NAP	NAP	NAP	NAP	13.6%	12.0%	13.6%	12.0%	5,354,245	22.0%
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	12/31/2010	1,919,290	381,334	1,537,956	13.0%	12.5%	13.0%	12.5%	2,284,820	8.8%
Loan	22	Flor de Salinas	1.0%	1	UBSRES	12/31/2010	1,979,490	968,377	1,011,113	9.6%	9.1%	9.6%	9.1%	2,374,476	10.0%
Loan	23	144 North 8th Street	1.0%	1	UBSRES	NAP	NAP	NAP	NAP	9.2%	8.9%	9.2%	8.9%	1,280,252	5.0%
Loan	24	ABC Labs	0.9%	1	UBSRES	12/31/2010	1,530,000	0	1,530,000	12.6%	11.7%	12.6%	11.7%	1,624,049	5.0%
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	12/31/2010	1,635,023	469,502	1,165,521	10.7%	9.4%	10.7%	9.4%	1,986,236	12.9%
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	12/31/2010	2,140,752	717,465	1,423,287	10.1%	9.3%	10.1%	9.3%	2,128,803	16.4%
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	12/31/2010	1,770,267	445,820	1,324,447	12.5%	11.8%	12.5%	11.8%	1,938,410	5.9%
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	12/31/2010	1,691,957	802,349	889,608	13.0%	11.9%	13.0%	11.9%	2,578,950	25.2%
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	12/31/2010	743,785	390,119	353,666	13.2%	12.0%	13.2%	12.0%	2,729,575	36.8%
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	12/31/2010	971,403	355,755	615,648	10.2%	8.9%	10.2%	8.9%	1,637,754	7.5%
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	12/31/2010	1,446,502	398,967	1,047,535	10.1%	8.9%	10.1%	8.9%	1,458,509	9.8%
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	12/31/2010	1,109,466	245,779	863,687					991,263	7.7%
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	12/31/2010	337,036	153,188	183,848					467,246	14.1%
Loan	32	Equinox Summit	0.7%	1	UBSRES	NAP	NAP	NAP	NAP	9.8%	9.6%	9.8%	9.6%	945,931	5.0%
Loan	33	CityScape	0.7%	1	UBSRES	12/31/2010	984,651	710,739	273,912	10.9%	10.2%	10.9%	10.2%	2,095,840	20.2%
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	12/31/2010	2,564,319	1,421,541	1,142,778	14.5%	13.0%	14.5%	13.0%	3,246,063	26.1%
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	12/31/2010	1,684,578	609,811	1,074,767	12.4%	11.0%	12.4%	11.0%	1,967,397	17.1%
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	12/31/2010	448,084	165,524	282,560					642,209	10.0%
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	12/31/2010	691,589	257,584	434,005					758,577	17.9%
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	12/31/2010	544,905	186,703	358,202					566,611	24.1%
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	12/31/2010	1,845,949	908,061	937,888	13.9%	12.5%	13.9%	12.5%	2,862,268	20.6%
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	12/31/2010	1,007,325	421,481	585,844	9.6%	9.5%	9.6%	9.5%	1,473,318	22.9%
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	12/31/2010	3,389,128	2,907,522	481,607	14.9%	12.0%	14.9%	12.0%	6,104,771	26.6%
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	12/31/2010	1,442,323	752,758	689,565	9.6%	8.7%	9.6%	8.7%	1,504,929	6.6%
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	12/31/2010	2,199,857	1,299,297	900,560	13.7%	11.9%	13.7%	11.9%	3,405,079	25.2%
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	12/31/2010	1,243,270	821,787	421,483	9.7%	8.6%	9.7%	8.6%	1,768,930	12.8%
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	12/31/2010	892,118	265,851	626,267	10.0%	8.9%	10.0%	8.9%	834,303	5.4%
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	12/31/2010	2,678,542	702,768	1,975,774	16.6%	14.2%	16.6%	14.2%	1,964,216	10.0%
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	12/31/2010	1,615,621	1,113,173	502,448	10.4%	9.5%	10.4%	9.5%	1,832,711	14.4%
Loan	45	Wisconsin MHP	0.5%	6	Natixis	12/31/2010	1,867,027	952,068	914,959	14.5%	13.5%	14.5%	13.5%	2,508,332	22.7%
Property	45.01	Colonial Gardens	0.2%	1	Natixis	12/31/2010	833,926	352,946	480,980					1,026,416	20.9%
Property	45.02	Edison Estates	0.1%	1	Natixis	12/31/2010	366,861	216,170	150,691					563,818	29.7%
Property	45.03	Hilbert Acres	0.1%	1	Natixis	12/31/2010	189,807	98,069	91,738					288,168	31.9%
Property	45.04	Greenleaf	0.0%	1	Natixis	12/31/2010	191,618	137,214	54,404					237,266	15.5%
Property	45.05	Lakeview	0.0%	1	Natixis	12/31/2010	174,994	88,951	86,043					226,088	18.2%
Property	45.06	Parkview Heights	0.0%	1	Natixis	12/31/2010	109,821	58,718	51,103					166,576	9.5%
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	12/31/2010	697,471	155,424	542,047	9.2%	8.4%	9.2%	8.4%	884,052	17.8%
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	12/31/2010	1,873,125	827,027	1,046,098	16.8%	15.0%	16.8%	15.0%	2,713,622	34.8%
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	12/31/2010	1,939,295	1,429,194	510,101	11.0%	9.2%	11.0%	9.2%	2,547,616	14.6%
Loan	49	Hickory Plaza	0.4%	1	UBSRES	12/31/2010	719,625	169,981	549,644	9.9%	8.6%	9.9%	8.6%	602,373	5.0%
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	12/31/2010	652,234	269,063	383,171	9.2%	8.9%	9.2%	8.9%	962,135	24.8%
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	12/31/2010	1,237,102	876,901	360,201	10.9%	9.7%	10.9%	9.7%	1,433,850	12.0%
Loan	52	Frontier Storage	0.4%	1	UBSRES	12/31/2010	511,575	415,150	96,425	9.3%	9.0%	9.3%	9.0%	1,067,049	24.5%
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	NAP	NAP	NAP	NAP	8.1%	8.1%	8.1%	8.1%	424,027	3.0%
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	NAP	NAP	NAP	NAP					152,086	3.0%
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP	NAP					173,718	3.0%
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP	NAP					98,223	3.0%
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	NAP	NAP	NAP	NAP	10.4%	10.0%	10.4%	10.0%	586,680	5.0%
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	NAP	NAP	NAP	NAP					NAP	NAP
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	NAP	NAP	NAP	NAP					NAP	NAP
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	NAP	NAP	NAP	NAP					NAP	NAP
Loan	55	Blue Heron	0.4%	1	UBSRES	12/31/2010	955,935	263,759	692,176	15.1%	13.4%	15.1%	13.4%	954,948	9.1%
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	12/31/2010	1,393,581	716,538	677,043	16.8%	14.8%	16.8%	14.8%	1,971,428	39.7%
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	12/31/2010	427,111	118,534	308,577	9.2%	8.6%	9.2%	8.6%	599,529	5.0%
Loan	58	College Crest Apartments	0.4%	1	UBSRES	12/31/2010	629,323	234,966	394,357	9.2%	8.8%	9.2%	8.8%	734,540	15.6%
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	12/31/2010	410,293	266,030	144,263	9.8%	9.6%	9.8%	9.6%	904,747	22.5%
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	12/31/2010	579,015	292,649	286,366	12.3%	11.0%	12.3%	11.0%	647,432	12.7%
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	12/31/2010	470,154	194,944	275,210	10.6%	10.3%	10.6%	10.3%	755,328	25.4%
Property	61.01	All About Self Storage	0.2%	1	UBSRES	12/31/2010	319,078	101,331	217,747					376,368	26.6%
Property	61.02	Crestview	0.1%	1	UBSRES	12/31/2010	151,076	93,613	57,463					378,960	24.2%
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	12/31/2010	570,789	206,835	363,954	10.4%	10.1%	10.4%	10.1%	765,024	17.3%
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	12/31/2010	297,440	99,077	198,363					390,588	22.2%
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	12/31/2010	273,349	107,758	165,591					374,436	12.2%
Loan	63	Brick Self Storage	0.3%	1	UBSRES	12/31/2010	772,147	403,166	368,981	9.8%	9.4%	9.8%	9.4%	1,064,523	34.4%
Loan	64	Villa Rosa	0.3%	1	Natixis	12/31/2010	965,117	570,710	394,407	11.4%	9.6%	11.4%	9.6%	1,109,505	5.6%
Loan	65	Brighton Glens	0.3%	1	UBSRES	12/31/2010	781,515	493,528	287,987	12.0%	10.9%	12.0%	10.9%	911,756	5.0%
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	12/31/2010	529,334	106,232	423,102	11.1%	10.0%	11.1%	10.0%	446,590	7.0%
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	12/31/2010	426,790	283,077	143,713	13.6%	12.6%	13.6%	12.6%	733,534	9.1%
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	12/31/2010	213,294	181,909	31,385					418,092	5.0%
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	12/31/2010	213,496	101,168	112,328					315,442	14.3%
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	12/31/2010	585,817	337,601	248,216	10.8%	10.4%	10.8%	10.4%	788,519	21.9%
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	12/31/2010	317,171	160,209	156,962					402,722	10.0%
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	12/31/2010	268,646	177,392	91,254					385,797	34.4%
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	12/31/2010	476,676	164,090	312,587	10.8%	10.3%	10.8%	10.3%	409,762	16.1%
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	12/31/2010	408,887	158,800	250,087	12.4%	12.0%	12.4%	12.0%	522,814	15.5%
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	12/31/2010	354,986	284,513	70,473	10.6%	9.8%	10.6%	9.8%	574,263	45.3%

A-1-9

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage
			Initial Pool	# of	Loan	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	EGI($)	Expenses($)	NOI($)	Reserves($)	TI/LC($)	NCF($)	Interest(15)	Expiration(15)
Rollup	1	Gateway	12.4%	3	UBSRES	16,003,593	3,644,026	12,359,568	56,781	173,304	12,129,482	Fee Simple
Loan	1.01	Gateway I	5.0%	1	UBSRES	6,688,524	1,742,363	4,946,161	24,400	21,518	4,900,243	Fee Simple
Loan	1.02	Gateway II	3.9%	1	UBSRES	4,817,630	943,280	3,874,350	15,804	74,080	3,784,467	Fee Simple
Loan	1.03	Gateway III	3.5%	1	UBSRES	4,497,439	958,382	3,539,057	16,577	77,706	3,444,773	Fee Simple
Loan	2	575 Broadway	9.7%	1	UBSRES	25,845,818	7,742,788	18,103,031	50,835	338,900	17,713,296	Leasehold	06/30/2060
Loan	3	Broward Mall	7.3%	1	UBSRES	17,847,018	6,701,952	11,145,065	149,822	429,777	10,565,467	Fee Simple
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	10,336,840	2,540,791	7,796,049	57,487	287,433	7,451,130	Fee Simple
Loan	5	2000 Market Street	5.9%	1	UBSRES	16,256,768	8,009,792	8,246,976	186,382	1,164,132	6,896,462	Fee Simple
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	50,776,900	17,084,497	33,692,403	191,269	1,345,475	32,155,660	Fee Simple/Leased Fee
Loan	7	Bayview Plaza	4.6%	1	UBSRES	8,649,579	2,461,661	6,187,918	21,603		6,166,315	Fee Simple/Leased Fee
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	12,492,210	6,881,802	5,610,408	602,204		5,008,204	Fee Simple
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	9,185,454	4,232,329	4,953,125	496,260		4,456,866	Fee Simple
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	4,121,145	1,945,685	2,175,460	240,935		1,934,526	Fee Simple
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	3,395,550	1,509,028	1,886,522	171,821		1,714,701	Fee Simple
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	1,668,759	777,616	891,143	83,504		807,639	Fee Simple
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	5,297,629	2,293,122	3,004,508	20,335	120,000	2,864,173	Leasehold	01/27/2048
Loan	11	422 Business Center	2.0%	1	UBSRES	6,221,740	2,197,656	4,024,084	163,371	89,606	3,771,107	Fee Simple
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	3,666,979	1,084,052	2,582,927	25,094	96,336	2,461,496	Fee Simple
Loan	13	Islandia Marriott	1.7%	1	UBSRES	9,335,754	6,206,264	3,129,490	477,388		2,652,103	Fee Simple
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	2,951,636	1,315,225	1,636,411	47,600		1,588,811	Fee Simple
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	2,754,993	1,114,692	1,640,301	69,000		1,571,301	Fee Simple
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	4,041,754	1,437,127	2,604,627	42,436	148,656	2,413,535	Fee Simple
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	2,645,955	1,302,061	1,343,893	45,200		1,298,693	Fee Simple
Loan	18	Nottingham Village	1.2%	1	Natixis	3,259,954	1,555,054	1,704,900	79,250		1,625,650	Fee Simple
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	1,291,442	99,703	1,191,738	833	17,262	1,173,644	Fee Simple
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	3,837,940	1,974,420	1,863,520	214,170		1,649,351	Fee Simple
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	2,083,756	397,347	1,686,409	19,393	44,807	1,622,208	Fee Simple
Loan	22	Flor de Salinas	1.0%	1	UBSRES	2,255,851	1,021,234	1,234,617	59,500		1,175,117	Fee Simple
Loan	23	144 North 8th Street	1.0%	1	UBSRES	1,226,316	79,020	1,147,296	2,978	34,003	1,110,315	Fee Simple
Loan	24	ABC Labs	0.9%	1	UBSRES	2,369,339	869,992	1,499,347	19,795	87,814	1,391,738	Leasehold	12/01/2018
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	1,729,579	481,073	1,248,506	31,741	115,833	1,100,932	Fee Simple
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	1,779,035	695,671	1,083,364	23,453	67,799	992,112	Fee Simple
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	1,824,722	536,575	1,288,146	15,889	52,646	1,219,611	Fee Simple
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	2,027,966	800,758	1,227,208	103,158		1,124,050	Fee Simple
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	2,218,927	1,005,630	1,213,296	109,183		1,104,113	Fee Simple
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	1,514,922	583,871	931,051	27,848	89,454	813,750	Fee Simple
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	1,315,994	400,434	915,561	36,671	67,536	811,353	Fee Simple
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	914,630	235,912	678,718	30,685	42,848	605,186	Fee Simple
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	401,364	164,522	236,843	5,987	24,689	206,167	Fee Simple
Loan	32	Equinox Summit	0.7%	1	UBSRES	898,634	17,973	880,662	3,200	16,000	861,462	Fee Simple
Loan	33	CityScape	0.7%	1	UBSRES	1,783,390	828,782	954,608	65,000		889,608	Fee Simple
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	2,572,401	1,340,896	1,231,505	129,843		1,101,662	Leasehold	3/25/2061
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	1,631,140	608,516	1,022,624	27,079	89,456	906,089	Fee Simple
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	577,988	188,154	389,834	10,909	24,629	354,296	Fee Simple
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	622,867	238,425	384,443	8,910	37,487	338,046	Fee Simple
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	430,284	181,937	248,347	7,260	27,340	213,747	Fee Simple
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	2,174,848	1,041,138	1,133,710	114,491		1,019,219	Fee Simple
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	1,272,507	503,475	769,032	10,998		758,034	Fee Simple
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	3,518,436	2,330,083	1,188,353	225,443		962,910	Fee Simple
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	1,587,221	817,239	769,982	70,000		699,982	Fee Simple
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	2,449,998	1,393,816	1,056,182	136,203		919,979	Fee Simple
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	1,617,067	890,013	727,055	85,428		641,627	Fee Simple
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	974,693	228,218	746,475	16,907	68,434	661,134	Fee Simple
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	1,810,861	600,135	1,210,727	40,174	130,759	1,039,794	Fee Simple
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	1,764,645	1,062,721	701,924	64,736		637,188	Fee Simple
Loan	45	Wisconsin MHP	0.5%	6	Natixis	1,940,116	971,251	968,865	69,500		899,365	Fee Simple
Property	45.01	Colonial Gardens	0.2%	1	Natixis	811,443	376,114	435,330	26,400		408,930	Fee Simple
Property	45.02	Edison Estates	0.1%	1	Natixis	396,198	215,722	180,475	16,000		164,475	Fee Simple
Property	45.03	Hilbert Acres	0.1%	1	Natixis	196,349	91,679	104,670	9,400		95,270	Fee Simple
Property	45.04	Greenleaf	0.0%	1	Natixis	200,419	120,346	80,074	6,100		73,974	Fee Simple
Property	45.05	Lakeview	0.0%	1	Natixis	185,017	95,446	89,571	6,300		83,271	Fee Simple
Property	45.06	Parkview Heights	0.0%	1	Natixis	150,689	71,944	78,746	5,300		73,446	Fee Simple
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	726,412	150,375	576,037	12,279	35,794	527,963	Fee Simple
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	2,029,166	1,040,528	988,637	108,545		880,092	Fee Simple
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	2,306,875	1,669,325	637,550	104,544		533,006	Fee Simple
Loan	49	Hickory Plaza	0.4%	1	UBSRES	727,452	171,400	556,052	18,181	57,236	480,636	Fee Simple
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	798,851	303,886	494,965	12,483		482,482	Fee Simple
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	1,317,276	750,493	566,784	60,860		505,924	Fee Simple
Loan	52	Frontier Storage	0.4%	1	UBSRES	870,131	387,921	482,209	11,734		470,475	Fee Simple
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	411,307	0	411,307			411,307	Fee Simple
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	147,524	0	147,524			147,524	Fee Simple
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	168,506	0	168,506			168,506	Fee Simple
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	95,276	0	95,276			95,276	Fee Simple
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	663,491	136,830	526,661	2,743	20,002	503,916	Fee Simple
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	NAP	NAP	NAP	NAP	NAP	NAP	Fee Simple
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	NAP	NAP	NAP	NAP	NAP	NAP	Fee Simple
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	NAP	NAP	NAP	NAP	NAP	NAP	Fee Simple
Loan	55	Blue Heron	0.4%	1	UBSRES	1,056,795	303,733	753,062	22,651	60,403	670,008	Fee Simple
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	1,562,706	721,791	840,915	98,571		742,343	Fee Simple
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	569,552	120,509	449,043	3,082	24,135	421,826	Fee Simple
Loan	58	College Crest Apartments	0.4%	1	UBSRES	710,479	270,957	439,522	17,978		421,544	Fee Simple
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	741,174	281,339	459,835	11,730		448,106	Fee Simple
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	783,860	280,090	503,770	6,618	44,117	453,036	Fee Simple
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	628,426	216,028	412,398	10,593		401,805	Fee Simple
Property	61.01	All About Self Storage	0.2%	1	UBSRES	325,278	103,134	222,144	4,713		217,431	Fee Simple
Property	61.02	Crestview	0.1%	1	UBSRES	303,147	112,894	190,253	5,880		184,373	Fee Simple
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	631,705	237,509	394,196	11,801		382,395	Fee Simple
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	303,649	117,325	186,324	6,348		179,976	Fee Simple
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	328,056	120,184	207,872	5,453		202,420	Fee Simple
Loan	63	Brick Self Storage	0.3%	1	UBSRES	749,841	379,543	370,298	13,122		357,175	Fee Simple
Loan	64	Villa Rosa	0.3%	1	Natixis	1,047,730	648,250	399,479	64,750		334,729	Fee Simple
Loan	65	Brighton Glens	0.3%	1	UBSRES	914,168	495,072	419,096	40,716		378,380	Fee Simple
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	547,633	174,368	373,265	17,165	19,378	336,722	Fee Simple
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	696,639	257,725	438,914	9,001	17,000	408,136	Fee Simple
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	408,126	118,168	289,958	6,135	11,000	272,823	Fee Simple
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	288,513	139,557	148,956	2,866	6,000	135,314	Fee Simple
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	615,455	314,442	301,013	10,971		290,042	Fee Simple
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	362,450	165,749	196,701	7,233		189,468	Fee Simple
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	253,005	148,694	104,312	3,738		100,574	Fee Simple
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	486,530	184,702	301,827	2,925	9,750	289,152	Fee Simple
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	441,766	195,602	246,165	6,754		239,411	Fee Simple
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	339,601	234,336	105,265	7,295		97,970	Fee Simple

A-1-10

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage
			Initial Pool	# of	Loan	Ground Lease			Lease
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Extension Terms(15)	Largest Tenant(16)(17)(19)	SF	Expiration(18)(19)
Rollup	1	Gateway	12.4%	3	UBSRES		NAP	NAP	NAP
Loan	1.01	Gateway I	5.0%	1	UBSRES		BJ’s (BJ’s Wholesale Club, Inc.)	128,995	09/30/2027
Loan	1.02	Gateway II	3.9%	1	UBSRES		Bed Bath & Beyond (Bed Bath & Beyond Inc.)	37,734	01/31/2018
Loan	1.03	Gateway III	3.5%	1	UBSRES		Babies R Us (Baby Superstore, Inc.)	36,908	01/31/2018
Loan	2	575 Broadway	9.7%	1	UBSRES	No	Estee Lauder, Inc. (Bobbi Brown Professional Cosmetics Services Inc.)	46,000	10/31/2021
Loan	3	Broward Mall	7.3%	1	UBSRES		Regal Cinemas (Regal Cinemas, Inc.)	55,509	11/30/2028
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC		Belk (Belk, Inc.)	133,219	10/14/2107
Loan	5	2000 Market Street	5.9%	1	UBSRES		Marshall, Dennehey, Warner, Coleman & Goggin	131,325	08/01/2027
Loan	6	Santa Anita Mall	5.4%	1	UBSRES		JC Penney (J.C. Penney Properties, Inc.)	191,240	10/19/2017
Loan	7	Bayview Plaza	4.6%	1	UBSRES		Comete Guam, Inc.	100,613	09/30/2075
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES		NAP	NAP	NAP
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis		NAP	NAP	NAP
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis		NAP	NAP	NAP
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis		NAP	NAP	NAP
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis		NAP	NAP	NAP
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	No	United Artists Theaters (Regal Cinemas, Inc.)	80,010	07/04/2016
Loan	11	422 Business Center	2.0%	1	UBSRES		Valley Forge Promotions, LTD.	134,300	01/31/2023
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES		Argent MIA, LLC	21,099	08/31/2018
Loan	13	Islandia Marriott	1.7%	1	UBSRES		NAP	NAP	NAP
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation		NAP	NAP	NAP
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation		NAP	NAP	NAP
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC		GOJO Industries, Inc.	167,175	12/30/2027
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation		NAP	NAP	NAP
Loan	18	Nottingham Village	1.2%	1	Natixis		NAP	NAP	NAP
Loan	19	240 Park Avenue South	1.1%	1	UBSRES		Bank of America (Bank of America, N.A.)	4,160	11/28/2023
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES		NAP	NAP	NAP
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC		Longs/CVS (Longs Drug Stores California, Inc.)	5,600	08/31/2016
Loan	22	Flor de Salinas	1.0%	1	UBSRES		NAP	NAP	NAP
Loan	23	144 North 8th Street	1.0%	1	UBSRES		Crossroads Trading (Crossroads Trading Co., Inc.)	4,160	11/30/2020
Loan	24	ABC Labs	0.9%	1	UBSRES	No	ABC Labs	89,975	12/31/2028
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC		Innovative Display and Design (Innovative Display and Design, Inc.)	50,240	05/31/2017
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC		Morgan Stanley Wealth Management (Citigroup Global Markets, Inc.)	21,099	08/31/2016
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC		Chico’s (Chico’s F A S, Inc.)	8,474	07/31/2016
Loan	28	HGI - Orange Park	0.7%	1	UBSRES		NAP	NAP	NAP
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES		NAP	NAP	NAP
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC		ADT (ADT Security Services, Inc.)	12,414	08/04/2016
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC		Various	Various	Various
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC		Walgreens (Walgreen Arizona Drug Co.)	15,120	03/31/2061
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC		Planet Fitness (JEG-FIT AZ & 202 LLC)	16,926	05/18/2023
Loan	32	Equinox Summit	0.7%	1	UBSRES		Equinox Summit, Inc.	32,000	10/31/2027
Loan	33	CityScape	0.7%	1	UBSRES		NAP	NAP	NAP
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	No	NAP	NAP	NAP
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC		Various	Various	Various
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC		Viacord, LLC (Viacord, LLC)	33,000	08/31/2022
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC		TW Telecom (Time Warner Telecom, LLC)	15,400	05/31/2022
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC		Rockwell Automation (Allen-Bradley Company, LLC)	16,940	10/31/2017
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES		NAP	NAP	NAP
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation		NAP	NAP	NAP
Loan	38	Best Western Baltimore	0.6%	1	UBSRES		NAP	NAP	NAP
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation		NAP	NAP	NAP
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC		NAP	NAP	NAP
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC		NAP	NAP	NAP
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES		Publix (Publix Super Markets, Inc.)	44,271	07/31/2022
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES		Hilton Resorts Corporation	133,914	11/30/2021
Loan	44	Sunchase Apartments	0.5%	1	UBSRES		NAP	NAP	NAP
Loan	45	Wisconsin MHP	0.5%	6	Natixis		NAP	NAP	NAP
Property	45.01	Colonial Gardens	0.2%	1	Natixis		NAP	NAP	NAP
Property	45.02	Edison Estates	0.1%	1	Natixis		NAP	NAP	NAP
Property	45.03	Hilbert Acres	0.1%	1	Natixis		NAP	NAP	NAP
Property	45.04	Greenleaf	0.0%	1	Natixis		NAP	NAP	NAP
Property	45.05	Lakeview	0.0%	1	Natixis		NAP	NAP	NAP
Property	45.06	Parkview Heights	0.0%	1	Natixis		NAP	NAP	NAP
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC		Publix (Publix Alabama, LLC)	38,997	04/30/2026
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES		NAP	NAP	NAP
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES		NAP	NAP	NAP
Loan	49	Hickory Plaza	0.4%	1	UBSRES		Kroger (Kroger Limited Partnership I)	57,646	04/30/2016
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation		NAP	NAP	NAP
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES		NAP	NAP	NAP
Loan	52	Frontier Storage	0.4%	1	UBSRES		NAP	NAP	NAP
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC		Bank of America (Bank of America, National Association)	31,933	12/10/2027
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC		Bank of America (Bank of America, National Association)	11,866	12/10/2027
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC		Bank of America (Bank of America, National Association)	8,846	12/10/2027
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC		Bank of America (Bank of America, National Association)	11,221	12/10/2027
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES		NAP	NAP	NAP
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES		Aspen Dental (Aspen Dental Management, Inc.)	3,200	06/30/2022
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES		AT&T Mobility (New Cingular Wireless PCS, LLC)	3,520	01/31/2022
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES		Aspen Dental (Aspen Dental Management, Inc.)	2,844	09/30/2020
Loan	55	Blue Heron	0.4%	1	UBSRES		FedEx Ground (FedEx Ground Package System, Inc.)	78,202	09/30/2017
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC		NAP	NAP	NAP
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC		Lululemon (Lululeman USA, Inc.)	2,500	03/31/2015
Loan	58	College Crest Apartments	0.4%	1	UBSRES		NAP	NAP	NAP
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES		NAP	NAP	NAP
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES		Casual Male Store LLC d/b/a Destination XL	10,677	03/31/2023
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES		NAP	NAP	NAP
Property	61.01	All About Self Storage	0.2%	1	UBSRES		NAP	NAP	NAP
Property	61.02	Crestview	0.1%	1	UBSRES		NAP	NAP	NAP
Loan	62	Guardian Self Storage	0.3%	2	UBSRES		NAP	NAP	NAP
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES		NAP	NAP	NAP
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES		NAP	NAP	NAP
Loan	63	Brick Self Storage	0.3%	1	UBSRES		NAP	NAP	NAP
Loan	64	Villa Rosa	0.3%	1	Natixis		NAP	NAP	NAP
Loan	65	Brighton Glens	0.3%	1	UBSRES		NAP	NAP	NAP
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES		Bi-Lo (Bi-Lo, Inc.)	41,980	12/31/2021
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES		NAP	NAP	NAP
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES		4C Foods (4C Foods Corp.)	33,400	03/31/2020
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES		4C Foods (4C Foods Corp.)	13,106	03/31/2020
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC		NAP	NAP	NAP
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC		NAP	NAP	NAP
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC		NAP	NAP	NAP
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES		Gulf Coast Regional Blood Center	4,000	08/31/2014
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES		NAP	NAP	NAP
Loan	71	Berlin Self Storage	0.1%	1	UBSRES		NAP	NAP	NAP

A-1-11

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage
			Initial Pool	# of	Loan			Lease
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	2nd Largest Tenant(16)(17)(19)	SF	Expiration(18)(19)
Rollup	1	Gateway	12.4%	3	UBSRES	NAP	NAP	NAP
Loan	1.01	Gateway I	5.0%	1	UBSRES	Red Lobster (GMRI, Inc.)	8,096	10/14/2017
Loan	1.02	Gateway II	3.9%	1	UBSRES	Old Navy (Old Navy, Inc.)	26,861	10/31/2017
Loan	1.03	Gateway III	3.5%	1	UBSRES	Marshalls (Marshalls of MA, Inc.)	35,021	09/30/2017
Loan	2	575 Broadway	9.7%	1	UBSRES	Prada (PD East Corp.)	30,079	01/31/2023
Loan	3	Broward Mall	7.3%	1	UBSRES	Love Culture (Love Culture, Inc.)	10,000	07/31/2021
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	Dick’s Sporting Goods (Dick’s Sporting Goods, Inc.)	50,000	01/31/2020
Loan	5	2000 Market Street	5.9%	1	UBSRES	Fox Rothschild LLP	117,849	12/01/2024
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	Macy’s (Macy’s West Stores, Inc.)	188,200	10/19/2017
Loan	7	Bayview Plaza	4.6%	1	UBSRES	DFS Group L.P.	74,326	05/31/2065
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	NAP	NAP	NAP
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	NAP	NAP	NAP
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	NAP	NAP	NAP
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	NAP	NAP	NAP
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	NAP	NAP	NAP
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	Barnes & Noble (Barnes & Noble Booksellers, Inc.)	22,167	07/31/2015
Loan	11	422 Business Center	2.0%	1	UBSRES	American Treasure Tour	109,500	01/31/2023
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	School Board Miami-Dade County (School Board Miami-Dade County, Florida)	15,252	06/30/2014
Loan	13	Islandia Marriott	1.7%	1	UBSRES	NAP	NAP	NAP
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	Hahn Loeser & Parks, LLP	20,322	09/30/2019
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	18	Nottingham Village	1.2%	1	Natixis	NAP	NAP	NAP
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	Starbucks (Starbucks Corporation)	1,390	10/29/2018
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	NAP	NAP	NAP
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Exhale Yoga Center (Sacred Movement Yoga, LLC)	5,485	11/30/2013
Loan	22	Flor de Salinas	1.0%	1	UBSRES	NAP	NAP	NAP
Loan	23	144 North 8th Street	1.0%	1	UBSRES	Beth Israel Medical Facility	4,000	10/31/2021
Loan	24	ABC Labs	0.9%	1	UBSRES	NAP	NAP	NAP
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	Planet Self Storage (Bridgeport Self-Storage, LLC)	41,895	05/01/2028
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	Medical Conference Intl. (Medical Conferences International Inc.)	5,592	03/31/2017
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	California Pizza Kitchen (California Pizza Kitchen, Inc.)	5,290	09/30/2019
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	State of CA - Dept of Health (State of California)	10,919	12/31/2021
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Various	Various	Various
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	Guitar Center (Guitar Center Stores, Inc.)	15,098	05/31/2016
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	Bedmart (Mattress Liquidators)	8,415	01/31/2017
Loan	32	Equinox Summit	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	33	CityScape	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Various	Various	Various
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	Consortium 360 (Consortium 360 LLC)	11,550	10/31/2016
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	Verifi, Inc (Verifi, LLC)	13,874	10/31/2017
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	TW Telecom (Time Warner Telecom, LLC)	9,510	05/31/2019
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Southern Comforts (Southern Comforts Consignments III, Inc.)	8,640	06/30/2017
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	NAP	NAP	NAP
Loan	45	Wisconsin MHP	0.5%	6	Natixis	NAP	NAP	NAP
Property	45.01	Colonial Gardens	0.2%	1	Natixis	NAP	NAP	NAP
Property	45.02	Edison Estates	0.1%	1	Natixis	NAP	NAP	NAP
Property	45.03	Hilbert Acres	0.1%	1	Natixis	NAP	NAP	NAP
Property	45.04	Greenleaf	0.0%	1	Natixis	NAP	NAP	NAP
Property	45.05	Lakeview	0.0%	1	Natixis	NAP	NAP	NAP
Property	45.06	Parkview Heights	0.0%	1	Natixis	NAP	NAP	NAP
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	Physiotherapy Associates (Physiotherapy Holdings, Inc.)	2,800	02/28/2018
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	NAP	NAP	NAP
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	49	Hickory Plaza	0.4%	1	UBSRES	T-Mobile (Powertel/Memphis, Inc.)	1,950	06/30/2017
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	52	Frontier Storage	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	NAP	NAP	NAP
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	NAP	NAP	NAP
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	Chipotle (Chipotle Mexican Grill of Colorado, LLC)	2,300	05/31/2022
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	Aspen Dental (Aspen Dental Management, Inc.)	3,200	01/31/2022
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	Chipotle (Chipotle Mexican Grill of Colorado, LLC)	2,212	10/31/2020
Loan	55	Blue Heron	0.4%	1	UBSRES	National Millwork, Inc.	29,655	11/30/2018
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	Tasting deVine (Dine and Vine, Inc.)	2,412	04/30/2015
Loan	58	College Crest Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	Hayesco, Inc. d/b/a The Winery	4,522	04/30/2016
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	NAP	NAP	NAP
Property	61.01	All About Self Storage	0.2%	1	UBSRES	NAP	NAP	NAP
Property	61.02	Crestview	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	NAP	NAP	NAP
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	NAP	NAP	NAP
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	63	Brick Self Storage	0.3%	1	UBSRES	NAP	NAP	NAP
Loan	64	Villa Rosa	0.3%	1	Natixis	NAP	NAP	NAP
Loan	65	Brighton Glens	0.3%	1	UBSRES	NAP	NAP	NAP
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	Subway (SUBWAY Real Estate Corp.)	1,800	05/31/2017
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	NAP	NAP	NAP
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	All Star Auto Body (All-Star Body and Fender, Inc.)	7,500	12/31/2013
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	East NY Pizza (East New York Pizza Factory, Corp.)	2,000	09/30/2021
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	NAP	NAP	NAP
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Mitcham & Long, DDS (Ivy B. Mitcham, DDS, P.A., and Julie W. Long, DDS, P.A.)	3,070	04/30/2014
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	NAP	NAP	NAP
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	NAP	NAP	NAP

A-1-12

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage
			Initial Pool	# of	Loan			Lease
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	3rd Largest Tenant(16)(17)(19)	SF	Expiration(18)(19)
Rollup	1	Gateway	12.4%	3	UBSRES	NAP	NAP	NAP
Loan	1.01	Gateway I	5.0%	1	UBSRES	Olive Garden (GMRI, Inc.)	8,062	10/14/2017
Loan	1.02	Gateway II	3.9%	1	UBSRES	Staples (Staples the Office Superstore East, Inc.)	22,712	10/30/2017
Loan	1.03	Gateway III	3.5%	1	UBSRES	Best Buy (Best Buy Stores, L.P.)	31,679	01/31/2023
Loan	2	575 Broadway	9.7%	1	UBSRES	Coldwater Creek (Coldwater Creek U.S. Inc.)	22,500	09/30/2019
Loan	3	Broward Mall	7.3%	1	UBSRES	Victoria’s Secret (Victoria’s Secret Stores, Inc.)	9,819	01/31/2015
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	Barnes & Noble (Barnes & Noble Booksellers, Inc.)	29,314	01/31/2019
Loan	5	2000 Market Street	5.9%	1	UBSRES	Board of Pensions-Presbyterian (The Board of Pensions of the Presbyterian Church (U.S.A.))	76,998	09/30/2021
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	Nordstrom (Nordstrom, Inc.)	136,384	02/28/2024
Loan	7	Bayview Plaza	4.6%	1	UBSRES	DIZZY, Inc.	11,925	07/31/2015
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	NAP	NAP	NAP
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	NAP	NAP	NAP
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	NAP	NAP	NAP
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	NAP	NAP	NAP
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	NAP	NAP	NAP
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	11	422 Business Center	2.0%	1	UBSRES	Oaks 422 LLC DBA The DUMP	105,070	06/30/2014
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	Design Within Reach (Design Within Reach, Inc.)	14,073	07/31/2020
Loan	13	Islandia Marriott	1.7%	1	UBSRES	NAP	NAP	NAP
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	One Communications Corp / Earthlink (Earthlink, Inc.)	9,418	03/31/2013
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	18	Nottingham Village	1.2%	1	Natixis	NAP	NAP	NAP
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	NAP	NAP	NAP
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	NAP	NAP	NAP
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Chaya Venice (Eugene and Associates, Inc.)	4,821	02/28/2015
Loan	22	Flor de Salinas	1.0%	1	UBSRES	NAP	NAP	NAP
Loan	23	144 North 8th Street	1.0%	1	UBSRES	DNA Footwear (DNA Footwear of Williamsburg Corp.)	2,901	06/30/2021
Loan	24	ABC Labs	0.9%	1	UBSRES	NAP	NAP	NAP
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	Bridgeport Lumber (Northeast Builders Supply & Home Centers, LLC)	30,412	08/31/2028
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	Robert Zucker (Robert Zucker, C.P.A., P.A.)	5,271	02/29/2016
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	Ralph Lauren (Polo California, LLC)	5,100	01/31/2018
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	State of CA - DMV (State of California)	6,381	04/30/2022
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Various	Various	Various
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	Ace Hardware (Slamco, Inc.)	13,000	05/31/2016
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	Desert Hot Tubs (Wow Indoor Outdoor, LLC)	2,994	11/30/2015
Loan	32	Equinox Summit	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	33	CityScape	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Various	Various	Various
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	Starrag-Heckert Inc. (Starrag-Heckert Inc.)	11,550	09/30/2014
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	Omnicare ESC LLC (Omnicare, Inc.)	11,928	05/31/2015
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	Warsteiner Importers (Warsteiner Importers Agency, Inc.)	6,600	12/31/2018
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Goodyear Tire Co. (Goodyear Tire & Rubber Company)	6,300	09/30/2017
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	NAP	NAP	NAP
Loan	45	Wisconsin MHP	0.5%	6	Natixis	NAP	NAP	NAP
Property	45.01	Colonial Gardens	0.2%	1	Natixis	NAP	NAP	NAP
Property	45.02	Edison Estates	0.1%	1	Natixis	NAP	NAP	NAP
Property	45.03	Hilbert Acres	0.1%	1	Natixis	NAP	NAP	NAP
Property	45.04	Greenleaf	0.0%	1	Natixis	NAP	NAP	NAP
Property	45.05	Lakeview	0.0%	1	Natixis	NAP	NAP	NAP
Property	45.06	Parkview Heights	0.0%	1	Natixis	NAP	NAP	NAP
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	PT Orthodontics (PT Orthodontics, P.C.)	1,952	06/30/2019
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	NAP	NAP	NAP
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	49	Hickory Plaza	0.4%	1	UBSRES	Wing Basket (Dusso Enterprises, LLC)	1,625	09/30/2013
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	52	Frontier Storage	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	NAP	NAP	NAP
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	NAP	NAP	NAP
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	NAP	NAP	NAP
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	NAP	NAP	NAP
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	55	Blue Heron	0.4%	1	UBSRES	Zenith Freight Lines (Zenith Freight Lines, LLC)	28,669	04/30/2014
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	Cold Stone Creamery (Cold Stone Creamery Leasing Co., Inc.)	1,800	08/31/2017
Loan	58	College Crest Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	America’s Best Contacts & Eyeglasses (America’s Best Contacts & Eyeglasses, Inc.)	3,924	05/31/2014
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	NAP	NAP	NAP
Property	61.01	All About Self Storage	0.2%	1	UBSRES	NAP	NAP	NAP
Property	61.02	Crestview	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	NAP	NAP	NAP
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	NAP	NAP	NAP
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	63	Brick Self Storage	0.3%	1	UBSRES	NAP	NAP	NAP
Loan	64	Villa Rosa	0.3%	1	Natixis	NAP	NAP	NAP
Loan	65	Brighton Glens	0.3%	1	UBSRES	NAP	NAP	NAP
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	China 1 (Hua Yoa Yong)	1,500	04/30/2014
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	NAP	NAP	NAP
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	NAP	NAP	NAP
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	Catalyst Construction (Catalyst Construction LLC)	1,500	04/30/2021
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	NAP	NAP	NAP
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Rebecca Hafner (Rebecca M. Hafner, Attorney at Law, P.C.)	3,010	05/31/2016
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	NAP	NAP	NAP
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	NAP	NAP	NAP

A-1-13

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage
			Initial Pool	# of	Loan			Lease
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	4th Largest Tenant(16)(17)(19)	SF	Expiration(18)(19)
Rollup	1	Gateway	12.4%	3	UBSRES	NAP	NAP	NAP
Loan	1.01	Gateway I	5.0%	1	UBSRES	Boulder Creek Steakhouse (Boulder Creek of Brooklyn, LLC)	7,347	10/31/2022
Loan	1.02	Gateway II	3.9%	1	UBSRES	Famous Footwear (Brown Group Retail, Inc.)	11,466	10/31/2017
Loan	1.03	Gateway III	3.5%	1	UBSRES	NAP	NAP	NAP
Loan	2	575 Broadway	9.7%	1	UBSRES	Code & Theory (Code and Theory LLC)	19,500	06/30/2022
Loan	3	Broward Mall	7.3%	1	UBSRES	Express and Express Men (Express, LLC)	9,010	01/31/2014
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	Jo-Ann Fabrics & Crafts (Jo-Ann Stores, Inc.)	20,331	01/31/2021
Loan	5	2000 Market Street	5.9%	1	UBSRES	Zurich American (Zurich American Insurance Company)	51,332	07/01/2019
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	XXI Forever (Forever 21 Retail, Inc.)	117,817	01/31/2028
Loan	7	Bayview Plaza	4.6%	1	UBSRES	Store Specialists, Inc.	6,934	09/30/2014
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	NAP	NAP	NAP
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	NAP	NAP	NAP
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	NAP	NAP	NAP
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	NAP	NAP	NAP
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	NAP	NAP	NAP
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	11	422 Business Center	2.0%	1	UBSRES	PD Home & Garden, LLC	72,000	07/31/2015
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	ABBRC, PA (Alters, Boldt, Brown, Rash and Culmo, P.A.)	11,656	03/31/2018
Loan	13	Islandia Marriott	1.7%	1	UBSRES	NAP	NAP	NAP
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	Meaden & Moore LLP	9,050	06/30/2017
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	18	Nottingham Village	1.2%	1	Natixis	NAP	NAP	NAP
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	NAP	NAP	NAP
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	NAP	NAP	NAP
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Darque Tan (Sunset Tan Santa Monica, LLC)	1,750	02/28/2015
Loan	22	Flor de Salinas	1.0%	1	UBSRES	NAP	NAP	NAP
Loan	23	144 North 8th Street	1.0%	1	UBSRES	Antica Pesa (Officine Antica Pesa NY, LLC)	2,500	04/30/2022
Loan	24	ABC Labs	0.9%	1	UBSRES	NAP	NAP	NAP
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	Church of Jesus Christ of LDS (Corporation of the Presiding Bishop of the Church of Jesus Christ of Latter-Day Saints)	8,000	12/31/2016
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	Newmark Grubb Knight Frank (BGC Brokers US, L.P.)	3,950	02/28/2018
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	Escada (Escada (USA) Inc.)	3,846	07/31/2022
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	Hecny Transportation (Hecny Transportation, Inc.)	5,916	11/30/2013
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Various	Various	Various
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	Anna’s Linens (Anna’s Linens, Inc.)	7,500	01/31/2018
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	Happy Harvesters (Subterranean Solutions LLC)	1,598	12/31/2014
Loan	32	Equinox Summit	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	33	CityScape	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	NAP	NAP	NAP
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Various	Various	Various
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	Mitsubishi Electric (Mitsubishi Electric & Electronics USA, Inc.)	6,479	08/31/2015
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	Ohio Dept. of Public Safety (Ohio Department of Public Safety)	7,542	06/30/2015
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	Sabin Robbins, LLC (Sabin Robbins, LLC)	4,750	01/31/2015
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Asian Star (Shi Wei Liu)	3,295	04/30/2018
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	NAP	NAP	NAP
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	NAP	NAP	NAP
Loan	45	Wisconsin MHP	0.5%	6	Natixis	NAP	NAP	NAP
Property	45.01	Colonial Gardens	0.2%	1	Natixis	NAP	NAP	NAP
Property	45.02	Edison Estates	0.1%	1	Natixis	NAP	NAP	NAP
Property	45.03	Hilbert Acres	0.1%	1	Natixis	NAP	NAP	NAP
Property	45.04	Greenleaf	0.0%	1	Natixis	NAP	NAP	NAP
Property	45.05	Lakeview	0.0%	1	Natixis	NAP	NAP	NAP
Property	45.06	Parkview Heights	0.0%	1	Natixis	NAP	NAP	NAP
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	Planet Celluar (Planet Cellular, Inc.)	1,400	02/28/2018
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	NAP	NAP	NAP
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	49	Hickory Plaza	0.4%	1	UBSRES	Subway (Subway Real Estate Corp.)	1,565	02/28/2018
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	52	Frontier Storage	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	NAP	NAP	NAP
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	NAP	NAP	NAP
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	NAP	NAP	NAP
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	NAP	NAP	NAP
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	55	Blue Heron	0.4%	1	UBSRES	Manning Building Supplies (Manning Building Supplies, Inc.)	10,182	08/31/2013
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	Francesca’s Collections (Francesca’s Collections, Inc.)	1,800	07/31/2019
Loan	58	College Crest Apartments	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	NAP	NAP	NAP
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	Dragon House (M.J.S.Y., Inc.)	2,934	09/30/2017
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	NAP	NAP	NAP
Property	61.01	All About Self Storage	0.2%	1	UBSRES	NAP	NAP	NAP
Property	61.02	Crestview	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	NAP	NAP	NAP
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	NAP	NAP	NAP
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	63	Brick Self Storage	0.3%	1	UBSRES	NAP	NAP	NAP
Loan	64	Villa Rosa	0.3%	1	Natixis	NAP	NAP	NAP
Loan	65	Brighton Glens	0.3%	1	UBSRES	NAP	NAP	NAP
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	CiCi’s Nails (Hieuson P. Nguyen)	1,200	05/31/2014
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	NAP	NAP	NAP
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	NAP	NAP	NAP
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	NAP	NAP	NAP
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	NAP	NAP	NAP
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Texas Oriental Enterprises (Texas Oriental Enterprises, Inc.)	2,828	10/31/2017
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	NAP	NAP	NAP
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	NAP	NAP	NAP

A-1-14

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage						Upfront
			Initial Pool	# of	Loan			Lease		Occupancy	Replacement
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	5th Largest Tenant(16)(17)(19)	SF	Expiration(18)(19)	Occupancy	As-of Date	Reserves($)(20)
Rollup	1	Gateway	12.4%	3	UBSRES	NAP	NAP	NAP	100.0%	01/01/2013
Loan	1.01	Gateway I	5.0%	1	UBSRES	NAP	NAP	NAP	100.0%	01/01/2013
Loan	1.02	Gateway II	3.9%	1	UBSRES	NAP	NAP	NAP	100.0%	01/01/2013
Loan	1.03	Gateway III	3.5%	1	UBSRES	NAP	NAP	NAP	100.0%	01/01/2013
Loan	2	575 Broadway	9.7%	1	UBSRES	CES Energy	11,000	09/30/2016	92.7%	12/01/2012	4,236
Loan	3	Broward Mall	7.3%	1	UBSRES	New York & Company (Lerner New York, Inc.)	8,572	01/31/2015	83.1%	01/28/2013
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	DSW Shoe Warehouse (DSW Shoe Warehouse, Inc.)	15,000	01/31/2019	94.3%	02/28/2013
Loan	5	2000 Market Street	5.9%	1	UBSRES	Weber, Gallagher, Simpson, Stapleton, Fires & Newby, LLP	32,660	12/01/2015	94.9%	01/31/2013
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	American Multi-Cinema (American Multi-Cinema, Inc.)	73,938	09/30/2019	97.0%	12/31/2012
Loan	7	Bayview Plaza	4.6%	1	UBSRES	ABC Stores - Guam	3,481	04/14/2017	98.8%	01/25/2013
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	NAP	NAP	NAP	83.1%	01/31/2013
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	NAP	NAP	NAP	78.7%	01/31/2013
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis	NAP	NAP	NAP	71.9%	01/31/2013
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis	NAP	NAP	NAP	83.5%	01/31/2013
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis	NAP	NAP	NAP	84.5%	01/31/2013
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	NAP	NAP	NAP	100.0%	12/28/2012
Loan	11	422 Business Center	2.0%	1	UBSRES	Polyflow, LLC	65,500	12/31/2014	85.4%	12/31/2012
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	MC Kitchen LLC	6,635	05/02/2019	94.2%	02/21/2013
Loan	13	Islandia Marriott	1.7%	1	UBSRES	NAP	NAP	NAP	69.6%	01/31/2013
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	91.6%	01/30/2013	217,000
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	93.1%	02/08/2013	321,700
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	Robert Half International, Inc. (Robert Half International Inc.)	4,524	12/31/2017	99.2%	01/01/2013
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	93.4%	01/30/2013	222,000
Loan	18	Nottingham Village	1.2%	1	Natixis	NAP	NAP	NAP	95.6%	02/04/2013
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	NAP	NAP	NAP	100.0%	01/10/2013
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	NAP	NAP	NAP	78.0%	12/31/2012
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Subway (Subway Real Estate, LLC)	1,264	11/30/2015	89.1%	02/28/2013
Loan	22	Flor de Salinas	1.0%	1	UBSRES	NAP	NAP	NAP	93.5%	11/26/2012	430,000
Loan	23	144 North 8th Street	1.0%	1	UBSRES	Panini Resources (Panini Resources N8 LLC)	2,300	11/30/2020	100.0%	01/14/2013
Loan	24	ABC Labs	0.9%	1	UBSRES	NAP	NAP	NAP	100.0%	04/06/2013
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	GBAPP, Inc	5,400	12/31/2017	95.9%	01/28/2013
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	BNY Mellon, NA (Mellon Private Trust Company, National Association)	3,946	09/30/2018	81.4%	03/01/2013
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	Soma (The White House, Inc.)	2,071	07/31/2016	94.4%	12/28/2012
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	NAP	NAP	NAP	74.8%	12/31/2012
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	NAP	NAP	NAP	63.1%	11/30/2012
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	Colin Gordon & Associates	5,322	08/30/2013	99.4%	02/20/2013	125,594
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Various	Various	Various	98.2%	Various	66,188
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC	Catherine Clothing (Catherines, Inc.)	3,500	08/31/2014	97.3%	12/14/2012
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC	NAP	NAP	NAP	100.0%	12/01/2012
Loan	32	Equinox Summit	0.7%	1	UBSRES	NAP	NAP	NAP	100.0%	04/06/2013
Loan	33	CityScape	0.7%	1	UBSRES	NAP	NAP	NAP	90.4%	10/29/2012
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	NAP	NAP	NAP	73.9%	12/31/2012
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Various	Various	Various	92.1%	Various
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC	Hy-Tek Materials (Hy-Tek Material Handling, Inc.)	6,021	7/31/2017	100.0%	02/20/2013
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC	Henry Schein, Inc.	6,930	3/31/2016	93.7%	01/03/2013
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC	NAP	NAP	NAP	78.1%	02/19/2013
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	NAP	NAP	NAP	79.4%	12/31/2012
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	85.7%	01/31/2013
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	NAP	NAP	NAP	73.4%	12/31/2012
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	97.5%	02/07/2013
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP	74.8%	02/28/2013
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	NAP	NAP	NAP	91.7%	02/17/2013
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Page One Studios (Page One Studios, LLC)	2,450	11/30/2015	94.0%	11/27/2012
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	NAP	NAP	NAP	100.0%	11/02/2012
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	NAP	NAP	NAP	92.9%	01/31/2013
Loan	45	Wisconsin MHP	0.5%	6	Natixis	NAP	NAP	NAP	78.6%	12/31/2012
Property	45.01	Colonial Gardens	0.2%	1	Natixis	NAP	NAP	NAP	80.7%	12/31/2012
Property	45.02	Edison Estates	0.1%	1	Natixis	NAP	NAP	NAP	71.3%	12/31/2012
Property	45.03	Hilbert Acres	0.1%	1	Natixis	NAP	NAP	NAP	69.1%	12/31/2012
Property	45.04	Greenleaf	0.0%	1	Natixis	NAP	NAP	NAP	85.2%	12/31/2012
Property	45.05	Lakeview	0.0%	1	Natixis	NAP	NAP	NAP	85.7%	12/31/2012
Property	45.06	Parkview Heights	0.0%	1	Natixis	NAP	NAP	NAP	90.6%	12/31/2012
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	Chic Nails (Thi H. Nguyen)	1,400	5/31/2016	84.9%	02/25/2013
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	NAP	NAP	NAP	65.2%	10/31/2012
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	NAP	NAP	NAP	93.5%	10/16/2012
Loan	49	Hickory Plaza	0.4%	1	UBSRES	Little Caesar’s (KenMar Ventures, Incorporated)	1,300	8/30/2022	100.0%	12/31/2012
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	NAP	NAP	NAP	83.6%	01/31/2013
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	NAP	NAP	NAP	93.5%	10/31/2012
Loan	52	Frontier Storage	0.4%	1	UBSRES	NAP	NAP	NAP	76.7%	12/06/2012
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	NAP	NAP	NAP	100.0%	Various
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC	NAP	NAP	NAP	100.0%	01/23/2013
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP	100.0%	01/23/2013
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP	100.0%	11/27/2012
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	NAP	NAP	NAP	100.0%	01/04/2013
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES	NAP	NAP	NAP	100.0%	01/04/2013
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES	NAP	NAP	NAP	100.0%	01/04/2013
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES	NAP	NAP	NAP	100.0%	01/04/2013
Loan	55	Blue Heron	0.4%	1	UBSRES	NAP	NAP	NAP	97.2%	11/09/2012
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	NAP	NAP	NAP	60.3%	01/31/2013
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	Adagio Teas (Adagio Teas, Inc.)	1,800	8/31/2015	100.0%	01/29/2013
Loan	58	College Crest Apartments	0.4%	1	UBSRES	NAP	NAP	NAP	90.4%	12/31/2012
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	NAP	NAP	NAP	82.6%	11/30/2012
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	Deb’s-tique, LLC	2,384	6/30/2015	87.4%	10/25/2012
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	NAP	NAP	NAP	87.5%	10/31/2012
Property	61.01	All About Self Storage	0.2%	1	UBSRES	NAP	NAP	NAP	91.5%	10/31/2012
Property	61.02	Crestview	0.1%	1	UBSRES	NAP	NAP	NAP	81.0%	10/31/2012
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	NAP	NAP	NAP	88.1%	01/09/2013
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES	NAP	NAP	NAP	88.2%	01/09/2013
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES	NAP	NAP	NAP	88.1%	01/09/2013
Loan	63	Brick Self Storage	0.3%	1	UBSRES	NAP	NAP	NAP	90.1%	12/31/2012
Loan	64	Villa Rosa	0.3%	1	Natixis	NAP	NAP	NAP	98.4%	01/09/2013
Loan	65	Brighton Glens	0.3%	1	UBSRES	NAP	NAP	NAP	100.0%	11/26/2012
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	Advance America (Advance America, Cash Advance Center of South Carolina, Inc.)	1,200	4/30/2015	100.0%	06/07/2012	34,330
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	NAP	NAP	NAP	95.8%	10/31/2012
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES	NAP	NAP	NAP	100.0%	10/31/2012
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES	NAP	NAP	NAP	86.9%	10/31/2012
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	NAP	NAP	NAP	79.3%	01/31/2013
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP	92.7%	01/31/2013
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC	NAP	NAP	NAP	68.1%	01/31/2013
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Araya Artisan Chocolate (Araya, Inc.)	1,200	2/29/2016	83.1%	01/01/2013
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	NAP	NAP	NAP	87.1%	11/29/2012
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	NAP	NAP	NAP	54.6%	10/02/2012

A-1-15

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	# of	Loan	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Reserves($)(20)	Reserves($)(20)	Reserves($)(20)	Reserves($)(20)	Reserves($)(20)	Reserves($)(20)	Reserves($)(20)	Reserves($)(20)
Rollup	1	Gateway	12.4%	3	UBSRES	2,957		14,442	240,447	60,112	27,991	6,998
Loan	1.01	Gateway I	5.0%	1	UBSRES	1,271		1,793	161,011	40,253	9,330	2,333
Loan	1.02	Gateway II	3.9%	1	UBSRES	823		6,173	46,017	11,504	9,330	2,333
Loan	1.03	Gateway III	3.5%	1	UBSRES	863		6,476	33,420	8,355	9,330	2,333
Loan	2	575 Broadway	9.7%	1	UBSRES	4,236	28,242	28,242	276,270	87,705	147,025	23,337	82,500
Loan	3	Broward Mall	7.3%	1	UBSRES
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC
Loan	5	2000 Market Street	5.9%	1	UBSRES	15,531	472,459	83,206	292,425	146,213	35,746	11,915	104,250
Loan	6	Santa Anita Mall	5.4%	1	UBSRES
Loan	7	Bayview Plaza	4.6%	1	UBSRES	1,800	2,000,000		12,296	2,049	320,833	29,167
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	2,189			32,562	32,562	255,277	56,098
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	$39,304 until 10/5/13 and (1/12)th of 4% of Gross Revenues thereafter			581,797	48,483	150,578	39,288
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis
Loan	10	The Heights	2.5%	1	Barclays Bank PLC		500,000		145,181	48,393
Loan	11	422 Business Center	2.0%	1	UBSRES	13,614	500,000		199,439	35,614	59,735	16,593	11,250
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	2,376	750,000	16,634	150,067	30,013	40,605	15,617
Loan	13	Islandia Marriott	1.7%	1	UBSRES	1/12 of 5% of Gross Income			671,119	111,853	118,384	9,396	14,250
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	3,967			123,392	41,131
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	5,750			75,634	15,127			39,300
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC				148,673	24,779			12,031
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	3,767			102,477	34,159
Loan	18	Nottingham Village	1.2%	1	Natixis	6,605			226,347	18,863	127,197	12,720	215,869
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	93	270,000	1,250	9,880	2,745	1,237	107
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	1/12 of 4% of Gross Income			84,119	14,020	34,477	3,591
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC
Loan	22	Flor de Salinas	1.0%	1	UBSRES	3,542			83,333	16,667	25,789	2,086
Loan	23	144 North 8th Street	1.0%	1	UBSRES	331			864	864	6,598	524
Loan	24	ABC Labs	0.9%	1	UBSRES
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	2,645		4,873	19,601	19,601	2,173	2,173	25,353
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	1,955	200,000	6,264	149,375	21,339	81,054	5,790
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC					10,394		3,000
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	1/12 of 4% of Gross Income			35,127	7,025	12,268	4,718
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	1/12 of 4% of Gross Income			32,147	10,716	45,543
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	2,321	200,000	7,332	11,261	11,162	1,929	2,292	25,406
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	499		5,358	9,167	9,167	4,155	831	24,375
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC
Loan	32	Equinox Summit	0.7%	1	UBSRES	267		1,333
Loan	33	CityScape	0.7%	1	UBSRES	5,396			8,905	8,905		4,751	22,500
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	10,820			70,533	29,887	43,563		11,313
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	2,257	100,000	5,265	33,075	19,868		1,671	16,069
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	1/12 of 4% of Gross Income			19,800	2,605	91,495	8,632	7,656
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	917			21,018	7,006			22,293
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	1/12 of 4% of Gross Income				1/12th of Taxes		1/12th of Insurance Premiums	22,291
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	5,833			66,208	13,242	11,624	5,812	37,480
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	1/12 of 4% of Gross Income				17,673	7,452	3,726
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	7,119			68,193	17,048			13,550
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	1,409		5,703	28,651	7,163	3,456
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	3,348	723,000		90,711	18,142	53,905	8,167	20,534
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	5,395			21,046	10,022	143,119	12,391
Loan	45	Wisconsin MHP	0.5%	6	Natixis	5,792			189,542	15,500	3,691	1,846	45,806
Property	45.01	Colonial Gardens	0.2%	1	Natixis
Property	45.02	Edison Estates	0.1%	1	Natixis
Property	45.03	Hilbert Acres	0.1%	1	Natixis
Property	45.04	Greenleaf	0.0%	1	Natixis
Property	45.05	Lakeview	0.0%	1	Natixis
Property	45.06	Parkview Heights	0.0%	1	Natixis
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	1,023		1,535	18,474	4,618	4,415	883
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	1/12 of 4% of Gross Income			41,973	11,659	4,845	1,863	260,000
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	8,800			17,027	12,520	93,416	8,223	75,506
Loan	49	Hickory Plaza	0.4%	1	UBSRES	1,515		4,770	89,957	7,496	2,934		6,250
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	1,042			25,156	3,144
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	5,072				11,784	13,204	6,602	130,831
Loan	52	Frontier Storage	0.4%	1	UBSRES	978			20,400	9,714	9,226	799
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	288		1,667	15,523	1/12th of Taxes	5,957	1/12th of Insurance Premiums
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES
Loan	55	Blue Heron	0.4%	1	UBSRES	1,888		3,333	26,349	10,134	35,591	5,084	418,635
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	1/12 of 4% of Gross Income			9,843	2,461	24,556	2,948
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	257		1,092	32,083	6,417			4,110
Loan	58	College Crest Apartments	0.4%	1	UBSRES	1,498			16,884	3,216		1,194	71,734
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	977			9,335	3,112	12,654
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	551	100,000	3,676	33,096	8,274	12,728	1,010	69,000
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	883			9,080	3,027	15,176	1,897
Property	61.01	All About Self Storage	0.2%	1	UBSRES
Property	61.02	Crestview	0.1%	1	UBSRES
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	983			20,360	3,878	12,759
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES
Loan	63	Brick Self Storage	0.3%	1	UBSRES	1,094			19,078	9,539	7,274	661
Loan	64	Villa Rosa	0.3%	1	Natixis	5,396			10,600	5,300	46,503	7,750	120,969
Loan	65	Brighton Glens	0.3%	1	UBSRES	3,366			28,775	6,256	17,336	2,281	465,793
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	1,430		119		4,614	2,165
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	750		2,500	23,974	13,206	32,670	2,722
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC				17,912	4,478		2,137	12,719
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	244	97,500	813	26,116	7,254	11,813	1,018	5,000
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	563			8,000	4,000	5,418	1,200
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	608				5,772	3,464	346

A-1-16

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Other	Other	Monthly
			Initial Pool	# of	Loan	Upfront	Upfront Reserves	Other
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Reserves($)(20)	Description(20)	Reserves($)(20)
Rollup	1	Gateway	12.4%	3	UBSRES
Loan	1.01	Gateway I	5.0%	1	UBSRES
Loan	1.02	Gateway II	3.9%	1	UBSRES
Loan	1.03	Gateway III	3.5%	1	UBSRES
Loan	2	575 Broadway	9.7%	1	UBSRES	2,110,425	Façade Renovation Reserve Funds ($1,468,500); Interest Reserve ($391,925); Ground Rent Funds ($250,000)	250,000
Loan	3	Broward Mall	7.3%	1	UBSRES
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	1,350,000	Dick’s Sporting Goods Reserve
Loan	5	2000 Market Street	5.9%	1	UBSRES	2,106,926	Rent Abatement Reserve Funds
Loan	6	Santa Anita Mall	5.4%	1	UBSRES
Loan	7	Bayview Plaza	4.6%	1	UBSRES
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	109,390	2012 Tax Contest Funds	Greater of $47,994 or 1/12 of 4% of Gross Income
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	52,281	Ground Rent Reserve
Loan	11	422 Business Center	2.0%	1	UBSRES
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES
Loan	13	Islandia Marriott	1.7%	1	UBSRES	500,000	Renovation Reserve	50,000
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	1,000,000	Additional Reserve Account
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation
Loan	18	Nottingham Village	1.2%	1	Natixis
Loan	19	240 Park Avenue South	1.1%	1	UBSRES			2,232
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	1,371,200	PIP Reserve
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	200,000	Exhale Holdback Reserve
Loan	22	Flor de Salinas	1.0%	1	UBSRES	70,000	Condominium Common Charges Funds
Loan	23	144 North 8th Street	1.0%	1	UBSRES	99,269	Free Rent Reserve	2,933
Loan	24	ABC Labs	0.9%	1	UBSRES
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC
Loan	28	HGI - Orange Park	0.7%	1	UBSRES
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	75,000	McClenahan Reserve
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	62,500	Ace Hardware and Guitar Center Reserve Fund
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC
Loan	32	Equinox Summit	0.7%	1	UBSRES
Loan	33	CityScape	0.7%	1	UBSRES
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	125,000	Seasonality Reserve	6,667
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation
Loan	38	Best Western Baltimore	0.6%	1	UBSRES
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	350,000	PIP Reserve
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES
Loan	44	Sunchase Apartments	0.5%	1	UBSRES
Loan	45	Wisconsin MHP	0.5%	6	Natixis
Property	45.01	Colonial Gardens	0.2%	1	Natixis
Property	45.02	Edison Estates	0.1%	1	Natixis
Property	45.03	Hilbert Acres	0.1%	1	Natixis
Property	45.04	Greenleaf	0.0%	1	Natixis
Property	45.05	Lakeview	0.0%	1	Natixis
Property	45.06	Parkview Heights	0.0%	1	Natixis
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES
Loan	49	Hickory Plaza	0.4%	1	UBSRES
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES
Loan	52	Frontier Storage	0.4%	1	UBSRES
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES
Loan	55	Blue Heron	0.4%	1	UBSRES
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	150,000	Seasonality Reserve
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC
Loan	58	College Crest Apartments	0.4%	1	UBSRES
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	320,310	Casual Male TI/LC Holdback
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES
Property	61.01	All About Self Storage	0.2%	1	UBSRES
Property	61.02	Crestview	0.1%	1	UBSRES
Loan	62	Guardian Self Storage	0.3%	2	UBSRES
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES
Loan	63	Brick Self Storage	0.3%	1	UBSRES
Loan	64	Villa Rosa	0.3%	1	Natixis	1,000	Lead Paint O&M and ACM O&M Reserves
Loan	65	Brighton Glens	0.3%	1	UBSRES
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES
Loan	71	Berlin Self Storage	0.1%	1	UBSRES

A-1-17

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Monthly	Environmental
			Initial Pool	# of	Loan	Other	Report	Engineering	Loan	Existing Mezzanine
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Reserves Description(20)	Date(21)	Report Date	Purpose	Debt Amount($)(22)
Rollup	1	Gateway	12.4%	3	UBSRES		12/04/2012	12/04/2012	Refinance
Loan	1.01	Gateway I	5.0%	1	UBSRES		12/04/2012	12/04/2012	Refinance
Loan	1.02	Gateway II	3.9%	1	UBSRES		12/04/2012	12/04/2012	Refinance
Loan	1.03	Gateway III	3.5%	1	UBSRES		12/04/2012	12/04/2012	Refinance
Loan	2	575 Broadway	9.7%	1	UBSRES	Monthly Ground Rent Funds; Prada Rollover Funds; Springing Façade Renovation Reserve Funds	12/27/2012	12/27/2012	Refinance
Loan	3	Broward Mall	7.3%	1	UBSRES		02/04/2013	02/04/2013	Refinance
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC		02/26/2013	02/25/2013	Refinance
Loan	5	2000 Market Street	5.9%	1	UBSRES	Springing Marshall Lease Funds	01/23/2013	01/23/2013	Acquisition
Loan	6	Santa Anita Mall	5.4%	1	UBSRES		11/19/2012	11/21/2012	Refinance
Loan	7	Bayview Plaza	4.6%	1	UBSRES		11/30/2012	12/05/2012	Refinance
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	Monthly FF&E	01/11/2013	01/11/2013	Recapitalization
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis		08/10/2012	Various	Refinance
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis		08/10/2012	08/13/2012
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis		08/10/2012	08/07/2012
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis		08/10/2012	08/10/2012
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	Springing Monthly Ground Rent Reserve	01/21/2012	01/22/2012	Refinance
Loan	11	422 Business Center	2.0%	1	UBSRES		11/09/2012	11/09/2012	Refinance
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES		10/10/2012	10/10/2012	Refinance
Loan	13	Islandia Marriott	1.7%	1	UBSRES	Seasonality Reserve; Monthly Renovation Reserve	12/27/2012	12/27/2012	Refinance
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation		02/13/2013	02/13/2013	Acquisition	2,000,000
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation		02/13/2013	02/13/2013	Acquisition	3,300,000
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC		12/11/2012	11/02/2012	Refinance
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation		02/13/2013	02/13/2013	Acquisition	2,700,000
Loan	18	Nottingham Village	1.2%	1	Natixis		10/16/2012	10/19/2012	Refinance
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	Condominium Common Charge Funds; Springing Monthly Bank of America Rollover Funds	01/08/2013	01/08/2013	Refinance
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES		02/13/2013	02/13/2013	Acquisition
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Springing Operating Expense Reserve	03/02/2013	03/02/2013	Refinance
Loan	22	Flor de Salinas	1.0%	1	UBSRES	Springing Monthly Condominium Common Charges	12/13/2012	12/12/2012	Acquisition
Loan	23	144 North 8th Street	1.0%	1	UBSRES	Common Charges Fund	01/03/2013	01/03/2013	Refinance
Loan	24	ABC Labs	0.9%	1	UBSRES		10/31/2012	10/31/2012	Acquisition
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC		01/31/2013	01/21/2013	Refinance
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC		02/21/2013	02/20/2013	Refinance
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC		01/22/2013	01/22/2013	Refinance
Loan	28	HGI - Orange Park	0.7%	1	UBSRES		01/22/2013	01/22/2013	Refinance
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES		12/19/2012	12/19/2012	Refinance
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC		01/22/2013	01/21/2013	Acquisition
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	Springing Ace Hardware and Guitar Center Monthly Deposits	Various	Various	Acquisition/Refinance
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC		11/16/2012	11/15/2012
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC		11/09/2012	11/12/2012
Loan	32	Equinox Summit	0.7%	1	UBSRES		01/24/2013	01/24/2013	Recapitalization
Loan	33	CityScape	0.7%	1	UBSRES		11/07/2012	11/13/2012	Refinance
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	Ground Rent Funds	01/24/2013	01/24/2013	Refinance
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC		02/11/2013	02/11/2013	Acquisition
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC		02/11/2013	02/11/2013
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC		02/11/2013	02/11/2013
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC		02/11/2013	02/11/2013
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES		02/11/2013	02/11/2013	Refinance
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation		02/22/2013	02/22/2013	Refinance
Loan	38	Best Western Baltimore	0.6%	1	UBSRES		01/07/2013	01/07/2013	Refinance
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	Springing DSCR Reserve	02/14/2013	02/14/2013	Refinance
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC		03/08/2013	02/19/2013	Refinance
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC		02/21/2013	02/22/2013	Refinance
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES		12/14/2012	12/14/2012	Refinance
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	Springing Hilton Rollover Funds	01/07/2013	01/08/2013	Acquisition
Loan	44	Sunchase Apartments	0.5%	1	UBSRES		01/14/2013	01/11/2013	Refinance
Loan	45	Wisconsin MHP	0.5%	6	Natixis		Various	10/26/2012	Acquisition
Property	45.01	Colonial Gardens	0.2%	1	Natixis		11/21/2012	10/26/2012
Property	45.02	Edison Estates	0.1%	1	Natixis		11/21/2012	10/26/2012
Property	45.03	Hilbert Acres	0.1%	1	Natixis		11/21/2012	10/26/2012
Property	45.04	Greenleaf	0.0%	1	Natixis		11/21/2012	10/26/2012
Property	45.05	Lakeview	0.0%	1	Natixis		11/21/2012	10/26/2012
Property	45.06	Parkview Heights	0.0%	1	Natixis		11/21/2012	10/26/2012
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC		02/13/2013	02/08/2013	Refinance
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES		10/19/2012	10/18/2012	Acquisition
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES		10/15/2012	10/15/2012	Refinance
Loan	49	Hickory Plaza	0.4%	1	UBSRES		12/07/2012	12/10/2012	Refinance
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation		02/22/2013	02/22/2013	Refinance
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES		11/14/2012	11/14/2012	Refinance
Loan	52	Frontier Storage	0.4%	1	UBSRES		10/31/2012	11/02/2012	Refinance
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC		02/06/2013	Various	Refinance
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC		02/06/2013	01/08/2013
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC		02/06/2013	01/07/2013
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC		02/06/2013	01/08/2013
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES		10/15/2012	10/15/2012	Recapitalization
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES		10/15/2012	10/15/2012
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES		10/15/2012	10/15/2012
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES		10/15/2012	10/15/2012
Loan	55	Blue Heron	0.4%	1	UBSRES	Springing Additional Monthly Rollover Deposit	10/30/2012	10/26/2012	Refinance
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	Springing Seasonality Reserve and Springing PIP Reserve	02/22/2013	02/26/2013	Refinance
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC		01/16/2013	01/21/2013	Refinance
Loan	58	College Crest Apartments	0.4%	1	UBSRES		11/21/2012	11/21/2012	Refinance
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES		11/09/2012	11/09/2012	Refinance
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES		10/30/2012	10/30/2012	Refinance
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES		12/03/2012	Various	Refinance
Property	61.01	All About Self Storage	0.2%	1	UBSRES		12/03/2012	11/29/2012
Property	61.02	Crestview	0.1%	1	UBSRES		12/03/2012	11/28/2012
Loan	62	Guardian Self Storage	0.3%	2	UBSRES		11/14/2012	Various	Recapitalization
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES		11/14/2012	11/14/2012
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES		11/14/2012	11/12/2012
Loan	63	Brick Self Storage	0.3%	1	UBSRES		09/19/2012	09/19/2012	Refinance
Loan	64	Villa Rosa	0.3%	1	Natixis		01/14/2013	01/15/2013	Refinance
Loan	65	Brighton Glens	0.3%	1	UBSRES		12/13/2012	12/11/2012	Refinance
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES		09/20/2012	09/20/2012	Acquisition
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES		12/06/2012	12/06/2012	Refinance
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES		12/06/2012	12/06/2012
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES		12/06/2012	12/06/2012
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC		01/31/2013	Various	Acquisition
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC		01/31/2013	01/30/2012
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC		01/31/2013	01/31/2013
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES		01/17/2013	01/17/2013	Acquisition
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES		11/20/2012	11/20/2012	Acquisition
Loan	71	Berlin Self Storage	0.1%	1	UBSRES		09/19/2012	09/18/2012	Refinance

A-1-18

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage
			Initial Pool	# of	Loan
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Borrower
Rollup	1	Gateway	12.4%	3	UBSRES	Gateway Center Properties I, L.L.C.; Gateway Center Properties II, L.L.C.; Gateway Center Properties III, L.L.C.
Loan	1.01	Gateway I	5.0%	1	UBSRES	Gateway Center Properties I, L.L.C.
Loan	1.02	Gateway II	3.9%	1	UBSRES	Gateway Center Properties II, L.L.C.
Loan	1.03	Gateway III	3.5%	1	UBSRES	Gateway Center Properties III, L.L.C.
Loan	2	575 Broadway	9.7%	1	UBSRES	575 Broadway Associates L.P.
Loan	3	Broward Mall	7.3%	1	UBSRES	Broward Mall LLC
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	River Crossing Shoppes, LLC
Loan	5	2000 Market Street	5.9%	1	UBSRES	Rosemont 2000 Market Operating LLC
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	Santa Anita Borrower LLC; Santa Anita Shoppingtown LP
Loan	7	Bayview Plaza	4.6%	1	UBSRES	Bayview I, LLC; Bayview III, LLC
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	AFP 103 Corp.
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	84 Investments, Inc. ; MPC Hotels, Inc. ;FLL Hotels, Inc.
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	FC Court Street Associates, LLC
Loan	11	422 Business Center	2.0%	1	UBSRES	422BC1M, LLC
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	DACRA Design 4141 LLC
Loan	13	Islandia Marriott	1.7%	1	UBSRES	Columbia Properties Islandia, L.P.
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	Panther Memphis/Villas LLC
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	Panther Madison/Huntsville LLC
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	The Kanfer Company, LLC
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	Panther Memphis/Carrington LLC
Loan	18	Nottingham Village	1.2%	1	Natixis	The Nottingham Village, LLC
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	240 Park Avenue South Owner LP
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	Pacifica SR RR LLC
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Venice Renaissance, LLC
Loan	22	Flor de Salinas	1.0%	1	UBSRES	Virtu Flor De Salinas Owner, LLC; Flor De Salinas Associates, LP
Loan	23	144 North 8th Street	1.0%	1	UBSRES	AHUVA Realty LLC
Loan	24	ABC Labs	0.9%	1	UBSRES	Store SPE Columbia, LLC
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	1460 Barnum Avenue LLC
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	North Circular Boca Raton LP
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	El Paseo Collection North, A California Limited Partnership
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	Akhil Hospitality, LLC
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	AD-MAR Properties, LLC
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	WVP Bay Tech, LLC
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	TSP LP I, L.P. and TSP LP II, L.P.
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC
Loan	32	Equinox Summit	0.7%	1	UBSRES	Equinox Summit NJ, LLC
Loan	33	CityScape	0.7%	1	UBSRES	Nessel Development XI, LLC
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	C.Y. Heritage Inn of Kingston, L.L.C.
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Hoyt Family II LLC, Hoyt Residual II LLC, Naomi M. Denenberg, LLC, GS PBN, LLC and CP Ohio Partners, LLC
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	Pacifica Tampa Limited Partnership
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	Veritas Group IV, L.L.C.
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	Northstar Travel Plaza LLC
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	Clear Creek Apts, L.P.
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	Crosspoint Hotel Developers, Inc.
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	Sri Ganapathi Limited Partnership
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Mountain Park Station LLC
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	Bluebird Metrowest Orlando LLC
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	FS1 Sunchase Associates, L.P.
Loan	45	Wisconsin MHP	0.5%	6	Natixis	Wisconsin MHP 6, LLC
Property	45.01	Colonial Gardens	0.2%	1	Natixis
Property	45.02	Edison Estates	0.1%	1	Natixis
Property	45.03	Hilbert Acres	0.1%	1	Natixis
Property	45.04	Greenleaf	0.0%	1	Natixis
Property	45.05	Lakeview	0.0%	1	Natixis
Property	45.06	Parkview Heights	0.0%	1	Natixis
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	RBP, L.L.C.
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	DREP-BC Indy Owner LLC
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	Kamco La Costa, LTD
Loan	49	Hickory Plaza	0.4%	1	UBSRES	Hickory Station LLC
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	Veritas Group II-B, LLC
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	SG Kings Pointe, LLC
Loan	52	Frontier Storage	0.4%	1	UBSRES	FPA Frontier Associates, L.P.
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	Retail Branches LLC
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	Lakeinvest-C, LLC; Palminvest, LLC; Charlinvest, LLC
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES
Loan	55	Blue Heron	0.4%	1	UBSRES	Stateside Capital Group, Inc.
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	Honest Hospitality, L.L.C.
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	Jefferson Capital, LLC
Loan	58	College Crest Apartments	0.4%	1	UBSRES	MKD College Crest, LLC; FPA College Crest Associates, LLC
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	Church Ranch Self-Storage, LLC
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	Clocktower Shopping Center Limited Partnership
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	D&D Crestview, LLC; TDG AA I, LLC
Property	61.01	All About Self Storage	0.2%	1	UBSRES
Property	61.02	Crestview	0.1%	1	UBSRES
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	Guardian Storage III, LLC; Guardian Storage IV, LLC
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES
Loan	63	Brick Self Storage	0.3%	1	UBSRES	Mini U Storage Brick Limited Partnership
Loan	64	Villa Rosa	0.3%	1	Natixis	5151 South Willow Wood Apartments, LTD.
Loan	65	Brighton Glens	0.3%	1	UBSRES	Brighton Glens, LLC
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	WHLR-Twin City Associates, LLC
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	Vasop Construction Corp.; Fountain Ave., LLC
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	Square Foot Spring Hill, LLC
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Vista Grand Parkway, LTD.
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	Storage Pros Londonderry LLC
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	Mini U Storage Berlin RE LLC

A-1-19

UBS-Barclays Commercial Mortgage Trust 2013-C6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage
			Initial Pool	# of	Loan
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Guarantor(23)
Rollup	1	Gateway	12.4%	3	UBSRES	The Related Companies, L.P.
Loan	1.01	Gateway I	5.0%	1	UBSRES	The Related Companies, L.P.
Loan	1.02	Gateway II	3.9%	1	UBSRES	The Related Companies, L.P.
Loan	1.03	Gateway III	3.5%	1	UBSRES	The Related Companies, L.P.
Loan	2	575 Broadway	9.7%	1	UBSRES	Peter M. Brant
Loan	3	Broward Mall	7.3%	1	UBSRES	Westfield America, Inc.
Loan	4	The Shoppes at River Crossing	6.0%	1	Barclays Bank PLC	GGP Limited Partnership
Loan	5	2000 Market Street	5.9%	1	UBSRES	Rosemont Realty, LLC
Loan	6	Santa Anita Mall	5.4%	1	UBSRES	Westfield America, Inc.
Loan	7	Bayview Plaza	4.6%	1	UBSRES	Michael Z. Ysrael; Alfred C. Ysrael; Tanota Hotels, LLC; Bowling Investments, LLC
Loan	8	DoubleTree Hotel & Miami Airport Convention Center	3.1%	1	UBSRES	United Capital Corp.
Loan	9	Luckey’s Management Portfolio	2.7%	3	Natixis	Sanjaykumar Patel and Sadhanaben Patel
Property	9.01	Crowne Plaza Fort Lauderdale Airport	1.2%	1	Natixis
Property	9.02	Hampton Inn & Suites Fort Lauderdale / Miramar	1.0%	1	Natixis
Property	9.03	Candlewood Suites Fort Lauderdale Air Seaport	0.5%	1	Natixis
Loan	10	The Heights	2.5%	1	Barclays Bank PLC	Forest City Enterprises, Inc.
Loan	11	422 Business Center	2.0%	1	UBSRES	Donald Neilson, Sr.
Loan	12	4141 Northeast 2nd Avenue	1.8%	1	UBSRES	Craig Robins
Loan	13	Islandia Marriott	1.7%	1	UBSRES	CSC Holdings, LLC
Loan	14	Villas at Grays Creek	1.4%	1	Redwood Commercial Mortgage Corporation	David R. Masse and Louis F. Karger
Loan	15	Springs at Huntsville	1.4%	1	Redwood Commercial Mortgage Corporation	David R. Masse and Louis F. Karger
Loan	16	Purell Headquarters	1.2%	1	Barclays Bank PLC	The Kanfer Company, LLC
Loan	17	Carrington at Houston Levee	1.2%	1	Redwood Commercial Mortgage Corporation	David R. Masse and Louis F. Karger
Loan	18	Nottingham Village	1.2%	1	Natixis	Cyril Chiosa
Loan	19	240 Park Avenue South	1.1%	1	UBSRES	Yitzchak Tessler
Loan	20	Courtyard Marriott Santa Rosa	1.1%	1	UBSRES	Pacifica Hosts, Inc.
Loan	21	Venice Renaissance	1.0%	1	Barclays Bank PLC	Keith Natvig and Brenda Natvig
Loan	22	Flor de Salinas	1.0%	1	UBSRES	Michael Green; Scott McWhorter
Loan	23	144 North 8th Street	1.0%	1	UBSRES	Edith Gross
Loan	24	ABC Labs	0.9%	1	UBSRES	Store Capital Corporation
Loan	25	Brilco Business Center	0.9%	1	Barclays Bank PLC	Jan E. Cohen and Arnold H. Foster
Loan	26	1801 Military Office Building	0.8%	1	Barclays Bank PLC	Michael Mammom, Anthony Mammom, and Laurence Mammom
Loan	27	El Paseo Collection North	0.8%	1	Barclays Bank PLC	Fred A. Fern
Loan	28	HGI - Orange Park	0.7%	1	UBSRES	Samir H. Patel
Loan	29	Hampton Inn & Suites Arlington	0.7%	1	UBSRES	Ahmed Yanouri
Loan	30	Bay Tech North	0.7%	1	Barclays Bank PLC	Jonathan M. Rayden
Loan	31	TitanStar Retail Portfolio	0.7%	2	Barclays Bank PLC	TitanStar Properties Inc.
Property	31.01	Swanway Plaza	0.5%	1	Barclays Bank PLC
Property	31.02	Kohl’s San Tan Plaza	0.2%	1	Barclays Bank PLC
Loan	32	Equinox Summit	0.7%	1	UBSRES	Related Special Assets LLC
Loan	33	CityScape	0.7%	1	UBSRES	Ariel Thomas Nessel
Loan	34	Tharaldson - Kingston Courtyard	0.7%	1	UBSRES	Tharaldson Family, Inc.
Loan	35	Cincinnati Flex Portfolio	0.6%	3	Barclays Bank PLC	Brett A. Keeshin and Brett R. Baumgarten
Property	35.01	Skyport 4	0.3%	1	Barclays Bank PLC
Property	35.02	Union Centre 1	0.2%	1	Barclays Bank PLC
Property	35.03	Union Centre 4	0.2%	1	Barclays Bank PLC
Loan	36	La Quinta Inn - Cocoa Beach	0.6%	1	UBSRES	Pacifica Hosts, Inc.
Loan	37	5909 Blair Road	0.6%	1	Redwood Commercial Mortgage Corporation	Preston A. Schell, Robert Christian Hudson, Stephen M. Schwartz, Joseph M. Schell, Stephen A. Hardy and David B. Thompson
Loan	38	Best Western Baltimore	0.6%	1	UBSRES	Alpesh Patel
Loan	39	Clear Creek Landing	0.6%	1	Redwood Commercial Mortgage Corporation	Brian Martin
Loan	40	Staybridge Suites Indianapolis	0.6%	1	Barclays Bank PLC	Michael A. Dora
Loan	41	Hearthstone Apartments	0.6%	1	Barclays Bank PLC	Chowdary Yalamanchili
Loan	42	Mountain Park Shopping Center	0.6%	1	UBSRES	Phillips Edison Limited Partnership
Loan	43	Hilton Grand Vacations HQ	0.6%	1	UBSRES	Consolidated-Tomoka Land Co.
Loan	44	Sunchase Apartments	0.5%	1	UBSRES	Michael G. Tombari; Kenneth L. Hatfield
Loan	45	Wisconsin MHP	0.5%	6	Natixis	David H. Reynolds
Property	45.01	Colonial Gardens	0.2%	1	Natixis
Property	45.02	Edison Estates	0.1%	1	Natixis
Property	45.03	Hilbert Acres	0.1%	1	Natixis
Property	45.04	Greenleaf	0.0%	1	Natixis
Property	45.05	Lakeview	0.0%	1	Natixis
Property	45.06	Parkview Heights	0.0%	1	Natixis
Loan	46	Allison Bonnett Plaza	0.5%	1	Barclays Bank PLC	William A. Butler, William E. Coleman, III, and Hubert W. Goings, Jr.
Loan	47	Hampton Inn- Indianapolis South	0.5%	1	UBSRES	Leslie Ng; Paul A. Nussbaum
Loan	48	Mira Vista Apartments	0.4%	1	UBSRES	Paul Cohen; Bryan J. Kaminski
Loan	49	Hickory Plaza	0.4%	1	UBSRES	Phillips Edison Limited Partnership
Loan	50	1020 Bear Road	0.4%	1	Redwood Commercial Mortgage Corporation	Preston A. Schell, Robert Christian Hudson, Stephen M. Schwartz, Joseph M. Schell and David B. Thompson
Loan	51	Kings Pointe Apartments	0.4%	1	UBSRES	Joshua Jordan Griggs; Derron Martell Sanders
Loan	52	Frontier Storage	0.4%	1	UBSRES	Gregory A. Fowler
Loan	53	Bank of America LA Branch Portfolio	0.4%	3	Barclays Bank PLC	Brian A. Sweeney
Property	53.01	Bank of America - Sunset Odgen Branch	0.2%	1	Barclays Bank PLC
Property	53.02	Bank of America - La Brea Rosewood Branch	0.1%	1	Barclays Bank PLC
Property	53.03	Bank of America - Valley Almansor Branch	0.1%	1	Barclays Bank PLC
Loan	54	Charleston, Quincy, Lakeland Retail Portfolio	0.4%	3	UBSRES	Philippe Ginestet
Property	54.01	7398 Rivers Avenue	0.1%	1	UBSRES
Property	54.02	5201 Broadway Street	0.1%	1	UBSRES
Property	54.03	3434 South Florida Avenue	0.1%	1	UBSRES
Loan	55	Blue Heron	0.4%	1	UBSRES	Norman Weinstein
Loan	56	Hampton Inn - Hot Springs	0.4%	1	Barclays Bank PLC	Atul Patel, Dr. Minal Desai, Yogin Patel
Loan	57	Jefferson Street Retail	0.4%	1	Barclays Bank PLC	Michael Scheid
Loan	58	College Crest Apartments	0.4%	1	UBSRES	Gregory A. Fowler
Loan	59	Storage Etc - Church Ranch	0.4%	1	UBSRES	David Ristig
Loan	60	Clocktower Village Shopping Center	0.3%	1	UBSRES	John F. Lund
Loan	61	All About Storage Portfolio	0.3%	2	UBSRES	T. Davis Gordon
Property	61.01	All About Self Storage	0.2%	1	UBSRES
Property	61.02	Crestview	0.1%	1	UBSRES
Loan	62	Guardian Self Storage	0.3%	2	UBSRES	Paul David Hedges; Dawson William Hedges
Property	62.01	3050 Twin Oaks Drive Northwest	0.2%	1	UBSRES
Property	62.02	4101 Flucrum Way Northeast	0.1%	1	UBSRES
Loan	63	Brick Self Storage	0.3%	1	UBSRES	Dahn Corporation; Brian A. Dahn
Loan	64	Villa Rosa	0.3%	1	Natixis	Thu Xuan Hoang
Loan	65	Brighton Glens	0.3%	1	UBSRES	Arie Leibovitz; Arie Leibovitz, as Trustee of the Arie Leibovitz Trust Agreement date June 4, 1986; Sills Enterprises LLC
Loan	66	Twin Cities Crossing	0.3%	1	UBSRES	Wheeler REIT, L.P.
Loan	67	507 Wortman Avenue Portfolio	0.2%	2	UBSRES	Salvatore Vasapolli; Angelo J. Vasapolli
Property	67.01	507 Wortman Avenue	0.2%	1	UBSRES
Property	67.02	603-609 Fountain Avenue	0.1%	1	UBSRES
Loan	68	All Stor Self Storage Portfolio	0.2%	2	Barclays Bank PLC	Steven G. Osgood
Property	68.01	Davenport Self Storage	0.1%	1	Barclays Bank PLC
Property	68.02	Spring Hill Self Storage	0.1%	1	Barclays Bank PLC
Loan	69	Plazas at Grand Parkway	0.2%	1	UBSRES	Vista Equities Group, Inc.
Loan	70	StorageMAX Londonderry	0.2%	1	UBSRES	David M. Levenfeld; Ian Burnstein
Loan	71	Berlin Self Storage	0.1%	1	UBSRES	Dahn Corporation; Brian A. Dahn

A-1-20

Footnotes to UBS-Barclays Commercial Mortgage Trust 2013-C6

(1)
UBSRES-UBS Real Estate Securities Inc. or one of its affiliates; Barclays Bank PLC; Redwood Commercial Mortgage Corporation; Natixis-Natixis Real Estate Capital LLC

(2)
With respect to any Mortgaged Property securing a multi-property loan or group of cross-collateralized and cross-defaulted mortgage loans, the amounts under the headings “Original Balance”, “Cut-off Date Balance” and “Maturity Balance” reflect the Allocated Loan Amount (or note amount for a crossed loan) for such Mortgaged Property.

Loan No. 1 – Gateway – The Gateway loan is comprised of three cross-collateralized and cross-defaulted mortgage loans.

(3)
Loan No. 31 – TitanStar Retail Portfolio – The TitanStar Retail Portfolio loan was originated on January 25, 2013 for $2,000,000 and was collateralized by the Kohl’s San Tan Plaza mortgage property.  On March 22, 2013, the loan was amended and restated to increase the loan balance by $7,095,000 and to include the Swanway Plaza mortgage property as additional collateral.  The interest rate was amended to 4.6630%.  The loan terms and calculations thereof are based on the restated and amended loan agreement dated March 22, 2013.  The Cut-Off Date Balance reflects two principal and interest payments on the original loan terms.

(4)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the primary servicing fee, sub-servicer fee, master servicing fee, trustee/certificate administrator fee and operating advisor fee with respect to each Mortgage Loan.

Loan No. 35 – Cincinnati Flex Portfolio – The Cincinnati Flex Portfolio is subserviced and the subserviced fee is the greater of .05% basis points or $3,000 annually.  For purposes of the Administrative Fee Rate, the subserviced fee is assumed to be .05% basis points.

(5)
The Annual Debt Service is calculated as 12 times the Monthly Debt Service.

(6)
Loan No. 6 – Santa Anita Mall – The Underwritten NOI DSCR and Underwritten NCF DSCR are calculated using an Annual Debt Service of $10,559,982, which represents the aggregate Annual Debt Service of the Santa Anita Mall Loan Combination. The Cut-Off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Balance per Unit, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the aggregate principal balance of the Santa Anita Mall Loan Combination as of the Cut-off Date or Maturity Date, as applicable.

(7)
The Monthly Debt Service for Mortgage Loans with partial interest only periods is shown based on the monthly debt service payments immediately following the expiration of the interest only period.

(8)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the counter cash and equivalents are deposited by the property manager or borrower into the lockbox.

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“Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Springing Soft” means that upon the occurrence of a trigger event (as defined in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account.

“Soft, Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit these rents into such lockbox account. Upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to such lockbox.

“Springing Hard” means that upon a trigger event (as defined in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox.

(9)
“In Place” means that the related property cash flows go through a waterfall before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan.

“Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until such trigger event is cured and no other trigger event has occurred (to the extent a cure is permitted under the related Mortgage Loan documents).

(10)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default, and before default interest begins accruing. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Prospectus Supplement.

(11)
Loan No. 4 – The Shoppes at River Crossing – The borrower may obtain a release of the lien of the security instrument and the other loan documents from one or more portions of The Shoppes at River Crossing mortgage property (each such portion, an “Exchange Parcel”) on one or more occasions provided that certain conditions are satisfied in connection with each substitution. Such conditions include, amongst other things (i) no event of default, (ii) Exchange Parcel shall be vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, (iii) simultaneously with the substitution, borrower shall convey all of borrower’s right, title and interest in, to and under the Exchange Parcel to a person other than borrower or a person owned directly or indirectly by borrower and (iv) simultaneously with the substitution, borrower shall acquire fee simple or leasehold interest to a parcel of real property (the “Acquired Parcel”) at the shopping center of which the Exchange Parcel is a part reasonably equivalent in use, value and condition to the Exchange Parcel.

Borrower may acquire one or more Expansion Parcels (each such acquisition, an “Expansion”) provided that borrower complies with the following terms and conditions, amongst other things: (i) no event of default, (ii) on the Expansion Date, borrower shall acquire fee simple or leasehold interest to the applicable Expansion Parcel and (iii) borrower shall have executed and delivered the substitute loan documents.

Loan No. 21 – Venice Renaissance - The Venice Renaissance mortgage property is comprised of 23 multifamily units and 26,203 sq. ft. of retail space.  Total collateral sq. ft. is 36,853. There are also 65 individually owned

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residential condo units that are not part of the collateral.  The Venice Renaissance mortgage property operates as a condominium subject to a HOA Agreement.  The borrower does not have a controlling interest on the condominium board. All metrics including the Cut-off Balance per Unit reflect the total collateral sq. ft.

(12)
Loan No. 7 – Bayview Plaza – All metrics including the Cut-off Balance per sq. ft. reflect the total square footage of the building improvements on all four components of the Bayview Plaza property, inclusive of the two fee simple retail properties as well as those portions of the two retail projects that are situated on the sites subject to long term ground leases.

Loan No. 48 – Mira Vista Apartments – All Metrics including the Cut-off Balance per Unit reflect the number of apartment units only.  The Mira Vista Apartments property includes a 2,119 sq. ft. leasing office, two laundry rooms, a tennis court and two outdoor pools.

Loan No. 58 – College Crest Apartments – All Metrics including the Cut-off Balance per Unit reflect the number of units only.  The College Crest Apartments property includes a 600 sq. ft. maintenance storage shop.

Loan No. 59 – Storage Etc – Church Ranch – All Metrics including the Cut-off Balance per Unit reflect the number of storage units only.  The Storage Etc – Church Ranch property includes a 3,048 sq. ft. office/maintenance/apartment building.

(13)
Prepayment Provisions are shown from and including the respective Mortgage Loan First Payment Date to and including the respective Maturity Date.
“L(x)” means lock-out for x payments.
“D(x)” means may be defeased for x payments.
“YM1(x)” means may be prepaid for x payments with payment of greater of yield maintenance charge and 1% of the amount prepaid.
“O(x)” means freely prepayable for x payments, including the Maturity Date.

(14)
Loan No. 54 – Charleston, Quincy, Lakeland Retail Portfolio – The Charleston, Quincy, Lakeland Retail Portfolio was recently acquired by the borrower. Historical operating statements were not available.

(15)
Loan No. 2 - 575 Broadway – The 575 Broadway property is subject to a ground lease which commenced on April 13, 1988 and expires on June 30, 2060. The annual ground rent for 2013 of $3.0 million is payable monthly and increases each year on January 1 as set forth in the ground lease ($3,363,750 for 2014, $3,740,231.25 for 2015, and $3,881,250 for 2016).  After the ground rent reaches $4,140,000 on January 1, 2017 the annual rent increases according to the CPI subject to certain limits and maximums.

Loan No. 6 – Santa Anita Mall – The total sq. ft. of the Santa Anita Mall property is 1,472,167 which includes JC Penney (191,240 sq. ft), Macy’s (188,200 sq. ft.) and Nordstrom (136,384 sq. ft.) all of which comprise the borrower’s leased fee interest.  Collateral is 956,343 sq. ft.

Loan No. 7 – Bayview Plaza – The Bayview Plaza collateral consists of four retail components.  Two are borrower’s fee simple interests in retail shopping centers that are encumbered solely by short-term retail leases.  The other two components are borrower’s leased fee interests in retail projects that are held by DFS Group, an affiliate of Louis Vuitton Moet Hennessy (“LVMH”) and Comete Guam, Inc. subject to long term ground leases.  The first ground lease expires in 2065, the second in 2075.

Loan No. 10 – The Heights – The Heights property is under a 49-year ground lease, which commenced on January 28, 1999 and expires on January 27, 2048. The current annual rent is $627,368. The ground lease rent steps up

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every five years (“Rent Period”) based on the greater of (i) 112% of the preceding Rent Period or (ii) the percentage change in the Consumer Price Index from the preceding Rent Period. The next step-up is in January 2016. Notwithstanding the foregoing, for the Rent Period commencing on the 17th anniversary of the commencement date (i.e., the third Rent Period), net annual rent per year of that Rent Period shall not exceed 120% of the net annual rent payable to landlord in the immediately preceding Rent Period; provided, however,  that (i) the foregoing cap shall not apply to any succeeding Rent Periods, and (ii) net annual rent for the fourth Rent Period and each Rent Period thereafter shall be determined as if the foregoing cap had not been in effect during the third Rent Period.

Loan No. 11 – 422 Business Center – The 422 Business Center property consists of the fee and leasehold estates in one condominium unit in a twelve condominium structure.

Loan No. 11 – 422 Business Center – The 422 Business Center property is master leased by the borrower from an affiliate, whose fee simple estate is also encumbered by the mortgage.

Loan No. 19 – 240 Park Avenue South – 240 Park Avenue South property consists of the fee simple estate in the retail condominium unit and storage unit in a three condominium structure.

Loan No. 22 – Flor de Salinas – Flor de Salinas property consists of the fee simple estate in 170 residential condominium units in a 280 residential condominium unit structure.

Loan No. 23 – 144 North 8th Street – The 144 North 8th Street property consists of the fee simple estate in the retail condominium unit in an eight condominium structure.

Loan No. 24 – ABC Labs – The ABC Labs property is located in the Discovery Ridge Research Park, which is an extension of the University of Missouri campus.  The underlying land is owned by the University and is leased to UMB Bank, N.A., as Trustee under Trust Indenture dated as of November 1, 2008 between Boone County, Missouri and UMB Bank, N.A. (“UMB”) pursuant to a ground lease expiring on December 31, 2105, subject to one option to extend for 20 years (the “Ground Lease”).  All ground rent for the primary term of the Ground Lease has been fully pre-paid.  UMB sub-leases the property to the borrower pursuant to a sub-ground lease expiring on December 1, 2018 (the “Sub-Ground Lease”).   At such time as the Sub-Ground Lease expires or is otherwise terminated and upon cancellation of the bonds issued pursuant to the Trust Indenture, payment of any amounts due and payable through the end of the then current calendar year pursuant to the Performance Agreement entered into in connection with the “PILOT” program relating to the ABC Labs property and payment of $100.00 plus the fees and expenses of UMB and Boone County, borrower shall be in direct privity with the lessor under the Ground Lease and shall have the entire, right, title and interest afforded to the lessee under the Ground Lease.  The borrower acquired the lessee’s interest in the Sub-Ground Lease from RPL 4780 Discovery Drive, LLC for a purchase price of $18.3 million.

Loan No. 34 – Tharaldson-Kingston Courtyard – The Tharaldson-Kingston Courtyard property is subject to a 55-year ground lease that commenced in March 2006 and expires March 2061  Current annual payments under the ground lease are $80,000, which amount will increase to $84,000 in March 2021 through the end of the initial term and which amount will increase by 5.0% starting in March 2031 and every five years thereafter.

(16)
The following tenants that occupy greater than 5% of the net rentable area at the related Mortgaged Property are borrower affiliates:

Loan No. 7 – Bayview Plaza – There are currently seven tenants in occupancy at the property that are owned by Donna Ysrael Baker, who is the daughter of the loan Sponsors.  Donna owns two operating companies, which in turn own tenants at the property.  DIZZY Inc. owns:  DNA (2,760 sq. ft.), DNA Evolution Kids (2,400 sq. ft.), DNA Evolution (3,214 sq. ft.), KICKS-HI (1,337 sq. ft.), Volcom (1,230 sq. ft.) and DV8 Boardshop (984 sq. ft.).  Additionally, Donna owns Eat Street Inc., which operates several small eateries under the Hot Diggity Dog lease

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(220 sq. ft.).  In total, the borrower affiliated tenants account for 12.0% of the effective gross income and 5.5% of the rentable sq. ft.

Loan No. 11 – 422 Business Center – The largest tenant, Valley Forge Promotions, LTD., is an affiliate of the borrower that occupies 13.2% of net rentable area and represents 13.7% of the in-place base rent.

Loan No. 11 – 422 Business Center – The second largest tenant, American Treasure Tour, is an affiliate of the borrower that occupies 10.7% of net rentable area and represents 4.7% of the in-place base rent.

Loan No. 25 – Brilco Business Center – The third largest tenant, Bridgeport Lumber, is related to the guarantor.

Loan No. 32 – Equinox Summit – The sole tenant, Equinox Summit, Inc., is an affiliate of the borrower that occupies 100% of net rentable area and represents 100% of in-place base rent.

(17)
The following tenants listed on Annex A-1 are not yet in occupancy or the lease expiration date relates to a renewal lease that has not yet been executed:

Loan No. 3 – Broward Mall – Regal Cinemas has executed a 15-year lease at the Broward Mall property to occupy 55,509 sq. ft. that is currently under construction and expected to be completed by December 2013.   The total annual income from the Regal Cinemas lease (inclusive of underwritten recoveries) is estimated to be $1,498,743. The Broward Mall loan is guaranteed by the sponsor pursuant to a completion guaranty. The sponsor’s liability under the completion guaranty will be limited to $17.0 million, which will be reduced to $6.0 million on the date the springing payment guaranty becomes effective. The completion guaranty guarantees the obligation of the borrower to (A) complete the reconfiguration and expansion of a theater project at the property, as more particularly described in the loan documents and (B) timely complete all work and conditions required to be performed, completed or satisfied by the landlord under and in accordance with the terms of lease with Regal Cinemas provided such has not been terminated and is in full force and effect.  In the event that (x) the lease has been terminated prior to the completion of the project and the project is not completed or (y) borrower elects not to complete the project (other than the work required by the lease), the borrower shall diligently perform the project restoration and all work and conditions required to be performed, completed or satisfied by the borrower to perform the restoration. Further, the completion guaranty will terminate if the following conditions are met, (x) the “Delivery Date” (as such term is defined in the Regal Cinemas lease) has occurred, (y) the payment of rent by Regal Cinemas as required by Sections 5.02 and 5.03 of the Regal Cinemas lease has commenced, and (z) all costs and expenses to perform, complete or satisfy all applicable work and conditions as required by Section 3.08(a) of the Regal Cinemas lease have been paid. The completion guaranty will also expire if the borrower has leased the premises intended to be demised to Regal Cinemas to one or more replacement tenants or having constructed replacement premises at the property and leased such newly constructed space to one or more replacement tenants with a minimum term of 10 years for each lease and with a total rent, including all reimbursements, of $1,498,743 per annum among other terms and conditions.

Loan No. 51 – Kings Pointe Apartments – The underwritten property cash flow and occupancy metrics include 8 tenants that have signed leases but have not yet taken occupancy of their units.

(18)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if borrower violates the lease or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from

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its obligations under the subject lease. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 1 – Gateway – Gateway II – The largest tenant, Bed, Bath & Beyond (37,734 sq. ft.), has the right to terminate the lease if less than 125,000 sq. ft. of the total Gateway Portfolio floor area (638,981 sq. ft. inclusive of non-collateral anchor tenants, 100.0% occupied as of January 1, 2013) is open for retail business and such vacancy continues for more than 365 days.

Loan No. 1 – Gateway – Gateway II – The second largest tenant, Old Navy (26,861 sq. ft.), has the right to terminate the lease with 60 days’ written notice if two named anchor key stores (Home Depot, Target, or BJ’s Wholesale Club (minimum of 120,000 sq. ft.) and one big box (Marshall’s, Circuit City, Bed, Bath and Beyond, Staples, or Babies R Us) or one anchor key store and two big box are not open for business in at least 95% of their leased space.

Loan No. 1 – Gateway – Gateway II – The third largest tenant, Staples (22,712 sq. ft.), has the right to terminate with 90 days’ written notice if (a) two major anchors (100,000 sq. ft. or more) and two minor anchors (as specified in the Staples lease), or (b) one major anchor and three minor anchors are not open and operating and such tenant is not replaced by a comparable user (in Staples reasonable judgment).

Loan No. 1 – Gateway – Gateway II – The fourth largest tenant, Famous Footwear (11,466 sq. ft.), has the right to terminate the lease if less than 200,000 sq. ft. of total Gateway Portfolio floor area (638,981 sq. ft. inclusive of non-collateral anchor tenants, 100.0% occupied as of January 1, 2013) is open for retail business and such vacancy continues for more than 365 days.

Loan No. 1 – Gateway – Gateway III – The second largest tenant, Marshalls (35,021 sq. ft.), has the right to terminate the lease with 90 days notice if more than 200,000 sq. ft. of the total Gateway Portfolio floor area (638,981 sq. ft. inclusive of non-collateral anchor tenants, 100.0% occupied as of January 1, 2013) is not open for business for more than 365 days.

Loan No. 2 – 575 Broadway – The largest tenant, Estee Lauder, has the right to terminate the lease solely with respect to a portion of the premises constituting a full floor, effective  as of October 31, 2016, provided that tenant has given landlord written notice of the exercise no later than October 31, 2015 and simultaneously tenant remits to landlord a Cancellation Fee in the amount equal to the sum of 6 months of base rent and additional rent then in effect, or the base rent and additional rent then in effect with respect to the portion of the premises as aforesaid.

Loan No. 4 – The Shoppes at River Crossing – The fourth largest tenant, Jo-Ann Fabrics & Crafts, may terminate its lease if the average of tenant’s annual gross sales for the premises during the period commencing on the first day of the 25th month of the lease term and ending on the last day of the 48th month of the lease term (“Threshold Period”), does not exceed $100.00 per square foot of gross leasable area of the premises. Tenant may terminate this lease, without further liability of either party to the other, by giving landlord 12 months written notice of termination, which notice must be given within 12 months after the expiration of the Threshold Period, and the lease shall terminate on the date which is 12 months following the date of such notice to terminate.

Loan No. 4 – The Shoppes at River Crossing – The fifth largest tenant, DSW Shoe Warehouse, may terminate its lease if during the fifth lease year gross sales are less than $4,500,000, provided that DSW Show Warehouse is not then in default of the terms of the lease and notice is sent on or before 60 days after the end of the fifth lease year stating the termination date.   Tenant shall pay a termination fee in the amount of $150,000.

Loan No. 5 – 2000 Market Street – The third largest tenant, Presbyterian Pension Board has an option to terminate the Lease effective September 30, 2016 provided that (a) Tenant provides written notice to Landlord on or before 18 months prior to the termination effective date; (b) Tenant provides a cancellation fee equaling any construction allowance and leasing commissions paid in connection with the Third Amendment; and (c) there exists no event of default under the Lease at the time of Tenant’s delivery of the termination notice.

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Loan No. 5 – 2000 Market Street – The fourth largest tenant, Zurich American Insurance has an option to cancel the Lease as of the last day of the 66th month (July 31, 2017) by delivering to Landlord written notice at least 12 full months before the cancellation date, provided that no uncured event of default exists. Tenant shall also pay a cancellation fee, which is the sum of four monthly installments of Base Rent ($449,155) and the amount equal to the unamortized leasing costs.

Loan No. 6 – Santa Anita Mall – The third largest tenant, Nordstrom, has the ability to assign or transfer its lease or to sublet all or substantially all of the space, if after the expiration of Tenant’s operating covenant (August 2019), then the Tenant will give Landlord notice and Landlord will then have the right to terminate the Lease.  If the Lease is terminated, the Landlord will pay the Tenant the fair market value of Tenants improvements and leasehold interest.

Loan No. 11 – 422 Business Center – The largest tenant, Valley Forge Promotions, LTD., an owner-affiliated tenant, has the right to terminate the lease for any reason by giving the other party at least 60 days prior written notice before the end of any lease year.

Loan No. 12 – 4141 Northeast 2nd Avenue – The second largest tenant, School Board of Miami Dade County, has the one-time right to terminate its lease with 120 days written notice on June 30, 2013.

Loan No. 16 – Purell Headquarters – The third largest tenant, One Communications Corp, lease expires on March 31, 2013. The lease requires 180 days notification in order to vacate, failure to do so triggers a six month holdover if the tenant is to leave. Negotiations are underway to extend the lease.

Loan No. 16 – Purell Headquarters – The fifth largest tenant, Robert Half International, Inc., has a right to terminate any time after the end of the 36th month of the term of lease, upon ninety 90 days written notice to the landlord. If exercised, tenant reimburses landlord an amount equal to the actual cost of the unamortized improvements, broker’s commission in sum of $43,975.05, legal fees incurred by landlord in connection with the negotiation of this lease. All amortize over a five year period, which commences on the commencement date at an interest rate of 9%. This termination fee should be paid before termination date.

Loan No. 19 – 240 Park Avenue South – The second largest tenant, Starbucks, has the one time right to terminate the lease for any reason as of the fourth month of the sixth lease (March 2014) year exercisable upon 9 months notice. Tenant shall pay a termination fee of $180,000.  If cancellation notice is given, lender will require the $180,000 termination fee be deposited into the Starbucks TI/LC Reserve. At termination, lender will have collected $450,000 ($324/sq. ft.) in the Starbucks TI/LC Reserve.

Loan No. 23 – 144 North 8th Street – The largest tenant, Crossroads Trading Co., Inc., has the right to terminate the lease with 120 days notice if their gross sales in the fourth (2014) or fifth (2015) year of the lease does not equal or exceed $1.8 million.

Loan No. 26 – 1801 Military Office Building – The largest tenant, Morgan Stanley Wealth Management, has a right to terminate its lease early on or after September 1, 2014. The early termination date may not be earlier than nine months after the landlord receives notice. On or before the early termination date, Morgan Stanley Wealth Management shall pay an amount of unamortized of improvement costs and brokerage commission.

Loan No. 30 – Bay Tech North – The largest tenant, ADT, has a continuous right to terminate its lease during the term anytime after the 36th month providing landlord with six months prior written notice. Along with said written notice, ADT shall include payment, as immediately due and payable, an amount equal to the unamortized improvement costs, brokerage commissions and free rent.

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Loan No. 30 – Bay Tech North – The second largest tenant, State of CA - Dept of Health, may terminate its lease at any time effective on or after November 30, 2015, by giving written notice to the lessor at least 30 days prior to the date when such termination shall become effective.

Loan No. 30 – Bay Tech North – The third largest tenant, State of CA - DMV, may terminate its lease at any time effective on or after April 30, 2016, by giving written notice to the lessor at least 30 days prior to the date when such termination shall become effective.

Loan No. 32 – Equinox Summit – Landlord has the right to terminate if the tenant is closed for 120 consecutive days.

Loan No. 35 – Skyport 4 – The second largest tenant, Consortium 360, has a right to terminate any time after October 31, 2014, provided the following: (i) there is no default, (ii) tenant or permitted transferee operates on premises throughout the lease term and (iii) landlord and Consortium 360 are unable to reach mutually agreeable terms by which the leased premises shall be expanded or downsized by at least 30%. In order to exercise this right, Consortium 360 must provide written notice three months prior to termination date, and pay a fee of $12,272.

Loan No. 35 – Skyport 4 – The fifth largest tenant, Hy-Tek Materials, has a right to terminate at the end of the 42nd month following the commencement date, provided the following: (i) there is no default, (ii) tenant or permitted transferee operates on premises throughout the lease term and (iii) tenant is buying or constructing a new facility for its business operations. Hy-Tek Material must provide written notice to the landlord at least 12 months prior to the termination date, and pay a termination fee of $30,000. One half of the termination fee must be paid with written notice and the remaining balance paid on or before the termination date.

Loan No. 35 – Union Centre 1 – The second largest tenant, Verifi, Inc, has the right to terminate effectively its lease on October 31, 2015, provided the following: (i) there’s no default and (ii) tenant or permitted transferee operates on premises throughout the lease term. Tenant must provide written notice to the landlord on or before April 30, 2015. Termination fee will equal the sum of unamortized brokerage commissions (including interest at 7%), tenant finish improvements (including interest at 7%), four months of monthly rental installments and annual rental adjustments as of May 1, 2015.

Loan No. 35 – Union Centre 4 – The largest tenant, Rockwell Automation, has a right to terminate lease effective as of October 31, 2015, provided the following: (i) There is no default and (ii) tenant or permitted transferee operates on premises throughout the lease term. Rockwell Automation must provide written notice to the landlord on or before April 30, 2015. Termination fee will equal the sum of any unamortized brokerage commissions, including interest at ten percent, and 5 months of minimum annual rent and additional rent at the rate that would have been in effect on November 1, 2015 had the lease not been terminated.

Loan No. 35 – Union Centre 4 – The third largest tenant, Warsteiner Importers, has the right to terminate its lease provided (i) tenant is not in default hereunder; and (ii) tenant has entered into a contract (“Construction Agreement”) with Duke Construction Limited Partnership (“DCLP”) or a subsidiary or affiliate of DCLP containing mutually acceptable terms and conditions whereby DCLP, or a subsidiary or affiliate of DCLP, agrees to construct a build to suit industrial building for tenant’s use, tenant shall have the option at any time after December 31, 2010 to terminate the lease  effective upon the later of (a) the date the parties have substantially fulfilled their respective obligations under the Construction Agreement; or (b) December 31, 2010. The option shall be deemed to have been exercised as of the date that the construction agreement has been executed by the parties thereto.

Loan No. 42 – Mountain Park Shopping Center - The third largest tenant, Goodyear Tire Co., may terminate the lease if more than 25% of the parking area in the shopping center becomes unavailable for shopping center parking purposes and remains as such continuously for a period of 6 months.

Loan No. 43 – Hilton Grand Vacations HQ – Hilton Resorts Corporation has the one-time right to terminate its lease on the 1800 Metro Center Building on November 30, 2016.   Hilton Resorts Corporation must provide written

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notice before November 30, 2015 and pay the Landlord a Termination Fee of $1,799,941.18 (subject to increase if Tenant elects to use the Additional Allowance set forth in Lease Addendum 1).

Loan No. 43 – Hilton Grand Vacations HQ – Hilton Resorts Corporation has the one-time right to surrender space in the Metrowest Commerce Center building on November 30, 2016 by no less than 3,000 and no more than 20,000 contiguous rentable sq. ft. Hilton Resorts Corporation must provide written notice before November 15, 2015 and pay a Contraction Fee equal to the unamortized leasing fees, including brokerage commissions and tenant improvement costs/allowances, at a 7.0% interest rate related to its surrendered space in the Metrowest Commerce Center building. The Contraction Fee (equal to $1,630,000) is to be escrowed with the lender and disbursed to pay for tenant improvements and leasing commissions in connection with re-letting the applicable space.

Loan No. 46 – Allison Bonnett Plaza – The second largest tenant, Physiotherapy Associates, if not in default, has a one-time right to terminate its lease after the 40th month of the initial lease term providing landlord 180 days prior with written notice. Along with said written notice, Physiotherapy Associates shall pay an amount of $23,403, which represents the unamortized build out costs and leasing commissions.  If Physiotherapy Associates fails to notify landlord in writing 180 days prior to the end of the 40th month, its right to terminate the lease shall be null and void.

Loan No. 49 – Hickory Plaza. The second largest tenant, Kroger, may terminate the lease if the landlord violates Kroger’s exclusive use agreement.

Loan No. 55 – Blue Heron – The largest tenant, FedEx Ground (FedEx Ground Package System, Inc.), has the right to terminate the lease, upon thirty (30) days prior notice to landlord, if (i) the tenant is required to pay for improvements required to comply with applicable law which are due to the tenant’s specific use of the premises, and (ii) the costs incurred by the tenant for such improvements exceed 3 months’ rent over the lease term.

Loan No. 66 – Twin Cities Crossings. The largest tenant, Bi-Lo, may terminate the lease if the landlord violates Kroger’s exclusive use agreement.

(19)
The following tenants listed on Annex A-1 occupy multiple spaces and has different expiration dates:
Loan No. 11 – 422 Business Center – The fourth largest tenant, PD Home & Garden, LLC, occupies three spaces, with three different expiration dates. One lease for a 50,000 sq. ft. suite has a start date in December 2009, and expires in July 2015. A second lease for a 12,000 sq. ft. suite started in January 2012, and is currently on a MTM basis. A third lease for a 10,000 sq. ft. suite started in May 2011, and is currently on a MTM basis.

Loan No. 43 – Hilton Grand Vacations HQ – An undeveloped adjacent site serves as a temporary parking easement, providing an additional 200 parking spaces for the use and benefit of the Hilton Grand Vacations HQ property for as long as Hilton Resorts Corporation remains a tenant, including any renewals, at the Hilton Grand Vacations HQ property.

(20)
Loan No. 1 – Gateway – Gateway I – The Rollover Reserve account is subject to a reserve cap in the amount of $86,072.

Loan No. 1 – Gateway – Gateway II – The Rollover Reserve account is subject to a reserve cap in the amount of $296,320.

Loan No. 1 – Gateway – Gateway III – The Rollover Reserve account is subject to a reserve cap in the amount of $310,824.

Loan No. 2 – 575 Broadway – The TI/LC is subject to a cap in the amount of $1,000,000.

A-1-29

Loan No. 4 – The Shoppes at River Crossing – During a cash sweep event or a control event as defined in the loan agreement, the borrower is required to deposit one-twelfth the estimate of annual real estate taxes and insurance premiums, unless The Shoppes at River Crossing mortgage property is subject to an approved blanket insurance policy, into a real estate tax and insurance reserve, amounting to $4,791 into a replacement reserve and $31,937 into a rollover reserve.  The replacement and rollover reserves are subject to a cap of $57,492 and $383,244, respectively.

Loan No. 5 – 2000 Market Street – The TI/LC is subject to a cap equal to five (5) years of escrow collections.

Loan No. 8 – DoubleTree Hotel & Miami Airport Convention Center – The Capital Expenditure reserve account is subject to a reserve cap of $105,091.

Loan No. 8 – DoubleTree Hotel & Miami Airport Convention Center – A monthly escrow for FF&E reserves equal to the greater of (i) an amount equal to one one-twelfth of 4.0% of total hotel revenues will be required for the Hotel portion, or (ii) the aggregate amount, if any, required to be reserved under the management agreement  and the franchise agreement.

Loan No. 10 – The Heights - At the option of lender, if the liability or casualty policy maintained by borrower covering The Heights mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

So long as (i) no event of default is then continuing, (ii) borrower has deposited $52,281 at loan closing and (iii) borrower pays ground rent prior to the date when delinquent under the ground lease, borrower shall not be required to make the monthly ground rent deposit.

Loan No. 11 – 422 Business Center – The TI/LC reserve is subject to a cap of $500,000.

Loan No. 12 – 4141 Northeast 2nd Avenue – The TI/LC reserve account is subject to a cap in the amount of $1,750,000.  In the event of either the School Board Miami-Dade County lease being extended or replaced, the TI/LC reserve account cap shall be lowered to $750,000 subject to: (i) the completion of all required tenant improvements and the payment of all leasing costs; (ii) in the event of re-tenanting, the new tenant is in occupancy, conducting normal business operations and paying full rent; and (iii) a cash sweep event shall not have occurred and be continuing.

Loan No. 13 – Islandia Marriott – The Seasonality Reserve Fund is subject to a cap in the amount of $300,000, and deposits are only made during the months of April through September.

Loan No. 14 – Villas at Grays Creek - At the option of lender, if the liability or casualty policy maintained by borrower covering the Villas at Grays Creek mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 15 – Springs at Huntsville - At the option of lender, if the liability or casualty policy maintained by borrower covering the Springs at Huntsville mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 16 – Purell Headquarters – At closing, borrower deposited $1,000,000 in an Additional Reserve Account for the payment of the guaranteed recourse obligations of the borrower.  So long as the loan is outstanding, borrower is not entitled to any release of any portion of the Additional Reserve Account.

A-1-30

At the option of lender, if the liability or casualty policy maintained by borrower covering the Purell Headquarters mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 17 – Carrington at Houston Levee - At the option of lender, if the liability or casualty policy maintained by borrower covering the Carrington at Houston Levee mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 21 – Venice Renaissance - Upon a cash management trigger event or a cash sweep trigger event as defined in the loan agreement, borrower is required to deposit  (i) one-twelfth the annual estimated real estate taxes into a real estate reserve, (ii)  one-twelfth the annual insurance expense into an insurance reserve (unless the policy is an approved blanket or umbrella policy) , (iii) $1,627 into a replacement reserve, (iv) $3,734 into a rollover reserve, and (v)  an amount equal to one-twelfth the approved operating expenses and approved extraordinary expenses to be incurred by the borrower into the operating expense reserve. After the occurrence of a cash management trigger event or a cash sweep trigger event, the borrower shall make true-up payments for the reserve accounts in the sum which, together with any applicable monthly deposits into the applicable reserve account, will be sufficient to discharge the obligations and liabilities for which such reserve account was established as and when reasonably appropriate. The amount of the true-up payment shall be determined by lender in its reasonable discretion.

Loan No. 22 – Flor de Salinas – The CapEx reserve account is subject to a reserve cap in the amount of $500,000.

Loan No. 24 – ABC Labs – The TI/LC Reserve is subject to a cap in the amount of $1,000,000.

Loan No. 24 – ABC Labs – The Tax, Insurance CapEx and Deferred Maintenance Escrows shall be waived for so long as the ABC Lease remains in full force.

Loan No. 25 – Brilco Business Center – The Rollover and Replacement reserve accounts are subject to reserve caps in the amount of $175,413 and $63,483, respectively.

Loan No. 26 – 1801 Military Office Building – The Rollover reserve account is subject to a reserve cap in the amount of $350,000.

Loan No. 30 – Bay Tech North – The Rollover reserve account is subject to a reserve cap in the amount of $538,000.

Loan No. 31 – TitanStar Retail Portfolio – Commencing on the payment date occurring in May 2013 and on each payment date thereafter until the payment date occurring August 2015, the borrower shall deposit $499 into the replacement reserve.  On the payment date occurring August 2015 and each payment date thereafter, the borrower shall deposit $3,056 into the replacement reserve.

At closing, the borrower deposited cash in the amount of $62,500 into the Ace Hardware and Guitar Center Reserve Fund and delivered a $62,500 letter of credit.  Beginning on the payment date occurring on December 2015, borrower shall deposit $20,833 into the Ace Hardware and Guitar Center Reserve Fund.  Such funds held shall be for tenant improvement and the leasing commission obligations with respect to the replacement or renewal of the Ace Hardware Lease and Guitar Center Lease. No monthly deposits will be required after the Ace Hardware and Guitar Center Reserve Fund, including the $62,500 letter of credit, is equal to or greater than $250,000.  In lieu of making monthly deposits into the Ace Hardware and Guitar Center Reserve Fund, borrower may increase of the letter of credit in an amount equal to or greater than $250,000 prior to the payment date in December 2015.

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Loan No. 35 – Cincinnati Flex Portfolio – The Rollover and Replacement reserve accounts are subject to reserve caps in the amount of $250,000 and $85,000, respectively.

Loan No. 37 – 5909 Blair Road - At the option of lender, if the liability or casualty policy maintained by borrower covering the 5909 Blair Road mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 39 – Clear Creek Landing – If any time during the loan term lender determines that the debt service coverage ratio is less than 1.05x, borrower shall deposit $50,000 into the DSCR Reserve Fund.

Loan No. 42 – Mountain Park Shopping Center – The TI/LC is subject to a cap equal to four years of collections ($273,736).  The CapEx reserve is subject to a cap in the amount of $67,628.

Loan No. 49 – Hickory Plaza – The TI/LC is subject to a cap equal to four years of collections ($228,940). The CapEx reserve is subject to a cap in the amount of $72,724.

Loan No. 50 – 1020 Bear Road - At the option of lender, if the liability or casualty policy maintained by borrower covering the 1020 Bear Road mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Loan No. 51 – Kings Pointe Apartments – The CapEx reserve account is subject to a reserve cap of three years of collections or the amount of $182,580.

Loan No. 53 – Bank of America LA Branch Portfolio – No monthly reserves for real estate taxes and insurance are required as long as tenant pays the expenses directly and provides documentation of payment.

Loan No. 55 – Blue Heron – TI/LC Reserve is subject to a cap of $160,000, provided that this cap shall not be in effect when the Additional Monthly TI/LC Deposit is required in connection with the Federal Express Space.  Thereafter, all amounts held in the TI/LC Account in excess of $160,000.00 shall be released to borrower upon delivery by borrower to lender of evidence reasonably satisfactory to lender that either:  (a) FedEx Ground Package System, Inc. (“Federal Express”) has either renewed its existing Lease (the “Federal Express Lease”) or entered into a new Lease with borrower (in compliance with the requirements of Section 3.6(a) of the Security Instrument) on terms and conditions acceptable to lender for not less than all of the space which Federal Express currently occupies (the “Federal Express Space”) at the property pursuant to the Federal Express Lease, has taken (or retained) possession of all of the Federal Express Space and has commenced paying full rent pursuant to the terms of such renewed or new Lease; or (b) The Federal Express Space is leased to a replacement tenant or replacement tenants acceptable to lender pursuant to Lease(s) in compliance with the requirements of Section 3.6 of the Security Instrument on terms and conditions acceptable to lender  and such tenant(s) (i) shall have taken possession of and shall be in occupancy of  the premises subject to such Lease(s), (ii) shall have commenced payment of full rent under such lease(s), (iii) shall have provided lender with an estoppel certificate acceptable to lender and (iv) are not subject of any bankruptcy or insolvency proceedings or otherwise in default under such Lease(s). The CapEx reserve is subject to a cap in the amount of $45,000.

Loan No. 56 – Hampton Inn - Hot Springs – At closing, the borrower deposited $150,000 into a Seasonality reserve account. On any payment date, in which the Seasonality reserve account is less than $150,000, borrower shall make a deposit in an amount equal to maintain a $150,000 balance.

On and after the triggering event occurring on March 5, 2015 as defined in the loan agreement and relating to the renewal of the franchise agreement, all funds that would be deposited into the excess cash flow account will be deposited into the PIP Reserve Account until the PIP Reserve Account is equal to 150% of the total costs of obtaining a renewal of the Franchise Agreement.

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The borrower is required to make monthly deposits into the FF&E Reserve in the amount of one-twelfth of the greater of (i) 4% of total gross revenues or (ii) any amount pursuant to the franchise agreement.

Loan No. 57 – Jefferson Street Retail - At the option of lender, if the liability or casualty policy maintained by borrower covering the Jefferson Street Retail mortgage property shall not constitute an approved blanket or umbrella policy, lender shall require borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

The Rollover reserve account is subject to a reserve cap in the amount of $80,000.

Loan No. 60 – Clocktower Village Shopping Center – The TI/LC reserve account is subject to a cap in the amount of $200,000.

Loan No. 63 – Brick Self Storage – The Capital Expenditure reserve account is subject to a reserve cap equal to two years of deposits, or $26,245.

Loan No. 66 – Twin Cities Crossing – The TI/LC reserve is subject to a cap in the amount of $0.50 per sq. ft., or $2,850.

Loan No. 66 – Twin Cities Crossing – The CapEx reserve is subject to a cap in the amount of $0.60 per sq. ft., or $34,330.

Loan No. 67 – 507 Wortman Avenue Portfolio – The TI/LC is subject to a cap in the amount of $120,012. Also a cap of $36,004 for CapEx.

Loan No. 69 – Plazas at Grand Parkway – The TI/LC is subject to a cap in the amount of $97,500.

Loan No. 71 – Berlin Self Storage – The CapEx reserve account is subject to a reserve cap of two years of deposits, or $7,295.

(21)
Loan No. 8 – DoubleTree Hotel & Miami Airport Convention Center – Per the ESA dated January 11, 2013, suspect non-friable asbestos containing materials were identified at the property. An asbestos O&M plan was developed and implemented at closing.

Loan No. 11 – 422 Business Center – The ESA dated November 9, 2012 states that based on the date of construction of the building (1934-1970), there is the potential that asbestos containing materials (ACMs) are present. An asbestos O&M plan was developed and implemented at closing.

Loan No. 13 – Islandia Marriott – The Phase I Environmental Site Assessment (“ESA”) dated December 27, 2012 did not identify any recognized environmental conditions or historical recognized environmental conditions.  However, the ESA recommends the implementation of an Asbestos Operations and Maintenance (O&M) Program for the property.  An Asbestos O&M Plan has been provided by the property.  No further action was required.

Loan No. 15 - Springs at Huntsville - The Phase I Environmental Site Assessment (“ESA”) dated February 13, 2013 identified elevated radon concentrations in certain units at the related mortgaged property. The ESA recommended that mitigation of elevated radon be performed and a reserve was established at origination in connection with the recommended radon mitigation. The estimated cost of mitigation is $22,500.

Loan No. 20 – Courtyard Marriott Santa Rosa – The review of the historical data available for the Project identified that a 500-gallon gasoline underground storage tank (UST) was removed in July 1986. A geotechnical investigation conducted onsite in 1987 showed that onsite soils and groundwater had been impacted. Numerous investigations

A-1-33

have been conducted on the site including soil excavation, groundwater monitoring and groundwater remediation activities. According to the Environmental Assessment and Remedial Activities Summary report for the former Mead Clark Lumber Company (former Project occupant and responsible party), prepared by Trans Tech Consultants (TTC) and dated November 10, 2012, the groundwater monitoring results appear to show that dissolved petroleum hydrocarbons across the site show a decreasing trend and concentrations of petroleum related hydrocarbons in groundwater have decreased an average of approximately 99% in each well since the implementation of the site remedial efforts. Two drums associated with groundwater monitoring activities were observed on the southwest portion of the Project. A Site Closure Request, dated November 12, 2012, was submitted to the RWQCB. According to Ms. Kasey Ashley with the RWQCB, the Site Closure Request has been reviewed and closure has been issued, with land and groundwater use restrictions, as contamination remains in soil and groundwater. Based on this information, there is no regulatory requirement for cleanup and no further action is warranted at this time; however, compliance with any restrictions associated with closure will be necessary.

Based on review of the regulatory database report, there is a LUST site located approximately 440 feet north and upgradient of the Project. Information contained in the LUST database indicates that Zellers Cleaners (208 Wilson Street) was a former Stoddard solvent dry cleaner from 1926 to 1948 and is currently La Gare Restaurant. The LUST database and SWRCB website indicate that this site is still undergoing investigation to determine the extent of Stoddard solvent and mineral spirits contamination.  According to a report prepared for the Project by Trans Tech Consultants (TTC) and dated November 10, 2012, mineral spirits were detected in two wells (GW-7 and DPE-9) located on the southeast Project boundary, adjacent to a storm drain lateral that connects Third Street to Santa Rosa Creek. It should be noted that the contamination associated with Zellers Cleaners (mineral spirits) is not a chlorinated solvent and according to Ms. Kasey Ashley with the RWQCB, groundwater in the areas flows to the south and towards Santa Rosa Creek. Based on the current regulatory status, groundwater flow direction, and proximity to the Project, this site represents an environmental concern. However, assessment of the Project does not indicate that the Project would be investigated as a source of this contamination since there were no historic or current activities identified at the Project which could lead to this type of contamination. In addition, there does not appear to be an immediate health risk to the occupants of the Project since the Project is serviced by public water and sewer systems. Based on this information, no further action or investigation is warranted regarding the mineral spirits identified.

The review of the surface areas at the Project identified at least thirteen groundwater monitoring wells are located at the Project. EMG recommends that the monitoring wells be abandoned in accordance with regulatory agency requirements.

Loan No. 25 - Brilco Business Center – The Phase I Environmental Site Assessment (“ESA”) dated January 31, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions that required action.  However, suspect friable and non-friable asbestos containing materials were identified.  The ESA recommends the implementation of an Asbestos Operations and Maintenance Program for the property.  An Asbestos O&M Plan has been provided by the property.  No further action was required.

Loan No. 27 – El Paseo Collection North – The Phase I Environmental Site Assessment (“ESA”) dated January 22, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions that required action.  However, suspect friable asbestos containing materials were identified.  The ESA recommends that all suspect asbestos-containing materials identified be bulk sampled by a licensed asbestos inspector prior to any renovation or demolition activities. Any materials that are determined to be asbestos-containing through bulk sampling should be removed by a licensed abatement contractor prior to renovation or demolition activities that would disturb these materials.

Loan No. 31 – TitanStar Retail Portfolio – The Phase I Environmental Site Assessment (“ESA”) for the Swanway Plaza property dated November 16, 2012 identified that an on-site dry cleaning operation had previously occupied space at the Swanway Plaza property. Based on the long history of dry cleaning operations and the nature of the solvents used in dry cleaning, improper storage, usage or disposal of dry cleaning chemicals would have the

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potential to impact the Swanway Plaza property.  As such, the ESA recommended conducting a subsurface investigation at the Swanway Plaza property to determine if the former dry cleaning operations had a negative environmental impact. A Limited Phase II Environmental Site Assessment (“Phase II”) was performed on December 13, 2012. The Phase II did not identify any volatile organic compounds (“VOCs”) to exceed laboratory MDLs in any soil sample collected. The Arizona Department of Environmental Quality (DEQ) has not established guidance values for subsurface soil gas contamination. Therefore, the Phase II compared the soil vapor sample results to the USEPA OSWER Draft Guidance for Evaluating the Vapor Intrusion to Indoor pathway from Groundwater and Soils (November 2002). Based on the results of the soil vapor testing, it appears that the former dry cleaning establishment has impacted the Swanway Plaza property, and therefore, represents potential a vapor intrusion condition.  The Phase II recommends the installation of a vapor mitigation system to prevent the potential for vapor intrusion into the Swanway Plaza buildings. The borrower was required under the loan documents, at its sole cost and expense, to promptly commence and diligently complete Environmental Remediation Work, as defined in the loan agreement, in a good and workmanlike manner as soon as practicable following the commencement of such Environmental Remediation Work and in compliance with all applicable requirements and schedules imposed by applicable Environmental Laws and any applicable state regulatory authority with jurisdiction.  In addition, the borrower was required to obtain an environmental insurance policy. In addition, non-friable asbestos-containing materials were identified.  The ESA recommends maintaining the materials in good condition under an Asbestos Operations and Maintenance Program for the property.  An Asbestos O&M Plan has been provided by the Swanway Plaza property.  No further action was required.

Loan No. 36 – La Quinta Inn – Cocoa Beach – The Phase I Environmental Site Assessment (“ESA”) dated February 11, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions.  However, suspect friable and non-friable asbestos containing materials were identified.  The ESA recommends the implementation of an Asbestos Operations and Maintenance (O&M) Program for the property.  An Asbestos O&M Plan has been provided by the property.  No further action was required.

Loan No. 37 – 5909 Blair Road – The Phase I Environmental Site Assessment (“ESA”) dated February 22, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions.  However, suspect friable and non-friable asbestos containing materials were identified.  The ESA recommends the implementation of an Asbestos Operations and Maintenance (O&M) Program for the property.  An Asbestos O&M Plan has been provided by the property.  No further action was required.

Loan No. 39 – Clear Creek Landing – The Phase I Environmental Site Assessment (“ESA”) dated February 14, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions.  However, suspect friable and non-friable asbestos containing materials were identified.  In addition, due to the age of the Clear Creek Landing property there is a potential that lead-based paint is present.  The ESA recommends the implementation of an Asbestos Operations and Maintenance (O&M) Program and a Lead-Based Paint Operations & Maintenance (O&M) Program for the Clear Creek Landing property.  An Asbestos O&M Plan and Lead-Based Paint O&M plan have been provided by the Clear Creek Landing property.  No further action was required.

Loan No. 40 – Staybridge Suites Indianapolis – The Phase I Environmental Site Assessment (“ESA”) dated March 8, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions.  However, the ESA identified a 120 gallon above-ground storage tank (AST) containing diesel fuel which was located in the mechanical room and used for the fire suppression system. The AST was elevated and no secondary containment was observed. A floor drain is located in the mechanical room. No leaks were noted in association with the diesel AST. In order to restrict the spread of a potential future release of diesel fuel, a secondary containment surrounding the AST would be necessary. In addition, an oily residue was observed in the shared elevator pit. No sumps or drains were noted; however, visibility was limited due to minimal lighting. To reduce the potential for future impact to the subsurface, the ESA recommended identifying the source and cleaning the oily residue and remedying the leak would be necessary.

Loan No. 41 – Hearthstone Apartments – The Phase I Environmental Site Assessment (“ESA”) dated February 21, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions.

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However, suspect friable asbestos containing materials were identified.  The ESA recommends the implementation of an Asbestos Operations and Maintenance (O&M) Program for the property.  An Asbestos O&M Plan has been provided by the property.  No further action was required.

Loan No. 53 – Bank of America LA Branch Portfolio – The Phase I Environmental Site Assessments (“ESA”) dated February 6, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions.  However, suspect friable asbestos containing materials were identified.  The ESA recommends the implementation of an Asbestos Operations and Maintenance (O&M) Program for the properties.  No further action was required.

Loan No. 57 – Jefferson Street Retail – The Phase I Environmental Site Assessments (“ESA”) dated January 16, 2013 did not identify any recognized environmental conditions or historical recognized environmental conditions.  However, suspect non-friable asbestos containing materials were identified.  The ESA recommends the implementation of an Asbestos Operations and Maintenance (O&M) Program for the Properties.  An Asbestos O&M Plan has been provided by the Jefferson Street Retail property.  No further action was required.

Loan No. 64 – Villa Rosa – Per the ESA dated January 14, 2013, suspect non-friable asbestos containing materials (“ACM”) and lead -based paint (“LBP”) were identified at the property. DECA Real Estate Advisors, LLC firm (“DECA” ) recommended developing an asbestos operations and maintenance (“O&M”) program to manage the suspect ACM in place at a cost of $400. DECA also recommended that a LBP O&M program should be implemented to manage suspected onsite LBP at a cost of $400.  As a result, Natixis reserved $1000 in the ACM and LBP O&M reserves account.

(22)
For certain borrowers listed on this Annex A-1, the direct or indirect equity interest in such borrowers has been has been pledged as collateral for a mezzanine loan or loans.

Loan No. 14 – Villas at Grays Creek - At mortgage loan origination, Redwood Commercial Mortgage Corporation provided a $2,000,000 mezzanine loan, which is ultimately secured by a 100% pledge of the equity interest in the borrower.

Loan No. 15 – Springs at Huntsville - At mortgage loan origination, Redwood Commercial Mortgage Corporation provided a $3,300,000 mezzanine loan, which is ultimately secured by a 100% pledge of the equity interest in the borrower.

Loan No. 17 – Carrington at Houston Levee - At mortgage loan origination, Redwood Commercial Mortgage Corporation provided a $2,700,000 mezzanine loan, which is ultimately secured by a 100% pledge of the equity interest in the borrower.

Loan No. 65 – Brighton Glens – The Brighton Glens property has an existing partnership loan to the borrower to fund capital expenditures totals $257,189.  This partnership loan will be fully subordinated to the first mortgage debt.  At closing, the borrower contributed an additional $267,596 in cash equity to the capitalization.

(23)
Loan No. 10 – The Heights – Guaranty is limited to bankruptcy and in no event shall guarantor’s aggregate liability exceed the lesser of (i) $6,400,000 and (ii) the outstanding principal amount of the loan.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (1)

Range of Cut-off Date Balances

				Weighted Averages
			% of Initial		Stated
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
$996,251 - $4,999,999	15	$52,102,392	4.0%	4.7572%	117	1.59x	67.4%	54.9%
$5,000,000 - $9,999,999	29	$206,276,077	15.9%	4.5019%	112	1.74x	66.6%	53.6%
$10,000,000 - $24,999,999	16	$239,516,326	18.5%	4.5888%	118	1.69x	62.2%	49.1%
$25,000,000 - $49,999,999	5	$177,438,079	13.7%	4.5395%	118	1.77x	61.3%	49.7%
$50,000,000 - $99,999,999	7	$494,289,105	38.2%	4.2231%	119	2.05x	63.4%	59.5%
$100,000,000 - $125,850,000	1	$125,850,000	9.7%	4.0040%	118	3.47x	41.7%	41.7%
Total/Weighted Average	73	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Type of Mortgaged Properties(2)

				Weighted Averages
			% of Initial		Stated
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	27	$593,711,903	45.8%	4.2458%	119	1.99x	63.2%	58.3%
Anchored	9	$291,979,308	22.5%	4.2455%	119	1.64x	69.4%	64.6%
Regional Mall	3	$224,939,105	17.4%	4.1611%	119	2.56x	55.6%	52.7%
Unanchored	10	$60,335,476	4.7%	4.4722%	118	1.70x	62.5%	51.2%
Single Tenant	4	$14,089,444	1.1%	4.5655%	119	1.47x	58.1%	48.0%
Shadow Anchored	1	$2,368,570	0.2%	4.6630%	118	1.44x	64.9%	53.0%
Mixed Use	5	$198,930,798	15.4%	4.1592%	118	2.96x	47.2%	42.9%
Office/Retail	2	$148,824,980	11.5%	4.1423%	118	3.19x	43.3%	41.9%
Retail/Industrial	1	$25,398,957	2.0%	4.0870%	118	2.31x	59.5%	43.1%
Retail/Multifamily	1	$13,000,000	1.0%	4.0450%	120	3.04x	47.1%	47.1%
Retail/Office/Industrial	1	$11,706,861	0.9%	4.6570%	118	1.38x	69.7%	51.6%
Hospitality	14	$173,112,374	13.4%	4.9568%	107	1.80x	60.0%	46.6%
Full Service	4	$85,786,233	6.6%	5.0749%	103	1.75x	55.9%	43.9%
Limited Service	8	$73,039,217	5.6%	4.8321%	110	1.86x	65.0%	50.2%
Extended Stay	2	$14,286,924	1.1%	4.8846%	117	1.76x	58.8%	44.0%
Multifamily	14	$133,983,619	10.3%	4.4099%	115	1.51x	70.4%	58.6%
Conventional	13	$129,204,300	10.0%	4.4059%	115	1.51x	70.3%	58.5%
Student Housing	1	$4,779,319	0.4%	4.5175%	119	1.45x	75.1%	60.9%
Office	6	$132,034,021	10.2%	4.4666%	124	1.65x	65.7%	50.4%
CBD	2	$93,000,000	7.2%	4.5267%	130	1.50x	66.2%	49.6%
Suburban	4	$39,034,021	3.0%	4.3234%	108	2.02x	64.5%	52.5%
Self-Storage	13	$40,549,916	3.1%	4.5972%	119	1.57x	67.6%	54.9%
Industrial	6	$16,487,228	1.3%	4.3867%	118	2.00x	64.0%	52.8%
Flex	3	$8,250,000	0.6%	4.4200%	120	1.82x	71.7%	57.8%
Warehouse/Distribution	3	$8,237,228	0.6%	4.3533%	116	2.19x	56.2%	47.8%
Manufactured Housing Community	6	$6,662,120	0.5%	4.0250%	116	2.34x	62.3%	49.8%
Total/Weighted Average	91	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Annex A-2-1

Mortgaged Properties by State and/or Location(2)

				Weighted Averages
			% of Initial		Stated
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
New York	11	$378,467,043	29.2%	4.3943%	115	2.22x	58.4%	55.2%
Florida	15	$239,800,632	18.5%	4.3961%	114	2.26x	57.5%	50.3%
California	9	$134,110,743	10.4%	3.9876%	119	2.59x	52.0%	47.8%
Pennsylvania	2	$102,398,957	7.9%	4.3656%	120	1.69x	67.4%	55.7%
Georgia	2	$84,790,693	6.5%	3.7859%	119	1.71x	71.4%	63.9%
Texas	10	$72,441,074	5.6%	4.6101%	110	1.59x	70.1%	58.0%
Guam	1	$59,939,105	4.6%	5.1935%	119	1.56x	63.7%	52.8%
Tennessee	3	$39,508,562	3.0%	4.2113%	120	1.45x	72.9%	61.3%
Alabama	2	$24,775,000	1.9%	4.2053%	120	1.44x	69.7%	59.0%
Ohio	3	$20,926,469	1.6%	4.7564%	166	1.65x	53.7%	13.6%
New Jersey	3	$13,776,037	1.1%	4.7111%	119	1.53x	69.5%	56.8%
Indiana	2	$13,568,383	1.0%	4.5786%	119	1.97x	59.0%	43.6%
Missouri	1	$11,895,000	0.9%	4.7315%	120	1.71x	64.3%	47.6%
Connecticut	1	$11,706,861	0.9%	4.6570%	118	1.38x	69.7%	51.6%
Arizona	2	$9,089,511	0.7%	4.6630%	118	1.44x	64.9%	53.0%
Michigan	2	$8,681,437	0.7%	4.3540%	117	1.54x	70.1%	51.4%
District of Columbia	1	$8,000,000	0.6%	4.2200%	120	1.61x	64.3%	51.4%
Maryland	1	$8,000,000	0.6%	4.8325%	120	1.74x	63.0%	46.8%
Wisconsin	6	$6,662,120	0.5%	4.0250%	116	2.34x	62.3%	49.8%
Illinois	2	$6,553,479	0.5%	4.9795%	120	1.32x	69.3%	53.6%
Delaware	1	$5,400,000	0.4%	4.2200%	120	1.52x	75.0%	60.0%
South Carolina	2	$5,181,289	0.4%	4.9317%	118	1.46x	72.7%	55.1%
Arkansas	1	$5,000,000	0.4%	4.7700%	120	2.17x	55.6%	41.2%
Washington	1	$4,779,319	0.4%	4.5175%	119	1.45x	75.1%	60.9%
Colorado	1	$4,687,721	0.4%	4.8475%	118	1.51x	62.1%	50.9%
Nebraska	1	$4,100,000	0.3%	4.1860%	120	1.89x	66.1%	52.9%
New Mexico	2	$3,795,781	0.3%	4.8115%	119	1.60x	72.9%	59.6%
Kentucky	1	$3,323,531	0.3%	4.4200%	120	1.82x	71.7%	57.8%
Louisiana	1	$2,123,961	0.2%	5.3080%	118	1.54x	67.1%	55.8%
New Hampshire	1	$1,989,272	0.2%	4.6030%	117	1.78x	61.2%	45.3%
Total/Weighted Average	91	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Range of U/W NCF DSCR

				Weighted Averages
			% of Initial		Stated
Range of U/W NCF DSCR	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.25x to 1.30x	1	$5,050,000	0.4%	5.0670%	120	1.25x	68.9%	43.5%
1.31x to 1.40x	6	$69,149,452	5.3%	4.4296%	112	1.37x	65.2%	50.3%
1.41x to 1.50x	16	$221,890,402	17.1%	4.4283%	119	1.46x	69.8%	58.3%
1.51x to 1.60x	14	$159,622,005	12.3%	4.9959%	117	1.56x	63.5%	48.8%
1.61x to 1.70x	9	$209,238,389	16.2%	4.5700%	119	1.66x	66.9%	64.1%
1.71x to 1.80x	9	$175,295,534	13.5%	4.3498%	115	1.74x	66.7%	56.2%
1.81x to 2.00x	5	$74,459,509	5.7%	4.5326%	119	1.86x	61.0%	45.8%
2.01x to 3.84x	13	$380,766,689	29.4%	3.9505%	117	3.02x	49.6%	47.4%
Total/Weighted Average	73	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Range of Cut-off Date LTV Ratios

				Weighted Averages
			% of Initial		Stated
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
34.9% to 54.9%	11	$314,691,712	24.3%	4.1167%	120	2.86x	45.9%	40.8%
55.0% to 59.9%	8	$201,630,619	15.6%	4.4596%	111	2.34x	57.5%	50.9%
60.0% to 64.9%	12	$141,878,645	11.0%	4.8471%	119	1.62x	63.8%	51.4%
65.0% to 69.9%	23	$356,769,074	27.5%	4.4838%	117	1.60x	68.3%	60.4%
70.0% to 74.9%	16	$251,722,611	19.4%	4.2406%	117	1.57x	71.4%	61.3%
75.0% to 75.2%	3	$28,779,319	2.2%	4.2694%	120	1.46x	75.1%	62.5%
Total/Weighted Average	73	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Annex A-2-2

Range of LTV Ratios at Maturity

				Weighted Averages
			% of Initial		Stated
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
0.0% to 0.0%	1	$16,000,000	1.2%	4.8600%	180	1.60x	48.2%	0.0%
30.6% to 54.9%	41	$682,874,402	52.7%	4.4480%	116	2.22x	55.7%	46.7%
55.0% to 59.9%	17	$285,236,794	22.0%	4.2574%	119	1.95x	65.9%	58.4%
60.0% to 64.9%	9	$140,564,013	10.9%	4.0759%	115	1.64x	72.2%	63.1%
65.0% to 69.4%	5	$170,796,771	13.2%	4.5080%	116	1.65x	69.3%	68.7%
Total/Weighted Average	73	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Range of Mortgage Rates

				Weighted Averages
			% of Initial		Stated
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
3.6545% to 4.0000%	4	$249,650,000	19.3%	3.7711%	117	2.58x	58.3%	56.1%
4.0001% to 4.2500%	20	$346,023,190	26.7%	4.1018%	119	2.40x	56.5%	48.7%
4.2501% to 4.5000%	8	$138,497,255	10.7%	4.4454%	119	1.58x	70.4%	58.4%
4.5001% to 5.0000%	33	$418,285,472	32.3%	4.6238%	119	1.66x	64.3%	55.0%
5.0001% to 5.9595%	8	$143,016,062	11.0%	5.3272%	108	1.59x	62.1%	50.3%
Total/Weighted Average	73	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Range of Remaining Terms to Maturity in Months

				Weighted Averages
			% of Initial		Stated
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
59 to 60	4	$47,234,839	3.6%	5.1209%	60	1.89x	60.6%	55.0%
83 to 83	1	$2,796,771	0.2%	4.6455%	83	1.67x	74.4%	65.4%
114 to 120	67	$1,229,440,370	94.9%	4.3433%	119	2.03x	61.6%	54.0%
180 to 180	1	$16,000,000	1.2%	4.8600%	180	1.60x	48.2%	0.0%
Total/Weighted Average	73	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Original Terms to Maturity in Months

				Weighted Averages
			% of Initial		Stated
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Outstanding Pool Balance	Mortgage Rate	Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
60	4	$47,234,839	3.6%	5.1209%	60	1.89x	60.6%	55.0%
84	1	$2,796,771	0.2%	4.6455%	83	1.67x	74.4%	65.4%
118	1	$9,089,511	0.7%	4.6630%	118	1.44x	64.9%	53.0%
120	66	$1,220,350,859	94.2%	4.3409%	119	2.03x	61.6%	54.0%
180	1	$16,000,000	1.2%	4.8600%	180	1.60x	48.2%	0.0%
Total/Weighted Average	73	$1,295,471,980	100.0%	4.3786%	117	2.02x	61.5%	53.4%

Annex A-2-3

FOOTNOTES TO ANNEX A-2

(1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Actual Debt Service equal to the average of the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)
Because this table presents information relating to the Mortgage Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

Footnotes to Annex A-2

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Portfolio(5)
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor(1):	The Related Companies, L.P.		Collateral:	Fee Simple
Borrowers:	Gateway Center Properties I, L.L.C.		Location:	Brooklyn, NY
	Gateway Center Properties II, L.L.C.		Year Built / Renovated:	2002 / NAP
	Gateway Center Properties III, L.L.C.		Total Sq. Ft.(3):	354,881
Original Balance:	$160,000,000		Property Management:	Related Management Company, L.P.
Cut-off Date Balance:	$160,000,000		Underwritten NOI:	$12,359,568
% by Initial UPB:	12.4%		Underwritten NCF:	$12,129,482
Interest Rate:	4.5055%		Appraised Value:	$232,000,000
Payment Date:	6th of each month		Appraisal Date:	October 31, 2012
First Payment Date:	April 6, 2013
Maturity Date:	March 6, 2023		Historical NOI
Amortization:	None		Most Recent NOI:	$12,113,934 (December 31, 2012)
Additional Debt:	None		2nd Most Recent NOI:	$11,867,851 (December 31, 2011)
Call Protection:	L(25), D(88), O(7)		3rd Most Recent NOI:	$11,779,077 (December 31, 2010)
Lockbox / Cash Management:	Hard / In-place		4th Most Recent NOI:	$11,911,158 (December 31, 2009)

Reserves(2)			Historical Occupancy(4)
	Initial	Monthly	Most Recent Occupancy:	100.0% (January 1, 2013)
Taxes:	$240,447	$60,112	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Insurance:	$27,991	$6,998	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Replacement:	$0	$2,957	4th Most Recent Occupancy:	100.0% (December 31, 2009)
TI/LC:	$0	$14,442	5th Most Recent Occupancy:	100.0% (December 31, 2008)

Financial Information			Historical Annual Rent Per Sq. Ft.(4)
Cut-off Date Balance / Sq. Ft.(3):	$451		Most Recent Rent Per Sq. Ft.:	$35.65 (December 31, 2012)
Balloon Balance / Sq. Ft.(3):	$451		2nd Most Recent Rent Per Sq. Ft.:	$35.18 (December 31, 2011)
Cut-off Date LTV:	69.0%		3rd Most Recent Rent Per Sq. Ft.:	$35.17 (December 31, 2010)
Balloon LTV:	69.0%		4th Most Recent Rent Per Sq. Ft.:	$35.09 (December 31, 2009)
Underwritten NOI DSCR:	1.69x		5th Most Recent Rent Per Sq. Ft.:	$34.70 (December 31, 2008)
Underwritten NCF DSCR:	1.66x
(1)    The Sponsor is also the Sponsor of the mortgage loan in the pool known as Equinox Summit, which has a principal loan balance of $9,000,000.
(2)     See “Initial Reserves” and “Ongoing Reserves” herein.
(3)     The Gateway Property has a total of 638,991 sq. ft. including Target and Home Depot, which own their own land and improvements (and are not part of the collateral) totaling 284,110 sq. ft. Cut-Off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are calculated based on the 354,881 sq. ft. of collateral only.
(4)     Historical Occupancy and Historical Annual Rent Per Sq. Ft. shown in the tables above are based on historical operating statements and occupancy percentages provided by the Borrower.
(5)     The Gateway Property is comprised of three separate parcels each owned by a separate borrower, which parcels are each located at one retail center.

Underwritten NOI Debt Yield:	7.7%
Underwritten NCF Debt Yield:	7.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

Property Summary
Property Name	Location	Borrowers	Total Sq. Ft.	Year Built / Renovated	Note Amount	Appraised Value	Occupancy (as of 1/1/2013)
Gateway I	Brooklyn, NY	Gateway Center Properties I, L.L.C.	152,500	2002 / NAP	$65,000,000	$94,000,000	100.0%
Gateway II	Brooklyn, NY	Gateway Center Properties II, L.L.C.	98,773	2002 / NAP	50,000,000	72,000,000	100.0%
Gateway III	Brooklyn, NY	Gateway Center Properties III, L.L.C.	103,608	2002 / NAP	45,000,000	66,000,000	100.0%
Total / Wtd. Avg.:			354,881		$160,000,000	$232,000,000	100.0%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area (2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)(5)	Sales Per Sq. Ft.(6)	Occupancy Cost (% of Sales)(6)(7)
Non-Collateral Anchor Tenants
Target	A-/A2/A+	148,707	23.3%	NAP	NAP	NAP	NAV	NAV	NAP
Home Depot	A-/A3/A-	135,403	21.2	NAP	NAP	NAP	NAV	NAV	NAP
Subtotal		284,110	44.5%				NAV	NAV	NAP

Anchor Tenants
BJ’s Wholesale Club, Inc.(8)	NR/B2/B	128,995	20.2%	$35.68	34.2%	9/30/2027	$176,595	$1,369	3.4%
Subtotal		128,995	20.2%	$35.68	34.2%		$176,595	$1,369	3.4%

Major In-Line Tenants
Bed Bath & Beyond(9)	NR/NR/BBB+	37,734	5.9%	$44.16	12.4%	1/31/2018	NAV	NAV	NAV
Babies R Us(10)	B-/B1/CCC+	36,908	5.8	$27.21	7.5	1/31/2018	$15,663	$424	8.1%
Marshalls(11)	NR/A3/A	35,021	5.5	$33.34	8.7	9/30/2017	$17,284	$494	8.4%
Best Buy(12)	BB-/Baa2/BB	31,679	5.0	$52.92	12.5	1/31/2023	NAP	NAP	NAP
Old Navy(13)	BBB-/Baa3/BB+	26,861	4.2	$46.34	9.3	10/31/2017	$10,657	$397	12.9%
Subtotal		168,203	26.3%	$40.19	50.2%		NAV	NAV	NAV

Other	Various	57,683	9.0%	$36.27	15.5%	Various	$34,767	$603	7.5%
Vacant	NAP	0	0.0	$0.00	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.(14)		638,991	100.0%	$37.91	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 638,991.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include percentage-in-lieu rent that was calculated based on 2012 Total Sales.
(4)	% of U/W Base Rent is based on total occupied underwritten base rent and excludes non-collateral anchor tenants as well as any gross-up of vacant space.
(5)	2012 Total Sales (000s) represents 2012 total sales as reported by the borrowers except as noted below.
(6)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales or 2011 sales, as reported.
(7)
Occupancy Cost (% of Sales) is calculated as (A) the sum of (i) underwritten base rent and (ii) the tenant-by-tenant expense recoveries per the rent roll dated January 1, 2013, divided by (B) the 2012 Total Sales or 2011 sales, as reported.

(8)	BJ’s Wholesale Club, Inc. has four five-year extension options.
(9)
Bed Bath & Beyond has three five-year renewal options with co-tenancy and termination options related to other tenants going dark.  Bed Bath & Beyond only reports sales amounts if greater than 90% of break-point.

(10)	Babies R Us has five five-year renewal options remaining. Babies R Us did not report 2012 Total Sales. Figures shown above represent 2011 sales.
(11)
Marshalls has three five-year renewal options with co-tenancy and termination options related to certain other tenants going dark. Marshalls did not report 2012 Total Sales. Figures shown above represent 2011 sales.

(12)	Best Buy has four five-year renewal options. Best Buy is not required to report sales.
(13)	Old Navy has one five-year renewal option remaining with co-tenancy and termination options related to certain other tenants going dark.
(14)
Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 354,881, which excludes ground lease anchor tenants totaling 284,110 sq. ft. as well as any gross-up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	6	112,218	31.6	112,218	31.6%	$37.59	31.4	31.4%
2018	2	74,642	21.0	186,860	52.7%	$35.78	19.9	51.2%
2019	0	0	0.0	186,860	52.7%	$0.00	0.0	51.2%
2020	0	0	0.0	186,860	52.7%	$0.00	0.0	51.2%
2021	0	0	0.0	186,860	52.7%	$0.00	0.0	51.2%
2022	1	7,347	2.1	194,207	54.7%	$38.90	2.1	53.3%
2023	1	31,679	8.9	225,886	63.7%	$52.92	12.5	65.8%
Thereafter	1	128,995	36.3	354,881	100.0%	$35.68	34.2	100.0%
Vacant	NAP	0	0.0	354,881	100.0%	NAP	NAP
Total / Wtd. Avg.	11	354,881	100.0%			$37.91	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration in the subject lease. Such early termination options are not considered in this chart.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loans. The Gateway loans (collectively, the “Gateway Loans”) are comprised of three individual cross-collateralized and cross-defaulted fixed rate loans totaling $160.0 million ($451 per sq. ft.) secured by (i) each borrowers’ fee simple interest in its portion of a 354,881 sq. ft. portion (the “Gateway Collateral”) of a 638,991 sq. ft. Class A anchored retail shopping center located at 501 Gateway Drive in Brooklyn, New York (the “Gateway Property”), (ii) a mortgage on the parking lot and certain other common areas within the Gateway Property (the “CA Tract”) owned by Gateway Center Parking Association, LLC (“CA Owner”), an affiliate of the borrowers, and (iii) a pledge of each borrower’s special membership interests in CA Owner (as described below). The Gateway Collateral includes anchor tenant, BJ’s Wholesale Club, Inc., but does not include anchor tenants, Target Corporation (“Target”) or  Home Depot U.S.A., Inc. (“Home Depot”), which own their own land and improvements at the Gateway Property. Each Gateway Loan has a ten-year term, is interest-only and accrues interest at a fixed rate equal to 4.5055%.

The Gateway Loans proceeds were used to refinance existing debt of approximately $92.9 million, pay closing costs of approximately $2.5 million, fund upfront reserves of $268,439 and return equity to the sponsors of approximately $64.3 million.  Based on the appraised value of $232.0 million as of October 31, 2012, the cut-off date LTV is 69.0%.

The Borrowers / Sponsor.    Each borrower is a single purpose Delaware limited liability company (as identified in the Property Summary table), each structured to be bankruptcy-remote and each with at least two independent directors in its organizational structure (collectively, the “Borrowers”). The sponsor of the Borrowers and the non-recourse carveout guarantor is The Related Companies, L.P. (“Related Companies” or the “Sponsor”). Each Borrower is owned 100% by Gateway Center Properties LLC, which is owned by Related Gateway, LLC (managing member 50% ownership interest), SMR RBV Gateway LLC (39.1%) and RBV Gateway, LLC (10.9%).  Related Gateway, LLC is owned by Related Retail, LP (managing member, 0.5%), Related Properties, LLC (78.4%) and other additional members (21.1%). Related Retail, LP is 99% owned by Related Companies.  SMR RBV Gateway LLC is 100% owned by Stephen Ross.

Founded in 1972, Related Companies has experience in the development, construction, acquisition, finance, and management of real estate assets. Related Companies has over 2,000 employees in eight offices nationwide, led by a senior management team with an average of 29 years in real estate. Related Companies owns and operates over 17,500 residential units composed of 4,500 luxury residential rental units and 13,000 affordable units. In addition, Related Companies own and operate approximately 11 million sq. ft. of commercial space in retail centers, office buildings, trade show space, and mixed-use facilities as of June 2012. Its entire portfolio is valued at over $15 billion. Related Companies has developed over $22 billion of real estate since its inception. Related Companies is currently the nation’s largest developer, having built over 33,000 residential units and over 15 million sq. ft. of commercial and mixed-use properties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

The Property.    The Gateway Property consists of a Class A anchored retail shopping center located at 501 Gateway Drive in Brooklyn, New York. The Gateway Property is situated immediately north of the Belt Parkway, approximately 14 miles southeast of midtown Manhattan and approximately 8 miles east of downtown Brooklyn. Anchors and major tenants at the Gateway Property include Target and Home Depot (neither of which are included in the Gateway Collateral) as well as BJ’s Wholesale Club, Inc., Babies R Us, Bed Bath & Beyond, Marshalls, Best Buy and Old Navy (all included in the Gateway Collateral). The Gateway Collateral, combined with two non-collateral anchor tenants, Target and Home Depot, and a common parcel which includes parking, driveways and landscaping, operates as a single property through a permanent Operation and Easement Agreement (“OEA”).  While Home Depot and Target own and operate their own land and improvements, the OEA provides that the non-collateral anchors contribute their pro rata share of the costs of owning and operating the common area. The Gateway Property was 100.0% occupied for the past five years and is currently 100.0% occupied as of the rent roll dated January 1, 2013. The Gateway Property was developed by the Sponsor in 2002.

The Gateway Property is located along Gateway Drive just north of the Belt Parkway, a major regional expressway thoroughfare. The Belt Parkway has a reported daily traffic count of 149,023 vehicles. The Gateway Property is visible from the Belt Parkway and is located five miles west of the John F. Kennedy International Airport. The area surrounding the Gateway Property is primarily residential, with commercial and industrial development which serves the needs of the local population.

The chart below details the Gateway Property’s tenancy by general type.

Gateway Property Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.	% of Total U/W Base Rent(1)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.(2)	Occupancy Cost %(3)
Anchor Tenants (non-collateral)(4)	284,110	NAP	NAP	NAP	NAP	NAP	NAP

Anchor Tenant (collateral)	128,995	36.3%	$35.68	34.2%	14.5	$1,369	3.4%
Major In-Line > 10,000 - Comp	132,968	37.5	$35.64	35.2	4.6	$423	10.1%
Major In-Line > 10,000 - Non-Comp	69,413	19.6	$48.16	24.8	7.1	NAV	NAV
Outparcel	23,505	6.6	$32.75	5.7	6.1	$941	4.4%
Vacant	0	0.0	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)	354,881	100.0%	$37.91	100.0%
(1)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes non-collateral anchor tenants as well as any gross up of vacant space.
(2)	2012 Sales Per Sq. Ft. represents 2012 Total Sales as reported by the Borrowers except in certain cases may represent 2011 sales if the 2012 sales figures have not been reported.
(3)
Occupancy Cost % is calculated as (A) the sum of (i) underwritten base rent and (ii) the tenant-by-tenant expense recoveries per the rent roll dated January 1, 2013, divided by (B) the 2012 sales or 2011 sales, as reported.

(4)	Anchor Tenants (non-collateral) include Target (148,707 sq. ft.) and Home Depot (135,403 sq. ft.).
(5)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied collateral base rent and underwritten occupied collateral sq. ft., and excludes any gross up of vacant space.

The Market.    The Gateway Property is located in the New York City borough of Brooklyn.  New York City’s five boroughs are a part of the Greater New York Region, within the New York-Northern New Jersey-Long Island Metropolitan Statistical Area (New York “MSA”) encompassing 23 counties in southeastern New York State, and central and northern New Jersey, all closely connected by the area’s vast mass transit infrastructure. Primary access to the Gateway Property area is provided by the Belt Parkway. The Belt Parkway is a major thoroughfare linking Queens and Long Island with Brooklyn, John F. Kennedy International Airport, the Verrazano-Narrows Bridge leading to Staten Island, the Brooklyn Bridge and Brooklyn-Battery Tunnel leading to Manhattan and the Brooklyn Queens Expressway. The Belt Parkway has a reported average daily traffic count of 149,023 vehicles. According to the appraisal, the population of New York City has increased by 2.7% from 8.0 million in 2000 to 8.2 million in 2012.

The Gateway Property is located in the New York MSA, which had a 2013 estimated population of approximately 19.1 million people. Between 2000 and 2013, the MSA population increased 4.5% and is projected to increase 2.0% through 2018.  The Gateway Property’s trade area within a 1-, 3- and 5-mile radius also experienced positive annual population growth over the period between 2000 and 2013 at 10.4%, 3.9% and 1.9%, respectively with the estimated 2013 population being 32,872, 524,629 and 1,664,823, respectively. Through 2018, the populations within a 1-, 3- and 5-mile radius are expected to continue to grow to 34,242, 541,478 and 1,712,914, respectively, which represent growth rates of 4.2%, 3.2% and 2.9%, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

Average estimated household income for 2013 within a 1-, 3- and 5-mile radius was $44,196, $56,629 and $59,985, respectively, compared to the State of New York average of $81,625. Approximately 16.4% of the population within a 5-mile radius of the Gateway Property has an average estimated household income of $100,000 or more.

According to the appraisal, the Gateway Property is located in the north Brooklyn submarket which contains 5,645 retail properties accounting for approximately 35.1 million sq. ft.  As of the third quarter 2012, the overall retail vacancy rate was 3.3% which decreased from the third quarter 2011 vacancy rate of 3.8%. The average rental rate for the north Brooklyn retail market as of the third quarter 2012 was $32.23 per sq. ft.

The chart below details the Gateway Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Major Tenants	Occupancy %(2)	Proximity (miles)
Gateway Property	2002 / NAP	638,991	Target, Home Depot, BJ’s Wholesale Club, Inc.	100.0%	Subject
Kings Plaza Shopping Center	1969	1,078,736	CVS, Macy’s, Modell’s Sporting Goods, Old Navy, Sears	100.0%	3.7
Atlantic Terminal	NAV	373,000	Target, DSW, Guitar Center, Men’s Wearhouse	99.2%	6.8
Shops at Atlantic Center	NAV	399,000	Marshalls, OfficeMax, Old Navy, Pathmark	100.0%	7.1
Queens Place	NAV	455,000	Best Buy, Macy’s Furniture, Target	98.9%	7.3
Green Acres Mall	NAV	1,800,000	Best Buy, JC Penney, Macy’s, Target	99.6%	8.6
Bay Harbour Mall	NAV	303,282	Bed, Bath & Beyond, Best Buy, Burlington Coat Factory, CVS Pharmacy, Marshalls, Staples	100.0%	9.3
(1)	Source: Appraisal
(2)	The Gateway Property Occupancy % is based on Total GLA, including non-collateral anchors.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	12/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$12,480,822	$12,480,822	$12,652,303	$13,453,779	$37.91
Percentage Rent	0	5,043	0	0	$0.00
Gross Potential Rent	$12,480,822	$12,485,865	$12,652,303	$13,453,779	$37.91
Total Recoveries	2,966,294	2,813,018	2,874,793	3,039,636	$8.57
Total Other Income(3)	9,809	17,171	14,048	4,980	$0.01
Less: Vacancy(4)	0	0	0	(494,802)	(3.0%)
Effective Gross Income	$15,456,925	$15,316,054	$15,541,144	$16,003,593	$45.10
Total Operating Expenses	3,677,848	3,448,203	3,427,210	3,644,026	$10.27
Net Operating Income	$11,779,077	$11,867,851	$12,113,934	$12,359,568	$34.83
TI/LC	0	0	0	173,304	$0.49
Capital Expenditures	0	0	0	56,781	$0.16
Net Cash Flow	$11,779,077	$11,867,851	$12,113,934	$12,129,482	$34.18
(1)	U/W Per Sq. Ft. is based on collateral sq. ft. of 354,881.
(2)	U/W Base Rent is based on the rent roll dated January 1, 2013.
(3)	U/W Total Other Income is based on 2012 actual other income at the Gateway Center II Property.
(4)	Less: Vacancy includes an underwritten adjustment of 3.0%. As of the rent roll dated January 1, 2013, the Gateway Property was 100.0% occupied.

Major Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	2012
Babies R Us	$465	$424	NAV
Marshalls	$517	$494	NAV
Old Navy	$380	$336	$397
(1) Based on historical sales statements provided by the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

Property Management.     The Gateway Property is managed by Related Management Company, L.P., an affiliate of the Borrowers.

Lockbox / Cash Management.    The Gateway Loans are structured with a hard lockbox and in-place cash management.  Under the Gateway Loans, all excess cash is required to be swept into a lender controlled account upon the occurrence of one or more of the following events: (i) an event of default by any Borrower, (ii) the bankruptcy or insolvency of any Borrower, Sponsor or property manager or (iii) the DSCR falling below 1.15x.

Initial Reserves.    At closing, the Borrowers deposited, collectively,  (i) $240,447 into the tax reserve account and (ii) $27,991 into the insurance reserve account.

Ongoing Reserves.    On a monthly basis, the Borrowers are currently required to deposit, collectively,  reserves of (i) $60,112 into the tax reserve account, (ii) $6,998 into the insurance reserve account, (iii) $2,957 into the capital expenditure/replacement reserve account, and (iv) $14,442 into the TI/LC reserve account subject to a cap in an amount equal to $693,216.

The Gateway Property is in the tenth year of a 25-year partial tax exemption, which provides for reduced taxes for 13 years followed by a phase-in of full taxes over a 12-year period.  Actual in-place taxes were underwritten and the monthly tax reserve will increase accordingly.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None permitted.

Partial Release.    The Gateway Loan documents do not permit the Borrowers to obtain any partial release, including any release of the cross-collateralization and cross-default provisions.

Pledge and Security Agreements.  The Borrowers collectively own 100% of the special membership interests in CA Owner (as further described below). Pursuant to the OEA recorded against the CA Tract, the owners of each of (1) the CA Tract and the tracts owned by each Borrower (collectively), (2) the Home Depot parcel and (3) the Target parcel may appoint an “Approving Party”.  The owners of the CA Tract and the tracts owned by the Borrowers may appoint only one of the three Approving Parties.  The three Approving Parties have the sole right to make certain decisions pursuant to the terms of the OEA, including the right to amend the OEA. Pursuant to the limited liability company agreement of CA Owner, each Borrower received special membership interests in  CA Owner entitling them to approve any action taken by CA Owner as an Approving Party. Lender received a first mortgage in the CA Tract and a pledge of each Borrower’s special membership interests in CA Owner.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

501 Gateway Drive Brooklyn, NY 11239	Collateral Asset Summary Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$160,000,000 69.0% 1.66x 7.7%

Gateway
1 Gateway I 501 Gateway Drive Brooklyn, NY 11239
2 Gateway II 501 Gateway Drive Brooklyn, NY 11239
3 Gateway III 501 Gateway Drive Brooklyn, NY 11239
MANHATTAN
QUEENS
NEW YORK CITY
BROOKLYN
Long Island City
Woodside
Midtown
Times Square
Penn Station
Greenwich Village
New York University
SoHo
Financial District
Greenpoint
Maspeth
Calvary Cemetery
Long Island Expwy
Middle Village
Glendale
Williamsburg
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
Brooklyn-Queens
Metropolitan Ave.
Flushing Ave.
Broadway
Myrtle Ave.
Bushwick Ave.
Brooklyn Heights
Downtown Brooklyn
DeKalb Ave.
Bedford-Stuyvesant
Cobble Hill
Barclays Center
Fulton St.
Atlantic Ave.
Red Hook
Prospect Heights
Park Slope
Prospect Park
Eastern Pkwy.
Crown Heights
Kings County Hospital
Linden Blvd.
SUNY Downstate Medical Ctr.
Greenwood Cemetery
Sunset Park
Flatbush
Ave. D
Borough Park
Ditmas Ave.
Brooklyn College
Flatlands
Canarsie
Canarsie Beach Park
East New York
Pennsylvania Ave.
Remsen Ave.
Rockaway Pkwy.
Utica Ave.
Kings Hwy.
Flatlands Ave.
Ralph Ave.
Flatbush Ave.
Ozone Park
Jamaica Ave.
Liberty Ave.
Rockaway Blvd.
Conduit Blvd.
Aqueduct Racetrack
Belt Pkwy
Howard Beach
John F. Kennedy International Airport
Spring Creek Park
Jamaica Bay
GATEWAY NATIONAL RECR. AREA
Crossbay Blvd.
Bensonhurst
Sheepshead Bay
Ave. U
Gravesend
Floyd Bennett Field
Drier-Offerman Park
Coney Island
New York Aquarium
Brighton Beach
Manhattan Beach
Oriental Blvd.
CUNY Kingsborough Comm. College
Rockaway Inlet
Rockaway Beach
Jacob Riis Park
Atlantic Ocean
Ocean Pkwy.
Coney Island Ave.
Ocean Ave.
Nostrand Ave.
Bedford Ave.
New York Ave.
Flatbush Ave.
New Utrecht Ave.
Bay Pkwy.
Fort Lee
BRONX
Port Washington
Great Neck
NEW JERSEY
Secaucus
Union City
Hoboken
JERSEY CITY
Astoria
LaGuardia Airport
Flushing
Long Island City
Kew Gardens
Jamaica
Queens Village
Elmont
Valley Stream
Woodmere
Lawrence
Far Rockaway
Upper New York Bay
Brooklyn Heights
Park Slope
Ozone Park

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Credit Estimate:	A-/A3 (KBRA/Moody's)		Property Type:	Mixed Use – Retail / Office
Loan Purpose:	Refinance		Collateral:	Leasehold
Sponsor:	Peter M. Brant		Location:	New York, NY
Borrower:	575 Broadway Associates L.P.		Year Built / Renovated:	1882 / 2010
Original Balance:	$125,850,000		Total Sq. Ft.:	169,450
Cut-off Date Balance:	$125,850,000		Property Management:	A.R.I. Investors Inc.
% by Initial UPB:	9.7%		Underwritten NOI:	$18,103,031
Interest Rate:	4.0040%		Underwritten NCF:	$17,713,296
Payment Date:	6th of each month		Appraised Value:	$302,000,000
First Payment Date:	March 6, 2013		Appraisal Date:	December 18, 2012
Maturity Date:	February 6, 2023
Amortization:	None
Additional Debt:	None		Historical NOI
Call Protection:	L(26), D(87), O(7)		Most Recent NOI:	$8,535,192 (T-12 October 31, 2012)
Lockbox / Cash Management:	Hard / In-place		2nd Most Recent NOI:	$8,275,390 (December 31, 2011)
			3rd Most Recent NOI:	$8,993,760 (December 31, 2010)
Reserves(1)
	Initial	Monthly	Historical Occupancy(2)
Taxes:	$276,270	$87,705	Most Recent Occupancy:	92.7% (December 1, 2012)
Insurance:	$147,025	$23,337	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Replacement:	$4,236	$4,236	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
TI/LC:	$28,242	$28,242	4th Most Recent Occupancy:	100.0% (December 31, 2009)
Immediate Repairs:	$82,500	$0	(1) See “Initial Reserves” and “Ongoing Reserves” and “Ground Lease” herein. (2) Historical Occupancy is based on historical operating statements provided by the Borrower.
Interest Expense:	$391,925	$0
Facade Renovation:	$1,468,500	Springing
Ground Rent:	$250,000	$250,000
Prada TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$743
Balloon Balance / Sq. Ft.:		$743
Cut-off Date LTV:		41.7%
Balloon LTV:		41.7%
Underwritten NOI DSCR:		3.54x
Underwritten NCF DSCR:		3.47x
Underwritten NOI Debt Yield:		14.4%
Underwritten NCF Debt Yield:		14.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.	Occupancy Cost (% of Sales)
Retail Tenants
Prada(5)	NR/NR/NR	30,079	17.8%	$398.95	63.4%	1/31/2023	NAV	NAV	NAV
New York Food (Lure Nightclub)	NR/NR/NR	10,482	6.2	$67.76	3.7	8/31/2013	NAV	NAV	NAV
Subtotal		40,561	23.9%	$313.36	67.1%		NAV	NAV	NAV

Major Office Tenants
Estee Lauder, Inc. (6)	NR/A2/A	46,000	27.1%	$59.88	14.5%	10/31/2021	NAV	NAV	NAV
Coldwater Creek(7)	NR/NR/NR	22,500	13.3	$43.12	5.1	9/30/2019	NAV	NAV	NAV
Code & Theory	NR/NR/NR	19,500	11.5	$60.51	6.2	6/30/2022	NAV	NAV	NAV
CES Energy(8)	NR/NR/NR	11,000	6.5	$40.00	2.3	9/30/2016	NAV	NAV	NAV
Subtotal		99,000	58.4%	$53.99	28.2%		NAV	NAV	NAV

Office Other	Various	17,577	10.4%	$50.40	4.7%	Various	NAP	NAP	NAP
Vacant	NAP	12,312	7.3	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.(9)		169,450	100.0%	$120.54	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 169,450 per the December 1, 2012 rent roll.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through January 31, 2014.
(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and exclude any gross up of vacant space.
(5)	Prada has one 5-year extension option. Net Rentable Area shown above includes 5,079 sq. ft. of storage space.
(6)
Estee Lauder, Inc. has the option to terminate its lease entirely or with respect to a portion of its space constituting a full floor effective October 31, 2016. Estee Lauder, Inc. must deliver notice not later than twelve calendar months prior to the termination date and pay a termination fee equal to six monthly installments of the rent then in effect for the terminated portion. Net Rentable Area shown above includes 1,000 sq. ft. of storage space.

(7)
Coldwater Creek has sublet a portion of its leased space (3,000 sq. ft.) to Security Industry Specialists, Inc. under a sublease agreement dated June 2010.  The sublease has an expiration date of September 4, 2013.  Coldwater Creek has one 5-year renewal option.

(8)	CES Energy has one 5-year renewal option.
(9)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	2	10,482	6.2	10,482	6.2%	$67.76	3.8	3.8%
2014	0	0	0.0	10,482	6.2%	$0.00	0	3.8%
2015(4)	0	0	0.0	10,482	6.2%	$0.00	0	3.8%
2016	1	11,000	6.5	21,482	12.7%	$40.00	2.3	6.1%
2017	0	0	0.0	21,482	12.7%	$0.00	0	6.1%
2018	1	8,500	5.0	29,982	17.7%	$61.50	2.8	8.8%
2019	2	22,500	13.3	52,482	31.0%	$43.12	5.1	14.0%
2020	0	0	0.0	52,482	31.0%	$0.00	0	14.0%
2021	4	46,000	27.1	98,482	58.1%	$59.88	14.5	28.5%
2022	1	19,500	11.5	117,982	69.6%	$60.51	6.2	34.7%
2023	5	30,079	17.8	148,061	87.4%	$398.95	63.4	98.1%
Thereafter	2	9,077	5.4	157,138	92.7%	$40.00	1.9	100.0%
Vacant	NAP	12,312	7.3	169,450	100.0%	NAP	NAP
Total / Wtd. Avg.	18	169,450	100.0%			$120.54	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through January 31, 2014.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

(4)	Excludes the lease for kiosk space to The Shack on Prince.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

The Loan.    The 575 Broadway loan (the “575 Broadway Loan”) is a $125.9 million ($743 per sq. ft.) fixed rate loan secured by the borrower’s leasehold interest in a 169,450 sq. ft. Class B retail and office building located at 575 Broadway in New York, New York (the “575 Broadway Property”).  The 575 Broadway Loan has a ten year term, is interest-only and accrues interest at a fixed rate equal to 4.0040%.

The 575 Broadway Loan proceeds were used to refinance existing debt of approximately $20.9 million, fund upfront reserves totaling approximately $2.6 million, pay closing costs of approximately $4.0 million, and return equity to the sponsors of approximately $98.3 million.  Based on the appraised value of $302.0 million as of December 18, 2012, the cut-off date LTV is 41.7%.

The Borrower / Sponsor.    The borrower, 575 Broadway Associates L.P. (the “Borrower”), is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the Borrower and the non-recourse carveout guarantor is Peter M. Brant (“Sponsor”).  According to his December 31, 2011 personal financial statement, Mr. Brant has a net worth of $294.3 million and liquidity of $1.7 million.

Mr. Brant is the chairman and chief executive officer of White Birch Paper Company (“White Birch”), one of the largest newsprint manufacturers in North America whose predecessor business his father co-founded in the 1940s.  In 2008, Mr. Brant bought out his partner in White Birch.  Mr. Brant also heads Brant Publications, Inc., a magazine publisher he co-founded in 1984.  As a real estate developer, Mr. Brant was involved in establishing Conyers Farm, a 1,500-acre residential community located in Greenwich, Connecticut and North Castle, New York with strict zoning, building and environmental standards, ensuring appropriate density with and architectural integrity among the homes built in the community.  Mr. Brant is the founder of the Greenwich Polo Club, the Saratoga Polo Association and co-founder of the Bridgehampton Polo Club.  Mr. Brant’s primary philanthropic focus is The Brant Foundation, Inc. and The Brant Foundation Art Study Center which promote the education and appreciation of contemporary art and design.

The Property.    The 575 Broadway Property consists of a 6-story, 169,450 sq. ft. retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York.  The retail component, split between the ground level and a mezzanine level, totals 39,794 sq. ft. (23.5% of NRA) and generates 64.9% of total underwritten base rent.  The office component, located on floors two through six, totals 115,577 sq. ft. (68.2% of NRA), and generates 32.6% of total underwritten base rent.  Additionally, there is 14,079 sq. ft. (8.3% of the NRA) of sub-basement storage space which serves various retail and office tenants in the building and generates 2.5% of the total underwritten base rent.  The 575 Broadway Property was 92.7% leased as of December 1, 2012.

The 575 Broadway Property was built in 1882 and renovated in 2010.  The Borrower’s leasehold interest in the 575 Broadway Property was acquired in 1989 for total consideration of $9.6 million.  Since the acquisition, the Borrower has invested approximately $2.8 million in capital improvements, along with an additional $3.4 million in miscellaneous expenses on the 575 Broadway Property.

The 575 Broadway Property is subject to a restrictive declaration (the “Facade Declaration”). The aim of the Facade Declaration, which is typical of similarly aged properties in the neighborhood, is to preserve the historical character of the 575 Broadway Property through the establishment of a continuing maintenance program which is overseen by the Landmarks Preservation Commission (“LPC”). In connection with the Facade Declaration, the 575 Broadway Property is inspected every three years by a preservation architect who identifies a scope of work necessary to preserve the exterior of the building. Thereafter, the repairs are required to be made within nine months of the issuance of an LPC permit for such work, subject to appeal by the property owner (currently the ground lessor and the Borrower) at their own expense. The most recent report dated January 2013 identified necessary repairs totaling $1.3 million. Approximately $1.5 million has been reserved for the historic preservation of the 575 Broadway Property. For additional information, see “Initial Reserves” and “Ongoing Reserves” below.

The 575 Broadway Property is located in the SoHo neighborhood of New York, New York which is generally defined as the area bound by Broadway to the east, West Broadway to the west, Houston Street to the north, and Canal Street to the south.  This area benefits from access to A, C and E subway lines along Sixth Avenue, Broadway’s N, R and Q subway lines, and is a short distance from a Path commuter train station to New Jersey.  While the heavily traveled arteries of Broadway, Houston Street, Canal Street and West Broadway have always contained a significant amount of retail space, the central roadways such as Mercer Street, Prince Street, Spring Street and Wooster Street also attract notable retailers and galleries.

The largest office tenant at the 575 Broadway Property is Estee Lauder, Inc. which occupies a total of 45,000 sq. ft. of office space on two floors and 1,000 sq. ft. of storage space under leases that expire on October 31, 2021.  The largest retail tenant is Prada which leases 25,000 sq. ft. of retail space on two floors and 5,079 sq. ft. of storage space under leases that expire on January 31, 2023. Other office and retail tenants include Code & Theory, Coldwater Creek, 20th Century Acquisitions, Inc. and CES Energy, Inc.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

The Market.    The 575 Broadway Property is located in the SoHo neighborhood within the New York City Statistical Metropolitan Area (“SMA”) in the borough of Manhattan.  The population of New York City is approximately 8.2 million.  Manhattan forms the political, financial and cultural core of the SMA and is considered the economic growth engine of the greater New York Region.  New York City’s other boroughs are Brooklyn, Queens, Staten Island and the Bronx.  The area’s vast mass transit infrastructure closely connects the five boroughs and surrounding suburban areas forming the Greater New York Region.

Based on the appraisal, New York City’s biggest growth drivers are the tech industry and tourism.  Total visitors to the city rose to 50.5 million in 2011.  Tourists spent $32.0 billion at local businesses creating employment in the hospitality and retail sectors.  In addition, a market research firm reported record numbers of tourists for the 2011-2012 season with $1.1 billion in revenue.  In recent years, retail tenants including Lacoste, Fossil, Armani AX, Banana Republic, Hugo Boss, H&M, TopShop, Uniqlo, Zales, Crate & Barrel, BeBe, Escada, Victoria’s Secret, Billabong, Eddie Bauer, the Nature Company and J. Crew have all opened shops in SoHo.  Pedestrian traffic at the corner of Broadway and Prince Street is very high, with varied demographics, including students, tourists and professionals attracted to the area’s galleries, restaurants, stores and upscale boutiques.

The 575 Broadway Property’s trade area within a 1-, 3- and 5-mile radius experienced positive annual population growth between 2000 and 2013 at 3.1%, 15.2%, and 7.4%, respectively with the estimated 2013 population being 244,765, 1,005,492 and 2,455,964, respectively. Through 2018, the populations within a 1-, 3- and 5-mile radius are expected to grow to 249,953, 1,056,675 and 2,549,254, respectively, which represent growth rates of 2.1%, 5.1%, and 3.8%, respectively.

Average estimated household income for 2013 within a 1-, 3- and 5-mile radius is $122,049, $121,494 and $109,337, respectively, compared to the State of New York average of $81,625.  Approximately 32.9% of the population within a 5-mile radius of the 575 Broadway Property has an average estimated household income of $100,000 or more.

The 575 Broadway Property is located in the New York City retail market and the SoHo retail submarket.  The New York City retail market contains 5,003 buildings consisting of approximately 63.5 million sq. ft. of retail space.  As of the third quarter 2012, the overall vacancy rate was 2.1%, which represented a decrease of 140 basis points from its peak of 3.5% as of year-end 2008.  The average rental rate for the market in third quarter 2012 was $51.18 per sq. ft., which represented a $0.86 per sq. ft. (1.7%) increase over the previous quarter’s value of $50.32 per sq. ft., and a $1.45 per sq. ft. (-2.7%) year over year decrease.  During the third quarter 2012, the market reported positive net absorption of 48,824 sq. ft.  An industry research report reported one delivery totaling 8,359 sq. ft. during third quarter 2012 with nine properties, totaling 603,886 sq. ft, under construction at the end of the 3Q 2012.  The SoHo retail submarket contains 947 buildings accounting for approximately 8.7 million square feet.  As of third quarter 2012, the overall vacancy rate was 1.9% and the average rental rate was $64.32 per sq. ft.

The table below shows statistics as of the third quarter of 2012 for retail space in the market and submarket.

Category(1)	New York - Retail	SoHo - Retail
Existing Supply (Sq. Ft.)	63,498,067	8,747,215
Average Vacant	2.1%	1.9%
Average Rent Per Sq. Ft.	$51.18	$64.32
(1)	Source: Industry research report

The 575 Broadway Property is located in the New York City office market and the SoHo office submarket.  The New York City Class B office market contains 1,379 buildings consisting of approximately 160.4 million sq. ft. of office space.  As of third quarter 2012, the overall vacancy rate for the Class B office submarket was 5.7%, which represented a decrease of 530 basis points from its peak of 11.0% as of year-end 2002.  The average rental rate for the market in third quarter 2012 was $44.66 per sq. ft., which represented a $0.72 per sq. ft. (1.6%) increase over the previous quarter’s value of $43.94 per sq. ft., and a $3.40 per sq. ft. (8.2%) year over year increase.  During the third quarter 2012, the market reported negative net absorption of 59,376 sq. ft.  An industry research company reported zero deliveries during third quarter 2012 with 3 properties, totaling 60,150 sq. ft, under construction at the end of the third quarter 2012.  The SoHo Class B office submarket contains 118 buildings accounting for approximately 6.1 million square feet.  As of third quarter 2012, the overall vacancy rate for the Class B office submarket was 4.3% and the average rental rate was $57.47 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

The table below shows statistics as of the third quarter of 2012 for Class B office space in the market and submarket.

Category(1)	New York - Class B Office	SoHo - Class B Office
Existing Supply (Sq. Ft.)	160,400,956	6,108,707
Average Vacant	5.7%	4.3%
Average Rent Per Sq. Ft.	$44.66	$57.47
(1)	Source: Industry research report

The table below shows the 575 Broadway Property’s ground level retail vacancy rate and asking rents in comparison to its direct ground level retail competitors in the retail submarket.

Summary of Comparable Ground Level Retail Space(1)
Building	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per Sq. Ft.
575 Broadway Property	19,312	51.8%	$811(2)
494 Broadway	2,175	100%	$800
560 Broadway	7,000	100%	$450
568 Broadway	12,135	100%	$625
532 Broadway	2,500	100%	$540
529 Broadway	8,750	0%	$675
(1)	Source: Appraisal.
(2)
575 Broadway Property Asking Rent (Net) Per Sq. Ft. is based on underwritten occupied base rent and underwritten total ground level retail sq. ft. and market rents as determined by the appraiser and vacant ground level retail sq. ft.

The table below shows the 575 Broadway Property’s vacancy rate and asking rents in comparison to its direct competitors in the office submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size (Sq. Ft.)	% Leased	Asking Rent (Net) Per Sq. Ft.
575 Broadway Property	1882	115,577	100%	$53(2)
915 Broadway	1927	215,000	NAV	$48
665 Broadway	1901	148,000	NAV	$41
530 Broadway	1912	25,000	NAV	$43
22 Howard Street	1920	42,840	NAV	$50
111 Fifth Avenue	1984	181,000	NAV	$52
451 Broadway	1920	65,000	NAV	$43
295 Lafayette Street	1885	231,000	NAV	$40
Total / Wtd. Avg.(3)		907,840		$45
(1)	Source: Appraisal.
(2)
575 Broadway Property Asking Rent (Net) Per Sq. Ft. is based on underwritten occupied base rent for office tenants including contractual rent steps through January 31, 2014 and underwritten total occupied office sq. ft. of 115,577.

(3)	Total / Wtd. Avg. excludes the 575 Broadway Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$14,891,180	$9,798,404	$10,909,920	$18,925,414	$111.69
Rent Steps(2)	0	0	0	15,277	0.09
Mark to Market Adjustment(3)	0	0	0	87,932	0.52
Value of Vacant Space	0	0	0	5,546,000	32.73
Gross Potential Rent	$14,891,180	$9,798,404	$10,909,920	$24,574,623	$145.03
Total Recoveries	0	2,890,638	2,986,858	1,783,080	10.52
Total Other Income(4)	0	855,854	908,677	806,000	4.76
Less: Vacancy(5)	0	0	0	(1,317,885)	(5.0%)
Effective Gross Income	$14,891,180	$13,544,896	$14,805,455	$25,845,818	$152.53
Total Operating Expenses	5,897,420	5,269,506	6,270,263	7,742,788	45.69
Net Operating Income	$8,993,760	$8,275,390	$8,535,192	$18,103,031	$106.83
TI/LC	0	0	1,265	338,900	2.00
Capital Expenditures	0	0	0	50,835	0.30
Net Cash Flow	$8,993,760	$8,275,390	$8,533,927	$17,713,296	$104.53
(1)	U/W Base Rent is based on the rent roll dated December 1, 2012.
(2)	U/W Rent Steps includes contractual rent increases through January 31, 2014.
(3)
Mark to Market Adjustment represents the difference between contract and market rent for the New York Food lease which expires on August 31, 2013 on the presumption that it will be released at market rates.

(4)	Total Other Income includes rental income from the Shack on Prince, a kiosk tenant.
(5)	Less: Vacancy includes an underwriting adjustment of 5%.

Property Management.    The 575 Broadway Property is managed by A.R.I. Investors Inc., an independent management company.

Lockbox / Cash Management.    The 575 Broadway Loan is structured with a hard lockbox and in-place cash management.  All excess cash is required to be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default, (ii) the bankruptcy or insolvency of Borrower, Sponsor or an affiliated manager, if applicable,  (iii) a Prada Cash Sweep Trigger Event, (iv) a Facade Cash Sweep Trigger Event, or (v) if the DSCR falls below 1.75x.

A “Prada Cash Sweep Trigger Event” means the occurrence of any of the following: (a) Prada gives notice of its intention not to renew or extend its lease past its January 31, 2023 expiration date, (b) if 6 months prior to Prada lease expiration, Prada has not extended its lease or entered into a new lease, (c) an event of default under the Prada lease beyond any applicable notice or cure period, (d) bankruptcy or insolvency of Prada, or (e) Prada goes dark, vacates, ceases to occupy, or discontinues its operations at the leased premises.

A “Facade Cash Sweep Trigger Event” means the occurrence of any submission by the “Preservation Architect” (as defined in the Facade Declaration) of a “Periodic Report” or “Emergency Incident Report” (each as defined in the Facade Declaration) to Borrower, ground lessor, LPC and City Planning Commission containing the applicable required Facade Renovation Work.

Initial Reserves.    At closing, the Borrower deposited (i) $276,270 into a real estate tax reserve account, (ii) $147,025 into an insurance reserve account, (iii) $4,236 into a replacement reserve account, (iv) $28,242 into a TI/LC reserve account, (v) $82,500 into an immediate repairs reserve account, (vi) $391,925 into an interest reserve account, (vii) $1,468,500 into a facade renovation reserve account, and (viii) $250,000 into a ground rent reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $87,705 into the tax reserve account, (ii) $23,337 into the insurance reserve account, (iii) $4,236 into the replacement reserve account, (iv) $28,242 into the TI/LC reserve account (subject to a cap of $1,000,000), and (v) the ground rent due for the subsequent month.

The 575 Broadway Loan is structured with a springing Prada TI/LC reserve, designed to sweep all remaining cash flow after the occurrence of a Prada Cash Sweep Trigger Event, provided a Facade Cash Sweep Trigger Event has not occurred.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

The 575 Broadway Loan is also structured with a springing facade renovation reserve, designed to sweep all remaining cash flow after the occurrence of a Facade Cash Sweep Trigger Event. In the event that a Prada Cash Sweep Trigger Event occurs or is occurring following a Facade Cash Sweep Trigger Event, all excess cash flow will be swept into the facade renovation reserve until such time that the account contains 110% of the estimated cost of the applicable facade renovation work, and any remaining excess cash, if any, will then be swept into the Prada TI/LC reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Ground Lease.    The 575 Broadway Property is leased by the Borrower under a ground lease that expires on June 30, 2060.  The annual ground rent for 2013 of $3.0 million is payable monthly and increases each year on January 1 as set forth in the ground lease ($3,363,750 for 2014, $3,740,231 for 2015, and $3,881,250 for 2016).  After the ground rent reaches $4,140,000 on January 1, 2017 the annual rent increases according to the CPI subject to certain limits and maximums. In connection with a sale of the ground leasehold interest after foreclosure, the ground lease requires consent of ground lessor (except with respect to an assignment to an affiliate of lender), which consent may not be unreasonably withheld if purchaser is a party, in ground lessor’s reasonable judgment, that has the financial standing and experience commensurate with the responsibilities and obligations of ground tenant).  In connection with any transfer of the 575 Broadway Loan, the ground lease requires that the transferee be an “Institution” (as such term is defined in the ground lease).  In addition, except in connection with an assignment of the ground lease to lender, its successors and assigns or a wholly owned affiliate of either (provided such entity is an “Institution” (as defined in the ground lease)), such purchaser will be required to post one-year of base rent as a security deposit. In the event of a casualty, if the Borrower does not restore the premises, the ground lessor is permitted to terminate the ground lease and retain all insurance proceeds. As such, in the event the Borrower fails to restore the premises, the lender (or a purchaser at foreclosure) will be required to restore the premises or risk losing all rights in the ground lease and related insurance proceeds.  The 575 Broadway Loan is recourse to the non-recourse carveout guarantor in the amount of any deficiency of insurance proceeds anticipated to complete a restoration.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

575 Broadway New York, NY 10012	Collateral Asset Summary 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,850,000 41.7% 3.47x 14.4%

575 Broadway
575 Broadway
New York, NY 10012
MANHATTAN
BROOKLYN
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Battery Park City
Brooklyn Heights
Hudson River
East River
Holland Tunnel
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Brooklyn-Battery Tunnel
Washington Square
New York University
Union Square
Cooper Union
Baruch College
Gramercy Park
Stuyvesant Square
Sara D. Roosevelt Park
Columbus Park
Pace University
NYC City Hall
City Hall Park
Battery Park
W 23rd St
E 23rd St
W 19th St
E 19th St
W 14th St
E 14th St
W 13th St
W 12th St
W 11th St
W 4th St
E 4th St
E Houston St
W Houston St
Bleecker St
Spring St
Delancey St
Rivington St
Grand St
Canal St
Worth St
Chambers St
Fulton St
Broadway
Bowery
9A
78
278
NEW JERSEY
NEW YORK CITY
QUEENS
BROOKLYN
MANHATTAN
Hoboken
Astoria

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor(1):	Westfield America, Inc.		Collateral:	Fee Simple
Borrower:	Broward Mall LLC		Location:	Plantation, FL
Original Balance(2):	$95,000,000		Year Built / Renovated:	1978 / 1993, 2002, 2012-2013
Cut-off Date Balance:	$95,000,000		Total Sq. Ft. (4):	325,701
% by Initial UPB:	7.3%		Property Management:	Westfield, LLC
Interest Rate:	3.8830%		Underwritten NOI:	$11,145,065
Payment Date:	1st of each month		Underwritten NCF:	$10,565,467
First Payment Date:	April 1, 2013		Appraised Value:	$166,800,000
Maturity Date:	March 1, 2023		Appraisal Date:	January 30, 2013
Amortization:	None
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D or YM1(88), O(7)		Most Recent NOI:	$9,563,038 (December 31, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$10,709,904 (December 31, 2011)
			3rd Most Recent NOI:	$9,770,008 (December 31, 2010)
Reserves(3)
	Initial	Monthly	Historical Occupancy(7)
Taxes:	$0	Springing	Most Recent Occupancy:	83.1% (January 28, 2013)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	84.7% (December 31, 2011)
Replacement:	$0	Springing	3rd Most Recent Occupancy:	88.2% (December 31, 2010)
TI/LC:	$0	Springing
(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as Santa Anita Mall, which has an original principal balance of $70,000,000.
(2)   The Broward Mall Loan is evidenced by two promissory notes with an aggregate original principal balance of $95,000,000.
(3)   See “Initial Reserves”, “Ongoing Reserves”  and “Guaranty” herein.
(4)   The Broward Mall Property will have a total of 1,037,728 sq. ft. including Sears, Macy’s, JC Penney and Dillard’s, which own their own land and improvements totaling 712,027 sq. ft. (which is not part of the collateral).  Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are calculated based on the 325,701 sq. ft. of collateral only.  Total Sq. Ft. includes 55,509 sq. ft. of theater space that is currently under construction. See “Guaranty” herein.
(5)   Balloon LTV is based on the “as is” appraised value of $166.8 million as of January 30, 2013.  Based on the “as stabilized” value of $209.0 million as of February 1, 2015 the balloon LTV is 45.5%.
(6)   Excluding the 55,509 sq. ft. of theater space that is currently under construction and the related lease with Regal Cinemas, the Underwritten NOI DSCR, Underwritten NCF DSCR, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield would be 2.60x, 2.44x, 10.2% and 9.6%, respectively.
(7)   2nd Most Recent Occupancy and 3rd Most Recent Occupancy shown in the table are based on historical operating statements and occupancy percentages provided by the Borrower based on the in-line collateral only.  Most recent occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, based on the 325,701 sq. ft. of collateral only and including 55,509 sq. ft. of theater space that is currently under construction as occupied space.

Financial Information
Cut-off Date Balance / Sq. Ft. (4):		$292
Balloon Balance / Sq. Ft. (4):		$292
Cut-off Date LTV:		57.0%
Balloon LTV(5):		57.0%
Underwritten NOI DSCR(6):		2.98x
Underwritten NCF DSCR(6):		2.82x
Underwritten NOI Debt Yield(6):		11.7%
Underwritten NCF Debt Yield(6):		11.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area (2)	U/W Annual Base Rent Per Sq. Ft.(3)(4)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Non-Collateral Anchor Tenants
Sears	CCC/B3/CCC+	209,609	20.2%	NAP	NAP	NAP	NAV	NAV	NAP
Macy’s	BBB/Baa3/BBB	201,500	19.4	NAP	NAP	NAP	NAV	NAV	NAP
JC Penney	B/Caa1/B-	158,360	15.3	NAP	NAP	NAP	NAV	NAV	NAP
Dillard’s	BB+/Ba3/BB	142,558	13.7	NAP	NAP	NAP	NAV	NAV	NAP
Subtotal		712,027	68.6%				NAV	NAV	NAP

Theatre Tenant
Regal Cinemas(7)	B+/B1/B+	55,509	5.3%	$24.00	14.4%	11/30/2028	NAV	NAV	NAV
Subtotal		55,509	5.3%	$24.00	14.4%		NAV	NAV	NAV

Major In-Line Tenants
Love Culture	NAV	10,000	1.0%	$21.20	2.3%	7/31/2021	$2,862	$286	10.4%
Victoria’s Secret	BB+/Ba1/BB+	9,819	0.9	$37.00	3.9	1/31/2015	$6,538	$666	9.8%
Express and Express Men	BB+/Ba2/BB	9,010	0.9	$36.00	3.5	1/31/2014	$2,946	$327	19.7%
Subtotal		28,829	2.8%	$31.21	9.7%		$12,346	$428	12.3%

Other(8)	Various	186,284	18.0%	$37.73	75.9%	Various	$51,869	$422	16.2%
Vacant	NAP	55,079	5.3	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.(9)		1,037,728	100.0%	$34.22	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 1,037,728, inclusive of non-owned anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through February 1, 2014 as well as percentage-in-lieu rent that was calculated based on 2012 Total Sales.
(4)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent are based on total occupied underwritten base rent and exclude any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales figures.
(6)
Occupancy Cost (% of Sales) is calculated as (A) the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated January 28, 2013, divided by (B) the 2012 Total Sales.

(7)	Regal Cinemas has executed a lease for 55,509 sq. ft. of space that is currently under construction. See “Guaranty” below.
(8)
Other Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include all tenants less than or equal to 10,000 sq. ft. that reported 2010, 2011 and 2012 sales (excluding kiosk, ATM, food court and other non-mall-shop tenants).

(9)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 270,622, including Regal Cinemas, and excluding any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	10	23,771	7.3%	23,771	7.3%	$17.56	4.6%	4.6%
2013	4	9,009	2.8	32,780	10.1%	$33.23	3.3	7.8%
2014	20	52,432	16.1	85,212	26.2%	$29.61	17.0	24.8%
2015	16	35,329	10.8	120,541	37.0%	$42.45	16.4	41.2%
2016	9	11,361	3.5	131,902	40.5%	$56.02	7.0	48.2%
2017	10	19,430	6.0	151,332	46.5%	$45.88	9.7	57.9%
2018	9	18,786	5.8	170,118	52.2%	$56.79	11.7	69.6%
2019	6	11,559	3.5	181,677	55.8%	$45.41	5.7	75.3%
2020	3	6,499	2.0	188,176	57.8%	$37.32	2.7	78.0%
2021	3	12,380	3.8	200,556	61.6%	$25.97	3.5	81.5%
2022	3	8,103	2.5	208,659	64.1%	$28.88	2.6	84.1%
2023	3	6,454	2.0	215,113	66.0%	$19.38	1.4	85.4%
Thereafter	1	55,509	17.0	270,622	83.1%	$24.00	14.6	100.0%
Vacant	NAP	55,079	16.9	325,701	100.0%	NAP	NAP
Total / Wtd. Avg.	97	325,701	100.0%			$33.79	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through February 1, 2014.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan.    The Broward Mall loan (the “Broward Mall Loan”) is a $95.0 million ($292 per sq. ft. of owned collateral), fixed rate loan secured by the borrower’s fee simple interest in a 325,701 sq. ft. portion (the “Broward Mall Collateral”) of a 1,037,728 sq. ft. regional mall located at 8000 West Broward Boulevard in Plantation, Florida (the “Broward Mall Property”).  The Broward Mall collateral does not include anchors Sears, Macy’s, JC Penney and Dillard’s.  Major national tenants at the Broward Mall Property include Love Culture, Victoria’s Secret, and Express and Express Men. The Broward Mall Loan has a 10-year term, is interest-only and accrues interest at a fixed rate equal to 3.8830%.

The Broward Mall Loan proceeds were used to refinance existing debt of approximately $52.0 million, pay closing costs of $666,596 and return equity to the Sponsor of approximately $42.3 million.  Based on the appraised value of $166.8 million as of January 30, 2013, the cut-off date LTV is 57.0%.

The Borrower / Sponsor.    The borrower, Broward Mall LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors in its organizational structure. The sponsor of the Borrower and the non-recourse carveout guarantor is Westfield America, Inc. (the “Sponsor”). Liability under the recourse guaranty is limited to $9.5 million. In addition, the Sponsor has provided a payment guaranty and a springing payment guaranty, as described below under the “Guarantees”.  The Sponsor is a real estate investment trust (“REIT”) with interests in 55 shopping centers made up of 50 super-regional shopping centers, four regional shopping centers and one power center in markets such as Northern California, Chicago, southern Florida, Los Angeles, New Jersey, New York, San Diego and suburban Washington, DC.  The Sponsor’s US shopping center portfolio encompasses approximately 63 million sq. ft. of retail space within 12 states, which it leases to nearly 9,000 specialty retailers.  Within the state of Florida, the Sponsor has interests in seven properties, including the Broward Mall Property.

The Property.    The Broward Mall Property consists of a bi-level, 1,037,728 sq. ft. total and 325,701 collateral sq. ft. enclosed mall situated on a 30.53-acre site.  Anchor tenants at the Broward Mall Property include Sears, Macy’s, JC Penney and Dillard’s, which are not included in the Broward Mall collateral. In-line tenants include a diverse mix of nationally recognized retailers such as: Victoria’s Secret, Express and Express Men, New York & Company, Finish Line, Hollister Co., American Eagle Outfitters, Bath & Body Works, Ann Taylor Loft and Aeropostale. Regal Cinemas signed a lease with the Borrower and is expected to take occupancy upon completion of its 55,509 sq. ft. addition anticipated to be completed in December 2013.  For information regarding the Regal Cinemas occupancy, see “The Guarantees” below. Mall shop space consists of approximately 89 stores totaling 186,268 sq. ft. inclusive of the food court and kiosks. As of the January 28, 2013 rent roll, the Broward Mall Property was 94.7% occupied and the Broward Mall Collateral was 83.1% occupied. In 2012 the Broward Mall Property generated approximately $220.0 million in gross sales including comp in-line and major tenant sales of $422 per sq. ft. and occupancy cost of 16.2%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

The Broward Mall Property was built in 1978 and has been renovated several times, with the most recent renovations expected to be completed in 2013.  The extensive renovation and expansion currently being completed at the Broward Mall Property includes the addition of a 55,509 sq. ft., 12-screen movie theater and the reconfiguration of approximately 46,674 sq. ft. of in-line space.  The renovation was started in 2012 and is scheduled to be completed by December 2013. The Borrower reportedly purchased the Broward Mall Property in 2009 for $228.0 million and has since invested $6.3 million in capital expenditures and has reportedly budgeted approximately $24.0 million for the current renovation.

The Broward Mall Property is located along South University Drive and West Broward Boulevard, both major thoroughfares and retail corridors within the area.  According to the appraisal, approximately 102,500 vehicles travel past the Broward Mall Property daily along its fronting thoroughfares.  Primary access to the Broward Mall Property is provided by South University Drive, which connects with the Port Everglade Expressway (I-595) approximately one mile south of the Broward Mall Property, and West Broward Boulevard, which connects with Florida’s Turnpike (Route 91) approximately one mile west.  Broward Boulevard also connects with Interstate 95 approximately 3 miles east of the Broward Mall Property.  The immediate neighborhood is considered a suburban location and is located approximately 10 miles west of the Fort Lauderdale Central Business District (“CBD”) and 25 miles north of the Miami CBD.  The Broward Mall Property is located approximately 12 miles from the Fort Lauderdale International Airport. According to the appraisal, the Broward Mall Property’s trade area is projected to include 2,817,933 people (within a 20 mile radius as of 2012) with a median household income of $46,556.

The chart below details the Broward Mall Property’s tenancy by general type.

Broward Mall Property Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.	Occupancy Cost (% of Sales)(3)
Anchor Tenants (non-collateral)(4)	712,027	NAP	NAP	NAP	NAP	$198	NAP

Theater	55,509	17.0	$24.00	14.4%	15.7	NAV	NAV
Major – Non-Comp	10,000	3.1	$21.20	2.3	8.3	NAV	NAV
In-line <10,000 sq. ft. – Comp	122,995	37.8	$38.28	50.8	3.2	$422	16.2%
In-line <10,000 sq. ft. – Non-Comp	71,632	22.0	$21.15	16.4	3.0	NAV	NAV
Food Court – Comp	4,490	1.4	$125.41	6.1	3.4	$1,007	16.1%
Food Court – Non-Comp	4,035	1.2	$71.67	3.1	6.1	NAV	NAV
ATM/Kiosk/Other(5)	1,961	0.6	$326.40	6.9	1.7	$2,348	21.8%
Vacant	55,079	16.9	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(6)(7)(8)	325,701	100.0%	$34.22	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through February 1, 2014 and percentage-in-lieu of rent that was calculated based on 2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as (A) the sum of (i) underwritten base rent, inclusive of percentage in lieu of rent that was calculated based on 2012 total sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated January 28, 2013, divided by (B) the 2012 Total Sales.

(4)	Anchor Tenants (non-collateral) includes Sears (209,609 sq. ft.), Macy’s (201,500 sq. ft.), JC Penney (158,360 sq. ft.), and Dillard’s (142,558 sq. ft.).
(5)	ATM/Kiosk/Other 2012 Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only kiosk tenants that reported 2010, 2011 and 2012 sales.
(6)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(7)	Total Net Rentable Area (Sq. Ft.) excludes Anchor Tenants (non-collateral).
(8)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is exclusive of Anchor Tenants (non-collateral).

The Market.    The Broward Mall Property is located in the Plantation Submarket of Plantation, Florida, within close proximity of the Port Everglade Expressway (Interstate 595) and Florida’s Turnpike (Route 91), approximately 10 miles west of Fort Lauderdale CBD. The area surrounding the Broward Mall Property is accessed by the Florida Turnpike, the Sawgrass Expressway, Interstate 95, and Interstate 595.  The Florida Turnpike is a north-south toll road the runs through the state. Interstate 95 is located about 3 miles east of the Broward Mall Property and is a major expressway on the east coast of the United States running parallel to the Atlantic Ocean between Florida and New England.  The Broward Mall Property is the only regional mall in Plantation and the appraisal identifies a trade area for the Broward Mall Property of up to 20 miles. Broward County has an estimated 2012 population of approximately 1.8 million and is projected to increase at a 0.4% annual rate over the next five years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

The area surrounding the Broward Mall Property contains a complementary mix of residential, medical and golf course properties that further enhance demand for retail uses.  Major traffic generators in the area include Plantation General Hospital and DHL’s World Headquarters.  The Broward Mall Property’s central location makes it convenient for travel in all areas of Broward County, the airports and seaports, as well as Miami-Dade County to the south and Palm Beach County to the north.  Surrounding retail developments include an adjacent Target store, Plantation Marketplace (1.0 mile east), Plantation Center Shopping Center (1.0 mile east) and Plantation Village Shopping Center (3.0 miles east).  Other area developments include Westside Regional Medical Center (across the street), Plantation Preserve Golf Course (0.9 mile east), and Jacaranda Golf Club (1.5 mile west).

The Broward Mall Property is located in Plantation, Broward County, Florida, within the Miami-Fort Lauderdale-Pompano Beach-Homestead Statistical Metropolitan Area (“Miami SMA”) which had an estimated 2013 population of 5,761,842. According to a market research report the estimated 2013 population within a 5-, 10- and 20-mile radius of the Broward Mall Property is 378,051, 1,232,587, and 2,888,165, respectively. Through 2018, the populations within a 5-, 10-, and 20- mile radius are expected to grow at 4.5%, 4.6%, and 5.3%, respectively.

Average estimated household income for 2013 within a 5-, 10- and 20-mile radius is $59,993, $63,626, and $62,837, respectively, compared to the State of Florida average of $64,767. Approximately 16.7% of the population within a 10-mile radius of the Broward Mall Property has an average estimated household income of $100,000 or more.

The chart below details the Broward Mall Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Major Tenants	Occupancy %(2)	Proximity (miles)
Broward Mall Property	1978 / 1993, 2002, 2012-2013	1,037,728	JC Penney, Macy’s, Dillard’s, Sears	94.7%	Subject
Coral Square	1984 / 2009	941,000	JC Penney, Sears, Macy’s, Kohls	95.0%	8.8
Town Center at Boca Raton	1980	1,754,000	Bloomingdales, Macy’s, Nordstrom, Saks Fifth Ave, Sears	97.0%	24.0
Sawgrass Mills	1990	2,248,000	Bed Bath & Beyond, Burlington Coat, Off 5th-Saks Fifth Ave Outlet, Regal Cinemas, Super Target	95.0%	6.3
The Galleria	1980	1,300,000	Dillard’s, Galleria Cinema, Macy’s, Neiman Marcus	90.0%	10.0
Pembroke Lakes Mall	1992	1,140,000	Dillard’s, JC Penney, Macy’s, Sears	96.0%	11.0
(1)	Source: Appraisal.
(2)	Based on total mall GLA including any non-owned anchors.

The Broward Mall Property is the dominant mall in its trade area due to its above average access and exposure at the intersection of South University Drive and West Broward Boulevard, which are major retail thoroughfares and connect Florida’s Turnpike (Route 91), the Port Everglade Expressway (Interstate 595), and Interstate 95. South University Drive and West Broward Boulevard have a combined reported traffic count of approximately 102,500 vehicles per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	12/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$9,266,422	$8,807,076	$7,888,396	$8,904,740	$27.34
Percentage Rent(3)	55,722	116,203	166,170	116,453	0.36
Rent Steps(4)	0	0	0	239,215	0.73
Value of Vacant Space(5)	0	0	0	3,034,112	9.32
Gross Potential Rent	$9,322,144	$8,923,279	$8,054,566	$12,294,521	$37.75
Total Recoveries	5,693,733	6,483,747	6,583,495	8,842,253	27.15
Total Other Income(6)	1,246,033	1,414,445	1,335,790	1,469,321	4.51
Less: Vacancy(7)	(144,929)	(91,584)	(45,576)	(4,759,077)	(22.5%)
Effective Gross Income	$16,116,981	$16,729,887	$15,928,275	$17,847,018	$54.80
Total Operating Expenses	6,346,973	6,019,983	6,365,237	6,701,952	20.58
Net Operating Income	$9,770,008	$10,709,904	$9,563,038	$11,145,065	$34.22
TI/LC	0	0	0	429,777	1.32
Capital Expenditures	0	0	0	149,822	0.46
Net Cash Flow	$9,770,008	$10,709,904	$9,563,038	$10,565,467	$32.44
(1)	U/W Per Sq. Ft. based on collateral square footage of 325,701.
(2)	U/W Base Rent is based on the rent roll dated January 28, 2013.
(3)	U/W Percentage Rent is based on percentage-in-lieu rent per the rent roll dated January 28, 2013 and 2012 Total Sales.
(4)	U/W Rent Steps includes contractual rent increases through February 1, 2014 (and includes Regal Cinemas rent).
(5)	U/W Value of Vacant Space is based on vacant sq. ft. as of the rent roll dated January 28, 2013 grossed up at the appraiser’s market rent conclusion for each respective space type.
(6)	Total Other Income includes specialty leases and storage income.
(7)	Less: Vacancy is based on the economic vacancy of current vacant units at the appraiser’s market rent conclusion for each unit type.

Non-Collateral Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	2012
Sears	$181	$183	$183
Macy’s	$341	$362	$278
JC Penney	$190	$201	$205
Dillard’s	$142	$147	$100
(1) Based on historical sales statements provided by the Borrower.

Property Management.     The Broward Mall Property is managed by Westfield, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Broward Mall Loan is structured with a hard lockbox and springing cash management.  In-place cash management and a cash sweep of all excess cash into a lender controlled account are triggered upon the occurrence of an event of default by the Borrower.

Initial Reserves.    None.

Ongoing Reserves.    During the continuation of a Broward Mall DSCR Trigger Event, the Broward Mall Loan documents require monthly escrows to be deposited in the amount of (i) 1/12th of the taxes the lender estimates will be payable during the next twelve months into the tax reserve account, (ii) 1/12th of the insurance premiums that the lender estimates will be payable during the next twelve months into the insurance reserve account, (iii) $12,485 into the capital expenditure/replacement reserve account, and (iv) $35,815 into the TILC reserve account. “Broward Mall DSCR Trigger Event” occurs if the debt service coverage ratio falls below 1.20x, calculated based on the previous 12 months and tested on the first day of each calendar quarter.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

Partial Release.  The Borrower is permitted to obtain the release of certain non-income producing, non-material portions of the Broward Mall Property (including parking areas) from the lien of the Mortgage, subject to conditions specified in the Broward Mall Loan documents.

The Guarantees.  The Sponsor provided (i) a completion guaranty (the “Completion Guaranty”) in an amount of $17.0 million, which limit will be reduced to $6.0 million if it remains outstanding after the date the springing payment guaranty (“Springing Guaranty”) becomes effective and (ii) a Springing Guaranty in an amount of $11.0 million.  The Completion Guaranty guarantees the obligation of the Borrower to (A) complete the reconfiguration and expansion of the mall to add a movie theater, a restaurant, a renovated food court and other work all as more particularly described in the Broward Mall Loan Documents (the “Project”) and (B) timely complete all work required to be completed by the Borrower under and in accordance with the terms of the lease with Regal Cinemas (the “Regal Lease”, and such work, the “Regal Work”).  In the event that (x) the Regal lease has been terminated prior to the completion of the Project or (y) Borrower elects not to complete the Project (other than the Regal Work, which Borrower is required to perform so long as it is obligated to perform such work under the Regal Lease), Borrower is required to either restore the property to the same condition as it was prior to the commencement of the Project or alter the Property such that it contains not less than 267,323 square feet of total net leasable area of in-line space, in each case subject to other requirements set forth in the Broward Mall Loan Documents (the “Project Restoration”).

The Completion Guaranty will terminate upon the earlier to occur of (i) the satisfaction of the Completion Guaranty Standard Release Conditions (defined below) and (ii) the date that is the later of (x) Borrower having completed the Project Restoration and paid all costs and expenses related to the Regal Work and (y) the Springing Guaranty having become effective (other than as a result of the occurrence of an event of default).

“Completion Guaranty Standard Release Conditions” means (x) the occurrence of the “Delivery Date” (as such term is defined in the Regal Lease), (y) Regal Cinemas has commenced rent payments and (z) the Borrower has paid all costs and expenses incurred in connection with the Regal Work as required under Regal Lease.

The Springing Guaranty will be in effect following (A) the failure of Borrower to satisfy the Completion Guaranty Standard Release Conditions on or before August 19, 2014 (subject to delays caused by force majeure), (B) the failure by Regal Cinemas to open for business within the time period required under the Regal Lease, (C) the failure by Regal Cinemas to commence payment of rent as required by Section 5.02 of the Regal Lease, or (D) the occurrence and during the continuance of an event of default and the acceleration of the Broward Mall Loan.  The Springing Guaranty expires upon the earlier to occur of (i) satisfaction of the  Completion Guaranty Standard Release Conditions and (ii) Regal Cinemas being open for business; provided that in the event clause (i) or (ii) is not satisfied, the Springing Guaranty will terminate upon Borrower (x) leasing the Regal premises to one or more replacement tenants or (y) leasing other newly constructed space (i.e., space that was not income producing, occupied or existing prior to such new construction) to one or more replacement Tenant(s), in the case of each of (x) and (y),  in accordance with the terms and requirements set forth in the Springing Guaranty and the Loan Agreement.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

8000 West Broward Boulevard Plantation, FL 33388	Collateral Asset Summary Broward Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 57.0% 2.82x 11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

Mortgage Loan Information	Property Information
Loan Seller:	Barclays Bank PLC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type:	Retail - Anchored
Sponsor:	GGP Limited Partnership	Collateral:	Fee Simple
Borrower:	River Crossing Shoppes, LLC	Location:	Macon, GA
Original Balance:	$77,350,000	Year Built / Renovated:	2008 / NAP
Cut-off Date Balance:	$77,350,000	Total Sq. Ft.(3):	527,963
% by Initial UPB:	6.0%	Property Management:	General Growth Services, Inc.
Interest Rate:	3.7500%	Underwritten NOI(5):	$7,796,049
Payment Date:	6th of each month	Underwritten NCF:	$7,451,130
First Payment Date:	April 6, 2013	Appraised Value:	$108,750,000
Maturity Date:	March 6, 2023	Appraisal Date:	February 21, 2013
Amortization:	Interest-only for 60 months;
360 months thereafter	Historical NOI
Additional Debt(1):	None	Most Recent NOI(5):	$7,164,156 (December 31, 2012)
Call Protection:	L(25), D(91), O(4)	2nd Most Recent NOI:	$6,670,770 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing	3rd Most Recent NOI:	$5,642,108 (December 31, 2010)

Reserves(2)	Historical Occupancy
Initial	Monthly	Most Recent Occupancy:	94.3% (February 28, 2013)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	91.8% (December 31, 2011)
Insurance:	$0	Springing	3rd Most Recent Occupancy:	90.0% (December 31, 2010)
Replacement:	$0	Springing
(1)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Based on a total of 527,963 sq. ft. of which 144,719 sq. ft. are ground leased to three tenants.
(4)   Based on amortizing debt service payments. The current interest-only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 2.65x and 2.53x, respectively.
(5)   The majority of the increase in U/W NOI from 2012 NOI is due to tenant lease up in 2012, rent steps taken through year end, and annual increases in contractual expense recoveries.

Rollover:	$0	Springing
Dick’s Sporting Goods:	$1,350,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft. (3):	$147
Balloon Balance / Sq. Ft.(3):	$132
Cut-off Date LTV:	71.1%
Balloon LTV:	64.3%
Underwritten NOI DSCR(4):	1.81x
Underwritten NCF DSCR(4):	1.73x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of U/W Base Rent(3)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(4)	Occupancy Cost (% of Sales)(4)
Non-Owned Collateral
Dillard’s(5)	BB+/Ba3/BB+	200,000	NAP	NAP	NAP	12/31/2035	$17,000	$85	NAP

Ground Lease Anchor Tenants
Belk(6)	NR/NR/NR	133,219	25.2%	NAP	NAP	10/14/2107	$22,000	$165	NAP

Major In-Line Tenants
Dick’s Sporting Goods(7)	NR/NR/NR	50,000	9.5%	$9.50	6.2%	1/31/2020	NAV	NAV	NAV
Barnes & Noble(8)	NR/NR/NR	29,314	5.6	$13.99	5.4	1/31/2019	$6,900	$235	5.9%
Jo-Ann Fabrics & Crafts(9)	NR/NR/NR	20,331	3.9	$9.00	2.4	1/31/2021	$2,199	$108	8.3%
DSW Shoe Warehouse(10)	NR/NR/NR	15,000	2.8	$14.50	2.9	1/31/2019	$3,673	$245	7.4%
Subtotal / Wtd. Avg.		114,645	21.7%	$11.21	16.9%		$12,773	$198	6.8%

Ground Lease Tenants
Sticky Fingers Restaurants	NR/NR/NR	6,000	1.1%	$40.33	3.2%	6/30/2023	$1,467	$244	16.0%
Chili’s Bar & Grill	NR/NR/NR	5,500	1.0	$20.00	1.4	10/31/2018	$2,141	$389	5.8%
Subtotal / Wtd. Avg.		11,500	2.2%	$30.61	4.6%		$3,608	$314	10.0%

Other(11)	NAP	238,610	45.2%	$24.99	78.5%	Various	$76,833	$359	9.5%
Vacant	NAP	29,989	5.7%	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(12)		527,963(13)	100.0%	$20.84	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 527,963, inclusive of ground lease anchor tenants and other ground lease tenants.
(3)
U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through December 31, 2013 as well as percentage-in-lieu of rent that was calculated based on January 2013 trailing twelve months sales.

(4)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on January 2013 trailing twelve month sales.
(5)
Estimated Dillard’s sales were provided by the Sponsor. Approximately 50,000 sq. ft. of the Dillard’s space is non-selling and planned for expansion. Excluding 50,000 sq. ft. of gross leasable area, Dillard’s sales per sq. ft. was $113.

(6)	Belk is under a ground lease for 133,219 sq. ft. that expires on October 14, 2107. Estimated Belk sales were provided by the Sponsor.
(7)	Dick’s Sporting Goods has four five-year extension options (see rent reduction provision under “The Property” and “Initial Reserves”).
(8)	Barnes & Noble has two five-year extension options.
(9)
Jo-Ann Fabrics & Crafts has three five-year extension options. Jo-Ann Fabrics & Crafts may terminate its lease if the average of tenant’s annual gross sales for the premises during the period commencing on the first day of the 25th month of the lease term and ending on the last day of the 48th month of the lease term (“Threshold Period”), does not exceed $100.00 per sq. ft. of gross leasable area of the premises. Tenant may terminate this lease by giving landlord 12 months written notice of termination, which notice must be given within 12 months after the expiration of the Threshold Period.

(10)
DSW Shoe Warehouse has one five-year extension option. DSW Shoe Warehouse may terminate its lease if during the fifth lease year, gross sales are less than $4,500,000. If tenant so terminates the lease, tenant must pay a termination fee in the amount of $150,000.

(11)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on comp in-line sales as of trailing twelve month ending January 2013 for tenants less than 10,000 sq. ft. reported by Borrower.

(12)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 364,755, which excludes ground lease anchor tenants totaling 133,219 sq. ft. as well as any gross up of vacant space.
(13)	Total Net Rentable Area (Sq. Ft.) excludes non-owned collateral.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	5	13,336	2.5	13,336	2.5%	$27.42	4.8	4.8%
2015	4	7,762	1.5	21,098	4.0%	$24.05	2.5	7.3%
2016	1	2,400	0.5	23,498	4.5%	$20.83	0.7	7.9%
2017	0	0	0.0	23,498	4.5%	$0.00	0.0	7.9%
2018	24	92,986	17.6	116,484	22.1%	$27.10	33.1	41.1%
2019	17	114,161	21.6	230,645	43.7%	$19.06	28.6	69.7%
2020	4	59,857	11.3	290,502	55.0%	$12.56	9.9	79.6%
2021	6	45,700	8.7	336,202	63.7%	$16.50	9.9	89.5%
2022	5	19,403	3.7	355,605	67.4%	$24.55	6.3	95.8%
2023	2	9,150	1.7	364,755	69.1%	$35.05	4.2	100.0%
Thereafter(4)	1	133,219	25.2	497,974	94.3%	$0.00	0.0	100.0%
Vacant	NAP	29,989	5.7	527,963	100.0%	NAP	NAP
Total / Wtd. Avg.	69	527,963	100.0%			$20.84	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through December 31, 2013 as well as percentage-in-lieu of rent that was calculated based on January 2013 trailing twelve months sales.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the occupied base rent and occupied sq. ft. and exclude any gross up of vacant space. Wtd. Avg. Annual U/W Base Rent Per Sq. Ft excludes a ground lease anchor totaling 133,219 sq. ft.

(4)	Belk is under a ground lease for 133,219 sq. ft. that expires on October 14, 2107. Current annual ground lease rent is $10.00.

The Loan.  The Shoppes at River Crossing loan (“The Shoppes at River Crossing Loan”) is a $77.4 million ($147 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest in a 527,963 sq. ft. one-story outdoor, anchored, lifestyle retail center built in 2008 and located at 5080 Riverside Drive, Macon, Georgia (the “The Shoppes at River Crossing Property”). The Shoppes at River Crossing Loan has a 10-year term with an interest-only period of 60 months and amortizes on a 30-year amortization schedule thereafter. The Shoppes at River Crossing Loan accrues interest at 3.7500%.

The Shoppes at River Crossing Loan proceeds were used to refinance existing debt of approximately $38.0 million, fund upfront reserves of $1.35 million and pay closing costs of approximately $357,097. Based on the “as-is” appraised value of $108.8 million as of February 21, 2013, the cut-off date LTV is 71.1%. The Sponsor reported a cost basis of $92.2 million, which includes $21.0 million in soft costs related to The Shoppes at River Crossing Property development and include design and architect expenses.

The Borrower / Sponsor.   The borrower, River Crossings Shoppes, LLC (“Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organization structure.  The sponsor of the Borrower and the non-recourse carveout guarantor is GGP Limited Partnership (“Sponsor” and “Guarantor”). The Borrower consists of a 50/50 joint venture between the Sponsor and Wilson Macon, LLC, an affiliate of Jim Wilson and Associates, LLC. The Sponsor’s parent, General Growth Properties, Inc. (“GGP”) is one of the largest owners and operators of regional malls in the nation with an ownership interest in 126 regional malls in the United States and 18 malls in Brazil, comprising approximately 135 million sq. ft. of gross leasable area as of December 31, 2012. For the year ended December 31, 2012, GGP announced funds from operation increase of 13.7% to $994 million, or $0.99 per diluted share, from $874 million, or $0.88 per diluted share, in the prior year period. GGP U.S. regional mall leased percentage was 96.1% at quarter end, an increase of 60 basis points from December 31, 2011.  In addition, initial rental rates for leases commencing in 2012 on a suite-to-suite basis increased 10.2%, or $5.74 per sq. ft., to $61.84 per sq. ft. when compared to the rental rate for expiring leases.

Jim Wilson & Associates, LLC, based in Montgomery, Alabama, is a privately owned real estate company specializing in shopping centers, residential real estate investments, offices, condominiums, hotels and mixed-use developments. With over three decades of real estate experience, JWA has developed in excess of 22 million sq. ft., of shopping center space. The company’s development portfolio includes residential communities and condominium residences, mixed-use developments, Class A office buildings and hotel and country club assets.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

The Property. The Shoppes at River Crossing Property consists of a one-story outdoor, anchored, lifestyle retail center that contains 727,963 sq. ft. of rentable area, of which 527,963 is part of the collateral. Dillard’s owns its own improvements comprising 200,000 sq. ft., Belk’s improvements of 133,219 sq. ft. are subject to a ground lease with the Borrower. There are two other pads comprising 11,500 sq. ft. that are subject to ground leases with the Borrower. The improvements were completed in 2008 and are located at 5080 Riverside Drive in Macon, Georgia. Macon is the heart of central Georgia, serving as the center of industry, medicine and higher education. Anchored by Belk and Dillard’s (whose spaces are not part of the collateral), The Shoppes at River Crossing Property is the first lifestyle center located in central Georgia. With stores like Coach, Francesca’s Collections, Soma Intimates and The White House/Black Market, The Shoppes at River Crossing Property attracts shoppers from 32 surrounding counties. Other key in-line tenants include Aeropostale, American Eagle Outfitters, Bath & Body Works and Victoria’s Secret, as well as Barnes & Noble, Jo-Ann Fabrics & Crafts and DSW Shoe Warehouse. Furthermore, there are a variety of dining options at The Shoppes at River Crossing Property that include Bonefish Grill, Sticky Fingers, Buca Di Beppo, Chili’s Bar & Grill, La Parrilla Mexican Restaurant and Texas Roadhouse. The Shoppes at River Crossing Property was 94.3% occupied as of the February 28, 2013. The Shoppes at River Crossing Property generated $94.4 million in gross sales, including comp in-line sales per sq. ft. of $359 and occupancy cost of 9.5% as of the January 2013 trailing twelve month sales. The sales figures prior to January 2013 trailing twelve month excluded the tenant Peachmac, an exclusive seller of Apple products (excluding the iPhone). Excluding sales from Peachmac, comparable in-line sales are $335 per sq. ft. and occupancy costs are 10.2%.

The Shoppes at River Crossing Property is located just north of Interstate 75, the major north / south artery east of the Mississippi, and north of Interstate 16, which is the region’s major east / west highway. According to the appraisal The Shoppes at River Crossing Property falls within a 5-mile radius comprising a population of 33,778 people with an average household income of $81,340 and 24% of the households within a 5-mile radius have incomes of more than $100,000.

Dick’s Sporting Goods also leases a store at Eisenhower Crossing, 7.5 miles from The Shoppes at River Crossing Property. Upon opening of the store at The Shoppes at River Crossing Property, the Borrower agreed to a potential temporary “reduced minimum rent” to be effective only if Dick’s Sporting Goods closes its Eisenhower Crossing store. The reduced minimum rent would be equal to the then-current rent at River Crossing plus $3.00 per sq. ft. less all rental obligations of Dick’s Sporting Goods under the Eisenhower Crossing lease. The reduced minimum rent would be payable from the closing of Eisenhower Crossing store through the expiration or earlier termination of the Eisenhower Crossing lease (unless the Eisenhower Crossing store reopens before then), in which event the rent reverts to the rent stated in the River Crossing lease.  The reduction in rent has been reserved for in part and guaranteed in part (see “Initial Reserves” and “Ongoing Reserves” herein).

The Market. The Shoppes at River Crossing Property is located along the western side of Riverside Drive (US Highway 23) just north of Interstate 75 in the Macon community of Bibb County. The subject’s neighborhood and market area is identified as the Riverside Drive corridor between Interstate 75 and Bass Road. The Macon central business district is approximately 8 miles southeast of the subject property. The trade area for The Shoppes at River Crossing Property extends 60 miles to the north and south and 50 miles to the east and west.

According to the appraisal, The Shoppes at River Crossing Property is located within an established yet growing commercial area. The Shoppes at River Crossing Property is the primary influence of the neighborhood with supporting commercial, residential and recreational uses. It is also the catalyst for a wide variety of retail uses on nearby sites including the subject property, a number of auto dealerships and freestanding retail buildings as well as suburban office buildings. Other large-scale retail uses nearby include a Bass Pro Shops at the northeastern quadrant of Interstate 75 and Bass Road and a Publix anchored neighborhood center at the northwestern quadrant of Interstate 75 and Bass Road.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

The chart below details The Shoppes at River Crossing Property’s competitive set.

Summary of Comparable Properties(1)
Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %	Proximity to Subject
The Shoppes at River Crossing	2008 / NAP	727,963(2)	Dillard’s, Belk	94.3%	–
Primary Competition
Macon Mall	1975 / 1997	1,032,283	Macy’s, JC Penney	72%	7.5 miles
Eisenhower Crossing - Phase III	2006 / NAP	608,572	Target, Home Depot, Kroger, Dick’s, Best Buy, Ashley Furniture, Marshall’s, Ross, Bed Bath & Beyond, Staples, Michael’s, Old Navy	98%	7.5 miles
Eisenhower Crossing - Phase III	2006/ NAP	87,700	HH Gregg, PetSmart	88%	7.5 miles
Secondary Competition
Houston County Galleria	1994/ NAP	420,843	Sears, JC Penney, Belk, Galleria Cinemas	79%	21 miles
Milledgeville Mall	1972 / 2007	232,924	Belk, JC Penney, TJMaxx, Office Max	86%	29 miles
Peachtree Mall	1975 / 1994	819,916	Dillard’s, Macy’s, JC Penney	86%	77 miles
(1)	Source: Appraisal.
(2)	Includes 200,000 sq. ft. of non-collateral space.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	12/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$6,006,175	$6,787,511	$7,049,886	$7,349,493	$19.18
Percentage Rent(3)	140,042	27,875	188,545	111,014	$0.29
Rent Steps	0	0	0	139,977	$0.37
Value of Vacant Space(4)	0	0	0	1,214,308	$3.17
Gross Potential Rent	$6,146,217	$6,815,387	$7,238,431	$8,814,792	$23.00
Total Recoveries	1,858,998	2,229,481	2,245,926	2,324,677	$6.07
Total Other Income(5)	235,556	316,366	332,713	411,679	$1.07
Less: Vacancy / Credit Loss(4)	(8,489)	(53,212)	(14,972)	(1,214,308)	(12.2%)
Effective Gross Income	$8,232,282	$9,308,021	$9,802,098	$10,336,840	$26.97
Total Operating Expenses	2,590,174	2,637,252	2,637,942	2,540,791	$6.63
Net Operating Income(6)	$5,642,108	$6,670,770	$7,164,156	$7,796,049	$20.34
TI/LC	0	0	0	287,433	$0.75
Capital Expenditures	0	0	0	57,487	$0.15
Net Cash Flow	$5,642,108	$6,670,770	$7,164,156	$7,451,130	$19.44
(1)	U/W Per Sq. Ft. based on total mall sq. ft. of 383,244, excluding ground lease tenants.
(2)	U/W Base Rent is based on the rent roll dated 2/28/13 with rent bumps taken through year-end.
(3)	U/W Percentage Rent is based on one percent-in-lieu tenant, Ann Taylor Loft. The tenant pays 8% of sales which are based on January 2013 trailing twelve month sales.
(4)	U/W Value of Vacant Space and U/W vacancy / credit loss based on economic vacancy. Vacant Unit Income includes Ann Taylor Loft.
(5)	Total Other Income includes specialty leasing leases, storage income, other rental income and other miscellaneous income.
(6)
The majority of the increase in U/W NOI from 2012 NOI is due to tenant lease up in 2012, rent steps taken through year end, and increases in contractual expense recoveries. Seven tenants leased up during 2012 with annual in place rent of $625,450. $363,420 of rent was not accounted for in 2012 due to tenants signing mid-year, but is accounted for in the U/W. Additionally, the lender U/W rent steps through 2013 year-end, accounting for $139,977 of rental income.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

Property Management.  The Shoppes at River Crossing Property is managed by General Growth Services, Inc., an affiliate of the Borrower.

Lockbox / Cash Management.   The Shoppes at River Crossing Loan is structured with a hard lockbox and springing cash management.  Cash management will be triggered by a Control Event (as defined below).  In the event of a Cash Sweep Event, all excess cash is required to be swept into a lender controlled account. A “Cash Sweep Event” will commence upon (i) an event of default under The Shoppes at River Crossing Loan, (ii) any bankruptcy action by the Borrower, Sponsor or manager, and/or (iii) a subordinate mezzanine event of default (see “Future Mezzanine or Subordinate Indebtedness Permitted” herein). In the case of a Control Event, all cash will be swept into a lender controlled account. However, so long as there is not an ongoing Cash Sweep Event also occurring, all excess cash will revert back to the Borrower.  A “Control Event” means the occurrence of the following: if none of the following controls The Shoppes at River Crossing Property: (a) Guarantor, (b) any entity that is a permitted transferee under the loan documents or (including any Wilson Party) or (c) a permitted transferee that has at least $600.0 million in real estate assets (exclusive of The Shoppes at River Crossing Property), has a net worth of at least $250.0 million (exclusive of The Shoppes at River Crossing Property) and owns or operates retail properties totaling at least 3.0 million sq. ft. (exclusive of The Shoppes at River Crossing Property).

Initial Reserves.  At closing, the Borrower deposited $1,350,000 into the Dick’s Sporting Goods Reserve with respect to the potential temporary reduction in the minimum rent payable by Dick’s Sporting Goods to Borrower as discussed above under “The Property”. Provided that no event of default has occurred and is continuing, in the event that Dick’s Sporting Goods rent reduction condition has occurred and is continuing, then lender will, on the monthly payment date occurring in March 2014 and on each monthly payment date thereafter, disburse funds from the Dick’s Sporting Goods Reserve Account in an amount equal to the amount by which the minimum rent payable by Dick’s Sporting Goods to Borrower is reduced and deposit such funds into the clearing account. Provided that (i) no event of default has occurred and is continuing and (ii) no Dick’s Sporting Goods rent reduction condition has occurred and is continuing, (A) on the monthly payment date occurring in April 2014, lender will disburse to the destination account an amount equal to $75,000 (or such lesser amount as may then be on deposit in the Dick’s Sporting Goods Reserve Account), (B) upon the monthly payment dates occurring in July 2014, October 2014, January 2015, April 2015, July 2015, October 2015, January 2016, April 2016, July 2016 and October 2016, lender will disburse to the destination account an amount equal to $112,500 (or such lesser amount as may then be on deposit in the Dick’s Sporting Goods Reserve Account), and (C) on the monthly payment date occurring in January 2017, lender will disburse to the borrower’s account all amounts then remaining on deposit in the Dick’s Sporting Goods Reserve Account.  Guarantor has guaranteed to lender Borrower’s obligation to pay the potential reduction in the minimum rent payable by Dick’s Sporting Goods to Borrower until the monthly payment date occurring in February 2014.

Ongoing Reserves.   During a Cash Sweep Event or a Control Event, the Borrower is required to deposit one-twelfth the estimate of annual real estate taxes and insurance premiums unless The Shoppes at River Crossing Property is subject to an approved blanket insurance policy into a real estate tax and insurance reserve, $4,791 into a replacement reserve and $31,937 into a rollover reserve.  The replacement and rollover reserves are subject to a cap of $57,492 and $383,244, respectively.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Shoppes at River Crossing Loan permits certain direct or indirect owners of the Borrower to incur mezzanine debt secured by 100% of the direct equity ownership in the Borrower provided that, among other things, (i) no event of default under The Shoppes at River Crossing Loan then exists, (ii) the combined LTV does not exceed 67.6%, (iii) the combined DSCR is not less 1.83x, and (iv) an acceptable intercreditor agreement is entered into between the mortgage lender and the mezzanine lender.

Partial Release/Substitution. If there is no event of default, the Borrower may make transfers or substitutions of non-income producing, non-material portions of The Shoppes at River Crossing Property to third parties or affiliates of the Borrower, provided that no transfer or substitutions may result in a material adverse effect on the value of the Shoppes at River Crossing Property or the financial condition of the Borrower and certain other conditions are met as provided by the loan documents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5080 Riverside Drive Macon, GA 31210	Collateral Asset Summary The Shoppes at River Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,350,000 71.1% 1.73x 10.1%

The Shoppes at River Crossing
5080 Riverside Drive
Macon, GA 31210
MACON
Downtown
Payne
MONROE COUNTY
JONES COUNTY
BIBB COUNTY
Piedmont National Wildlife Refuge
Ocmulgee River
Javors Lucus Lake
Lake Wildwood
Claystone Park
Lake Tobesofkee
Riverside Golf and Country Club
River North Country Club
Idle Hour Country Club
Bowden Golf Course
Oakview Golf and Country Club
Ocmulgee National Monument
Bond Swamp Natl. Wildlife Refuge
Atlanta 68 miles
Savannah 154 miles
Middle Georgia Regional Airport 3 miles
Macon Downtown Airport
Golden Isles Hwy.
Pate Rd.
New Forsyth Rd.
Northside Dr.
Wesleyan Dr.
Bass Rd.
Zebulon Rd.
Forsyth Rd.
Forest Hill Rd.
Wimbish Rd.
Vineville Ave.
Tucker Rd.
Mercer Univ. Dr.
Moseley Dixon Rd.
Heath Rd.
Columbus Rd.
Eisenhower Pkwy.
Log Cabin Dr.
Bloomfield Rd.
Bloomfield Dr.
Williamson Rd.
Rocky Creek Rd.
Pio Nono Ave.
Houston Ave.
Broadway
M.L. King Jr. Blvd.
Fulton Mill Rd.
Gray Hwy.
Shirling Dr.
Jeffersonville Rd.
Emery Hwy.
Ocmulgee Blvd.
Carriage Hills Shopping Center
North Park Shopping Center
Wesleyan College
Coliseum Northside Hospital
Rivoli Crossing Shopping Ctr.
Museum of Arts and Sciences
Crandell Junior College
Georgia Coliseum
Medical Center of Central Georgia
Mercer Village
Mercer University
Mercer Univ. School of Medicine
Luther Williams Field
Georgia State Fairgrounds
Eisenhower Crossing Shopping Ctr.
Henderson Memorial Stadium
Macon Mall
Middle Georgia State College
Naddell Barnes Botanical Gardens
Bloomfield Shopping Center
CHATTANOOGA
CHARLOTTE
ATLANTA
COLUMBIA
AUGUSTA
SOUTH CAROLINA
MACON
COLUMBUS
GEORGIA
SAVANNAH
FLORIDA
TALLAHASSEE
JACKSONVILLE
AL
Dalton
Greenville
Rock Hill
Rome
Roswell
Athens
Decatur
Anniston
LaGrange
Milledgeville
Auburn
Dublin
Statesboro
Phenix City
Vidalia
Eufaula
Americus
Cordele
Hinesville
Albany
Tifton
Douglas
Waycross
Dothan
Moultrie
Bainbridge
Thomasville
Valdosta
Kingsland

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office - CBD
Sponsor:	Rosemont Realty, LLC		Collateral:	Fee Simple
Borrower:	Rosemont 2000 Market Operating LLC		Location:	Philadelphia, PA
Original Balance:	$77,000,000		Year Built / Renovated:	1972 / 2009-2012
Cut-off Date Balance:	$77,000,000		Total Sq. Ft.:	665,649
% by Initial UPB:	5.9%		Property Management:	CBRE, Inc.
Interest Rate:	4.4575%		Underwritten NOI:	$8,246,976
Payment Date:	6th of each month		Underwritten NCF:	$6,896,462
First Payment Date:	May 6, 2013		Appraised Value:	$110,000,000
Maturity Date:	April 6, 2023		Appraisal Date:	January 15, 2013
Amortization:	Interest-only for 25 months; 360 months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(92), O(4)		Most Recent NOI:	$4,662,646 (December 31, 2012)
Lockbox / Cash Management:	Hard / In-place		2nd Most Recent NOI:	$3,336,489 (December 31, 2011)
			3rd Most Recent NOI:	$2,468,898 (December 31, 2010)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$292,425	$146,213	Most Recent Occupancy:	94.9% (January 31, 2013)
Insurance:	$35,746	$11,915	2nd Most Recent Occupancy:	86.8% (December 31, 2011)
Replacement:	$0	$15,532	3rd Most Recent Occupancy:	77.6% (December 31, 2010)
TI/LC:	$472,459	$83,206
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   As of the cut-off date, and during the initial interest-only period,  the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.37x and 1.98x, respectively.

Deferred Maintenance:	$104,250	$0
Rent Abatement:	$2,106,926	$0
Marshall Lease:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$116
Balloon Balance / Sq. Ft.:		$99
Cut-off Date LTV:		70.0%
Balloon LTV:		59.9%
Underwritten NOI DSCR(2):		1.77x
Underwritten NCF DSCR(2):		1.48x
Underwritten NOI Debt Yield:		10.7%
Underwritten NCF Debt Yield:		9.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area (2)	U/W Base Rent Per Sq. Ft.(3)	% of Total Annual U/W Base Rent (3)(4)	Lease Expiration
Marshall Dennehey(5)	NR/NR/NR	131,325	19.7%	$25.50	21.2%	8/1/2027
Fox Rothschild LLP(6)	NR/NR/NR	117,849	17.7	$27.04	20.2	12/1/2024
Board of Pensions-Presbyterian(7)	NR/NR/NR	76,998	11.6	$18.50	9.0	9/30/2021
Zurich American(8)	NR/NR/NR	51,332	7.7	$24.75	8.0	7/1/2019
Weber Gallagher & Simps(9)	NR/NR/NR	32,660	4.9	$24.85	5.1	12/1/2015
Subtotal / Wtd. Avg.		410,164	61.6%	$24.48	63.6%

Other(10)	Various	221,714	33.3%	$25.92	36.4%	Various
Vacant	NAP	33,771	5.1	NAP	NAP	NAP
Total / Wtd. Avg.(11)		665,649	100.0%	$24.99	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 665,649 per the January 30, 2013 rent roll.
(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through February 28, 2014.
(4)	% of Total Annual U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft. and excludes any gross up of vacant space.
(5)
Marshall Dennehey is currently in a free rent period.  The tenant is required to commence rental payments on August 20, 2013.  The rent abatement reserve is adequate to cover this free rent period.  Marshall Dennehey has two five-year renewal options.

(6)
Fox Rothschild is currently in a free rent period with respect to 3,953 sq. ft. of expansion space recently leased.  The tenant is required to commence rental payments with respect to this expansion space on August 1, 2013.  The rent abatement reserve is adequate to cover this free rent period.  Fox Rothschild has two five-year renewal options.

(7)	Board of Pensions-Presbyterian has the right to terminate its lease effective September 30, 2016 with 18 months advance notice and payment of a cancellation fee.
(8)	Zurich American has two five-year renewal options and the right to terminate its lease effective February 28, 2017 with 12 months advance notice and payment of a cancellation fee.
(9)	Weber Gallagher & Simps has two five-year renewal options.
(10)	Other tenant Net Rentable Area (Sq. Ft.) includes 5,909 sq. ft. of ground level retail space and 6,643 sq. ft. of storage space.
(11)	Wtd. Avg. U/W Base Rent Per Sq. Ft. is based on underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent(2)(3)
MTM(4)	1	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	9	31,438	4.7	31,438	4.7%	$28.09	5.6	5.6%
2015	9	64,586	9.7	96,024	14.4%	$24.93	10.2	15.8%
2016	6	36,166	5.4	132,190	19.9%	$24.59	5.6	21.4%
2017	3	10,053	1.5	142,243	21.4%	$25.14	1.6	23.0%
2018	4	19,027	2.9	161,270	24.2%	$37.27	4.5	27.5%
2019	4	57,447	8.6	218,717	32.9%	$24.75	9.0	36.5%
2020	3	24,103	3.6	242,820	36.5%	$26.00	4.0	40.5%
2021	3	108,484	16.3	351,304	52.8%	$19.90	13.7	54.2%
2022	0	0	0.0	351,304	52.8%	$0.00	0.0	54.2%
2023	2	25,143	3.8	376,447	56.6%	$23.87	3.8	58.0%
Thereafter	21	255,431	38.4	631,878	94.9%	$25.98	42.0	100.0%
Vacant	NAP	33,771	5.1	665,649	100.0%	NAP	NAP
Total / Wtd. Avg.	65	665,649	100.0%			$24.99	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through February 28, 2014.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

(4)	# of Leases Expiring reflects UPS lease with no allocated sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

The Loan. The 2000 Market Street loan (the “2000 Market Street Loan”) is a $77.0 million ($116 per sq. ft.), fixed rate loan secured by the borrower’s fee simple interest in a 665,649 sq. ft. Class A Central Business District (“CBD”) office building located at 2000 Market Street in Philadelphia, Pennsylvania (the “2000 Market Street Property”). The 2000 Market Street Loan has a 10-year term, an initial interest-only period of 25 months and amortizes on 30-year schedule thereafter. The 2000 Market Street Loan accrues interest at a fixed rate equal to 4.4575%.

The 2000 Market Street Loan proceeds, together with an equity contribution from the borrower of $40.6 million, were used to acquire the 2000 Market Street Property for a purchase price of $110.0 million, fund upfront reserves totaling approximately $3.0 million, and pay closing costs of approximately $4.6 million.  Based on the appraised value of $110.0 million as of January 15, 2013, the cut-off date LTV is 70.0%.

The Borrower / Sponsor.    The borrower, Rosemont 2000 Marketing Operating LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the Borrower and the non-recourse carve-out guarantor is Rosemont Realty, LLC (“the Sponsor”). The Sponsor is a property acquisition and asset management firm in business since 1991. The Sponsor reported $131.6 million in assets including $31.6 million in cash and cash equivalents, and $130.9 million in members’ equity as of June 30, 2012.

The Sponsor has acquired over 30 million sq. ft. of commercial space in United States, deployed over $900 million of investor equity, and completed transactions in excess of $3.0 billion in gross real estate value.  Currently, the Sponsor maintains a portfolio of office properties totaling over 11 million sq. ft.

The Property.    The 2000 Market Street Property consists of a 29-story, 665,649 sq. ft. office building constructed in 1972, on a 0.94-acre site in the Center City area of Philadelphia, Pennsylvania. Approximately $7.2 million in capital expenditures were reportedly made at the 2000 Market Street Property between 2005 and 2012. According to the appraisal, capital expenditures included modernizing the elevators, roof replacement, lobby, conference center, common areas, restrooms, security and safety upgrades, HVAC and mechanical replacements. The 2000 Market Street Property features high-end finishes commensurate with Class A CBD office buildings. As of the January 31, 2013 rent roll, the 2000 Market Street Property was 94.9% occupied.

The 2000 Market Street Property is prominently situated on the southwest corner of 20th and Market Streets in the Philadelphia CBD. The 2000 Market Street Property benefits from its close proximity to a transportation concourse which provides underground access to Amtrak’s 30th Street Station, SEPTA surface and subway routes and the SEPTA regional rail network. SEPTA, the regional transit system, is the nation’s fourth largest mass transit network and is used by over one million riders per day. Amtrak’s 30th Street Station is the second busiest Amtrak station in the US, serving more than 3.6 million passengers annually and provides express service to New York and Washington DC. Regional links to Center City include Interstate-76, Interstate-95 and Interstate-676. According to the appraisal, Center City contains a downtown population of approximately 120,000 people and a daily workforce of approximately 265,000. Center City contains over 3,200 retail shops, including the Gallery at Market East, with about 1.2 million sq. ft. of retail space located on Market Street between 8th and 11th Streets.

Major Tenants.    The 2000 Market Street Property was 94.9% leased by approximately 39 tenants as of January 31, 2013. The largest three tenants within the 2000 Market Street Property in aggregate occupy 49.0% of the total net rentable area of the 2000 Market Street Property.

Marshall Dennehey, Warner, Coleman & Goggin (“Marshall Dennehey”) (131,325 sq. ft., 19.7% of NRA, 21.2% of underwritten occupied base rent): Marshall Dennehey is a defense litigation firm with experience in high-profile and complex litigation matters. General areas of practice include casualty, professional liability, health care and workers’ compensation. Founded in 1962, the firm has since grown to 450 lawyers working out of 18 offices throughout Pennsylvania, New Jersey, Delaware, Ohio, Florida and New York. The firm is headquartered in Philadelphia, Pennsylvania.

Marshall Dennehey leases 131,325 sq. ft. of office space through seven leases over a 15-year lease term expiring on August 1, 2027 with two five-year renewal options. Marshall Dennehey’s current rent of $25.50 per sq. ft. increases $0.50 per sq. ft. annually. Marshall Dennehey also leases two storage units at the 2000 Market Street Property, 1,292 sq. ft. at $11.99 per sq. ft and 982 sq. ft. at $12.00 per sq. ft.

Fox Rothschild, LLP (117,849 sq. ft., 17.7% NRA, 20.2% of underwritten occupied base rent): Fox Rothschild, LLP is a national law firm that provides a full range of legal services to public and private companies. General areas of practice include education, employee benefits and compensation planning, entertainment law, financial restructuring and bankruptcy and health law. Founded in 1907, the firm currently has more than 500 lawyers working out of 17 offices coast to coast. The Philadelphia office employs over 100 lawyers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

with well-established practices in corporate law, financial services, labor and employment, litigation, real estate, taxation and wealth planning.  The Philadelphia office has over 400 employees.

The firm has grown in recent years with a series of mergers and acquisitions. The firm merged with Pastore Osterberg on April 1, 2009, with the 60-attorney firm of Grotto, Glassman & Hoffman on September 18, 2006, and with Goldman & Kramer on July 1, 2007. Additionally, the firm acquired the New York-based boutique firm of Young, Moriwaki & Greenfader on January 1, 2007.  According to the National Law Journal’s 2011 NLJ 250 rankings of firms by size, it has 450 attorneys and is the 93rd largest law firm in the United States. In terms of revenue, the firm ranked 120th on The American Lawyer’s 2011 Am Law 200, with gross revenue of $239.5 million in 2010.

Fox Rothschild, LLP leases 117,849 sq. ft. of office space through nine leases expiring on December 31, 2024 with two five-year renewal options. Fox Rothschild, LLP’s current average rent of $27.04 per sq. ft. increases 2% annually. Fox Rothschild also leases one storage unit at the 2000 Market Street Property, 315 sq. ft. at $10 per sq. ft.

Board of Pensions-Presbyterian (“BPP”) (76,998 sq. ft., 11.6% of NRA, 9.0% of underwritten occupied base rent):  BPP is the legally responsible corporate body established under a civil charter for the purpose of administering the pension and benefits program of the Presbyterian Church. It is required by law to administer these programs for the sole and exclusive benefit of its members. The BPP is governed by an independent 33 member board of directors nominated by the General Assembly Nominating Committee and elected by the General Assembly of the Presbyterian Church (U.S.A). The BPP is committed to providing complete, thorough and transparent financial information to the General Assembly, members of the Benefits Plan, employing organizations and other constituents. The responsibilities of the BPP include providing church workers a comprehensive program of health benefits, financial assistance, housing program for retirees, and receiving, investing and disbursing the funds required to support these plans.

The BPP leases 76,998 sq. ft. of office space expiring in September 30, 2021 at a current rent of $18.50 per sq. ft. which increases 2% annually. The BPP has the right to terminate its lease effective September 30, 2016 with 18 months advance notice and payment of a cancellation fee.

The Market.    The 2000 Market Street Property is located in the Center City submarket of Philadelphia, Pennsylvania, at the corner of 20th and Market Streets and is a part of the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD Statistical Metropolitan Area (“Philadelphia SMA”). Market Street is a major office and commercial corridor in the Philadelphia SMA. Primary access to the 2000 Market Street Property is provided by Market Street, which connects to Interstate-95 to the east and the Schuykill Expressway to the west. City Hall, which is located at Penn Square at the intersection of Market and Broad Streets, a few blocks from the 2000 Market Street Property, forms the core of Center City. According to the appraisal, Center City is a “24 hour” market comprising retail, office, residential and other forms of institutional and commercial development. According to the appraisal, as of November 2012, the Philadelphia SMA had an unemployment rate of 8.0%, compared to 7.3% for Pennsylvania and 7.8% for the US. The Philadelphia SMA had a 2012 population of approximately 6.0 million people, an increase of 0.5% annually from 2000, and is projected to increase 0.4% annually to approximately 6.1 million by 2017.

The 2000 Market Street Property is located in the Philadelphia regional office market which contains approximately 289.4 million sq. ft. According to a market research report, as of year-end 2012, the vacancy rate for the Philadelphia regional office market was 11.6%, and the average asking rental rate per sq. ft. was $21.80. The 2000 Market Street Property is located in the Center City Office Submarket. As of 2013, the Center City Office Submarket contains approximately 63.5 million sq. ft., has a vacancy rate of 8.6%, and an average asking rent of $24.89.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

The table below shows statistics as of the year-end 2012 for office space in the market and submarket.

Category(1)	Philadelphia Regional Office Market	Center City Submarket
Existing Supply (Sq. Ft.)	289,426,572	63,522,616
Average Vacant	11.6%	8.6%
Average Rent Per Sq. Ft.	$21.80	$24.89
(1)   Source: Appraisal.

The table below shows the vacancy and asking rents at the 2000 Market Street Property in comparison to direct competitors in the Center City Submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
2000 Market Street Property	1972	665,649	94.9%	$24.45	A
PNC Bank Building	1980	826,731	93.4%	$26.00	NAV
Ten Penn Center	1981	667,825	65.2%	$25.50	NAV
1650 Arch Street	1974	564,125	80.5%	$24.50	NAV
1701 Market Street	1957	305,170	98.3%	NAV	NAV
United Plaza	1975	617,476	96.5%	$26.50	NAV
1818 Market Street	1974	981,743	80.8%	$22.00	NAV
Eleven Penn Center	1986	686,503	84.9%	$24.50	NAV
Seven Penn Center	1964	296,000	84.0%	$23.50	NAV
Total / Wtd. Avg.(2)		4,945,573	84.6%	$24.79
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 2000 Market Street Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	12/31/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$10,812,883	$11,221,974	$12,544,063	$15,460,736	$23.23
Value of Vacant Space(2)	0	0	0	805,275	1.21
Rent Steps(3)	0	0	0	328,808	0.49
Gross Potential Rent	10,812,883	11,221,974	12,544,063	16,594,818	24.93
Total Recoveries	769,334	430,176	452,153	958,387	1.44
Total Other Income(4)	98,639	115,074	107,819	107,819	0.16
Less: Vacancy(5)	(584,564)	(1,022,780)	(1,580,885)	(1,404,256)	(8%)
Effective Gross Income	$11,096,292	$10,744,444	$11,523,150	$16,256,768	$24.42
Total Operating Expenses	8,627,394	7,407,955	6,860,504	8,009,792	12.03
Net Operating Income	$2,468,898	$3,336,489	$4,662,646	$8,246,976	$12.39
TI/LC	0	0	0	1,164,132	1.75
Capital Expenditures	0	0	0	186,382	0.28
Net Cash Flow	$2,468,898	$3,336,489	$4,662,646	$6,896,462	$10.36
(1)	U/W Base Rent is based on the rent roll dated January 31, 2013.
(2)	U/W Value of Vacant Space is based on vacant sq. ft. as of the rent roll dated January 31, 2013 grossed up at the appraiser’s market rent conclusion for each respective space type.
(3)	U/W Rent Steps includes contractual rent increases through February 28, 2014.
(4)	Total Other Income includes parking income and non-rental income.
(5)	U/W Less: Vacancy includes an underwritten adjustment of 2.9% and an in-place vacancy factor of 5.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

Property Management.     The 2000 Market Street Property is currently managed by CBRE, Inc., a Delaware limited liability company.

Lockbox / Cash Management.     The 2000 Market Street Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (A) an event of default, (B) any bankruptcy action of the Borrower, Sponsor, or property manager, or (C) the DSCR falls below 1.25x, provided however that in the event that BPP or Zurich American has (i) given notice of its election to terminate its respective lease, (ii) failed to exercise its applicable renewal option in accordance with the requirements of its respective lease or (iii) otherwise given notice of its intent to terminate its respective lease or vacate its respective premises, then any amounts payable under such lease shall not be included as gross income from operations for purposes of calculating the DSCR. In the event a cash sweep DSCR trigger event exists as a result of amounts payable under either the BPP or Zurich American leases being excluded from gross income from operations, no excess cash will be required to be swept into a lender controlled account if the borrower deposits with the landlord a cash sweep avoidance deposit in an amount specified in the loan documents.

Initial Reserves.     At closing, the Borrower deposited (i) $292,425 into the tax reserve account, (ii) $35,746 into the insurance reserve account, (iii)  $104,250 into a deferred maintenance account, (iv) $472,459 into the TI/LC reserve account, and (v) $2,106,926 into the rent abatement reserve account.

Ongoing Reserves.     On a monthly basis, the Borrower is required to deposit reserves of (i) $146,213 into the tax reserve account, (ii) $11,915 into the insurance reserve account, (iii) $15,532 into the replacement reserve account, and (iv) $83,206 into the TI/LC reserve account, subject to a cap of $4,992,368. In addition, starting in the second year of the term, the Borrower is required to deposit on a monthly basis an amount equal to $18,250 into a reserve relating to refurbishments required under the Marshall Dennehey lease until the amount or deposit in such reserve equals $656,625.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2000 Market Street Philadelphia, PA 19103	Collateral Asset Summary 2000 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,000,000 70.0% 1.48x 10.7%

2000 Market Street
2000 Market Street
Philadelphia, PA 19103
PHILADELPHIA
Center City
Fairmount
FAIRMOUNT PARK
Philadelphia Museum of Art
Eastern State Penitentiary Nat'l. Historic Landmark
Von Colln Memorial Field
Free Library of Philadelphia
Franklin Institute
Logan Square
Academy of Natural Sciences
1 & 2 Logan Square
Cira Center
Drexel University
30th Street Station
One Drexel Plaza
University of Pennsylvania
Mandell Theater
Cira Center South
Class of 1932 Ice Rink
Levy Tennis Pavilion
Penn Park
PECO Building
Commerce Square
Mutter Museum
Philadelphia Stock Exchange
1818 Market
Comcast Center
5 Penn Center
2 Penn Center
One & Two Liberty Place
Centre Square
PNC Bank Building
Ritz-Carlton Philadelphia
Love Park
Penn. Academy of Fine Arts
Municipal Services Building
City Hall
Hahnemann University Hospital
Chinatown
Pennsylvania Convention Center
Reading Terminal Market
Aramark Tower
Conservation Center for Art & Historic Artifacts
Rittenhouse Square
Radisson Plaza-Warwick Hotel Philadelphia
Hyatt at the Bellevue
Academy of Music
Kimmel Ctr. for the Performing Arts
University of the Arts
T. Jefferson University Hospital
Thomas Jefferson University
Rittenhouse
Schuylkill River Park
Southwest Center City
Palumbo Playground
Philadelphia Intl. Airport 7 miles
To 95
Schuylkill River
Schuylkill Expwy
Vine Street Expwy
MARKET-FRANKFORD LINE
BROAD STREET LINE
30TH
15TH
CITY HALL
13TH
11TH
RACE-VINE
WALNUT-LOCUST
LOMBARD-SOUTH
Kelly Drive
Fairmount Ave
Pennsylvania Ave
Green St
Spring Garden St
Hamilton St
Callowhill St
Vine St
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Lombard St
South St
Christian St
Washington Ave
Grays Ferry Ave
Corinthian Ave
N 25th St
N 24th St
N 23rd St
N 22nd St
N 21st St
N 20th St
N 17th St
N 16th St
N 15th St
N Broad St
S 25th St
S 23rd St
S 22nd St
S 21st St
S 20th St
S 19th St
S 18th St
S 17th St
S 16th St
S 15th St
S Broad St
S 13th St
S 12th St
S 11th St
S 10th St
76
676
30
3
611
PENNSYLVANIA
NEW JERSEY
DE
Lansdale
Horsham
Ambler
Willow Grove
Levittown
Audubon
Norristown
King of Prussia
Plymouth Meeting
Melrose Park
Somerton
Bristol
Burlington
Conshohocken
Wayne
Chestnut Hill
Germantown
Tacony
Paoli
Radnor
Ardmore
Overbrook
Kensington
Pennsauken
Moorestown
Broomall
Yeadon
CAMDEN
Springfield
Darby
Cherry Hill
Chester Heights
Gloucester City
Chester
Woodbury
Bellmawr
Clementon
Deptford
Philadelphia Intl. Airport
Center City

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor(1):	Westfield America, Inc.		Collateral:	Fee Simple / Leased Fee
Borrowers:	Santa Anita Shoppingtown LP;		Location:	Arcadia, CA
	Santa Anita Borrower LLC		Year Built / Renovated:	1974 / 2009
Original Balance(2):	$70,000,000		Total Sq. Ft.:	1,472,167
Cut-off Date Balance:	$70,000,000		Property Management:	Westfield, LLC
% by Initial UPB:	5.4%		Underwritten NOI:	$33,692,403
Interest Rate:	3.6545%		Underwritten NCF:	$32,155,660
Payment Date:	1st of each month		Appraised Value:	$610,000,000
First Payment Date:	March 1, 2013		Appraisal Date:	November 19, 2012
Maturity Date:	February 1, 2023
Amortization:	None		Historical NOI
Additional Debt(2):	$215,000,000 pari passu Notes A-2-1		Most Recent NOI:	$30,091,336 (T-12 August 31, 2012)
	and A-2-2		2nd Most Recent NOI:	$29,660,341 (December 31, 2011)
Call Protection:	L(26), D or YM1(87), O(7)		3rd Most Recent NOI:	$27,615,750 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing
			Historical Occupancy(5)
Reserves(3)			Most Recent Occupancy:	97.0% (December 31, 2012)
	Initial	Monthly	2nd Most Recent Occupancy:	90.0% (December 31, 2011)
Taxes:	$0	Springing	3rd Most Recent Occupancy:	93.4% (December 31, 2010)
Insurance:	$0	Springing
(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as Broward Mall, which has an original principal balance of $95,000,000.
(2)   The Santa Anita Mall Loan is part of the Santa Anita Mall Loan Combination, totaling $285.0 million, which was bifurcated into four pari passu loan components (Notes A-1-1, A-1-2, A-2-1 and A-2-2). The Santa Anita Mall Loan is evidenced by Notes A-1-1 and A-1-2 with an aggregate original principal balance of $70,000,000 and will be contributed to the UBS-BB 2013-C6 Trust.  The related pari passu Notes A-2-1 and A-2-2 (with an aggregate original principal balance of $215,000,000) were contributed to the prior UBS-BB 2013-C5 securitization.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)  Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the Santa Anita Mall Loan Combination. For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate interest payments on the Santa Anita Mall Loan Combination. The Santa Anita Mall Property is comprised of a total of 1,472,167 sq. ft. including anchors JC Penney, Macy’s and Nordstrom, which are subject to ground leases.
(5)   Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of ground lease anchor space.

Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:		$194
Balloon Balance / Sq. Ft.:		$194
Cut-off Date LTV:		46.7%
Balloon LTV:		46.7%
Underwritten NOI DSCR:		3.19x
Underwritten NCF DSCR:		3.05x
Underwritten NOI Debt Yield:		11.8%
Underwritten NCF Debt Yield:		11.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Ground Lease Anchor Tenants
JC Penney(7)	B/Caa1/B-	191,240	13.0%	NAP	NAP	10/19/2017	$32,282	$169	NAP
Macy’s(8)	BBB/Baa3/BBB	188,200	12.8	NAP	NAP	10/19/2017	$48,963	$260	NAP
Nordstrom(9)	A-/Baa1/A-	136,384	9.3	NAP	NAP	2/28/2024	$72,107	$529	NAP
Subtotal / Wtd. Avg.		515,824	35.0%				$153,352	$297	NAP

Major In-Line Tenants
XXI Forever(10)	NR/NR/NR	117,817	8.0%	$16.98	6.2%	1/31/2028	NAV	NAV	NAV
Dave & Busters(11)	NR/B3/B-	49,913	3.4	$20.62	3.2%	9/30/2019	$9,547	$191	10.7%
Sports Chalet(12)	NR/NR/NR	42,241	2.9	$26.82	3.5%	1/31/2015	$8,020	$190	14.1%
Gold’s Gym	NR/NR/NR	34,821	2.4	$21.44	2.3%	3/31/2028	NAV	NAV	NAV
Urban Home	NR/NR/NR	23,982	1.6	$24.00	1.8%	1/31/2023	NAV	NAV	NAV
Old Navy	BBB-/Baa3/BB+	23,712	1.6	$22.06	1.6%	7/31/2015	$4,902	$207	12.3%
H&M	NR/NR/NR	20,727	1.4	$27.59	1.8%	1/31/2017	$6,937	$335	11.0%
Victoria’s Secret	BB+/Ba1/BB+	12,782	0.9	$37.00	1.5%	1/31/2018	$6,926	$542	11.3%
Subtotal / Wtd. Avg.		325,995	22.1%	$21.63	21.9%		$36,332	$243	11.9%

Theater Tenant
American Multi-Cinema(13)(14)	B/B2/B	73,938	5.0%	$31.84	7.3%	9/30/2019	$16,313	$1,019,563	15.4%
Subtotal / Wtd. Avg.		73,938	5.0%	$31.84	7.3%		$16,313	$1,019,563	15.4%

Other(15)(16)	Various	511,637	34.8	$44.56	70.8%	Various	$180,267	$399	17.7%
Vacant	NAP	44,773	3.0	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(17)		1,472,167	100.0%	$35.33	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 1,472,167, inclusive of ground lease anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through December 31, 2013 as well as percentage in lieu rent that was calculated based on 2012 Total Sales.
(4)	% of U/W Base Rent is based on total occupied underwritten base rent and excludes ground lease anchor tenants as well as any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales.
(6)
Occupancy Cost (% of Sales) is calculated as (A) the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, divided by (B) the 2012 Total Sales.

(7)	JC Penny has four ten-year and one five-year extension options.
(8)	Macy’s has two ten-year and five five-year extension options.
(9)	Nordstrom has eight ten-year extension options.
(10)	XXI Forever has one five-year extension option.
(11)	Dave & Busters has three five-year extension options.
(12)	Sports Chalet has three five-year extension options.
(13)	American Multi-Cinema Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(14)	American Multi-Cinema has three five-year and one, four and one half year extension options.
(15)	Other 2012 Total Sales include only inline tenants less than or equal to 10,000 sq. ft.
(16)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported 2012 Total Sales, 2011 sales and 2010 sales (excluding food court tenants, kiosks, ATM, temp tenants and other non-mall-shop tenants).

(17)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 911,570, which excludes ground lease anchor tenants totaling 515,824 sq. ft. as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.(1)(2)	% of Total Sq. Ft. Expiring(2)	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent Per Sq. Ft.(3)(4)	% Base Rent Rolling(3)(4)	Cumulative % of Base Rent(3)(4)
MTM	4	175	0.0%	175	0.0%	$351.39	0.2%	0.2%
2013	32	64,429	6.7	64,604	6.8%	$30.63	6.2	6.4%
2014	41	77,757	8.1	142,361	14.9%	$50.39	12.3	18.7%
2015	38	127,765	13.4	270,126	28.2%	$36.57	14.6	33.3%
2016	28	49,964	5.2	320,090	33.5%	$44.46	7.0	40.3%
2017	27	70,224	7.3	390,314	40.8%	$44.47	9.8	50.0%
2018	13	47,408	5.0	437,722	45.8%	$35.25	5.2	55.3%
2019	26	208,838	21.8	646,560	67.6%	$35.08	23.0	78.2%
2020	16	41,575	4.3	688,135	72.0%	$45.93	6.0	84.2%
2021	4	11,254	1.2	699,389	73.1%	$41.28	1.5	85.7%
2022	5	9,675	1.0	709,064	74.1%	$37.71	1.1	86.8%
2023	4	32,293	3.4	741,357	77.5%	$26.08	2.6	89.5%
Thereafter	6	170,213	17.8	911,570	95.3%	$19.75	10.5	100.0%
Vacant	NAP	44,773	4.7	956,343	100.0%	NAP	NAP
Total / Wtd. Avg.	244	956,343	100.0%			$35.01	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Total Expiring Sq. Ft. and % of Total Sq. Ft. Expiring do not include ground lease anchor tenants.
(3)
Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent include contractual rent steps through December 31, 2013 and exclude ground lease anchor tenants totaling 515,824 sq. ft.

(4)
Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent are based on the occupied base rent and occupied sq. ft., and exclude ground lease anchor tenants totaling 515,824 sq. ft. as well as any gross up of vacant space.

The Loan.    The Santa Anita Mall loan combination (the “Santa Anita Mall Loan Combination”) is a $285.0 million ($194 per sq. ft.) fixed rate loan secured by the borrower’s fee simple and leased fee interest in a 1,472,167 sq. ft. super regional mall located at 400 South Baldwin Avenue in Arcadia, California (the “Santa Anita Mall Property”).  The Santa Anita Mall Property includes anchors JC Penney, Macy’s and Nordstrom, which are subject to ground leases, and major tenants XXI Forever, American Multi-Cinema (“AMC Movie Theater”) (16 screens), Dave & Busters, Sport Chalet, Gold’s Gym, Urban Home, Old Navy, H&M and Victoria’s Secret.  The Santa Anita Mall Loan combination has a ten year term, is interest-only, and accrues interest at a fixed rate equal to 3.6545%.  The Santa Anita Mall Loan Combination consists of four pari passu notes (Notes A-2-1 and A-2-2 in the aggregate original amount of $215.0 million and Notes A-1-1 and A-1-2 in the aggregate original amount of $70.0 million). The Santa Anita Mall Notes A-1-1 and A-1-2 (the “Santa Anita Mall Loan”), but not the related pari passu Notes A-2-1 and A-2-2 (“The Santa Anita Mall Companion Loan”), will be contributed to the UBS-BB 2013-C6 Trust.  The Santa Anita Mall Companion Loan has been contributed to the UBS-BB 2013-C5 securitization trust.

The Santa Anita Mall Loan Combination proceeds were used to refinance existing debt of approximately $154.0 million, pay closing costs and fees of approximately $485,916 and return equity to the sponsor of approximately $130.0 million.  Based on the appraised value of $610.0 million as of November 19, 2012, the cut-off date LTV is 46.7%.

The Borrower / Sponsor.   The borrowers, Santa Anita Shoppingtown LP, a single purpose Delaware limited partnership and Santa Anita Borrower LLC, a Delaware limited liability company (collectively, the “Borrowers”) are structured to be bankruptcy-remote with at least two independent directors in their respective organizational structures. The sponsor of the Borrower and the non-recourse carveout guarantor is Westfield America, Inc. (the “Sponsor”). Liability under the guaranty of recourse obligations is limited to $28,500,000. The Sponsor is a real estate investment trust (“REIT”) with interests in 55 shopping centers made up of 50 super-regional shopping centers, four regional shopping centers and one power center in markets such as northern California, Chicago, southern Florida, Los Angeles, New Jersey, New York, San Diego and suburban Washington, D.C.  The Sponsor’s U.S. shopping center portfolio encompasses approximately 63 million sq. ft. of retail space within 12 states, which it leases to nearly 9,000 specialty retailers.  Within the state of California, Westfield America, Inc. has interests in 24 properties, including the Santa Anita Mall Property.  The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Broward Mall, which has a cut-off date balance of $95.0 million. The Canadian Pension Plan Investment Board owns approximately 40.4% of the Borrower and is permitted to control.

The Property.   The Santa Anita Mall Property consists of an enclosed, two and three-level super regional mall located at 400 South Baldwin Avenue in Arcadia, California, approximately one mile south of Interstate 210, five miles west of Interstate 605 and 19 miles northeast of Los Angeles. Anchors at the Santa Anita Mall Property include JC Penney, Macy’s and Nordstrom, which are subject to

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

long term ground leases. Major tenants at the Santa Anita Mall Property include XXI Forever, AMC Movie Theater, Dave & Busters, Sport Chalet, Gold’s Gym, Urban Home, Old Navy, H&M, and Victoria’s Secret.  Mall shop space consists of approximately 235 stores totaling 511,637 sq. ft. inclusive of the food court and kiosks.  The Santa Anita Mall Property was 97.0% occupied as of the rent roll dated December 31, 2012.  The Santa Anita Mall Property generates $398.4 million in gross sales, including comp in line sales per sq. ft. of $399 and occupancy cost of 17.2%.

The Santa Anita Mall Property was built in 1974 and was renovated in 2009.  The Westfield Group originally acquired a 39.7% interest in the Santa Anita Mall Property in September 1998 and an additional 50% interest in December 1998 as part of an estimated $2.5 billion disposition of United States shopping mall holdings by TrizecHahn Corporation of Toronto.  TrizecHahn agreed to sell the 20 malls in April 1998 to Westfield America Inc. of Los Angeles and to the Rouse Company of Columbia, Maryland. Westfield subsequently purchased an additional 50% stake in the Santa Anita Mall Property in December 1998 from Meditrust Cos. as part of Meditrust’s larger restructuring plan.  In November 2012, the Sponsor completed a $35.7 million development plan to convert a vacant Robinsons-May box with a 117,817 sq. ft. three-level XXI Forever store (in occupancy since November 2012) and a 34,821 sq. ft. Gold’s Gym.  In May 2009, the Promenade opened, adding 115,000 sq. ft. of new open-air retail space to the Santa Anita Mall Property. This $120.0 million expansion introduced 30 new shops and restaurants, landscaped courtyards, walkways, and fountains. The Promenade features new two-level subterranean parking for easy access to the 30 new stores and restaurants.  A renovation of the center court in the existing center was also completed as part of the 2009 renovation. The Santa Anita Mall Property has structured, subterranean and surface parking for a total of 6,800 spaces (4.62 spaces per 1,000 sq. ft. of total GLA).

The Santa Anita Mall Property is located at the intersection of South Baldwin Avenue and West Huntington Drive, approximately seven miles east of the Pasadena Central Business District (“CBD”) and approximately 19 miles northeast of the Los Angeles CBD and approximately 35 miles northeast of the Los Angeles International Airport. Interstate 210 is the primary east/west commercial corridor in the area and is located approximately one mile north of the Santa Anita Mall Property.  Interstate 605 is a primary north/south commercial corridor, providing direct access to Long Beach and the shores of California, and is located approximately five miles to the east of the Santa Anita Mall Property.    According to a market research report, the Santa Anita Mall Property’s trade area is projected to include 6,098,173 people (within a 20 mile radius as of 2013) with an average household income of $69,721.  Approximately 23.6% of the population within a 10-mile radius of the Santa Anita Mall Property has an average estimated household income of $100,000 or more.

The chart below details the Santa Anita Mall Property’s tenancy by general type.

Santa Anita Mall Property Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (ground leased)	515,824	35.0%	NAP	NAP	6.2	$297	NAP

Major In-Line > 10,000 sq. ft. – Comp	149,375	10.1	$24.97	11.6%	4.0	$243	11.9%
Major In-Line > 10,000 sq. ft. – Non-Comp	176,620	12.0	$18.81	10.3	14.2	NAP	NAP
Theater(4)	73,938	5.0	$31.84	7.3	6.5	$1,019,563	15.4%
In-Line ≤ 10,000 sq. ft. – Comp	348,938	23.7	$42.02	45.5	3.7	$399	17.2%
In-Line ≤ 10,000 sq. ft. – Non-Comp	135,963	9.2	$29.17	12.3	4.8	NAV	NAV
Food Court – Comp	6,040	0.4	$232.97	4.4	1.8	$1,408	18.6%
Food Court – Non-comp	3,600	0.2	$74.99	0.8	4.4	NAV	NAV
ATM/Kiosk/Other	11,096	0.8	$219.09	7.5	4.4	$804	26.1%
Outparcel	6,000	0.4	$10.14	0.2	5.3	NAV	NAV
Vacant	44,773	3.0	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)	1,472,167	100.0%	$35.33	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through December 31, 2013 and percentage in lieu of rent that was calculated based on 2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants as well as any gross up of vacant space.
(3)
Occupancy Cost % is calculated as (A) the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, divided by (B) the 2012 Total Sales.

(4)	Tenant’s 2012 Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(5)
Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants (515,824 sq. ft.) as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

The Market.  The Santa Anita Mall Property is located in Arcadia, California, within close proximity to Interstate 210 on South Baldwin Avenue, approximately seven miles east of the Pasadena CBD.  Interstate 210 is a major east/west corridor, which provides direct access to Pasadena to the west and forms a portion of the Foothill Freeway, connecting Los Angeles with its northern suburbs.  South Baldwin Avenue, which forms the western boundary of the Santa Anita Mall Property and serves as a commercial corridor within the neighborhood intersects with Interstate 210 approximately one mile north of the Santa Anita Mall Property.  Secondary access to the area is provided by Huntington Drive, an east/west thoroughfare.  The Santa Anita Mall Property has frontage on Huntington Drive which provides ingress/egress.

The area surrounding the Santa Anita Mall Property consists of a mix of commercial and residential properties. The Santa Anita Mall Property is adjacent to Santa Anita Park to the north, a thoroughbred racetrack situated on 320 acres with a grandstand that seats 26,000 guests and an infield that can accommodate 50,000 guests. The appraisal estimates that the park experiences 3,000 weekly visitors and about 10,000 visitors on the weekends. To the east of the Santa Anita Mall Property is the Methodist Hospital on West Huntington Drive, which supports several medical office buildings in the immediate area. West and south of the Santa Anita Mall Property is primarily residential use with a mix of single family and multi-family properties.

The Santa Anita Mall Property is located in Arcadia, Los Angeles County, California within the Los Angeles-Long Beach-Anaheim Metropolitan Statistical Area (“Los Angeles MSA”).  With an estimated 2013 population of approximately 18.0 million, the Los Angeles MSA is the 2nd largest metropolitan area in the U.S.  The Los Angeles / Long Beach port complex is ranked number one in the United States in trade activity, and number three in the world (behind only Hong Kong and Singapore).  The Los Angeles economy remains one of the nation’s largest economic engines, relying on a number of diverse industries such as fashion, biomedical technology, high-tech manufacturing, entertainment, and shipping.  According to the appraisal, the Santa Anita Mall Property’s trade area within a 5-, 10- and 20-mile radius also experienced positive annual population growth between 2000 and 2012 at 0.2%, 0.1%, and 0.1%, respectively with the estimated 2012 population being 433,760, 1,518,842 and 6,031,113, respectively. Through 2017, the populations within a 5-, 10- and 20-mile radius are expected to grow to 438,416, 1,527,928 and 6,069,486, respectively, which represent growth rates of 0.2%, 0.1%, and 0.1%, respectively.

Average estimated household income for 2013 within a 5-, 10- and 20-mile radius is $87,575, $77,767 and $69,721, respectively, compared to the state of California average of $83,188.  Approximately 23.6% of the population within a 10-mile radius of the Santa Anita Mall Property has an average estimated household income of $100,000 or more.

The chart below details the Santa Anita Mall Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Santa Anita Mall Property	1974 / 2009	1,472,167	JC Penney, Macy’s, Nordstrom	97.0%	Subject
Paseo Colorado	2001	556,271	Macy’s, ArcLight Cinemas, DSW, Gelson’s, Equinox Health & Fitness	81.0%	7.5
Shops at Montebello	1985 / 2010	758,504	Macy’s, Macy’s Home, JC Penney, Forever 21	95.0%	9.0
Westfield West Covina	1975 / 2012	1,033,372	Macy’s, JC Penney, Sears, Best Buy, 21 Forever, Nordstrom Rack	NAV	12.9
Glendale Galleria	1976 / 1997	1,300,500	Nordstrom, Macy’s, JC Penney, Target, Bloomingdales (in 2013)	100.0%	15.0
Eastland Center	1957 / 2011	806,331	Target, Burlington Coat Factory, Bed Bath & Beyond, Dick’s Sporting Goods	100.0%	15.0
Puente Hills	1974 / 2007	1,103,834	AMC 20, Burlington Coat Factory, Forever 21, Macy’s	89.0%	22.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including anchors subject to long term ground leases.

The Santa Anita Mall Property is the dominant mall in its trade area due to its above average access and exposure at the intersection of Huntington Drive and South Baldwin Avenue, just to the south of Interstate 210.  Huntington Drive and South Baldwin Avenue have reported traffic counts of over 70,000 vehicles per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 8/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$27,890,185	$27,383,490	$28,965,286	$29,254,466	$30,949,848	$32.36
Percentage Rent(3)	153,464	161,338	187,285	222,117	293,242	0.31
Rent Steps(4)	0	0	0	0	960,369	1.00
Value of Vacant Space(5)	0	0	0	0	1,824,058	1.91
Gross Potential Rent	$28,043,649	$27,544,828	$29,152,571	$29,476,583	$34,027,517	$35.58
Total Recoveries	12,074,121	13,306,393	13,435,658	14,384,465	16,924,503	17.70
Total Other Income(6)	2,843,740	2,817,091	3,237,787	3,038,718	2,923,626	3.06
Less: Vacancy	(328,516)	(392,529)	(130,448)	(240,961)	(3,098,746)	(6.1%)
Effective Gross Income	$42,632,994	$43,275,783	$45,695,568	$46,658,805	$50,776,900	$53.09
Total Operating Expenses	14,882,181	15,660,033	16,035,227	16,567,469	17,084,497	17.86
Net Operating Income	$27,750,813	$27,615,750	$29,660,341	$30,091,336	$33,692,403	$35.23
TI/LC	0	0	0	0	1,345,475	1.41
Capital Expenditures	0	0	0	0	191,269	0.20
Net Cash Flow	$27,750,813	$27,615,750	$29,660,341	$30,091,336	$32,155,660	$33.62
(1)	U/W Per Sq. Ft. based on total mall sq. ft. of 956,343, excluding ground lease anchor tenants.
(2)	U/W Base Rent is based on the rent roll dated December 31, 2012.
(3)	U/W Percentage Rent is based on breakpoints and % per the rent roll dated December 31, 2012 and 2012 Total Sales.
(4)	U/W Rent Steps includes contractual rent increases through December 31, 2013.
(5)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated December 31, 2012, at average in-place rent for each tenant space type.
(6)	Total Other Income includes specialty leases and storage income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	2012
JC Penney	$178	$184	$169
Macy’s	$239	$252	$260
Nordstrom	$509	$522	$529
(1)	Based on historical sales statements provided by the Borrower.

Property Management.    The Santa Anita Mall Property is managed by Westfield, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Santa Anita Mall Loan Combination is structured with a hard lockbox and springing cash management.  Active cash management and a cash sweep of all excess cash into a lender controlled account are triggered upon the occurrence of an event of default by the Borrowers (a “Santa Anita Mall Cash Sweep Event”).

Initial Reserves.    None.

Ongoing Reserves.    At any time during which the debt service coverage ratio is less than 1.20x, calculated based on the previous 12 month period and tested on the first day of each calendar quarter, or a Santa Anita Mall Cash Sweep Event, the Santa Anita Mall Loan Combination documents will require monthly deposits of (i) $354,123 into a tax reserve account, (ii) $70,174 into an insurance reserve account, (iii) $15,939 into a capital expenditure/replacement reserve account, and (iv) $113,414 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None Permitted.

Partial Release.     If there is no event of default, Borrower may make transfers of non-income producing, non-material portions of the Santa Anita Mall Property including parking areas to third parties or affiliates of Borrower, provided that no transfer may result in a material adverse effect on the value of the Santa Anita Mall Property or the financial condition of the Borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 46.7% 3.05x 11.8%

Santa Anita Mall
400 South Baldwin Avenue
Arcadia, CA 91007
SAN GABRIEL MTS.
Hahamongna Watershed Park
Altadena
Altadena Dr.
Woodbury Rd.
New York Dr.
Eaton Canyon Park
Saint Luke Medical Center
Washington Blvd.
PASADENA
Rose Bowl
Brookside Park
Orange Grove Blvd.
Victory Park
Foothill Fwy
Hastings Village
Foothill Blvd.
Monrovia
Memorial Park
Lake
Allen
Sierra Madre Villa
Colorado Blvd.
One Colorado
Paseo Colorado
Pasadena City College
Del Mar Blvd.
Del Mar
Los Angeles County Arboretum
Santa Anita Park and Racetrack
Arcadia County Park
Huntington Dr.
Foothill Fwy
California Institute of Technology
California Blvd.
East Pasadena
Fillmore
Huntington Memorial Hospital
Methodist Hospital of Southern California
Duarte Rd.
Huntington Library and Botanical Gardens
Arcadia
East San Gabriel
San Marino
Downtown Los Angeles 6 miles
METRORAIL GOLD LINE
Mission
LOS ANGELES COUNTY
South Pasadena
Huntington Dr.
San Gabriel
Las Tunas Dr.
Live Oak Ave.
Irwindale Speedway
Temple City Blvd.
Baldwin Ave.
Santa Anita Ave.
Peck Rd.
Myrtle Ave.
Main St.
San Gabriel Valley Medical Center
Alhambra
Mission Rd.
Alhambra Medical Ctr.
Temple City
Lower Azusa Rd.
El Monte Airport
Almansor Park
Mission Dr.
LOS ANGELES
Del Mar Ave.
San Gabriel Blvd.
Rosemead Blvd.
Valley Blvd.
Mission Rd.
Valley Blvd.
EL MONTE
El Monte
Ramona Blvd.
Garfield Ave.
San Bernardino Fwy
METROLINK SAN BERNARDINO LINE
Cal State University Los Angeles
Garfield Medical Ctr.
New Ave.
Garvey Ave.
Rosemead
Garvey Ave.
Valley Blvd.
CAL STATE-LA
Monterey Park
Rush St.
Tyler Ave.
Peck Rd.
Durfee Ave.
Whittier Narrows Recr. Area
Hill Dr.
East Los Angeles Comm. College
Mednik Ave.
Potrero Grande Dr.
Pomona Fwy
San Gabriel River Fwy
Riggin St.
METRORAIL
Pomona Fwy
The Shops at Montebello
Workman Mill Rd.
METROLINK RIVERSIDE LINE
East LA Civic Center
Atlantic
Durfee Ave.
Pico Rivera Bicentennial Park
EAST LOS ANGELES
Montebello
Pico Rivera
Hacienda Heights
210
134
110
19
10
605
710
60
GLENDALE
Altadena
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
PASADENA
Monrovia
Azusa
Arcadia
Temple City
San Gabriel
Baldwin Park
Covina
Alhambra
El Monte
LOS ANGELES
West Covina
East Los Angeles
Monterey Park
La Puente
Montebello
Pico Rivera
Huntington Park
Hacienda Heights
Whittier
Rowland Heights
Florence
South Gate
Downey

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Credit Estimate:	BBB- (Fitch)		Property Type:	Retail – Regional Mall
Loan Purpose:	Refinance		Collateral:	Fee Simple / Leased Fee
Sponsor:	Michael Z. Ysrael		Location:	Tumon, Tamuning, Guam
	Alfred C. Ysrael		Year Built / Renovated:	1996, 1997, 2002 / NAP
	Tanota Hotels, LLC		Total Sq. Ft.: (2)	244,626
	Bowling Investments, LLC		Property Management:	Tanota Corporation
Borrower:	Bayview I, LLC; Bayview III, LLC		Underwritten NOI:	$6,187,918
Original Balance:	$60,000,000		Underwritten NCF:	$6,166,315
Cut-off Date Balance:	$59,939,105		Appraised Value:	$94,100,000
% by Initial UPB:	4.6%		Appraisal Date:	December 19, 2012
Interest Rate:	5.1935%
Payment Date:	6th of each month
First Payment Date:	April 6, 2013		Historical NOI
Maturity Date:	March 6, 2023		Most Recent NOI:	$6,191,722 (T-12 November 30, 2012)
Amortization:	360 months		2nd Most Recent NOI:	$5,640,314 (December 31, 2011)
Additional Debt:	None		3rd Most Recent NOI:	$5,722,652 (December 31, 2010)
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / Springing		Historical Occupancy(3)
			Most Recent Occupancy:	98.8% (January 25, 2013)
Reserves(1)			2nd Most Recent Occupancy:	99.0% (December 31, 2011)
	Initial	Monthly	3rd Most Recent Occupancy:	93.3% (December 31, 2010)
Taxes:	$12,296	$2,049
(1)    See “Initial Reserves” and “Ongoing Reserves” herein.
(2)    The Bayview Plaza Property is comprised of a total of 244,626 sq. ft. including a portion of DFS Galleria (74,326 sq. ft) and Phase II (100,613 sq. ft.) which are subject to ground leases.
(3)    Historical occupancy shown in the table above is based on historical occupancy percentages provided by the Borrower, inclusive of ground lease tenants.

Insurance:	$320,833	$29,167
Replacement:	$0	$1,800
TI/LC:	$2,000,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$245
Balloon Balance / Sq. Ft.:		$203
Cut-off Date LTV:		63.7%
Balloon LTV:		52.8%
Underwritten NOI DSCR:		1.57x
Underwritten NCF DSCR:		1.56x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area (2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Ground Lease Tenants
Comete Guam, Inc.	NR/NR/NR	100,613	41.1%	NAP	NAP	9/30/2075	NAV	NAV	NAP
DFS Group L.P.	NR/NR/NR	74,326	30.4	NAP	NAP	5/31/2065	NAV	NAV	NAP
Subtotal		174,939	71.5%				NAV	NAV	NAP

Major In-Line Tenants
DIZZY, Inc.(7)	NR/NR/NR	11,925	4.9%	$45.57	11.5%	Various	$4,334	$561	14.5%
Stores Specialists, Inc.(8)	NR/NR/NR	6,934	2.8	$25.08	3.7	9/30/2014	NAV	NAV	NAV
ABC Stores - Guam(9)	NR/NR/NR	3,481	1.4	$167.23	12.3	Various	$7,164	$2,058	9.4%
Little Italy, Inc. d/b/a Vitale’s	NR/NR/NR	3,370	1.4	$36.00	2.6	4/30/2015	$1,394	$414	15.9%
Kupono Investment, Inc. d/b/a LeSportsac(10)	NR/NR/NR	2,762	1.1	$105.98	6.2	Various	$2,676	$969	13.2%
Subtotal		28,472	11.6%	$60.18	36.2%		$15,568	$898	12.0%

Other(11)	Various	38,285	15.7%	$79.01	63.8%	Various	$27,184	$1,198	11.2%
Vacant	NAP	2,930	1.2	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.(12)		244,626	100.0%	$70.98	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 244,626, inclusive of ground lease tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of U/W Base Rent include contractual rent steps through July 1, 2013 as well as percentage-in-lieu rent that was calculated based on 2012 Total Sales.
(4)	% of U/W Base Rent is based on total occupied underwritten base rent and excludes ground lease tenants and any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales.
(6)
Occupancy Cost (% of Sales) is calculated as (A) the sum of (i) underwritten base rent, inclusive of percentage-in-lieu rent that was calculated based on 2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated January 25, 2013, divided by (B) the 2012 Total Sales.

(7)
DIZZY, Inc. leases six spaces at the Bayview Plaza Property doing business as DNA Evolution (3,214 sq. ft. expiring July 31, 2015), DNA (2,760 sq. ft. expiring April 30, 2017), DNA Evolution Kids (2,400 sq. ft. expiring June 30, 2017), KICKS/HI (1,337 sq. ft. expiring July 31, 2017), Volcom (1,230 sq. ft. expiring June 30, 2017) and DV8 Boardshop (984 sq. ft. expiring July 31, 2017). DIZZY, Inc.’s 2012 Total Sales (000s), Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include tenant spaces that reported 2011 and 2012 Total Sales.

(8)
Stores Specialists, Inc. leases three spaces at the Bayview Plaza Property doing business as Gap (5,102 sq. ft.), Beauty Bar (1,162 sq. ft.) and Aerosoles (670 sq. ft.) and has one, three-year option on each of the spaces.

(9)	ABC Stores – Guam leases two inline spaces (2,000 sq. ft. expiring April 14, 2017 and 981 sq. ft. expiring June 30, 2015) and two storage spaces (350 sq. ft. and 150 sq. ft. expiring March 31, 2015).
(10)	Kupono Investment, Inc. d/b/a LeSportsac leases one inline space (2,000 sq. ft. expiring September 30, 2017) and one storage space (762 sq. ft., expiring September 30, 2014).
(11)	Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 2,500 sq. ft. that reported 2012 sales, 2011 sales, and 2010 sales.
(12)
Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 66,757 sq. ft., which excludes ground leased tenants totaling 174,939 sq. ft. as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft. (2)	% of Total Sq. Ft. Expiring(2)	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	19	13,627	19.6%	13.627	19.6%	$59.66	24.3%	24.3%
2013	7	5,798	8.3	19,425	27.9%	$52.48	9.1	33.4%
2014	17	17,286	24.8	36,711	52.7%	$39.77	20.5	53.9%
2015	10	12,576	18.0	49,287	70.7%	$44.17	16.6	70.5%
2016	1	1,150	1.7	50,437	72.4%	$96.00	3.3	73.8%
2017	9	16,320	23.4	66,757	95.8%	$53.88	26.2	100.0%
2018	0	0	0	66,757	95.8%	$0.00	0.0	100.0%
2019	0	0	0	66,757	95.8%	$0.00	0.0	100.0%
2020	0	0	0	66,757	95.8%	$0.00	0.0	100.0%
2021	0	0	0	66,757	95.8%	$0.00	0.0	100.0%
2022	0	0	0	66,757	95.8%	$0.00	0.0	100.0%
2023	0	0	0	66,757	95.8%	$0.00	0.0	100.0%
Thereafter	0	0	0	66,757	95.8%	$0.00	0.0	100.0%
Vacant	NAP	2,930	4.2	69,687	100.0%	NAP	NAP
Total / Wtd. Avg.	63	69,687	100.0%			$50.18	100.0%
(1)	Certain tenants may have termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.
(2)	Total Expiring Sq. Ft. and % of Total Sq. Ft. Expiring do not include ground lease tenants.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent, include contractual rent steps through July 1, 2013, and exclude ground lease tenants totaling 174,939 sq. ft. as well as any gross up of vacant space.

The Loan. The Bayview Plaza loan (the “Bayview Plaza Loan”) is a $60.0 million ($245 per sq. ft.), fixed rate loan secured by the borrower’s fee simple and leased fee interest in a 244,626 sq. ft. Class A regional mall located at 1225-1275 Pale San Vitores Road in Tumon, Tamuning, Guam (the “Bayview Plaza Property”).  Major national tenants at the Bayview Plaza Property include DIZZY, Inc. (d/b/a DNA, DNA Evolution, DNA Evolution Kids, KICKS/HI, Volcom, and DV8 Boardshop), Stores Specialists, Inc. (d/b/a Gap, Beauty Bar, and Aerosoles), ABC Stores - Guam, Little Italy, Inc. d/b/a Vitale’s, and Kupono Investment, Inc. d/b/a LeSportsac. The $60.0 million first mortgage loan has a ten-year term.  The Bayview Plaza Loan accrues interest at a fixed rate equal to 5.1935% and amortizes on a 30-year schedule.

The Bayview Plaza Loan proceeds were used to refinance existing debt of approximately $34.1 million, fund upfront reserves totaling approximately $2.3 million, pay closing costs of $725,842, and return equity to the sponsors of approximately $22.9 million.  Based on the appraised value of $94.1 million as of December 19, 2012, the cut-off date LTV is 63.7%.

The Borrower / Sponsor.    The borrowers, Bayview I, LLC and Bayview III, LLC, each a single purpose Guam limited liability company (collectively, the “Borrower”), are structured to be bankruptcy-remote, with two independent directors in their organizational structure. The Borrower is owned 99.5% by Tanota Hotels, LLC which in turn is held in equal shares by five Ysrael family trusts.  Bayview I and III Guam SPE, LLC holds the remaining 0.5% interest in the Borrower.  Bayview I and III Guam SPE, LLC  is 100% held by Tanota Corporation, which is in turn held by Alfred C. Ysrael (50%), Diana Z. Ysrael (49%), and Michael Z. Ysrael (1%).  Michael Z. Ysrael, Alfred C. Ysrael, Bowling Investments, LLC and Tanota Hotels, LLC will serve as the carve-out guarantors (joint and several) for the loan. The guarantors reported a total net worth of $265,581,831 and liquidity of $12,502,613 as of January 1, 2013.

Tanota Hotels, LLC (the “Sponsor”) was founded by Alfred C. Ysrael and is a large private real estate owner on the island of Guam, with a portfolio that has included apartment properties, commercial properties, hotels, ground leases and undeveloped land. In 1986 the various companies were re-organized and consolidated into Tanota Partners, a Guam limited partnership. Mr. Ysrael’s son, Michael Z. Ysrael, returned to Guam in the early 1990s after completing his education and has been handling the day-to-day activities of the company since the mid-1990s.  Michael Z. Ysrael’s educational background includes a B.S. in Finance, a J.D. degree and an L.L.M. in Taxation.

The Tanota entities conceived and developed Tumon’s Pleasure Island District, which contains the Bayview Plaza Property. Pleasure Island contains a restaurant, entertainment and retail complex with “Underwater World,” one of the world’s longest walk-through tunnel aquariums.  Underwater World is one of Guam’s top tourist attractions and is connected to the adjacent Outrigger Hotel lobby. Pleasure Island has been successful and has contributed to Guam’s overall economy.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

The Property.    The Bayview Plaza Property consists of four components, a two-story and a three-story Class A retail building containing in the aggregate 69,687 sq. ft. net rentable area (Phases I and III) and leased fee interests in two parcels (that include all of the land at an adjacent retail property known as Bayview Plaza II and a portion of the land at a nearby property known as DFS Galleria) containing in the aggregate 174,939 sq. ft. which are subject to two long term ground leases.  The improvements at Bayview Plaza II and DFS Galleria are not collateral for the Bayview Plaza Loan.  The Bayview Plaza Property was built in phases in 1996, 1997, and 2002 on a 4.97 acres site. Phase I is a 2-story retail building with roof top parking that contains a net rentable area of 20,286 sq. ft. The tenants in Phase I specialize in casual wear and food service.  Phase II consists of the leased fee interest underlying a 100,613 sq. ft. commercial building, subject to a long term ground lease to Comete Guam, Inc. Comete Guam, Inc. owns the commercial improvements on the site which are connected to Phases I and III as well as the lobby of the adjacent Outrigger Hotel.  Phase II is occupied by retailers and tourist attractions, such as Underwater World, one of the world’s longest walk-through tunnel aquariums, SeaGrill restaurant and Godiva.  Phase III (“Phase III”) is a 2- and 3-story enclosed mall containing 49,401 sq. ft. with sub-grade and rooftop parking. Shops in Phase III include world class retailers such as Marc Jacobs, Bottega Veneta, Cole Haan, Vivienne Westwood and Rolex. The fourth component of the Bayview Plaza Property consists of the leased fee interest underlying 74,326 sq. ft. of retail improvements subject to a long term ground lease to DFS Group L.P. (“DFS”). DFS owns and operates the improvements on the site, which are a portion of the total approximately 207,000 sq. ft. DFS Galleria enclosed mall.  DFS Galleria consists of luxury retailers such as Prada, Armani, Salvatore Ferragamo, Coach, Fendi and Burberry, among others. Per the January 25, 2013 rent roll and excluding the ground leased tenants, the improvements were 95.8% leased to 48 international and local tenants with average comp inline sales equal to $1,125 per sq. ft. and an occupancy cost of 11.3% (based on year-end 2012 sales).

The Borrower developed the Bayview Plaza Property in 1996-2002 at an estimated cost of $12.4 million. Since development, the Borrower has spent approximately $5.0 million in capital improvements. The development and capital improvements expenditures indicated exclude land acquisition costs as well as any development costs associated with the construction of tenant owned improvements on the two ground lease parcels.

The Sponsor is currently developing a 417 room luxury hotel under the Dusit flag adjacent and connected to the Bayview Plaza Property via an adjoining walkway. The hotel is expected to open for business at the end of 2013 and will join the 600-room Outrigger hotel, which is also owned by the Sponsor and connected to the Bayview Plaza Property.

The Bayview Plaza Property is located along Pale San Vitores Road in Tumon, in the Municipality of Tamuning, Island of Guam. Tumon is bordered to the northeast by Dededo, the island’s most populous residential area. Tamuning, a major commercial area of Guam, borders Tumon to the south and southwest. Guam’s primary roadway, Marine Drive, and the Harmon Industrial Park border Tumon to the east. Tumon Bay and the Philippine Sea border Tumon to the west. The capital of Guam, Hagatna, is located approximately five miles southwest of the subject property. The A.B. Won Pat Guam International Airport is located approximately two miles to the south.

Bayview Plaza Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
In-line <10,000 sq. ft. – Comp	37,534	15.3%	$97.66	77.4%	2.0	$1,125	11.3%
In-line <10,000 sq. ft. – Non-Comp	20,396	8.3	$41.30	17.8	1.8	NAV	NAV
ATM/Kiosk/Other(4)	8,827	3.6	$26.10	4.9	1.7	NAV	NAV
Ground Lease	174,939	71.5	NAP	NAP	58.1	NAV	NAV
Vacant	2,930	1.2	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)	244,626	100.0%	$70.98	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through July 1, 2013 and percentage-in-lieu rent that was calculated based on 2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease tenants as well as any gross up of vacant space.
(3)
Occupancy Cost % is calculated as (A) the sum of (i) underwritten base rent, inclusive of percentage-in-lieu rent that was calculated on 2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated January 25, 2013, all divided by (B) the 2012 Total Sales.

(4)	ATM/Kiosk/Other space includes 4,316 sq. of office space and 4,511 sq. ft. of storage space.
(5)
Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any ground lease tenants (174,939 sq. ft.) as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

The Market.    The Bayview Plaza Property is located in the Pleasure Island submarket of Tumon, Tamuning, Guam. Tumon is generally a mixture of tourist-oriented resort and high-end residential development along Tumon Bay, tourist-oriented commercial development and hotels along San Vitores Road, and single-family and multi-family residential uses located at interior portions. Major roadways in the vicinity include San Vitores Road which abuts the subject property to the south. Guam’s primary roadway, Marine Drive, is located to the southeast. San Vitores Road is the primary roadway in Tumon. There are numerous hotels and commercial establishments that front this multiple lane roadway. Since the early 1990s, dramatic growth in tourist-related development has occurred along San Vitores Road. Marine Drive is the primary roadway on Guam. Marine Drive connects Dededo with the business center of Hagatna (to the southwest) and points further south. This primary roadway provides for several lanes of traffic flowing in both directions. A secondary road in the vicinity involves Ypao Road which is located across San Vitores Road from the subject. Ypao Road connects San Vitores Road with Marine Drive.

Tumon, a major tourism center of Guam, is divided into three major parts: west Tumon, central Tumon and Pleasure Island on its eastern part. West and central Tumon are less developed and include area from the Hilton hotel to right before the Tumon Sands Plaza. Pleasure Island is the most developed area in Tumon and generally includes the area between the Hyatt hotel and the Westin hotel, as well as Tumon Sands Plaza. Pleasure Island includes the Hyatt hotel, Sandcastle Entertainment Complex, DFS Galleria, Bayview Complex (including the Bayview Plaza Property), Comete Building, Underwater World, Outrigger Hotel, Westin hotel, Pacific Place and JP Superstore complex. The retail shops in the area typically include high end boutiques including many luxury brands such as Louis Vuitton, Prada, Rolex, Salvatore Ferragamo and others. The subject is located in the heart of Pleasure Island.

Tourism is a major economic driver for the island of Guam. Guam attracts many visitors due to its convenient location near to major cities in Asia, tropical climate, beaches, tax free shopping and world class accommodations. Guam is a duty-free zone and has no sales tax. Approximate air travel time to Guam from Tokyo is 3.5 hours, Seoul is 4.75 hours, Taipei is 4.0 hours, Hong Kong is 4.75 hours, Honolulu is 7.0 hours, and San Francisco is 12 hours. According to the appraisal, approximately 1.3 million tourists visited Guam in 2012, an increase of 12.8% over 2011.

The chart below details the Bayview Plaza Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Major Tenants	Occupancy %	Proximity (miles)
Bayview Plaza Property	1996, 1997, 2002 / NAP	244,626	Gap, LeSportsac, Bottega Veneta	98.8%	Subject
Bayview Phase IV	1999	20,000	Hard Rock Café, Folli Follie	100.0%	0.0
Bayview Phase II(2)	1997	47,000	Underwater World, SeaGrill Restaurant	93.0%	0.0
DFS Galleria(3)	1994/1997	207,000	DFS Galleria	100.0%	0.0
Tumon Sands Plaza(4)	1973	58,900	Louis Vuitton, Gucci, Tiffany	100.0%	0.3
Pacific Place	1996	30,000	ABC Stores, Outback Steakhouse	100.0%	0.3
(1)	Source: Appraisal
(2)	The Bayview Plaza Property collateral includes the leased fee interest underlying the Bayview Phase II improvements referenced in the chart above.
(3)	The Bayview Plaza Property collateral includes the leased fee interest underlying a portion of the DFS Galleria improvements referenced in the chart above.
(4)	Tumon Sands Plaza Total GLA represents retail space only.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 11/30/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$2,840,319	$2,857,441	$3,041,232	$3,344,832	$13.67
Percentage Rent(3)	868,193	1,196,347	1,557,326	1,388,267	5.68
Rent Steps(4)	0	0	0	5,232	0.02
Value of Vacant Space(5)	0	0	0	142,416	0.58
Gross Potential Rent	$3,708,512	$4,053,788	$4,598,558	$4,880,747	$19.95
Total Recoveries	1,976,273	1,593,299	1,851,183	1,869,846	7.64
Total Other Income(6)	1,947,457	2,036,830	2,036,280	2,236,515	9.14
Less: Vacancy	0	0	0	(337,530)	(5.0%)
Effective Gross Income	$7,632,242	$7,683,917	$8,486,021	$8,649,579	$35.36
Total Operating Expenses	1,909,590	2,043,603	2,294,299	2,461,661	10.06
Net Operating Income	$5,722,652	$5,640,314	$6,191,722	$6,187,918	$25.30
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	21,603	0.09
Net Cash Flow	$5,722,652	$5,640,314	$6,191,722	$6,166,315	$25.21
(1)	U/W Per Sq. Ft. based on total sq. ft. of 244,626, including ground lease tenants totaling 174,939 sq. ft.
(2)	U/W Base Rent is based on the rent roll dated January 25, 2013.
(3)	U/W Percentage Rent is based on breakpoints and % per the rent roll dated January 25, 2013 and 2012 Total Sales.
(4)	U/W Rent Steps includes contractual rent increases through July 1, 2013.
(5)	U/W Value of Vacant Space is based on vacant sq. ft. as of the rent roll dated January 25, 2013 grossed up at the appraiser’s market rent conclusion for each respective space type.
(6)	Total Other Income represents average rent from the DFS Group L.P. and Comete Guam, Inc. ground leases over the loan term.

Property Management.     The Bayview Plaza Property is managed by Tanota Corporation, an affiliate of the Borrower.

Lockbox / Cash Management.    The Bayview Plaza Loan is structured with a hard lockbox and springing cash management and trigger for cash management.  Active cash management is triggered upon the DSCR falling below 1.25x on an annualized trailing 6 month basis.  All excess cash will be swept into a lender controlled account upon the occurrence of an event of default under the loan documents, a bankruptcy action of guarantor or manager, or if the DSCR falls below 1.20x.

Initial Reserves.    At closing, the Borrower deposited (i) $12,296 into the tax reserve account, (ii) $320,833 into the insurance reserve account, and (iii) $2,000,000 into the TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $2,049 into the tax reserve account, (ii) $29,167 into the insurance reserve account, and (iii) $1,800 into the capital expenditure/replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    None

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1225-1275 Pale San Vitores Road Tumon, Tamuning, Guam 96913	Collateral Asset Summary Bayview Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,939,105 63.7% 1.56x 10.3%

China
Seoul
South Korea
Japan
Tokyo
Shanghai
East China Sea
Taipei
Taiwan
Hong Kong
Hanoi
Laos
Vietnam
Thailand
Bangkok
Cambodia
South China Sea
Manila
Philippine Sea
Philippines
Pacific Ocean
North Mariana Islands
Guam
Marshall Islands
Palau
Micronesia
Malaysia
Singapore
Brunei
Indonesia
Jakarta
Java Sea
Papua New Guinea
Solomon Islands
Port Moresby
Coral Sea
Vanuatu
Indian Ocean
Australia
Bayview Plaza
1225-1275 Pale San Vitores Road
Tumon, Tamuning, GU 96913
Ritidian Point
Pati Point
Andersen Air Force Base
Starts Guam Golf Resort
DEDEDO
Dededo
YIGO
Yigo
Guam International Country Club
Philippine Sea
Tumon Bay
Hotel Nikko Guam
Hyatt Regency Guam
Guam Marriott Resort & Spa
Hilton Guam Resort & Spa
Guam Memorial Hospital
Tumon
TAMUNING
Sheraton Laguna Guam
Agana Bay
Tamuning
Antonio B. Won Pat International Airport
1
15
Fish Eye Marine Park
US Naval Hospital
War in the Pacific Natl. Historic Park
Hagåtña
BARRIGADA
Barrigada
Apra Harbor
4
ASAN
MANGILAO
CHALAN-PAGO-ORDOT
PITI
Mangilao
US Naval Base
GUAM
University of Guam
North Pacific Ocean
Pago Bay
Santa Rita
Leo Palace Golf Course
YONA
Yona
17
Agat
SANTA RITA
Country Club of the Pacific
Fena Valley Reservoir
Talofofo
AGAT
2
Facpi Point
Mt. Lamlam
TALOFOFO
Umatec
INARAJAN
NASA Tracking Station
MERIZO
Cocos Lagoon
Cocos Island
Achang Bay

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization		Property Type:	Hospitality - Full Service
Sponsor:	United Capital Corp.		Collateral:	Fee Simple
Borrower:	AFP 103 Corp.		Location:	Miami, FL
Original Balance:	$40,000,000			1968 (MACC) and 1985 (Hotel and
Cut-off Date Balance:	$39,933,253		Year Built / Renovated:	Retail) / 2005 - 2012 (Hotel and
% by Initial UPB:	3.1%			MACC)
Interest Rate:	4.5500%		Rooms:	334
Payment Date:	6th of each month		Property Management:	AFP Management Corp.
First Payment Date:	April 6, 2013		Underwritten NOI:	$5,610,408
Maturity Date:	March 6, 2023		Underwritten NCF:	$5,008,204
Amortization:	300 months		Appraised Value:	$74,300,000
Additional Debt:	None		Appraisal Date:	January 09, 2013
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing		Historical NOI
			Most Recent NOI:	$6,121,936 (T-12 January 31, 2013)
Reserves(1)			2nd Most Recent NOI:	$4,474,237 (December 31, 2011)
	Initial	Monthly	3rd Most Recent NOI:	$2,702,623 (December 31, 2010)
Taxes:	$32,562	$32,562
Insurance:	$255,277	$56,098	Historical Occupancy(4)
FF&E:	$0	$47,994	Most Recent Occupancy:	83.1% (January 31, 2013)
Replacement:	$0	$2,189	2nd Most Recent Occupancy:	80.3% (December 31, 2011)
2012 Tax Contest Funds:	$109,390	$0	3rd Most Recent Occupancy:	68.2% (December 31, 2010)

(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Cut-off Date LTV based on the “as-is” appraised value of $74.3 million as of January 9, 2013. Based on the “as stabilized” appraised value of $82.0 million as of January 1, 2016 the Cut-off Date LTV is 48.7%.
(3)   Balloon LTV based on the “as-is” appraised value of $74.3 million as of January 9, 2013. Based on the “as stabilized” appraised value of $82.0 million as of January 1, 2016 the Balloon LTV is 35.9%.
(4)  Historical occupancy shown in the table above is based on historical occupancy percentage provided by the Borrower.

Financial Information
Cut-off Date Balance / Room:		$119,561
Balloon Balance / Room:		$88,066
Cut-off Date LTV (2):		53.7%
Balloon LTV (3):		39.6%
Underwritten NOI DSCR:		2.09x
Underwritten NCF DSCR:		1.87x
Underwritten NOI Debt Yield:		14.0%
Underwritten NCF Debt Yield:		12.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

Historical Occupancy, ADR, and RevPAR (1)
DoubleTree Hotel & Miami Airport Convention Property	Dec.2010	Dec.2011	Dec.2012
Occupancy	67.1%	79.4%	81.9%
ADR	$86.25	$92.65	$102.83
RevPAR	$57.92	$73.57	$84.23
Competitive Set (2)	Dec.2010	Dec.2011	Dec.2012
Occupancy	80.8%	82.2%	83.2%
ADR	$105.06	$107.95	$116.20
RevPAR	$84.86	$88.71	$96.72
Penetration	Dec.2010	Dec.2011	Dec.2012
Occupancy	83.1%	96.6%	98.4%
ADR	82.1%	85.8%	88.5%
RevPAR	68.2%	82.9%	87.1%
(1)	Source: Travel Research Reports.
(2)
Competitive Set includes: DoubleTree Hotel & Miami Airport Convention Center, Sheraton Hotel Miami Airport & Executive Meeting Center, Crowne Plaza Miami International Airport, Marriott Miami Airport, Hilton Miami Airport, Embassy Suites Miami Airport.

Primary Competitive Set (1)
Property	Rooms	Commercial %	Meeting & Group %	Contract %	Occupancy %	ADR	2012 RevPAR
DoubleTree Hotel & Miami Airport Convention Center	334	45%	35%	20%	82.6%	$100.00	$82.59
Hilton Miami Airport	508	60%	30%	10%	79.0%	$133.00	$105.07
Marriott Miami Airport	365	75%	15%	10%	83.0%	$118.00	$97.94
Sheraton Miami Airport Hotel & Executive Meeting Center	405	55%	20%	25%	91.0%	$102.00	$92.82
Crowne Plaza Miami International Airport	304	30%	20%	50%	77.0%	$89.00	$68.35

Total/Wtd. Avg.	1,916	54%	24%	21%	82.6%	$110.86	$91.38
(1)	Source: Appraisal (Competitive Set Occupancy, ADR, and RevPAR are 2012 estimates).

The Loan.     The DoubleTree Hotel & Miami Airport Convention Center loan (the “DoubleTree Hotel & Miami Airport Convention Center Loan” or the “Loan”) is a $40.0 million ($119,760 per room) fixed rate loan secured by the Borrower’s fee simple interest in a 334-room, full-service hotel, 197,941 sq. ft. convention center and 23,152 sq. ft. of retail shops, located at 711 Northwest 72nd Avenue in Miami, Florida (the “DoubleTree Hotel & Miami Airport Convention Center Property” or the “Property”). The $40.0 million first mortgage loan has a 10-year term and amortizes on a 25-year schedule. The DoubleTree Hotel & Miami Airport Convention Center Loan accrues interest at a fixed rate equal to 4.5500%. Loan proceeds were used to pay closing costs of $961,947, fund upfront reserves totaling $397,229 and return equity to the sponsor of $38,640,823.

The DoubleTree Hotel & Miami Airport Convention Center Property is managed by AFP Management Corp., an affiliate of the Borrower. The company manages all hotels in the Sponsor’s portfolio. In addition, the Property is subject to a franchise agreement between DoubleTree Franchise LLC and the Borrower which was initially for a period of 10 years from the opening date on August 11, 2009, and expiring on August 31, 2019. The franchise agreement was extended on February 21, 2013 for an additional five years through August 31, 2024. Currently, the franchise fee per the agreement is 8% of Gross Rooms Revenue, which includes 4% for a Monthly Program Fee and 4% for a Monthly Royalty Fee. Starting September 1, 2017 through to the expiration of the agreement in August 31, 2024, the Monthly Royalty Fee will increase to 5% of Gross Rooms Revenue. Based on an “as-is” appraised value of $74.3 million as of January 9, 2013, the DoubleTree Hotel & Miami Airport Convention Center Loan has a cut-off date LTV is 53.7%. Based on the “as-stabilized” appraised value as of January 1, 2016 of $82.0 million, the cut-off date LTV is 48.7%.

The Borrower / Sponsor.     AFP 103 Corp. (the “Borrower”) owns the fee simple interest in the DoubleTree Hotel & Miami Airport Convention Center Property. The Borrower is a single purpose, Nevada corporation, structured to be bankruptcy remote, with two independent directors in its organizational structure. The Borrower is owned by United Capital Corp. (the “Sponsor”). United Capital Corp. is the Sponsor and non-recourse carveout guarantor of the Loan.

United Capital Corp. is a publicly traded company (OTC Pink: UCAP), which was founded in 1980. The Sponsor operates in three business segments: real estate investment and management, hotel operations, and engineered products. As of December 31, 2011,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

the Sponsor had ownership interests in 151 properties nationally, comprised of department stores, shopping centers, restaurants, office buildings and hotels primarily leased under long-term net leases. The Sponsor’s hotel operations, including the subject Property, total almost 1,500 rooms, and over 100,000 sq. ft. of meeting space, through a portfolio of six full-service hotels located in Connecticut, Florida, Georgia, New Hampshire and New York, as well as the Ocean Place Resort & Spa located, in Long Branch, New Jersey. These hotels operate under the DoubleTree by Hilton and Radisson brands or as independents. According to its September 30, 2012 quarterly report, stockholder’s equity was reported at $165 million, including approximately $45 million in liquid assets with $33.5 million of cash and $11.5 million of marketable securities.  Additionally, the Sponsor entered into a $130 million revolving credit facility in August 2012 with seven banks.

The Property.     The DoubleTree Hotel & Miami Airport Convention Center Property consists of a 299,821 sq. ft., 12-story hotel, built in 1985. It also includes a 197,941 sq. ft., 2-story convention center called the Miami Airport Convention Center, built in 1968 and renovated in 2012 and 23,152 sq. ft. of retail space known as the DoubleTree Plaza Shops. The total NRA of the Property is 520,914 sq. ft. The hotel features an open area atrium lobby incorporating the lobby lounge and bar, 20,000 sq. ft. of meeting space, banquet room, restaurants and pool access. It also features two full-service restaurants, “Impressions” and “Rioja Grille”. Also on-site is a three meal, casual dining option, Au Bon Pain, located in the center of the DoubleTree Plaza Shops. Overall, the Property has 1,931 on-site parking spaces.

The primary component of the DoubleTree Hotel & Miami Airport Convention Center Property is a full-service DoubleTree Hotel (the “Hotel”) franchised by Hilton Worldwide. The Hotel portion of the Property has undergone extensive renovation since acquisition in 2009 and currently contains 334 guest rooms, including 17 suites with 6 different layouts. Guestroom amenities include an alarm clock radio with MP3 connection, coffee maker, 37” HD LCD TVs with premium cable television channels, pay per view movies and in-room video games, 2-line speaker phone, and an in-room safe. The Sponsor has spent approximately $7.1 million in renovations since 2009.

The Property’s Miami Airport Convention Center (the “MACC”) is a 197,941 sq. ft. convention center, located at the intersection of two major expressways, the Dolphin and the Palmetto.  It is situated adjacent to several corporate business parks including, Waterford Blue Lagoon Business Center, and is five minutes away from Miami International Airport. Waterford at Blue Lagoon is home to over 100 multinational companies, largely due to its location and ability to draw from Miami’s multilingual workforce. Business industries ranging from manufacturing, technology, transportation, healthcare, insurance, and finance have been residing in Waterford for over 20 years. Fortune 500 companies operating their Regional or Latin American Headquarters in Waterford include Avaya, Caterpillar, Estee Lauder Companies, FedEx, Hewlett-Packard, IBM, Procter & Gamble, and Whirlpool just to name a few. Other major tenants include Canon, Diageo, First Bank, Miami Children’s Hospital, Swatch Group, Toyota, and Turner Construction. The MACC features 49,000 sq. ft. of exhibition space, which is expandable to 107,000 sq. ft., and is capable of housing 485 booths. The MACC’s Social Function Ballroom, MACC East, is 29,000 sq. ft., and caters to events of up to 3,000 guests. The MACC features “state of the art” conference facilities with 16 break-out meeting rooms and two 8,000 sq. ft. Junior Ballrooms, each capable of accommodating seminars of up to 800 participants.  MACC was renovated in 2012 with a new entrance, landscaping, HVAC and energy management system, wall finishes, ceiling treatments, lighting, flooring, restroom facilities, and audiovisual equipment.  An additional escalator connecting MACC West with the second floor was installed enabling expansion for a single event to 78,000 sq. ft. and 485 booths. Renovations since 2009 total $12.8 million.

The Property includes 23,152 sq. ft. of retail space known as the DoubleTree Plaza Shops (the “Plaza Shops”). The Plaza Shops are not only a significant source of revenue for the hotel complex (approximately $1 million in lease revenues) but also act as an attraction for tourists especially from the Caribbean and South American region. As of January 1, 2013, the retail space is 95.0% occupied with 20 leased tenants, with 3 additional tenants occupying display units. The largest tenant occupying retail space is Terner Realty, Inc., with 9,154 sq. ft. in two spaces (combined 39.5% of total retail NRA) at a base rent of $42.86 per sq. ft.  Terner Realty currently subleases space to 8 sub-tenants for a profit.

The Property is adjacent to the Miami International Merchandise Mart (the “Mart”), which is not part of the collateral. The Mart is a wholesale market selling a number of apparel, accessory, jewelry and gift showrooms. It is visited by over 10,000 professional buyers multiple times each year. The Mart, the DoubleTree Plaza Shops and the MACC are all accessible through the hotel lobby.

The Market.     The DoubleTree Hotel & Miami Airport Convention Center Property is located within the Miami-Fort Lauderdale-Pompano Beach, FL MSA. The MSA represents a large population center, which, together with adjacent counties, has a higher degree of social integration.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

Miami is ranked as a global city for its importance in finance, commerce, media, entertainment, arts, and international trade. The city is home to many company headquarters and television studios, as well as the largest concentration of international banks in the United States, serving over 100 commercial banks, thrift institutions, foreign bank agencies, and hundreds of other financial management and brokerage service firms. Because of its proximity to Latin America, Miami serves as the headquarters of Latin American operations for companies such as United Parcel Service, FedEx Corporation, Discovery Networks Latin America, and Hewlett-Packard.

A major demand driver in the Miami market is domestic and international tourism. Prior to the most recent global economic downturn, the Miami MSA benefited from years of substantial growth in tourism because of enhanced marketing efforts by local authorities and continued resort and residential developments. The area’s favorable weather and the miles of beach in Miami Beach, Key Biscayne, Sunny Isles, Surfside, and Bal Harbour support the area’s popularity for subtropical tourism. The peak season for tourism in this area is from December to May, although the area attracts both domestic and international tourists year-round.

The Port of Miami is known for accommodating the largest volume of cruise ships in the world and is home to many cruise-line headquarters. The Port of Miami has historically been known as the “Cruise Capital of the World” and “Cargo Gateway of the Americas.” The Port of Miami is currently executing a 25-year master plan that will improve cargo and cruise ship areas, along with improved security and infrastructure. The Florida Department of Transportation, in partnership with MAT Concessionaire LLC, is currently developing a tunnel beneath the port’s primary waterway extending from Interstate 395 on Watson Island to the cruise terminal. This project will allow for seamless vehicular access to this area, as well as reduce traffic congestion in Downtown Miami. Construction on the project commenced in May of 2010, and tunneling began in November of 2011. The Port of Miami is conveniently located near Miami Beach, allowing visitors to extend their vacations to visit this popular destination.

The local economic indicators suggest that most of the residual effects of the recession may now be in the past. The recent lodging and tourism data suggest that in 2011 and in 2012, such activity has rebounded strongly to at-or-near peak levels. The area continues to expand its tourism attractions, and Miami remains one of the top-rated destinations in the country from both a domestic and international perspective. Construction at the Port of Miami and the continued growth of the residential and hospitality sectors will support the ongoing appeal of the market.

The greater market surrounding the Property offers 349 hotels and motels, spanning 42,018 rooms. Per the appraisal, several properties are considered primarily competitive with the subject property based on various factors including the occupancy, rate structure, market orientation, chain affiliation, location, facilities, amenities, reputation, and quality of each area hotel, as well as the comments of management representatives.

The competitive set per a travel research report dated December 2012, reflected an overall market occupancy level of 83.2% in 2012, which compares to 82.2% for 2011. Local employers and headquarter offices in the area, as well as the Miami International Airport, represent the primary sources of demand for this market. Additional demand in this market is derived from the area’s leisure attractions and demand generators such as pre- and post-cruise demand. Occupancy levels in this market have fluctuated within a relatively narrow range that has never fallen below 70%, with the lowest occupancy recorded at 70.9% in 2009 and the highest annual occupancy registered at 83.2% in 2012. The introduction of new supply within the competitive market area in 2008, which included the 189-room Hilton Garden Inn Miami Airport West and the 124-room Homewood Suites Miami Airport West, in addition to the impact of the recession, caused occupancy levels to decline, dipping to 70.9% in 2009. However, the market absorbed the new supply quickly and occupancy rebounded in 2010 to 80.8%. This trend continued through 2011 and 2012, with occupancy reaching a record-breaking high of 83.2% in 2012. The latest full year data for 2012 indicates that market wide occupancy levels have stabilized with a marginal increase in demand compared to 2011.

The competitive set per a travel research report reflected an overall market average rate level of $116.20 in 2012, which compares to $107.95 for 2011. Market wide average rate declined slightly in 2008 (0.6%), and then fell sharply in 2009 (11.6%), concurrent with the contraction of the national economy; however, average rates appear to have bottomed out in the low $100s in the fourth quarter of 2011. In 2012, average rates rebounded with an overall increase of 3.4%, indicating that rate recovery is underway as economic conditions strengthen and demand levels continue to rise. These occupancy and average rate trends resulted in a RevPAR level of $88.71 in 2011 and $96.72 in 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

Cash Flow Analysis.

The following chart denotes the consolidated cash flows at the Property.
Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 1/31/2013	U/W	U/W Per Room
Occupancy	68.2%	80.3%	83.1%	83.1%	83.1%
ADR	$84	$90	$102	$102	$102
RevPAR	$57	$72	$84	$84	$84

Room Revenue	$6,976,032	$8,814,670	$10,311,646	$10,283,472	$30,789
F&B Revenue (1)	4,320,173	5,624,441	6,897,515	6,878,669	20,595
Other Revenue (2)	1,745,217	1,891,649	1,951,551	1,901,500	5,693
Total Revenue	$13,041,422	$16,330,760	$19,160,712	$19,063,641	$57,077
Total Departmental Expenses (3)	4,624,908	5,805,920	6,589,435	6,571,431	19,675
Total Undistributed Expenses (4)	4,920,654	5,605,615	5,854,064	5,948,353	17,809
Gross Operating Profit	$3,495,860	$4,919,225	$6,717,213	$6,543,857	$19,592
Total Fixed Expenses (5)	793,237	444,988	595,277	933,449	2,795
Net Operating Income	$2,702,623	$4,474,237	$6,121,936	$5,610,408	$16,798
FF&E/Replacement Reserves (6)	0	0	0	602,204	1,803
Net Cash Flow	$2,702,623	$4,474,237	$6,121,936	$5,008,204	$14,995
(1)	F&B Revenue consists of food & beverage revenues attributable to the Hotel; and food & beverage revenue and other revenue attributable to the MACC.
(2)	Other Revenue consists of rental income, recoveries and other income attributable to the Plaza Shops portion; and telephone revenues and other departmental revenues attributable to the Hotel portion.
(3)
Total Departmental Expenses consist of room expense, food & beverage expense, telephone expense and other departmental expense attributable to the Hotel portion; and food & beverage expense attributable to the MACC portion of the Property.

(4)
Total Undistributed Expenses includes management fee, utilities, repairs and maintenance, general and administrative, sales and marketing and franchise fee. Management fee is assumed to be 3% of total revenues. Utilities, repairs and maintenance and general and administrative are segregated between the hotel, MACC and retail space based on NRA. Sales and marketing are separated between the Hotel and MACC based on revenue percentage. According to the Borrower, the retail portion does not incur any sales and marketing costs. Franchise fee is assumed to be 9% of room revenue.

(5)	Total Fixed Expenses includes real estate taxes and insurance. The real estate taxes and insurance was separated between the Hotel, MACC and Plaza Shops space based on square footage.
(6)	FF&E assumed to be 4% of hotel room revenue. Replacement Reserves UW to $0.15 per sq. ft. of MACC NRA of 152,000 sq. ft. and Plaza Shops NRA of 23,152 sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

The Hotel. The Hotel generates the 65.1% of NCF at the Property. The following chart denotes the income generated from the Hotel portion.

Hotel Cash Flow Analysis
	T-12 1/31/2013	% Revenue	U/W	% Revenue	U/W Per Room

Occupancy	83.1%		83.1%
ADR	$102		$102
RevPAR	$84		$84

Rooms Revenue	$10,311,646	71.4%	$10,283,472	71.4%	$30,789
Food & Beverage Revenue	3,353,760	23.2%	3,334,915	23.2%	$9,985
Telephone Revenue	27,509	0.2%	27,434	0.2%	$82
Other Departments Revenue	754,522	5.2%	752,460	5.2%	$2,253
Total Dept. Revenues	$14,447,437	100.0%	$14,398,281	100.0%	$43,109
Total Dept. Expense	$5,975,140	41.4%	$5,957,136	41.4%	$17,836
Total Revenue	$8,472,298	58.6%	$8,441,145	58.6%	$25,273
Total Undistributed Expense (1)	$3,997,837	27.7%	$4,068,389	28.3%	$12,181
Total Fixed Expense (2)	$342,622	2.4%	$537,263	3.7%	$1,609
Net Operating Income	$4,131,839	28.6%	$3,835,494	26.6%	$11,484
FF&E (3)		0.0%	575,931	4.0%	$1,724
Net Cash Flow	$4,131,839	28.6%	$3,259,563	22.6%	$9,759
(1)
Total Undistributed Expense includes management fee, utilities, repairs and maintenance, general and administrative, sales and marketing and franchise fee. Management fee is assumed to be 3% of total revenues. Utilities, repairs and maintenance and general and administrative are segregated between the hotel, MACC and retail space based on NRA. Sales and marketing are separated between the hotel and MACC based on revenue percentage. According to the Borrower, the retail portion does not incur any sales and marketing costs. Franchise fee is assumed to be 9% of hotel room revenue.

(2)	Total Fixed Expense includes real estate taxes and insurance. The real estate taxes and insurance is separated between the hotel, MACC and retail space based on square footage.
(3)	FF&E assumed to be 4% of hotel room revenue.

The MACC. The MACC generates 17.0% of NCF at the Property. The following chart denotes the income generated from the MACC.

MACC Cash Flow Analysis
	T-12 1/31/2013	% Revenue	U/W	% Revenue	U/W PSF

Food & Beverage Revenue	$2,075,877	58.6%	$2,075,877	58.6%	$10.49
Other Revenue (1)	1,467,878	41.4%	1,467,878	41.4%	$7.42
Total Revenues	$3,543,754	100.0%	$3,543,754	100.0%	$17.90
Total Departmental Expense(2)	614,295	17.3%	614,295	17.3%	$3.10
Total Undistributed Expense (3)	1,682,025	47.5%	1,699,971	48.0%	$8.59
Total Fixed Expense (4)	$226,198	6.4%	$354,699	10.0%	$1.79
Net Operating Income	$1,021,236	28.8%	$874,788	24.7%	$4.42
Replacement Reserves (5)		0.0%	22,800	0.6%	$0.12
Net Cash Flow	$1,021,236	28.8%	$851,988	24.0%	$4.30
(1)	Other Revenues are included in Food & Beverage revenues in consolidated cash flows.
(2)	Total Departmental Expense includes food and beverage payroll and other related expense.
(3)
Total Undistributed Expense includes management fee, utilities, repairs and maintenance, general and administrative, and sales and marketing. Management fee was assumed to be 3% of total revenues. Utilities, repairs and maintenance and general and administrative was segregated between the hotel, MACC and retail space based on NRA. Sales and marketing was separated between the hotel and MACC based on revenue percentage. According to the Borrower, the retail portion does not incur any sales and marketing costs.

(4)	Total Fixed Expense includes real estate taxes and insurance. The real estate taxes and insurance was separated between the hotel, MACC and retail space based on square footage.
(5)	Replacement Reserves UW to $0.15 per sq. ft. of MACC NRA of 152,000 sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

The Plaza Shops. The Plaza Shops generate 17.9% of NCF at the Property. The following chart denotes the income generated from the Plaza Shops.

Retail Cash Flow Analysis
	T-12 1/31/2013	% Revenue	U/W	% Revenue	U/W PSF

Rental Income	NAV		1,068,044	95.2%	$46.13
Recoveries	NAV		50,562	4.5%	$2.18
Other Income	NAV		3,000	0.3%	$0.13
Total Revenues (1)	$1,169,520	100.0%	$1,121,606	100.0%	$48.45
Total Undistributed Expense (2)	$174,202	14.9%	$179,993	16.0%	$7.77
Total Fixed Expense (3)	$26,457	2.3%	$41,487	3.7%	$0.90
Net Operating Income	$968,861	82.8%	$900,126	80.3%	$38.88
Replacement Reserves (4)		0.0%	3,473	0.3%	$0.15
Net Cash Flow	$968,861	82.8%	$896,653	79.9%	$38.73
(1)	All retail revenues are combined in Other Revenue in the consolidated cash flows.
(2)
Total Undistributed Expense includes management fee, utilities, repairs and maintenance, and general and administrative. Management fee was assumed to be 3% of total revenues. Utilities, repairs and maintenance and general and administrative was segregated between the Hotel, MACC and retail space based on NRA. According to the Borrower, the retail portion does not incur any sales and marketing costs.

(3)	Total Fixed Expense includes real estate taxes and insurance. The real estate taxes and insurance was separated between the Hotel, MACC and retail space based on square footage.
(4)	Replacement Reserves UW to $0.15 per sq. ft. of Plaza Shops NRA of 23,152 sq. ft.

Property Management.    The DoubleTree Hotel & Miami Airport Convention Center Property is managed by AFP Management Corp., an affiliate of the Borrower.

Lockbox / Cash Management.    The DoubleTree Hotel & Miami Airport Convention Center Loan is structured with a hard lockbox and springing cash management. In place cash management is triggered upon the occurrence of one or more of the following events: (i) an event of default, (ii) bankruptcy action of Borrower, guarantor or manager, or (iii) the DSCR falling below 1.45x.  All excess cash will be swept under a lender controlled account upon the occurrence of one or more of the following events: the occurrence of (i) or (ii) above, or (iii) the DSCR falling below 1.25x.

Initial Reserves.     At closing, Borrower deposited (i) $32,562 into a tax reserve account, (ii) $255,277 into an insurance reserve account, and (iii) $109,390 into a 2012 Tax Contest Funds account in connection with Borrower’s contest of taxes for the 2012 calendar year (the “2012 Tax Contest”). The balance in the 2012 Tax Contest Funds account less any amounts required to be paid in connection with the resolution of the 2012 Tax Contest will be released to the Borrower following resolution of the 2012 Tax Contest.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $32,562 into a tax reserve account, (ii) $56,098 into an insurance reserve account, (iii) $2,189 into a replacement reserve account relating to the Convention Center and Plaza Shops portion, subject to a cap of $0.60 per sq. ft., or $105,091, and (iv) the greater of $47,994 or 1/12 of 4% of gross income from the Hotel portion into an FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.     None Permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

711 Northwest 72nd Avenue Miami, FL 33126	Collateral Asset Summary DoubleTree Hotel & Miami Airport Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,933,253 53.7% 1.87x 14.0%

DoubleTree Hotel & Miami Airport Convention Center
711 Northwest 72nd Avenue
Miami, FL 33126
North Miami
Amelia Earhart Park
HIALEAH
Miami Springs
Doral
Miami International Airport
Gladeview
Liberty City
Brownsville
Design District
Edgewater
Allapattah
El Portal
Miami Shores
Little River
Airport Expwy
Dolphin Expwy
Flagami
MIAMI
Little Havana
Downtown
Shenandoah
MIAMI-DADE COUNTY
West Miami
Coral Gables
Westchester
Miami-Dade County Tropical Park
Coconut Grove
Rickenbacker Causeway
Biscayne Bay
South Miami
Kendall
Pinecrest
Matheson Hammock Park
Don Shula Expwy
Palmetto Expwy
METRORAIL
TRI RAIL
FORT LAUDERDALE
Hollywood
Pembroke Pines
Miramar
Hialeah
MIAMI
Miami Beach
Coral Gables
Kendall

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type(3):	Hospitality
Sponsor:	Luckey’s Management		Collateral:	Fee Simple
Borrowers:	FLL Hotels, Inc.		Location(4):	Various, Florida
	MPC Hotels, Inc.		Year Built / Renovated(4):	Various / NAP
	84 Investments, Inc.		Number of Rooms(4):	341
Original Balance:	$35,500,000		Property Management:	Luckey’s Management, Inc.
Cut-off Date Balance:	$35,163,279		Underwritten NOI:	$4,953,125
% by Initial UPB:	2.7%		Underwritten NCF:	$4,456,866
Interest Rate:	5.2700%		Appraised Value(4):	$60,200,000
Payment Date:	5th of each month		Appraisal Date(4):	Various
First Payment Date:	November 5, 2012
Maturity Date:	October 5, 2022		Historical NOI
Amortization:	300 months		Most Recent NOI:	$4,968,195 (T-12 January 31, 2013)
Additional Debt:	None		2nd Most Recent NOI(5):	$3,853,027 (December 31, 2011)
Call Protection(1):	L(30), D(87), O(3)		3rd Most Recent NOI(5):	$2,356,233 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing
			Historical Occupancy
Reserves(2)			Most Recent Occupancy:	78.7% (January 31, 2013)
	Initial	Monthly	2nd Most Recent Occupancy(5):	74.0% (December 31, 2011)
Taxes:	$581,797	$48,483	3rd Most Recent Occupancy(5):	58.1% (December 31, 2010)
Insurance:	$150,578	$39,288
(1)   See “Partial Release / Defeasance” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   The Luckey’s Management Portfolio Properties consist of one full service hotel, one limited service hotel and one extended stay hotel.
(4)   See the Property Summary chart herein.
(5)   The Crowne Plaza Fort Lauderdale Airport and the Hampton Inn & Suites Fort Lauderdale / Miramar hotels opened in January 2010 and September 2009, respectively.

FF&E:	$0	$39,304

Financial Information
Cut-off Date Balance / Room:		$103,118
Balloon Balance / Room:		$78,591
Cut-off Date LTV:		58.4%
Balloon LTV:		44.5%
Underwritten NOI DSCR:		1.94x
Underwritten NCF DSCR:		1.74x
Underwritten NOI Debt Yield:		14.1%
Underwritten NCF Debt Yield:		12.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Property Summary
Property Name	Location	Borrower	Rooms	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	01/31/2013 Occupancy
Crowne Plaza Fort Lauderdale Airport	Fort Lauderdale, FL	FLL Hotels, Inc.	148	2010 / NAP	$15,500,000	$27,600,000	71.9%

Hampton Inn & Suites Fort Lauderdale / Miramar	Miramar, FL	MPC Hotels, Inc.	122	2009 / NAP	13,350,000	22,000,000	83.5%

Candlewood Suites Fort Lauderdale Air Seaport	Fort Lauderdale, FL	84 Investments, Inc.	71	2007 / NAP	6,650,000	10,600,000	84.5%
Total / Wtd. Avg.:			341		$35,500,000	$60,200,000	78.7%
(1)	As of July 19, 2012 for Crowne Plaza Fort Lauderdale Airport and Candlewood Suites Fort Lauderdale Air Seaport and as of July 18, 2012 for Hampton Inn & Suites Fort Lauderdale / Miramar.

The Loan. The Luckey’s Management Portfolio loan is a $35.5 million ($104,106 per room) fixed rate loan (“Luckey’s Management Portfolio Loan” or “Loan”) secured by three hotel properties with a total of 341 rooms located in Fort Lauderdale and Miramar, Florida (each a “Property” and together the “Luckey’s Management Portfolio Properties” or “Portfolio”) as detailed in the Property Summary table above. The Luckey’s Management Portfolio Loan has a cut-off date balance of $35,163,279 ($103,118 per room) and has a 10-year term which amortizes on a 25-year schedule. The Luckey’s Management Portfolio Loan accrues interest at a fixed rate equal to 5.2700%.

Loan proceeds were used to refinance existing debt of approximately $33.8 million, pay closing costs of $810,024, fund reserves of $732,375 and return equity to the sponsor of approximately $104,771. At the time of loan closing, the Sponsor still had approximately $9.5 million of cash equity in the deal. Based on the appraised value of $60.2 million ($176,540 per room), the cut-off date LTV is 58.4%.

The Luckey’s Management Portfolio Properties were developed by a borrower affiliate between 2007 and 2010 at an approximate cost of $44.7 million ($131,179 per room). Since completion, the Sponsor spent $201,354 in capital expenditures at the Luckey’s Management Portfolio Properties.

The Borrower / Sponsor. The borrowers FLL Hotels, Inc., MPC Hotels, Inc. and 84 Investments, Inc., are each single-purpose entities structured to be bankruptcy remote and each has one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Loan. The non-recourse carve-out guarantors are Sanjaykumar Patel and Sadhanaben Patel. Luckey’s Management, Inc. (the “Sponsor”) is an experienced, privately held hotel development and management company headquartered in Fort Lauderdale, Florida. The company was founded in 1991 by Sanjaykumar Patel and Sadhanaben Patel with the purchase and renovation of the one-story, 15-room Luckey’s Motel in Dania Beach, Florida. The company currently owns and operates six properties in their Florida-based portfolio with a seventh hotel currently in development. Excluding the seventh (opening in 2013), the portfolio consists of 572 rooms and includes flags such as International Hotel Group, Hilton and Best Western International brand affiliations.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

The Properties
Crowne Plaza Fort Lauderdale Airport (43.7% of the Luckey’s Management Portfolio Loan, based on Allocated Loan Amount)

Property Information. The Crowne Plaza Fort Lauderdale Airport property is an eleven-story, 148-room full service hotel with 157 parking spaces in Fort Lauderdale, Florida. The Sponsor built the Property in 2010 at a cost of approximately $24.9 million and spent $25,444 on equipment for the meeting space and general minor repairs since completion. The hotel is the only new full service hotel to open in its competitive set since 2001. Amenities at the hotel include approximately 2,960 sq. ft. of meeting space, Kiki’s 50-seat restaurant and lounge, an outdoor pool, an exercise room, a business center, a convenience store, vending areas and an outdoor courtyard. The Property currently operates under a franchise license agreement that expires in January 2030.

The Property is located near the Fort Lauderdale Hollywood International Airport and Port Everglades. Port Everglades is one of the busiest cruise ports in the world, with 17 cruise lines servicing the port, generally handling in excess of three million passengers annually. The dominant users who account for the largest share of room nights at the hotel are vacationers staying at the subject between their arrival/departure flights and their cruise ship arrival/departure, and corporate guests from operators of the airline, cruise and cargo lines. Port Everglades is expanding with the addition of five new ship berths and the widening of the Port’s ship channels, which is expected to be complete in 2017. This expansion is expected to create approximately 8,000 temporary jobs during construction and 7,000 permanent jobs following its completion. The facility is also bringing freight rail into the Port with the Intermodal Container Transfer Facility (ICTF) that broke ground in July 2011 and is expected to be complete by July 2014.

The Market. The Property is located along Florida State Road 84 in the city of Fort Lauderdale, Broward County, Florida. The Property is served by the Fort Lauderdale Hollywood International Airport, which is approximately one mile to the south of the subject site. The Property’s neighborhood is characterized by restaurants, office buildings, hotels, gas stations, a large seaport and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Major growth in the neighborhood includes the expansion of Port Everglades expected to be completed in 2017. Specific nearby retailers include Walgreens, 7 Eleven, Stop & Shop, Winn-Dixie, high-end car dealerships including Mercedez Benz and more. Local restaurants include Outback Steakhouse, Burger King and Pizza Hut, among others. Major demand generators in addition to Fort Lauderdale-Hollywood International Airport and Port Everglades cruise terminal include Broward County Convention Center, Broward County Center for the Performing Arts and the Sun Life Stadium. The hotel is also near a variety of local attractions including seven miles of beaches, Shops of Las Olas, the Jungle Queen Riverboat, the Seminole Hard Rock Casino, the Gulfstream Park and Butterfly World.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Crowne Plaza Fort Lauderdale Airport	2010(2)	2011	2012
Occupancy	48.7%	70.8%	71.4%
ADR	$99.89	$104.10	$114.47
RevPAR	$48.60	$73.68	$81.72
Competitive Set(3)	2010(2)	2011	2012
Occupancy	72.3%	78.4%	81.5%
ADR	$118.18	$110.21	$112.08
RevPAR	$85.41	$86.42	$91.39
Penetration	2010(2)	2011	2012
Occupancy	67.3%	90.3%	87.6%
ADR	84.5%	94.5%	102.1%
RevPAR	56.9%	85.3%	89.4%
(1)	Source: Travel Research Report.
(2)	The Crowne Plaza Fort Lauderdale Airport property opened in January 2010.
(3)
Competitive Set includes: Hilton Fort Lauderdale Airport, Sheraton Hotel Fort Lauderdale Airport, Embassy Suites Fort Lauderdale 17th Street, Holiday Inn Ft Lauderdale Hollywood Airport, Renaissance Fort Lauderdale Cruise Port Hotel, Hilton Garden Inn Ft Lauderdale Hollywood Airport and Courtyard Fort Lauderdale Airport & Cruise Port.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Crowne Plaza Fort Lauderdale Airport	148	40%	20%	40%	70.8%	$104.11	$73.68
Embassy Suites Fort Lauderdale 17th Street	361	20%	20%	60%	79.0%	$135.00	$106.65
Renaissance Fort Lauderdale Cruise Port Hotel	236	30%	20%	50%	90.0%	$112.00	$100.80
Sheraton Fort Lauderdale Airport & Cruise Port Hotel	250	30%	15%	55%	83.0%	$96.00	$79.68
Total/Wtd. Avg.	995	28%	19%	54%	81.4%	$114.98	$93.58
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Hampton Inn & Suites Fort Lauderdale / Miramar (37.6% of the Luckey’s Management Portfolio Loan, based on Allocated Loan Amount)

Property Information. The Hampton Inn & Suites Fort Lauderdale / Miramar property is a five-story, 122-room limited service hotel with 126 parking spaces in Miramar, Florida. The Sponsor built the Property in 2009 at a cost of approximately $13.7 million and spent $76,490 upgrading all guestrooms with refrigerators and microwaves in May 2012. The Property is the only hotel within the Miramar Park of Commerce, a 422-acre office, laboratory, pharmacy, education, light manufacturing and distribution space complex. Major businesses in this complex include American Express, Spirit Airlines and Le Cordon Bleu College of Culinary Arts, among others. Amenities at the hotel include 1,200 square feet of meeting space, a fitness room, a breakfast area, an outdoor pool and patio area, a convenience store, and a guest laundry room. The Property operates under a franchise license agreement which expires in October 2028.

The Hampton Inn & Suites Fort Lauderdale / Miramar also benefits from its position as the newest property in the market. The Property opened just prior to municipal action restricting new hotel development in the area.  The municipality of Miramar is prohibiting any new hotel developments with less than 250 rooms. As a result, no new hotels are planned for the area. Any potential new hotel in the area will face a significant increase in cost per room to build the convention center. Furthermore, a new hotel with a convention center, if ever built, would likely increase demand at the Property as well.

The Market. The Property is located along Florida State Road 821 and is served by both the Miami International Airport and Fort Lauderdale Hollywood International Airport; the Property is 12 miles away from each airport. The Property’s neighborhood is characterized by restaurants, office buildings, hotels, gas stations, a large seaport and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Nearby retailers include Kohl’s, CVS Pharmacy and Walgreens; the area includes local restaurants as well as IHOP, Subway and McDonald’s, among others. Major changes in this neighborhood include the development of a new campus for the Broward Community College and the development of a new building to house the FBI South Florida Headquarters that is expected to employ 800 to 1,000 people; these developments are located on 145th Street south of Pembroke Road about two miles from the subject property. Several other new office buildings and multi-family residential properties are under development, including the addition of 500 units at the Miramar Town Center and 349 units across Red Road from the subject property.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hampton Inn & Suites Fort Lauderdale / Miramar	2010(2)	2011	2012
Occupancy	57.5%	72.1%	82.3%
ADR	$110.57	$108.51	$113.44
RevPAR	$63.54	$78.28	$93.36
Competitive Set(3)	2010(2)	2011	2012
Occupancy	61.6%	68.4%	70.2%
ADR	$106.36	$105.61	$108.07
RevPAR	$65.55	$72.21	$75.89
Penetration	2010(2)	2011	2012
Occupancy	93.2%	105.5%	117.2%
ADR	104.0%	102.7%	105.0%
RevPAR	96.9%	108.4%	123.0%
(1)	Source: Travel Research Report.
(2)	The Hampton Inn & Suites Fort Lauderdale / Miramar property opened in September 2009.
(3)
Competitive Set includes: Hampton Inn Fort Lauderdale West, Wingate By Wyndham Miramar, Hilton Garden Inn Fort Lauderdale SW Miramar, Courtyard Fort Lauderdale SW Miramar and Residence Inn Fort Lauderdale SW Miramar.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hampton Inn & Suites Fort Lauderdale / Miramar	122	60%	5%	35%	71.9%	$108.88	$78.28
Courtyard Fort Lauderdale Southwest Miramar	128	60%	5%	35%	69.0%	$112.00	$77.28
Hilton Garden Inn Fort Lauderdale Southwest Miramar	149	60%	5%	35%	68.0%	$112.00	$76.16
Total/Wtd. Avg.	399	60%	5%	35%	69.5%	$111.02	$77.17
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Candlewood Suites Fort Lauderdale Air Seaport (18.7% of the Luckey’s Management Portfolio Loan, based on Allocated Loan Amount)

Property Information. The Candlewood Suites Fort Lauderdale Air Seaport property is a five-story 71-room extended stay hotel with 71 parking spaces in Fort Lauderdale, Florida, about 1.1 miles west of the Crowne Plaza Fort Lauderdale Airport. The Sponsor built the Property in 2007 at a cost of approximately $6.1 million and spent $99,421 upgrading 78 televisions and guestroom chairs since completion. The Property is one of a few extended stay hotels serving the local area. The hotel offers spacious guestrooms and suites, which feature cable television, a work desk with chair, high-speed internet access, a coffee maker, a microwave oven and a refrigerator. Amenities at the hotel include a fitness center, a business center and barbeque grills. The Property operates under a franchise license agreement which expires in April 2017.

The Property is located at the entrance of both the Fort Lauderdale Hollywood International Airport and Port Everglades. Port Everglades is one of the busiest cruise ports in the world, with 17 cruise lines servicing the port, generally handling in excess of three million passengers annually. Given the hotel’s proximity to Fort Lauderdale-Hollywood International Airport and Port Everglades cruise ship terminal, the Candlewood Suites Fort Lauderdale Air Seaport benefits from the same demand generators as the Crowne Plaza Fort Lauderdale Airport. However, in contrast with the Crowne Plaza Fort Lauderdale Airport, which caters to users of the local demand generators, the Candlewood Suites Fort Lauderdale Air Seaport Property caters to guests servicing the demand generators. Typical guests of the hotel are technicians or engineers traveling to Fort Lauderdale to service yachts at the marina, cargo and passenger ships/cruises and airplanes as well as training teams for the employees located at each of those facilities. The hotel has a high mix of extended stay guests with 40.0% of stays of 15+ nights, 40.0% of stays between seven through 14 nights and 30.0% transient business. The top accounts at the subject are all associated with companies servicing the airport, cruise port, cargo port or marina. Among the top accounts are CKS Packaging, Mountain Air Cargo and other companies generally involved in the rehab and servicing of infrastructure.

The Market. The Property is located along Florida State Road 84 in the city of Fort Lauderdale, Broward County, Florida. The Property is served by the Fort Lauderdale Hollywood International Airport, which is approximately one mile to the south of the subject site. The Property’s neighborhood is characterized by restaurants, office buildings, hotels, gas stations, a large seaport and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways.  Major growth in the neighborhood includes the expansion of Port Everglades expected to be completed in 2017. Specific nearby retailers include Walgreens, 7 Eleven, Stop & Shop, Winn-Dixie, high-end car dealerships including Mercedes Benz and more. Local restaurants include Outback Steakhouse, Burger King and Pizza Hut, among others. Major demand generators in addition to Fort Lauderdale-Hollywood International Airport and Port Everglades cruise terminal include Broward County Convention Center, Broward County Center for the Performing Arts and the Sun Life Stadium. The hotel is also near a variety of local attractions including seven miles of beaches, Shops of Las Olas, the Jungle Queen Riverboat, the Seminole Hard Rock Casino, the Gulfstream Park and Butterfly World.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Candlewood Suites Fort Lauderdale Air Seaport	2010	2011	2012
Occupancy	78.8%	83.9%	83.2%
ADR	$82.06	$82.83	$92.12
RevPAR	$64.63	$69.52	$76.64
Competitive Set(2)	2010	2011	2012
Occupancy	72.5%	75.4%	79.4%
ADR	$69.43	$90.64	$92.63
RevPAR	$50.32	$68.35	$73.57
Penetration	2010	2011	2012
Occupancy	108.7%	111.3%	104.7%
ADR	118.2%	91.4%	99.5%
RevPAR	128.4%	101.7%	104.2%
(1)	Source: Travel Research Report.
(2)
Competitive Set includes: Extended Stay Deluxe Fort Lauderdale Cypress Creek, Extended Stay America Fort Lauderdale Cruiseport Airport, TownePlace Suites Fort Lauderdale West, Staybridge Suites Fort Lauderdale Plantation, Hyatt House Fort Lauderdale Airport South and Homewood Suites Fort Lauderdale Airport.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Candlewood Suites Fort Lauderdale Air Seaport	71	55%	5%	40%	83.9%	$82.75	$69.46
Homewood Suites Fort Lauderdale Airport Cruise Port	124	60%	10%	30%	80.0%	$114.00	$91.20
Hyatt House Fort Lauderdale Airport & Cruise Port	143	60%	10%	30%	84.0%	$99.25	$82.87
Total/Wtd. Avg.	338	59%	9%	32%	82.3%	$100.98	$83.11
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2010(1)	12/31/2011	T-12 1/31/2013	U/W	U/W Per Room
Occupancy	58.1%	73.7%	78.7%	78.7%
ADR	$98.67	$100.54	$109.72	$109.72
RevPAR	$57.33	$74.14	$86.31	$86.31
Room Revenue	$6,906,755	$9,227,752	$10,771,688	$10,742,257	$31,502
Food & Beverage Revenue	548,156	1,148,507	1,203,240	1,199,952	3,519
Other Revenues(2)	125,927	319,093	464,281	464,281	1,362
Total Departmental Revenues	$7,580,838	$10,695,352	$12,439,209	$12,406,491	$36,383
Total Departmental Expenses	2,190,979	3,045,140	3,229,861	3,221,036	9,446
Total Departmental Profit	$5,389,859	$7,650,212	$9,209,348	$9,185,454	$26,937
Total Undistributed Expenses	2,405,354	2,986,565	3,287,361	3,278,537	9,614
Total Fixed Charges	628,272	810,620	953,792	953,792	2,797
Net Operating Income	$2,356,233	$3,853,027	$4,968,195	$4,953,125	$14,525
FF&E(3)	-	49,784	18,330	496,260	1,455
Net Cash Flow	$2,356,233	$3,803,243	$4,949,865	$4,456,866	$13,070
(1)	The Crowne Plaza Fort Lauderdale Airport and the Hampton Inn & Suites Fort Lauderdale / Miramar hotels opened in January 2010 and September 2009, respectively.
(2)	Other Revenues include telephone revenue and other departmental revenue.
(3)	U/W FF&E represents 4.0% of Total Departmental Revenues.

Property Management. Each of the Luckey’s Management Portfolio Properties is currently managed by Luckey’s Management, Inc., pursuant to a management agreement. The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if the borrower fails to maintain a DSCR of at least 1.10x and the borrower is unable to prove that such a drop in DSCR is due to a decline in prevailing market conditions as described in loan agreement.

Lockbox / Cash Management. The Luckey’s Management Portfolio Loan is structured with a hard lockbox and springing cash management. The Luckey’s Management Portfolio Loan requires all revenue and credit card receipts payable with respect to the Luckey’s Management Portfolio Properties be deposited directly into each respective lockbox account; provided, however, that with respect to the cash and check receipts at each hotel, as distinguished from credit card receipts, the borrower is required to deposit such cash and check receipts into the applicable lockbox. If no Cash Trap Period is ongoing, funds deposited into the lockbox account are swept into the borrower’s account on a daily basis. Following the commencement of any Cash Trap Period (excluding a Cash Trap Period triggered by a PIP Cash Trap Trigger, in which case a Cash Trap Period will apply to the applicable individual Luckey’s Management Portfolio Property only), funds deposited into the lockbox account are required to be swept into a lender controlled cash management account, where the funds are required to be disbursed in accordance with the loan agreement, and the excess funds, if any, are then deposited into a cash collateral account to be held as additional security for the Loan.

A “Cash Trap Period” will commence upon: (i) the occurrence of an event of default under the Luckey’s Management Portfolio Loan; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain the DSCR of at least 1.20x, based on the trailing twelve month period immediately preceding the date of determination (each trigger described in clause (i) or (ii), a “Cash Trap Trigger”); or (iii) the payment date twelve months prior to the termination date of any franchise agreement (provided, that the Cash Trap Period triggered by a PIP Cash Trap Trigger will only apply to the applicable individual property) (the trigger described in this clause (iii), a “PIP Cash Trap Trigger”).

A Cash Trap Period will terminate (1) with respect to a Cash Trap Period resulting from a Cash Trap Trigger, when for a period of six consecutive months since the commencement of the then-existing Cash Trap Period (A) no new monetary or material non-monetary default or event of default under the Luckey’s Management Portfolio Loan has occurred and is continuing, and (B) the achievement of a  DSCR of at least 1.25x for six consecutive months based upon the trailing twelve month period immediately preceding the date of determination, and (2) with respect to a Cash Trap Period resulting from a PIP Cash Trap Trigger, when (i) the borrower delivers evidence reasonably acceptable to the lender that the applicable franchise agreement has been extended, renewed, or replaced without the requirement of a PIP, or (ii) (A)  no event of default has occurred and is continuing; and (B) the lender determines that sufficient amounts are already on deposit in the FF&E reserve for such property to cover costs and expenses expected to be required by a new PIP in connection with the execution and performance of a new franchise agreement.

Initial Reserves. At closing, the Borrower deposited (i) $581,797 into a tax reserve account and (ii) $150,578 into an insurance reserve account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Ongoing Reserves. On a monthly basis, the borrower is required to fund the following reserves with respect to the Luckey’s Management Portfolio Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a reserve for furniture, fixtures and equipment (the “FF&E Reserve”) in an amount equal to $39,304 for the first year and one-twelfth of 4.0% of the annual gross revenues for each individual Luckey’s Management Portfolio Property for the immediately preceding calendar year thereafter.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None Permitted.

Partial Release / Defeasance. The borrower has the right at any time after the lock out expiration period to obtain the release of one or more of the Luckey’s Management Portfolio Properties from the liens of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) no event of default is then continuing under the Luckey’s Management Portfolio Loan, (ii) prepayment in an amount equal to the greater of (a) 115.0% of the allocated loan amount with respect to such individual Luckey’s Management Portfolio Property and (b) 100.0% of the net sales proceeds applicable to such individual Luckey’s Management Portfolio Property, (iii) after giving effect to the release, the DSCR (as calculated under the loan agreement) for the remaining Luckey’s Management Portfolio Properties is not less than the DSCR immediately prior to such partial release, (iv) after giving effect to the release, the loan-to-value (as calculated under the loan agreement) for the remaining Luckey’s Management Portfolio Properties is no greater than it was immediately prior to such partial release, (v) after giving effect to the release, the debt yield (as calculated under the loan agreement) for the remaining Luckey’s Management Portfolio Properties is not less than it was immediately prior to such partial release and (vi) delivery of rating agency confirmation.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various, FL	Collateral Asset Summary Luckey’s Management Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,163,279 58.4% 1.74x 14.1%

Luckey's Management Portfolio
1 Crowne Plaza Fort Lauderdale Airport 455 State Road 84 Fort Lauderdale, FL 33316
2 Hampton Inn & Suites Fort Lauderdale / Miramar 10990 Marks Way Miramar, FL 33025
3 Candlewood Suites Fort Lauderdale Air Seaport 1120 West State Road Fort Lauderdale, FL 33315
Coral Springs
Tamarac
Pompano Beach
Alligator Alley
Sunrise
Plantation
FORT LAUDERDALE
BROWARD COUNTY
Weston
Davie
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Lakes
Miami Gardens
North Miami Beach
MIAMI-DADE COUNTY
Medley
Opa-Locka
North Miami
Hialeah Gardens
Hialeah
MIAMI
Atlantic Ocean
Doral
Miami Beach
Tamiami Trail
Westchester
Kendale Lakes
South Miami
Coral Gables
EVERGLADES NATIONAL PARK
Kendall
Pinecrest
Biscayne Bay
Richmond Heights
Palmetto Bay
South Miami Heights
Cutler Bay
BISCAYNE NATIONAL PARK
Princeton
Oak Tree Country Club
Prospect Rd.
Lauderdale Lakes
Oakland Park
Coral Ridge Golf Course
Coral Ridge Mall
Oakland Park Blvd.
Florida's Tpke.
Wilton Manors
TRI RAIL
NW 19th St.
Hugh Taylor Birch State Park
NE 13th St.
Sunrise Blvd.
Holiday Park
Galleria at Ft. Lauderdale
NW 6th St.
FORT LAUDERDALE
Broward Blvd.
Fort Lauderdale Riverwalk
Ft. Atlantic Univ. - Ft. Lauderdale Campus
Broward Co. Court House
Fort Lauderdale Golf Course
Davie Blvd.
Broward General Medical Center
Port Everglades
Sawyer Park
Snyder Park
John U. Lloyd Beach State Park
Davie
Broward College Central Campus
Grande Oaks Golf Club
BROWARD COUNTY
Nova Southeastern University
Tree Tops Park
Fort Lauderdale/ Hollywood Intl. Airport
Griffin Rd.
Seminole Casino Hollywood
FT. LAUDERDALE/ HOLLYWOOD AIRPORT
Florida's Turnpike
Stirling Rd.
Dania Beach
West Lake Park
Charleston St.
Topeekeegee Yugnee Park
Brian Piccolo Park
SHERIDAN ST.
Sheridan St.
Taft St.
Memorial Regional Hospital
C.B. Smith Park
PEMBROKE PINES
The Shops at Pembroke Gardens
HOLLYWOOD
Pines Blvd.
Pembroke Lakes Mall
Broward Comm. Coll. South Campus
Hollywood Blvd.
Flamingo Lakes Country Club
Hollybrook Golf and Tennis Club
North Perry Airport
Orange Brook Golf Course
Hollywood Dog Track
NW 11th St.
Pembrook Rd.
Miramar
Hallandale Beach Blvd.
Hallandale Beach
Miramar Pkwy.
Gulfstream Park Race Track
Atlantic Ocean
Florida's Tpke.
TOLL
Homestead Extension
Calder Race Course
Promenade Shops
Turnberry Isle Resort and Club
Ives Dairy Rd.
SunLife Stadium
NW 199th St.
Williams Island Country Club
Aventura Mall
Miami Gardens
PGA Tour Golf Club at Miami
MIAMI-DADE COUNTY
NW 183rd St.
Aventura
North Miami Beach
Mall at 163rd Street
NE 163rd St.
Palmetto Expwy.
Intracoastal Mall
GOLDEN GLADES
Golden Glades
Oleta River State Recr. Area
Florida Memorial College
St. Thomas University
Miami Lakes
Opa-Locka Airport
Opa-Locka
Miami Intl. Airport 13 miles
Florida International University- Biscayne Bay Campus
SW 124th Ave.
SW 112th Ave.
S. Flamingo Rd.
SW 100th Ave.
Pine Island Rd.
University Dr.
SW 64th Ave.
SW 56th Ave.
NW 56th Ave.
SW 31st Ave.
NW 21st Ave.
Powerline Rd.
Andrews Ave.
Federal Hwy.
NW 8th Ave.
Snake Creek Rd.
NW 57th Ave.
NW 37th Ave.
Biscayne Blvd.
Collins Ave.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

94 -110 Court Street & 42 Schermerhorn Street Brooklyn, NY 11201	Collateral Asset Summary The Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,942,591 65.6% 1.39x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

94 -110 Court Street & 42 Schermerhorn Street Brooklyn, NY 11201	Collateral Asset Summary The Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,942,591 65.6% 1.39x 9.4%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail - Anchored
Sponsor:	Forest City Enterprises, Inc.		Collateral:	Leasehold
Borrower:	FC Court Street Associates, LLC		Location:	Brooklyn, NY
Original Balance:	$32,000,000		Year Built / Renovated:	1999 / NAP
Cut-off Date Balance:	$31,942,591		Total Sq. Ft.:	102,177
% by Initial UPB:	2.5%		Property Management:	First New York Partners
Interest Rate:	4.1300%			Management
Payment Date:	6th of each month		Underwritten NOI:	$3,004,508
First Payment Date:	April 6, 2013		Underwritten NCF:	$2,864,173
Maturity Date:	March 6, 2023		Appraised Value:	$48,700,000
Amortization	300 months		Appraisal Date:	January 17, 2013
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)		Historical NOI
Lockbox / Cash Management:	Hard / Springing		Most Recent NOI:	$3,334,546 (December 31, 2012)
			2nd Most Recent NOI:	$3,263,546 (T-12 January 31, 2012)
Reserves(1)			3rd Most Recent NOI:	$3,413,133 (T-12 January 31, 2011)
	Initial	Monthly
Taxes:	$145,181	$48,393	Historical Occupancy
Insurance:	$0	Springing	Most Recent Occupancy:	100.0% (December 28, 2012)
Rollover:	$500,000	Springing	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Ground Rent Reserve:	$52,281	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
			(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information
Cut-off Date Balance / Sq. Ft.:	$313
Balloon Balance / Sq. Ft.:	$227
Cut-off Date LTV:	65.6%
Balloon LTV:	47.5%
Underwritten NOI DSCR:	1.46x
Underwritten NCF DSCR:	1.39x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	9.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

94 -110 Court Street & 42 Schermerhorn Street Brooklyn, NY 11201	Collateral Asset Summary The Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,942,591 65.6% 1.39x 9.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.	% of U/W Base Rent	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(1)	Occupancy Cost (% of Sales)
Barnes & Noble(2)	NR/NR/NR	22,167	21.7%	$32.74	19.0%	7/31/2015	$8,823	$398	10.5%
United Artists Theatres(3)	NR/NR/NR	80,010	78.3	$38.60	81.0	7/4/2016	$15,134	$1,261,184(4)	25.8
Total / Wtd. Avg.		102,177	100.0%	$37.33	100.0%		$23,957		20.2%
(1)	Sales Per Sq. Ft. based on tenant reported year-end 2012 sales.
(2)	Barnes & Noble has three, five-year extension options. National average sales for Barnes & Noble were $237 per sq. ft.
(3)
United Artists Theatres exercised their first extension option and has five, five-year extension options remaining. In addition to base rent, United Artists Theatres pays percentage rent in the amount of 8% above a breakpoint of $13,049,518 in gross revenue sales.

(4)	Sales per sq. ft. of United Artists Theatres is calculated based on 12 screens. National average sales for United Artists Theaters is $405,367 per screen.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent Per Sq. Ft.(1)	% Base Rent Rolling(1)	Cumulative % of Base Rent(1)
2013	0	0	0.0%	0	0.0	$0.00	0.0%	0.0%
2014	0	0	0.0	0	0.0	$0.00	0.0	0.0%
2015	1	22,167	21.7	22,167	21.7%	$32.74	19.0	19.0%
2016	1	80,010	78.3	102,177	100.0%	$38.60	81.0	100.0%
2017	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
2018	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
2019	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
2020	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
2021	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
2022	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
2023	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	102,177	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	102,177	100.0%	NAP	NAP
Total / Wtd. Avg.	2	102,177	100.0%			$37.33	100.0%
(1)	Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent based on in-place leases.

The Loan.  The Heights loan (“The Heights Loan”) is a $32.0 million ($313 per sq. ft.) fixed rate loan secured by the Borrower’s leasehold interest in a 102,177 sq. ft. 13-story, retail center located at 94-110 Court Street & 42 Schermerhorn Street, Brooklyn, New York (“The Heights Property”). The Heights Loan has a 10-year term and amortizes on a 25-year amortization schedule. The Heights Loan accrues interest at 4.1300%.

The Heights Loan proceeds were used to refinance existing debt of approximately $17.0 million, fund upfront reserves of $697,462 and pay closing costs of $606,161. The Sponsor developed the Heights Property and the reported cost basis is $34.44 million. Based on the “as-is” appraised value of $48.7 million as of January 17, 2013, the cut-off date LTV is 65.6%.

The Borrower / Sponsor.   The borrower, FC Court Street Associates, LLC (the “Borrower”), is a single purpose New York limited liability company structured as a bankruptcy-remote entity, with one independent director in its organization structure. The sponsor of the Borrower and the non-recourse carve-out guarantor is Forest City Enterprises, Inc. (“Sponsor”).  The Borrower is a joint venture with 49% interest owned by Madison NYC Core Retail Investors, LLC, an affiliate of Madison International Realty, LLC and 51% interest owned by subsidiaries of Forest City Enterprises, Inc. The non-recourse carve-out is limited in scope to certain events of bankruptcy of the Borrower and the total liability under the non-recourse carve-out is limited to the lesser of $6.40 million or the outstanding loan amount.

The Sponsor develops, owns and operates office, residential, hotel and retail properties in twenty-eight states and the District of Columbia with assets of approximately $10.7 billion. The Sponsor has been in business since 1920 and is publicly traded on the New York Stock Exchange (symbol “FCE”). It is one of the largest publicly traded real estate development companies in the United States. As of the end of third quarter of 2012, the Sponsor reported third-quarter Operating FFO of $65.0 million, a 19.8 percent increase over third-quarter 2011 Operating FFO of $54.3 million. Year-to-date Operating FFO was $192.9 million, a 10.2 percent increase compared with $175.1 million for the first nine months of 2011. Third-quarter 2012 consolidated revenues from real estate operations increased to $291.4 million, from $252.6 million in the third quarter of 2011. For the first nine months of 2012, consolidated revenues from real estate operations were $843.1 million, compared with $794.2 million for the first nine months of 2011.

Madison International Realty, LLC (“MIR”) is a real estate private equity firm providing specialized equity capital solutions to commercial real estate owners and investors seeking liquidity. They are headquartered in New York City, with offices in London and Frankfurt. MIR provides equity capital to sponsors, owners and investors seeking to (i) sell partial ownership interests, (ii) obtain joint venture and preferred equity financing, (iii) monetize embedded equity value, and (iv) restructure existing balance sheets and amortize existing debt.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

94 -110 Court Street & 42 Schermerhorn Street Brooklyn, NY 11201	Collateral Asset Summary The Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,942,591 65.6% 1.39x 9.4%

MIR acquires positions through secondary market purchases of direct interests in real estate ownership vehicles owning class A properties and portfolios where owners seek to monetize illiquid positions, provide partners with an exit strategy, sell down a portion of their ownership interests or deleverage their existing balance sheets without relinquishing control of their assets.

The Property. The Heights Property is a 13-story, 102,177 sq. ft. anchored retail property located at 94-110 Court Street & 42 Schermerhorn Street, in Brooklyn, New York. The improvements were constructed in 1999. The theater is a vertical theater, consisting of 63,010 sq. ft. of grade/above grade space (13 floors), and 17,000 sq. ft. of below grade space, and a total of 12 screens and 2,160 seats. The retail space, located on the first and second stories (plus a small space in the basement) of the property contains 22,167 sq. ft. The property is currently 100.0% occupied by United Artists Theatres and Barnes & Noble.

Located within walking distance of several bus lines and nine Subway lines, The Heights Property enjoys easy access to public transportation. As a result, the property is 10 minutes from downtown Manhattan and 15 minutes from midtown Manhattan, and is located near 9 subway lines (2, 3, 4, 5, A, C, F, N, R). In addition, the Heights Property is within walking distance to Brooklyn Heights, Cobble Hill, Boerum Hill and Metrotech.

The Heights Property is under a 49-year ground lease, which commenced on January 28, 1999 and expires on January 27, 2048. There are no extension options. The current annual rent is $627,368. The ground lease rent steps up every five years (“Rent Period”) based on the greater of (i) 112% of the preceding Rent Period or (ii) the percentage change in the Consumer Price Index from the preceding Rent Period. The next step-up is in January 2016. Notwithstanding the foregoing, for the Rent Period commencing on the 17th anniversary of the commencement date (i.e., the third Rent Period), net annual rent per year of that Rent Period may not exceed 120% of the net annual rent payable to landlord in the immediately preceding Rent Period; provided, however, that (i) the foregoing cap will not apply to any succeeding Rent Periods, and (ii) net annual rent for the fourth Rent Period and each Rent Period thereafter will be determined as if the foregoing cap had not been in effect during the third Rent Period.

The United Artists Theatres operates under the Regal Entertainment Group brand. United Artists Theatres has 12 screens, each with stadium seating. United Artists Theatres occupies approximately 63,010 sq. ft at and above grade, and 17,000 sq. ft. below grade. Since the original lease term expired, United Artists Theatres exercised its first extension option for a 5-year term which expires on July 4, 2016. Under the current lease agreement, there are five more consecutive extension options of five years each. The rent increases by approximately 5% for each 5-year extension term. Currently, the lease agreement requires the tenant to pay 8% above a breakpoint of $13,049,518 in gross revenue sales in addition to base rent. United Artists Theatres must notify Borrower nine months prior to the commencement of a lease extension of its election to renew its lease.

Barnes & Noble, the world’s largest bookseller and a Fortune 500 company, operates 677 bookstores in 50 states. It currently occupies two floors and basement (used for storage). The Barnes & Noble lease includes flat rent for the entire 15-year base term which expires on July 31, 2015. The rent then increases by 10% for each 5-year extension term. There are three consecutive extension options of five years each remaining. Barnes & Noble must notify Borrower 270 days prior to the expiration of the lease if it elects to renew its lease.

The Market. The Heights Property is located in the Brooklyn Heights section of downtown Brooklyn, one of the five boroughs of New York City. Downtown Brooklyn, Brooklyn Heights has become one of the most commercially and residentially vibrant sections of Brooklyn. The Heights Property is located only four blocks south of Montague Street, the major retail hub in Brooklyn Heights. Montague Street provides the borough’s 2.5 million residents with many restaurants and ample shopping. This neighborhood is characterized by high and low-rise office and residential development with independent and franchised retail shops at grade level. Due to its close proximity to Manhattan by subway or car, and to its revitalized nightlife, Brooklyn Heights has become one of the most popular residential neighborhoods in New York City.

Downtown Brooklyn grew significantly in the 1980s and 1990s when the Metrotech Center Complex, Pierrepont Plaza, the Brooklyn Marriott, Atlantic Terminal Mall and Renaissance Plaza were constructed. Office buildings are primarily used as municipal and other government buildings, secondary offices for banks, medical offices and legal offices as well as other various small tenants. More recent development includes the Brooklyner, a high-rise multi-family rental building. Another 42-story multi-family residential building is currently being constructed less than 1-mile from The Heights Property at 29 Flatbush Avenue.

The neighborhood has experienced moderate positive increases in population and the number of households over the last few years. The neighborhood currently has an upper-middle income demographic, with a 2012 median household income of $66,264 within a 1-mile radius, well above the median income within a 3- and 5-mile radius. The Heights Property is located on Court Street, a retail corridor in Brooklyn.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

94 -110 Court Street & 42 Schermerhorn Street Brooklyn, NY 11201	Collateral Asset Summary The Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,942,591 65.6% 1.39x 9.4%

The chart below details The Heights Property’s competitive set.

Summary of Comparable Cinema Theatres(1)
Tenants	Location	Screens	GLA (sq. ft.)	Original Lease Term	Base Rent (per sq. ft.)
United Artists Theatres at The Heights Property	Brooklyn, NY	12 Screens	80,010	15 Years (+6 five-year options)	$38.60
United Artists Theatres at Steinway Street	Astoria, NY	14 Screens	84,000	15 Years (+6 five-year options)	$27.00
Regal Union Square Stadium 14	New York, NY	14 Screens	236,215	N/A	$42.00
Loews Raceway 10	Westbury, NY	10 Screens	N/A	N/A	$36.00
AMC Loews Fresh Meadows 7	Fresh Meadows, NY	7 Screens	23,400	N/A	$32.00
AMC Loews Kips Bay 15	New York, NY	15 Screens	90,000	20 Years	$54.00
AMC Loews Orpheum 7	New York, NY	7 Screens	100,000	20 Years	$54.00
Regal Atlas Park Stadium 8	Glendale, NY	8 Screens	32,550	15 Years	$25.00
Regal Battery Park Stadium 11	New York, NY	11 Screens	105,000	20 Years	$33.00
National Amusements	Jamaica, NY	15 Screens	83,000	20 Years	$32.00
(1)	Source: Appraisal.

Summary of Comparable Retail Leases(1)
Property Name	Location	Year Built/Renovated	Tenant	GLA (sq. ft.)	Original Lease Term	Base Rent (per sq. ft.)
The Heights Property	Brooklyn, New York	1999	Barnes & Noble	22,167	15 Years (+ three 5-Yr Options)	$32.74
Jamaica Center	Jamaica, New York	2002	K&G Fashion	215,806	10 Years (+ two 5-Yr Options)	$40.00
Gateway @ Bronx Terminal	Bronx, New York	2009	Staples	460,000	15 Years	$45.50
Gateway @ Bronx Terminal	Bronx, New York	2009	Marshalls	460,000	10 Years	$35.00
Gateway @ Bronx Terminal	Bronx, New York	2009	Babies R Us	460,000	25 Years	$40.00
Skyview Center	Queens, New York	2010	Bob’s Discount Furniture	800,000	10 Years	$30.00
502 86th Street	Brooklyn, New York	1920/1988	TJ Maxx	43,240	10 Years	$45.58
1601-1623 Avenue Y	Brooklyn, New York	2012	Marshalls	54,584	10 Years	$29.00
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	T-12 01/31/2011	T-12 01/31/2012	12/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent	$3,631,030	$3,736,148	$3,814,617	$3,814,615	$37.33
Percentage Rent(2)	426,238	281,726	166,775	166,775	1.63
Rent Steps	0	0	0	0	0.00
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$4,057,268	$4,017,874	$3,981,392	$3,981,390	$38.97
Total Recoveries	355,710	434,210	603,720	1,593,709	15.60
Total Other Income	1,330	3,057	1,353	1,353	0.01
Less: Vacancy / Credit Loss	0	0	0	(278,823)	(5.0%)
Effective Gross Income	$4,414,308	$4,455,141	$4,586,465	$5,297,629	$51.85
Total Operating Expenses(3)	1,001,175	1,191,595	1,251,919	2,293,122	22.44
Net Operating Income	$3,413,133	$3,263,546	$3,334,546	$3,004,508	$29.40
TI/LC	0	0	0	120,000	1.17
Capital Expenditures	0	0	0	20,335	0.20
Net Cash Flow	$3,413,133	$3,263,546	$3,334,546	$2,864,173	$28.03
(1)	U/W Per Sq. Ft. based on total sq. ft. of 102,177.
(2)
UW Percentage Rent based on TTM, which is derived from United Artists Theatres. From August 2006 through July 5, 2011, tenant paid percentage rent at 16% of sales above an $11.2MM breakpoint. Currently, the tenant is paying 8% above a $13,049,518 breakpoint. With a higher breakpoint and lower percentage, the tenant now pays significantly less percentage rent than in recent years. In 2012, United Artists Theatres reported sales of $15,134,202, which represents $166,775 in percentage rent income.

(3)
The Heights Property benefits from a 15 year Industrial and Commercial Incentive Program that expires June 30, 2015. Real estate taxes have been underwritten without the real estate tax exemption in place.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

94 -110 Court Street & 42 Schermerhorn Street Brooklyn, NY 11201	Collateral Asset Summary The Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,942,591 65.6% 1.39x 9.4%

Property Management.  The Heights Property is managed by First New York Partners Management, an affiliate of the Borrower.

Lockbox / Cash Management.   The Heights Loan is structured with a hard lockbox and springing cash management. All excess cash is required to be swept into a lender controlled account upon (i) the occurrence of an event of default, (ii) the occurrence of a Rolling Tenant Non-Renewal Event, (iii) the date any Rolling Tenant “goes dark” (i.e., ceases to operate from such Rolling Tenant’s premises for five (5) consecutive Business Days, except for temporary closures for repairs, restoration, rehabilitation and/or customary force majeure events, and exclusive of any sublettings and/or assignments by such Rolling Tenant, or (iv) the date a Rolling Tenant bankruptcy event occurs. A “Rolling Tenant” means each of the tenants under the Barnes & Noble Lease and the United Artists Theatres Lease. A Rolling Tenant Non-Renewal Event” shall mean either (i) the failure of any Rolling Tenant to deliver to Borrower, on or prior to the notice date set forth in such Rolling Tenant’s lease evidence reasonably satisfactory to lender that such Rolling Tenant has renewed its lease pursuant to the terms thereof, or (ii) the date on which any Rolling Tenant provides written notice to Borrower of such Rolling Tenant’s intention to terminate, cancel or otherwise surrender its lease (see “The Property” herein).

Initial Reserves.  At closing, the Borrower deposited $145,181 into a real estate tax reserve, $500,000 into a rollover reserve and $52,281 into a ground rent reserve.

Ongoing Reserves. The Heights Loan requires monthly escrows of $48,393 into the real estate tax reserve. In addition, if the insurance policy is not an approved blanket or umbrella policy, Borrower is required to deposit 1/12th of the insurance premium that lender estimates will be payable for the renewal of the coverage.  Borrower is also required to make monthly deposits of $52,281 into a ground rent reserve. Provided that (i) no event of default is then continuing, (ii) Borrower has deposited $52,281 at loan closing and (iii) Borrower pays ground rent prior to the date when delinquent under the ground lease, Borrower will not be required to make the monthly ground rent deposits.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

94 -110 Court Street & 42 Schermerhorn Street Brooklyn, NY 11201	Collateral Asset Summary The Heights	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,942,591 65.6% 1.39x 9.4%

The Heights
94-110 Court Street & 42 Schermerhorn Street
Brooklyn, NY 11201
MANHATTAN
BROOKLYN
Financial District
East River
Williamsburg
DUMBO
Brooklyn Navy Yard
Brooklyn Bridge
Manhattan Bridge
FDR Drive
Brooklyn-Queens Expwy
Downtown Brooklyn
Clinton Hill
Brooklyn Heights
Cobble Hill
Carroll Gardens
Red Hook
Gowanus
Park Slope
Prospect Heights
PROSPECT PARK
Fort Greene Park
Governors Island
Governors Island Natl. Monument
Brooklyn-Battery Tunnel
Gowanus Expwy
Prospect Expwy
GREENWOOD CEMETERY
Prospect Park Lake
Brooklyn Law School
Long Island University-Brooklyn Campus
CUNY of Technology
Polytech Institute of NYU
Pratt Institute
Barclays Center
Atlantic Ave
Flatbush Ave
Fulton St
Union St
Smith St
Court St
Henry St
Clinton St
Columbia St
Hoyt St
Bond St
3rd Ave
4th Ave
5th Ave
7th St
9th St
15th St
Prospect Park West
Prospect Park SW
New York Methodist Hospital
NEW YORK CITY
MANHATTAN
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
NEWARK
JERSEY CITY
YONKERS
PATERSON
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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122 Mill Road Upper Providence Township, PA 19456	Collateral Asset Summary 422 Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,398,957 59.5% 2.31x 15.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use - Retail / Industrial
Sponsor:	Donald Neilson, Sr.		Collateral:	Fee Simple
Borrower:	422BC1M, LLC		Location:	Upper Providence Township, PA
Original Balance:	$25,500,000		Year Built / Renovated:	1934 & 1970 / 2005
Cut-off Date Balance:	$25,398,957		Total Sq. Ft.:	1,021,070
% by Initial UPB:	2.0%		Property Management:	Suburban Management, Inc.
Interest Rate:	4.0870%		Underwritten NOI:	$4,024,084
Payment Date:	6th of each month		Underwritten NCF:	$3,771,107
First Payment Date:	March 6, 2013		Appraised Value:	$42,700,000
Maturity Date:	February 6, 2023		Appraisal Date:	November 6, 2012
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection(1):	L(26), D(90), O(4)		Most Recent NOI:	$3,832,713 (December 31, 2012)
Lockbox / Cash Management(2):	Springing Hard / Springing		2nd Most Recent NOI:	$3,319,187 (December 31, 2011)
			3rd Most Recent NOI:	$2,834,677 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy(4)
Taxes:	$199,439	$35,614	Most Recent Occupancy:	85.4% (December 31, 2012)
Insurance:	$59,735	$16,593	2nd Most Recent Occupancy:	84.2% (December 31, 2011)
Replacement:	$0	$13,614	3rd Most Recent Occupancy:	80.2% (December 31, 2010)
TI/LC(3):	$500,000	Springing
(1)    Borrower may obtain a release of one or more parcels from and after the expiration of the lockout period through partial defeasance, subject to, among other things, (i) payment of a release amount equal to 125% of the allocated loan amount for the parcel to be released, (ii) the DSCR after the release is at least equal to the greater of (a) 2.30x, and (b) the DSCR immediately prior to the release; (iii) the Debt Yield after the release is at least equal to the greater of (a) 14.1%, and (b) the Debt Yield immediately prior to the release; (iv) the LTV ratio after the release is not greater than the lesser of (a) 60%, and (b) the LTV ratio immediately prior to the release.
(2)    A springing hard lockbox, springing cash management and excess cash sweep will be required upon (i) a bankruptcy event of the borrower, guarantor or manager, or (ii) if the DSCR falls below 1.15x.
(3)    In the event that the balance of the TI/LC reserve account falls below $150,000, a monthly escrow equal to $20,833 will be required for annual tenant improvements and leasing commissions, subject to a cap of $500,000.
(4)    Historical Occupancy is based on historical rent roll and occupancy percentages provided by the borrower.

Deferred Maintenance:	$11,250	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$25
Balloon Balance / Sq. Ft.:		$18
Cut-off Date LTV:		59.5%
Balloon LTV:		43.1%
Underwritten NOI DSCR:		2.47x
Underwritten NCF DSCR:		2.31x
Underwritten NOI Debt Yield:		15.8%
Underwritten NCF Debt Yield:		14.8%

TRANSACTION HIGHLIGHTS

■
Credit Metrics. Based on the “as is” appraised value of $42.7 million and a 25-year amortization, the 422 Business Center loan represents a cut-off date LTV of 59.5%. The underwritten cash flow results in an NCF DSCR of 2.31x and NOI Debt Yield of 15.8%.

■
Location. The 422 Business Center property is strategically located along the highly traveled Route 422 corridor at the Oaks Interchange, and is located three miles from Interstate 76 and Interstate 276. The city of Philadelphia, with port and international airport facilities, is located 20 miles away.  Delaware and New Jersey are easily reachable via major highways. Additionally, the property is located in an affluent area with the 2012 median household income within a 1-mile, 3-mile and 5-mile radius of the property is at $94,876, $81,824 and $80,116, respectively as of December 2012.

■
Strong Sponsorship. The sponsor, Donald Neilson, Sr., has extensive real estate investment and management experience. His real estate portfolio consists of 321 multifamily units, 683 manufactured housing units, approximately 197,000 sq. ft. of retail space, and 30.1 acres of retail pads. As of December 31, 2011, his net worth was reported at $42.6 million with liquidity of $1.9 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

4141 Northeast 2nd Avenue Miami, FL 33137	Collateral Asset Summary 4141 Northeast 2nd Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,974,980 52.2% 1.68x 11.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use - Retail/Office
Sponsor:	Craig Robins		Collateral:	Fee Simple
Borrower:	DACRA Design 4141 LLC		Location:	Miami, FL
Original Balance:	$23,000,000		Year Built / Renovated:	1960 / 2012
Cut-off Date Balance:	$22,974,980		Total Sq. Ft.:	114,065
% by Initial UPB:	1.8%		Property Management:	Design District Management, Inc.
Interest Rate:	4.9000%		Underwritten NOI:	$2,582,927
Payment Date:	6th of each month		Underwritten NCF:	$2,461,496
First Payment Date:	April 6, 2013		Appraised Value:	$44,000,000
Maturity Date:	March 6, 2023		Appraisal Date:	September 25, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$1,404,042 (December 31, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$1,051,493 (December 31, 2011)
			3rd Most Recent NOI:	$973,517 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$150,067	$30,013	Most Recent Occupancy:	94.2% (February 21, 2013)
Insurance:	$40,605	$15,617	2nd Most Recent Occupancy:	84.9% (December 31, 2011)
Replacement:	$0	$2,376	3rd Most Recent Occupancy:	95.1% (December 31, 2010)
TI/LC(2):	$750,000	$16,634
(1)   Active cash management will be triggered upon (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor, or property manager or (ii) if the DSCR is less than 1.30x on a trailing twelve month basis. A full cash sweep will be triggered upon the occurrence of (i) or (ii) above or if the DSCR is less than 1.20x on a trailing twelve month basis.
(2)   The TI/LC reserve account is subject to a cap in the amount of $1,750,000, provided, however, that the cap will be reduced to $750,000 if the School Board of Miami-Dade County has extended or renewed its lease for its entire space, or all of the School Board of Miami-Dade County rented space has been leased to one or more substitute tenants, and satisfaction of the following conditions, (i) the completion of all required tenant improvements, satisfaction of all other applicable tenant concessions and payment of all applicable costs, expenses and leasing commissions relating to the The School Board of Miami-Dade County rented space, (ii) in connection with one or more substitute tenants, the applicable replacement tenant or tenants are in occupancy, conducting normal business operations and paying full contractual rent, and (iii) no cash sweep event shall have occurred or remain uncured.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$201
Balloon Balance / Sq. Ft.:		$165
Cut-off Date LTV:		52.2%
Balloon LTV:		42.8%
Underwritten NOI DSCR:		1.76x
Underwritten NCF DSCR:		1.68x
Underwritten NOI Debt Yield:		11.2%
Underwritten NCF Debt Yield:		10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

4141 Northeast 2nd Avenue Miami, FL 33137	Collateral Asset Summary 4141 Northeast 2nd Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,974,980 52.2% 1.68x 11.2%

TRANSACTION HIGHLIGHTS

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Occupancy: The 4141 Northeast 2nd Avenue property is a 114,065 sq. ft. two-story retail and office building situated on a 2.2 acre site.  As of the rent roll dated February 21, 2013, it was 94.2% occupied by a combination of retail and office tenants. Historically, occupancy at the 4141 Northeast 2nd Avenue property has fluctuated between 84.9% and 95.1% from 2009 to year-end 2012.  The current vacancy of 5.8% is in line with market levels and below the submarket level of 10.1%. Underwritten base rent inclusive of contractual rent steps through October 1, 2013 are estimated to be 8.5% below market rents as reported by the appraiser.

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Location. The Miami Design District is a revitalized urban destination for the arts, design, and fashion.  It is currently home to over 130 art galleries, showrooms, creative services, architecture firms, high-end fashion retailers, antiques dealers, eateries and bars. The 4141 Northeast 2nd Avenue property is located one-half block east of Paseo Ponti, an open-air pedestrian district of shops, cafes and greenery located midblock between NE 1st and 2nd Avenues and extending from NE 39th Street to the south to NE 41st Street to the north.  This pedestrian mall is under development with a plan for major design installations, architectural structures, and department store or other anchors. Signed leases are in place for 199,441 sq. ft. and include luxury retailers such as Hermes, Louis Vuitton, Tom Ford, and Cartier.

■
Sponsorship. The Sponsor, Craig Robins, is locally based in Miami and has extensive commercial real estate experience in acquisition, development, construction, leasing and management. Mr. Robins and his real estate company, Dacra, played an integral role in the repositioning and revitalization of Miami’s South Beach District, developed mixed-use projects on Lincoln Road and Española Way, and created the AQUA New Urbanist residential community on Miami’s Allison Island. The Sponsor has been involved in the transformation of the Miami Design District into a center for cutting edge design, fashion, food and art. Dacra’s portfolio in the Design District has reached 576,670 net rentable sq. ft. with an additional 817,366 sq. ft. in developable sites.  Mr. Robins has a net worth in excess of $50 million and liquidity of at least $4 million.

■
Credit Metrics. Based on the “as is” appraised value of $44.0 million, the loan represents a cut-off Date LTV of 52.2%, and based on the underwriting and a 30-year amortization schedule, the NCF DSCR is 1.68x and the NCF Debt Yield is 10.7%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3635 Express Drive North Islandia, NY 11749	Collateral Asset Summary Islandia Marriott	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 55.6% 1.53x 13.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality - Full Service
Sponsor(1):	CSC Holdings, LLC		Collateral:	Fee Simple
Borrower:	Columbia Properties Islandia, L.P.		Location:	Islandia, NY
Original Balance:	$22,500,000		Year Built / Renovated:	1988 / 2008
Cut-off Date Balance:	$22,500,000		Total Rooms:	278
% by Initial UPB:	1.7%		Property Management:	Columbia Sussex Management, LLC
Interest Rate:	5.9595%		Underwritten NOI:	$3,129,490
Payment Date:	6th of each month		Underwritten NCF:	$2,652,103
First Payment Date:	May 6, 2013		Appraised Value:	$40,500,000
Maturity Date:	April 6, 2018		Appraisal Date:	January 18, 2013
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(32), O(4)		Most Recent NOI:	$3,228,602 (T-12 January 31, 2013)
Lockbox / Cash Management(2):	Hard / In-place		2nd Most Recent NOI:	$2,241,873 (December 31, 2011)
			3rd Most Recent NOI:	$1,628,293 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$671,119	$111,853	Most Recent Occupancy:	69.6% (January 31, 2013)
Insurance:	$118,384	$9,396	2nd Most Recent Occupancy:	62.8% (December 31, 2011)
Immediate Repairs	$14,250	$0	3rd Most Recent Occupancy:	64.4% (December 31, 2010)
FF&E:	$0	1/12th of 5% of Gross Income
(1)   The sponsor is Columbia Sussex Corporation. CSC Holdings, LLC is the non-recourse carveout guarantor.
(2)   The Islandia Marriott loan is structured with a hard lockbox and in-place cash management. An excess cash flow sweep was in effect at the time of closing and will continue until Borrower has deposited a cumulative amount of $1,250,000 into the Renovation Reserve account. In addition, a cash sweep will be triggered upon (i) an event of default, (ii) a bankruptcy action of Columbia Sussex Corporation, borrower, guarantor, or property manager, (iii) DSCR <1.30x, or (iv) from and after April 6, 2016 until the balance in the FF&E reserve account equals at least $2,800,000.
(3)   The Seasonality Reserve account is subject to a cap of $300,000. Monthly deposits to the Seasonality Reserve account are only made during the months of April through September.
(4)   On each monthly payment date the borrower shall deposit all available excess cash flow funds into the Renovation Reserve account as a reserve for the payment of capital improvements required by Marriott. The Renovation Reserve account is subject to a cap of $1,250,000. On the earlier to occur of (A) two business days following payment to borrower of the real estate tax refund owed to borrower pursuant to the tax settlement and (B) April 6, 2014, the borrower shall deposit into the Renovation Reserve account the amount, if any, required to raise the Renovation Reserve account to $1,250,000.

Seasonality Reserve(3):	$0	$50,000
Renovation Reserve(4):	$500,000	Excess cash flow

Financial Information
Cut-off Date Balance / Room:		$80,935
Balloon Balance / Room:		$73,134
Cut-off Date LTV:		55.6%
Balloon LTV:		50.2%
Underwritten NOI DSCR:		1.81x
Underwritten NCF DSCR:		1.53x
Underwritten NOI Debt Yield:		13.9%
Underwritten NCF Debt Yield:		11.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3635 Express Drive North Islandia, NY 11749	Collateral Asset Summary Islandia Marriott	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 55.6% 1.53x 13.9%

TRANSACTION HIGHLIGHTS

■
Credit Metrics. Based on the “as is” appraised value of $40.5 million, the loan represents a cut-off date LTV of 55.6%, and based on the underwriting and a 25-year amortization schedule, the NCF DSCR is 1.53x and the NOI Debt Yield is 13.9%.

■
Property Performance. The Islandia Marriott property shows an occupancy penetration level of 100.1%, ADR penetration level of 117.1%, and RevPAR penetration level of 117.1% for 2012.  Further, the Islandia Marriott property performance has improved significantly over the past three years, with RevPAR increasing 19.1% from $77.40 in 2010 to $92.19 in 2012. In 2011 the Islandia Marriott property achieved higher RevPAR than the Marriott brand average (inclusive of JW Marriott hotels) of $100.36 for its North American properties.

■
Location. The Islandia Marriott property benefits from convenient access to demand generating business and universities, including the Brookhaven Technology Center, Hauppauge Industrial Park, CA, Inc. Headquarters (formerly Computer Associates and the seventh largest software company in the world), State University of New York at Stony Brook, Dowling College, and St. John’s University.

■
Brand Affiliation and Amenities. The Islandia Marriott property is affiliated with the Marriott International family of lodging brands, which is one of the largest hotel companies in the world. Marriott International operates over 3,500 lodging properties in 68 countries and territories globally. The Islandia Marriott property operates as a full-service Marriott with amenities including Bistro 58 Restaurant, Atrium Lounge, 11,871 sq. ft. of meeting and banquet space, an indoor pool, fitness center, business center, gift shop and vending areas.  The franchise agreement with Marriott International expires on December 31, 2018.

■
Sponsorship. The sponsor is Columbia Sussex Corporation. CSC Holdings, LLC, an affiliate of the Columbia Sussex Corporation  has provided guaranties with respect to certain non-recourse carveouts and the completion of certain renovation work.  CSC Holdings, LLC does not own any direct or indirect equity interest in the borrower, but is separately owned and controlled by Columbia Sussex Corporation and has been paid a fee of $225,000 by the borrower to provide the guaranties. Columbia Sussex Corporation has been in business for 40 years with a hospitality portfolio comprised of 38 hotels containing approximately 12,000 rooms.

■
Cash Equity.  Based upon the reported total basis of $46.5 million, the sponsor has approximately $24.0 million of equity in the Islandia Marriott property as of loan closing. CSC Holdings, LLC has invested approximately $5.6 million since 2008 at the Islandia Marriott Property on property upgrades, maintenance and FF&E and is slated to undertake the “Marriott Great Room” renovation project in 2013.

■
Tax Settlement.  Borrower recently entered into a settlement with the local taxing authorities in which the parties agree to reduce the assessed value of the property and refund to Borrower overpayments of taxes from tax years 2003/2004 through 2012/2013. Pursuant to the loan documents, Borrower is entitled to keep the refund. Although the tax settlement has been agreed to by all necessary parties, it remains subject to local court approval; Borrower knows of no reason why this settlement would not be approved.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10107 Havanese Lane Cordova, TN 38106	Collateral Asset Summary Villas at Grays Creek	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,600,000 75.2% 1.45x 8.8%

Mortgage Loan Information			Property Information
Loan Seller:	Redwood Commercial Mortgage		Single Asset / Portfolio:	Single Asset
	Corporation		Property Type:	Multifamily - Conventional
Loan Purpose:	Acquisition		Collateral:	Fee Simple
Sponsor:	David R. Masse and Louis F. Karger		Location:	Cordova, TN
Borrower:	Panther Memphis/Villas LLC		Year Built / Renovated:	2011 / NAP
Original Balance:	$18,600,000		Total Units:	238
Cut-off Date Balance:	$18,600,000		Property Management:	Panther Properties Management, LLC
% by Initial UPB:	1.4%		Underwritten NOI:	$1,636,411
Interest Rate:	4.2200%		Underwritten NCF:	$1,588,811
Payment Date:	6th of each month		Appraised Value:	$24,750,000
First Payment Date:	May 6, 2013		Appraisal Date:	February 4, 2013
Maturity Date:	April 6, 2023
Amortization:	360 months		Historical NOI
Additional Debt(1):	$2,000,000 Mezzanine Loan		Most Recent NOI:	$1,402,448 (T-12 January 30, 2013)
Call Protection:	L(24), D(92), O(4)		2nd Most Recent NOI:	$1,242,795 (December 31, 2012)
Lockbox / Cash Management:	Soft / Springing		3rd Most Recent NOI(4):	NAP

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	91.6% (January 30, 2013)
Taxes:	$123,392	$41,131	2nd Most Recent Occupancy(5):	NAP
Insurance(2):	$0	Springing	3rd Most Recent Occupancy(5):	NAP
Replacements:	$217,000	$3,967
(1)    At mortgage loan origination, Redwood Commercial Mortgage Corporation provided a $2,000,000 mezzanine loan, which is ultimately secured by a 100% pledge of the equity interest in the borrower.
(2)    At the option of lender, if the liability or casualty policy maintained by borrower does not constitute an approved blanket or umbrella policy, lender may require borrower to obtain a separate policy and borrower will be required to deposit monthly one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.
(3)    Total Debt includes the mezzanine loan.
(4)    The Villas at Grays Creek property was built in 2011; therefore, 3rd Most Recent NOI is not applicable.
(5)    The Villas at Grays Creek property was acquired on March 22, 2013 and thus historical occupancies were not available.

Financial Information
	Mortgage Loan	Total Debt(3)
Cut-off Date Balance / Unit:	$78,151	$86,555
Balloon Balance / Unit:	$66,245	$74,648
Cut-off Date LTV:	75.2%	83.2%
Balloon LTV:	63.7%	71.8%
Underwritten NOI DSCR:	1.50x	1.26x
Underwritten NCF DSCR:	1.45x	1.23x
Underwritten NOI Debt Yield:	8.8%	7.9%
Underwritten NCF Debt Yield:	8.5%	7.7%

TRANSACTION HIGHLIGHTS

■
Property Manager. Panther Properties Management, LLC, an affiliate of the sponsors, is the property manager. The sponsors, Louis F. Karger and David R. Masse, have over 50 years of experience in asset acquisition, financing, development, leasing, management and disposition in the real estate industry.

■	Equity. Based on the net purchase price, closing costs and upfront reserves, the borrower contributed $3,620,126 in cash equity representing 15.0% of total cost.

■	Recent Construction. The Villas at Grays Creek mortgage property was constructed in 2011.

■	Credit Metrics: Based on the underwriting, the NCF DSCR is 1.45x for the mortgage loan and 1.23x including the mezzanine loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Springtime Boulevard Huntsville, AL 35802	Collateral Asset Summary Springs at Huntsville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,500,000 70.5% 1.44x 8.9%

Mortgage Loan Information			Property Information
Loan Seller:	Redwood Commercial Mortgage		Single Asset / Portfolio:	Single Asset
	Corporation		Property Type:	Multifamily - Conventional
Loan Purpose:	Acquisition		Collateral:	Fee Simple
Sponsor:	David R. Masse and Louis F. Karger		Location:	Huntsville, AL
Borrower:	Panther Madison/Huntsville LLC		Year Built / Renovated:	2009 / NAP
Original Balance:	$18,500,000		Total Units:	276
Cut-off Date Balance:	$18,500,000		Property Management:	Panther Properties Management, LLC
% by Initial UPB:	1.4%		Underwritten NOI:	$1,640,301
Interest Rate:	4.2200%		Underwritten NCF:	$1,571,301
Payment Date:	6th of each month		Appraised Value:	$26,250,000
First Payment Date:	May 6, 2013		Appraisal Date:	February 7, 2013
Maturity Date:	April 6, 2023
Amortization:	360 months		Historical NOI
Additional Debt(1):	$3,300,000 Mezzanine Loan		Most Recent NOI:	$1,738,203 (T-12 January 30, 2013)
Call Protection:	L(24), D(92), O(4)		2nd Most Recent NOI:	$1,612,490 (December 31, 2011)
Lockbox / Cash Management:	Soft / Springing		3rd Most Recent NOI:	$842,613 (December 31, 2010)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	93.1% (February 08, 2013)
Taxes:	$75,634	$15,127	2nd Most Recent Occupancy(4):	NAP
Insurance(2):	$0	Springing	3rd Most Recent Occupancy(4):	NAP
Deferred Maintenance	$39,300	$0
(1)    At mortgage loan origination, Redwood Commercial Mortgage Corporation provided a $3,300,000 mezzanine loan, which is ultimately secured by a 100% pledge of the equity interest in the borrower.
(2)    At the option of lender, if the liability or casualty policy maintained by borrower covering the Springs at Huntsville mortgage property does not constitute an approved blanket or umbrella policy, lender may require borrower to obtain a separate policy and borrower will be required to deposit one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.
(3)    Total Debt includes the mezzanine loan.
(4)    The Springs at Huntsville mortgage property was acquired on March 22, 2013 and thus historical occupancies were not available.

Replacements:	$321,700	$5,750

Financial Information
	Mortgage Loan	Total Debt(3)
Cut-off Date Balance / Unit:	$67,029	$78,986
Balloon Balance / Unit:	$56,817	$68,774
Cut-off Date LTV:	70.5%	83.0%
Balloon LTV:	59.7%	72.3%
Underwritten NOI DSCR:	1.51x	1.15x
Underwritten NCF DSCR:	1.44x	1.10x
Underwritten NOI Debt Yield:	8.9%	7.5%
Underwritten NCF Debt Yield:	8.5%	7.2%

TRANSACTION HIGHLIGHTS

■
Property Manager. Panther Properties Management, LLC, an affiliate of the sponsors, is the property manager for the related mortgaged real property. The sponsors, Louis F. Karger and David R. Masse, have over 50 years of experience in asset acquisition, financing, development, leasing, management and disposition in the real estate industry.

■	Equity. Based on the net purchase price, closing costs and upfront reserves, the borrower contributed $4,229,959 in cash equity representing 16.3% of total cost.

■	Recent Construction. The Springs at Huntsville mortgage property was constructed in 2009.

■	Credit Metrics: Based on the underwriting, the NCF DSCR is 1.44x through the mortgage loan and 1.10x including the mezzanine loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One GOJO Plaza Akron, OH 44311	Collateral Asset Summary Purell Headquarters	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 48.2% 1.60x 16.3%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office - CBD
Sponsor:	The Kanfer Company, LLC		Collateral:	Fee Simple
Borrower:	The Kanfer Company, LLC		Location:	Akron, OH
Original Balance:	$16,000,000		Year Built / Renovated:	1970 / 2000
Cut-off Date Balance:	$16,000,000		Total Sq. Ft.:	212,179
% by Initial UPB:	1.2%		Property Management:	O.M. Partners, LLC
Interest Rate:	4.8600%		Underwritten NOI:	$2,604,627
Payment Date:	6th of each month		Underwritten NCF:	$2,413,535
First Payment Date:	May 6, 2013		Appraised Value:	$33,200,000
Maturity Date:	April 6, 2028		Appraisal Date:	October 25, 2012
Amortization:	180 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), YM1(151), O(4)		Most Recent NOI:	$3,124,372 (T-12 September 30, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$2,993,968 (December 31, 2011)
			3rd Most Recent NOI:	$2,625,196 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$148,673	$24,779	Most Recent Occupancy:	99.2% (January 1, 2013)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	99.2% (December 31, 2011)
Additional Reserve(2):	$1,000,000	$0	3rd Most Recent Occupancy:	99.2% (December 31, 2010)
Deferred Maintenance:	$12,031	$0
(1)   Cash Management is required to be triggered if, among other things, (i) the DSCR is less than 1.10x, (ii) GOJO vacating the property or terminating their lease, and (iii) the shareholder equity or net worth of GOJO being less than fifty million ($50,000,000) dollars.
(2)   The borrower has deposited $1,000,000 as security and collateral for the payment of the guaranteed recourse obligations of borrower. The additional reserve funds will be held throughout the loan term.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$75
Balloon Balance / Sq. Ft.:		$0
Cut-off Date LTV:		48.2%
Balloon LTV:		0.0%
Underwritten NOI DSCR:		1.72x
Underwritten NCF DSCR:		1.60x
Underwritten NOI Debt Yield:		16.3%
Underwritten NCF Debt Yield:		15.1%

TRANSACTION HIGHLIGHTS

■
Tenancy. Purell Headquarters is currently 99.2% occupied and the largest tenant, GOJO Industries, Inc. (“GOJO”), occupies 78.8% of the property. Purell Headquarters serves as the corporate headquarters for GOJO. GOJO is a leading manufacturer of skin care products and its best known product is Purell instant hand sanitizer. Their products include Purell, GOJO, and Provon. GOJO is an affiliate of the borrower.

■
Credit Metrics. Based on the appraised value of $33,200,000, the loan represents a 48.2% loan to value ratio, and based on the underwriting, the NOI Debt Yield is 16.3% and the NCF DSCR is 1.60x on a 15 year amortization schedule.

■
Loan Structure. The loan is fully amortizing on a 15 year amortization schedule resulting in a Balloon LTV of 0.0%. The loan is structured with a $1,000,000 reserve to secure the borrowers non-recourse carve out obligations as there is no non-recourse guarantor other than the borrowing entity.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10041 Blue Rapid Lane Cordova, TN 38106	Collateral Asset Summary Carrington at Houston Levee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,300,000 69.4% 1.44x 8.8%

Mortgage Loan Information			Property Information
Loan Seller:	Redwood Commercial Mortgage		Single Asset / Portfolio:	Single Asset
	Corporation		Property Type:	Multifamily - Conventional
Loan Purpose:	Acquisition		Collateral:	Fee Simple
Sponsor:	David R. Masse and Louis F. Karger		Location:	Cordova, TN
Borrower:	Panther Memphis/Carrington LLC		Year Built / Renovated:	2008 / NAP
Original Balance:	$15,300,000		Total Units:	226
Cut-off Date Balance:	$15,300,000		Property Management:	Panther Properties Management, LLC
% by Initial UPB:	1.2%		Underwritten NOI:	$1,343,893
Interest Rate:	4.2200%		Underwritten NCF:	$1,298,693
Payment Date:	6th of each month		Appraised Value:	$22,050,000
First Payment Date:	May 6, 2013		Appraisal Date:	February 4, 2013
Maturity Date:	April 6, 2023
Amortization:	360 months		Historical NOI
Additional Debt(1):	$2,700,000 Mezzanine Loan		Most Recent NOI:	$1,351,565 (T-12 January 30, 2013)
Call Protection:	L(24), D(92), O(4)		2nd Most Recent NOI:	$1,323,792 (December 31, 2011)
Lockbox / Cash Management:	Soft / Springing		3rd Most Recent NOI:	NAP

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	93.4% (January 30, 2013)
Taxes:	$102,477	$34,159	2nd Most Recent Occupancy(4):	NAP
Insurance(2):	$0	Springing	3rd Most Recent Occupancy(4):	NAP
Replacements:	$222,000	$3,767
(1)   At mortgage loan origination, Redwood Commercial Mortgage Corporation provided a $2,700,000 mezzanine loan, which is ultimately secured by a 100% pledge of the equity interest in the borrower.
(2)   At the option of lender, if the liability or casualty policy maintained by borrower covering the Carrington at Houston Levee mortgage property does not constitute an approved blanket or umbrella policy, lender may require borrower to obtain a separate policy and borrower will be required to deposit one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.
(3)   Total Debt includes the mezzanine loan.
(4)   The Carrington at Houston Levee mortgage property was acquired on March 22, 2013 and thus historical occupancies were not available.

Financial Information
	Mortgage Loan	Total Debt(3)
Cut-off Date Balance / Unit:	$67,699	$79,646
Balloon Balance / Unit:	$57,385	$69,332
Cut-off Date LTV:	69.4%	81.6%
Balloon LTV:	58.8%	71.1%
Underwritten NOI DSCR:	1.49x	1.14x
Underwritten NCF DSCR:	1.44x	1.11x
Underwritten NOI Debt Yield:	8.8%	7.5%
Underwritten NCF Debt Yield:	8.5%	7.2%

TRANSACTION HIGHLIGHTS

■
Property Manager. Panther Properties Management, LLC, an affiliate of the sponsors, is the property manager for the related mortgaged real property. The sponsors, Louis F. Karger and David R. Masse, have over 50 years of experience in asset acquisition, financing, development, leasing, management and disposition in the real estate industry.

■	Equity. Based on the net purchase price, closing costs and upfront reserves, the borrower contributed $3,416,316 in cash equity representing 16.0% of total cost.

■	Recent Construction. The Carrington at Houston Levee mortgage property was constructed in 2008.

■	Credit Metrics: Based on the underwriting, the NCF DSCR is 1.44x for the mortgage loan and 1.11x including the mezzanine loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

14250 Kimberley Lane Houston, TX 77079	Collateral Asset Summary Nottingham Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 69.8% 1.80x 11.4%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily – Conventional
Sponsor:	Cyril Chiosa		Collateral:	Fee Simple
Borrower:	The Nottingham Village, LLC		Location:	Houston, TX
Original Balance:	$15,000,000		Year Built / Renovated:	1971 / 2010-2012
Cut-off Date Balance:	$15,000,000		Total Units:	317
% by Initial UPB:	1.2%		Property Management:	Asset Plus Corporation
Interest Rate:	4.4100%		Underwritten NOI:	$1,704,900
Payment Date:	5th of each month		Underwritten NCF:	$1,625,650
First Payment Date:	January 5, 2013		Appraised Value:	$21,500,000
Maturity Date:	December 5, 2022		Appraisal Date:	October 3, 2012
Amortization:	Interest-only for 24 months, 360
	months thereafter		Historical NOI(3)
Additional Debt:	None		Most Recent NOI:	$1,031,770 (T-12 September 30, 2012)
Call Protection:	L(28), D(89), O(3)		2nd Most Recent NOI:	$210,159 (December 31, 2011)
Lockbox / Cash Management(1):	Soft / Springing		3rd Most Recent NOI:	$43,425 (December 31, 2010)

Reserves			Historical Occupancy(3)
	Initial	Monthly	Most Recent Occupancy:	95.6% (February 4, 2013)
Taxes:	$226,347	$18,863	2nd Most Recent Occupancy:	67.6% (December 31, 2011)
Insurance:	$127,197	$12,720	3rd Most Recent Occupancy:	63.3% (December 31, 2010)
Capital Expenditure:	$0	$6,605
(1)   A soft lockbox is in place and a cash sweep period will commence upon the occurrence of one of the following events: an event of default under the Nottingham Village loan and the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.15x, based on the trailing twelve month period immediately preceding the date of determination.
(2)   As of cut-off date, and during the initial interest-only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.54x and 2.42x, respectively.
(3)   As of December 2010, the Nottingham Village property was 63.3% occupied. The sponsor has since spent $8.6 million to renovate the property. As of February 4, 2013, the property was 95.6% occupied.

Deferred Maintenance:	$215,869	$0

Financial Information
Cut-off Date Balance / Unit:		$47,319
Balloon Balance / Unit:		$40,316
Cut-off Date LTV:		69.8%
Balloon LTV:		59.4%
Underwritten NOI DSCR(2):		1.89x
Underwritten NCF DSCR(2):		1.80x
Underwritten NOI Debt Yield:		11.4%
Underwritten NCF Debt Yield:		10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

14250 Kimberley Lane Houston, TX 77079	Collateral Asset Summary Nottingham Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 69.8% 1.80x 11.4%

TRANSACTION HIGHLIGHTS

■
Cash Equity. Since acquiring the Nottingham Village property in mid-2010, the borrower has contributed approximately $8.6 million ($27,059 per unit) in capital expenditures. Post-closing, the Borrower still has $2.7 million of cash equity remaining in the Nottingham Village property.

■
Proven Sponsorship. The sponsor, Cyril Chiosa, has been in the commercial real estate business since 1993.  He has managed and owned over 2,100 units in both Canada and Texas. As of December 2010, the Nottingham Village property was 63.3% occupied. The sponsor has since spent $8.6 million to renovate the property and as of February 4, 2013, the property was 95.6% occupied. After renovation, tenant electrical expenses have been reduced from an average of $200 per month to approximately $50 per month. This expense reduction realized by the tenants allows the sponsor to increase rents higher than some of his competitors as the net effective rent paid by the tenants is lower due to the expense savings offered by the energy efficiency of the units.

■
Amenities. The Nottingham Village property features units with an average sq. ft. per unit of 1,443, which are among the largest units in the competitive set and appealing to families with children attending nearby schools. Unit amenities include energy efficient windows and electrical, Whirlpool appliances, granite countertops, new toilets, tubs, and sinks, washer / dryer connectivity in every unit, spacious pantries and closet space. The gated community also features a salt water pool, BBQ picnic area, club house, covered parking, playground, night patrol, and 24-hour maintenance.

■	Credit Metrics. Based on the appraised value of $21.5 million as of October 3, 2012, the loan’s cut-off date LTV is 69.8%, the NOI debt yield is 11.4% and the NCF debt yield is 10.8%.

■
Location. The Nottingham Village property is located in the Spring Branch Independent School District, in immediate proximity to Stratford High School, Spring Forest Middle School and Meadow Wood Elementary School. The property is located directly across the street from the Nottingham Park, which is a large neighborhood park within close proximity to Interstate Highway 10 and the Sam Houston Tollway. Per the appraisal, the Nottingham Village property is located in the Energy Corridor in Houston, Texas, which boasts a workforce of over 78,000 employees and is home to some of the largest oil and gas companies in the world including ExxonMobil, Shell, and National Oilwell Varco.  The current 1.3 million sq. ft. of retail space is expected to grow to 2.9 million sq. ft. by 2030, while office space is projected to increase by an additional 10.7 million sq. ft..

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

240 Park Avenue South New York, NY 10003	Collateral Asset Summary 240 Park Avenue South	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,982,122 65.0% 1.43x 8.5%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail - Unanchored
Sponsor:	Yitzchak Tessler		Collateral:	Fee Simple
Borrower:	240 Park Avenue South Owner LP		Location:	New York, NY
Original Balance:	$14,000,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$13,982,122		Total Sq. Ft.:	5,550
% by Initial UPB:	1.1%		Property Management:	Tessler Developments LLC
Interest Rate:	4.1875%		Underwritten NOI:	$1,191,738
Payment Date:	6th of each month		Underwritten NCF:	$1,173,644
First Payment Date:	April 6, 2013		Appraised Value:	$21,500,000
Maturity Date:	March 6, 2023		Appraisal Date:	January 1, 2013
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$1,089,936 (December 31, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$1,074,768 (December 31, 2011)
			3rd Most Recent NOI:	$979,463 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$9,880	$2,745	Most Recent Occupancy:	100.0% (January 10, 2013)
Insurance:	$1,237	$107	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Replacement:	$0	$93	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Starbucks TI/LC(2):	$270,000	$1,250
(1)   The 240 Park Avenue South loan is structured with a hard lockbox and springing cash management. Cash management is triggered upon (i) an event of default or any bankruptcy action of the borrower, guarantor or property manager, (ii) the occurrence of a Bank of America Trigger Event (as defined in the loan documents), or (iii) if the DSCR falls below 1.15x on a trailing 12 months basis. An excess cash flow sweep is triggered upon (i) above or if the DSCR falls below 1.10x on a trailing 12 months basis.
(2)   The borrower deposited $270,000 into the Starbucks TI/LC Reserve. If Starbucks elects to terminate its lease, the $180,000 termination fee will be added to the Starbucks TI/LC Reserve and held to fund future leasing costs for the Starbucks occupied space. If Starbucks renews its lease, the Starbucks TI/LC Reserve will be disbursed. In the case Starbucks renews its lease for a term of at least five years on terms and conditions acceptable to lender, ongoing monthly deposits into the TI/LC Reserve will not be required.
(3)   Upon the occurrence of a Bank of America Trigger Event (as defined in the Loan documents), all Excess Cash Flow (as defined in the Loan documents) shall be deposited into the Bank of America rollover account for tenant improvements and leasing commissions that may be incurred by the borrower in re-leasing the Bank of America tenant space.

Common Charges:	$0	$2,232
Bank of America Rollover Reserve(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$2,519
Balloon Balance / Sq. Ft.:		$2,017
Cut-off Date LTV:		65.0%
Balloon LTV:		52.1%
Underwritten NOI DSCR:		1.45x
Underwritten NCF DSCR:		1.43x
Underwritten NOI Debt Yield:		8.5%
Underwritten NCF Debt Yield:		8.4%

TRANSACTION HIGHLIGHTS

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Occupancy and Tenancy. The 240 Park Avenue South property is a commercial condominium totaling 5,550 sq. ft. and is 100.0% occupied by Starbucks and Bank of America, who occupy their respective spaces under long term leases and have been in occupancy since the building opened. Bank of America’s credit ratings from Fitch, Moody’s, and S&P are A, A3, and A-, respectively. Starbucks’ credit ratings from S&P and Moody’s are A- and Baa3, respectively.

■
Location. The 240 Park Avenue South property consists of a ground-level commercial condominium within a mixed use residential and retail building. The collateral for the mortgage loan consists of a retail condominium and a commercial storage unit.  The Borrower does not have control of the condominium board.  The 240 Park Avenue South property is situated at the intersection of Park Avenue South and East 19th St in Midtown Manhattan close to Gramercy Park and Union Square. The Park Avenue South area has become one of Manhattan’s most sought after residential areas, with the residential portion of 240 Park Avenue South selling out for approximately $2.56 million per unit.  The area exhibits strong demographics with a one-mile radius population of approximately 274,000 and one-mile radius average household income of $135,982.

■
Sponsorship. The sponsor, Yitzchak Tessler, developed the 240 Park Avenue South property in 2007. Mr. Tessler also developed Manhattan buildings including, The Textile Building, The Bryant Park Hotel, 150 Nassau Street and Windsor Park, among others. According to his March 26, 2012 financial statement, Mr. Tessler had a net worth of $114.5 million and liquidity of $4.9 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

175 Railroad Street Santa Rosa, CA 95401	Collateral Asset Summary Courtyard Marriott Santa Rosa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,706,797 69.2% 1.81x 13.6%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Hospitality - Limited Service
Sponsor:	Pacifica Hosts, Inc.		Collateral:	Fee Simple
Borrower:	Pacifica SR RR LLC		Location:	Santa Rosa, CA
Original Balance:	$13,730,000		Year Built / Renovated:	1989 / 2011
Cut-off Date Balance:	$13,706,797		Total Rooms:	138
% by Initial UPB:	1.1%		Property Management:	Pacifica Hosts, Inc.
Interest Rate:	4.4775%		Underwritten NOI:	$1,863,520
Payment Date:	6th of each month		Underwritten NCF:	$1,649,351
First Payment Date:	April 6, 2013		Appraised Value:	$19,800,000
Maturity Date:	March 6, 2023		Appraisal Date:	January 16, 2013
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$2,117,195 (December 31, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$1,556,576 (December 31, 2011)
			3rd Most Recent NOI:	NAP
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$84,119	$14,020	Most Recent Occupancy:	78.0% (December 31, 2012)
Insurance:	$34,477	$3,591	2nd Most Recent Occupancy:	72.9% (December 31, 2011)
Replacement:	$0	1/12th of 4% of Gross Income	3rd Most Recent Occupancy:	64.3% (December 31, 2010)
PIP Reserve:	$1,371,200	$0
(1)  The Courtyard Marriott Santa Rosa loan is structured with a hard lockbox and springing cash management. Active cash management with excess cash flow returned to the borrower will be triggered upon (i) a bankruptcy action of borrower, guarantor, or manager, or (ii) DSCR <1.25x.

Financial Information
Cut-off Date Balance / Room.:		$99,325
Balloon Balance / Room:		$72,962
Cut-off Date LTV:		69.2%
Balloon LTV:		50.9%
Underwritten NOI DSCR:		2.04x
Underwritten NCF DSCR:		1.81x
Underwritten NOI Debt Yield:		13.6%
Underwritten NCF Debt Yield:		12.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

175 Railroad Street Santa Rosa, CA 95401	Collateral Asset Summary Courtyard Marriott Santa Rosa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,706,797 69.2% 1.81x 13.6%

TRANSACTION HIGHLIGHTS

■
Credit Metrics. Based on the “as is” appraised value of $19.8 million, the loan represents an LTV of 69.2%, and based on the underwriting and a 25-year amortization schedule, the NCF DSCR is 1.81x and the NCF Debt Yield is 12.0%.

■
Property Performance. The Courtyard Marriott Santa Rosa property shows an occupancy penetration level of 112.8%, ADR penetration level of 99.9%, and RevPAR penetration level of 112.7% for 2012. Further, the Courtyard Marriott Santa Rosa property performance has improved significantly over the past three years, with RevPAR increasing 46.1% from $66.74 in 2009 to $97.53 in 2012. The property also achieved higher occupancy, ADR, and RevPAR than the Courtyard by Marriott chain operated average.

■
Location. The Courtyard Marriott Santa Rosa property benefits from its location in downtown Santa Rosa less than a block away from historic Railroad Square in Sonoma County. The property is located in close proximity to the Sonoma Plaza and Sonoma Raceway. Sonoma County features over 250 wineries, easy access to 76 miles of scenic coastline, beaches, the Russian River, redwood forests, golf courses, and more than 40 spas. Sonoma County attracts approximately seven million visitors yearly who spend approximately $1.0 billion in sales at area attractions.

■
Brand Affiliation. The Courtyard Marriott Santa Rosa property is affiliated with the Marriott International family of lodging brands, which is one of the largest hotel companies in the world. Marriott International operates over 3,400 lodging properties in 68 countries and territories globally. The Courtyard by Marriott brand specifically targets business travelers and is considered a mid-rate, select-service product. As of year-end 2011, there were 805 Courtyard by Marriott locations with 113,413 rooms in the United States.

■
Sponsorship. The sponsor is Pacifica Hosts, Inc., an affiliate of the Pacifica Companies. The Pacifica Companies has been in business over 30 years and is a diversified real estate investment, management, and development company with investments in the United States, Mexico and India. The company employs nearly 2,500 employees in the United States and Asia and reportedly controls over $2.5 billion in real estate and debt instruments. The company’s hospitality portfolio comprises 30 hotels with approximately 5,000 rooms.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-179413) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered Barclays-UBS Commercial Mortgage Trust 2013-C6, Commercial Mortgage Pass-Through Certificates, Series 2013-C6, Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder“) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary“), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)       stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)      certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)     certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)      providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(ii)      if the intermediary is not a qualified intermediary (a “nonqualified intermediary“), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)       stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)      certifying that the nonqualified intermediary is not acting for its own account,

(iii)     certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)     providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth and attached hereto in Annex E.  Capitalized terms used but not otherwise defined in this Annex D will have the meanings set forth in this free writing prospectus.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)        Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Note) past due.

(2)        Fixed Rate Loan.  Each Mortgage Loan (exclusive of any default interest, late charges or prepayment premiums) is a fixed rate mortgage loan with a term to maturity, at origination or as of the most recent modification, as set forth in the Mortgage Loan Schedule.

(3)        Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date.

(4)        Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, any subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(5)        Borrower; Bankruptcy.  In respect of each Mortgage Loan (or Loan Combinations, if applicable), as of the origination date and, to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, (A) in reliance on public documents or certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), the related Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the related Borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(6)        Mortgage Lien; Assignment of Leases.  Each Mortgage Loan (or Loan Combinations, if applicable) is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances (as defined below).  Such Mortgage, together with any separate security agreement, UCC financing statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Mortgage Loan Seller in all personal property owned by the Borrower that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan (or Loan Combinations, if applicable), subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  Except for the holder of the Companion Loan with respect to the Loan Combinations, to the Mortgage Loan Seller’s knowledge, no person other than the related Borrower and the mortgagee own any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Mortgage Loan Documents.  As of the origination date, there were, and, to the Mortgage Loan Seller’s knowledge as of the Closing Date, there are, no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a Companion Loan.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a Companion Loan.  No Mortgage Loan is secured by property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the Assignment of Leases, Rents and Profits or the filing of UCC financing statements are required in order to effect such perfection.

“Permitted Encumbrances” shall mean (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally and exceptions and exclusions referred to in the related mortgagee’s title insurance policy; (iii) other matters to which like properties or properties in the same jurisdiction are commonly subject; (iv) the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property; and (v) with respect to any Mortgage Loan that is part of a Loan Combination, the related Companion Loan; which together do not materially and adversely affect the related Borrower’s ability to timely make payments on the related Mortgage Loan, which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, for the use currently being made, the operation as currently being operated, enjoyment, value or marketability of such Mortgaged Property, provided, however, that, for the avoidance of doubt, Permitted Encumbrances shall exclude all pari passu, second, junior and subordinated mortgages.

(7)        Title.  The related Borrower under each Mortgage Loan has good and indefeasible fee simple or, if representation (25) hereof is applicable to such Mortgage Loan, leasehold title to the related Mortgaged Property comprising real estate, subject to Permitted Encumbrances, if any.

(8)        Title Insurance.  The Mortgage Loan Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan (or Loan Combinations, if applicable), and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located (unless such jurisdiction is the State of Iowa), covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan (or Loan Combinations, if applicable), on the Borrower’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan (or Loan Combinations, if applicable).  No claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Mortgage Loan and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and the Mortgage Loan Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or such Title Insurance Policy affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against losses caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

(9)        Valid Assignment.  The related Assignment of Mortgage and the related assignment of the Assignment of Leases, Rents and Profits executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related Assignment of Leases, Rents and Profits from the Mortgage Loan Seller to the Depositor.  The endorsement of the related Note by the Mortgage Loan Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Note, and together with such Assignment of Mortgage and the related assignment of Assignment of Leases, Rents and Profits, legally and validly conveys all right, title and interest in such Mortgage Loan and Mortgage Loan Documents to the Depositor.

(10)      Nonrecourse.  The Mortgage Loan Documents for each Mortgage Loan (or Loan Combinations, if applicable) provide that such Mortgage Loan (or Loan Combinations, if applicable) is nonrecourse to the related parties thereto except that the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Mortgage Loan Documents, which acts generally include the following:  (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan Documents.

(11)      Mortgage Provisions.  The Mortgage Loan Documents for each Mortgage Loan (or Loan Combinations, if applicable) contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Borrower which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(12)      Enforceability.  Each of the related Notes and Mortgages are the legal, valid and binding obligations of the related Borrower named on the Mortgage Loan Schedule and each of the other related Mortgage Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any nonrecourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mortgage Loan Documents invalid as a whole, and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(13)      Modifications.  Neither the terms of the Mortgage Loans nor the related Mortgage Loan Documents have been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File and posted on the website or otherwise made available to the Controlling Class Representative, and no such alterations, impairments, modifications, or waivers have been completed or consented to after the Cut-off Date.

(14)      Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Borrower and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan (or Loan Combinations, if applicable) following payment of such Mortgage Loan (or Loan Combinations, if applicable) in full.

(15)      Releases.  Except by a written instrument that has been delivered to the Depositor as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan (or Loan Combinations, if applicable), has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Borrower has not been released, in whole or in part, from its obligations under any related Mortgage Loan Document.

(16)      No Offset.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Mortgage Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Mortgage Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Mortgage Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(17)      No Material Default.  As of the Closing Date, there is no payment default, after giving effect to any applicable notice and/or grace period, and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, there is no other material default under any of the related Mortgage Loan Documents, after giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by the Mortgage Loan Seller or on its behalf or, to the Mortgage Loan Seller’s knowledge, by the Mortgage Loan Seller’s predecessors in interest with respect to the Mortgage Loans; and, to the Mortgage Loan Seller’s actual knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Mortgage Loan Seller.  No Mortgage Loan (or Loan Combinations, if applicable), has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Mortgage Loan Documents.  The Mortgage Loan Seller has not waived any material claims against the related Borrower under any nonrecourse exceptions contained in the Mortgage Note.

(18)      No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed pursuant to the terms of the related Mortgage Loan Documents) and there are no future advances required to be made by the mortgagee under any of the related Mortgage Loan Documents.  Any requirements under the related Mortgage Loan Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Mortgage Loan Seller has not, nor, to the Mortgage Loan Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Borrower other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Mortgage Loan.

(19)      No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, and no Mortgage Loan provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization is due thereon.

(20)      Compliance.  The terms of the Mortgage Loan Documents evidencing such Mortgage Loan comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans (or Loan Combinations, if applicable), including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(21)      Licenses and Permits.  To the Mortgage Loan Seller’s knowledge and except for any legal non-conformity contemplated by representation (41) hereof, as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable), the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge and except for any legal non-conformity contemplated by representation (41) hereof, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of Occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with all restrictive covenants of record applicable to such Mortgaged Property or applicable zoning laws is insured by the Title Insurance Policy, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable) or the rights of a holder of the related Mortgage Loan.

(22)      Taxes and Assessments.  All (a) taxes, water charges, sewer charges, or other similar outstanding governmental charges and assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have, in each case, been paid, or if disputed, or if such amounts are not delinquent prior to the Closing Date, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes, charges, and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(23)      Encroachments.  To the Mortgage Loan Seller’s knowledge based on surveys or the Title Insurance Policy, (i) none of the material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or Loan Combinations, if applicable) lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they are legally non-conforming as contemplated by representation (41) below, and (ii) no improvements on adjoining properties encroach upon such Mortgaged Property, except in the case of either (i) or (ii) for (a) immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(24)      Property Condition.

(a)           Except with respect to repairs estimated to cost less than $10,000 in the aggregate, as of the date of the applicable engineering report (which was performed within 12 months prior to the Cut-off Date) related to the Mortgaged Property and, to the Mortgage Loan Seller’s knowledge as of the Closing Date, (i) the related Mortgaged Property is in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date, or (ii) an escrow (or escrows) in an amount consistent with the standard utilized by the Mortgage Loan Seller with respect to similar loans it holds for its own account have been established, which escrows will in any and all events be not less than 100% of the estimated cost of the required repairs.  Since the origination date, to the Mortgage Loan Seller’s knowledge, such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition that would materially and adversely affect its value as security for the related Mortgage Loan (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by the Mortgage Loan Seller with respect to loans it holds for its own account have not been established.

(b)           As of the origination date of such Mortgage Loan (or Loan Combinations, if applicable), and, to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending or, to the Mortgage Loan Seller’s actual knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property; provided that solely for purposes of this representation (24(b)), the Mortgage Loan Seller’s actual knowledge shall include the actual knowledge of any servicer that has serviced the Mortgage Loan (or Loan Combinations, if applicable), on behalf of the Mortgage Loan Seller as derived from the servicer by the Mortgage Loan Seller based on a level of inquiry that is customary for sellers of conduit loans in the commercial real estate industry.

(25)      Ground Leases.  For each Mortgage Loan identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property), the related Ground Lease satisfies the following conditions:

(a)           such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease or other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Mortgage Loan (or Loan Combinations, if applicable), there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and Seller has no knowledge of any material change in the terms of such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)           such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease or such other agreement received by the originator of the Mortgage Loan (or Loan Combinations, if applicable) from the ground lessor is, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan (or Loan Combinations, if applicable);

(c)           such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the Borrower’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to such lessor, but without a need to obtain the consent of such lessor;

(d)           such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or to the Mortgage Loan Seller’s knowledge, is in existence as of the Closing Date, under such Ground Lease, nor at origination was, or to the Mortgage Loan Seller’s knowledge, is there any condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

(e)           such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease or other agreement contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Borrower;

(f)            either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan (or Loan Combinations, if applicable) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Borrower under such Ground Lease (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)           such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)           under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable), together with any accrued and unpaid interest thereon; and

(i)            such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Mortgage Loan Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(26)      Environmental Matters.  Except for those Mortgage Loans for which a lender’s environmental insurance policy was obtained in lieu of an environmental site assessment, an environmental site assessment relating to each Mortgaged Property prepared no earlier than 12 months prior to the Closing Date was obtained and reviewed by the Mortgage Loan Seller in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), and a copy is included in the servicing file.

(a)           Such environmental site assessment does not identify, and the Mortgage Loan Seller has no actual knowledge of, any adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any environmental laws, except for such circumstances or conditions (i) which are covered by environmental insurance policies maintained with respect to the Mortgaged Property, or (ii) as to which any expenditure greater than 5% of the outstanding principal balance of such Mortgage

Loan (or Loan Combinations, if applicable) is required in order to achieve or maintain compliance in all material respects with any environmental laws, adequate sums, equal to at least 125% of the estimate of the total amount of such expenditures as set forth in the environmental site assessment, were reserved in connection with the origination of the Mortgage Loan (or Loan Combinations, if applicable), and as to which the related Borrower has covenanted to perform the actions necessary to achieve or maintain compliance in all material respects with any environmental laws, or (iii) as to which the related Borrower or one of its affiliates is currently taking or required to take such actions (which may be the implementation of an operations and maintenance plan), if any, as recommended by the environmental site assessment or required by the applicable governmental authority, or (iv) as to which a responsible party not related to the Borrower with assets reasonably estimated by the Mortgage Loan Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) which, if recommended in the environmental site assessment, were investigated further and, based upon such additional investigation, as to which an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or an indemnity to the related Borrower or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Borrower or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) which would not require substantial cleanup, remedial action or other extraordinary response under any environmental laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Mortgage Loan (or Loan Combinations, if applicable).

(b)           To the Mortgage Loan Seller’s actual knowledge and in reliance upon the environmental site assessment, except for any hazardous materials being handled in accordance with applicable environmental laws and except for any hazardous materials present at such Mortgaged Property for which, to the extent that an environmental site assessment recommends remediation or other action, (A) there is either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Mortgage Loan (or Loan Combinations, if applicable) under the relevant Mortgage Loan Documents equal to no less than 125% of the amount estimated in such environmental site assessment as sufficient to pay the cost of such remediation or other action in accordance with such environmental site assessment or (B) one of the statements set forth in representation (26)(a) above is true, (1) such Mortgaged Property is not being used for the treatment or disposal of hazardous materials; (2) no hazardous materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (3) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving hazardous materials) which under the environmental laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(c)           The related Mortgage or other Mortgage Loan Documents contain covenants on the part of the related Borrower requiring its compliance with any present or future federal, state and local environmental laws and regulations in connection with the Mortgaged Property.  The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller, and its successors and assigns, harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Borrower in connection with such Mortgage Loan.

(d)           With respect to each of the Mortgage Loans which is covered by a lender’s environmental insurance policy obtained in lieu of an environmental site assessment (“In Lieu of Policy”), each In Lieu of Policy is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable), and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan (or Loan Combinations, if applicable), is non-cancelable by the insurer during such term and the premium for such policy has been paid in full.  All environmental assessments or updates that were in the possession of the Mortgage Loan Seller and that relate to a Mortgaged Property insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(27)      Insurance.  As of the date of origination of the related Mortgage Loan (or Loan Combinations, if applicable), and, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Mortgage Loan Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Mortgage Loan Documents, and the Mortgage Loan Seller has not received (1) any notice of non-payment of premiums that has not been cured in a timely manner by the related Borrower or (2) any notice of cancellation or termination of such insurance policies.  The relevant servicing file contains the insurance policy required for such Mortgage Loan or a certificate of insurance for such insurance policy.  Each Mortgage or loan agreement requires that the related Mortgaged Property and all improvements thereon are covered by insurance policies providing (a) coverage in an amount at least equal to the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable) (subject to customary deductibles) for losses sustained by fire and for losses or damages from other risks and hazards covered by a standard extended coverage insurance policy providing “special form” coverage in an amount sufficient to prevent the Borrower from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases, full replacement excludes excavations, underground utilities, foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policy contains a standard mortgagee clause naming the mortgagee and its successor in interest as additional insureds or loss payee, as applicable; and such policy contains no provisions for a deduction for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance, if any portion of the improvements, exclusive of a parking lot, on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development, with respect to other Mortgage Loans, as having special flood hazards, to the extent flood insurance is available; (d) workers’ compensation, if required by law; and (e) comprehensive general liability insurance in an amount not less than $1 million.  All such insurance policies referred to in clauses (a) through (d) of the prior sentence that are currently in place contain clauses providing they are not terminable and may not be terminated without thirty (30) days’ prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days’ prior written notice to the mortgagee is required).  In addition, each Mortgage and/or loan agreement permits the related mortgagee to make premium payments to prevent the cancellation of such insurance policies with respect to the Mortgaged Property and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Mortgage Loan (or Loan Combinations, if applicable), together with any accrued interest thereon.  If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan (or Loan

Combinations, if applicable), and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan (or Loan Combinations, if applicable) and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance for such Mortgaged Property was obtained from an insurer rated at least “A-:V” by A.M. Best Company or “A-“ (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc.  To the Mortgage Loan Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(28)      Escrows.  All amounts required to be deposited by each Borrower at origination under the related Mortgage Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Mortgage Loan Seller (except to the extent they have been disbursed for their intended purposes), and all amounts required to be deposited by the applicable Borrower under the related Mortgage Loan Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of the Mortgage Loan Seller’s interest in such escrows and deposits will be conveyed by the Mortgage Loan Seller to the Depositor hereunder.

(29)      Litigation.  To the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan, as of the date of origination of such Mortgage Loan (or Loan Combinations, if applicable), and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Borrower under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Borrower or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Borrower and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Borrower.

(30)      Servicing.  The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan (or Loan Combinations, if applicable) have been in all material respect legal, proper and prudent, in accordance with customary commercial mortgage servicing practices.

(31)      Inspection.  The originator of the Mortgage Loan (or Loan Combinations, if applicable) or the Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Closing Date.

(32)      Financial Reporting.  The Mortgage Loan Documents require the Borrower to provide the holder of the Mortgage Loan with at least the following:  annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

(33)      Related Borrowers.  No two or more Mortgage Loans representing, in the aggregate, more than 5% of the aggregate outstanding principal amount of all the Mortgage Loans included in the Issuing Entity have the same Borrower or, to the Mortgage Loan Seller’s knowledge, are to Borrowers which are entities controlled by one another or under common control.

(34)      Single Purpose Entity.  Each Borrower with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 included in the Issuing Entity is an entity whose organizational documents or related Mortgage Loan Documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a person, other than an individual, whose organizational documents or related Mortgage Loan Documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other person.

(35)      REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages) and, accordingly, (A) the gross proceeds of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the principal balance of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the unpaid principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(36)      Due-on-Sale or Encumbrance.  Each of the Mortgage Loans contains a “due-on-sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Borrower and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Mortgage Loan Documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Borrowers or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage Loan Documents contain a “due-on-encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the Borrower is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage or Note requires the Borrower to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or a defeasance provision.

(37)      Whole Loan.  Except with respect to the Mortgage Loans related to Loan Combinations, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(38)      Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that defeasance may not occur any earlier than two years after the Closing Date, and further requires or provides that:  (i) the replacement collateral consist of U.S. “government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Mortgage Note when due (up to the maturity date for the related Mortgage Loan or the date on which the Borrower may prepay the related Mortgage Loan without payment of any prepayment penalty); (ii) the Mortgage Loan may be assumed by a Single Purpose Entity approved by the holder of the Mortgage Loan; (iii) counsel provide an opinion that the trustee has a perfected security interest in the collateral prior to any other claim or interest; and (iv) the related Borrower must deliver, or cause delivery of, such other documents and certifications as the mortgagee may reasonably require which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note when due.  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Borrower shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (39) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Mortgage Loan Documents provide that the related Borrower shall (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Mortgage Loan Documents, and in the case of any Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $40,000,000 or greater, (a) a REMIC opinion and (b) a No Downgrade Confirmation.

(39)      Release of Property.  The terms of the related Mortgage Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions and only (i) in consideration of payment in full (or in certain cases in which partial prepayment is permitted, in an amount equal to no less than 125% of the Allocated Loan Amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in a defeasance meeting the requirements of representation (38) hereof, provided that in the case of a partial defeasance, the portion of the principal balance of the Mortgage Loan (or Loan Combinations, if applicable) secured by the defeasance collateral is not less than 125% of the Allocated Loan Amount, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan (or Loan Combinations, if applicable) or the appraisal obtained at origination of the Mortgage Loan (or Loan Combinations, if applicable) and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of a release price in an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property or the portion thereof to be released or (v) in connection with the substitution of a replacement property in compliance with REMIC Provisions; provided that, in the case of clauses (i), (iii) and (iv), for any

Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the Mortgage Loan (or Loan Combinations, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

(40)      Commercial Property.  Each Mortgaged Property is owned by the related Borrower, except for Mortgaged Properties which are secured in whole or in a part by a Ground Lease and for out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(41)      Casualty.  In the event of casualty or destruction of the Mortgaged Property, any non-conformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except for restrictions on its use or rebuildability for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Mortgage Loan Seller or (ii) the Title Insurance Policy insures against such non-conformity.  For purposes of the foregoing sentence, it is understood that any change to the use or structure of the Mortgaged Property which materially and adversely affects the related Borrower’s ability to timely make payments on the related Mortgage Loan shall be deemed to be a material change to such use or structure.

(42)      Capital Contribution; Construction.  Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Borrower under the Mortgage Loan (or Loan Combinations, if applicable).  The Mortgage Loan (or Loan Combinations, if applicable) was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(43)      No Fraud.  No court of competent jurisdiction will determine in a final decree that fraud with respect to the Mortgage Loans (or Loan Combinations, if applicable) has taken place on the part of the Mortgage Loan Seller or, to the Mortgage Loan Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable).

(44)      Grace Periods.  If the related Mortgage or other Mortgage Loan Documents provide for a grace period for delinquent Monthly Payments, such grace period is no longer than ten (10) days from the applicable payment date.

(45)      Access.  The following statements are true with respect to the related Mortgaged Property:  (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

(46)      Terrorism Insurance.  None of the Mortgage Loan Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(47)      Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan (or Loan Combinations, if applicable), and such appraisal contained a statement, or was accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform,

Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan (or Loan Combinations, if applicable) was originated.

(48)      Condemnation.  In the case of any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by the United States, a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower is required to pay down the principal balance of the Mortgage Loan (or Loan Combinations, if applicable) in an amount required by the REMIC Provisions, and such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combinations, if applicable).

(49)      Release of Cross-Collateralization.  In the case of any Mortgage Loan (or Loan Combinations, if applicable) originated after December 6, 2010, no such Mortgage Loan (or Loan Combinations, if applicable) that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan (or Loan Combinations, if applicable) permits the release of cross-collateralization of the related Mortgaged Properties or portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

(50)      Other.  For purposes of these representations and warranties, the term “to the Mortgage Loan Seller’s knowledge” shall mean that no officer, employee or agent of the Mortgage Loan Seller responsible for the underwriting, origination or sale of the Mortgage Loans (or Loan Combinations, if applicable) or of any servicer responsible for servicing the Mortgage Loan (or Loan Combinations, if applicable) on behalf of the Mortgage Loan Seller, believes that a given representation or warranty is not true or is inaccurate based upon the Mortgage Loan Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Mortgage Loan Seller has obtained any actual knowledge of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Mortgage Loan Seller’s knowledge.  For purposes of these representations and warranties, the term “to the Mortgage Loan Seller’s actual knowledge” shall mean that an officer, employee or agent of the Mortgage Loan Seller responsible for the underwriting, origination and sale of the Mortgage Loans (or Loan Combinations, if applicable) does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

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ANNEX E

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Barclays Bank PLC

Annex A ID#	Mortgage Loans	Representations	Exceptions
53	Bank of America LA Branch Portfolio	(8) Title Insurance
Each lease agreement for Bank of America, National Association (“Bank of America”), which leases 100% of the net rentable area of each Mortgaged Property, provides Bank of America with a 30-day right of first refusal to purchase the Mortgaged Property in the event that the Mortgaged Property is offered for sale. The right of first refusal will not apply to or prohibit any sale or transfer of the Mortgaged Property by landlord to landlord’s spouse or any of landlord’s children, by landlord to any entity in which landlord holds a 51% or greater ownership interest, by will or intestacy or pursuant to a judicial foreclosure or deed in lieu of foreclosure of the Mortgage Loan.

4	The Shoppes at River Crossing	(10) Nonrecourse
There is no recourse for the material physical waste of the Mortgaged Property.  However, the Loan Documents provide for recourse for any damage or destruction to the Mortgaged Property caused by the intentional acts or omissions of Borrower, Guarantor or any of their principals, officers, agents, employees or contractors.

10	The Heights	(10) Nonrecourse	Guarantor’s liability under the Loan is limited to a maximum amount of $6,400,000. Guarantor’s recourse liability is limited to certain bankruptcy events of Borrower.
16	Purell Headquarters	(10) Nonrecourse
No individual or entity other than the Borrower is liable for losses arising from the non-recourse carveouts.  Although no entity other than the Borrower is liable for losses arising from non-recourse carveouts, the related Borrower

Annex A ID#	Mortgage Loans	Representations	Exceptions
deposited $1,000,000 with lender to be held in escrow for the term of the Mortgage Loan in lieu of a non-recourse carveout guarantor.
53	Bank of America LA Branch Portfolio	(21) Licenses and Permits
With respect to the Mortgaged Property referred to as Bank of America - La Brea Rosewood Branch, the property is legal non-conforming due to an insufficient number of parking spaces.  With respect to the Mortgaged Property referred to as Bank of America - Valley Almansor Branch, the property is legal non-conforming due to a setback encroachment.  The related Loan Documents require the tenant at the related Mortgaged Property to self insure the related Mortgaged Property and in the event of a casualty, rebuild the related Mortgaged Property and comply with all laws and other legal requirements.

4	The Shoppes at River Crossing	(27) Insurance
Only the property insurance policies require that such policies not be terminated without ten (10) days’ prior written notice to the mortgagee due to nonpayment or without thirty (30) days’ prior written notice to the mortgagee due to all other causes.  The related loan agreement requires the Borrower to notify lender of any cancellation any of the insurance policies or of any of the coverages afforded under any of the insurance policies for non-payment of such policies.

53	Bank of America LA Branch Portfolio	(27) Insurance
The related Loan Documents allow the applicable tenant, Bank of America, to provide insurance coverage through a program of self-insurance so long as Bank of America maintains a claims-paying ability rating from S&P of “BBB” or better.

4	The Shoppes at River Crossing	(36) Due-on-Sale or Encumbrance	The related Loan Documents permit future mezzanine debt subject to, among other things, (i) a maximum combined LTV

Annex A ID#	Mortgage Loans	Representations	Exceptions
(mortgage and mezzanine loan) of 67.6% and (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.83 to 1.00.

21	Venice Renaissance	(36) Due-on-Sale or Encumbrance
The related Loan Documents permit future mezzanine debt subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 47% and (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 1.5 to 1.00.

27	El Paseo Collection North	(36) Due-on-Sale or Encumbrance
The related Loan Documents permit future mezzanine debt after a two-year lock out period, subject to, among other things, (i) a maximum combined LTV (mortgage and mezzanine loan) of 43.5% and (ii) a minimum combined DSCR (mortgage and mezzanine loan) of 2.3 to 1.00.

4	The Shoppes at River Crossing	(36) Due-on-Sale or Encumbrance
The related Loan Documents permit transfers of equity interests in the Borrower that result in a change of control in the Borrower as long as qualified entities meeting the requirements set forth in the related Loan Documents control the Borrower following such transfer.

10	The Heights	(36) Due-on-Sale or Encumbrance
The related Loan Documents permit transfers of indirect beneficial interests in the Borrower to, or in connection with, the formation of a publicly traded real estate investment trust (including transfers to an operating partnership of any such real estate investment trust) as long as such transferee satisfies the requirements set forth in the related Loan Documents, including continuing to control the Borrower following such transfer.

31	TitanStar Retail Portfolio	(39) Release of Property	In connection with a partial defeasance, the related Loan Documents permit the release of a portion of the Mortgaged Property from the lien of the security instrument subject to the

Annex A ID#	Mortgage Loans	Representations	Exceptions

satisfaction of conditions set forth in the related Loan Documents including (i) payment of a release price of 115% of the Allocated Loan Amount, (ii) debt yield on the remaining Mortgaged Property subject to the lien of the Mortgage is greater than the debt yield for the twelve (12) calendar months immediately prior to the release, (iii) the LTV is not greater than the LTV immediately prior to the release and (iv) satisfaction of the REMIC requirements.

35	Cincinnati Flex Portfolio	(39) Release of Property
The related Loan Documents permit the release of a portion of the Mortgaged Property from the lien of the security instrument after May 6, 2014, subject to the satisfaction of conditions set forth in the related Loan Documents including (i) payment of a release price of 120% of the Allocated Loan Amount, (ii) the DSCR on the remaining Mortgaged Property subject to the lien of the Mortgage is at least equal to the greater of (a) the DSCR on the closing date of the Mortgage Loan and (b) the DSCR immediately prior to the date of the release, (iii) the LTV ratio is not greater than the lesser of (a) the LTV ratio on the closing date of the Mortgage Loan and (2) the LTV ratio immediately prior to the date of the release and (iv) satisfaction of the REMIC requirements.

4	The Shoppes at River Crossing	(46) Terrorism Insurance
In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension (“TRIPRA”) is no longer in effect the Borrower shall not be required to spend more than two times the then-current terrorism insurance premium.

10	The Heights

UBS Real Estate Securities Inc.

Annex A ID#	Mortgage Loans	Representations	Exceptions

1	Gateway	(6) Mortgage Lien; Assignment of Leases
Each of the three Borrowers under the related Mortgage Loan in the portfolio (the “Mortgage Borrowers”) own a separate tract within the shopping that is collateral for the Mortgage Loan.   Each of Home Depot U.S.A., Inc. (“Home Depot”) and Target Corporation (“Target”) also own separate parcels in the shopping center.  The parking lot and certain other common areas within the shopping center (the “CA Tract”) are owned by an affiliate of the Mortgage Borrowers (“CA Owner”).  Pursuant to an operation and easement agreement (“OEA”) recorded against the CA Tract, the owners of each of (1) the CA Tract and the tracts owned by the Mortgage Borrowers (collectively), (2) the Home Depot parcel and (3) the Target parcel may appoint an “Approving Party”.  The three Approving Parties have the sole right to make certain decisions pursuant to the terms of the OEA, including the right to amend the OEA.  Pursuant to the limited liability company agreement of the CA Owner, each Mortgage Borrower has a special membership interest in the CA Owner entitling them to approve any action taken by CA Owner as the collective Approving Party.  The lender received a first mortgage in the CA Tract and a pledge of each Mortgage Borrower’s special membership interests in the CA Owner.  The guarantor has guaranteed the payment of the lender’s losses if, prior to a foreclosure or assignment in lieu of foreclosure of the special membership pledge, the CA Owner exercises any right in its capacity as Approving Party under the OEA without the prior written consent of the Mortgage Lender.

34	Tharaldson - Kingston	(6) Mortgage Lien; Assignment	Pursuant to a recorded restrictive

Annex A ID#	Mortgage Loans	Representations	Exceptions
	Courtyard	of Leases
use agreement, the Mortgaged Property may not be used as a hotel/motel, except as a hotel/motel operating as a “Courtyard by Marriott” or a hotel/motel which (1) operates under another tradename as may be used at not less than twenty other hotels and (2) is reasonably similar in quality to a Courtyard by Marriott, Wyndham, Hilton Garden Inn, Fairfield Inn or Holiday Inn.  The Mortgaged Property is currently being used as a Courtyard by Marriott.

1	Gateway	(7) Title	See Exception to Representation (6).
1	Gateway	(8) Title Insurance	See Exception to Representation (6).
34	Tharaldson - Kingston Courtyard	(8) Title Insurance	See Exception to Representation (6).
3	Broward Mall	(10) Nonrecourse	The guarantor’s liability under the guaranty of recourse obligations is limited to $9,5000,000.
6	Santa Anita Mall	(10) Nonrecourse	The guarantor’s liability under the guaranty of recourse obligations is capped at 10% of the outstanding principal balance of the Mortgage Loan.
8	DoubleTree Hotel & Miami Airport Convention Center	(10) Nonrecourse	The guarantor’s liability under the guaranty of recourse obligations is limited to the maximum amount of the debt.

42	Mountain Park Shopping Center

49	Hickory Plaza

Various	Various	(10) Nonrecourse
The Mortgage Loan Documents provide for recourse for misappropriation or misapplication of rents if and only to the extent any of the foregoing were received by the Borrower during the continuation of an Event of Default.

66	Twin Cities Crossing	(10) Nonrecourse	There is no recourse for material physical waste of the Mortgaged Property in the event such material

Annex A ID#	Mortgage Loans	Representations	Exceptions

physical waste results from the Borrower’s failure to make repairs to the Mortgaged Property that require expenditure of capital, unless the Borrower, its agents or principals are in receipt of sufficient gross revenues from the Mortgaged Property to pay the same.

2	575 Broadway	(21) License and Permits
There are several municipal violations with respect to the Mortgaged Property that remain of record.  The Borrower is obligated to use commercially reasonable efforts to cure the violations.  Losses arising from the Borrower’s failure to comply with these obligations are recourse obligations of the Borrower and guarantor.

A temporary certificate of occupancy has been issued for the Mortgaged Property and not a permanent certificate of occupancy due to ongoing tenant improvement work.  The Mortgage Loan Documents provide recourse for losses that may occur due to the absence of a permanent certificate of occupancy.

8	DoubleTree Hotel & Miami Airport Convention Center	(21) License and Permits
Certain tenants have not obtained certificates of occupancy for their premises. Pursuant to a post-closing agreement, Borrower is obligated to use commercially reasonable efforts to deliver such certificates of occupancy to the Lender.  Borrower and guarantor are liable for losses in connection with the failure to obtain such certificates of occupancy.

42	Mountain Park Shopping Center

49	Hickory Plaza

12	4141 Northeast 2nd Avenue	(21) License and Permits
Certain tenants have not obtained certificates of occupancy (“CO”) for their premises. As noted in the zoning report delivered in connection with the origination of the Mortgage Loan, the absence of a CO is not a zoning violation and does not give rise to any enforcement action against the Mortgaged Property.

51	Kings Pointe Apartments	(21) License and Permits	No certificate of occupancy was issued with respect to the Mortgaged Property. According to the zoning

Annex A ID#	Mortgage Loans	Representations	Exceptions

report delivered in connection with the origination of the Mortgage Loan, the absence of a CO is not a zoning violation due to the age of the Mortgaged Property. Nevertheless, the Borrower is liable for losses in connection with the failure to obtain such certificates of occupancy.

2	575 Broadway	(25)(c) Ground Leases	Assignment of the Ground Lease to any person other than the mortgagee, or an affiliate of the mortgagee, requires the reasonable approval of the ground lessor.
		(25)(e) Ground Leases	The Ground Lease provides that no notice of default given to tenant shall be effective unless also sent to leasehold mortgagee.
(25)(f) Ground Leases
The Ground Lease requires an assignee of existing tenant to post a significantly larger security deposit than existing tenant (one year’s base rent vs. $250k).  Per Ground Lessor Estoppel,  this step-up for the security deposit does not apply to lender, its successors and assignees as purchasers at foreclosure so long as such entity is an “Institution”.

24	ABC Labs	(25)(a) Ground Leases
Although the assignment of leases between ABC Labs, as assignor, to Lab Facilities Leasing Co., L.L.C., as assignee, is not of record,  However, the Assignment of Leases is referenced in the memorandum of Ground Lease, which is recorded).

(25)(b) Ground Leases
The sub-ground lease (the “Sub-Ground Lease”) does not expressly provide that the Sub-Ground Lease is, and shall remain, prior to any mortgage or other lien upon the related sub-ground lessor’s (the “Sub-Ground Lessor”) leasehold interest, but the collateral assignment of bonds delivered in connection with the closing, provides that the Sub-Ground lessor will not mortgage, grant any interest in or otherwise encumber the Sub-Ground Lessor’s leasehold interest without the prior written consent of the

Annex A ID#	Mortgage Loans	Representations	Exceptions
mortgagee, and that any such action taken without the mortgagee’s consent shall be void and of no force and effect.
(25)(c) Ground Leases
Any Lender Party (as defined in the ground lease (the “Ground Lease”) or any Non-Affiliated Transferee (a as defined in the Ground Lease) shall, without the lessor’s prior consent but after reasonable prior notice, have the right to succeed to the interest of the lessee under the Ground Lease and/or the interest of sub-lessee under the Sub-Ground Lease (in each case, whether by foreclosure, deed in lieu of foreclosure or otherwise).  In the event a Lender Party succeeds to the interest of the lessee under the Ground Lease and/or the interest of sub-lessee under the Sub-Ground Lease, then such Lender Party thereafter may make one assignment or other transfer of such interest without the consent of the lessor under the Ground Lease (the “Ground Lessor”) but after reasonable prior notice.

The lessee under the Sub-Ground Lease must obtain the prior written consent of the Sub-Ground Lessor with respect to any assignment or sublease other than assignments made to any entity controlled by, under common control with or controlling the lessee under the Sub-Ground Lease.

(25)(d) Ground Leases
The Ground Lessor and Sub-Ground Lessor may terminate the Ground Lease or Sub-Ground Lease, as applicable, after giving  the related mortgagee notice of a default and the expiration of the mortgagee’s cure period.

		(25)(e) Ground Leases	The Ground Lessor is only required to deliver to the mortgagee copies of any default, termination or other material notices contemplated by or related to the Ground Lease.

Annex A ID#	Mortgage Loans	Representations	Exceptions
(25)(f) Ground Leases
The Ground Lessor may deliver a notice of termination prior to the expiration of the mortgagee’s cure period, but such notice of termination shall not be effective prior to the expiration of such cure period and shall not be effective if the mortgagee cures the relevant default prior to the expiration of the mortgagee’s cure period or if the default is deemed waived by the Ground Lessor.  The mortgagee’s right to a new lease must be exercised within 30 days of receiving the notice of termination with respect to a default.

The Sub-Ground Lease does not expressly provide that the mortgagee shall be provided reasonable time to gain possession of the interest of the lessee under the Sub-Ground Lease to effect a cure.

Under the Sub-Ground Lease, the mortgagee is not entitled to a new Sub-Ground Lease upon termination of the Sub-Ground Lease for any reason.

(25)(g) Ground Leases
The Sub-Ground Lease expires on December 1, 2018. Upon expiration of the Sub-Ground Lease, the Sub-Ground Lessor is obligated to convey Sub-Ground Lessor’s leasehold interest under the Ground Lease to the Sub-Ground Lessee for an amount equal to $100 plus an amount sufficient to redeem all outstanding industrial development revenue bonds issued by Boone County in connection with the construction of improvements on the premises demised under the Sub-Ground Lease, plus the reasonable fees and expenses of the Sub-Ground Lessor and Boone County.

		(25)(i) Ground Leases	The Ground Lease permits the tenant to sublet the premises to eligible persons and entities as set forth in the Declaration of Covenants, Conditions, Restrictions

Annex A ID#	Mortgage Loans	Representations	Exceptions

and Easements, and subject to the Ground Lessor’s reasonable consent.

The Sub-Ground Lease permits the tenant to sublet the premises subject to the Sub-Ground Lessor’s consent, other than the assignments made to any entity controlled by, under common control with or controlling the lessee.

34	Tharaldson - Kingston Courtyard	(25)(a) Ground Leases
The Mortgaged Property may only be used as a first class hotel and related hospitality facilities operating under the name of “Courtyard by Marriott’ (or such other name as may be used at not less than twenty hotels).

		(25)(c) Ground Leases	Assignment of the Ground Lease to any person other than the mortgagee requires the reasonable approval of the ground lessor.

(25)(d) Ground Leases
The Ground Lease permits the lessor to terminate the Ground Lease without consent of the mortgagee following (i) a substantial casualty in the last three years of the term of the Ground Lease or (ii) condemnation of the Mortgaged Property that renders the balance of the Mortgaged Property wholly unsuitable for the purpose of the tenant.

		(25)(e) Ground Leases	The Ground Lease requires written notice of default and other material notices to be sent to the mortgagee.

		(25)(i) Ground Leases	The Ground Lease permits the tenant to sublet the premises subject to the lessor’s consent.

Various	Various	(26) Environmental Matters
The indemnification provided by the Borrower and guarantor will not apply to the introduction and initial release of Hazardous Substances on the Mortgaged Property from and after the date that Lender acquires title and has assumed possession and control of the Mortgaged Property through power of sale,

Annex A ID#	Mortgage Loans	Representations	Exceptions

foreclosure or a deed in lieu of foreclosure (the “Transfer Date”). The Borrower and guarantor will bear the burden of proof that the introduction and initial release of such Hazardous Substances (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action or omission of the indemnitor, its agents or affiliates in, on, under or near the Mortgaged Property, and (iii) did not occur as a result of a breach of any Environmental Laws which occurred prior to the Transfer Date.

Various	Various	(26) Environmental Matters
The environmental indemnity will expire two or three years after repayment of the Mortgage Loan in full, if the indemnitor satisfies certain conditions, including delivery to the lender of an acceptable Phase I environmental report disclosing no environmental issues at the Mortgaged Property (other than any conditions previously disclosed in the initial environmental report or the use of hazardous substances commonly used in the in the ordinary course of maintaining and operating similar properties, which substances are stored in compliance with Environmental Laws).  In some cases, the indemnity will expire two or three years after the earlier to occur of repayment of the Mortgage Loan in full or delivery to the lender of an acceptable Phase I environmental report.

7	Bayview Plaza	(27) Insurance
The comprehensive all risk insurance policy on the Mortgaged Property has a windstorm limit of $7,000,000. The Borrower is required to increase the windstorm limit to the total insurable value by May 16, 2013.

Century Insurance Company, rated “B++/IV” by AM Bests Company, is the current property, general liability and umbrella carrier for the Mortgaged Property.  The Borrower is required to obtain insurance with a

Annex A ID#	Mortgage Loans	Representations	Exceptions

carrier rated “A” or better with S&P at renewal on May 16, 2013.  In addition, the current policy for wind and typhoon coverage has limit of $7,000,000.  The Borrower is required to increase the limit to the total insurable value at renewal on May 16, 2013.

8	DoubleTree Hotel & Miami Airport Convention Center	(29) Litigation
In connection with certain litigation by the Borrower for back-payments due to Borrower under a Declaration of Covenants, Conditions, Restrictions, Easements and Operating Agreement, the defendant in such action brought a counterclaim against Borrower asserting tortious interference with an advantageous business relationship and contractual relationship under a terminated parking lease.  Pursuant to such counterclaim, the defendant is pursuing the Borrower for $809,000 for past due rent and $10,668/ month from June 1, 2012 through February 28, 2020.  The guarantor is personally liable for any losses lender suffers as a result of the Borrower’s failure to satisfy any judgment or settlement arising out of any claims asserted against the Borrower in connection with such litigation or any other claim, in each case, relating to or arising out of the terminated parking lease.

29	Hampton Inn & Suites Arlington	(29) Litigation
The Guarantor has an outstanding judgment against him in favor of Merrill Lynch Bank USA in the amount of $198,559.06 related a prior suit for defaulting on a loan.  The guarantor entered into a settlement agreement with Merrill Lynch in 2008, but the guarantor’s attorney misapplied the settlement funds to another matter.  The Mortgage Loan Documents contain recourse for losses associated with enforcement of the 2008 judgment.

13	Islandia Marriott	(32) Financial Reporting	The Borrower is not required to deliver rent rolls.

Annex A ID#	Mortgage Loans	Representations	Exceptions

24	ABC Labs	(32) Financial Reporting	The Borrower is obligated to deliver rent rolls only during any time in which a Master Lease (as defined in the related Mortgage Loan Documents) is not in full force and effect.
1 32	Gateway Equinox Summit	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $168,989,444.
3 6	Broward Mall Santa Anita Mall	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $165,000,000.
42 49	Mountain Park Shopping Center Hickory Plaza	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $13,049,255.
52 58	Frontier Storage College Crest Apartments	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $9,979,319.
63 71	Brick Self Storage Berlin Self Storage	(33) Related Borrowers	The Borrowers under these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $4,786,593.
1 32	Gateway Equinox Summit	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit transfers of direct or indirect ownership interests in Borrower so long any one or a combination of Stephen M. Ross, Jeff T. Blau, Bruce Beal and/or Michael J. Brenner continue to own, directly or indirectly, at least 51% of all equity interests (direct or indirect) in the Borrower and CA Owner (in the case of the Gateway Mortgage Loan) and control the Borrower and CA Owner  (in the case of the Gateway Mortgage Loan).

Annex A ID#	Mortgage Loans	Representations	Exceptions

6	Santa Anita Mall	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit transfers of direct or indirect ownership interests in Borrower so long as a Qualified Transfer (as defined in the Mortgage Loan Documents) owns at least 51% of the direct or indirect interests in the Borrower and controls the Borrower.

3	Broward Mall	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit (i) the sale or pledge of not more than 49% of the direct or indirect stock, limited partnership interests or non-managing membership interests in the Borrower so long as such sale or pledge does not result in a change in control of the Borrower or a change in control of the Mortgaged Property other than to a Qualified JV Entity (as defined in the Mortgage Loan Documents); (ii) transfers of not more than 49% of the direct or indirect ownership interests in Borrower so long as a Qualified JV Entity  controls the Borrower and (iii) pledges of indirect interests in the Borrower to an entity wholly-owned, directly or indirectly, by a Qualified JV Entity or Qualified Lender.

7	Bayview Plaza	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit transfers of direct or indirect ownership interests in Borrower so long certain principals of the Borrower own at least 25% of the direct or indirect interests in the Borrower and control the Borrower.

24	ABC Labs	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit, subject to certain conditions set forth in the Mortgage Loan Documents, (i) the sale, transfer or issuance of shares of common stock in any entity (other than Borrower) that is a publicly traded entity; (ii) the sale, transfer or issuance of stock in any entity (other than Borrower) to third party investors through licensed U.S. broker-dealers in accordance with applicable law; (iii) the sale, transfer or issuance (but not the pledge), in one or a series of

Annex A ID#	Mortgage Loans	Representations	Exceptions

transactions, of the stock, partnership interests or membership interests (as the case may be) in STORE Capital Corporation or in any direct or indirect legal or beneficial owner of an interest in STORE Capital Corporation; (iv) the transfer of publicly traded shares in any indirect equity owner of Borrower and (v) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in any direct or indirect legal or beneficial owner of the Borrower (including, without limitation, transfers for estate planning purposes) or any member, partner or shareholder of any direct or indirect legal or beneficial owner of the Borrower.

12	4141 Northeast 2nd Avenue	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit indirect ownership interests in the Borrower to be pledged or encumbered in favor of one or more Permitted Banks (as defined in the Mortgage Loan Documents) to secure a loan or line of credit.

42	Mountain Park Shopping Center	(36) Due-on-Sale or Encumbrance
The Mortgage Loan Documents permit, without lender’s consent, transfers of interests in the Borrower and/or Phillips Edison Limited Partnership ("PELP") (the indirect parent of the Borrower and the guarantor under the guaranty of recourse obligations and the environmental indemnity) in connection with a public offering by PELP or an affiliate of PELP; provided that, upon any such transfer, either or both of Jeffrey S. Edison or Michael C. Phillips (current principals of the Borrower and PELP) occupy the position of chief executive officer, chairman of the board of directors or president of such entity, without any intention or plan for their removal or resignation from such position.

49	Hickory Plaza

Various	Various	(38) Defeasance	The Mortgage Loan Documents require that the special purpose

Annex A ID#	Mortgage Loans	Representations	Exceptions

entity to assume the Mortgage Loan must be  approved by the Rating Agencies, not by the holder of the Mortgage Loan.

The Mortgage Loan Documents do not specifically require the items set forth in section (a) of this representation and warranty but provide that the Borrower is required to deliver such certificates, opinions, documents and instruments as the lender may reasonably request.

2	575 Broadway	(40) Commercial Property	See Exception to Representation (21).
55	Blue Heron	(41) Casualty
The Mortgaged Property is classified as a legal non-conforming use due to a landscape buffer deficiency. The applicable zoning law requires a 15-foot landscape buffer between the road and the building at the Mortgaged Property. The Seller has not obtained law and ordinance insurance coverage. However, the Mortgage Loan Documents provide recourse for losses sustained as a result of the non-conformity.

1	Gateway	(46) Terrorism Insurance	In the event TRIPRA or subsequent statute, reauthorization or extension of TRIPRA is not in effect, terrorism insurance premiums are capped at 200% of the then-applicable insurance premium.

2	575 Broadway

3	Broward Mall

6	Santa Anita Mall

42	Mountain Park Shopping Center

49	Hickory Plaza

Natixis Real Estate Capital LLC

Annex A ID#	Mortgage Loans	Representations	Exceptions
9	Luckey’s Management Portfolio	(39) Release of Property
The Mortgage Loan Documents permit the release of one or more of the Mortgaged Properties from the mortgage lien upon the substitution of defeasance collateral in an amount equal to the greater of 100% of the allocated net proceeds received for the released property or 115% of the Allocated Loan Amount for the released Mortgaged Property.

Redwood Commercial Mortgage Corporation

Annex A ID#	Mortgage Loans	Representations	Exceptions
37	5909 Blair Road	(10) Recourse Obligations	The carveouts for misapplication or misappropriation of security deposits, rents, insurance proceeds or condemnation awards apply to intentional misapplication or misappropriation only.
50	1020 Bear Road	(10) Recourse Obligations	The carveouts for misapplication or misappropriation of security deposits, rents, insurance proceeds or condemnation awards apply to intentional misapplication or misappropriation only.
37	5909 Blair Road	(21) Licenses and Permits
The related Mortgaged Property is non-conforming due to a deficiency of three parking spaces. The related Mortgagor is required to re-stripe the parking lot, expand the parking area and/or obtain off-site parking for the related Mortgaged Property to the extent required by the related municipality.

14 15 17	Villas at Grays Creek Springs at Huntsville Carrington at Houston Levee	(33) Related Borrowers	The related Mortgagors are entities under common control.
14	Villas at Grays Creek	(35) Junior Liens	There is a mezzanine loan in the amount of $2,000,000.00 made by Redwood Commercial Mortgage Corporation to the sole member of the related Mortgagor.
15	Springs at Huntsville	(35) Junior Liens	There is a mezzanine loan in the amount of $3,300,000.00 made by Redwood Commercial Mortgage Corporation to the sole member of the related Mortgagor.
17	Carrington at Houston Levee	(35) Junior Liens	There is a mezzanine loan in the amount of $2,700,000.00 made by Redwood Commercial Mortgage Corporation to the sole member of the related Mortgagor.

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ANNEX F

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance	Distribution Date	Balance
4/25/2013	$87,000,000.00	10/10/2017	$87,000,000.00	4/10/2022	$10,038,647.89
5/10/2013	$87,000,000.00	11/10/2017	$87,000,000.00	5/10/2022	$8,341,692.18
6/10/2013	$87,000,000.00	12/10/2017	$87,000,000.00	6/10/2022	$6,717,413.18
7/10/2013	$87,000,000.00	1/10/2018	$87,000,000.00	7/10/2022	$5,007,917.34
8/10/2013	$87,000,000.00	2/10/2018	$87,000,000.00	8/10/2022	$3,370,630.86
9/10/2013	$87,000,000.00	3/10/2018	$87,000,000.00	9/10/2022	$1,726,955.84
10/10/2013	$87,000,000.00	4/10/2018	$85,351,588.13	10/10/2022	$0
11/10/2013	$87,000,000.00	5/10/2018	$83,924,591.98
12/10/2013	$87,000,000.00	6/10/2018	$82,580,813.32
1/10/2014	$87,000,000.00	7/10/2018	$81,143,371.00
2/10/2014	$87,000,000.00	8/10/2018	$79,788,756.92
3/10/2014	$87,000,000.00	9/10/2018	$78,428,865.56
4/10/2014	$87,000,000.00	10/10/2018	$76,975,769.03
5/10/2014	$87,000,000.00	11/10/2018	$75,604,917.44
6/10/2014	$87,000,000.00	12/10/2018	$74,141,172.55
7/10/2014	$87,000,000.00	1/10/2019	$72,759,275.81
8/10/2014	$87,000,000.00	2/10/2019	$71,371,994.57
9/10/2014	$87,000,000.00	3/10/2019	$69,718,247.30
10/10/2014	$87,000,000.00	4/10/2019	$68,319,113.85
11/10/2014	$87,000,000.00	5/10/2019	$66,827,891.85
12/10/2014	$87,000,000.00	6/10/2019	$65,417,494.10
1/10/2015	$87,000,000.00	7/10/2019	$63,915,328.34
2/10/2015	$87,000,000.00	8/10/2019	$62,493,579.01
3/10/2015	$87,000,000.00	9/10/2019	$61,066,288.54
4/10/2015	$87,000,000.00	10/10/2019	$59,547,710.73
5/10/2015	$87,000,000.00	11/10/2019	$58,108,937.78
6/10/2015	$87,000,000.00	12/10/2019	$56,579,204.19
7/10/2015	$87,000,000.00	1/10/2020	$55,128,859.75
8/10/2015	$87,000,000.00	2/10/2020	$53,672,861.77
9/10/2015	$87,000,000.00	3/10/2020	$49,582,203.71
10/10/2015	$87,000,000.00	4/10/2020	$48,118,761.57
11/10/2015	$87,000,000.00	5/10/2020	$46,565,526.53
12/10/2015	$87,000,000.00	6/10/2020	$45,090,324.17
1/10/2016	$87,000,000.00	7/10/2020	$43,525,663.52
2/10/2016	$87,000,000.00	8/10/2020	$42,038,609.78
3/10/2016	$87,000,000.00	9/10/2020	$40,545,758.48
4/10/2016	$87,000,000.00	10/10/2020	$38,963,951.05
5/10/2016	$87,000,000.00	11/10/2020	$37,459,111.56
6/10/2016	$87,000,000.00	12/10/2020	$35,865,657.02
7/10/2016	$87,000,000.00	1/10/2021	$34,348,736.38
8/10/2016	$87,000,000.00	2/10/2021	$32,825,900.73
9/10/2016	$87,000,000.00	3/10/2021	$31,050,632.62
10/10/2016	$87,000,000.00	4/10/2021	$29,514,934.74
11/10/2016	$87,000,000.00	5/10/2021	$27,891,499.80
12/10/2016	$87,000,000.00	6/10/2021	$26,343,481.50
1/10/2017	$87,000,000.00	7/10/2021	$24,708,076.68
2/10/2017	$87,000,000.00	8/10/2021	$23,147,642.41
3/10/2017	$87,000,000.00	9/10/2021	$21,581,121.98
4/10/2017	$87,000,000.00	10/10/2021	$19,927,741.46
5/10/2017	$87,000,000.00	11/10/2021	$18,348,661.58
6/10/2017	$87,000,000.00	12/10/2021	$16,683,078.94
7/10/2017	$87,000,000.00	1/10/2022	$15,091,342.20
8/10/2017	$87,000,000.00	2/10/2022	$13,493,396.16
9/10/2017	$87,000,000.00	3/10/2022	$11,650,019.54

F-1

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PROSPECTUS

BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

Barclays Commercial Mortgage Securities LLC from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are trusts. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, any sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

 Investing in the offered certificates involves risks. See “Risk Factors” beginning on page 6 of this prospectus. For each series, see “Risk Factors” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution”“ on page 98 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

 This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

April 3, 2013

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

●	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering to sell the certificates in any state where the offer or sale is not permitted.

This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction where such offer would be unlawful.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 103 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to Barclays Commercial Mortgage Securities LLC

 If you require additional information, the mailing address of our principal executive offices is Barclays Commercial Mortgage Securities LLC, 745 Seventh Avenue, New York, New York 10019 and the telephone number is (212) 412-4000. For other means of acquiring additional information about us or a series of certificates, see “Incorporation of Certain Information by Reference” beginning on page 100 of this prospectus.

SUMMARY OF PROSPECTUS	5
RISK FACTORS	6
The Certificates May Not Be a Suitable Investment for You	6
Risks of Commercial and Multifamily Lending Generally	6
Tenancies in Common May Hinder Recovery	8
Condominium Ownership May Limit Use and Improvements	8
Risks Related to Ground Leases and Other Leasehold Interests	8
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	10
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	11
Risks Associated with One Action Rules	11
State Law Limitations on Assignments of Leases and Rents May Entail Risks	11
Your Certificates Are Not Obligations of Any Other Person or Entity	11
Limited Liquidity	12
Modifications of the Mortgage Loans	12

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the
Ability to Replace the Servicer	13
Your Lack of Control Over A Trust Can Adversely Impact Your Investment	13
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and
Your Ability to Pledge Certificates	13
Variability in Average Life of Offered Certificates	13
Certain Legal Aspects of the Mortgage Loans	14
Environmental Law Considerations	15
Risk of Early Termination	15
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	15
THE PROSPECTUS SUPPLEMENT	16
THE DEPOSITOR	17
THE SPONSOR	18
General	18
Barclays’ Commercial Mortgage Loan Securitization Program	19
USE OF PROCEEDS	19
DESCRIPTION OF THE CERTIFICATES	20
General	20
Distributions on Certificates	22
Accounts	23
Amendment	25
Termination	26
Reports to Certificateholders	26
The Trustee	27
THE MORTGAGE POOLS	27
General	27
Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans	29
Assignment of Mortgage Loans	29
Representations and Warranties	30
SERVICING OF THE MORTGAGE LOANS	31
General	31
Servicing Standards	32
Operating Advisor	32
Collections and Other Servicing Procedures	32
Insurance	33
Fidelity Bonds and Errors and Omissions Insurance	34
Servicing Compensation and Payment of Expenses	35
Advances	35
Modifications, Waivers and Amendments	36
Evidence of Compliance	36
Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee	37
Servicer Termination Events	37
CREDIT ENHANCEMENT	39
General	39
Subordinate Certificates	39
Cross-Support Features	40
Letter of Credit	40
Certificate Guarantee Insurance	40
Reserve Funds	40
Overcollateralization	41
SWAP AGREEMENT	41
YIELD CONSIDERATIONS	42
General	42
Prepayment and Maturity Assumptions	42
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	43
Mortgages and Deeds of Trust Generally	44

Rights of Mortgagees or Beneficiaries	44
Foreclosure	45
Bankruptcy Issues	48
State Law Limitations on Lenders	54
Environmental Risks	54
Rights of Redemption	58
Junior Mortgages; Rights of Senior Mortgagees	58
Anti-Deficiency Legislation	58
Statutory Liabilities	59
Enforceability of Certain Provisions	59
Applicability of Usury Laws	61
Alternative Mortgage Instruments	62
Leases and Rents	62
Secondary Financing; Due-on-Encumbrance Provisions	63
Certain Laws and Regulations	63
Type of Mortgaged Property	63
Americans With Disabilities Act	64
Terrorism Insurance Program	64
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	65
IRS Circular 230 Notice	65
General	65
Federal Income Tax Consequences for REMIC Certificates	65
General	65
Status of REMIC Certificates	66
Qualification as a REMIC	66
Status of Regular Certificates	68
Taxation of Regular Certificates	68
Sale, Exchange or Retirement of Regular Certificates	74
Taxation of Residual Certificates	75
Tax-Related Restrictions on Transfer of Residual Certificates	79
Taxes that May Be Imposed on the REMIC Pool	83
Liquidation of the REMIC Pool	84
Administrative Matters	84
Limitations on Deduction of Certain Expenses	85
Taxation of Certain Foreign Investors	85
3.8% Medicare Tax on “Net Investment Income”	87
Backup Withholding	87
Reporting Requirements	87
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	88
Standard Certificates	88
Stripped Certificates	91
Reporting Requirements and Backup Withholding	93
Taxation of Certain Foreign Investors	94
3.8% Medicare Tax on “Net Investment Income” for Standard and Stripped Certificates	95
STATE AND LOCAL TAX CONSIDERATIONS	95
ERISA CONSIDERATIONS	95
Prohibited Transactions	96
Unrelated Business Taxable Income — Residual Interests	97
LEGAL INVESTMENT	97
THE APPRAISAL REGULATIONS	98
PLAN OF DISTRIBUTION	98
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	100
LEGAL MATTERS	101
RATINGS	101
INDEX OF DEFINED TERMS	103

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company. Our telephone number is (212) 412-4000.

Description of Certificates; Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

●
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

	●	the assets in the trust fund, including a description of the pool of mortgage loans;

	●	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

	●	the tax status of certificates; and

●
whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in any of (i) an early repayment of the related mortgage loan, (ii) a significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), (iii) a material impairment in property management, and (iv) a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common under the mortgage loans will be special purpose entities.  Unless otherwise stated in the related prospectus supplement, each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not part of a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan or 10 years past the stated maturity if the mortgage loan fully amortizes by the stated maturity (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

 Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger..

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so and may discontinue such a secondary market at any time.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing.  As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by a servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be a servicer termination event entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the related servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of such related servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume such servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over A Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the related trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by a servicer, a securities administrator or the trustee.  Any decision made by any of those parties in respect of the related trust or trust fund in accordance with the terms of such servicing agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

●	the prepayment provisions of the related mortgage notes;

●	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “Description of the Mortgage Pool” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See

“Certain Legal Aspects of the Mortgage Loans” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a property on behalf of a trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

●	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Credit Enhancement” and “Ratings” in this prospectus.

If one or more of the rating agencies downgrade, suspend or withdraw a rating of a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement will have any obligation to maintain a rating on a class of offered certificates, you will have no recourse if your offered certificates decrease in value by reason of a downgrade, suspension or withdrawal of a rating.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to any retained rating agency available to non-retained rating agencies.  Those rating agencies may issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for a class of offered certificates that is lower than the rating issued by a retained rating agency, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

●	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

●	whether the trust will be treated for federal income tax purposes as one or more grantor trusts or REMICs;

●	the identity of each class within a series;

●	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

●
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

●	the identity of the master servicer;

●	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

●	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

●	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

●	the final scheduled distribution date of each class of offered certificates;

●	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

●	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

●	the extent of subordination of any subordinate certificates;

●	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

●	the distribution dates for each class of offered certificates;

●	the representations and warranties to be made by us or another entity relating to the mortgage loans;

●	information with respect to the terms of the subordinate certificates or residual certificates, if any;

●
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

●	additional information with respect to the plan of distribution;

●	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

●	any significant obligors in accordance with Regulation AB under the Securities Act (17 CFR 229.1100 - 229.1123 (“Regulation AB” ));

●
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

●
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

●
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “Certain Legal Aspects of the Mortgage Loans” in this prospectus; and

●
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “Legal Investment” in this prospectus.

THE DEPOSITOR

Barclays Commercial Mortgage Securities LLC (the “Depositor”) was formed as a limited liability company in the State of Delaware on August 18, 2004 as Barclays Capital Commercial Mortgage LLC, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The Depositor changed its name to Barclays Capital Commercial Real Estate LLC on March 10, 2006 and again to Barclays Commercial Mortgage Securities LLC on December 22, 2011.  The principal executive offices of the Depositor are located at 745 Seventh Avenue, New York,

New York 10019. Its telephone number is (212) 412-4000. The Depositor will not have any material assets other than the trust funds.

Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor or an affiliate of the Depositor, if specifically disclosed in the related prospectus supplement.

The limited liability company agreement of the Depositor provides that neither the member, nor the special member, nor any officer, director, employee or agent of the company will be liable, to the fullest extent permitted by law, to the company or any other person that is a party to, or otherwise bound by, the limited liability company agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such party in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such party by the limited liability company agreement, except that such party will be liable for any such loss, damage or claim incurred by reason of such director’s willful misconduct.  In addition, the limited liability company agreement of the Depositor provides that the Depositor will indemnify, to the fullest extent permitted by law, the member, special member and each officer, director, employee or agent of the company for any loss, damage or claim incurred by such party by reason of any act or omission performed or omitted by such party in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such party by the limited liability company agreement, except for any loss, damage or claim incurred by such party by reason of such party’s willful misconduct with respect to such acts or omissions.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSOR

General

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  The related prospectus supplement may identify Barclays Bank PLC (“Barclays”) as a sponsor.

Barclays is a public limited company registered in England and Wales under number 1026167.  The liability of the members of Barclays is limited.  It has its registered head office at 1 Churchill Place, London, E14 5HP.  Barclays was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967.  Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.

Barclays and its subsidiary undertakings (taken together, the “Barclays Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services.  The whole of the issued ordinary share capital of Barclays is beneficially owned by Barclays PLC, which is the ultimate holding company of the Barclays Group and one of the largest financial services companies in the world by market capitalization.  Barclays and Barclays PLC are affiliates of Barclays Commercial Mortgage Securities LLC, the depositor, and Barclays Capital Inc., who may be listed as an underwriter in the related prospectus supplement.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Commercial Mortgage Loan Securitization Program

Barclays has been engaged in commercial mortgage loan securitization in the United States since approximately 2004.  The vast majority of mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade,” typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.  Further, the SEC may determine that a Rating Agency rating the offered certificates no longer qualifies as an NRSRO, or is no longer qualified to rate such offered certificates, which may also adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

●
a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

●	all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

●	all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate

*      Whenever used in this prospectus the terms “certificates,” “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “Credit Enhancement” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

●	mortgage principal prepayment effects on the weighted average lives of the classes;

●	the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

●	the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee or other applicable certificate registrar may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

●	all payments on account of principal, including principal prepayments, on the mortgage loans;

●	all payments on account of interest on the mortgage loans and all Prepayment Premiums;

●
all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

●
all proceeds from the liquidation of a mortgage loan (“Liquidation Proceeds”), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

●	all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

●	any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

●
any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

●	any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

●	remit certain amounts for the related Distribution Date into the Distribution Account;

●
to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

●	pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

●
reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

●
The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

●	make remittances to the Collection Account as required by the Agreement;

●
pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

●	provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

●	to cure any ambiguity;

●	to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

●	to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

●	for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

●
reduce the aforesaid percentage of certificates of any class the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates of any class then outstanding; or

●	alter the servicing standard set forth in the related Agreement.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

●	the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

●
the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

●	the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

●	mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

●	information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

●
updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

●	financial information relating to the underlying Mortgaged Properties;

●	information with respect to delinquent mortgage loans;

●	information on mortgage loans which have been modified; and

●	information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we file with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan or lease is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

●	mortgage loans with fixed interest rates;

●	mortgage loans with adjustable interest rates;

●	mortgage loans with principal balances that fully amortize over their remaining terms to maturity or anticipated maturity date;

●	mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity or anticipated maturity date of the loan;

●
mortgage loans that provide incentives (such as an increase in the applicable interest rate, among other things) for, but do not require, repayment in full on an anticipated repayment date prior to maturity;

●	mortgage loans that provide for recourse against only the Mortgaged Properties; and

●	mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “Certain Legal Aspects of the Mortgage Loans —Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

●	the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

●	the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

●	the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

●	the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

●	the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

●	the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

●	the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

●	the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

●	the debt service coverage ratios relating to the mortgage loans;

●	information with respect to the prepayment provisions, if any, of the mortgage loans;

●	information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

●	payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date“) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee or other designated custodian, to the extent required by the Agreement:

●	the mortgage note, endorsed to the order of the Trustee or in blank without recourse;

●	the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

●	any assumption, modification or substitution agreements relating to the mortgage loan;

●
a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

●	if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

●
a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

●	any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee or other designated custodian will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee or other designated custodian is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee or other designated custodian will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee, within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to (unless otherwise specified in the related prospectus supplement) the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

●
have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

●	have a mortgage interest rate not less than the mortgage interest rate of the Defective Mortgage Loan;

●	have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

●	comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced

Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

●
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

●	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

●	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Operating Advisor

If so specified in the related prospectus supplement, an advisor (the “Operating Advisor”) may be selected to approve, direct or consult with, the special servicer as to recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor may be entitled to approve or consult regarding certain actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, and extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the

Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “Description of the Certificates—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred, is reasonably foreseeable or there is a significant note of such default. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of or consultation with an Operating Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to us, the trustee or certificate administrator or any other party as may be identified in the related prospectus supplement, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of negligent disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor or other party specified in the related prospectus supplement will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Servicer Termination Events

Events of default (each, a “Servicer Termination Event”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

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with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement (subject to any applicable grace period);

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with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required (subject to any applicable grace period) any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

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with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

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with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

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with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

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with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as a Servicer Termination Event remains unremedied, the Trustee may, and as long as a Servicer Termination Event remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee or as otherwise selected as described in the related prospectus supplement will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.  The certificate guarantee insurance will be required to be registered with the SEC under the Securities Act unless an exemption from registration is available under the Securities Act.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute “fair consideration”. The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994).  The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

The Bankruptcy Code may affect the ability to enforce certain rights under a mortgage in the event that a borrower becomes the subject of a bankruptcy or reorganization proceeding under the Bankruptcy Code.  Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor’s estate, which may delay the mortgagee’s exercise of such remedies, including foreclosure, in the event that such borrower becomes the subject of a proceeding under the Bankruptcy Code.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property pursuant to a confirmed plan of reorganization or lien avoidance proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve the above described bankruptcy issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing an assignment of rents, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  Rents and leases may also escape an assignment of such rents and leases (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in a Trust Fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), for example, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

●	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

●	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

●	involving radon; or

●	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as the Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” (the “Secured-Creditor Exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the Secured-Creditor Exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Secured-Creditor Exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the Secured-Creditor Exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for an exemption similar to the Secured-Creditor Exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of state specific provisions that may be material to investors for states where Mortgaged Properties securing a substantial principal amount of mortgage loans backing a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property that secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions that impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act“), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (“California Military Code”) provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, we cannot assure you that the defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances.  Unless otherwise specified in the related prospectus supplement, the Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties that are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA“).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury“) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” below and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool“.  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i) the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC.  The Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.  For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day,” which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Regular Certificates

Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income on the Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated.  For purposes of the foregoing tests, the REMIC Pools are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Regular Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  Certificates held by a domestic building and loan association will not be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election To Treat

All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Yield Maintenance Charges and Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained and not previously deducted with respect to principal during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments.  Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166 for bad debt loss.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC in the issuing entity.  A Residual Certificateholder must account separately for its interest in the REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Tax-Related Restrictions on Transfer of Residual Certificates—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium

Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount

The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium

Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations

If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any person other than a U.S. Person (a “Non-U.S. Person”) or its agent other than (i) a Non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests

The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

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the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

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the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors

The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Residual Certificates—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property,” taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS

Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law.  An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Recharacterization of Servicing Fees” and “—Stripped Certificates”, respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

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A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

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A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

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A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “— Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) (a) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any assets of the Trust Fund are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or

Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates”.

3.8% Medicare Tax on “Net Investment Income” for Standard and Stripped Certificates

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.  Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets,” it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Plan Asset Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 adds a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

Certain exceptions are provided in the Plan Asset Regulations, through which an investing Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which are defined as ERISA Plans and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Tax-Related Restrictions on Transfer of Residual Interests—Disqualified Organization.”

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with their counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by means of this prospectus and the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement with respect to each series of offered certificates will describe the method of offering of the series, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of offered certificates may be made through a combination of two or more of these methods:

●	By negotiated firm commitment underwriting and public reoffering by one or more underwriters specified in the applicable prospectus supplement;

●	By placements by the Depositor with investors through one or more dealers specified in the related prospectus supplement; and

●	By direct placements by the Depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.  The prospectus supplement will describe any discounts, commissions or concessions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Barclays Capital Inc., acting as sole underwriter or together with such other underwriters if any, named in the prospectus supplement. Barclays Capital Inc. is an affiliate of the Depositor and, as such, Barclays Capital Inc. will have a conflict of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Barclays Capital Inc., any of the other underwriters of the offered certificates and their respective affiliates will be described in the related prospectus supplement.

In the ordinary course of business, Barclays Capital Inc., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the offered certificates.

If specified in the prospectus supplement relating to a series of offered certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by a selling certificateholder will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the selling certificateholder to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a selling Certificateholder’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of such certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of offered certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  Any such purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the offered certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 765 Seventh Avenue, New York, New York 10019 (phone: (212) 412-4000).

This prospectus and the prospectus supplement for each series are parts of our registration statement filed with the SEC pursuant to the Securities Act File No. 333-179413 (the “Registration Statement”). This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in the Registration Statement. For further information, please see the Registration Statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the SEC upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 765 Seventh Avenue, New York, New York 10019 (phone: (212) 412-5780), Attention: Syndicate - Securitization.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the Registration Statement, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated each class of the certificates in one of the four highest rating categories.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they obtain pursuant to Rule 17g-5 under the Exchange Act or otherwise.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets to which such securityholders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.  Furthermore, ratings on mortgage-backed securities do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

1		FIRREA	98
		FIRREA Appraisal	98
1986 Act	68	Form 8-K	29

A		G

ADA	64	Garn-St Germain Act	59
Advances	35
Agreement	20	H
Appraisal Regulations	98
Assessment of Compliance	36	Holders	22

B		I

Balloon Payments	43	Insurance Proceeds	23
Bankruptcy Code	46	IRS	67
Barclays	18
Barclays Group	18	L
beneficial owner	21
		Lender Liability Act	56
C		Letter of Credit Bank	40
		Liquidation Proceeds	23
California Military Code	60
CERCLA	56	M
Certificateholders	22
Closing Date	29	Master Servicer	31
Code	65	Master Servicer Remittance Date	24
Collection Account	23	Mortgage Loan File	30
Cut-Off Date	23	Mortgage Loan Schedule	29
		Mortgaged Property	27
D		Mortgages	27

Defective Mortgage Loans	31	N
Department	96
Depositor	17	Non-U.S. Person	80
Depository	21	NRSRO	20
Disqualified Non-U.S. Person	80
Disqualified Organization	80, 97	O
Distribution Account	23
Distribution Date	22	OID Regulations	68
		Operating Advisor	32
E
		P
EDGAR	27
Environmental Condition	56	Pass-Through Entity	80
ERISA	95	Permitted Investments	25
ERISA Plans	95	Plan Asset Regulations	96
Exchange Act	20	Plans	95
		Prepayment Assumption	70
F		Prepayment Premium	24
		Property Protection Expenses	24
FDIA	13
Financial Intermediary	21

R		Similar Law	95
		SMMEA	97
Random Lot Certificates	69	Special Servicer	31
Rating Agency	20	Specially Serviced Mortgage Loans	31
Registration Statement	101	Standard Certificateholder	88
Regular Certificateholder	68	Standard Certificates	88
Regular Certificates	65	Startup Day	66
Regulation AB	17	Stripped Certificateholder	92
Relief Act	60	Stripped Certificates	88, 91
REMIC	25	Subordinate Certificates	39
REMIC Certificates	65	Substitute Mortgage Loans	31
REMIC Pool	65
REMIC Regulations	65	T
REO Account	24
REO Property	23	Title V	61
Repurchase Price	30	Title VIII	62
Residual Certificateholder	75	Treasury	64
Residual Certificates	65	TRIPRA	64
Responsible Party	30	Trust Fund	20
		Trustee	27
S
		U
SEC	18
Secured-Creditor Exemption	56	U.S. Person	82
Securities Act	18	Underwriter’s Exemption	97
Senior Certificates	39
Servicer Termination Event	37	V
Servicing Fee	35
		Voting Rights	38

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and free writing prospectus.  You must not rely on any unauthorized information or representations.  This prospectus and free writing prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and free writing prospectus is current only as of its date.

$1,018,564,000
(APPROXIMATE)

UBS-Barclays Commercial
Mortgage Trust 2013-C6
(as Issuing Entity)

Barclays Commercial Mortgage
Securities LLC
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2013-C6

Free Writing Prospectus

Summary Of Free Writing Prospectus	23
Risk Factors	57
Risks Related to the Offered Certificates	57
Risks Related to Mortgage Loans and Mortgaged Properties	65
Risks Related to Conflicts of Interest	91
Other Risks	97
Description of the Mortgage Pool	103
Transaction Parties	136
Description of the Offered Certificates	176
Yield, Prepayment and Maturity Considerations	207	Class A-1	$65,700,000
The Pooling and Servicing Agreement	219	Class A-2	$43,000,000
Material Federal Income Tax Consequences	281	Class A-3	$[250,000,000]
State Tax and Local Considerations	284	Class A-4	$461,130,000
ERISA Considerations	285	Class A-SB	$87,000,000
Legal Investment	287	Class A-S	$111,734,000
Legal Matters	287
Certain Legal Aspects of the Mortgage Loans in New York, Florida and California	287	FREE WRITING PROSPECTUS BARCLAYS CAPITAL UBS INVESTMENT BANK NATIXIS DREXEL HAMILTON J.P. MORGAN April , 2013
Ratings	289
Index of Significant Definitions	291

Annex A-1	–	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2	–	Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties	A-2-1
Annex B	–	Description of the Top 20 Mortgage Loans	B-1
Annex C	–	Global Clearance, Settlement and Tax Documentation Procedures	C-1
Annex D	–	Mortgage Loan Seller Representations and Warranties	D-1
Annex E	–	Exceptions to Mortgage Loan Seller Representations and Warranties	E-1
Annex F	–	Class A-SB Scheduled Principal Balance Sheet	F-1

Prospectus
Table of Contents	2
Summary of Prospectus	5
Risk Factors	6
The Prospectus Supplement	16
The Depositor	17
The Sponsor	18
Use of Proceeds	19
Description of the Certificates	20
The Mortgage Pools	27
Servicing of the Mortgage Loans	31
Credit Enhancement	39
Swap Agreement	41
Yield Considerations	42
Certain Legal Aspects of the Mortgage Loans	43
Material Federal Income Tax Consequences	65
State and Local Tax Considerations	95
ERISA Considerations	95
Legal Investment	97
The Appraisal Regulations	98
Plan of Distribution	98
Incorporation of Certain Information by Reference	100
Legal Matters	101
Ratings	101
Index of Defined Terms	103